                                           Filed Pursuant to Rule 424(b)(5)
                                           Registration No. 333-37717

         PROSPECTUS SUPPLEMENT (TO PROSPECTUS DATED DECEMBER 17, 1997)
                                 $2,277,325,000
                                 (APPROXIMATE)
                   GMAC COMMERCIAL MORTGAGE SECURITIES, INC.
                                   DEPOSITOR
                      GMAC COMMERCIAL MORTGAGE CORPORATION
                                    SERVICER
               MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 1998-C2
    The Series 1998-C2 Mortgage Pass-Through Certificates (the "Certificates") will consist of the following 18 classes (each, a "Class"): (i) the Class X Certificates; (ii) the Class A-1 Certificates and Class A-2 Certificates (together, the "Class A Certificates", and collectively with the Class X Certificates, the "Senior Certificates"); (iii) the Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M and Class N Certificates (collectively, the "Subordinate Certificates;" and collectively with the Senior Certificates, the "REMIC Regular Certificates"); and (iv) the Class R-I, Class R-II and Class R-III Certificates (the "REMIC Residual Certificates"). Only the Senior Certificates and the Class B, Class C, Class D and Class E Certificates (collectively, the "Offered Certificates") are offered hereby. The respective Classes of Offered Certificates will be issued with the respective Certificate Balances and Pass-Through Rates set forth or otherwise described in the table on the cover page hereof.
                                                  (COVER CONTINUED ON NEXT PAGE)
PROCEEDS OF THE ASSETS IN THE TRUST FUND ARE THE SOLE SOURCE OF PAYMENTS ON THE
  OFFERED CERTIFICATES. THE OFFERED CERTIFICATES DO NOT REPRESENT AN INTEREST
  IN OR OBLIGATION OF THE DEPOSITOR, GMAC COMMERCIAL MORTGAGE CORPORATION OR
      ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THE OFFERED CERTIFICATES
            NOR THE MORTGAGE LOANS ARE INSURED OR GUARANTEED BY ANY
         GOVERNMENTAL AGENCY OR INSTRUMENTALITY OR BY THE DEPOSITOR,
             GMAC COMMERCIAL MORTGAGE CORPORATION OR ANY OF THEIR
                             RESPECTIVE AFFILIATES.
 THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
      EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION, NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION
      PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS SUPPLEMENT
          OR THE PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A
                              CRIMINAL OFFENSE.
THE ATTORNEY GENERAL OF THE STATE OF NEW YORK HAS NOT PASSED UPON OR ENDORSED THE MERITS OF THIS OFFERING. ANY REPRESENTATION TO THE CONTRARY IS
                                   UNLAWFUL.
    PROSPECTIVE INVESTORS SHOULD REVIEW THE INFORMATION APPEARING UNDER THE CAPTION "RISK FACTORS" BEGINNING ON PAGE S-22 HEREIN AND PAGE 13 IN THE PROSPECTUS BEFORE PURCHASING ANY OFFERED CERTIFICATE.

                            INITIAL                              ASSUMED FINAL
                          CERTIFICATE          INITIAL           DISTRIBUTION                      FITCH/MOODY'S/S&P
CLASS                     BALANCE (1)     PASS-THROUGH RATE         DATE(2)          CUSIP NO.          RATINGS
----------------------  ----------------  ------------------  -------------------  -------------  -------------------
Class X...............        (3)                0.823%(4)        August 15, 2023    361849 DZ 2     AAA/Aaa/AAAr
Class A-1.............   $   465,000,000         6.150%         November 15, 2007    361849 DX 7      AAA/Aaa/AAA
Class A-2.............   $ 1,369,512,000         6.420%           August 15, 2008    361849 DY 5      AAA/Aaa/AAA
Class B...............   $   126,518,000         6.420%           August 15, 2008    361849 EA 6       AA/Aa2/AA
Class C...............   $   113,866,000         6.500%           August 15, 2008    361849 EB 4        A/A2/A
Class D...............   $   164,474,000         6.500%             July 15, 2010    361849 EC 2     BBB/Baa2/BBB
Class E...............   $    37,955,000         6.500%            March 15, 2012    361849 ED 0    BBB-/Baa3/BBB-

(footnotes on page S-2)
    The Offered Certificates will be purchased from the Depositor by Lehman Brothers Inc. ("Lehman") and Deutsche Bank Securities Inc. ("Deutsche" and with Lehman, the "Underwriters"), with Lehman and Deutsche as co-lead managers and Lehman as sole bookrunner, and will be offered by the Underwriters from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale. Proceeds to the Depositor from the sale of the Offered Certificates, before deducting expenses payable by the Depositor estimated to be approximately $4,500,000, will be 105.5% of the initial aggregate Certificate Balance of the Offered Certificates, plus accrued interest. The Offered Certificates are offered by the Underwriters subject to prior sale, when, as and if delivered to and accepted by the Underwriters and subject to certain other conditions.
    It is expected that the Offered Certificates will be delivered in book-entry form through the Same-Day Funds Settlement System of DTC, Cedel Bank, societe anonyme, and the Euroclear System on or about August 27, 1998 (the "Delivery Date"), against payment therefor in immediately available funds.

LEHMAN BROTHERS                                         DEUTSCHE BANK SECURITIES
The date of this Prospectus Supplement is August 21, 1998.

(THE FOOTNOTES TO THE TABLE ON THE COVER PAGE ARE AS FOLLOWS)

------------------------

(1) Subject to a variance of plus or minus 5%.

(2) The "Assumed Final Distribution Date" with respect to any Class of Offered Certificates is the Distribution Date (as defined herein) on which the final distribution would occur for such Class of Certificates based upon the assumption that no Mortgage Loan is prepaid prior to its stated maturity (except for ARD Loans (as defined herein), which are assumed to be repaid in full on their respective Anticipated Repayment Dates (as defined herein)) and otherwise based on the Maturity Assumptions (as described herein). The actual performance and experience of the Mortgage Loans will likely differ from such assumptions. The Rated Final Distribution Date (as defined herein) for each Class of Offered Certificates (as defined herein) is the Distribution Date in May 2035. See "Yield and Maturity Considerations" herein.

(3) The Class X Certificates will not have a Certificate Balance and will accrue interest on the Notional Amount (as defined herein) thereof, which is equal to the aggregate Certificate Balance of the Principal Balance Certificates.

(4) Approximate initial Pass-Through Rate. The Pass-Through Rate applicable to the Class X Certificates for each Distribution Date subsequent to the initial Distribution Date will be equal to the weighted average (by Certificate Balance of the corresponding Class of Principal Balance Certificates) of the Pass-Through Rates applicable to each Class X Component (as defined herein). The Pass-Through Rate for each Class X Component will equal the excess, if any, of the Weighted Average Net Mortgage Rate (as defined herein) for such Distribution Date over the Pass-Through Rate for such Distribution Date applicable to the related Class of Principal Balance Certificates. See "Description of the Certificates."

(COVER CONTINUED FROM PRECEDING PAGE)

    The Certificates will represent the entire beneficial ownership interest in a trust fund (the "Trust Fund") to be established by the Depositor, the assets of which will consist primarily of a segregated pool (the "Mortgage Asset Pool") of multifamily and commercial mortgage loans or interests therein (the "Mortgage Loans"). The Cut-off Date with respect to each of the Mortgage Loans is its Due Date in August 1998. As of their respective Cut-off Dates, the Mortgage Loans had an aggregate principal balance (the "Initial Pool Balance") of $2,530,361,727 after application of all payments of principal due on or before such dates, whether or not received, and subject to a variance of plus or minus 5%. Certain characteristics of the Mortgage Loans are described herein under "Description of the Mortgage Asset Pool."

    As described herein, three separate REMIC elections will be made with respect to the Trust Fund for federal income tax purposes (the REMICs formed thereby being herein referred to as "REMIC I," "REMIC II" and "REMIC III," respectively). The Offered Certificates will evidence "regular interests" in REMIC III and (except for the Class A-1 Certificates) will also evidence undivided beneficial interests in the portion of the Trust Fund consisting of any Excess Interest (as defined herein) collected on the ARD Loans. Such undivided beneficial interests will constitute interests in a grantor trust for Federal income tax purposes. See "Certain Federal Income Tax Consequences" herein and in the Prospectus.

    Distributions on the Certificates will be made, to the extent of available funds, on each Distribution Date (as defined herein) beginning in September 1998. As described herein, interest distributions on each Class of Offered Certificates will be made on each Distribution Date based on the Pass-Through Rate then applicable to such Class and the Certificate Balance or Notional Amount, as the case may be, of such Class outstanding immediately prior to such Distribution Date. Distributions allocable to principal of the respective Classes of Certificates with Certificate Balances (the "Principal Balance Certificates") will be made in the amounts and in accordance with the priorities described herein until the Certificate Balance of each such Class is reduced to zero. The Class X Certificates will not have a Certificate Balance or entitle the holders thereof to receive distributions of principal. As described herein, any Prepayment Premiums or Excess Interest (as defined herein) actually collected on the Mortgage Loans will, in general, be distributed among certain of the Classes of Certificates in the amounts and in accordance with the priorities described herein. See "Description of the Certificates--Distributions" herein.

    As and to the extent described herein, the Subordinate Certificates will be subordinate to the Senior Certificates; and each Class of Subordinate Certificates will be subordinate to each other class of Subordinate Certificates, if any, with an earlier alphabetical Class designation. The REMIC Residual Certificates will be subordinate to the REMIC Regular Certificates. See "Description of the Certificates-- Distributions" and "--Subordination; Allocation of Losses and Certain Expenses" herein.

    The yield to maturity of each Class of Offered Certificates will depend on, among other things, the rate and timing of principal payments (including by reason of or as affected by prepayments, loan extensions, repurchases, defaults and liquidations) and losses on or in respect of the Mortgage Loans that result in a reduction of the Certificate Balance or Notional Amount of such Class. The yield to maturity of the Class X Certificates will be highly sensitive to the rate and timing of principal payments (including by reason of or as affected by prepayments, loan extensions, repurchases, defaults and liquidations) and losses on or in respect of the Mortgage Loans, which rate and timing of principal payments and losses may fluctuate significantly from time to time. A rate of principal prepayments on the Mortgage Loans that is more rapid than expected by investors may have a material negative effect on the yield to maturity of the Class X Certificates. Investors in the Class X Certificates should consider the associated risks, including the risk that a rapid rate of principal prepayments on the Mortgage Loans could result in the failure of investors in such Certificates to recover fully their initial investments. See "Yield and Maturity Considerations" herein and "Yield and Maturity Considerations" and "Risk Factors--Yield and Prepayment Considerations" in the Prospectus.

    See "Index of Principal Definitions" in the Prospectus for the location of meanings of capitalized terms used but not defined herein. See "Index of Principal Terms" herein for location of meanings of other capitalized terms used herein.

    There is currently no secondary market for the Offered Certificates. The Underwriters currently intend to make a secondary market in the Offered Certificates, but are not obligated to do so. There can be no assurance that a secondary market for the Offered Certificates will develop or, if it does develop, that it will continue. The Offered Certificates will not be listed on any securities exchange.

    THE CERTIFICATES OFFERED BY THIS PROSPECTUS SUPPLEMENT CONSTITUTE PART OF A SEPARATE SERIES OF CERTIFICATES ISSUED BY THE DEPOSITOR AND ARE BEING OFFERED PURSUANT TO ITS PROSPECTUS DATED DECEMBER 17, 1997, OF WHICH THIS PROSPECTUS SUPPLEMENT IS A PART AND WHICH ACCOMPANIES THIS PROSPECTUS SUPPLEMENT. THE PROSPECTUS CONTAINS IMPORTANT INFORMATION REGARDING THIS OFFERING THAT IS NOT CONTAINED HEREIN, AND PROSPECTIVE INVESTORS ARE URGED TO READ THE PROSPECTUS AND THIS PROSPECTUS SUPPLEMENT IN FULL. SALES OF THE OFFERED CERTIFICATES MAY NOT BE CONSUMMATED UNLESS THE PURCHASER HAS RECEIVED BOTH THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS.

    UNTIL NOVEMBER 27, 1998 ALL DEALERS EFFECTING TRANSACTIONS IN THE OFFERED CERTIFICATES, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS SUPPLEMENT AND THE PROSPECTUS TO WHICH IT RELATES. THIS DELIVERY REQUIREMENT IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS SUPPLEMENT AND PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

                               TABLE OF CONTENTS

                                                                                                             PAGE
                                                                                                           ---------
TRANSACTION OVERVIEW.....................................................................................        S-6
SUMMARY OF PROSPECTUS SUPPLEMENT.........................................................................        S-8
RISK FACTORS.............................................................................................       S-22
  The Certificates.......................................................................................       S-22
  The Mortgage Loans.....................................................................................       S-22
DESCRIPTION OF THE MORTGAGE ASSET POOL...................................................................       S-33
  General................................................................................................       S-33
  Certain Terms and Conditions of the Mortgage Loans.....................................................       S-34
  Additional Mortgage Loan Information...................................................................       S-38
  Significant Mortgage Loans.............................................................................       S-38
  The Mortgage Loan Sellers..............................................................................       S-50
  Certain Underwriting Matters...........................................................................       S-50
  Assignment of the Mortgage Loans; Repurchases and Substitutions........................................       S-52
  Representations and Warranties; Repurchases............................................................       S-54
  Pool Characteristics; Changes in Mortgage Asset Pool...................................................       S-56
SERVICING OF THE MORTGAGE LOANS..........................................................................       S-57
  General................................................................................................       S-57
  The Servicer...........................................................................................       S-58
  Termination of the Servicer with Respect to Specially Serviced Mortgage Loans and REO Properties.......       S-58
  Servicing and Other Compensation and Payment of Expenses...............................................       S-59
  Modifications, Waivers, Amendments and Consents........................................................       S-62
  Enforcement of ARD Loans...............................................................................       S-63
  Sale of Defaulted Mortgage Loans.......................................................................       S-63
  REO Properties.........................................................................................       S-64
  Inspections; Collection of Operating Information.......................................................       S-65
DESCRIPTION OF THE CERTIFICATES..........................................................................       S-65
  General................................................................................................       S-65
  Book-Entry Registration of the Offered Certificates....................................................       S-66
  Certificate Balances and Notional Amounts..............................................................       S-69
  Pass-Through Rates.....................................................................................       S-70
  Distributions..........................................................................................       S-71
  Subordination; Allocation of Losses and Certain Expenses...............................................       S-75
  P&I Advances...........................................................................................       S-77
  Appraisal Reductions...................................................................................       S-78
  Reports to Certificateholders; Certain Available Information...........................................       S-79
  Voting Rights..........................................................................................       S-81
  Termination; Retirement of Certificates................................................................       S-82
  The Trustee and the Fiscal Agent.......................................................................       S-82
YIELD AND MATURITY CONSIDERATIONS........................................................................       S-83
  Yield Considerations...................................................................................       S-83
  Weighted Average Life..................................................................................       S-85
  Certain Price/Yield Tables.............................................................................       S-90
  Yield Sensitivity of the Class X Certificates..........................................................       S-92
CERTAIN FEDERAL INCOME TAX CONSEQUENCES..................................................................       S-94
  General................................................................................................       S-94
  Original Issue Discount and Premium....................................................................       S-94

                                                                                                             PAGE
                                                                                                           ---------
  New Withholding Regulations............................................................................       S-95
  Characterization of Investments in Offered Certificates................................................       S-95
METHOD OF DISTRIBUTION...................................................................................       S-96
LEGAL MATTERS............................................................................................       S-97
RATINGS..................................................................................................       S-97
LEGAL INVESTMENT.........................................................................................       S-98
ERISA CONSIDERATIONS.....................................................................................       S-99
INDEX OF PRINCIPAL TERMS.................................................................................      S-100
Annex A-1................................................................................................      A-1-1
Annex A-2................................................................................................      A-2-1
Annex A-3................................................................................................      A-3-1
Annex B..................................................................................................        B-1
Annex C..................................................................................................        C-1
Annex D..................................................................................................        D-1

                              TRANSACTION OVERVIEW

    Prospective investors are advised to carefully read, and should rely solely on, the detailed information appearing elsewhere in this Prospectus Supplement and the Prospectus relating to the Offered Certificates in making their investment decision. The following Transaction Overview does not include all relevant information relating to the securities and collateral described herein, particularly with respect to the risks and special considerations involved with an investment in such securities and is qualified in its entirety by reference to the detailed information appearing elsewhere in this Prospectus Supplement and the Prospectus. Prior to making an investment decision, a prospective investor should carefully review this Prospectus Supplement and the Prospectus. Capitalized terms used and not otherwise defined herein have the respective meanings assigned to them in this Prospectus Supplement and the Prospectus. See "Index of Principal Terms" in this Prospectus Supplement and "Index of Principal Definitions" in the Prospectus.

                                        INITIAL         APPROXIMATE
                                      CERTIFICATE       PERCENT OF
                                      BALANCE OR          INITIAL      APPROXIMATE      DESCRIPTION OF       INITIAL
              FITCH/MOODY'S/S&P        NOTIONAL            POOL       SUBORDINATION      PASS-THROUGH      PASS-THROUGH
CLASS              RATINGS              AMOUNT            BALANCE          (C)               RATE              RATE
-----------  -------------------  -------------------  -------------  --------------  ------------------  --------------

Class X         AAA/Aaa/AAAr      $  2,530,361,727(b)          N/A             N/A    Variable Rate I/O          0.823%

Class A-1        AAA/Aaa/AAA      $       465,000,000        18.38%          27.50%       Fixed Rate             6.150%

Class A-2        AAA/Aaa/AAA      $     1,369,512,000        54.12%          27.50%       Fixed Rate             6.420%

Class B           AA/Aa2/AA       $       126,518,000         5.00%          22.50%       Fixed Rate             6.420%

Class C            A/A2/A         $       113,866,000         4.50%          18.00%       Fixed Rate             6.500%

Class D         BBB/Baa2/BBB      $       164,474,000         6.50%          11.50%       Fixed Rate             6.500%

Class E        BBB-/Baa3/BBB-     $        37,955,000         1.50%          10.00%       Fixed Rate             6.500%

Class F              (a)          $        88,563,000         3.50%           6.50%       Fixed Rate             6.500%

Class G              (a)          $        44,281,000         1.75%           4.75%       Fixed Rate             6.050%

Class H              (a)          $        18,978,000         0.75%           4.00%       Fixed Rate             6.050%

Class J              (a)          $        18,977,000         0.75%           3.25%       Fixed Rate             6.050%

Class K              (a)          $        18,978,000         0.75%           2.50%       Fixed Rate             6.050%

Class L              (a)          $        25,304,000         1.00%           1.50%       Fixed Rate             6.050%

Class M              (a)          $        18,978,000         0.75%           0.75%       Fixed Rate             6.050%

Class N              (a)          $        18,977,727         0.75%           0.00%       Fixed Rate             6.050%


               WEIGHTED       PRINCIPAL
             AVG. LIFE (D)   WINDOW (D)
CLASS           (YEARS)     (MONTH/YEAR)
-----------  -------------  -------------
Class X              N/A       9/98-8/23
Class A-1           5.63      9/98-11/07
Class A-2           9.79      11/07-8/08
Class B             9.97       8/08-8/08
Class C             9.97       8/08-8/08
Class D            10.61       8/08-7/10
Class E            12.59       7/10-3/12
Class F            14.59       3/12-7/13
Class G            15.06       7/13-6/14
Class H            16.49      6/14-10/15
Class J            17.66     10/15-11/16
Class K            18.76     11/16-12/17
Class L            19.62      12/17-7/18
Class M            20.98       7/18-1/21
Class N            23.69       1/21-8/23

------------------------

(a) Not offered hereby.

(b) Notional Amount.

(c) Reflects aggregate of Certificate Balances of all Classes of Certificates that, as of the Delivery Date, are subordinate to the specified Class, expressed as a percentage of the Initial Pool Balance.

(d) The weighted average life and period during which distributions of principal would be received (the "Principal Window") set forth in the foregoing table with respect to each Class of REMIC Regular Certificates is based on the assumptions that there are no prepayments on the Mortgage Loans (except that the ARD Loans are paid in full on their respective Anticipated Repayment Dates) and otherwise on the basis of the Maturity Assumptions (as defined herein). See "Yield and Maturity Considerations" herein. With respect to the Class X Certificates, the Principal Window is the period during which distributions of interest would be received based upon the foregoing assumptions.

    Set forth below is certain information regarding the Mortgage Loans and the Mortgaged Properties as of the Cut-off Date (all weighted averages set forth below are based on the Cut-off Date Balances (as defined herein) of the Mortgage Loans). Such information is described, and additional information regarding the Mortgage Loans and the Mortgaged Properties is set forth, under "Description of the Mortgage Asset Pool" herein and in Annex A hereto.

                         MORTGAGE POOL CHARACTERISTICS

CHARACTERISTICS                                              ENTIRE MORTGAGE POOL
----------------------------------------------  ----------------------------------------------
Initial Pool Balance                                            $2,530,361,727
Number of Mortgage Loans                                             404
Number of Mortgaged Properties                                       516
Average Cut-off Date Balance                                      $6,263,272
Weighted Average Mortgage Rate                                      7.087%
Weighted Average Remaining Term to Maturity or
  Anticipated Repayment Date                                      135 months
Weighted Average Underwritten NCF DSCR                              1.65x*
Weighted Average Cut-off Date LTV Ratio                            65.84%*

    "Cut-off Date LTV Ratio" and "Underwritten NCF DSCR" are calculated as described in Annex A hereto.

------------------------

*   Calculated without regard to the Credit Lease Loans (as defined herein).

                        SUMMARY OF PROSPECTUS SUPPLEMENT

    The following summary is qualified in its entirety by reference to the detailed information appearing elsewhere in this Prospectus Supplement and in the accompanying Prospectus. Certain capitalized terms that are used in this Summary may be defined elsewhere in this Prospectus Supplement, including on Annex A hereto, or in the Prospectus. An "Index of Principal Terms" is included at the end of both this Prospectus Supplement and the Prospectus. Terms that are used but not defined in this Prospectus Supplement will have the meanings specified in the Prospectus.

Title of Certificates..................  Mortgage Pass-Through Certificates, Series 1998-C2.

Depositor..............................  GMAC Commercial Mortgage Securities, Inc. See "The
                                         Depositor" in the Prospectus.

Servicer...............................  GMAC Commercial Mortgage Corporation. See
                                         "Servicing of the Mortgage Loans--The Servicer"
                                         herein.

Trustee................................  LaSalle National Bank. See "Description of the
                                         Certificates--The Trustee and the Fiscal Agent"
                                         herein.

Mortgage Loan Sellers..................  On or before the Delivery Date, the Depositor will acquire the Mortgage Loans that are to constitute
                                         the Trust Fund. All of the Mortgage Loans to be
                                         sold or contributed to the Depositor were
                                         originated or acquired by GMAC Commercial Mortgage
                                         Corporation ("GMACCM"), an affiliate of the
                                         Depositor, or by an affiliate of Lehman Brothers
                                         Inc. (the "Lehman Seller"), one of the
                                         Underwriters. GMACCM and the Lehman Seller are
                                         sometimes collectively referred to as the "Mortgage
                                         Loan Sellers". Each Mortgage Loan Seller will make
                                         certain representations and warranties with respect
                                         to its Mortgage Loans, and all such representations
                                         and warranties will be assigned by the Depositor to
                                         the Trustee. See "Description of the Mortgage Asset
                                         Pool-- The Mortgage Loan Sellers" herein.

Fiscal Agent...........................  ABN AMRO Bank N.V., a Netherlands banking corporation and the indirect corporate parent of
                                         the Trustee. See "Description of the
                                         Certificates--The Trustee and the Fiscal Agent"
                                         herein.

Cut-off Date...........................  For any Mortgage Loan, the Due Date for such
                                         Mortgage Loan in August 1998.

Delivery Date..........................  On or about August 27, 1998.

Distribution Date......................  The 15th day of each month, or, if any such 15th day is not a business day, then on the next
                                         business day beginning on September 15, 1998 (the
                                         "Distribution Date").

Record Date............................  With respect to any Distribution Date, the last business day of the calendar month immediately
                                         preceding the month in which such Distribution Date
                                         occurs.

Interest Accrual Period................  With respect to any Distribution Date, the calendar month immediately preceding the month in which such
                                         Distribution Date occurs.

Registration and Denominations.........  The Offered Certificates will be issued as
                                         Book-Entry Certificates in denominations of: (i) in
                                         the case of the Class X Certificates, $1,000,000
                                         Notional Amount and in any whole dollar
                                         denomination in excess thereof; and (ii) in the
                                         case of the other Classes of Offered Certificates,
                                         $25,000 actual principal amount and in any whole
                                         dollar denomination in excess thereof. Each Class
                                         of Offered Certificates will be represented by one
                                         or more Certificates registered in the name of Cede
                                         & Co., as nominee of DTC. Persons acquiring
                                         beneficial ownership interests in the Offered
                                         Certificates may elect to hold their book-entry
                                         Certificate interests either through DTC in the
                                         United States, or through Cedel Bank, societe
                                         anonyme ("CEDEL") or the Euroclear System
                                         ("Euroclear") in Europe. Transfers within DTC,
                                         CEDEL or Euroclear, as the case may be, will be in
                                         accordance with the usual rules and operating
                                         procedures of the applicable system. No Certificate
                                         Owner acquiring an interest in any Class of Offered
                                         Certificates will be entitled to receive a
                                         Definitive Certificate of such Class, except under
                                         the limited circumstances described herein. See
                                         "Description of the Certificates--Book-Entry
                                         Registration of the Offered Certificates" herein
                                         and Annex D hereto and "Description of the
                                         Certificates--Book-Entry Registration and
                                         Definitive Certificates" in the Prospectus.

The Mortgage Asset Pool................  The Mortgage Asset Pool will consist of four hundred and four (404) fixed rate Mortgage Loans,
                                         with an Initial Pool Balance of $2,530,361,727,
                                         subject to a variance of plus or minus 5%. All
                                         numerical information provided herein with respect
                                         to the Mortgage Loans is provided on an approximate
                                         basis.

                                         The Cut-off Date Balances (as defined herein) of
                                         the Mortgage Loans will range from $440,000 to
                                         $199,846,047, and the average Cut-off Date Balance
                                         will be $6,263,272.

                                         Each Mortgage Loan is secured by a first mortgage
                                         lien on a fee simple and/or leasehold interest in
                                         one or more Mortgaged Properties used for
                                         commercial or multifamily residential purposes.

                                         Substantially all of the Mortgage Loans constitute
                                         nonrecourse obligations of the related borrower,
                                         and prospective investors should thus consider all
                                         of the Mortgage Loans to be nonrecourse. None of
                                         the Mortgage Loans is insured or guaranteed by the
                                         United States, any governmental agency or
                                         instrumentality or

                                         any private mortgage insurer. See Description of
                                         the Mortgage Asset Pool--General" herein.

                                         Set forth below are the number of Mortgaged
                                         Properties and the approximate percentage of the
                                         Initial Pool Balance represented by the related
                                         Mortgage Loans, that are located in the five states
                                         with the highest principal balance concentrations:

                                 NUMBER OF          PERCENTAGE
                                 MORTGAGED          OF INITIAL
STATE                           PROPERTIES         POOL BALANCE
---------------------------  -----------------  -------------------
California                              80               17.01%
New Jersey                              21                6.65%
Texas                                   42                5.02%
Florida                                 42                4.82%
Connecticut                             53                4.39%

                                         The remaining Mortgaged Properties are located
                                         throughout 39 other states and the District of
                                         Columbia.

                                         Set forth below are the number of Mortgaged
                                         Properties and the approximate percentage of the
                                         Initial Pool Balance represented by the related
                                         Mortgage Loans, that are operated for each
                                         indicated purpose:

                                 NUMBER OF         PERCENTAGE OF
                                 MORTGAGED            INITIAL
PROPERTY TYPE                   PROPERTIES         POOL BALANCE
---------------------------  -----------------  -------------------
Multifamily(1)                         150               30.28%
Office(2)                               85               15.11%
Anchored Retail(2)                      48               14.97%
Unanchored Retail(2)                    67               10.09%
Hospitality                             26                9.42%
Skilled Nursing                         15                4.59%
Industrial(2)                           51                3.81%
Self Storage                            25                1.97%
Mixed Use                                1                1.84%
Independent/Assisted
  Living/Congregate Care                10                1.67%
Office/Industrial(2)                     7                1.29%
Other                                    2                0.25%
--------------

                                                  (1)Multifamily includes 27 manufactured housing Mortgaged
                                                  Properties securing Mortgage Loans which represent 5.39% of the
                                                  Initial Pool Balance.
                                                  (2)For a listing of the three largest tenants, see Annex A.


                                         Twenty-nine (29) of the Mortgage Loans (the "Credit
                                         Lease Loans") which represent 4.71% of the Initial
                                         Pool Balance, are secured by Mortgages on Mortgaged
                                         Properties that are, in each case, subject to a
                                         lease (a "Credit Lease") to a tenant (each a

                                      S-10

                                         "Tenant" and, collectively, the "Tenants") which
                                         possesses (or whose parent or other affiliate
                                         which, with one exception, guarantees the Credit
                                         Lease obligation, possesses) a public or private
                                         rating from a nationally recognized statistical
                                         rating organization. See "Description of the
                                         Mortgage Asset Pool--Credit Lease Loans" herein.
                                         Scheduled monthly rent payments (the "Monthly
                                         Rental Payments") under the Credit Leases are
                                         generally sufficient to pay in full and on a timely
                                         basis all interest and principal scheduled to be
                                         paid with respect to the related Credit Lease Loans
                                         other than the Balloon Payments with respect to
                                         Credit Lease Loans which are Balloon Loans.

                                         The Credit Leases generally provide that the Tenant
                                         is responsible for all costs and expenses incurred
                                         in connection with the maintenance and operation of
                                         the related Mortgaged Property. In general, in the
                                         event of a casualty or condemnation of a material
                                         portion of the related Mortgaged Property, either
                                         (i) the Credit Lease provides that the Tenant must
                                         make an offer to purchase the applicable Mortgaged
                                         Property for an amount not less than the unpaid
                                         principal balance plus accrued interest on the
                                         related Credit Lease Loan or (ii) the Trustee on
                                         behalf of the Certificateholders will have the
                                         benefit of certain non-cancelable credit lease
                                         enhancement insurance policies (the "Lease
                                         Enhancement Policies") obtained to cover certain
                                         casualty and/or condemnation risks. See
                                         "Description of the Mortgage Asset Pool-- Credit
                                         Lease Loans" herein.

                                         All of the Mortgage Loans bear interest at Mortgage
                                         Rates that are, in each case, fixed for the entire
                                         remaining term of the Mortgage Loan, except that
                                         the ARD Loans (as defined herein) will accrue
                                         interest at the Revised Rate (as defined herein)
                                         commencing on their respective Anticipated
                                         Repayment Date (as defined herein). See
                                         "--Hyperamortization" below. No Mortgage Loan
                                         (other than each ARD Loan) permits negative
                                         amortization or the deferral of accrued interest.
                                         See "Description of the Mortgage Asset
                                         Pool--Certain Terms and Conditions of the Mortgage
                                         Loans--Mortgage Rates; Calculations of Interest"
                                         herein.

                                         Three hundred seven (307) of the Mortgage Loans
                                         (the "Balloon Loans"), which represent 57.74% of
                                         the Initial Pool Balance, provide for monthly
                                         payments of interest only until maturity or of
                                         principal based on amortization schedules
                                         significantly longer than the remaining terms of
                                         such Mortgage Loans (such amortization schedules,
                                         in some cases, commencing after an interest only
                                         period). As a result, substantial principal amounts
                                         will be due and

                                         payable (each such payment, together with the
                                         corresponding interest payment, a "Balloon
                                         Payment") in respect of such Mortgage Loans on
                                         their respective maturity dates, unless prepaid
                                         prior thereto. Fifty-one (51) of the Mortgage
                                         Loans, which represent 8.91% of the Initial Pool
                                         Balance, are fully amortizing. Forty-six (46) of
                                         the Mortgage Loans, which represent 33.34% of the
                                         Initial Pool Balance, are ARD Loans (as defined
                                         herein).

                                         ARD LOANS.  Forty-six (46) of the Mortgage Loans
                                         (the "ARD Loans"), which represent 33.34% of the
                                         Initial Pool Balance, provide for changes in the
                                         accrual of interest and the payment of principal
                                         thereon as of their respective Anticipated
                                         Repayment Dates. The "Anticipated Repayment Date"
                                         for any such ARD Loan is set forth on Annex A. If
                                         the related borrower elects to prepay an ARD Loan
                                         in full on the related Anticipated Repayment Date,
                                         a substantial amount of principal will be due. If a
                                         borrower elects not to prepay an ARD Loan on or
                                         before its Anticipated Repayment Date, commencing
                                         on such Anticipated Repayment Date, such ARD Loan
                                         will bear interest at the Revised Rate (as defined
                                         herein). Interest accrued on an ARD Loan at the
                                         excess of the related Revised Rate over the
                                         Mortgage Rate (compounded as described below, the
                                         "Excess Interest") will be deferred until the
                                         principal balance thereof is reduced to zero. If a
                                         borrower elects not to prepay an ARD Loan on or
                                         before its Anticipated Repayment Date, all or a
                                         substantial portion of all monthly cash flow from
                                         the related Mortgaged Property collected after such
                                         date (exclusive of certain minimum debt service and
                                         specified property expenses) will be applied to the
                                         payment of principal on such ARD Loan and, after
                                         the principal balance thereof has been reduced to
                                         zero, to the payment of accrued and unpaid Excess
                                         Interest. To the extent such Excess Interest is
                                         unpaid, it will, except where limited by applicable
                                         law, continue to accrue interest at the Revised
                                         Rate. All of the ARD Loans for which a Lockbox
                                         Account (as defined herein) has not been
                                         established on or before the Delivery Date provide
                                         that a Lockbox Account must be established as of
                                         the applicable Anticipated Repayment Date or
                                         shortly thereafter. See "Description of the
                                         Mortgage Asset Pool-- Certain Terms and Conditions
                                         of the Mortgage Loans-- Hyperamortization" herein.

                                         CALL PROTECTION.  All of the Mortgage Loans impose
                                         some restriction on voluntary principal
                                         prepayments, whether in the form of an absolute
                                         prohibition or a requirement that any voluntary
                                         principal prepayment be accompanied by a Prepayment
                                         Premium. The prepayment terms of each of the
                                         Mortgage Loans are

                                         described under "Description of the Mortgage Asset
                                         Pool--Certain Terms and Conditions of the Mortgage
                                         Loans--Prepayment Provisions" herein and on Annex A
                                         hereto.

                                                  OVERVIEW OF CUT-OFF DATE CALL PROTECTION

                                                                         NUMBER OF     PERCENTAGE
                                                                         MORTGAGE      OF INITIAL
                                                                           LOANS      POOL BALANCE
                                                                       -------------  -------------

                                         Lock-out or defeasance                367          92.3%

                                         Yield maintenance                      36           6.2%

                                         Declining penalties                     1           1.4%

                                         DEFEASANCE.  Three hundred and sixty-seven (367)
                                         Mortgage Loans, which represent 92.3% of the
                                         Initial Pool Balance, permit the applicable
                                         borrower, after a specified period and provided no
                                         event of default exists, to obtain the release of
                                         the related Mortgaged Property (or, in the case of
                                         a Cross-Collateralized Mortgage Loan (as defined
                                         herein) or a Mortgage Loan secured by more than one
                                         Mortgaged Property, one or more of the related
                                         Mortgaged Properties) from the lien of the related
                                         Mortgage (a "Defeasance Option") upon the pledge to
                                         the Trustee of noncallable U.S. government
                                         obligations that provide payments on or prior to
                                         all successive scheduled payment dates, including
                                         the scheduled maturity date, upon which interest
                                         and principal payments are due under the related
                                         Mortgage Note and in amounts due on such dates, and
                                         upon satisfaction of certain other conditions;
                                         provided that for purposes of the foregoing, ARD
                                         Loans are treated as Balloon Loans that mature on
                                         their Anticipated Repayment Date. For detailed
                                         statistical information regarding the entire
                                         Mortgage Asset Pool, see "Description of the
                                         Mortgage Asset Pool--Certain Terms and Conditions
                                         of the Mortgage Loans--Defeasance" herein and Annex
                                         A hereto.

Description of the Certificates........  The Certificates will be issued pursuant to a
                                         Pooling and Servicing Agreement, to be dated as of
                                         August 1, 1998, among the Depositor, the Servicer,
                                         the Trustee and the Fiscal Agent (the "Pooling and
                                         Servicing Agreement"), and will represent in the
                                         aggregate the entire beneficial ownership interest
                                         in the Trust Fund, which will consist of the
                                         Mortgage Asset Pool and certain related assets.

Certificate Balances and Notional
  Amounts..............................  Upon initial issuance, the Class A-1, Class A-2,
                                         Class B, Class C, Class D and Class E Certificates
                                         will have the respective Certificate Balances set
                                         forth on the cover

                                         page hereof (in each case, subject to a variance of
                                         plus or minus 5%).

                                         The Class F, Class G, Class H, Class J, Class K,
                                         Class L, Class M and Class N Certificates will have
                                         an initial aggregate Certificate Balance equal to
                                         the excess of the Initial Pool Balance over the
                                         initial aggregate Certificate Balance of the Class
                                         A-1, Class A-2, Class B, Class C, Class D and Class
                                         E Certificates.

                                         The Class X Certificates will not have a
                                         Certificate Balance; such Class of Certificates
                                         will instead represent the right to receive
                                         distributions of interest accrued as described
                                         herein on a Notional Amount. The Notional Amount of
                                         the Class X Certificates at any time will equal the
                                         aggregate Certificate Balance of the Principal
                                         Balance Certificates at such time. The Notional
                                         Amount of the Class X Certificates is used solely
                                         for the purpose of determining the amount of
                                         interest to be distributed on such Class of
                                         Certificates and does not represent the right to
                                         receive any distributions of principal. The Class X
                                         Certificates consist of the Class X Components (as
                                         defined herein) each corresponding to a different
                                         Class of Principal Balance Certificates.

                                         No Class of REMIC Residual Certificates will have a
                                         Certificate Balance.

                                         See "Description of the Certificates--Certificate
                                         Balances and Notional Amounts" and
                                         "--Distributions" herein.

Pass-Through Rates.....................  The Pass-Through Rate applicable to the Class X
                                         Certificates for the initial Distribution Date will
                                         equal approximately 0.823% per annum. The
                                         Pass-Through Rate applicable to the Class X
                                         Certificates for each Distribution Date subsequent
                                         to the initial Distribution Date will be equal to
                                         the weighted average (by Certificate Balance of the
                                         corresponding Class of Principal Balance
                                         Certificates) of the Pass-Through Rates then
                                         applicable to each Class X Component. The
                                         Pass-Through Rate in respect of each Class X
                                         Component for any Distribution Date will equal the
                                         excess, if any, of the Weighted Average Net
                                         Mortgage Rate (as defined herein) for such
                                         Distribution Date over the Pass-Through Rate for
                                         such Distribution Date applicable to the related
                                         Class of Principal Balance Certificates.

                                         The Pass-Through Rates applicable to the respective
                                         Classes of the Principal Balance Certificates will,
                                         in the case of each such Class, be fixed at the per
                                         annum rate specified for such Class on page S-6
                                         hereof.

                                         No Class of REMIC Residual Certificates will have a
                                         Pass-Through Rate.

Distributions of Interest and Principal
  on the Senior Certificates...........  On each Distribution Date, to the extent of the
                                         Available Distribution Amount (as defined herein)
                                         for such date, the holders of the respective
                                         Classes of Senior Certificates will be entitled to
                                         receive distributions of interest, on a pro rata
                                         basis, in an amount equal to all Distributable
                                         Certificate Interest (as defined herein) in respect
                                         of each such Class of Certificates for such
                                         Distribution Date and, to the extent not previously
                                         paid, for all prior Distribution Dates, if any.

                                         On each Distribution Date, following all required
                                         distributions of interest on the Senior
                                         Certificates, the Trustee will apply the remaining
                                         portion, if any, of the Available Distribution
                                         Amount for such date to make payments of principal
                                         on the respective Classes of Class A Certificates,
                                         in the amounts and order described herein, up to an
                                         aggregate amount equal to the lesser of (i) the
                                         then aggregate of the outstanding Certificate
                                         Balances of the Class A Certificates and (ii) the
                                         Principal Distribution Amount (as defined herein)
                                         for such Distribution Date (or, on the final
                                         Distribution Date in connection with a termination
                                         of the Trust Fund (see "Description of the
                                         Certificates--Termination; Retirement of
                                         Certificates" herein), up to an aggregate amount
                                         equal to the aggregate of the then outstanding
                                         Certificate Balances of the Class A Certificates).
                                         See "Description of the Certificates--Distribu-
                                         tions" herein.

Distributions of Interest and Principal
  on the Class B, Class C, Class D and
  Class E Certificates.................  On each Distribution Date, following all required distributions of interest and principal on the
                                         Senior Certificates, the Trustee will apply the
                                         remaining portion, if any, of the Available
                                         Distribution Amount for such date to make payments
                                         of interest and principal on the Class B, Class C,
                                         Class D and Class E Certificates, in that order. On
                                         each Distribution Date, the holders of each such
                                         Class of Offered Certificates, to the extent of the
                                         Available Distribution Amount remaining after all
                                         required distributions of interest and principal on
                                         the Senior Certificates and each other Class of
                                         Offered Certificates, if any, with an earlier
                                         alphabetical Class designation, will be entitled:
                                         first, to distributions of interest up to an amount
                                         equal to all Distributable Certificate Interest in
                                         respect of such particular Class of Offered
                                         Certificates for such Distribution Date and, to the
                                         extent not previously paid, for all prior Distribu-
                                         tion Dates, if any; and, then, if the Certificate
                                         Balances of the Class A Certificates and each other
                                         Class of Principal Balance Certificates, if any,
                                         with an earlier alphabetical Class designation,
                                         have been reduced to zero, to distributions of
                                         principal up to an amount equal to the lesser of

                                         (i) the then outstanding Certificate Balance of
                                         such particular Class of Offered Certificates and
                                         (ii) the Principal Distribution Amount for such
                                         Distribution Date (net of any portion of such
                                         aggregate amount paid in retirement of the Class A
                                         Certificates and/or any other Class of Principal
                                         Balance Certificates with an earlier alphabetical
                                         Class designation) (or, on the final Distribution
                                         Date in connection with a termination of the Trust
                                         Fund, up to an amount equal to the then outstanding
                                         Certificate Balance of such particular Class of
                                         Offered Certificates). See "Description of the
                                         Certificates--Distributions" herein.

Distributions of Prepayment Premiums...  Any Prepayment Premium actually collected with respect to a Mortgage Loan during any particular
                                         Collection Period (as defined herein) will be
                                         distributed among certain Classes of Certificates
                                         in the amounts and priorities described under
                                         "Description of the Certificates--Distri-
                                         butions--Distributions of Prepayment Premiums"
                                         herein.

Distributions of Excess Interest.......  95% of any Excess Interest collected on an ARD Loan during any Collection Period will be distributed on
                                         the related Distribution Date PRO RATA (based on
                                         their respective initial Certificate Balances)
                                         among all the holders of the Class A-2, Class B,
                                         Class C, Class D, Class E, Class F, Class G, Class
                                         H, Class J, Class K, Class L, Class M and Class N
                                         Certificates, and the remainder of such Excess
                                         Interest will be distributed to the holders of the
                                         Class X Certificates. There can be no assurance as
                                         to what extent Excess Interest will be collected on
                                         the ARD Loans, if at all.

Certain Yield and Prepayment
  Considerations.......................  The yield on each Class of Offered Certificates will depend on, among other things, the
                                         Pass-Through Rate for such Certificates. The yield
                                         on any Offered Certificate will also be affected by
                                         the rate and timing of distributions in respect of
                                         principal on such Certificate, which in turn will
                                         be affected by (i) the rate and timing of principal
                                         payments (including principal prepayments) on the
                                         Mortgage Loans and (ii) the extent to which such
                                         principal payments are applied on any Distribution
                                         Date in reduction of the Certificate Balance of the
                                         Class to which such Certificate belongs. See
                                         "Description of the Certificates-- Distributions
                                         --Application of the Available Distribution Amount"
                                         and "--Distributions--Principal Distribution
                                         Amount" herein.

                                         An investor that purchases an Offered Certificate
                                         at a discount should consider the risk that a
                                         slower than anticipated rate of principal payments
                                         on such Certificate will result in an actual yield
                                         that is lower than such investor's expected yield.
                                         An investor that purchases any Offered Certificate
                                         at a premium should consider the risk that a

                                         faster than anticipated rate of principal payments
                                         on such Certificate may result in an actual yield
                                         that is lower than such investor's expected yield.
                                         Insofar as an investor's initial investment in any
                                         Offered Certificate is returned in the form of
                                         payments of principal thereon, there can be no
                                         assurance that such amounts can be reinvested in a
                                         comparable alternative investment with a comparable
                                         yield.

                                         The actual rate of prepayment of principal on the
                                         Mortgage Loans cannot be predicted. The investment
                                         performance of the Offered Certificates may vary
                                         materially and adversely from the investment
                                         expectations of investors due to prepayments on the
                                         Mortgage Loans being higher or lower than
                                         anticipated by investors. The actual yield to the
                                         holder of an Offered Certificate may not be equal
                                         to the yield anticipated at the time of purchase of
                                         the Certificate. Further, notwithstanding that the
                                         actual yield is equal to the yield anticipated at
                                         that time, the total return on investment expected
                                         by the investor or the expected weighted average
                                         life of the Certificate may not be realized. For a
                                         discussion of certain factors affecting prepayment
                                         of the Mortgage Loans, including the effect of
                                         Prepayment Premiums, see "Yield and Maturity Con-
                                         siderations" herein. In deciding whether to
                                         purchase any Offered Certificates, an investor
                                         should make an independent decision as to the
                                         appropriate prepayment assumptions to be used.

                                         The Class X Certificates are interest-only
                                         Certificates and are not entitled to any
                                         distributions in respect of principal. The yield to
                                         maturity of the Class X Certificates will be
                                         especially sensitive to the prepayment, loan
                                         extension, repurchase, default and liquidation
                                         experience on the Mortgage Loans, which prepayment,
                                         loan extension, repurchase, default and liquidation
                                         experience may fluctuate significantly from time to
                                         time. A rate of principal payments and liquidations
                                         on the Mortgage Loans that is more rapid than
                                         expected by investors may have a material negative
                                         effect on the yield to maturity of the Class X
                                         Certificates and may result in holders not
                                         recouping their initial investments. The yield to
                                         maturity of the Class X Certificates may be
                                         adversely affected by the prepayment of Mortgage
                                         Loans with higher Net Mortgage Rates. See "Yield
                                         and Maturity Considerations--Yield Sensitivity of
                                         the Class X Certificates" herein.

P&I Advances...........................  The Servicer is required to make advances (each, a
                                         "P&I Advance") of delinquent principal and interest
                                         on the Mortgage Loans, under the circumstances and
                                         subject to the limitations set forth herein. In no
                                         event will the Servicer be required to advance the
                                         full amount of any delinquent

                                         Balloon Payment. If the Servicer fails to make a
                                         required P&I Advance, the Trustee will be required
                                         to make such P&I Advance, and if the Trustee fails
                                         to make a required P&I Advance, the Fiscal Agent
                                         will be required to make such P&I Advance, in each
                                         such case subject to a determination of
                                         recoverability. The Servicer, the Trustee and the
                                         Fiscal Agent will each be entitled to interest on
                                         any P&I Advances made and certain servicing
                                         expenses incurred by it or on its behalf, such
                                         interest accruing at the rate and payable under the
                                         circumstances described herein. See "Description of
                                         the Certificates--P&I Advances" herein and
                                         "Description of the Certificates-- Advances in
                                         Respect of Delinquencies" and "The Pooling and
                                         Servicing Agreements--Certificate Account" in the
                                         Prospectus.

Subordination; Allocation of Losses and
  Certain Expenses.....................  The rights of the holders of the Subordinate
                                         Certificates to receive distributions with respect
                                         to the Mortgage Loans will be subordinate to the
                                         rights of the holders of the Senior Certificates
                                         and, further, in the case of any particular Class
                                         of Subordinate Certificates, to the rights of the
                                         holders of each other Class of Subordinate
                                         Certificates, if any, with an earlier alphabetical
                                         Class designation, in each case to the extent
                                         described herein and in the Prospectus. In
                                         addition, the rights of the holders of the REMIC
                                         Residual Certificates to receive distributions with
                                         respect to the Mortgage Loans will be subordinate
                                         to the rights of the holders of the REMIC Regular
                                         Certificates, to the extent described herein and in
                                         the Prospectus. Such subordination will be
                                         accomplished by the application of the Available
                                         Distribution Amount on each Distribution Date to
                                         distributions on the respective Classes of Certifi-
                                         cates in the order described herein under
                                         "Description of the
                                         Certificates--Distributions--Application of the
                                         Available Distribution Amount." No other form of
                                         Credit Support will be available for the benefit of
                                         the holders of the Offered Certificates.

                                         If, following the distributions to be made in
                                         respect of the Certificates on any Distribution
                                         Date, the aggregate Stated Principal Balance of the
                                         Mortgage Asset Pool that will be outstanding
                                         immediately following such Distribution Date is
                                         less than the then aggregate Certificate Balance of
                                         the Principal Balance Certificates, the Certificate
                                         Balances of the Subordinate Certificates will be
                                         reduced, in reverse alphabetical order of Class
                                         designation, until, in the case of each such Class
                                         of Subordinate Certificates, such deficit (or the
                                         related Certificate Balance) is reduced to zero
                                         (whichever occurs first). If any portion of such
                                         deficit remains outstanding at such time as the

                                         aggregate Certificate Balance of the Subordinate
                                         Certificates is reduced to zero, then the
                                         respective Certificate Balances of the Class A-1
                                         and Class A-2 Certificates will be reduced, pro
                                         rata in accordance with the relative sizes of the
                                         remaining Certificate Balances of such Classes of
                                         Certificates, until such deficit (or each such
                                         Certificate Balance) is reduced to zero. Any such
                                         deficit may be the result of Realized Losses (as
                                         defined herein) incurred in respect of the Mortgage
                                         Loans and/or Additional Trust Fund Expenses (also
                                         as defined herein). The foregoing reductions in the
                                         Certificate Balances of the Principal Balance
                                         Certificates will be deemed to constitute an
                                         allocation of any such Realized Losses and
                                         Additional Trust Fund Expenses. Any such allocation
                                         will also have the effect of reducing the Notional
                                         Amount of the Class X Certificates.

Optional Termination...................  At its option, on any Distribution Date on which the remaining aggregate Stated Principal Balance of
                                         the Mortgage Asset Pool is less than 1% of the
                                         Initial Pool Balance, the Servicer or, if the
                                         Servicer elects not to make such purchase, the
                                         Depositor may purchase all of the Mortgage Loans
                                         and REO Properties, and thereby effect termination
                                         of the Trust Fund and early retirement of the then
                                         outstanding Certificates. See "Description of the
                                         Certificates--Termination; Retirement of
                                         Certificates" herein and in the Prospectus.

Certain Federal Income Tax
  Consequences.........................  For federal income tax purposes, three separate
                                         REMIC elections will be made with respect to
                                         segregated asset pools which make up the Trust Fund
                                         (other than any Excess Interest collected on the
                                         ARD Loans), the resulting REMICs being herein
                                         referred to as REMIC I, REMIC II and REMIC III,
                                         respectively. The assets of REMIC I will include
                                         the Mortgage Loans (other than the rights to Excess
                                         Interest), any REO Properties acquired on behalf of
                                         the Certificateholders, the Certificate Account,
                                         the REO Account (if established) and any
                                         Replacement Mortgage Loans substituted for Deleted
                                         Mortgage Loans (as defined herein). For federal
                                         income tax purposes, (i) the separate,
                                         uncertificated regular interests in REMIC I will be
                                         the "regular interests" in REMIC I and will
                                         constitute the assets of REMIC II, (ii) the Class
                                         R-I Certificates will be the sole class of
                                         "residual interests" in REMIC I, (iii) the
                                         separate, uncertificated regular interests in REMIC
                                         II will be the "regular interests" in REMIC II and
                                         will constitute the assets of REMIC III, (iv) the
                                         Class R-II Certificates will be the sole class of
                                         "residual interests" in REMIC II, (v)

                                         except to the extent they represent a right to
                                         Excess Interest, the Certificates (other than the
                                         REMIC Residual Certificates) will evidence "regular
                                         interests" in, and generally will be treated as
                                         debt obligations of, REMIC III, and (vi) the Class
                                         R-III Certificates will be the sole class of
                                         "residual interests" in REMIC III. The interests of
                                         Offered Certificateholders (other than the holders
                                         of the Class A-1 Certificates) in the portion of
                                         the Trust Fund consisting of any Excess Interest
                                         collected on the ARD Loans will constitute
                                         interests in a separate grantor trust for federal
                                         income tax purposes.

                                         For further information regarding the federal
                                         income tax consequences of investing in the Offered
                                         Certificates, see "Certain Federal Income Tax
                                         Consequences" herein and in the Prospectus.

Ratings................................  It is a condition to their issuance that the
                                         Offered Certificates receive from Fitch IBCA, Inc.
                                         ("Fitch"), Moody's Investors Service, Inc.
                                         ("Moody's") and Standard & Poor's Ratings Services,
                                         a Division of the McGraw-Hill Companies ("S&P", and
                                         together with Fitch and Moody's, the "Rating
                                         Agencies") the credit ratings indicated herein. The
                                         ratings of the Offered Certificates address the
                                         timely payment thereon of interest and, to the
                                         extent applicable, the ultimate payment thereon of
                                         principal on or before the Rated Final Distribution
                                         Date. The ratings of the Offered Certificates do
                                         not, however, represent any assessment of (i) the
                                         likelihood or frequency of principal prepayments
                                         (whether voluntary or involuntary) on the Mortgage
                                         Loans, (ii) the corresponding effect on yield to
                                         investors, (iii) the possibility that, as a result
                                         of prepayments, investors in the Class X
                                         Certificates may realize a lower than anticipated
                                         yield or may not fully recover their initial
                                         investment or (iv) whether and to what extent
                                         Prepayment Premiums or Excess Interest will be
                                         received. Further, a security rating does not
                                         represent any assessment of the yield to maturity
                                         that investors may experience or the possibility
                                         that the holders of the Class X Certificates might
                                         not fully recover their investment in the event of
                                         rapid prepayments of the Mortgage Loans (including
                                         both voluntary and involuntary prepayments). In
                                         general, the ratings thus address credit risk and
                                         not prepayment risk. As described herein, the
                                         amounts payable with respect to the Class X
                                         Certificates consist only of interest. If the
                                         entire pool were to prepay in the initial month,
                                         with the result that the Class X Certificateholders
                                         receive only a single month's interest and thus
                                         suffer a nearly complete loss of their investment,
                                         all amounts "due" to such Holders will nevertheless
                                         have been paid, and such result is consistent with
                                         the rating received on the Class X Certificates.
                                         The Class X Certificates' Notional

                                         Amount upon which interest is calculated is reduced
                                         by payments of principal on, and the allocation of
                                         Realized Losses and Additional Trust Fund Expenses
                                         to, the Principal Balance Certificates. The rating
                                         does not address the timing or magnitude of
                                         reductions of such Notional Amount, but only the
                                         obligation to pay interest timely on the Notional
                                         Amount as so reduced from time to time.
                                         Accordingly, the ratings of the Class X
                                         Certificates should be evaluated independently from
                                         similar ratings on other types of securities. The
                                         ratings of the Offered Certificates also do not
                                         address certain other matters as described under
                                         "Ratings" herein. A security rating is not a recom-
                                         mendation to buy, sell or hold securities and may
                                         be subject to revision or withdrawal at any time by
                                         the assigning rating agency. See "Ratings" herein.

Legal Investment.......................  Any Offered Certificates rated in the category of
                                         "AAA" or "AA" (or the equivalent) by at least one
                                         Rating Agency will constitute "mortgage related
                                         securities" pursuant to the Secondary Mortgage
                                         Market Enhancement Act of 1984, as amended
                                         ("SMMEA"). All other Offered Certificates (the
                                         "Non-SMMEA Certificates") will not constitute
                                         "mortgage related securities" for purposes of
                                         SMMEA. Investors should consult their legal
                                         advisors to determine whether and to what extent
                                         the Offered Certificates constitute legal
                                         investments for them. See "Legal Investment" herein
                                         and in the Prospectus.

ERISA Considerations...................  A fiduciary of a Plan should review with its counsel whether the purchase or holding of Offered
                                         Certificates could give rise to a transaction that
                                         is prohibited or is not otherwise permitted either
                                         under ERISA or Section 4975 of the Code or whether
                                         there exists any statutory or administrative
                                         exemption applicable thereto. See "ERISA
                                         Considerations" herein and in the Prospectus.

                                  RISK FACTORS

    Prospective purchasers of Offered Certificates should consider, among other things, the following risk factors (as well as the risk factors set forth under "Risk Factors" in the Prospectus) in connection with an investment therein.

THE CERTIFICATES

    SUBORDINATION OF CLASS B, CLASS C, CLASS D AND CLASS E CERTIFICATES; ALLOCATION OF REALIZED LOSSES. As described herein, the rights of holders of the Subordinate Certificates, including the Class B, Class C, Class D and Class E Certificates, to receive certain payments of principal and interest otherwise payable on their Certificates, will in the case of each Class of Subordinate Certificates, be subordinated to such rights of the holders of the Senior Certificates and the holders of each other Class of Subordinate Certificates, if any, having an earlier alphabetical Class designation, to the extent set forth herein. See "Description of the Certificates--Distributions" herein. Realized Losses on the Mortgage Loans and Additional Trust Fund Expenses will be allocated to the Class N, Class M, Class L, Class K, Class J, Class H, Class G, Class F, Class E, Class D, Class C and Class B Certificates, in that order, reducing amounts payable to each such Class. Any such allocation of Realized Losses and Additional Trust Fund Expenses will have the effect of reducing the Notional Amount of the Class X Certificates by the amount so allocated.

    POTENTIAL CONFLICTS OF INTEREST. As described herein, the Servicer will have considerable latitude in determining whether to liquidate or modify defaulted Mortgage Loans. See "Servicing of the Mortgage Loans--Modifications, Waivers, Amendments and Consents" herein. GMACCM, the Servicer, expects to acquire in connection with the initial issuance thereof certain of the Subordinate Certificates, including a portion of the Class N Certificates. In addition, subject to the conditions described herein, the holder or holders of Certificates representing more than 50% of the voting rights allocated to the Controlling Class (as described herein and initially consisting of the Class N Certificates) may terminate the rights and obligations of the Servicer in respect of Specially Serviced Mortgage Loans and REO Properties (each as defined herein) and may appoint a replacement to perform such duties, which replacement may be any such holder or an affiliate thereof. Investors in the Offered Certificates should consider that, although the Servicer will be obligated to act in accordance with the terms of the Pooling and Servicing Agreement, it may have interests when dealing with defaulted Mortgage Loans that are in conflict with those of the holders of the Offered Certificates. See "Servicing of the Mortgage Loans--Termination of the Servicer with Respect to Specially Serviced Mortgage Loans and REO Properties" herein.

THE MORTGAGE LOANS

    ENVIRONMENTAL CONSIDERATIONS. All but ten (10) of the Mortgaged Properties (which ten (10) Mortgaged Properties secure Credit Lease Loans representing 2.30% of the Initial Pool Balance), were subject to a "Phase I" environmental site assessment (or an update of a previously conducted assessment) and, in the case of certain Mortgage Loans, a subsequent environmental site assessment or site assessments which were performed on behalf of the related Mortgage Loan Seller, or as to which the related report was delivered to the related Mortgage Loan Seller in connection with its acquisition or origination of the related Mortgage Loan. With respect to all but four (4) of the Mortgage Loans (which four (4) Mortgage Loans represent 1.84% of the Initial Pool Balance), such environmental assessments (or updates) were performed during the 12-month period prior to the Cut-off Date. No such environmental assessment revealed any material adverse environmental condition or circumstance with respect to any Mortgaged Property, except for: (i) those cases where such conditions were remediated or abated or a use restriction was imposed prior to the Delivery Date; (ii) those cases in which an operations and maintenance plan or periodic monitoring of such Mortgaged Property or nearby properties was recommended;
(iii) those cases involving a leaking underground storage tank or groundwater contamination at a nearby property, which condition had not yet materially affected such Mortgaged Property and as to which a responsible party has either been identified under applicable law or was then conducting remediation of the related condition; (iv) those cases in which groundwater, soil or other contamination was identified or suspected, and an escrow reserve, indemnity or other collateral was provided to cover the estimated costs of continued monitoring, investigation, testing or remediation; (v) those cases involving radon; and (vi) those cases where the related borrower has agreed to seek "case closed" status for the issue from the applicable governmental agency.

    The Servicer is required to obtain an environmental site assessment of a Mortgaged Property securing a defaulted Mortgage Loan prior to acquiring title thereto or assuming its operation. Such requirement effectively precludes enforcement of the security for the related Mortgage Note until a satisfactory environmental site assessment is obtained (or until any required remedial action is thereafter taken), but will decrease the likelihood that the Trust Fund will become liable for a material adverse environmental condition at the Mortgaged Property. However, there can be no assurance that this requirement will effectively insulate the Trust Fund from potential liability for a materially adverse environmental condition at any Mortgaged Property. See "The Pooling and Servicing Agreements--Realization Upon Defaulted Mortgage Loans," "Risk Factors--Environmental Considerations" and "Certain Legal Aspects of Mortgage Loans--Environmental Considerations" in the Prospectus.

    GEOGRAPHIC CONCENTRATION. Eighty (80) Mortgaged Properties, securing Mortgage Loans which represent 17.01% of the Initial Pool Balance, are located in California; twenty-one (21) Mortgaged Properties, securing Mortgage Loans which represent 6.65% of the Initial Pool Balance, are located in New Jersey; forty-two (42) Mortgaged Properties, securing Mortgage Loans which represent 5.02% of the Initial Pool Balance, are located in Texas; and forty-two (42) Mortgaged Properties, securing Mortgage Loans which represent 4.82% of the Initial Pool Balance, are located in Florida. For purposes of describing geographic concentration, certain Mortgage Loans, each of which is secured by multiple Mortgaged Properties located in multiple states, are each treated as multiple Mortgage Loans, each of which is allocated a Cut-off Date Balance based on the Allocated Principal Amounts thereof (as defined herein). In general, the level of such concentration increases the exposure of the Mortgage Asset Pool to any adverse economic or other developments, including earthquakes, hurricanes and other natural disasters, that may occur in such States. In addition, improvements on Mortgaged Properties located in California may be more susceptible to certain types of special hazards not covered by insurance (such as earthquakes) than properties located in other parts of the country. In general, the Mortgaged Properties are not insured for earthquake risk. With respect to Mortgaged Properties located in California, the related Mortgage Loan Seller generally conducted seismic studies to assess the "probable maximum loss" for the related Mortgaged Properties. In certain circumstances, the related borrower was required to obtain earthquake insurance covering the Mortgaged Properties. Certain of such Mortgaged Properties may be insured in amounts less than the outstanding principal balances of such Mortgage Loans.

    MORTGAGE LOANS NOT INSURED. None of the Mortgage Loans is insured or guaranteed by the United States, any governmental entity or instrumentality, by any private mortgage insurer or by the Depositor, the Underwriters, the Servicer or any Mortgage Loan Seller. As described herein, in certain limited circumstances, a Mortgage Loan Seller may be obligated to repurchase or replace a Mortgage Loan if its representations and warranties concerning such Mortgage Loan are breached; however, there can be no assurance that any Mortgage Loan Seller will be in a financial position to effect such repurchase or substitution. See "Description of the Mortgage Asset Pool--The Mortgage Loan Sellers," "--Assignment of the Mortgage Loans; Repurchases and Substitutions," and "--Representations and Warranties; Repurchases" herein.

    NON-RECOURSE MORTGAGE LOANS. Substantially all of the Mortgage Loans are non-recourse loans as to which recourse, in the event of a default, will be limited to the related Mortgaged Property. In those cases where the loan documents permit recourse to the borrower or a guarantor, no assurance can be given that the financial condition of such borrower or guarantor will permit it to satisfy its recourse obligations. Consequently, payment on each Mortgage Loan prior to maturity is (or should be considered by investors to be) dependent primarily on the sufficiency of the cash flow of the related Mortgaged Property, and at maturity (whether at scheduled maturity or, in the event of a default, upon the acceleration of such maturity) upon the then market value of the related Mortgaged Property or the ability of the related borrower to refinance the Mortgaged Property.

    BALLOON PAYMENTS AND ARD PAYMENTS. Three hundred seven (307) of the Mortgage Loans, which represent 57.74% of the Initial Pool Balance, provide for Balloon Payments to be due at their respective stated maturity dates unless prepaid prior thereto. Loans with Balloon Payments involve a greater likelihood of default than self-amortizing loans because the ability of a borrower to make a Balloon Payment typically will depend upon its ability either to refinance the loan or to sell the related Mortgaged Property. See "Description of the Mortgage Asset Pool--Certain Terms and Conditions of the Mortgage Loans" herein and "Risk Factors--Balloon Payments; Borrower Default" in the Prospectus.

    In order to maximize recoveries on defaulted Mortgage Loans, the Servicer may extend and modify Mortgage Loans that are in material default or as to which a payment default (including the failure to make a Balloon Payment) is reasonably foreseeable; subject, however, to the limitations described under "Servicing of the Mortgage Loans--Modifications, Waivers, Amendments and Consents" herein. There can be no assurance, however, that any such extension or modification will increase the present value of recoveries in a given case. Any delay in collection of a Balloon Payment that would otherwise be distributable in respect of a Class of Offered Certificates, whether such delay is due to borrower default or to modification of the related Mortgage Loan by the Servicer, will likely extend the weighted average life of such Class of Offered Certificates. See "Yield and Maturity Considerations" herein and in the Prospectus.

    Forty-six (46) of the Mortgage Loans, which represent 33.34% of the Initial Pool Balance, are ARD Loans. The ability of a borrower to prepay an ARD Loan prior to or at the Anticipated Repayment Date typically will depend on its ability to either refinance the loan or to sell the related Mortgaged Property. In addition, despite the related loan's terms (e.g. imposition of accelerated amortization and the Revised Rate), such terms may not provide a borrower under an ARD Loan with sufficient incentive to pay the Mortgage Loan in full on or before the Anticipated Repayment Date. See "Description of the Mortgage Asset Pool--Certain Terms and Conditions of the Mortgage Loans--Hyperamortization" herein. The failure of a borrower to prepay an ARD Loan prior to the Anticipated Repayment Date will likely extend the weighted average life of any Class of Offered Certificates upon which such repayment would be distributed.

    RISKS PARTICULAR TO MULTIFAMILY PROPERTIES. One hundred fifty (150) Mortgaged Properties, securing Mortgage Loans which represent 30.28% of the Initial Pool Balance, are multifamily properties (including manufactured housing properties). Adverse economic conditions, either local, regional or national, may limit the amount of rent that can be charged for rental units, and may result in a reduction in timely rent payments or a reduction in occupancy levels. Occupancy and rent levels may also be affected by construction of additional housing units, local military base closings, developments at local colleges and universities and national, regional and local politics, including, in the case of multifamily rental properties, current or future rent stabilization and rent control laws and agreements. In addition, the level of mortgage interest rates may encourage tenants in multifamily rental properties to purchase housing. Furthermore, tax credit and city, state and federal housing subsidy or similar programs may impose rent limitations and may adversely affect the ability of the applicable borrowers to increase rents to maintain such Mortgaged Properties in proper condition during periods of rapid inflation or declining market value of such Mortgaged Properties. In addition, such programs may impose income restrictions on tenants, which may reduce the number of eligible tenants in such Mortgaged Properties and result in a reduction in occupancy rates applicable thereto. Furthermore, some eligible tenants may not find any differences in rents between such subsidized or supported properties and other multifamily rental properties in the same area to be a sufficient economic incentive to reside at a subsidized or supported property, which may have fewer amenities or otherwise be less attractive as a residence. All of these conditions and events may increase the possibility that a borrower may be unable to meet its obligations under its Mortgage Loan.

    Twenty-seven (27) of the multifamily Mortgaged Properties, securing Mortgage Loans which represent 5.39% of the Initial Pool Balance, are manufactured housing properties. Significant factors determining the value of manufactured housing properties are generally similar to the factors affecting the value of multifamily rental properties. In addition, manufactured housing properties are "special purpose" properties that could not be readily converted to general residential, retail or office use. In fact, certain states also regulate changes in the use of a manufactured housing property and require that the landlord give written notice to its tenants a substantial period of time prior to the projected change. Consequently, if the operation of any of the manufactured housing properties becomes unprofitable due to competition, age of the improvement or other factors such that the borrower becomes unable to meet its obligation on the related Mortgage Loan, the liquidation value of that manufactured housing property may be substantially less, relative to the amount owing on the Mortgage Loan, than would be the case if the manufactured housing property were readily adaptable to other uses.

    RISKS PARTICULAR TO RETAIL PROPERTIES. One hundred fifteen (115) Mortgaged Properties, securing Mortgage Loans which represent 25.05% of the Initial Pool Balance, are retail properties. Significant factors determining the value of retail properties are the quality of the tenants as well as fundamental aspects of real estate such as location and market demographics. The correlation between the success of tenant businesses and property value is more direct with respect to retail properties than other types of commercial property because a significant component of the total rent paid by retail tenants is often tied to a percentage of gross sales. Significant tenants at a retail property play an important part in generating customer traffic and making a retail property a desirable location for other tenants at such property. Accordingly, retail properties may be adversely affected if a significant tenant ceases operations at such locations (which may occur on account of a voluntary decision not to renew a lease, bankruptcy or insolvency of such tenant, such tenant's general cessation of business activities or for other reasons). In addition, certain tenants at retail properties may be entitled to terminate their leases or pay reduced rent if an anchor tenant ceases operations at such property. In such cases, there can be no assurance that any such anchor tenants will continue to occupy space in the related shopping centers. See "Description of the Mortgage Asset Pool--Certain Terms and Conditions of the Mortgage Loans-- Tenant Matters" herein. Furthermore, the correlation between the success of tenant businesses and credit quality of the Mortgage Loan is increased when the property is a single tenant property. For a description of risk factors relating to single tenant properties see "--Tenant Credit Risk" herein.

    Unlike office or hospitality properties, retail properties also face competition from sources outside a given real estate market. Catalogue retailers, home shopping networks, the Internet, telemarketing and outlet centers all compete with more traditional retail properties for consumer dollars. Continued growth of these alternative retail outlets (which are often characterized by lower operating costs) could adversely affect the rents collectible at the retail properties which secure Mortgage Loans in the Trust Fund.

    Twelve (12) of the retail Mortgaged Properties, all securing a single Mortgage Loan which represents 7.90% of the Initial Pool Balance, are factory outlet centers. The factory outlet center business depends, in part, on the pricing differential between goods sold in the factory outlet centers and similar or identical goods sold in a traditional department or other retail store. While this pricing differential results, in part, because of lower operating costs resulting from the elimination of distribution layers and the reduced rent and overhead of factory outlet centers, there can be no assurance that traditional retailers will not compete aggressively to regain sales nor can there be any assurance that the factory outlet center business will not be adversely affected by other changes in the distribution and sale of retail goods.

    Factory outlet centers typically are located at some distance from suburban and center city shopping areas, allowing manufacturers to avoid direct competition with their major customers, traditionally large department stores and specialty stores. The amount of travel time may create a disincentive to shopping at outlet centers. Further, newer outlet centers may be constructed closer to metropolitan and suburban areas and destination/tourist areas, thereby decreasing the economic viability of older centers that are located farther away. Numerous factory outlet centers have been developed in recent years and are currently being developed. As a result of this rapid growth, there is a risk of overdevelopment and increased competition for tenants and shoppers. The terms of store leases in factory outlet centers typically may be shorter than those in traditional malls or shopping centers, thereby increasing the risks of tenants relocating to competing centers.

    RISKS PARTICULAR TO OFFICE PROPERTIES. Eighty-five (85) Mortgaged Properties, securing Mortgage Loans which represent 15.11% of the Initial Pool Balance, are office properties. Significant factors determining the value of office properties are the quality of the tenants in the building, the physical attributes of the building in relation to competing buildings and the strength and stability of the market area as a desirable business location. Office properties may be adversely affected by an economic decline in the business operated by the tenants. The risk of such an adverse effect is increased if revenue is dependent on a single tenant or if there is a significant concentration of tenants in a particular business or industry. For a description of risk factors relating to significant tenants and single tenant properties see "--Tenant Credit Risk" herein.

    Office properties are also subject to competition with other office properties in the same market. Competition is affected by a property's age, condition, design (e.g., floor sizes and layout), access to transportation and ability or inability to offer certain amenities to its tenants, including sophisticated building systems (such as fiberoptic cables, satellite communications or other base building technological features).

    The success of an office property also depends on the local economy. A company's decision to locate office headquarters in a given area, for example, may be affected by such factors as labor cost and quality, tax environment and quality of life issues such as schools and cultural amenities. A central business district may have an economy which is markedly different from that of a suburb. The local economy and the financial condition of the owner will impact an office property's ability to attract stable tenants on a consistent basis. In addition, the cost of refitting office space for a new tenant is often more costly than for other property types.

    RISKS PARTICULAR TO HOSPITALITY PROPERTIES. Twenty-six (26) Mortgaged Properties, securing Mortgage Loans which represent 9.42% of the Initial Pool Balance, are hospitality properties. Various factors, including location, quality and franchise affiliation, affect the economic viability of a hospitality property. Adverse economic conditions, either local, regional or national, may limit the amount that may be charged for a room and may result in a reduction in occupancy levels. The construction of competing hospitality properties can have similar effects. Because hospitality property rooms generally are rented for short periods of time, hospitality properties tend to respond more quickly to adverse economic conditions and competition than do other commercial properties. In addition, the transferability of franchise license agreements may be restricted. Furthermore, the ability of a hospitality property to attract customers, and a portion of a hospitality property's revenues, may depend on its having a liquor license. Such a license may not be transferable in the event of a foreclosure on the related Mortgaged Property.

    RISKS PARTICULAR TO HEALTHCARE PROPERTIES. Fifteen (15) Mortgaged Properties, securing Mortgage Loans which represent 4.59% of the Initial Pool Balance, are operated as skilled nursing facilities. Ten (10) Mortgaged Properties, securing Mortgage Loans which represent 1.67% of the Initial Pool Balance, are operated as congregate care/independent/assisted living facilities. Significant factors determining the value of such properties include federal and state laws, competition with similar properties on a local and regional basis and the continued availability of revenue from government reimbursement programs, primarily Medicaid and Medicare.

    Hospitals, nursing home facilities and other healthcare facilities may receive a substantial portion of their revenues from government reimbursement programs, primarily Medicaid and Medicare. Medicaid and Medicare are subject to statutory and regulatory changes, retroactive rate adjustments, administrative rulings, policy interpretations, delays by fiscal intermediaries and government funding restrictions, all of which can adversely affect revenues from operation. Moreover, governmental payors have employed cost-containment measures that limit payments to health care providers, and there are currently under consideration various proposals for national health care reform that could further limit those payments. In addition, providers of long-term nursing care and other medical services are highly regulated by federal, state and local law and are subject to, among other things, federal and state licensing requirements, facility inspections, rate setting, government reimbursement policies, private insurer reimbursement policies, and laws relating to the adequacy of medical care, distribution of pharmaceuticals, equipment, personnel, operating policies and maintenance of and additions to facilities and services, any or all of which factors can increase the cost of operation, limit growth and, in extreme cases, require or result in suspension or cessation of operations or, if applicable, suspension from participation in government reimbursement programs. Accordingly, there can be no assurance that payments under government and/or private reimbursement programs will, in the future, be sufficient to fully reimburse the cost of caring for program beneficiaries. If not, net operating income of the Mortgaged Properties that receive revenue from those sources, and consequently the ability of the related borrowers to meet their obligations under their Mortgage Loan, could be adversely affected.

    The operators of such hospitals, nursing homes and other healthcare facilities are likely to compete on a local and regional basis with others that operate similar facilities, some of which competitors may be better capitalized, may offer services not offered by such operators or may be owned by non-profit organizations or government agencies supported by endowments, charitable organizations, tax revenues and other sources not available to such operators. Successful operation of a Mortgaged Property that is a hospital, nursing home or other healthcare facility will generally depend upon the number of competing facilities in the local market, as well as upon other factors such as its age, appearance, reputation and management, the types of services it provides, the degree of sophistication in managing government reimbursement policies and the quality of care and the cost of care.

    Under applicable federal and state laws and regulations, Medicare and Medicaid reimbursements are generally not permitted to be made to any person other than the provider who actually furnished the related medical goods and services. Accordingly, in the event of foreclosure on a nursing facility, a subsequent lessee or operator of the facility would generally not be entitled to obtain from government payors any outstanding reimbursement payments relating to services furnished prior to such foreclosure.

    Such facilities may be subject to state regulation that requires the operators to be licensed (generally on an annual basis), and the facilities must meet various state licensure requirements that relate, among other things, to qualifications of personnel, quality of care and the adequacy of their buildings, equipment and suppliers. In the event of foreclosure, there can be no assurance that the Trustee or purchaser at a foreclosure sale would be entitled to the rights under any required licenses and regulatory approvals, or that such party, if required to apply in its own right, could obtain a new license or a new approval. In addition, such facilities are generally "special purpose" properties that are not readily converted to general residential, retail or office use.

    Hospitals and nursing homes also receive a substantial portion of their revenues from other third-party payors such as private health insurance plans. There can be no assurance that third-party reimbursement will continue to be available for hospital and nursing home services, or at what such rate it will be available. Congress and certain state legislatures are considering reforms in the health care industry that may affect current reimbursement practices. Further, the development of managed care programs in which the providers contract to provide comprehensive health care to a patient population at a fixed cost per person has given rise to similar pressures on health care providers to lower costs.

    RISKS PARTICULAR TO INDUSTRIAL AND WAREHOUSE PROPERTIES. Fifty-one (51) Mortgaged Properties securing Mortgage Loans which represent 3.81% of the Initial Pool Balance, are industrial or warehouse properties. Significant factors determining the value of industrial and warehouse properties are the quality of tenants, building design and adaptability and the location of the property. Concerns about the quality of tenants, particularly major tenants, are similar in both office properties and industrial properties, although industrial properties are more frequently dependent on a single tenant. For a description of risk factors relating to single tenant properties see "--Tenant Credit Risk" herein. In addition, properties used for many industrial or warehouse purposes are more prone to environmental concerns than other property types.

    Aspects of building site design and adaptability affect the value of an industrial or warehouse property. Site characteristics which are valuable to an industrial or warehouse property include clear heights, column spacing, zoning restrictions, number of bays and bay depths, divisibility, truck turning radius and overall functionality and accessibility. Location is also important because an industrial or warehouse property requires the availability of labor sources, proximity to supply sources and customers and accessibility to rail lines, major roadways and other distribution channels.

    CREDIT LEASE MORTGAGED PROPERTIES. Twenty-nine (29) of the Mortgage Loans, which represent 4.71% of the Initial Pool Balance, are Credit Lease Loans. The payment of interest and principal on Credit Lease Loans is dependent principally on the payment by each Tenant or guarantor, if any, of the Tenant's Credit Lease (the "Guarantor") of Monthly Rental Payments and other payments due under the terms of its Credit Lease. A downgrade in the credit rating of the Tenant and/or the Guarantor may have a related adverse effect on the rating of the Offered Certificates. Certain of the Tenants and/or Guarantors may not have an investment grade rating. In addition, the Mortgage Loan Sellers have not independently assessed the creditworthiness of any Tenant or Guarantor of a Credit Lease. In addition, because the ability of a Credit Lease to service the related Credit Lease Loan is dependent on revenue from a single Tenant, in the event of a default under a Credit Lease or the associated guarantee, as the case may be, the borrower may not have the ability to make required payments on such Credit Lease Loan until the premises are re-let. Under certain of the Credit Lease Loans, a default by the Tenant under the Credit Lease will not constitute a default under the Credit Lease Loan, and thus the Servicer will be unable to take any corrective action with respect to such Credit Lease Loan until such time, if any, as such default occurs under such Credit Lease Loan. In the event of a default by a Tenant under a Credit Lease, there can be no assurance that, the liquidation of the related Mortgaged Property would generate Liquidation Proceeds sufficient to pay all principal of and interest on the related Mortgage Loan. In certain cases, the "dark value" of a Mortgaged Property securing a Credit Lease Loan is less than the Cut-off Date Balance of such Credit Lease Loan. See "Description of the Mortgage Asset Pool--Credit Lease Loans" herein.

    RISKS ASSOCIATED WITH OTHER PROPERTY TYPES. Mortgage loans secured by property types other than those described above pose risks not associated with loans secured by liens on other types of income-producing real estate. Three (3) Mortgaged Properties, securing Mortgage Loans which represent approximately 2.09% of the Initial Pool Balance, are secured by such other types of property. Such properties may be "special purpose" properties that may have limited alternative uses.

    TENANT CREDIT RISK. Income from and the market value of retail, office and industrial Mortgaged Properties would be adversely affected if space in such Mortgaged Properties could not be leased, if tenants were unable to meet their lease obligations, if a significant tenant were to become a debtor in a bankruptcy case under any bankruptcy or other similar law related to creditor's rights or if for any other reason rental payments could not be collected. If tenant sales in the Mortgaged Properties that contain retail space were to decline, rents based upon such sales would decline and tenants may be unable to pay their rent or other occupancy costs. Upon the occurrence of an event of default by a tenant, delays and costs in enforcing the lessor's rights could be experienced. Repayment of the Mortgage Loans will be affected by the expiration of space leases and the ability of the respective borrowers to renew the leases or relet the space on comparable terms. Even if vacated space is successfully relet, the costs associated with reletting, including tenant improvements, leasing commissions and free rent, could exceed the amount of any reserves maintained for such purpose and could reduce cash flow from the

Mortgaged Properties. Although many of the Mortgage Loans require the borrower to maintain escrows for such consideration, there can be no assurance that such factors will not adversely impact the ability of a borrower to repay a mortgage loan.

    FACTORS AFFECTING LEASE ENHANCEMENT POLICY PROCEEDS. With respect to certain Credit Lease Loans, the Trustee is the beneficiary of a non-cancelable Lease Enhancement Policy (as defined herein) obtained to cover certain lease termination and rent abatement events arising out of a casualty to, or condemnation of, the related Mortgaged Property. The insurance company issuing such policy (each, an "Enhancement Insurer") may not be required to pay amounts due under the Credit Lease Loan other than principal and accrued interest and therefore may not be required to pay any Prepayment Premium due thereunder or any amounts the related borrower is obligated to pay thereunder as reimbursement for outstanding Servicing Advances.

    Certificateholders may be adversely affected by any failure by any Enhancement Insurer to pay under the terms of the Lease Enhancement Policies, and any downgrade of the credit rating of the Enhancement Insurer may adversely affect the ratings of the Offered Certificates. See "Description of the Mortgage Pool--Credit Lease Loans" herein.

    MANAGEMENT. The successful operation of a real estate project is dependent on the performance and viability of the property manager of such project. The property manager is responsible for responding to changes in the local market, planning and implementing the rental structure, including establishing levels of rent payments, and ensuring that maintenance and capital improvements can be carried out in a timely fashion. Accordingly, by controlling costs, providing appropriate service to tenants and seeing to the maintenance of improvements, sound property management can improve cash flow, reduce vacancy, leasing and repair costs and preserve building value. On the other hand, management errors can, in some cases, impair the long term viability of a real estate project.

    Certain of the Mortgaged Properties may be managed by property managers affiliated with the respective borrowers. These property managers may also manage and/or franchise additional properties, including Mortgaged Properties or other properties that may compete with the Mortgaged Properties. Moreover, affiliates of the managers and/or the borrowers, or the managers and/or the borrowers themselves, may also own other properties, including competing properties. Accordingly, the managers of the Mortgaged Properties and the borrowers may experience conflicts of interest in the management and/or ownership of such properties.

    LIMITATIONS OF APPRAISALS. With the exception of the Arden Loan and the South Towne Loan (each as defined herein), an appraisal was conducted in respect of each of the Mortgaged Properties in connection with the origination of the related Mortgage Loan, and in general the resulting estimates of value are the bases of the Cut-off Date LTV Ratios referred to herein. However, those estimates represent the analysis and opinion of the person performing the appraisal or market analysis and are not guarantees of present or future values. Moreover, the values of the Mortgaged Properties may have fluctuated significantly since the appraisal or market study was performed in connection with the origination of the related Mortgage Loan and generally, no update of such appraisal or market study has been performed since the date of origination. In addition, appraisals seek to establish the amount a typically motivated buyer would pay a typically motivated seller. Such amount could be significantly higher than the amount obtained from the sale of a Mortgaged Property under a distress or liquidation sale. Information regarding the values of Mortgaged Properties available to the Depositor as of the applicable Cut-off Date is presented in Annex A and Annex C hereto for illustrative purposes only.

    RISKS OF SECURED SUBORDINATE FINANCING. Three (3) of the Mortgaged Properties, which secure Mortgage Loans representing 2.53% of the Initial Pool Balance, are known to be encumbered by subordinated debt that is not part of the Mortgage Asset Pool. For all of such Mortgage Loans, the holder of any material subordinate debt has agreed not to foreclose for so long as the related Mortgage Loan is outstanding and the Trust Fund is not pursuing a foreclosure action. Substantially all of the Mortgage

Loans either prohibit the related borrower from encumbering the Mortgaged Property with additional secured debt or require the consent of the holder of the first lien prior to so encumbering such property. However, a violation of such prohibition may not become evident until the related Mortgage Loan otherwise defaults. In addition, with respect to two (2) Mortgage Loans, representing 0.25% of the Initial Pool Balance, principals of the related borrower are known to have incurred debt secured by interests in the borrower.

    The existence of any such additional subordinate indebtedness may increase the difficulty of refinancing the related Mortgage Loan at maturity for the purpose of making any Balloon Payments and the possibility that reduced cash flow could result in deferred maintenance. Also, in the event that the holder of any subordinated debt secured by a Mortgaged Property has filed for bankruptcy or been placed in involuntary receivership, foreclosing on such Mortgaged Property in the event of a default under the related Mortgage Loan could be delayed.

    RELATED BORROWERS. Certain borrowers under the Mortgage Loans are affiliated or under common control with one another. In such circumstances, any adverse circumstances relating to a borrower or an affiliate thereof and affecting one of the related Mortgage Loans or Mortgaged Properties could also affect Mortgage Loans or Mortgaged Properties of the related borrower. In particular, the bankruptcy or insolvency of any such borrower or affiliate could have an adverse effect on the operation of all of the Mortgaged Properties of that borrower and its affiliates and on the ability of such related Mortgaged Properties to produce sufficient cash flow to make required payments on the related Mortgage Loans. For example, if a person that owns or directly or indirectly controls several Mortgaged Properties experiences financial difficulty at one Mortgaged Property, it could defer maintenance at one or more other Mortgaged Properties, in order to satisfy current expenses with respect to the Mortgaged Property experiencing financial difficulty, or it could attempt to avert foreclosure by filing a bankruptcy petition that might have the effect of interrupting payments for an indefinite period on all the related Mortgage Loans. See "Certain Legal Aspects of Mortgage Loans--Bankruptcy Laws" in the Prospectus.

    CONCENTRATION OF MORTGAGE LOANS. Several of the Mortgage Loans, individually or together with other Mortgage Loans with which they are cross-collateralized, have Cut-off Date Balances that are substantially higher than the average Cut-off Date Balance, including one Mortgage Loan representing 7.90% of the Initial Pool Balance. In general, concentrations in a mortgage pool of loans with larger-than-average balances can result in losses that are more severe, relative to the size of the pool, than would be the case if the aggregate balance of the pool were more evenly distributed.

    LIMITATION ON ENFORCEABILITY OF CROSS-COLLATERALIZATION. Twelve (12) Mortgage Loans, representing in the aggregate 3.03% of the Initial Pool Balance, are cross-collateralized with one or more other Mortgage Loans (the "Cross-Collateralized Mortgage Loans"). Cross-collateralization arrangements involving more than one borrower could be challenged as a fraudulent conveyance by creditors of a borrower or by the representative or the bankruptcy estate of a borrower, if a borrower were to become a debtor in a bankruptcy case. Generally, under federal and most state fraudulent conveyance statutes, the incurring of an obligation or the transfer of property by a person will be subject to avoidance under certain circumstances if the person did not receive fair consideration or reasonably equivalent value in exchange for such obligation or transfer and (i) was insolvent at the time of, or was rendered insolvent by, such obligation or transfer, (ii) was engaged in business or a transaction, or was about to engage in business or a transaction, for which the person had unreasonably small capital or (iii) intended to, or believed that it would, incur debts that would be beyond the person's ability to pay as such debts matured. Accordingly, a lien granted by a borrower to secure repayment of another borrower's Mortgage Loan could be avoided if a court were to determine that (i) such borrower was insolvent at the time of granting the lien, was rendered insolvent by the granting of the lien, or was left with inadequate capital or was not able to pay its debts as they matured and (ii) the borrower did not, when it allowed its Mortgaged Property to be encumbered by a lien securing the entire indebtedness represented by the other Mortgage Loan, receive fair consideration or reasonably equivalent value for pledging such Mortgaged

Property for the equal benefit of the other borrower. See "Description of the Mortgage Asset Pool-- Certain Terms and Conditions of the Mortgage Loans--Related Borrowers, Cross-Collateralized and Cross-Defaulted Mortgage Loans."

    TAX CONSIDERATIONS RELATED TO FORECLOSURE. If the Trust Fund were to acquire a Mortgaged Property after a default on the related Mortgage Loan pursuant to a foreclosure or delivery of a deed in lieu of foreclosure, the Servicer would be required to retain an independent contractor to operate and manage the Mortgaged Property. By reference to rules applicable to real estate investment trusts, such property will be considered "foreclosure property" for a period of three full years after the taxable year of acquisition, with possible extensions. In general, net income from such "foreclosure property" other than qualifying "rents from real property" will subject REMIC I to federal (and possibly state or local) tax on such income at the highest marginal corporate tax rate, thereby reducing net proceeds available for distribution to Certificateholders.

    RISKS ASSOCIATED WITH MORTGAGED PROPERTIES LOCATED IN CALIFORNIA. As of the applicable Cut-off Date, eighty (80) of the Mortgaged Properties, securing Mortgage Loans which represent 17.01% of the Initial Pool Balance, are located in California. The following discussion contains a general summary of certain legal aspects of loans secured by income-producing properties in California. The summary does not purport to be complete nor does the summary reflect the laws of any other state. The summary relates only to the topics covered and are qualified in their entirety by reference to the applicable California state laws being discussed. See also "Certain Legal Aspects of Mortgage Loans" in the Prospectus.

    Mortgage loans in California are generally secured by deeds of trust. Provided the deed of trust contains a private power of sale, a lender may foreclose either non-judicially or judicially. Most lenders choose non-judicial foreclosure because the process typically may be completed within a much shorter time frame; however, a lender is barred from obtaining a deficiency judgment after a non-judicial foreclosure. If the lender opts for judicial foreclosure, an application for a deficiency judgment must be filed with the court within three months of the foreclosure sale. A deficiency judgment may not exceed the difference between the indebtedness and the fair value of the property, as determined by the court. Unless the lender waives the right to a deficiency judgment, the borrower has a right to redeem the property following a judicial foreclosure sale for a period of three months from the date of sale if the proceeds from the sale were sufficient to satisfy the debt, or for a period of one year if the proceeds were insufficient to satisfy the debt. Junior lienholders do not have a right to redeem the property following a judicial foreclosure sale unless the junior lien was created before July 1, 1983. California's form of the "one action rule" requires the lender to look first to the property for satisfaction of the debt if the lender wants to pursue a deficiency judgment. In general, a lender who takes any action to enforce the debt other than judicial or non-judicial foreclosure violates the one-action rule and may be deemed to have waived its security for the indebtedness and, in some cases, may be prevented from collecting the indebtedness altogether.

    LEASEHOLD CONSIDERATIONS. Four (4) Mortgage Loans, which represent 1.60% of the Initial Pool Balance, are secured solely by a Mortgage on the borrower's leasehold interest under a ground lease. Eight (8) Mortgage Loans, which represent 2.22% by Cut-off Date Balance or Allocated Principal Amount, as applicable, of the Initial Pool Balance, are secured by either (i) a Mortgage on the borrower's leasehold interest in a portion of the Mortgaged Property and the borrower's fee simple interest in the remaining portion of the Mortgaged Property or (ii) both the borrower's leasehold interest and lessor's fee interest in the related Mortgaged Property. See "Description of the Mortgage Asset Pool--Certain Terms and Conditions of the Mortgage Loans--Ground Leases" herein. Leasehold mortgage loans are subject to certain risks not associated with mortgage loans secured by a lien on the fee estate of the borrower. The most significant of these risks is that if the borrower's leasehold were to be terminated upon a lease default, the leasehold mortgagee would lose its security. However, unless the related ground lessor's fee has been made subject to the related Mortgage, each related ground lease generally requires the lessor to give the leasehold mortgagee notice of lessee defaults and an opportunity to cure them, permits the leasehold estate to be assigned to and by the leasehold mortgagee at and after a foreclosure sale (in certain cases, with consent of the related ground lessor, which is not to be unreasonably withheld), and contains certain other protective provisions typically included in a "mortgageable" ground lease.

    The Boykin Loan is secured, in part, by the borrower's leasehold interest in a hospitality property, which property has an Allocated Loan Amount which represents 0.24% of the Initial Pool Balance. Under the terms of the related ground lease, the ground lessor may, under certain circumstances following a default under the Mortgage Loan, exercise an option to purchase the borrower's leasehold interest for a purchase price less than the appraised value of the property, which may affect the foreclosure value of such leasehold interest. See "Description of the Mortgage Asset Pool--Significant Mortgage Loans-- The Boykin Loan--Ground Lease Considerations."

    ZONING AND BUILDING CODE COMPLIANCE. Each Mortgage Loan Seller has taken certain steps to establish that the use and operation of Mortgaged Properties securing its Mortgage Loans were in compliance in all material respects with all applicable zoning, land-use, building, fire and health ordinances, rules, regulations and orders applicable to such Mortgaged Properties, but no assurance can be made that such steps revealed all possible violations. Evidence of such compliance may have been in the form of legal opinions, certifications from government officials, title policy endorsements and/or representations by the related borrower contained in the related Mortgage Loan documents. Certain violations may exist at any particular Mortgaged Property, but the related Mortgage Loan Seller does not consider any such violations known to it to be material. In many cases, the use, operation and/or structure of a Mortgaged Property constitutes a permitted nonconforming use and/or structure, which may not be rebuilt to its current state in the event of a material casualty event; however, it is expected that insurance proceeds would be available for application to the related Mortgage Loan if such were to occur. Such insurance proceeds, however, may not be sufficient to cover all principal of and interest on the related Mortgage Loan.

    RISK OF CHANGES IN CONCENTRATIONS. As payments in respect of principal (including in the form of voluntary principal prepayments, liquidation proceeds and the repurchase prices for any Mortgage Loans repurchased due to breaches of representations or warranties or defaults) are received with respect to the Mortgage Loans, the remaining Mortgage Loans as a group may exhibit increased concentration with respect to the type of properties, property characteristics, number of borrowers and affiliated borrowers and geographic location. Because principal on the Principal Balance Certificates is payable in sequential order, the Classes thereof that have a lower priority with respect to the payment of principal are relatively more likely to be exposed to any risks associated with changes in concentrations of borrower, loan or property characteristics.

    COSTS OF COMPLIANCE WITH AMERICANS WITH DISABILITIES ACT. Under the Americans with Disabilities Act of 1990 (the "ADA"), all public accommodations are required to meet certain federal requirements related to access and use by disabled persons. To the extent the Mortgaged Properties do not comply with the ADA, the borrowers may be required to incur costs of complying with the ADA. In addition, noncompliance could result in the imposition of fines by the federal government or an award of damages to private litigants.

    LITIGATION. There may be legal proceedings pending and, from time to time, threatened against the borrowers and their affiliates relating to the business of or arising out of the ordinary course of business of the borrowers and their affiliates. There can be no assurance that such litigation will not have a material adverse affect on the distributions to Certificateholders.

                     DESCRIPTION OF THE MORTGAGE ASSET POOL

GENERAL

    The Mortgage Asset Pool will consist of four hundred four (404) Mortgage Loans with an Initial Pool Balance of $2,530,361,727, subject to a variance of plus or minus 5%. See "Description of the Trust Funds" and "Certain Legal Aspects of Mortgage Loans" in the Prospectus. All numerical information provided herein with respect to the Mortgage Loans is provided on an approximate basis. All weighted average information provided herein with respect to the Mortgage Loans is determined by related Cut-off Date Balance. The "Cut-off Date Balance" of each Mortgage Loan is the unpaid principal balance thereof as of the Cut-off Date for such Mortgage Loan, after application of all payments of principal due on or before such date, whether or not received.

    Except as otherwise described below under "--Certain Terms and Conditions of the Mortgage Loans--Related Borrowers, Cross-Collateralized and Cross-Defaulted Mortgage Loans," each Mortgage Loan is evidenced by a Mortgage Note and secured by a Mortgage that creates a first mortgage lien on a fee simple and/or leasehold interest in a Mortgaged Property, improved by multifamily, retail, skilled nursing, office, industrial, warehouse, hospitality, cooperative housing or other commercial property.

    The Mortgage Asset Pool includes four (4) separate sets of Cross-Collateralized Mortgage Loans, which represent in the aggregate 3.03% of the Initial Pool Balance. The Mortgage Asset Pool also includes twelve (12) other Mortgage Loans representing 24.86% of the Initial Pool Balance, that are each secured by more than one Mortgaged Property and, in such regard, are each similar to a set of Cross-Collateralized Mortgage Loans. Accordingly, the total number of Mortgage Loans reflected herein is 404, while the total number of Mortgaged Properties reflected herein is 516. See "--Certain Terms and Conditions of the Mortgage Loans--Related Borrowers, Cross-Collateralized and Cross-Defaulted Mortgage Loans" below and Annex A hereto.

    Substantially all the Mortgage Loans constitute non-recourse obligations of the related borrower and, upon any such borrower's default in the payment of any amount due under the related Mortgage Loan, the holder thereof may look only to the related Mortgaged Property or Properties for satisfaction of the borrower's obligation. In addition, in those cases where recourse to a borrower or guarantor is permitted by the loan documents, no assurance can be given that the financial condition of such borrower or guarantor will permit it to satisfy its recourse obligations. None of the Mortgage Loans is insured or guaranteed by the United States, any governmental entity or instrumentality, by any private mortgage insurer, or by the Depositor, Servicer or any Mortgage Loan Seller.

    One hundred and fifty-two (152) of the Mortgage Loans (the "GMACCM Mortgage Loans"), which represent 45.97% of the Initial Pool Balance, were originated or acquired by GMACCM. Two hundred and fifty-two (252) of the Mortgage Loans (the "Lehman Mortgage Loans"), which represent 54.03% of the Initial Pool Balance, were originated or acquired by the Lehman Seller.

    On or prior to the Delivery Date, the Depositor will acquire the Mortgage Loans directly or indirectly from the Mortgage Loan Sellers, in each case pursuant to a purchase agreement or similar agreement to be entered into by or assigned to the Depositor (each, a "Mortgage Loan Purchase Agreement"). The Depositor will thereupon assign its interests in the Mortgage Loans, without recourse, to the Trustee for the benefit of the Certificateholders. See "--The Mortgage Loan Sellers" and "--Assignment of Mortgage Loans; Repurchases and Substitutions" below. Each Mortgage Loan Seller constitutes a "Mortgage Asset Seller" for purposes of the Prospectus.

CERTAIN TERMS AND CONDITIONS OF THE MORTGAGE LOANS

    DUE DATES. Three hundred and sixty-four (364) of the Mortgage Loans provide for scheduled monthly payments of principal and/or interest (exclusive of Excess Interest or principal payments calculated with respect to excess cash flow on any ARD Loan, "Monthly Payments") on Due Dates which are the first day of each month. Forty (40) of the Mortgage Loans provide for Monthly Payments on Due Dates which are the tenth day or another day other than the first day of each month. In the case of certain Mortgage Loans, the related Balloon Payment may be due on a day other than the related Due Date for Monthly Payments (any resulting Balloon Payment Interest Shortfalls (as defined herein) to be covered by the Servicer out of its own funds). See "Servicing of the Mortgage Loans--Servicing and Other Compensation and Payment of Expenses" herein.

    None of the Mortgage Loans provide for a grace period for the payment of Monthly Payments of more than fifteen days.

    MORTGAGE RATES; CALCULATIONS OF INTEREST. Eighty-six (86) of the Mortgage Loans, which represent 18.39% of the Initial Pool Balance, accrue interest at fixed interest rates on the basis of a 360-day year consisting of twelve 30-day months (with respect to certain of such Mortgage Loans, after an initial interest-only period). Three hundred and eighteen (318) of the Mortgage Loans, which represent 81.61% of the Initial Pool Balance, accrue interest on the basis of the actual number of days elapsed in a year assumed to consist of 360 days (with respect to certain of such Mortgage Loans, after an initial interest-only period).

    As of the Cut-off Date, the Mortgage Rates of the Mortgage Loans range from 6.28% to 9.75% per annum, and the weighted average Mortgage Rate of the Mortgage Loans is 7.09% per annum.

    HYPERAMORTIZATION. Forty-six (46) of the Mortgage Loans, which represent 33.34% of the Initial Pool Balance, bear interest at their respective Mortgage Rates until an Anticipated Repayment Date. Commencing on the respective Anticipated Repayment Date, except as described below, each such Mortgage Loan generally will bear interest at a fixed rate (the "Revised Rate") per annum equal to the Mortgage Rate plus a specified percentage. Excess Interest on such Mortgage Loans will be deferred until the principal balance thereof is reduced to zero. Non-payment of such Excess Interest will not constitute a default under such Mortgage Loans prior to the related maturity date. To the extent Excess Interest is unpaid, it will, except where limited by applicable law, continue to accrue interest at the Revised Rate. As of or shortly following the Anticipated Repayment Date, borrowers under ARD Loans will be required to enter into a lockbox agreement whereby all revenue will be deposited directly into a designated account (the "Lockbox Account") controlled by the Servicer. From and after the Anticipated Repayment Date, in addition to paying interest (at the Mortgage Rate) and principal (based on the amortization schedule), the related borrower generally will be required to apply all remaining monthly cash flow from the related Mortgaged Property to pay the following amounts in the following order of priority: (i) payments to required escrow funds, (ii) payment of operating expenses pursuant to the terms of an annual budget approved by the Servicer, (iii) payment of approved extraordinary operating expenses or capital expenses not set forth in the approved annual budget or allotted for in any escrow fund, (iv) principal on the Mortgage Loan until such principal is paid in full and (v) to Excess Interest. As described below, ARD Loans generally provide that the related borrower is prohibited from prepaying the Mortgage Loan before (or, in certain cases, until a certain date prior to) the Anticipated Repayment Date but, upon the commencement of such period, may prepay the loan, in whole or in part, without payment of a Prepayment Premium. The Anticipated Repayment Date and "open" period for each ARD Loan is listed in Annex A.

    AMORTIZATION OF PRINCIPAL. The Mortgage Asset Pool consists of three hundred seven (307) Balloon Loans, which represent 57.74% of the Initial Pool Balance; forty-six (46) ARD Loans, which represent

33.34% of the Initial Pool Balance; and fifty-one (51) fully amortizing Mortgage Loans, which represent 8.91% of the Initial Pool Balance.

    Nine (9) Mortgage Loans, which represent 1.31% of the Initial Pool Balance, are in each such case a "step amortization" Mortgage Loan that amortizes at a certain amortization schedule for a specified period following origination, and thereafter amortizes at a different amortization schedule until maturity. No assurance is given as to the effect of such step amortization on prepayment of such Mortgage Loan. See "Certain Characteristics of the Mortgage Loans--Step Amortization Loans" in Annex A hereto.

    In addition, eleven (11) Mortgage Loans, which represent 20.49% of the Initial Pool Balance, provide for payments of interest only for up to 120 months following origination before payments of principal are due. The total dollar amount of the Monthly Payment with respect to certain of those Mortgage Loans will be subject to a one-time increase in order to permit the commencement of scheduled amortization of such loan. See Annex A herein and "Risk Factors--Balloon Payments; Borrower Default" in the Prospectus. No Mortgage Loan (other than the ARD Loans) permits negative amortization or the deferral of accrued interest.

    PREPAYMENT PROVISIONS. As of the Cut-off Date, all of the Mortgage Loans impose some restriction on voluntary principal prepayments, whether in the form of an absolute prohibition or a requirement that any voluntary principal prepayment be accompanied by a Prepayment Premium. See "Annex A" herein.

    As described herein, Prepayment Premiums actually collected on the Mortgage Loans will be distributed to the respective Classes of Certificateholders in the amounts and priorities described under "Description of the Certificates--Distributions--Distributions of Prepayment Premiums" herein. The enforceability, under the laws of a number of states, of provisions similar to the provisions of the Mortgage Loans providing for the payment of a Prepayment Premium upon an involuntary prepayment is unclear. No assurance can be given that, at any time that any Prepayment Premium is required to be made in connection with an involuntary prepayment, the obligation to pay such Prepayment Premium will be enforceable under applicable law or, if enforceable, the foreclosure proceeds will be sufficient to make such payment. Liquidation Proceeds recovered in respect of any defaulted Mortgage Loan will, in general, be applied to cover outstanding servicing expenses and unpaid principal and interest prior to being applied to cover any Prepayment Premium due in connection with the liquidation of such Mortgage Loan. The Depositor makes no representation as to the enforceability of the provision of any Mortgage Loan requiring the payment of a Prepayment Premium or as to the collectability of any Prepayment Premium. In general, no Prepayment Premium will be payable upon any mandatory prepayment of a Mortgage Loan in connection with a casualty or condemnation. See "Annex A" herein and "Certain Legal Aspects of Mortgage Loans--Default Interest and Limitations on Prepayments" in the Prospectus.

    No Prepayment Premium will be payable in connection with any repurchase of a Mortgage Loan by a Mortgage Loan Seller for a material breach of representation or warranty on the part of such Mortgage Loan Seller or any failure to deliver documentation relating thereto, nor will any Prepayment Premium be payable in connection with the purchase of all of the Mortgage Loans and any REO Properties in connection with the termination of the Trust Fund or in connection with the purchase of defaulted Mortgage Loans by the Servicer or any holder or holders of Certificates evidencing a majority interest in the Controlling Class. See "--Assignment of the Mortgage Loans; Repurchases and Substitutions" and "--Representations and Warranties; Repurchases" and "Description of the Certificates--Termination; Retirement of Certificates" herein.

    DEFEASANCE. Three hundred and eighteen (318) Mortgage Loans, which represent 86.75% of the Initial Pool Balance, permit the applicable borrower, after a specified period and provided that no event of default exists, to exercise a Defeasance Option, provided that, among other conditions, the borrower (a) pays on any Due Date (the "Release Date") (i) all interest accrued and unpaid on the principal balance of the Mortgage Note to and including the Release Date, (ii) all other sums, excluding scheduled interest or principal payments not yet due and owing, due under the Mortgage Loan, and (iii) any costs and expenses incurred in connection with such release, (b) delivers direct, non-callable obligations of (or non-callable obligations, fully guaranteed as to timely payment by) the United States of America (the "Defeasance Collateral") providing payments on or prior to all successive scheduled payment dates from the Release Date to the related maturity date (or Anticipated Repayment Date in the case of any ARD
Loan), and in an amount equal to or greater than the scheduled payments due on such dates under the Mortgage Loan (or, with respect to Cross-Collateralized Mortgage Loans or Mortgage Loans secured by multiple Mortgaged Properties which permit defeasance, an amount equal to not less than the portion of such scheduled payments allocable to the released Mortgaged Property), and (c) delivers a security agreement granting the Trust Fund a first priority security interest in the Defeasance Collateral and an opinion of counsel to such effect. Simultaneously with such actions, the related Mortgaged Property will be released from the lien of the Mortgage Loan and the Defeasance Collateral will be substituted as the collateral securing the Mortgage Loan.

    The Depositor makes no representation as to the enforceability of the defeasance provisions of any Mortgage Loan.

    RELATED BORROWERS, CROSS-COLLATERALIZED MORTGAGE LOANS AND MORTGAGE LOANS COLLATERALIZED BY MULTIPLE PROPERTIES. Twelve (12) Mortgage Loans, which represent 3.03% of the Initial Pool Balance, are Cross-Collateralized Mortgage Loans among groups of related borrowers. Cross-collateralization arrangements involving more than one borrower and co-borrower arrangements could be challenged as a fraudulent conveyance by creditors of a borrower or by the representative of the bankruptcy estate of a borrower, if a borrower were to become a debtor in a bankruptcy case. See "Risk Factors--The Mortgage Loans--Limitation on Enforceability of Cross-Collateralization" herein. See Annex A hereto for information regarding the Cross-Collateralized Mortgage Loans.

    Twelve (12) Mortgage Loans (other than the Cross-Collateralized Mortgage Loans), which represent 24.86% of the Initial Pool Balance, are secured by one or more Mortgages encumbering multiple Mortgaged Properties. With respect to each of such Mortgage Loans, the related Mortgaged Properties are of the same property type. Each of these Mortgage Loans is evidenced by a single Mortgage Note, and despite the related multiple Mortgaged Properties, none is treated as a set of Cross-Collateralized Mortgage Loans for purposes herein. Accordingly, the total number of Mortgage Loans reflected herein is 404, while the total number of Mortgaged Properties reflected herein is 516. Certain of the Mortgage Loans that are secured by Mortgaged Properties that are located in more than one state are treated as an individual Mortgage Loan for all purposes hereof except that in describing the geographic concentration and property type distribution of the Mortgage Asset Pool, each such Mortgage Loan is treated as multiple Mortgage Loans, each of which is allocated a Cut-off Date Balance based on the Allocated Principal Amount, which is assigned as described herein.

    In addition, each of the Mortgage Loan Sellers has identified certain sets of Mortgage Loans in its respective pool (in addition to those described in the two preceding paragraphs) that were made to borrowers who are affiliated or under common control with one another (although no such set of Mortgage Loans represents more than 4.19% of the Initial Pool Balance).

    DUE-ON-SALE AND DUE-ON-ENCUMBRANCE PROVISIONS. All of the Mortgage Loans contain both "due-on-sale" and "due-on-encumbrance" clauses that in each case, subject to limited exceptions, permit the holder of the Mortgage to accelerate the maturity of the related Mortgage Loan if the borrower sells or otherwise transfers or encumbers the related Mortgaged Property other than in accordance with the terms of the related Mortgage or other loan documents or prohibit the borrower from doing so without the consent of the holder of the Mortgage. See "--Secured Subordinate Financing" herein. Certain of the Mortgage Loans permit either: (i) transfers of the related Mortgaged Property if certain specified conditions are satisfied or if the transfer is to a borrower reasonably acceptable to the lender, or (ii) transfers to certain parties related to the borrower. The Servicer will determine, in accordance with the Servicing Standard, whether to exercise any right the holder of any Mortgage may have under any such clause to accelerate payment of the related Mortgage Loan upon, or to withhold its consent to, any transfer or further encumbrance of the related Mortgaged Property. See "The Pooling and Servicing Agreements--Due-on-Sale and Due-on-Encumbrance Provisions" and "Certain Legal Aspects of Mortgage Loans--Due-on-Sale and Due-on-Encumbrance" in the Prospectus.

    SECURED SUBORDINATE FINANCING. Three (3) of the Mortgaged Properties which secure Mortgage Loans representing 2.53% of the Initial Pool Balance are known to be encumbered by subordinated debt that is not part of the Mortgage Asset Pool. In all cases, the holder of any material subordinated debt has agreed not to foreclose for so long as the related Mortgage Loan is outstanding, and the Trust Fund is not pursuing a foreclosure action. Substantially all of the remaining Mortgage Loans either prohibit the related borrower from encumbering the Mortgaged Property with additional secured debt or require the consent of the holder of the first lien prior to so encumbering such property. In addition, with respect to two (2) Mortgage Loans, representing 0.25% of the Initial Pool Balance, the principals of the related borrowers are known to have incurred debt secured by interests in the borrower. See "Risk Factors-- The Mortgage Loans--Risks of Secured Subordinate Financing" herein and "Certain Legal Aspects of Mortgage Loans--Subordinate Financing" in the Prospectus.

    GROUND LEASES. Four (4) Mortgage Loans, which represent 1.60% of the Initial Pool Balance, are secured solely by a Mortgage on the applicable borrower's leasehold interest in the related Mortgaged Property. Eight (8) Mortgage Loans, which represent 2.22% by Cut-off Date Balance or Allocated Principal Amount, as applicable, of the Initial Pool Balance, are secured by either (i) a Mortgage on both the borrower's leasehold interest and fee simple interest in the Mortgaged Property or (ii) both the borrower's leasehold interest and ground lessor's fee interest in the related Mortgaged Property. None of the related ground leases expire less than ten years after the stated maturity of the related Mortgage Loan. Under the terms of each such ground lease, the related ground lessor has either made its fee interest subject to the related Mortgage or, in general has agreed to give the holder of the Mortgage Loan notice of, and has granted such holder the right to cure, any default or breach by the lessee.

    CREDIT LEASE LOANS. Twenty-nine (29) of the Mortgage Loans, which represent 4.71% of the Initial Pool Balance, are Credit Lease Loans and are secured by Mortgages on Mortgaged Properties that are, in each case, except as indicated below, subject to a Credit Lease to a Tenant which possesses, or the Guarantor of which possesses, the rating indicated in the Credit Lease Table set forth below. Certain of the Tenants and/or Guarantors may not have an investment grade rating, and the Mortgage Loan Sellers have not independently assessed the creditworthiness of the Tenants or the related Guarantors of the Credit Leases. Monthly Rental Payments under the Credit Leases are generally sufficient to pay in full and on a timely basis all interest and principal scheduled to be paid with respect to the related Credit Lease Loans other than the Balloon Payments with respect to Credit Lease Loans which are Balloon Loans.

    The Credit Leases generally provide that the Tenant is responsible for all costs and expenses incurred in connection with the maintenance and operation of the related Mortgaged Property. In general, in the event of a casualty or condemnation of a material portion of the related Mortgaged Property, either (i) the Credit Lease provides that the Tenant must make an offer to purchase the applicable Mortgaged Property for an amount not less than the unpaid principal balance plus accrued interest on the related Credit Lease Loan or (ii) the Trustee on behalf of the Certificateholders will have the benefit of certain non-cancelable Lease Enhancement Policies obtained to cover certain casualty and/or condemnation risks.

                                                           AGGREGATE
                                            NUMBER OF     CUT-OFF DATE
           TENANT/GUARANTOR                   LOANS       BALANCE ($)         PROPERTY TYPE         CREDIT RATING(1)
---------------------------------------  ---------------  ------------  -------------------------  ------------------
Circuit City...........................            10      53,142,965    Retail/Office/Warehouse     Private Rating
Walgreen Company.......................             7      22,925,827            Retail                  Aa3/A+
Eckerd Corporation (2).................             5      12,353,217            Retail                   A2/A
Wal-Mart...............................             1      10,502,794            Retail                  Aa2/AA
K-Mart.................................             1       9,220,000            Retail                  Ba2/BB
Hannaford..............................             1       5,700,000            Retail              Private Rating
Rite Aid Corporation...................             1       1,477,894            Retail                Baa1/BBB+
Bridgestone Corporation................             1       1,382,541            Retail              Private Rating
IHOP Corporation.......................             1       1,297,187            Retail              Private Rating
Southland Corporation(3)...............             1       1,232,901            Retail                 Ba1/BB+

--------------------------

(1) Unless otherwise indicated, such ratings were the highest senior long-term unsecured debt ratings assigned to the applicable Tenant or Guarantor, as applicable, by Moody's and Standard & Poor's, respectively.

(2) Based upon the senior long-term unsecured debt rating of Eckerd's parent, J.C. Penney Corporation, although it has made no explicit guaranty of Eckerd's obligations.

(3) Based upon the bank loan rating of Southland Corporation by Moody's.

    CERTAIN OTHER MATTERS. The Mortgaged Property that secures one Mortgage Loan which represents 1.78% of the Initial Pool Balance is undergoing a seismic retrofit required by the municipality in which it is located. The seismic report obtained with respect to the related Mortgage Property indicates that the "probable maximum loss" following completion of the retrofit is expected to be less than 20%.

    Nine (9) Mortgage Loans (the "Pass-Through Loans"), which represent 1.88% of the Initial Pool Balance, are each represented by a pass-through certificate which represents a 100% interest in the subject Mortgage Loan. Each such Mortgage Loan is subject to a pass-through trust agreement. The Lehman Seller has agreed to cooperate with the Servicer to collapse the "pass-through structure" for each such Pass-Through Loan and to cause each such Mortgage Loan to be held by the Trust Fund as a "whole mortgage loan".

ADDITIONAL MORTGAGE LOAN INFORMATION

    GENERAL. For a detailed presentation of certain characteristics of the Mortgage Loans and Mortgaged Properties, on an individual basis and in tabular format, see Annex A hereto.

SIGNIFICANT MORTGAGE LOANS

THE OPERS LOAN

    THE LOAN. The "OPERS Loan" was originated by GMACCM and has a principal balance as of the Cut-off Date of approximately $199,846,047 representing 7.90% of the Initial Pool Balance. The OPERS Loan is secured by, among other things, fee mortgages (and in one case, a fee and leasehold mortgage) (the "OPERS Mortgages") encumbering twelve separate factory outlet centers located throughout the United States (the "OPERS Properties"). The OPERS Loan is an ARD Loan with an Anticipated Repayment Date of July 10, 2008 and with a final maturity of July 10, 2028. The OPERS Loan was made to twelve different special purpose, non-profit corporations (each, an "OPERS Borrower"). Each OPERS Borrower was formed for the sole purpose of acquiring and holding one or a portion of one of the OPERS Properties. Each of the OPERS Borrowers is a wholly-owned subsidiary of the Public Employees Retirement System of Ohio ("OPERS").

    Additional prepayment and defeasance terms for the OPERS Loan are as set forth on Annex A.

    THE OPERS PROPERTIES; RELEASES AND SUBSTITUTIONS. The OPERS Properties consist of twelve factory outlet centers located in New Hampshire, Connecticut, Delaware, South Carolina, Alabama, Illinois, Oregon and Utah. The OPERS Properties range in size from 88,181 net rentable square feet to 534,011 net rentable square feet and collectively have an aggregate of 2,918,570 square feet of aggregate net rentable square footage. The OPERS Properties were constructed or substantially renovated between 1988 and 1998. Appraisals determined a range of values for the OPERS Properties from $13,900,000 to $72,000,000 and an aggregate appraised value of $411,390,000.

    The OPERS Borrowers are prohibited from voluntarily prepaying the OPERS Loan prior to its Anticipated Repayment Date. Each of the OPERS Borrowers is permitted to have the related OPERS Property released from the lien of the related OPERS Mortgages, from and after the second anniversary of the Delivery Date, by delivering to the holder of the OPERS Loan Defeasance Collateral which provides payments in an amount sufficient to pay principal and interest when due on all successive scheduled payment dates and the applicable Anticipated Repayment Date (as if it was the maturity date) in respect of the portion of the OPERS Loan being defeased, which portion shall equal the related Release Amount (as defined herein) for the Mortgaged Property to be released. The Release Amount for each applicable OPERS Property is generally 125% or 135% of the related Allocated Principal Amount and is set forth below. Defeasance is only permitted upon the satisfaction of certain conditions, including, among other things, confirmation from the Rating Agencies that such defeasance will not result in a withdrawal, downgrade or qualification of the then current ratings on the Certificates, satisfaction of certain debt service coverage ratio tests with respect to the remaining OPERS Properties and delivery of certain legal opinions and documentation. In addition, provided that no event of default exists under the OPERS Loan documents, and prior to the Anticipated Repayment Date, the OPERS Borrowers are permitted to accomplish a one-time substitution of certain of the OPERS Properties. Only certain of the OPERS Properties may be substituted by the OPERS Borrowers and no more than two simultaneous property substitutions are permitted. In connection with any substitution, the OPERS Borrowers are required to satisfy certain conditions, including, among other things, that any such substitute property is of the same type and quality of the property to be released, satisfaction of certain debt service coverage ratios and other underwriting tests, confirmation from the Rating Agencies that such substitution will not result in a withdrawal, downgrade or qualification of the then current ratings on the Certificates, and delivery of certain legal opinions and property and underwriting documentation. Those OPERS Properties as to which substitution is permitted are set forth below:

           OPERS ALLOCATED PRINCIPAL AMOUNTS AND SUBSTITUTION RIGHTS

                                                          ALLOCATED
                                                          PRINCIPAL                     RELEASE         SUBSTITUTION
PROPERTY NAME                                               AMOUNT         RATIO         AMOUNT           PERMITTED
------------------------------------------------------  --------------  -----------  --------------  -------------------
Riviera Centre Factory Stores.........................  $   35,000,000         135%  $   47,250,000              No
Hilton Head Factory Stores I..........................  $   11,550,000         135%  $   15,592,500              No
Hilton Head Factory Stores II.........................  $    8,525,000         135%  $   11,508,750              No
Lakes Region Factory Stores...........................  $   14,120,000         125%  $   17,650,000             Yes
The Factory Stores at Lincoln City....................  $   18,800,000         125%  $   23,500,000             Yes
Myrtle Beach Factory Stores...........................  $   24,850,000         135%  $   33,547,500              No
The Factory Stores at Park City.......................  $   13,675,000         125%  $   17,093,750             Yes
Rehoboth Outlets (I)..................................  $   13,625,000         135%  $   18,393,750              No
Rehoboth Outlets (II).................................  $   22,400,000         135%  $   30,240,000              No
Rehoboth Outlets (III)................................  $    6,775,000         135%  $    9,146,250              No
The Factory Stores at Tuscola.........................  $   14,430,000         125%  $   18,037,500             Yes
Westbrook Factory Stores..............................  $   16,250,000         125%  $   20,312,500             Yes

    VALUE. The OPERS Loan has a 48.58% Cut-off Date LTV based upon an appraised value of $411,390,000.

    DSC RATIO.  The OPERS Loan has an Underwritten NCF DSCR of 2.31x.

    PROPERTY MANAGEMENT. The OPERS Properties are managed by Charter Oak Group, Ltd., a Delaware corporation. The OPERS Borrowers may not replace the property manager without obtaining the approval of the holder of the OPERS Loan and receipt by such holder of confirmation from the Rating Agencies that such replacement will not result in a withdrawal, downgrade or qualification of the then current ratings on the Certificates. Furthermore, the holder of the OPERS Loan may terminate the property manager for certain events including but not limited to an event of default under the management agreement or an event of default under the OPERS Loan documents.

    LOCKBOX AND CASH SHORTFALL ACCOUNT. All rents payable in respect of the OPERS Properties are required to be deposited into a lockbox account controlled by the holder of the OPERS Loan. In the event that a debt service coverage ratio of 2.0x is not maintained on the OPERS Loan, the OPERS Borrowers are required to deposit into a cash escrow account controlled by the holder of the OPERS Loan an amount (the "Shortfall Amount") equal to the difference between actual net operating income and a hypothetical amount of net operating income which would have enabled the OPERS Properties to achieve a debt service coverage ratio of 2.0x. Any such deposits serve as additional collateral for repayment of the OPERS Loan and are not returned to the OPERS Borrowers until such time as the holder of the OPERS Loan determines that the Shortfall Amount has been reduced to zero.

    AFFILIATE DEBT. The OPERS Borrowers are permitted to incur unsecured indebtedness to OPERS to pay operating expenses associated with the related OPERS Property provided that the amount of any such debt, together with such property's related outstanding allocated principal amount, will not cause such property's loan to value ratio to exceed 75%. Any such loans must be subject to a subordination and standstill agreement acceptable to the holder of the OPERS Loan and at all times must be held by OPERS.

THE ARDEN LOAN

    THE LOAN. The "Arden Loan", was originated by the Lehman Seller, has a Cut-off Date Balance of $136,100,000, representing 5.38% of the Initial Pool Balance, and is secured by a first mortgage (the "Arden Mortgage") encumbering the related borrower's fee simple interest in 22 suburban office and R&D/industrial properties (the "Arden Properties") located throughout the Los Angeles and San Diego, California metropolitan areas. The Arden Loan was made to a special purpose entity (the "Arden Borrower"), controlled by Arden Realty, Inc. ("Arden Realty"). As of June 30, 1998, Arden Realty owned 134 properties composing 17.5 million square feet. Arden Realty is a publicly traded "real estate investment trust" ("REIT") on the New York Stock Exchange ("ARI").

    The Arden Loan is an ARD Loan with an Anticipated Repayment Date of April 16, 2008 and a final maturity of April 16, 2028. Payments of interest only are due on the Arden Loan in months one to fifty-seven. In months fifty-eight to one hundred eighteen, amortization is based on a 25 year schedule. The fixed Mortgage Rate on the Arden Loan is 6.74% per annum; however, after the related Anticipated Repayment Date, the Revised Rate on the Arden Loan will increase to the greater of (i) the then applicable United States Treasury rate, plus 5%, and
(ii) the original Mortgage Rate, plus 5%, until the loan is repaid in full.

    The Arden Borrower is prohibited from voluntarily prepaying the Arden Loan prior to the related Anticipated Repayment Date. The Arden Borrower may defease the Arden Loan with United States Treasury obligations beginning two years from the Delivery Date.

    THE ARDEN PROPERTIES. The Arden Properties consist of 15 suburban office and seven R&D/industrial properties located in the Los Angeles and San Diego, California metropolitan areas. The combined total net rentable area of the Arden Properties is approximately 2,221,261 square feet. The occupancy rate as of April 1, 1998 was 97%.

    The following table summarizes the Arden Properties' net rentable area ("NRA").

                           NET RENTABLE AREA OVERVIEW

                                                                                               SQUARE      % TOTAL
                                                                                               FOOTAGE       NRA
                                                                                             -----------  ----------
Office.....................................................................................    1,588,974       71.5%
R&D/Industrial.............................................................................      632,287       28.5%
                                                                                             -----------  ----------
Total Rentable Area........................................................................    2,221,261      100.0%

                          FIFTEEN LARGEST TENANTS (1)

                                                 MONTHS          RENTABLE                                       % TOTAL
                                              REMAINING IN        SQUARE         AS % OF          ANNUAL      ANNUAL BASE
TENANT                                       LEASE TERM (2)        FEET         TOTAL NRA       BASE RENT        RENT
-----------------------------------------  -------------------  -----------  ---------------  --------------  -----------
Disney...................................              60            98,802           4.4%    $    2,240,832         6.6%
Foundation Health KalCorp................              62            71,946           3.2%         1,899,372         5.6%
Aurora Biosciences.......................             122            81,204           3.6%         1,632,888         4.8%
Pacific South West Bank Lending..........             113           125,000           5.5%         1,627,500         4.5%
Cymer, Inc...............................             141           155,612           6.9%         1,610,580         4.8%
University of Phoenix....................              65            82,342           3.7%         1,463,871         4.3%
Qualcomm.................................              56            69,386           3.1%         1,029,133         3.0%
SensorMedics Corp........................              77           119,966           5.3%           958,290         2.8%
Curtain Matheson Science.................               7            99,119           4.4%           872,184         2.6%
Sedgewick James..........................             110            37,818           1.7%           718,604         2.1%
Royal Mortgage/Conti.....................              33            35,516           1.6%           581,504         1.7%
State Farm...............................              37            24,182           1.1%           529,634         1.6%
Ahmanson Development.....................              19            23,820           1.1%           480,128         1.4%
Pacific Scientific Co....................              13            71,148           3.2%           474,783         1.4%
Aerotak, Inc.............................              43            25,335           1.1%           404,310         1.2%
                                                                -----------           ---     --------------         ---
Total/% of Portfolio.....................                         1,121,196          49.8%    $   16,523,613        49.0%

------------------------

(1) Certain tenants lease space in multiple properties

(2) Represents weighted average of remaining lease terms where multiple leases are involved.

                      AGGREGATE LEASE EXPIRATION SCHEDULE

                                                                                                      PERCENTAGE OF
                                                                                  SQUARE FOOTAGE OF   TOTAL LEASED
YEAR                                                                               EXPIRING LEASES     SQUARE FEET
--------------------------------------------------------------------------------  ------------------  -------------
Month to Month..................................................................           66,438             2.9%
1998............................................................................           78,733             3.5%
1999............................................................................          348,035            15.4%
2000............................................................................          160,905             7.1%
2001............................................................................          249,193            11.1%
2002............................................................................          249,718            11.1%
2003............................................................................          429,744            19.1%
2004............................................................................          176,506             7.8%
2005............................................................................           21,470             1.0%
2006............................................................................                0             0.0%
2007............................................................................          162,818             7.2%
2008............................................................................           93,222             4.1%
2009............................................................................                0             0.0%
2010+...........................................................................          155,612             6.9%
Vacant..........................................................................           60,284             2.7%
                                                                                  ------------------       ------
Total...........................................................................        2,252,678           100.0%

    PROPERTY MANAGEMENT. Arden is the largest publicly traded owner of office space in Southern California, measured in net rentable square feet owned. Arden manages more than 200 buildings, with a combined total of 17.5 million square feet. The Arden loan documents provide that the management agreement be terminated upon an event of default under the loan.

    VALUE. The Arden Loan has a Cut-off Date LTV Ratio of 51.44% based upon a Lehman Seller valuation of $264,595,517. Such value was established by applying a 8.94% cap rate to a Lehman Seller assumed annual net operating income.

    DSC RATIO. The Arden Loan has an Underwritten NCF DSCR of 2.19x (based on the current interest-only Monthly Payment).

    LOCK BOX. If, among other things, there occurs certain events of default under the Arden Loan, the loan has not been repaid in full by the Anticipated Repayment Date, or the debt service coverage for the preceding four consecutive accounting quarters falls below 1.50x (or 1.27x for any such four quarter period beginning on or after April 1, 2003), the Arden Borrower must establish a lockbox account controlled by the Servicer and instruct the tenants of the Arden Properties to make payment of all rents to such lockbox.

    RELEASES AND SUBSTITUTIONS. At any time following the commencement of the period during which the Arden Loan may be defeased, the Arden Borrower may obtain a release of the lien of the Arden Mortgage to the extent it encumbers one or more Arden Properties (a "Substituted Property") by substituting therefor one or more office properties acquired by the Arden Borrower (individually, a "Substitute Property" and collectively, the "Substitute Properties"), provided that (a) no such substitution may occur after the related Anticipated Repayment Date, (b) such substitution shall not be allowed more than two (2) times during the term of the Arden Loan, (c) not more than five (5) Arden Properties may be released from the lien of the Arden Mortgage during the term of the Arden Loan in connection any such substitution and (d) the following conditions, among others, have been satisfied:

    (i) after giving effect to the substitution, the debt service coverage ratio for the Arden Properties (including the Substitute Properties but excluding the Substituted Properties) is at least equal to the greater of
       (A) 2.22x (on or before April 16, 2003) or 1.81x (on or after April 17,
       2003), and (B) the debt service coverage ratio for the Arden Loan for all of the Arden Properties immediately preceding the substitution;

    (ii) the net operating income and debt service coverage ratio (for the twelve (12) month period immediately preceding the substitution) for the Substituted Property or Substitute Properties, as applicable (calculated in accordance with the related loan agreement based on release prices), is greater than 125% of the net operating income and debt service coverage ratio (for the twelve (12) month period immediately preceding the substitution) for the Substituted Property or Substituted Properties then being substituted; and

    (iii) the lender has received written confirmation from the Rating Agencies that no rating of the Certificates will be qualified, downgraded or withdrawn as a result of the substitution.

THE BOYKIN LOAN

    THE LOAN. The "Boykin Loan", was originated by the Lehman Seller, has a Cut-off Date Balance of $130,000,000, representing 5.14% of the Initial Pool Balance, and is secured by ten (10) first mortgages (collectively the "Boykin Mortgage") encumbering the fee simple interests in nine Doubletree flagged hotel properties and the leasehold interest in one Doubletree flagged hotel. The hotels are located in six Western and Midwestern states, with three in each of Washington and Oregon, and one in each of California, Nebraska, Idaho and Colorado (the "Boykin Properties"). The Boykin Loan was made to a special purpose entity (the "Boykin Borrower"), affiliated with Boykin Lodging Company ("Boykin Lodging"). As of June 30, 1998, Boykin Lodging controlled 31 hotels with over 8,600 rooms. Boykin Lodging is a publicly traded REIT on the New York Stock Exchange ("BOY").

    The Boykin Loan is an ARD Loan with an Anticipated Repayment Date of June 2, 2008 and a final maturity of June 2, 2023. Payments of interest only are due on the Boykin Loan for the first 23 months. The loan will amortize on a 25 year schedule for months 24 to 120. The fixed Mortgage Rate on the Boykin Loan is 6.90% per annum; however, after the related Anticipated Repayment Date, the Revised Rate on the Boykin Loan will increase to the greater of (i) the then applicable Treasury Rate, plus 5%, and (ii) the original Mortgage Rate, plus 5%, until the loan is repaid in full.

    The Boykin Borrower is prohibited from voluntarily prepaying the Boykin Loan until the Anticipated Repayment Date. After the earlier to occur of 3 years from the closing of the loan or 2 years from Delivery Date (the "Defeasance Period"), but prior to the Anticipated Repayment Date, Boykin Properties may be released from the lien of the Boykin Mortgage subject to United States Treasury defeasance of the applicable release price of the property or properties to be released. The release prices are 125% of the allocated loan amount for all the Boykin Properties except the Omaha property, for which it is 160%.

    THE PROPERTIES. The Boykin Properties are controlled by Boykin Lodging. The Boykin Properties consist of 10 hotels described in the table below. The hotels are operated under the Doubletree brand name, and range in size from 208 to 476 rooms. Each of the hotels is leased to Westboy, LLC ("Westboy"), pursuant to an operating lease, which operating lease is subordinate to the Boykin Loan. Westboy is a special purpose entity whose sole member is Boykin Management Company Limited

Liability Company ("BMC"). The members of BMC are The Boykin Group, Inc. and Purchasing Concepts, Inc. (see management below).

                                                          NO. OF      YR. BUILT/        AVG.          ADR       REVPAR
HOTEL                                 LOCATION             ROOMS       RENOVATED      OCCUP(1)      (1)(2)      (1)(3)
----------------------------  ------------------------  -----------  -------------  -------------  ---------  -----------
Portland Lloyd Center.......  Portland, OR                     476          1996           71.0%   $  102.66   $   72.92
Sacramento..................  Sacramento, CA                   448          1995           74.0        87.62       64.84
Omaha Downtown..............  Omaha, NE                        413          1996           75.5        73.52       55.53
Boise Riverside.............  Boise, ID                        304          1996           69.4        83.35       57.83
Colorado Springs............  Colorado Springs, CO             299          1996           76.2        86.38       65.79
Spokane Valley..............  Spokane, WA                      237          1994           54.3        67.95       36.91
Portland Downtown...........  Portland, OR                     235          1995           71.1        98.37       69.90
Eugene/Springfield..........  Springfield, OR                  234          1973           64.8        57.31       37.15
Bellevue Center.............  Bellevue, WA                     208          1997           74.5        94.37       70.30
Yakima Valley...............  Yakima, WA                       208          1995           57.4        67.49       38.74
                                                             -----         -----            ---    ---------  -----------
Total/Weighted Avg:.........                                 3,062            NA           68.3%   $   78.16   $   54.05
                                                             -----                          ---    ---------  -----------
                                                             -----                          ---    ---------  -----------

                                APPRAISAL
HOTEL                             VALUE
----------------------------  --------------
Portland Lloyd Center.......  $   69,000,000
Sacramento..................      50,000,000
Omaha Downtown..............      21,000,000
Boise Riverside.............      27,000,000
Colorado Springs............      35,200,000
Spokane Valley..............      11,000,000
Portland Downtown...........      24,900,000
Eugene/Springfield..........      10,500,000
Bellevue Center.............      19,500,000
Yakima Valley...............       8,500,000
                              --------------
Total/Weighted Avg:.........  $  276,600,000
                              --------------
                              --------------

(1) Trailing 12 months information through March 31, 1998.

(2) Average Daily Rate.

(3) Revenue Per Available Room.

    Note: All Hotels are operated under the Doubletree flag.

    LOCKBOX. Upon the expiration or termination of the property management agreement or the completion of a foreclosure, the Boykin Borrower must establish a lockbox account controlled by the Servicer and cause the deposit of all hotel income from the Boykin Properties to be deposited in such lockbox.

    PROPERTY MANAGEMENT. The Boykin Properties are all subject to a long term management agreement with Red Lion Hotels, Inc., a wholly-owned subsidiary of Doubletree Hotels, which expires pursuant to its terms on April 5, 2012. The agreement is not terminable by Westboy except in the event of a default by the manager. The base management fee is 3% of gross revenue. The management fee structure also provides for incentive payments to Red Lion Hotels, if certain base levels of operating cash flow are achieved. The management agreement is terminable by the lender upon completion of foreclosure or upon an event of default under the property management agreement.

    VALUE. The Boykin Loan has a Cut-off Date LTV of 47.00% based upon the appraised value of the Boykin Properties of $276,600,000.

    DSC RATIO. The Underwritten NCF DSCR of the Boykin Loan is 2.30x (based on the amortizing Monthly Payment).

    ADDITIONAL INDEBTEDNESS. No subordinate financing is permitted on any of the Boykin Properties nor is the pledge of interests in the Boykin Borrower permitted.

    TRANSFER OF OWNERSHIP INTERESTS. The Boykin Mortgage prohibits the transfer of the interests in the Boykin Properties or in the Boykin Borrower without the consent of lender under the Boykin Loan, except in connection with a release of a hotel property in connection with (1) the defeasance of the Boykin Loan or (2) a substitution of the hotel properties in accordance with the Boykin Loan documents, where each of such releases are conditioned upon written confirmation by the Rating Agencies of no downgrade, withdrawal or qualification of the ratings of the Certificates. Lender has the right to condition its consent to transfers requested by Borrower upon the approval by the rating agencies of the proposed transferee.

    RELEASES AND SUBSTITUTIONS. Provided no event of default has occurred, prior to the Anticipated Repayment Date, the Boykin Borrower shall have the right to obtain a release of one or more of the Boykin Properties (up to a maximum of five) from the lien of the Boykin Mortgage upon the substitution of another hotel property of comparable type and quality for each released property, provided certain terms and conditions are satisfied, including, without limitation, (1) the loan-to-value ratio for the Boykin Loan (based on all the Boykin Properties subject to the lien of the Boykin Mortgage) after giving effect to the substitution must not be greater than the lesser (x) the loan-to-value ratio for the Boykin Loan at origination and (y) the loan-to-value ratio for the Boykin Loan (based on the Boykin Properties remaining subject to the lien of the Boykin Mortgage) immediately preceding the release and substitution, (2) the debt service coverage ratio for the Boykin Loan (based on the Boykin Properties remaining subject to the lien of the Boykin Mortgage) after giving effect to the release and substitution, for the 12-month period preceding the second calendar month prior to the release and substitution, must be greater than or equal to the greater of (x) the debt service coverage ratio for the Boykin Loan at origination, and (y) the debt service coverage ratio for the Boykin Loan (based upon all Boykin Properties then encumbered by the lien of the Boykin Mortgage) for the 12-month period preceding the second month preceding the release and substitution and (3) the aggregate allocated loan amounts applicable to all of the Boykin Properties subject to a substitution release shall not exceed $39,000,000. During the related lock-out period only the Eugene/Springfield, Bellevue Center, Spokane Valley and Yakima Valley hotels (collectively, the "Washington/Oregon Hotels") shall be eligible for substitution and after the related lock-out period any of the Boykin Properties may be eligible for substitution. Notwithstanding anything to the contrary in the Boykin Loan documents, in the event that the Boykin Borrower is unable to deliver a substitute hotel property simultaneously with a substitution release, and the substitution release occurs after the Lock-out Period, the Boykin Borrower may still release one or more of the Washington/Oregon Hotels upon the satisfaction of certain conditions, including, without limitation, (A) the deposit by the Boykin Borrower of funds in an eligible escrow account held by the lender in an amount sufficient to purchase defeasance collateral sufficient to defease a portion of the related Mortgage Note equal to the applicable release price and
(B) the delivery by the Boykin Borrower at the time of the substitution release and the establishment of the escrow account of written confirmation from the Rating Agencies that the substitution release and the establishment of the escrow account shall not result in a withdrawal, downgrade or qualification of the ratings of the Certificates. If the Boykin Borrower does not deliver a substitute property within six months of the substitution release and establishment of the escrow account, the Boykin Borrower shall immediately defease an amount equal to applicable release price and the funds in the escrow account shall be used to purchase defeasance collateral.

    GROUND LEASE CONSIDERATIONS. As described above, the Boykin Loan is secured, in part, by a first mortgage lien on the Boykin Borrower's leasehold interest in one Doubletree flagged hotel located in Omaha, Nebraska (the "Leasehold Interest"). The related ground lease, as amended (the "Ground Lease"), contains a provision that, under certain circumstances involving a default under the Boykin Loan, grants to the lessor under the Ground Lease (the "Ground Lessor") a purchase option, both prior to any foreclosure sale and up to one year after the lender under the Boykin Loan or its designee has taken title to the property in connection with a foreclosure, that would permit the Ground Lessor to purchase the Leasehold Interest for a price that may be below both its current $21 million appraised value and its then fair market value.

THE SOUTH TOWNE LOAN

    The "South Towne Loan", was originated by the Lehman Seller, has a Cut-off Date Balance of $64,000,000, representing 2.53% of the Initial Pool Balance, and is secured by a blanket first mortgage (the "South Towne Mortgage") encumbering the fee simple interest of Macerich South Towne Limited Partnership ("South Towne") in South Towne Center and the fee simple interest of Macerich ST Marketplace Limited Partnership ("Marketplace"; and together with South Towne, the "South Towne Borrower") in South Towne Marketplace. South Towne Center is a two level, 940,943 square foot regional mall, and South Towne Marketplace is an adjacent 304,775 square foot power center (together with the outparcels, the "South Towne Property"). The South Towne Property is located in Sandy, Utah, a suburb of Salt Lake City. Each of Marketplace and South Towne is a special purpose entity, controlled by The Macerich Company ("Macerich"). As of June 30, 1998, Macerich controlled 41 regional shopping centers and 5 community shopping centers with approximately 35 million square feet of space. Macerich is a publicly traded REIT on the New York Stock Exchange ("MAC").

    The South Towne Loan is an ARD Loan with an Anticipated Repayment Date of August 10, 2008 and a final maturity of August 10, 2033. Payments of interest only are due on the South Towne Loan until its Anticipated Repayment Date. The fixed Mortgage Rate on the South Towne Loan is 6.61% per annum; however, after the related Anticipated Repayment Date, the Revised Rate on the South Towne Loan will equal the greater of (i) the then applicable United States Treasury Rate, plus 3%, and (ii) the original Mortgage Rate, plus 3%, until the loan is repaid in full.

    The South Towne Borrower is prohibited from voluntarily prepaying the South Towne Loan prior to the related Anticipated Repayment Date. The South Towne Borrower may defease the South Towne Loan with United States Treasury obligations beginning two years from the Delivery Date. In addition, the South Towne Borrower may partially defease the South Towne Loan and cause the release of South Towne Marketplace with a United States Treasury defeasance, based upon an amount of $15,200,000.

    THE PROPERTY. South Towne Center is a two level, 940,943 square foot regional mall, and South Towne Marketplace is an adjacent 304,775 square foot power center. Both are located in Sandy, Utah, a suburb of Salt Lake City. The property site covers 146 acres and includes 6,594 parking spaces. South Towne Center was originally built in 1986 and has received numerous expansions and upgrades, including a significant expansion in 1997. This recent expansion included the addition of the largest Dillard's in Utah. The South Towne Marketplace was built in 1996.

    South Towne Center has four anchor tenants, JC Penney, Mervyn's, ZCMI and Dillard's. These four anchor tenants occupy 596,852 square feet, or 48.2% of the gross leaseable area of the South Towne Center. Included in such 596,852 square feet is 297,000 square feet of gross leaseable area that is owned and occupied by Mervyn's and Dillard's, which are not collateral for the loan. South Towne Marketplace consists of 304,775 square feet of gross leaseable area. Eight outparcels, which house a movie theatre, several restaurants and one freestanding store are also collateral for the South Towne Loan. South Towne Center and Marketplace, together with the eight outparcels comprise approximately 1,237,568 square feet of gross leaseable area, including the 297,000 square feet that are not collateral for this loan.

    The following table summarizes the breakdown of gross leaseable area
("GLA").

                       SOUTH TOWNE PROPERTY GLA OVERVIEW

                                                                                               SQUARE       % TOTAL
                                                                                               FOOTAGE        GLA
                                                                                             -----------  -----------
Dillard's*.................................................................................      212,223        17.1%
ZCMI.......................................................................................      200,000        16.2%
JC Penney..................................................................................      100,237         8.1%
Mervyn's*..................................................................................       84,392         6.8%
                                                                                             -----------       -----
Subtotal...................................................................................      596,852        48.2%

In-line Mall Space.........................................................................      253,997        20.5%
Outparcels.................................................................................       81,944         6.6%
                                                                                             -----------       -----
South Towne Center GLA.....................................................................      932,793        75.4%

South Towne Marketplace....................................................................      304,775        24.6%
                                                                                             -----------       -----
Total Retail GLA...........................................................................    1,237,568       100.0%

Note: Total Mortgaged GLA..................................................................      940,953

------------------------

*Not part of the Mortgaged Property.

              TEN LARGEST MALL STORE TENANTS (SOUTH TOWNE CENTER)

                                                                                                      DATE OF
TENANT                                                                              SQUARE FEET   LEASE EXPIRATION
---------------------------------------------------------------------------------  -------------  ----------------
Gap/Gap Kids.....................................................................       10,950         1/2008
Lerner New York..................................................................        9,857         9/2004
Express/Bath & Body Works........................................................        8,501         4/2007
Eddie Bauer......................................................................        6,436         1/2008
Famous Footwear..................................................................        5,525         6/2005
Camelot Music....................................................................        5,393         1/2005
Lane Bryant......................................................................        5,354       Mo. To Mo.
Athletic Fitters.................................................................        5,341        12/2007
B. Dalton........................................................................        5,245         1/2001
Northern.........................................................................        4,994         6/2008
                                                                                   -------------
Total............................................................................       67,596

                          OUTPARCEL STORE TENANTS (1)

                                                                                                      DATE OF
TENANT                                                                              SQUARE FEET   LEASE EXPIRATION
---------------------------------------------------------------------------------  -------------  ----------------
Cineplex Odeon...................................................................       35,826          12/2010
HomeTown Buffet..................................................................       10,200           6/2009
Pier 1...........................................................................       10,011           2/2001
Bennett's BBQ....................................................................        6,600           3/2007
TGI Friday.......................................................................        6,200           4/2015
Village Inn......................................................................        5,377           3/2007
Chili's..........................................................................        5,230           1/2011
Schlotsky's Deli.................................................................        2,500          10/2010
                                                                                   -------------
Total............................................................................       81,944

------------------------

(1) With the exception of Pier 1, all outparcel tenants are on ground leases.

                            SOUTH TOWNE MARKETPLACE

                                                                                                     DATE OF
TENANT                                                                             SQUARE FEET   LEASE EXPIRATION
---------------------------------------------------------------------------------  ------------  ----------------
Target (1).......................................................................      179,945         10/2016
Gart Sports......................................................................       44,160          1/2012
Linens N'Things..................................................................       33,020          1/2012
Barnes & Noble...................................................................       26,640          9/2011
Old Navy.........................................................................       14,460          7/2006
Black Angus......................................................................        6,550         12/2016
                                                                                   ------------
Total............................................................................      304,775

------------------------

(1) Target is on a ground lease.

                 LEASE EXPIRATION SCHEDULE (SOUTH TOWNE CENTER)
                IN-LINE AND OUTPARCEL LEASE EXPIRATION SCHEDULE

                                                                                 NUMBER
YEAR                                                                            OF LEASES     EXPIRING SF     % TOTAL SF
---------------------------------------------------------------------------  ---------------  ------------  ---------------
1998.......................................................................             4           7,172            0.8%
1999.......................................................................             9           8,619            0.9%
2000.......................................................................             3           4,011            0.4%
2001.......................................................................             8          25,130            2.7%
2002.......................................................................            13          20,442            2.2%
2003.......................................................................             6           9,481            1.0%
2004.......................................................................            16          34,646            3.7%
2005.......................................................................             8          23,560            2.5%
2006.......................................................................            10          16,826            1.8%
2007.......................................................................            14          49,943            4.7%
2008.......................................................................            13          42,947            4.6%

5 Year Average Rollover....................................................                        13,075
7 Year Average Rollover....................................................                        15,643

    VALUE. The South Towne Loan has a Cut-off Date LTV Ratio of 61.13% based upon a Lehman Seller valuation of $104.7 million. Such value was determined by applying 8.75% cap rate on a Lehman Seller assumed annual net operating income.

    DSC RATIO.  The South Towne Loan has a Underwritten NCF DSCR of 2.05x.

    LOCK BOX. If, among other things, there occur certain events of default under the South Towne Loan, the South Towne Loan has not been repaid in full on or before the Anticipated Repayment Date, or the debt service coverage ratio for the immediately preceding twelve month period falls below 1.50x, the South Towne Borrower must establish a lockbox account to be controlled by the Servicer and instruct the tenants of the South Towne Property to make payment of all rents to such account.

    PROPERTY MANAGEMENT. Macerich now manages 40 malls with over 35 million square feet. The company has been a publicly traded REIT since 1994. The South Towne loan documents provide that the management agreement may be terminated upon an event of default under the loan.

THE GROVE LOAN

    The "Grove Loan" was originated by the Lehman Seller, has a Cut-off Date Balance of $63,000,000, which represents 2.49% of the Initial Pool Balance, is secured by a first mortgage (the "Grove Mortgage") encumbering the related borrower's fee simple interest (or, in one case, the related borrower's leasehold interest and the ground lessor's fee simple interest) in each of 17 multifamily properties (the "Grove Properties") containing 1,952 apartments. The Grove Properties are located in Southern New England. The Grove Loan was made to special purpose entities (the "Grove Borrowers"), affiliated with Grove Property Trust ("Grove"). As of June 30, 1998, Grove controlled 41 apartment communities with over 4,100 units. Grove is a publicly traded REIT on the American Stock Exchange ("GVE").

    The Grove Loan is an ARD Loan with an Anticipated Repayment Date of June 1, 2008 and a final maturity of June 1, 2033. Payments of interest only are due on the Grove Loan until the related Anticipated Repayment Date. The fixed Mortgage Rate on the Grove Loan is 6.59% per annum; however, after the related Anticipated Repayment Date, the Revised Rate on the Grove Loan will equal the greater of (i) the then applicable United States Treasury rate, plus 5%, and
(ii) the original Mortgage Rate, plus 5%, until the loan is repaid in full.

    The Grove Borrower is prohibited from voluntarily prepaying the Grove Loan prior to the related Anticipated Repayment Date. After the second anniversary of the Delivery Date, release of Grove Properties is permitted with a 125% release premium and United States Treasury defeasance.

    THE PROPERTIES. The Grove Properties are controlled by Grove. The Grove Properties consists of 17 multifamily properties described in the table below.

                                                                                                             CURRENT
                                                                                  NO. OF     YEAR BUILT/    ECONOMIC
PROPERTY                                               LOCATION                    UNITS      RENOVATED     OCCUPANCY
--------------------------------------  --------------------------------------  -----------  -----------  -------------
Four Winds............................  Fall River, MA                                 168      1987/96          95.3%
Brooksyde.............................  West Hartford, CT                               81      1945/97          94.8
River's Bend (1)......................  Windsor, CT                                    355      1972/96          94.3
Summit & Birch Hill...................  Farmington, CT                                 185         1965          96.8
Colonial Village......................  Plainville, CT                                 104         1968          95.3
Royale................................  Cranston, RI                                    77         1971          93.3
Fox Hill..............................  Enfield, CT                                    168         1974          93.4
Bradford Commons......................  Newington, CT                                   65         1964          95.2
Burgundy Studio.......................  Middletown, CT                                 102         1973          96.6
Fox Hill Commons......................  Vernon, CT                                      74         1965          92.9
Loomis Manor..........................  West Hartford, CT                               43         1948          99.1
Woodbridge............................  Newington, CT                                   73         1968          97.1
Security Manor........................  Westfield, MA                                   63         1979          99.0
Van Deene Manor.......................  West Springfied, MA                            111         1970          97.8
Avon Place Condominiums (2)...........  Avon, CT                                       147         1973          95.9
Coachlight Village....................  Agawam, MA                                      88         1966          97.5
Dean Estates..........................  Cranston, RI                                    48         1970          96.1
                                                                                     -----   -----------        -----
Total/Weighted Avg:                                                                  1,952           NA          95.5%
                                                                                     -----                      -----
                                                                                     -----                      -----

------------------------

(1) Part of a 432 unit condominium development

(2) Part of a 186 unit condominium development

    PROPERTY MANAGEMENT. The Grove Properties are managed directly by the Grove Operating L.P., dba Grove Property Services. Grove and its affiliates own and manage 41 apartment communities comprising over 4,100 units and 125,000 square feet of retail space.

    VALUE. The Grove Loan has a Cut-off Date LTV Ratio of 62.44% based upon the appraised value of the Properties of $100,900,000.

    DSC RATIO.  The Debt Service Coverage Ratio of the Grove Loan is 2.11x.

    LOCK BOX. If there occurs an event of default under the Grove Loan, if the loan has not been repaid in full by the Anticipated Repayment Date, or if the debt service coverage for the Grove Loan falls below 1.20x, the Grove Borrowers may be required to establish a lockbox account controlled by the Servicer and instruct the tenants of the Grove Properties to make payment of all rents to such lockbox.

    RELEASES AND SUBSTITUTIONS. A Grove Borrower may obtain a release of the lien of the related Grove Mortgage encumbering an individual Grove Property (a "Substituted Property") by substituting therefor another multifamily property acquired by such borrower (individually, a "Substitute Property" and collectively, the "Substitute Property"), provided that: (a) no such substitution may occur after the related Anticipated Repayment Date; (b) the allocated loan amounts of any proposed Substituted Property when added to the allocated loan amounts of all prior Substituted Property do not exceed one-third of the outstanding principal amount of the Grove Loan; and (c) the following conditions, among others, have been satisfied:

    (i) After giving effect to the substitution, (A) the Grove Borrowers' debt service coverage ratio for the prior twelve (12) month period for all of the Grove Properties (including the Substitute Property but excluding the Substituted Property) is not less than the greater of the Grove Borrowers' debt service coverage ratio for such period for all of the Grove Properties (including the Substituted Property but excluding the Substitute Property) as of the origination date and as of the date immediately preceding the substitution; and (B) the Grove Borrowers' loan-to-value ratio for all of the Grove Properties (including the Substitute Property but excluding the Substituted Property) is not more than the lesser of the loan-to-value ratio for all of the Grove Properties (including the Substituted Property but excluding the Substitute Property) as of the origination date and as of the date immediately preceding the substitution.

    (ii) The net operating income and debt service coverage ratio (for the twelve (12) month period immediately preceding the substitution) for the Substitute Property is equal to or greater than the net operating income and debt service coverage ratio (for the twelve (12) month period immediately preceding the substitution) for the related Substituted Property; and

    (iii) Lender shall have received evidence in writing from the Rating Agencies to the effect that such substitution will not result in a withdrawal, qualification or downgrade of the respective ratings in effect immediately prior to such substitution for the Certificates that are then outstanding.

THE MORTGAGE LOAN SELLERS

    GMACCM. GMACCM, a corporation organized under the laws of the State of California and an affiliate of the Depositor, is an indirect wholly-owned subsidiary of GMAC Mortgage Group, Inc., which in turn is a wholly-owned direct subsidiary of General Motors Acceptance Corporation. The principal offices of GMACCM are located at 650 Dresher Road, Horsham, Pennsylvania 19044. Its telephone number is (215) 328-4622.

    LEHMAN SELLER. The Lehman Seller is an affiliate of Lehman Brothers Inc., one of the Underwriters. The principal offices of the Lehman Seller are located at 3 World Financial Center, New York, New York 10285. Its telephone number is
(212) 526-7000.

    The information set forth herein concerning the Mortgage Loan Sellers and the underwriting conducted by each with respect to the Mortgage Loan has been provided by the respective Mortgage Loan Sellers, and neither the Depositor nor the Underwriters make any representation or warranty as to the accuracy or completeness of such information.

CERTAIN UNDERWRITING MATTERS

    ENVIRONMENTAL ASSESSMENTS. All but ten (10) of the Mortgaged Properties (which ten (10) Mortgaged Properties secure Credit Lease Loans representing 2.30% of the Initial Pool Balance), were subject to a Phase I environmental site assessment (or an update of a previously conducted assessment), and in the case of certain Mortgage Loans, a Phase II environmental site assessment, which was performed on behalf of the related Mortgage Loan Seller, or as to which the related report was delivered to the related Mortgage Loan Seller in connection with its origination or acquisition of the related Mortgage Loan. With respect to all but four (4) of the Mortgage Loans (which four (4) represent 11.84% of the Initial Pool Balance), such environmental assessments or updates thereof were conducted within the 12-month period prior to the Cut-off Date for such Mortgage Loan. No such environmental assessment revealed any material adverse environmental condition or circumstance with respect to any Mortgaged Property, except for: (i) those cases where such conditions were remediated or abated or a use restriction was imposed prior to the Delivery Date; (ii) those cases in which an operations and maintenance plan or periodic monitoring of such Mortgaged Property or nearby properties was recommended; (iii) those cases involving a leaking underground storage tank or groundwater contamination at a nearby property, which condition had not yet materially affected such Mortgaged Property and as to which a responsible party has either been identified under applicable law or was then conducting remediation of the related condition; (iv) those cases in which groundwater, soil or other contamination was identified or suspected, and an escrow reserve, indemnity or other collateral was provided to cover the estimated costs of continued monitoring, investigation, testing or remediation; (v) those cases involving radon; and (vi) those cases where the related borrower has agreed to seek a "case closed" status for the issue from the applicable governmental agency.

    The information contained herein is based on the environmental assessments and has not been independently verified by the Depositor, the Mortgage Loan Sellers, the Underwriters, or any of their respective affiliates.

    PROPERTY CONDITION ASSESSMENTS. Inspections (or updates of previously conducted inspections) of all but twenty-three of the Mortgaged Properties (which 23 Mortgaged Properties secure Mortgage Loans which represent 5.23% of the Initial Pool Balance) were conducted by independent licensed engineers and/or architects on behalf of the related Mortgage Loan Seller. All but five of such inspections (which related to Mortgaged Properties which secure Mortgage Loans which represent 0.97% of the Initial Pool Balance) were conducted within the 12-month period prior to the Cut-off Date for the related Mortgage Loan. Any Mortgaged Property that was not subject to an engineering inspection on behalf of the related Mortgage Loan Seller was inspected by representatives or another designee of the related Mortgage Loan Seller. Such inspections were generally commissioned to inspect the exterior walls, roofing, interior construction, mechanical and electrical systems and general condition of the site, buildings and other improvements located at a Mortgaged Property. With respect to certain of the Mortgage Loans, the resulting reports indicated a variety of deferred maintenance items and recommended capital expenditures. In some (but not all) instances, cash reserves were established to fund such deferred maintenance and/or replacement items.

    APPRAISALS AND MARKET ANALYSIS. With the exception of the Arden Loan and the South Towne Loan, an appraisal for each Mortgaged Property was performed (or an existing appraisal updated) on behalf of the related Mortgage Loan Seller. The Mortgaged Properties securing the Arden Loan and the South Towne Loan were valued by the Lehman Seller. See "--The Arden Loan" and "--The South Towne Loan" herein. With respect to all but five (5) of the Mortgage Properties (which five
(5) secure Mortgage Loans which represent 1.44% of the Initial Pool Balance), such appraisals or market analyses (or updates) were performed for the related Mortgage Loan during the 12-month period prior to the Cut-off Date. See "Annex A" herein. All of such appraisals were conducted by an independent appraiser that is state certified and/or designated as a Member of the Appraisal Institute ("MAI"), in order to establish that the appraised value of the related Mortgaged Property or Properties exceeded the original principal balance of the Mortgage Loan (or, in the case of a set of related Cross-Collateralized Mortgage Loans, the aggregate original principal balance of such set). In general, such appraisals represent the analysis and opinions of the respective appraisers at or before the time made, and are not guarantees of, and may not be indicative of, present or future value. There can be no assurance that another appraiser would not have arrived at a different valuation, even if such appraiser used the same general approach to and same method of appraising the property. In addition, appraisals seek to establish the amount a typically motivated buyer would pay a typically motivated seller. Such amount could be significantly higher than the amount obtained from the sale of a Mortgaged Property under a distress or liquidation sale. All of the Lehman Mortgage Loans (except the Arden Loan and the South Towne Loan) and, in general, the GMACCM Mortgage Loans conformed to the appraisal guidelines set forth in Title XI of the Federal Financial Institutions Reform, Recovery and Enforcement Act of 1989. See "Risk Factors--The Mortgage Pool--Limitations of Appraisals" herein.

    HAZARD, LIABILITY AND OTHER INSURANCE. The Mortgage Loans require that either: (i) in most cases, the Mortgaged Property be insured by a hazard insurance policy in an amount (subject to a customary deductible) at least equal to the lesser of the outstanding principal balance of the related Mortgage Loan and 100% of the full insurable replacement cost of the improvements located on the related Mortgaged Property, and if applicable, the related hazard insurance policy contains appropriate endorsements to avoid the application of co-insurance and does not permit reduction in insurance proceeds for depreciation; or (ii) in certain cases, the Mortgaged Property be insured by hazard insurance in such other amounts as was required by the related originators; provided that certain Credit Lease Loans allow the tenant under the Credit Lease to self-insure. In addition, if any portion of a Mortgaged Property securing any Mortgage Loan was, at the time of the origination of such Mortgage Loan, in an area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards, and flood insurance was available, a flood insurance policy meeting any requirements of the then current guidelines of the Federal Insurance Administration is in effect with a generally acceptable insurance carrier, in an amount representing coverage not less than the least of (1) the outstanding principal balance of such Mortgage Loan, (2) the full insurable value of such Mortgaged Property, (3) the maximum amount of insurance available under the National Flood Insurance Act of 1968, as amended and (4) 100% of the replacement cost of the improvements located on the related Mortgaged Property, except in certain cases where self insurance was permitted. In general, the standard form of hazard insurance policy covers physical damage to, or destruction of, the improvements on the Mortgaged Property by fire, lightning, explosion, smoke, windstorm and hail, riot or strike and civil commotion, subject to the conditions and exclusions set forth in each policy.

    Each Mortgage generally also requires the related borrower to maintain comprehensive general liability insurance against claims for personal and bodily injury, death or property damage occurring on, in or about the related Mortgaged Property in an amount customarily required by institutional lenders.

    Each Mortgage generally further requires the related borrower to maintain business interruption or rent loss insurance in an amount not less than 100% of the projected rental income from the related Mortgaged Property for not less than six months.

    In general, the Mortgaged Properties are not insured for earthquake risk. With respect to Mortgaged Properties located in California, the related Mortgage Loan Seller generally conducted seismic studies to assess the "probable maximum loss" for the related Mortgaged Properties. In certain circumstances, the related borrower was required to obtain earthquake insurance covering the Mortgaged Properties. Certain of such Mortgaged Properties may be insured in amounts less than the outstanding principal balances of such Mortgage Loans.

ASSIGNMENT OF THE MORTGAGE LOANS; REPURCHASES AND SUBSTITUTIONS

    On or prior to the Delivery Date, each of the Mortgage Loans will be assigned, without recourse, to the Depositor, and the Depositor will assign all the Mortgage Loans, without recourse, to the Trustee for the benefit of the Certificateholders. In connection with the foregoing, generally each Mortgage Loan Seller is required in accordance with, and subject to the terms of, the related Mortgage Loan Purchase Agreement to deliver or cause to be delivered the following documents, among others, with respect to each Mortgage Loan so assigned by it, to the Depositor or its custodial agent (who will deliver such documents to the Trustee) or, at the direction of the Depositor, directly to the
Trustee: (a) the original Mortgage Note, endorsed (without recourse) in blank or to the order of the Trustee; (b) the original or a copy of the related Mortgage(s), together with originals or copies of any intervening assignments of such document(s), in each case with evidence of recording thereon (unless such document(s) have not been returned by the applicable recorder's office); (c) the original or a copy of any related assignment(s) of rents and leases (if any such item is a document separate from the related Mortgage), together with originals or copies of any intervening assignments of such document(s), in each case with evidence of recording thereon (unless such document(s) have not been returned by the applicable recorder's office); (d) an assignment of each related Mortgage in blank or in favor of the Trustee, in recordable form; (e) an assignment of any related assignment(s) of rents and leases (if any such item is a document separate from the related Mortgage) in blank or in favor of the Trustee, in recordable form; (f) any UCC financing statements and original assignments thereof to the Trustee; (g) an original or copy of the related lender's title insurance policy (or, if a title insurance policy has not yet been issued, a commitment for title insurance "marked-up" at the closing of such Mortgage
Loan); and (h) when relevant, the
related ground lease or a copy thereof. If the related Mortgage Loan Seller cannot deliver, or cause to be delivered as to any Mortgage Loan, the original Mortgage Note, such Mortgage Loan Seller will deliver a copy or duplicate original of such Mortgage Note, together with an affidavit certifying that the original thereof has been lost or destroyed. Notwithstanding the foregoing, with respect to the Pass-Through Loans, the Lehman Seller will deliver to the Trustee only the related pass-through certificate; and unless and until the "pass-through structure" is collapsed, the foregoing mortgage loan documents will be held by the trustee under the related pass-through trust agreement.

    The Trustee will be required to review the documents delivered by the related Mortgage Loan Seller and/or Depositor with respect to each Mortgage Loan within 60 days following the Delivery Date, and the Trustee will hold the related documents in trust. If it is found during the course of such review or at any other time that any of the above-described documents was not delivered with respect to any Mortgage Loan or that any such document is defective, and in either case such omission or defect materially and adversely affects the value of the related Mortgage Loan or the interests of Certificateholders therein, and if the related Mortgage Loan Seller cannot deliver the document or cure the defect within a period of 90 days following its receipt of notice of such omission or defect, then the related Mortgage Loan Seller will be obligated pursuant to the related Mortgage Loan Purchase Agreement (the relevant rights under which will be assigned by the Depositor to the Trustee) to repurchase the affected Mortgage Loan within such 90-day period at a price (the "Purchase Price") at least equal to the unpaid principal balance of such Mortgage Loan, together with any accrued but unpaid interest thereon to but not including the Due Date in the Collection Period of the repurchase and any related unreimbursed Servicing Advances (as defined herein).

    In lieu of affecting any such repurchase in the manner set forth above, a Mortgage Loan Seller is also permitted for two years following the Delivery Date to substitute a new mortgage loan (a "Replacement Mortgage Loan") for the affected Mortgage Loan (any Mortgage Loan repurchased or substituted, a "Deleted Mortgage Loan"). To qualify as a Replacement Mortgage Loan, the Replacement Mortgage Loan must have certain financial terms substantially similar to the Deleted Mortgage Loan and meet a number of specific requirements. In particular, the Replacement Mortgage Loan must (i) have a Stated Principal Balance (as defined herein) of not more than the Stated Principal Balance of the Deleted Mortgage Loan, (ii) accrue interest at a rate of interest at least equal to that of the Deleted Mortgage Loan, (iii) be a fixed-rate Mortgage Loan, and (iv) have a remaining term to stated maturity or Anticipated Repayment Date, in the case of an ARD Loan, of not greater than, and not more than two years less than, the Deleted Mortgage Loan (any mortgage loan meeting such qualifications, a "Qualifying Substitute Mortgage Loan"). In addition, the Replacement Mortgage Loan must be a "qualified replacement mortgage" within the meaning of 860G(a)(4) of the Code. Finally, the Mortgage Loan Seller must deposit in the Distribution Account an amount, if any, by which the Purchase Price of the Deleted Mortgage Loan exceeds the initial Stated Principal Balance of the Replacement Mortgage Loan (the "Substitution Shortfall Amount").

    The foregoing repurchase or substitution obligation will constitute the sole remedy available to the Certificateholders and the Trustee for any failure on the part of a Mortgage Loan Seller to deliver any of the above-described documents with respect to any of its Mortgage Loans or for any defect in any such document; and none of the Depositor, either of the other Mortgage Loan Sellers or any other person or entity will be obligated to repurchase the affected Mortgage Loan if the related Mortgage Loan Seller defaults on its obligation to do so.

    Within 45 days following the Delivery Date, the Trustee, at the expense of the related Mortgage Loan Seller, will cause the assignments with respect to each Mortgage Loan described in clauses (d) and (e) of the fourth preceding paragraph to be completed in the name of the Trustee (if delivered in blank) and submitted for recording in the real property records of the appropriate jurisdictions.

REPRESENTATIONS AND WARRANTIES; REPURCHASES

    In each Mortgage Loan Purchase Agreement, subject to certain exceptions, the related Mortgage Loan Seller has represented and warranted with respect to each of its Mortgage Loans, as of the Delivery Date, or as of such other date specifically provided in the representation and warranty, among other things, generally to the effect that:

         (i) Immediately prior to the transfer thereof to the Depositor, such Mortgage Loan Seller had good and marketable title to, and was the sole owner and holder of, such Mortgage Loan, free and clear of any and all liens, encumbrances and other interests on, in or to such Mortgage Loan (other than, in certain cases, the right of a subservicer to primary service such Mortgage Loan).

        (ii) Such Mortgage Loan Seller has full right and authority to sell, assign and transfer such Mortgage Loan.

        (iii) The information pertaining to such Mortgage Loan set forth in the Mortgage Loan schedule attached to the related Mortgage Loan Purchase Agreement was true and correct in all material respects as of the Cut-off Date for such Mortgage Loan.

        (iv) Such Mortgage Loan was not, as of the Cut-off Date for such Mortgage Loan, 30 days or more delinquent in respect of any Monthly Payment required thereunder, without giving effect to any applicable grace period.

        (v) The lien of the related Mortgage is insured by an ALTA lender's title insurance policy, or its equivalent as adopted in the applicable jurisdiction, issued by a nationally recognized title insurance company, insuring the originator of the related Mortgage Loan, its successors and assigns, as to the first priority lien of the Mortgage in the original principal amount of the related Mortgage Loan after all advances of principal, subject only to Permitted Encumbrances (or, if a title insurance policy has not yet been issued in respect of any Mortgage Loan, a policy meeting the foregoing description is evidenced by a commitment for title insurance "marked-up" at the closing of such loan). "Permitted Encumbrances" include (A) the lien of current real property taxes and assessments not yet due and payable, (B) covenants, conditions and restrictions, rights of way, easements and other matters of public record, and (C) exceptions and exclusions specifically referred to in the lender's title insurance policy issued or, as evidenced by a "marked-up" commitment, to be issued in respect of such Mortgage Loan. The Permitted Encumbrances referred to above do not materially interfere with the security intended to be provided by the related Mortgage, the current use or operation of the related Mortgaged Property, or the current ability of such Mortgaged Property to generate net operating income sufficient to service the Mortgage Loan.

        (vi) Such Mortgage Loan Seller has not waived any material default, breach, violation or event of acceleration existing under the related Mortgage or Mortgage Note.

       (vii) There is no valid offset, defense or counterclaim to such Mortgage Loan.

       (viii) The related Mortgaged Property is, except as otherwise set forth in the related engineering report, to the knowledge of such Mortgage Loan Seller, free and clear of any damage that would materially and adversely affect its value as security for such Mortgage Loan and such Mortgage Loan Seller has no actual notice of the commencement of a proceeding for the condemnation of all or any material portion of the related Mortgaged Property.

        (ix) At origination, such Mortgage Loan complied with all applicable usury laws.

        (x) The proceeds of such Mortgage Loan have been fully disbursed and there is no requirement for future advances thereunder.

        (xi) The Mortgage Note and Mortgage for such Mortgage Loan and all other documents and instruments evidencing, guaranteeing, insuring or otherwise securing such Mortgage Loan have been duly and properly executed by the parties thereto, and each is the legal, valid and binding obligation of the maker thereof (subject to any non-recourse provisions contained in any of the foregoing agreements and any applicable state anti-deficiency legislation), enforceable in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, receivership, moratorium or other laws relating to or affecting the rights of creditors generally and by general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law).

       (xii) Other than in the case of certain Credit Lease Loans as to which self insurance is permitted under the related Mortgage Loan documents, all improvements upon the related Mortgaged Property are insured against loss by hazards of extended coverage in an amount (subject to a customary deductible) at least equal to the lesser of the outstanding balance of such Mortgage Loan and 100% of the full replacement cost of the improvements located on such Mortgaged Property, and the related hazard insurance policy contains appropriate endorsements to avoid the application of co-insurance provisions and does not permit reduction in insurance proceeds for depreciation.

       (xiii) The related Mortgaged Property was subject to one or more environmental site assessments (or an update of a previously conducted assessment), which was performed on behalf of such Mortgage Loan Seller, or as to which the related report was delivered to such Mortgage Loan Seller in connection with its origination or acquisition of such Mortgage Loan; and such Mortgage Loan Seller, having made no independent inquiry other than reviewing the resulting report(s) and/or employing an environmental consultant to perform the assessment(s) referenced herein, has no knowledge of any material and adverse environmental condition or circumstance affecting such Mortgaged Property that was not disclosed in the related report(s).

       (xiv) Such Mortgage Loan is not cross-collateralized with a mortgage loan other than another Mortgage Loan.

       (xv) All escrow deposits relating to such Mortgage Loan that were required to be deposited with the mortgagee or its agent under the terms of the related loan documents, have been so deposited.

       (xvi) As of the date of origination of such Mortgage Loan and, to the actual knowledge of such Mortgage Loan Seller, as of the Delivery Date, the related Mortgaged Property was and is free and clear of any mechanics' and materialmen's liens or liens in the nature thereof which create a lien prior to that created by the related Mortgage, except those which are insured against by the title policy referred to in (v) above.

      (xviii) No holder of the Mortgage Loan has, to the Mortgage Loan Seller's knowledge, advanced funds or induced, solicited or knowingly received any advance of funds from a party other than the owner of the related Mortgaged Property, directly or indirectly, for the payment of any amount required by the Mortgage Loan.

       (xix) To such Mortgage Loan Seller's knowledge, based on due diligence customarily performed in the origination of comparable mortgage loans by such Mortgage Loan Seller, as of the date of origination of such Mortgage Loan, the related Mortgagor or operator was in possession of all material licenses, permits and authorizations required by applicable laws for the ownership and operation of the related Mortgaged Property as it was then operated.

       (xx) The related Mortgage or Mortgage Note, together with applicable state law, contains customary and enforceable provisions (subject to the exceptions set forth in paragraph (xi) above) such as to render the rights and remedies of the holders thereof adequate for the practical realization against the related Mortgaged Property of the principal benefits of the security intended to be provided thereby.

       (xxi) In connection with the origination or acquisition of such Mortgage Loan, such Mortgage Loan Seller has inspected or caused to be inspected the Mortgaged Property.

      (xxii) Such Mortgage Loan contains provisions for the acceleration of the payment of the unpaid principal balance of such Mortgage Loan if, without complying with the requirements of such Mortgage Loan, the related Mortgaged Property is directly or indirectly transferred or sold.

      (xxiii) Except for Lehman Mortgage Loans each of which represents less than 2.0% of the Initial Pool Balance, the related Mortgagor is an entity, other than an individual, whose organizational documents or the related Mortgage Loan documents provide substantially to the effect that such
    Mortgagor: (A) is formed or organized solely for the purpose of owning and operating one or more of the Mortgaged Properties securing the Mortgage Loan, (B) may not engage in any business unrelated to such Mortgaged Property or Mortgaged Properties, (C) does not have any material assets other than those related to its interest in and operation of such Mortgage Property or Mortgaged Properties, (D) may not incur indebtedness other than as permitted by the related Mortgage or other Mortgage Loan documents, (E) has its own books and records separate and apart from any other person, and
    (F) holds itself out as a legal entity, separate and apart from any other person.

    If it is found that there exists a material breach of any of the foregoing representations and warranties of any of the Mortgage Loan Sellers with respect to any of its Mortgage Loans, and if such Mortgage Loan Seller cannot cure such breach within a period of 90 days following its receipt of notice of such breach, then such Mortgage Loan Seller will be obligated pursuant to the related Mortgage Loan Purchase Agreement (the relevant rights under which will be assigned by the Depositor to the Trustee) to repurchase the affected Mortgage Loan within such 90 day period at the applicable Purchase Price or, for two years following the Delivery Date, substitute a Replacement Mortgage Loan for the affected Mortgage Loan and pay any Substitution Shortfall Amount.

    The foregoing repurchase or substitution obligation will constitute the sole remedy available to the Certificateholders and the Trustee for any breach of a Mortgage Loan Seller's representations and warranties regarding any of its Mortgage Loans. As to any Mortgage Loan, the related Mortgage Loan Seller will be the sole Warranting Party; and none of the Depositor, the other Mortgage Loan Seller or any other person or entity will be obligated to repurchase any affected Mortgage Loan in connection with a breach of the related Mortgage Loan Seller's representations and warranties if the related Mortgage Loan Seller defaults on its obligation to do so. See "The Pooling and Servicing Agreements--Representations and Warranties; Repurchases" in the Prospectus.

POOL CHARACTERISTICS; CHANGES IN MORTGAGE ASSET POOL

    The description in this Prospectus Supplement of the Mortgage Asset Pool and the Mortgaged Properties is based upon the Mortgage Loans that constitute the Mortgage Asset Pool as expected to be constituted at the time the Offered Certificates are issued, as adjusted for the scheduled principal payments due on or before the Cut-off Date for each such Mortgage Loan. Prior to the issuance of the Offered Certificates, a Mortgage Loan may be removed from the Mortgage Asset Pool if the Depositor deems such removal necessary or appropriate or if it is prepaid. A limited number of other mortgage loans may be included in the Mortgage Asset Pool prior to the issuance of the Offered Certificates, unless including such mortgage loans would materially alter the characteristics of the Mortgage Asset Pool as described herein. The information set forth herein is representative of the characteristics of the Mortgage Asset Pool as it will be constituted at the time the Offered Certificates are issued, although the range of Mortgage Rates and maturities and certain other characteristics of the Mortgage Loans in the Mortgage Asset Pool may vary.

    A Current Report on Form 8-K (the "Form 8-K") will be available to purchasers of the Offered Certificates on or shortly after the Delivery Date and will be filed, together with the Pooling and Servicing Agreement and the Mortgage Loan Purchase Agreements, with the Securities and Exchange Commission within fifteen days after the initial issuance of the Offered Certificates. In the event Mortgage Loans are removed from or added to the Mortgage Asset Pool as set forth in the preceding paragraph, such removal or addition will be noted in the Form 8-K.

                        SERVICING OF THE MORTGAGE LOANS

GENERAL

    The Servicer will be responsible for the servicing and administration of all the Mortgage Loans; however, the holder or holders of Certificates evidencing a majority interest in the Controlling Class (as defined herein) will be entitled to terminate substantially all the rights and duties of the Servicer in respect of Specially Serviced Mortgage Loans (as defined herein) and REO Properties and to appoint a replacement to perform such duties under substantially the same terms and conditions as applicable to the Servicer. See "--Termination of the Servicer with Respect to Specially Serviced Mortgage Loans and REO Properties" below. The Servicer, either directly or through Sub-Servicers, will be required to service and administer the Mortgage Loans in the best interests of and for the benefit of the Certificateholders (as determined by the Servicer in its good faith and reasonable judgment), in accordance with applicable law, the terms of the Pooling and Servicing Agreement and the terms of the respective Mortgage Loans and, to the extent consistent with the foregoing, in the same manner as is normal and usual in its general mortgage servicing and REO property management activities with respect to mortgage loans and REO properties that are comparable to those for which it is responsible under the Pooling and Servicing Agreement. Such requirements are herein referred to as the "Servicing Standard."

    A "Specially Serviced Mortgage Loan" is any Mortgage Loan as to which any of the following events (each, a "Special Servicing Event") has occurred: (i) the related borrower has failed to make when due any Balloon Payment, which failure has continued unremedied for 30 days; (ii) the related borrower has failed to make when due any Monthly Payment (other than a Balloon Payment) or any other payment required under the related Mortgage Note or the related Mortgage(s), which failure continues unremedied for 60 days; (iii) the Servicer has determined in its good faith and reasonable judgment, that a default in the making of a Monthly Payment or any other payment required under the related Mortgage Note or the related Mortgage(s) is likely to occur within 30 days and is likely to remain unremedied for at least 60 days or, in the case of a Balloon Payment, for at least 30 days; (iv) there shall have occurred a default under the related loan documents, other than as described in clause (i) or (ii) above, that materially impairs the value of the related Mortgaged Property as security for the Mortgage Loan or otherwise materially and adversely affects the interests of Certificateholders, which default has continued unremedied for the applicable grace period under the terms of the Mortgage Loan (or, if no grace period is specified, 60 days); (v) a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law or the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the related borrower and such decree or order shall have remained in force undischarged or unstayed for a period of 60 days; (vi) the related borrower shall have consented to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings of or relating to such borrower or of or relating to all or substantially all of its property; (vii) the related borrower shall have admitted in writing its inability to pay its debts generally as they become due, filed a petition to take advantage of any applicable insolvency or reorganization statute, made an assignment for the benefit of its creditors, or voluntarily suspended payment of its obligations; and (viii) the Servicer shall have received notice of the commencement of foreclosure or similar proceedings with respect to the related Mortgaged Property or Properties.

    A Mortgage Loan will cease to be a Specially Serviced Mortgage Loan (and will become a "Corrected Mortgage Loan") at such time as such of the following as are applicable occur with respect to the circumstances identified above that caused the Mortgage Loan to be characterized as a Specially Serviced Mortgage Loan (and provided that no other Special Servicing Event then exists):

    (a) with respect to the circumstances described in clauses (i) and (ii) of the preceding paragraph, the related borrower has made three consecutive full and timely Monthly Payments under the terms of such Mortgage Loan (as such terms may be changed or modified in connection with a bankruptcy or similar proceeding involving the related borrower or by reason of a modification, waiver or amendment granted or agreed to by the Servicer);

    (b) with respect to the circumstances described in clauses (iii), (v), (vi) and (vii) of the preceding paragraph, such circumstances cease to exist in the good faith and reasonable judgment of the Servicer;

    (c) with respect to the circumstances described in clause (iv) of the preceding paragraph, such default is cured; and

    (d) with respect to the circumstances described in clause (viii) of the preceding paragraph, such proceedings are terminated.

    The Servicer will be required to service and administer the respective groups of related Cross-Collateralized Mortgage Loans as a single Mortgage Loan as and when it deems necessary and appropriate, consistent with the Servicing Standard. If any Cross-Collateralized Mortgage Loan becomes a Specially Serviced Mortgage Loan, then each other Mortgage Loan that is cross-collateralized with it shall also become a Specially Serviced Mortgage Loan. Similarly, no Cross-Collateralized Mortgage Loan shall subsequently become a Corrected Mortgage Loan, unless and until all Special Servicing Events in respect of each other Mortgage Loan that is cross-collateralized with it, are remediated or otherwise addressed as contemplated above.

    Unless and until the related "pass-through structure" is collapsed, the servicing of each Pass-Through Loan will need to be effected through the trustee under the related pass-through trust agreement.

    Set forth below, following the subsection captioned "--The Servicer," is a description of certain pertinent provisions of the Pooling and Servicing Agreement relating to the servicing of the Mortgage Loans. Reference is also made to the Prospectus, in particular to the section captioned "The Pooling and Servicing Agreements" for important additional information regarding the terms and conditions of the Pooling and Servicing Agreement as they relate to the rights and obligations of the Servicer thereunder. The Servicer constitutes a "Master Servicer" and a "Special Servicer" for purposes of the Prospectus. However, information set forth in the Prospectus should be read taking account of all supplemental information contained herein.

THE SERVICER

    GMACCM will be the Servicer with respect to the Mortgage Asset Pool. As of June 30, 1998, the Servicer had a total commercial and multifamily mortgage loan servicing portfolio of approximately $46 billion. See "Description of the Mortgage Asset Pool--The Mortgage Loan Sellers--GMACCM" herein and "GMAC Commercial Mortgage Corporation" in the Prospectus.

TERMINATION OF THE SERVICER WITH RESPECT TO SPECIALLY SERVICED MORTGAGE LOANS
  AND REO PROPERTIES

    The holder or holders of Certificates entitled to more than 50% of the voting rights allocated to the Controlling Class (as defined below) may at any time terminate substantially all of the rights and duties of the Servicer in respect of Specially Serviced Mortgage Loans and REO Properties and appoint a replacement (a "Replacement Special Servicer") to perform such duties under substantially the same terms and conditions as applicable to the Servicer. Such holder(s) shall designate a replacement to so serve by the delivery to the Trustee of a written notice stating such designation. The Trustee shall, promptly after receiving any such notice, so notify the Rating Agencies. The designated replacement shall become the Replacement Special Servicer as of the date the Trustee shall have received: (i) written confirmation from each Rating Agency stating that if the designated replacement were to serve as Replacement Special Servicer under the Pooling and Servicing Agreement, none of the then-current ratings of the outstanding Classes of the Certificates would be qualified, downgraded or withdrawn as a result thereof; (ii) a written acceptance of all obligations of a Replacement Special Servicer, executed by the designated replacement; and (iii) an opinion of counsel to the effect that the designation of such replacement to serve as Replacement Special Servicer is in compliance with the Pooling and Servicing Agreement, that the designated replacement will be bound by the terms of the Pooling and Servicing Agreement and that the Pooling and Servicing Agreement will be enforceable against such designated replacement in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, receivership, moratorium or other laws relating to or affecting the rights of creditors generally and by general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law). The Servicer shall be deemed to have resigned from its duties in respect of Specially Serviced Mortgage Loans and REO Properties simultaneously with such designated replacement's becoming the Replacement Special Servicer under the Pooling and Servicing Agreement. Any Replacement Special Servicer may be similarly so replaced by the holder or holders of Certificates entitled to more than 50% of the voting rights allocated to the Controlling Class.

    In general, a Replacement Special Servicer will possess rights and obligations comparable to those of a Master Servicer described in the Prospectus under "The Pooling and Servicing Agreements--Sub-Servicers," "--Evidence as to Compliance" and "--Certain Matters Regarding a Master Servicer and the Depositor." In addition, a Replacement Special Servicer will be responsible for performing the servicing and other administrative duties attributable to the Servicer herein or a Master Servicer under "The Pooling and Servicing Agreements" (and, in particular, under the subsection thereof captioned "--Realization Upon Defaulted Mortgage Loans") in the Prospectus, insofar as such duties relate to Specially Serviced Mortgage Loans and REO Properties. Notwithstanding any appointment of a Replacement Special Servicer, however, the Servicer shall continue to collect information and prepare all reports to the Trustee and to pay the reasonable compensation of the Trustee required under the Pooling and Servicing Agreement with respect to any Specially Serviced Mortgage Loans and REO Properties, and further to render incidental services with respect to any Specially Serviced Mortgage Loans and REO Properties as are specifically provided for in the Pooling and Servicing Agreement. Unless the same person acts in both capacities, the Servicer and the Replacement Special Servicer shall not have any responsibility for the performance of each other's duties under the Pooling and Servicing Agreement.

    The "Controlling Class" will be the most subordinate Class of Principal Balance Certificates outstanding (the Class A-1 and Class A-2 Certificates being treated as a single Class for this purpose) that has a Certificate Balance at least equal to 25% of its initial Certificate Balance (or, if no Class of Principal Balance Certificates has a Certificate Balance at least equal to 25% of its initial Certificate Balance, then the "Controlling Class" will be the Class of Principal Balance Certificates with the largest Certificate Balance then outstanding, provided that if two or more Classes of Principal Balance Certificates have the largest Certificate Balance, the most subordinate Class will be the "Controlling Class"). Initially the Controlling Class will consist of the Class N Certificates. It is anticipated that the Servicer will acquire certain Subordinate Certificates, including the Class N Certificates.

SERVICING AND OTHER COMPENSATION AND PAYMENT OF EXPENSES

    The principal compensation to be paid to the Servicer in respect of its servicing activities generally will be the Servicing Fee, the Special Servicing Fee, the Workout Fee and the Liquidation Fee. The

"Servicing Fee" will be a fee payable monthly on a loan-by-loan basis from amounts received or advanced in respect of interest on each Mortgage Loan (including Specially Serviced Mortgage Loans and Mortgage Loans as to which the related Mortgaged Property has become an REO Property), will accrue at a percentage rate per annum set forth in Annex A for each Mortgage Loan Seller (the "Servicing Fee Rate"), and will be computed on the basis of a 360 day year consisting of twelve 30 day months on the same principal amount respecting which any related interest payment due or deemed due on the related Mortgage Loan is computed. The "Special Servicing Fee" will accrue solely with respect to each Specially Serviced Mortgage Loan and each Mortgage Loan as to which the related Mortgaged Property has become an REO Property, at a rate equal to 0.25% per annum, on the basis of a 360 day year consisting of twelve 30 day months on the same principal amount respecting which any related interest payment due or deemed due on such Mortgage Loan is computed, and will be payable monthly from general collections on the Mortgage Loans then on deposit in the Certificate Account. A "Workout Fee" will in general be payable with respect to each Corrected Mortgage Loan. As to each Corrected Mortgage Loan, the Workout Fee will be payable out of, and will be calculated by application of a "Workout Fee Rate" of 1.0% to, each collection of interest and principal (including scheduled payments, prepayments, Balloon Payments and payments at maturity) received on such Mortgage Loan for so long as it remains a Corrected Mortgage Loan. The Workout Fee with respect to any Corrected Mortgage Loan will cease to be payable if such loan again becomes a Specially Serviced Mortgage Loan or if the related Mortgaged Property becomes an REO Property; provided that a new Workout Fee will become payable if and when such Mortgage Loan again becomes a Corrected Mortgage Loan. If the Servicer is terminated (other than for cause) or resigns with respect to any or all of its servicing duties, it shall retain the right to receive any and all Workout Fees payable with respect to Mortgage Loans that became Corrected Mortgage Loans during the period that it had responsibility for servicing Specially Serviced Mortgage Loans and that were still Corrected Mortgage Loans at the time of such termination or resignation (and the successor Servicer or Replacement Special Servicer shall not be entitled to any portion of such Workout Fees), in each case until the Workout Fee for any such loan ceases to be payable in accordance with the preceding sentence. A "Liquidation Fee" will be payable with respect to each Specially Serviced Mortgage Loan as to which the Servicer obtains a full or discounted payoff from the related borrower and, except as otherwise described below, with respect to any Specially Serviced Mortgage Loan or REO Property as to which the Servicer receives any Liquidation Proceeds. As to each such Specially Serviced Mortgage Loan and REO Property, the Liquidation Fee will be payable from, and will be calculated by application of a "Liquidation Fee Rate" of 1.0% to, the related payment or proceeds. Notwithstanding anything to the contrary described above, no Liquidation Fee will be payable based on, or out of, Liquidation Proceeds received in connection with the purchase of any Specially Serviced Mortgage Loan or REO Property by the Servicer, a Replacement Special Servicer or any holder of Certificates evidencing a majority interest in the Controlling Class or the purchase of all of the Mortgage Loans and REO Properties by the Servicer or the Depositor in connection with the termination of the Trust Fund. If, however, Liquidation Proceeds are received with respect to any Corrected Mortgage Loan and the Servicer is properly entitled to a Workout Fee, such Workout Fee will be payable based on and out of the portion of such Liquidation Proceeds that constitute principal and/or interest.

    As additional servicing compensation, the Servicer will be entitled to retain all assumption and modification fees, late payment charges, charges for beneficiary statements or demands, amounts collected for checks returned for insufficient funds, and any similar or ancillary fees, in each case to the extent actually paid by a borrower with respect to a Mortgage Loan. The Servicer will also be entitled to: (a) Prepayment Interest Excesses and Balloon Payment Interest Excesses (each described below) collected on the Mortgage Loans; and
(b) any default interest actually collected on the Mortgage Loans, but only to the extent that such default interest is not allocable to cover interest on any Advances (as defined below) made in respect of the related Mortgage Loan. In addition, the Servicer will be authorized to invest or direct the investment of funds held in any and all accounts maintained by it that constitute part of the Certificate Account, the Interest Reserve Account and the REO Account, if established (and any Replacement Special Servicer will be authorized to invest or direct the investment of funds held in the REO Account, if established), and the Servicer and Replacement Special Servicer, respectively, will be entitled to retain any interest or other income earned on such funds, but will be required to cover any losses from its own funds without any right to reimbursement. The Servicer and Replacement Special Servicer will have such rights and obligations irrespective of whether the Servicer or Replacement Special Servicer, as applicable, actually directs the investment of such funds.

    If a Replacement Special Servicer is appointed, then as compensation for performing its duties in respect of the Specially Serviced Mortgage Loans and REO Properties, such Replacement Special Servicer will be entitled to receive all Special Servicing Fees, Liquidation Fees and, except as otherwise described above, Workout Fees otherwise payable to the Servicer for performing such duties. A Replacement Special Servicer will also become (and the Servicer will also cease to be) entitled to any default interest actually collected on the Mortgage Loans, but only to the extent that (i) such default interest is not allocable to cover interest on any Advances made in respect of the related Mortgage Loan and (ii) such default interest is allocable to the period that the related Mortgage Loan constituted a Specially Serviced Mortgage Loan.

    In general, if a borrower voluntarily prepays a Mortgage Loan, in whole or in part, after the Due Date in any Collection Period, the amount of interest (net of related Servicing Fees and, if applicable, Excess Interest) accrued on such prepayment from such Due Date to, but not including, the date of prepayment (or any later date through which interest accrues) will, to the extent actually collected, constitute a "Prepayment Interest Excess." In general, conversely, if a borrower prepays a Mortgage Loan, in whole or in part, prior to the Due Date in any Collection Period and does not pay interest on such prepayment through such Due Date, then the shortfall in a full month's interest (net of related Servicing Fees and, if applicable, Excess Interest) on such prepayment will constitute a "Prepayment Interest Shortfall." Similarly, if the Due Date for any Balloon Payment occurs after the normal Due Date in any Collection Period, the amount of interest (net of related Servicing Fees and, if applicable, Excess Interest) accrued on the related Balloon Loan from such normal Due Date to the maturity date will, to the extent actually collected in connection with the payment of such Balloon Payment on or before the succeeding Determination Date, constitute a "Balloon Payment Interest Excess." Conversely, if the Due Date for any Balloon Payment occurs before the Due Date for Monthly Payments in any Collection Period, the amount of interest (net of related Servicing Fees and, if applicable, Excess Interest) that would have accrued on the related Balloon Loan from the stated maturity date through such Due Date will, to the extent not paid by the borrower, constitute a "Balloon Payment Interest Shortfall." Prepayment Interest Excesses and Balloon Payment Interest Excesses collected on the Mortgage Loans will be retained by the Servicer as additional servicing compensation. The Servicer will cover, out of its own funds, any Balloon Payment Interest Shortfalls and, Prepayment Interest Shortfalls incurred with respect to the Mortgage Loans during any Collection Period; except that, with respect to those Mortgage Loans having Due Dates which fall within the first five calendar days of the month, the Servicer will cover Prepayment Interest Shortfalls only to the extent of that portion of its aggregate Servicing Fee for the same Collection Period calculated for each and every Mortgage Loan at a rate equal to the Master Servicing Fee Rate (as defined in Annex A herein) for such Mortgage Loan.

    The Servicer and any Replacement Special Servicer will, in general, each be required to pay its overhead and any general and administrative expenses incurred by it in connection with its servicing activities under the Pooling and Servicing Agreement, including the fees of any Sub-Servicers retained by it, and will not be entitled to reimbursement therefor except as expressly provided in the Pooling and Servicing Agreement. In general, customary, reasonable and necessary "out of pocket" costs and expenses incurred by the Servicer or a Replacement Special Servicer in connection with the servicing of a Mortgage Loan after a default, delinquency or other unanticipated event or as to which a default is imminent, or in connection with the administration of any REO Property, will constitute "Servicing Advances" (Servicing Advances and P&I Advances, collectively, "Advances") and, in all cases, will be reimbursable from future payments and other collections, including in the form of Liquidation Proceeds, Insurance Proceeds and Condemnation Proceeds, in any event on or in respect of the related Mortgage Loan or REO Property ("Related Proceeds"). Notwithstanding the foregoing, the Servicer and any Replacement Special Servicer will each be permitted to pay, or to direct the payment of, certain servicing expenses directly out of the Certificate Account or the REO Account, as applicable, and at times without regard to the relationship between the expense and the funds from which it is being paid (including in connection with the remediation of any adverse environmental circumstance or condition at a Mortgaged Property or an REO Property, although in such specific circumstances the Servicer may advance the costs thereof). Furthermore, if any Replacement Special Servicer is required under the Pooling and Servicing Agreement to make any Servicing Advance but does not desire to do so, such Replacement Special Servicer may, in its sole discretion, request that the Servicer make such Advance, such request to be made in writing and in a timely manner that does not adversely affect the interests of any Certificateholder. The Servicer will have an obligation to make any such Servicing Advance (other than a Nonrecoverable Advance or an advance that would be in violation of the Servicing Standard) requested by a Replacement Special Servicer within ten (10) days of the Servicer's receipt of such request. A Replacement Special Servicer will be relieved of any obligations with respect to an Advance that it requests the Servicer to make (regardless of whether or not the Servicer makes that Advance).

    If the Servicer (or a Replacement Special Servicer) is required under the Pooling and Servicing Agreement to make a Servicing Advance, but does not do so within 15 days after such Servicing Advance is required to be made, then the Trustee will, if it has actual knowledge of such failure, be required to make such Servicing Advance. If the Trustee fails to make a required Servicing Advance, the Fiscal Agent will be required to make such Servicing Advance.

    The Servicer, any Replacement Special Servicer, the Trustee and the Fiscal Agent will be obligated to make Servicing Advances only to the extent that such Servicing Advances are, in the reasonable and good faith judgment of such party, ultimately recoverable from Related Proceeds.

    As and to the extent described herein, the Servicer, any Replacement Special Servicer, the Trustee and the Fiscal Agent are each entitled to receive interest at the Reimbursement Rate (as defined herein) on Servicing Advances made thereby. The Servicing Fee includes the compensation of the Trustee which will be withdrawn by the Trustee from the Certificate Account. See "The Pooling and Servicing Agreements--Certificate Account" and "--Servicing Compensation and Payment of Expenses" in the Prospectus and "Description of the Certificates--P&I Advances" herein.

MODIFICATIONS, WAIVERS, AMENDMENTS AND CONSENTS

    The Servicer may agree to any modification, waiver or amendment of any term of, forgive interest on and principal of, capitalize interest on, permit the release, addition or substitution of collateral securing, and/or permit the release of the borrower on or any guarantor of any Mortgage Loan without the consent of the Trustee or any Certificateholder, subject, however, to each of the following limitations, conditions and restrictions:

     (i) with limited exception, the Servicer may not agree to any modification, waiver or amendment of any term of, or take any of the other above referenced actions with respect to, any Mortgage Loan that would affect the amount or timing of any related payment of principal, interest or other amount payable thereunder or affect the obligation of the related borrower to pay a Prepayment Premium or permit a principal prepayment during the applicable Lockout Period or, in the Servicer's good faith and reasonable judgment, would materially impair the security for such Mortgage Loan or reduce the likelihood of timely payment of amounts due thereon, unless, in the Servicer's judgment, a material default on such Mortgage Loan has occurred or a default in respect of payment on such Mortgage Loan is reasonably foreseeable, and such modification, waiver, amendment or other action is reasonably likely to produce a greater recovery to Certificateholders on a present value basis than would liquidation;

    (ii) the Servicer may not extend the maturity of any Mortgage Loan beyond the date that is two years prior to the Rated Final Distribution Date;

    (iii) the Servicer will not make or permit any modification, waiver or amendment of any term of, or take any of the other above referenced actions with respect to, any Mortgage Loan that would (A) cause any of REMIC I, REMIC II or REMIC III to fail to qualify as a REMIC under the Code or, except as otherwise described under "--REO Properties" below, result in the imposition of any tax on "prohibited transactions" or "contributions" after the startup date of any such REMIC under the REMIC Provisions or (B) cause any Mortgage Loan to cease to be a "qualified mortgage" within the meaning of Section 860G(a)(3) of the Code (provided that the Servicer shall not be liable for judgments as regards decisions made under this subsection which were made in good faith and, unless it would constitute bad faith or negligence to do so, the Servicer may rely on opinions of counsel in making such decisions);

    (iv) the Servicer will not permit any borrower to add or substitute any collateral for an outstanding Mortgage Loan, which collateral constitutes real property, unless the Servicer shall have first determined in its good faith and reasonable judgment, based upon a Phase I environmental assessment (and such additional environmental testing as the Servicer deems necessary and appropriate), that such additional or substitute collateral is in compliance with applicable environmental laws and regulations and that there are no circumstances or conditions present with respect to such new collateral relating to the use, management or disposal of any hazardous materials for which investigation, testing, monitoring, containment, clean-up or remediation would be required under any then applicable environmental laws and/ or regulations; and

    (v) with limited exceptions, the Servicer may not release any collateral securing an outstanding Mortgage Loan;

provided that (x) the limitations, conditions and restrictions set forth in clauses (i) through (v) above will not apply to any modification of any term of any Mortgage Loan that is required under the terms of such Mortgage Loan in effect on the Delivery Date or that is solely within the control of the related borrower, and (y) notwithstanding clauses (i) through (v) above, the Servicer will not be required to oppose the confirmation of a plan in any bankruptcy or similar proceeding involving a borrower if in its reasonable and good faith judgment such opposition would not ultimately prevent the confirmation of such plan or one substantially similar.

ENFORCEMENT OF ARD LOANS

    With respect to all ARD Loans, the Servicer and any Replacement Special Servicer may not take any enforcement action with respect to the payment of Excess Interest or principal in excess of the principal component of the constant Monthly Payment, other than request for collection, until the maturity date of the ARD Loan. The foregoing will not limit the Servicer's or Replacement Special Servicer's obligation to direct the related borrower to establish a Lock-Box Account pursuant to the provisions of the Pooling and Servicing Agreement. If a borrower elects not to repay the principal due and outstanding on an ARD Loan on its Anticipated Repayment Date, the Servicer will generally notify any such borrower that the Revised Rate for such Mortgage Loan will not exceed the related initial Mortgage Rate plus 2.00%.

SALE OF DEFAULTED MORTGAGE LOANS

    The Pooling and Servicing Agreement grants to the Servicer, any Replacement Special Servicer and the holder or holders of Certificates evidencing a majority interest in the Controlling Class a right to purchase from the Trust Fund certain defaulted Mortgage Loans. If the Servicer has determined, in its good faith and reasonable judgment, that any defaulted Mortgage Loan will become the subject of a foreclosure, the Servicer will be required to promptly so notify in writing the Trustee, and the Trustee will be required, within 10 days after receipt of such notice, to notify the holders of the Controlling Class. Any holder or holders of Certificates evidencing a majority interest in the Controlling Class may, at its or their option, purchase from the Trust Fund, at a price equal to the applicable Purchase Price, any such defaulted Mortgage Loan. If such Certificateholders have not purchased such defaulted Mortgage Loan within 15 days of their having received notice in respect thereof, either the Servicer or any Replacement Special Servicer may, at its option, purchase such defaulted Mortgage Loan from the Trust Fund, at a price equal to the applicable Purchase Price.

    The Servicer may offer to sell any such defaulted Mortgage Loan not otherwise purchased as described in the prior paragraph, if and when the Servicer determines, consistent with the Servicing Standard, that such a sale would be in the best economic interests of the Trust Fund. Such offer is to be made in a commercially reasonable manner for a period of not less than 10 days or more than 90 days. Unless the Servicer determines that acceptance of any offer would not be in the best economic interests of the Trust Fund, the Servicer will accept the highest cash offer received from any person that constitutes a fair price (which may be less than the Purchase Price) for such Mortgage Loan; provided that none of the Servicer, any Replacement Special Servicer, the Depositor, the holder of any Certificate or an affiliate of any such party may purchase such Mortgage Loan for less than the Purchase Price unless it is the highest bid received and at least two other offers are received from independent third parties. See also "The Pooling and Servicing Agreements--Realization Upon Defaulted Mortgage Loans" in the Prospectus.

REO PROPERTIES

    In general, the Servicer will be obligated to (or may contract with a third party to) operate and manage any Mortgaged Property acquired as REO Property in a manner that would, in its good faith and reasonable judgment and to the extent commercially feasible, maximize the Trust Fund's net after-tax proceeds from such property. After the Servicer reviews the operation of such property and consults with the Trustee to determine the Trust Fund's federal income tax reporting position with respect to income it is anticipated that the Trust Fund would derive from such property, the Servicer could determine that it would not be commercially feasible to manage and operate such property in a manner that would avoid the imposition of a tax on "net income from foreclosure property" within the meaning of the REMIC Provisions or a tax on "prohibited transactions" under Section 860F of the Code (either such tax referred to herein as an "REO Tax"). To the extent that income the Trust Fund receives from an REO Property is subject to a tax on (i) "net income from foreclosure property," such income would be subject to federal tax at the highest marginal corporate tax rate and
(ii) "prohibited transactions," such income would be subject to federal tax at a 100% rate. The determination as to whether income from an REO Property would be subject to an REO Tax will depend on the specific facts and circumstances relating to the management and operation of each REO Property. Generally, income from an REO Property that is directly operated by the Servicer would be apportioned and classified as "service" or "non-service" income. The "service" portion of such income could be subject to federal tax either at the highest marginal corporate tax rate or at the 100% rate on "prohibited transactions," and the "non-service" portion of such income could be subject to federal tax at the highest marginal corporate tax rate or, although it appears unlikely, at the 100% rate applicable to "prohibited transactions." Any REO Tax imposed on the Trust Fund's income from an REO Property would reduce the amount available for distribution to Certificateholders. Certificateholders are advised to consult their tax advisors regarding the possible imposition of REO Taxes in connection with the operation of commercial REO Properties by REMICs. The Servicer will be required to sell any REO Property acquired on behalf of the Trust Fund within the time period and in the manner described under "The Pooling and Servicing Agreements-- Realization Upon Defaulted Mortgage Loans" in the Prospectus.

    The Servicer, or, if appointed, the Replacement Special Servicer, shall establish and maintain one or more eligible accounts (the "REO Account"), to be held on behalf of the Trustee in trust for the benefit of the Certificateholders, for the retention of revenues, Liquidation Proceeds (net of related liquidation expenses) and Insurance Proceeds derived from each REO Property. The Servicer or Replacement Special Servicer, as applicable, shall use the funds in the REO Account to pay for the proper operation, management, maintenance, disposition and liquidation of any REO Property, but only to the extent of amounts on deposit in the REO Account relate to such REO Property. To the extent that amounts in the REO Account in respect of any REO Property are insufficient to make such payments, such Servicer or Replacement Special Servicer shall make a Servicing Advance, unless it determines such Servicing Advance would be nonrecoverable. Within one Business Day following the end of each Collection Period, the Servicer or Replacement Special Servicer shall deposit all amounts collected or received in respect of each REO Property during such Collection Period, net of any amounts withdrawn to make any permitted disbursements, to the Certificate Account, provided that the Servicer and the Replacement Special Servicer may retain in the REO Account permitted reserves.

INSPECTIONS; COLLECTION OF OPERATING INFORMATION

    The Servicer is required to (or may contract with a third party to) perform physical inspections of each Mortgaged Property at least once every two years (or, if the related Mortgage Loan has a then-current balance greater than $2,000,000, at least once every year and, if the related Mortgage Loan is a Credit Lease Loan, at least once every three years). In addition, the Servicer, subject to statutory limitations or limitations set forth in the related loan documents, is required to perform a physical inspection of each Mortgaged Property as soon as practicable after the related Mortgage Loan becomes a Specially Serviced Mortgage Loan. The Servicer will be required to prepare or cause to be prepared a written report of each such inspection performed thereby describing the condition of the Mortgaged Property. In the event the published rating for any Tenant or Guarantor is downgraded by any of S&P, Moody's or Fitch by one or more rating increments (e.g. AA/Aa2 to A/A2) and no inspection has been performed due to a ratings downgrade in the preceding twelve months for the related Mortgaged Property, then in each such instance the Servicer will cause all Mortgaged Properties leased to such Tenant to be inspected as soon as reasonably practical.

    With respect to each Mortgage Loan (other than any Credit Lease Loan) that requires the borrower to deliver operating statements with respect to the related Mortgaged Property, the Servicer is also required to make reasonable efforts to collect and review such statements. However, there can be no assurance that any operating statements required to be delivered will in fact be delivered, nor is the Servicer likely to have any practical means of compelling such delivery in the case of an otherwise performing Mortgage Loan.

                        DESCRIPTION OF THE CERTIFICATES

GENERAL

    The Certificates will be issued pursuant to the Pooling and Servicing Agreement and will represent in the aggregate the entire beneficial ownership interest in a Trust Fund consisting of: (i) the Mortgage Loans and all payments under and proceeds of the Mortgage Loans received after the Cut-off Date for such Mortgage Loan (exclusive of payments of principal and interest due on or before the Cut-off Date for such Mortgage Loan); (ii) any REO Property acquired on behalf of the Certificateholders through foreclosure, deed in lieu of foreclosure or otherwise; (iii) such funds or assets as from time to time are deposited in the Certificate Account, any REO Account and the Interest Reserve Account; (iv) the rights of the mortgagee under all insurance policies with respect to the Mortgage Loans; and (v) certain rights of the Depositor under each of the Mortgage Loan Purchase Agreements relating to Mortgage Loan document delivery requirements and the representations and warranties of the related Mortgage Loan Seller regarding its Mortgage Loans.

    The Certificates will consist of 18 Classes to be designated as: (i) the Class X Certificates; (ii) the Class A-1 Certificates and the Class A-2 Certificates (together, the "Class A Certificates" and collectively with the Class X Certificates, the "Senior Certificates"); (iii) the Class B Certificates, Class C Certificates, the Class D Certificates, the Class E Certificates, the Class F Certificates, the Class G Certificates, the Class H Certificates, the Class J Certificates, the Class K Certificates, the Class L Certificates, the Class M Certificates and the Class N Certificates (collectively, the "Subordinate Certificates;" and collectively with the Senior Certificates, the "REMIC Regular Certificates"); and (iv) the Class R-I Certificates, the Class R-II Certificates and the Class R-III Certificates (collectively, the "REMIC Residual Certificates").

    Only the Offered Certificates are offered hereby. The Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N and REMIC Residual Certificates have not been registered under the Securities Act of 1933 and are not offered hereby.

    The Offered Certificates will be issued in book-entry format in denominations of: (i) in the case of the Class X Certificates, $1,000,000 notional principal amount and in any whole dollar denomination in excess thereof; and (ii) in the case of the other Classes of Offered Certificates, $25,000 actual principal amount and in any whole dollar denomination in excess thereof.

    Each Class of Offered Certificates will initially be represented by one or more global Certificates registered in the name of the nominee of DTC. The Depositor has been informed by DTC that DTC's nominee initially will be Cede & Co. No Certificate Owner will be entitled to receive a Definitive Certificate representing its interest in a Class of Offered Certificates, except as set forth below under "--Book-Entry Registration of the Offered Certificates--Definitive Certificates." Unless and until Definitive Certificates are issued in respect of any Class of Offered Certificates, all references to actions by holders of the Offered Certificates will refer to actions taken by DTC upon instructions received from the related Certificate Owners through its Participants, and all references herein to payments, notices, reports and statements to holders of the Offered Certificates will refer to payments, notices, reports and statements to DTC or Cede & Co., as the registered holder of the Offered Certificates, for distribution to the related Certificate Owners through its Participants in accordance with DTC procedures. Until Definitive Certificates are issued in respect of any Class of Offered Certificates, interests in such Certificates will be transferred on the book-entry records of DTC and its Participants. The Certificate Owners may elect to hold their Certificates through DTC, in the United States, or CEDEL or Euroclear, in Europe, through participants in such systems, or indirectly through organizations which are participants in such systems. See "Description of the Certificates--Book-Entry Registration and Definitive Certificates" in the Prospectus.

BOOK-ENTRY REGISTRATION OF THE OFFERED CERTIFICATES

    GENERAL. Certificate Owners that are not Direct or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, the Offered Certificates may do so only through Direct and Indirect Participants. In addition, Certificate Owners will receive all payments on their Offered Certificates from the Trustee through DTC and its Direct and Indirect Participants. Accordingly, Certificate Owners may experience delays in their receipt of payments. Unless and until Definitive Certificates are issued in respect of any Class thereof, the only registered Certificateholder of the Offered Certificates will be Cede & Co., as nominee of DTC. Certificate Owners will not be recognized by the Trustee or the Servicer as Certificateholders; and, except under the limited circumstances described herein, Certificate Owners will be permitted to receive information furnished to Certificateholders and to exercise the rights of Certificateholders only indirectly through DTC and its Direct and Indirect Participants.

    Under the rules, regulations and procedures regarding DTC and its operations (the "Rules"), DTC is required to make book-entry transfers of the Offered Certificates among Participants and to receive and transmit payments on the Offered Certificates. Direct and Indirect Participants with which Certificate Owners have accounts with respect to the Offered Certificates similarly are required to make book-entry transfers and receive and transmit such payments on behalf of their respective Certificate Owners. Accordingly, although Certificate Owners will not possess physical certificates evidencing their interests in the Offered Certificates, the Rules provide a mechanism by which Certificate Owners, through their Direct and Indirect Participants, will receive payments and will be able to transfer their interests in the Offered Certificates.

    None of the Depositor, the Servicer, the Trustee, the Fiscal Agent or the Mortgage Loan Sellers will have any liability for any actions taken by DTC or its nominee, including, without limitation, actions for any aspect of the records relating to or payments made on account of beneficial ownership interests in the Offered Certificates held by Cede & Co., as nominee for DTC, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interest.

    EUROCLEAR AND CEDEL. The Offered Certificates will be initially issued to investors through the book-entry facilities of DTC, or CEDEL or Euroclear if such investors are participants of such systems, or indirectly through organizations which are participants in such systems. As to any such class of Offered Certificates, the record holder of such Certificates will be DTC's nominee. CEDEL and Euroclear will hold omnibus positions on behalf of their participants through customers' securities accounts in CEDEL's and Euroclear's names on the books of their respective depositories (the "Depositories"), which in turn will hold such positions in customers' securities accounts in Depositories' names on the books of DTC.

    Because of time zone differences, the securities account of a CEDEL or Euroclear Participant (each as defined below) as a result of a transaction with a Participant (other than a depositary holding on behalf of CEDEL or Euroclear) will be credited during the securities settlement processing day (which must be a business day for CEDEL or Euroclear, as the case may be) immediately following the DTC settlement date. Such credits or any transactions in such securities settled during such processing will be reported to the relevant Euroclear Participant or CEDEL Participant on such business day. Cash received in CEDEL or Euroclear as a result of sales of securities by or through a CEDEL Participant or Euroclear Participant to a DTC Participant (other than the depository for CEDEL or Euroclear) will be received with value on the DTC settlement date, but will be available in the relevant CEDEL or Euroclear cash account only as of the business day following settlement in DTC.

    Transfers between Participants will occur in accordance with DTC rules. Transfers between CEDEL Participants or Euroclear Participants will occur in accordance with their respective rules and operating procedures.

    Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through CEDEL Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by the relevant Depositories; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its Depository to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same day funds settlement applicable to DTC. CEDEL Participants or Euroclear Participants may not deliver instructions directly to the Depositories.

    CEDEL, as a professional depository, holds securities for its participating organizations ("CEDEL Participants") and facilitates the clearance and settlement of securities transactions between CEDEL Participants through electronic book-entry changes in accounts of CEDEL Participants, thereby eliminating the need for physical movement of certificates. As a professional depository, CEDEL is subject to regulation by the Luxembourg Monetary Institute.

    Euroclear was created to hold securities for participants of Euroclear ("Euroclear Participants") and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Euroclear is operated by the Brussels, Belgium office of Morgan Guaranty Trust Company of New York (the "Euroclear Operator"), under contract with Euroclear Clearance Systems S.C., a Belgian co-operative corporation (the "Clearance Cooperative"). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Clearance Cooperative. The Clearance Cooperative establishes policies for Euroclear on behalf of Euroclear's Participants. The Euroclear Operator is the Belgian branch of a New York banking corporation which is a member bank of the Federal Reserve System. As such, it is regulated and examined by the Board of Governors of the Federal Reserve System and the New York State Banking Department, as well as the Belgian Banking Commission. Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law (collectively, the "Terms and Conditions"). The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts.

    Distributions in respect of the Offered Certificates will be forwarded by the Trustee to DTC, and DTC will be responsible for forwarding such payments to Participants, each of which will be responsible for disbursing such payments to the Certificate Owners it represents or, if applicable, to Indirect Participants. Accordingly, Certificate Owners may experience delays in the receipt of payments in respect of their Certificates. Under DTC's procedures, DTC will take actions permitted to be taken by holders of any Class of Offered Certificates under the Pooling and Servicing Agreement only at the direction of one or more Participants to whose account such Offered Certificates are credited and whose aggregate holdings represent no less than any minimum amount of Percentage Interests or voting rights required therefor. DTC may take conflicting actions with respect to any action of Certificateholders of any Class to the extent that Participants authorize such actions. None of the Depositor, the Trustee, the Fiscal Agent or any of their respective affiliates will have any liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the Offered Certificates or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

    Certificate Owners will not be recognized by the Trustee as Certificateholders, as such term is used in the Pooling and Servicing Agreement; provided, however, that Certificate Owners will be permitted to request and receive information furnished to Certificateholders by the Trustee subject to receipt by the Trustee of a certification in form and substance acceptable to the Trustee stating that the person requesting such information is a Certificate Owner. Otherwise, the Certificate Owners will be permitted to receive information furnished to Certificateholders and to exercise the rights of Certificateholders only indirectly through DTC, its Participants and Indirect Participants.

    Although DTC, CEDEL and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of the Offered Certificates among Participants of DTC, CEDEL and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time. See Annex D hereto.

    DEFINITIVE CERTIFICATES. Definitive Certificates will be issued to Certificate Owners or their nominees, respectively, rather than to DTC or its nominee, only under the limited conditions set forth in the Prospectus under "Description of the Certificates--Book-Entry Registration and Definitive Certificates."

    Upon the occurrence of an event described in the Prospectus in the last paragraph under "Description of the Certificates--Book-Entry Registration and Definitive Certificates," the Trustee is required to notify, through DTC, Direct Participants who have ownership of Offered Certificates as indicated on the records of DTC, of the availability of Definitive Certificates with respect thereto. Upon surrender by DTC of the physical certificates registered in the name of its nominee and representing the Offered Certificates and upon receipt of instructions from DTC for re-registration, the Trustee will reissue the respective Classes of Offered Certificates as Definitive Certificates issued in the respective principal or notional amounts owned by individual Certificate Owners of each such Class, and thereafter the Trustee and the Servicer will recognize the holders of such Definitive Certificates as Certificateholders.

    For additional information regarding DTC and Certificates maintained on the book-entry records thereof, see "Description of the Certificates--Book-Entry Registration and Definitive Certificates" in the Prospectus.

CERTIFICATE BALANCES AND NOTIONAL AMOUNTS

    Upon initial issuance, the respective Classes of the Principal Balance Certificates will have the following Certificate Balances (in each case, subject to a variance of plus or minus 5%):

                                                           APPROXIMATE                APPROXIMATE
                             INITIAL CERTIFICATE     PERCENT OF INITIAL POOL       PERCENT OF CREDIT
CLASS                              BALANCE                   BALANCE                    SUPPORT
--------------------------  ---------------------  ----------------------------  ----------------------
Class A-1.................   $       465,000,000              18.38%                         27.50%
Class A-2.................   $     1,369,512,000              54.12%                         27.50%
Class B...................   $       126,518,000              5.00%                          22.50%
Class C...................   $       113,866,000              4.50%                          18.00%
Class D...................   $       164,474,000              6.50%                          11.50%
Class E...................   $        37,955,000              1.50%                          10.00%
Class F...................   $        88,563,000              3.50%                           6.50%
Class G...................   $        44,281,000              1.75%                           4.75%
Class H...................   $        18,978,000              0.75%                           4.00%
Class J...................   $        18,977,000              0.75%                           3.25%
Class K...................   $        18,978,000              0.75%                           2.50%
Class L...................   $        25,304,000              1.00%                           1.50%
Class M...................   $        18,978,000              0.75%                           0.75%
Class N...................   $        18,977,727              0.75%                           0.00%

    On each Distribution Date, the Certificate Balance of each Class of Principal Balance Certificates will be reduced by any distributions of principal actually made on such Class of Certificates on such Distribution Date, and will be further reduced by any Realized Losses and Additional Trust Fund Expenses deemed allocated to such Class of Certificates on such Distribution Date. See "--Distributions" and "--Subordination; Allocation of Realized Losses and Certain Expenses" below.

    The Class X Certificates will not have a Certificate Balance. The Class X Certificates will represent the right to receive distributions of interest accrued as described herein on a Notional Amount equal to the aggregate Certificate Balance of the Principal Balance Certificates outstanding from time to time. The Class X Certificates will have an initial Notional Amount of $2,530,361,727 (subject to a variance of plus or minus 5%). The Class X Certificates consist of fourteen components each corresponding to a different Class of Principal Balance Certificates (the "Class X Components"). No Class of REMIC Residual Certificates will have a Certificate Balance.

    The "Stated Principal Balance" of each Mortgage Loan will generally equal the Cut-off Date Balance thereof (or in the case of a Replacement Mortgage Loan, the outstanding principal balance as of the related date of substitution), reduced (to not less than zero) on each Distribution Date by (i) any payments or other collections (or advances in lieu thereof) of principal of such Mortgage Loan that have been or, if they had not been applied to cover Additional Trust Fund Expenses, would have been distributed on the Certificates on such date, and (ii) the principal portion of any Realized Loss incurred in respect of or allocable to such Mortgage Loan during the related Collection Period.

PASS-THROUGH RATES

    The rate per annum at which any Class of Certificates accrues interest from time to time is herein referred to as its "Pass-Through Rate."

    The Pass-Through Rates applicable to the respective Classes of Principal Balance Certificates will, in the case of each such Class, be fixed at the per annum rates specified for such Class on page S-6 hereof. The Pass-Through Rate applicable to the Class X Certificates for the initial Distribution Date will equal approximately 0.823% per annum. The Pass-Through Rate applicable to the Class X Certificates for any Distribution Date will be variable and will be equal to the weighted average (by Certificate Balance of the corresponding Class of Principal Balance Certificates) of the Pass-Through Rates then applicable to each Class X Component. The Pass-Through Rate in respect of Class X Component for any Distribution Date will equal the excess, if any, of the Weighted Average Net Mortgage Rate for such Distribution Date over the Pass-Through Rate for such Distribution Date applicable to the related Class of Principal Balance Certificates. No Class of REMIC Residual Certificates will have a specified Pass-Through Rate.

    The "Weighted Average Net Mortgage Rate" for each Distribution Date is the weighted average of the Net Mortgage Rates for the Mortgage Loans as of the commencement of the related Collection Period, weighted on the basis of their respective Stated Principal Balances outstanding immediately prior to such Distribution Date.

    The "Net Mortgage Rate" with respect to any Mortgage Loan is, in general, a per annum rate equal to the related Mortgage Rate in effect from time to time, minus the Servicing Fee Rate. However, for purposes of calculating Pass-Through Rates, the Net Mortgage Rate for any Mortgage Loan shall be determined without regard to any modification, waiver or amendment of the terms of such Mortgage Loan, whether agreed to by the Servicer or resulting from a bankruptcy, insolvency or similar proceeding involving the related borrower or the application of the Revised Rate to any ARD Loan. In addition, if any Mortgage Loan does not accrue interest on the basis of a 360-day year consisting of twelve 30-day months (which is the basis on which interest accrues in respect of the REMIC Regular Certificates), then, for purposes of calculating Pass-Through Rates, the Net Mortgage Rate of such Mortgage Loan for any one-month period preceding a related Due Date will be equal to (x) the annualized rate at which interest would have to accrue in respect of such loan on the basis of a 360-day year consisting of twelve 30-day months in order to produce the aggregate amount of interest actually accrued in respect of such loan during such one-month period at the related Mortgage Rate, minus (y) the related Servicing Fee Rate; provided, however, that with respect to each Interest Reserve Loan (as defined herein), (i) the Net Mortgage Rate for the one-month period preceding the Due Dates in (a) January and February in each year that is not a leap year or (b) February only in each year that is a leap year will be determined net of the Withheld Amounts and (ii) the Net Mortgage Rate for the one-month period preceding the Due Date in March will be determined after taking into account the addition of the Withheld Amounts with respect to each such Mortgage Loan. See "Servicing of the Mortgage Loans--Servicing and Other Compensation and Payment of Expenses" and "--Modifications, Waivers, Amendments and Consents" herein.

    The "Collection Period" for each Distribution Date is the period that begins immediately following the Determination Date in the calendar month preceding the month in which such Distribution Date occurs (or, in the case of the initial Distribution Date, immediately following, in the case of any Mortgage Loan, the related Cut-off Date) and ends on the Determination Date in the calendar month in which such Distribution Date occurs. The "Determination Date" will be the 5th day of each month or, if any such 5th day is not a business day, the immediately preceding business day.

DISTRIBUTIONS

    GENERAL. Distributions on or with respect to the Certificates will be made by the Trustee, to the extent of available funds, on each Distribution Date, commencing in September 1998. Except as otherwise described below, all such distributions will be made to the persons in whose names the Certificates are registered at the close of business on the related Record Date and, as to each such person, will be made by wire transfer in immediately available funds to the account specified by the Certificateholder at a bank or other entity having appropriate facilities therefor, if such Certificateholder will have provided the Trustee with wiring instructions no less than five business days prior to the related Record Date, or otherwise by check mailed to such Certificateholder. The final distribution on any Certificate (determined without regard to any possible future reimbursement of any Realized Losses or Additional Trust Fund Expense (each as defined herein) previously allocated to such Certificate) will be made in like manner, but only upon presentation and surrender of such Certificate at the location that will be specified in a notice of the pendency of such final distribution. Any distribution that is to be made with respect to a Certificate in reimbursement of a Realized Loss or Additional Trust Fund Expense previously allocated thereto, which reimbursement is to occur after the date on which such Certificate is surrendered as contemplated by the preceding sentence (the likelihood of any such distribution being remote), will be made by check mailed to the Certificateholder that surrendered such Certificate. All distributions made on or with respect to a Class of Certificates will be allocated pro rata among such Certificates based on their respective Percentage Interests in such Class.

    THE AVAILABLE DISTRIBUTION AMOUNT. With respect to any Distribution Date, distributions of interest on and principal of the Certificates will be made from the Available Distribution Amount for such Distribution Date. The "Available Distribution Amount" for any Distribution Date will, in general, equal:

        (a) all amounts on deposit in the Certificate Account as of the close of business on the related Determination Date, exclusive of any portion thereof that represents one or more of the following:

           (i) Monthly Payments collected but due on a Due Date subsequent to the related Collection Period;

           (ii) Prepayment Premiums (which are separately distributable on the Certificates as hereinafter described);

           (iii) amounts that are payable or reimbursable to any person other than the Certificateholders (including amounts payable to the Servicer, any Replacement Special Servicer or the Trustee as compensation or in reimbursement of outstanding Advances and amounts payable in respect of Additional Trust Fund Expenses);

           (iv)  amounts deposited in the Certificate Account in error;

           (v) with respect to any Distribution Date occurring in each February, and in any January occurring in a year that is not a leap year, the Withheld Amounts with respect to the Interest Reserve Loans to be deposited in the Interest Reserve Account and held for future distribution; and

           (vi)  amounts that represent Excess Interest;

        (b) to the extent not already included in clause (a), any P&I Advances made with respect to such Distribution Date and payments made by the Servicer to cover Prepayment Interest Shortfalls and Balloon Payment Interest Shortfalls incurred during the related Collection Period; plus

        (c) for the Distribution Date occurring in each March, the Withheld Amounts with respect to the Interest Reserve Loans then on deposit in the Interest Reserve Account as described under "-- Interest Reserve Account" below; plus

        (d) with respect to any Mortgage Loan with a Due Date after the Determination Date in each month, the Monthly Payment (other than any Balloon Payment) due in the same month as such Distribution Date to the extent received by the related Due Date in such month.

    See "The Pooling and Servicing Agreements--Certificate Account" in the Prospectus.

    APPLICATION OF THE AVAILABLE DISTRIBUTION AMOUNT. On each Distribution Date, the Trustee will apply the Available Distribution Amount for such date for the following purposes and in the following order of priority:

        (1) to pay interest to the holders of the respective Classes of Senior Certificates, up to an amount equal to, and pro rata as among such Classes in accordance with, all Distributable Certificate Interest in respect of each such Class of Certificates for such Distribution Date and, to the extent not previously paid, for each prior Distribution Date, if any;

        (2) to pay principal: first to the holders of the Class A-1 Certificates, and then to the holders of the Class A-2 Certificates, in each case, up to an amount equal to the lesser of (i) the then outstanding Certificate Balance of such Class of Certificates and (ii) the Principal Distribution Amount for such Distribution Date;

        (3) to reimburse the holders of the respective Classes of Class A Certificates, up to an amount equal to, and pro rata as among such Classes in accordance with, the respective amounts of Realized Losses and Additional Trust Fund Expenses, if any, previously deemed allocated to such Classes of Certificates and for which no reimbursement has previously been paid; and

        (4) to make payments on the Subordinate Certificates as set forth below;

provided that, on each Distribution Date after the aggregate Certificate Balance of the Subordinate Certificates has been reduced to zero, and in any event on the final Distribution Date in connection with a termination of the Trust Fund (see "--Termination; Retirement of Certificates" below), the payments of principal to be made as contemplated by clause (2) above with respect to the Class A Certificates, will be so made to the holders of the respective Classes of such Certificates, up to an amount equal to, and pro rata as among such Classes in accordance with, the respective then outstanding Certificate Balances of such Classes of Certificates.

    On each Distribution Date, following the above-described distributions on the Senior Certificates, the Trustee will apply the remaining portion, if any, of the Available Distribution Amount for such date to make payments on the respective Classes of Subordinate Certificates in alphabetical order of Class designation. On each Distribution Date, the holders of each Class of Subordinate Certificates will, to the extent of the Available Distribution Amount remaining after all required distributions to be made therefrom (as described under this "--Distributions--Application of the Available Distribution Amount" section) on the Senior Certificates and each other Class of Subordinate Certificates, if any, with an earlier alphabetical Class designation, be entitled: first, to distributions of interest, up to an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for each prior Distribution Date, if any; second, if the Certificate Balances of the Class A Certificates and each other Class of Subordinate Certificates, if any, with an earlier alphabetical Class designation have been reduced to zero, to distributions of principal, up to an amount equal to the lesser of (a) the then outstanding Certificate Balance of such Class of Certificates and (b) the remaining portion, if any, of the Principal Distribution Amount for such Distribution Date (or, on the final Distribution Date in connection with the termination of the Trust Fund, up to an amount equal to the then outstanding Certificate Balance of such Class of Certificates); and, third, to distributions for purposes of reimbursement, up to an amount equal to all Realized Losses and Additional Trust Fund Expenses, if any, previously deemed allocated to such Class of Certificates and for which no reimbursement has previously been paid.

    On each Distribution Date, following the above-described distributions on the REMIC Regular Certificates, the Trustee will pay the remaining portion, if any, of the Available Distribution Amounts for such date to the holders of the REMIC Residual Certificates.

    DISTRIBUTABLE CERTIFICATE INTEREST. The "Distributable Certificate Interest" in respect of each Class of REMIC Regular Certificates for each Distribution Date is equal to the Accrued Certificate Interest in respect of such Class of Certificates for such Distribution Date, reduced by such Class of Certificates' allocable share (calculated as described below) of any Net Aggregate Prepayment Interest Shortfall for such Distribution Date.

    The "Accrued Certificate Interest" in respect of each Class of REMIC Regular Certificates for each Distribution Date is equal to one month's interest at the Pass-Through Rate applicable to such Class of Certificates for such Distribution Date accrued on the Certificate Balance or Notional Amount, as the case may be, of such Class of Certificates outstanding immediately prior to such Distribution Date. Accrued Certificate Interest will be calculated on the basis of a 360-day year consisting of twelve 30-day months.

    To the extent of that portion of its aggregate Servicing Fees for the related Collection Period calculated at the Master Servicing Fee Rate for each Mortgage Loan, the Servicer is required to make a non-reimbursable payment with respect to each Distribution Date to cover the aggregate of any Prepayment Interest Shortfalls incurred with respect to the Mortgage Asset Pool during each Collection Period. The "Net Aggregate Prepayment Interest Shortfall" for any Distribution Date will be the amount, if any, by which (a) the aggregate of all Prepayment Interest Shortfalls incurred with respect to the Mortgage Asset Pool during the related Collection Period, exceeds (b) any such payment made by the Servicer with respect to such Distribution Date to cover such Prepayment Interest Shortfalls. See "Servicing of the Mortgage Loans--Servicing and Other Compensation and Payment of Expenses" herein. The Net Aggregate Prepayment Interest Shortfall, if any, for each Distribution Date will be allocated on such Distribution Date: first, to the respective Classes of Subordinate Certificates sequentially in reverse alphabetical order of Class designation, in each case up to the amount of the Accrued Certificate Interest in respect of such Class of Certificates for such Distribution Date; and thereafter, among the respective Classes of Senior Certificates, pro rata, in accordance with the respective amounts of Accrued Certificate Interest for each such Class of Senior Certificates for such Distribution Date.

    PRINCIPAL DISTRIBUTION AMOUNT. The "Principal Distribution Amount" with respect to any Distribution Date will, in general, equal the aggregate of the following (without duplication):

        (a) the principal portions of all Monthly Payments (other than Balloon Payments) and any Assumed Monthly Payments due or deemed due, as the case may be, in respect of the Mortgage Loans for their respective Due Dates occurring during the same calendar month as such Distribution Date;

        (b) all voluntary principal prepayments received on the Mortgage Loans during the related Collection Period;

        (c) with respect to any Balloon Loan as to which the related stated maturity date occurred, or any ARD Loan as to which the Anticipated Repayment Date occurred, during or prior to the related Collection Period, any payment of principal (exclusive of any voluntary principal prepayment and any amount described in clause (d) below) made by or on behalf of the related borrower during the related Collection Period, net of any portion of such payment that represents a recovery of the principal portion of any Monthly Payment (other than a Balloon Payment) due, or the principal portion of any Assumed Monthly Payment deemed due, in respect of such Mortgage Loan on a Due Date during or prior to the same calendar month as such Distribution Date and not previously recovered;

        (d) the portion of all Liquidation Proceeds, Condemnation Proceeds and Insurance Proceeds received on the Mortgage Loans during the related Collection Period that were identified and applied by the Servicer as recoveries of principal thereof, in each case net of any portion of such amounts that represents a recovery of the principal portion of any Monthly Payment (other than a Balloon Payment) due, or the principal portion of any Assumed Monthly Payment deemed due, in respect of the related Mortgage Loan on a Due Date during or prior to the same calendar month as such Distribution Date and not previously recovered; and

        (e) if such Distribution Date is after the initial Distribution Date, the excess, if any, of (i) the Principal Distribution Amount for the immediately preceding Distribution Date, over (ii) the aggregate distributions of principal made on the Principal Balance Certificates in respect of such Principal Distribution Amount on such immediately preceding Distribution Date.

    An "Assumed Monthly Payment" is an amount deemed due in respect of: (i) any Balloon Loan that is delinquent in respect of its Balloon Payment beyond the first Determination Date that follows its stated maturity date and as to which no arrangements have been agreed to for collection of the delinquent amounts; or
(ii) any Mortgage Loan as to which the related Mortgaged Property or Properties have become REO Property or Properties. The Assumed Monthly Payment deemed due on any such Balloon Loan on its stated maturity date and on any successive Due Date that it remains or is deemed to remain outstanding shall equal the Monthly Payment that would have been due thereon on such date if the related Balloon Payment had not come due, but rather such Mortgage Loan had continued to amortize in accordance with such loan's amortization schedule, if any, in effect immediately prior to maturity and had continued to accrue interest in accordance with such loan's terms in effect immediately prior to maturity. The Assumed Monthly Payment deemed due on any such Mortgage Loan as to which the related Mortgaged Property or Properties have become REO Property or Properties, on each Due Date for so long as such REO Property or Properties remain part of the Trust Fund, shall equal the Monthly Payment (or, in the case of a Balloon Loan described in the prior sentence, the Assumed Monthly Payment) due or deemed due on the last Due Date prior to the acquisition of such REO Property or Properties.

    DISTRIBUTIONS OF PREPAYMENT PREMIUMS. Any Prepayment Premium (whether described in the related Mortgage Loan documents as a fixed percentage prepayment premium or a yield maintenance prepayment premium) actually collected with respect to a Mortgage Loan during any particular Collection Period will be distributed on the related Distribution Date to the holders of the Class A-1, Class A-2, Class B, Class C, Class D, Class E, Class F and Class G Certificates (as additional interest and not in reduction of the Certificate Balances thereof) in an amount up to, in the case of each such Class, the product of (a) such Prepayment Premium, (b) the Discount Rate Fraction for such Class and (c) the Principal Allocation Fraction of such Class. The "Discount Rate Fraction" for any such Class of Certificates is equal to a fraction (not greater than 1.0 or less than 0.0) the numerator of which is equal to the excess, if any, of (x) the Pass-Through Rate for such Class of Certificates over (y) the relevant Discount Rate (as defined below), and the denominator of which is equal to the excess, if any, of (x) the Mortgage Rate of the related Mortgage Loan over (y) the relevant Discount Rate. With respect to any Distribution Date and each such Class of Certificates, the "Principal Allocation Fraction" is a fraction, the numerator of which is the portion, if any, of the Principal Distribution Amount allocated to such Class of Certificates for such Distribution Date, and the denominator of which is the entire Principal Distribution Amount for such Distribution Date. The portion of the Prepayment Premium remaining after the payment of the amount calculated as described above will be distributed to the holders of the Class X Certificates.

    With respect to any prepaid Mortgage Loan, the "Discount Rate" means the yield (compounded monthly) for "This Week" as reported by the Federal Reserve Board in Federal Reserve Statistical Release H.15(519) for the constant maturity treasury having a maturity coterminous with the Maturity Date or Anticipated Repayment Date of such Mortgage Loan as of the Determination Date. If there is no Discount Rate for instruments having a maturity coterminous with the remaining term (to maturity or Anticipated Repayment Date, where applicable) of the relevant Mortgage Loan, then the Discount Rate will be equal to the linear interpolation of the yields of the constant maturity treasuries with maturities next longer and shorter than such remaining term to maturity or Anticipated Repayment Date.

    The Prepayment Premiums, if any, collected on the Mortgage Loans during any Collection Period may not be sufficient to fully compensate Certificateholders of any Class for any loss in yield attributable to the related prepayments of principal.

    DISTRIBUTIONS OF EXCESS INTEREST. On each Distribution Date, 95% of any Excess Interest collected on an ARD Loan during the related Collection Period will be distributed among the holders of the Class A-2, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M and Class N Certificates, on a pro rata basis in accordance with the respective initial Certificate Balances of such Classes of Certificates, and the remainder of such Excess Interest will be distributed to the holders of the Class X Certificates. There can be no assurance that any Excess Interest will be collected on the ARD Loans.

    TREATMENT OF REO PROPERTIES. Notwithstanding that any Mortgaged Property may be acquired as part of the Trust Fund through foreclosure, deed in lieu of foreclosure or otherwise, the related Mortgage Loan will be treated, for purposes of, among other things, determining distributions on the Certificates, allocations of Realized Losses and Additional Trust Fund Expenses to the Certificates, and the amount of Servicing Fees and Special Servicing Fees payable under the Pooling and Servicing Agreement, as having remained outstanding until such REO Property is liquidated. Among other things, such Mortgage Loan will be taken into account when determining Pass-Through Rates and the Principal Distribution Amount. In connection therewith, operating revenues and other proceeds derived from such REO Property (after application thereof to pay certain costs and taxes, including certain reimbursements payable to the Servicer, any Replacement Special Servicer and/or the Trustee, incurred in connection with the operation and disposition of such REO Property) will be "applied" by the Servicer as principal, interest and other amounts "due" on such Mortgage Loan, and, subject to the applicable limitations described under "--P&I Advances" below, the Servicer will be required to make P&I Advances in respect of such Mortgage Loan, in all cases as if such Mortgage Loan had remained outstanding.

    INTEREST RESERVE ACCOUNT. The Trustee will establish and maintain an "Interest Reserve Account" in the name of the Trustee for the benefit of the holders of the Certificates. With respect to each Distribution Date occurring in February and each Distribution Date occurring in any January which occurs in a year that is not a leap year, there shall be deposited, in respect of each Mortgage Loan bearing interest computed on an actual/360 basis (the "Interest Reserve Loans"), an amount equal to one day's interest at the related Mortgage Rate (net of any Servicing Fee payable therefrom) on the respective Stated Principal Balance as of the immediately preceding Due Date, to the extent a Monthly Payment or P&I Advance is made in respect thereof (all amounts so deposited in any consecutive January (if applicable) and February, "Withheld Amounts"). With respect to each Distribution Date occurring in March, an amount is required to be withdrawn from the Interest Reserve Account in respect of each Interest Reserve Loan equal to the related Withheld Amounts from the preceding January (if applicable) and February, if any, and deposited into the Certificate Account.

SUBORDINATION; ALLOCATION OF LOSSES AND CERTAIN EXPENSES

    As and to the extent described herein, the rights of holders of Subordinate Certificates to receive distributions of amounts collected or advanced on the Mortgage Loans will, in the case of each Class thereof, be subordinated to the rights of holders of the Senior Certificates and, further, to the rights of holders of each other Class of Subordinate Certificates, if any, with an earlier alphabetical Class designation. This subordination is intended to enhance the likelihood of timely receipt by holders of the respective Classes of Senior Certificates of the full amount of Distributable Certificate Interest payable in respect of their Certificates on each Distribution Date, and the ultimate receipt by holders of the respective Classes of Class A Certificates of principal equal to, in each such case, the entire Certificate Balance of such Class of Certificates. Similarly, but to decreasing degrees, this subordination is also intended to enhance the likelihood of timely receipt by holders of the other Classes of Offered Certificates of the full amount of Distributable Certificate Interest payable in respect of their Certificates on each Distribution Date, and the ultimate receipt by holders of such other Classes of Offered Certificates of principal equal to, in each such case, the entire Certificate Balance of such Class of Certificates. The subordination of any Class of Subordinate Certificates will be accomplished by, among other things, the application of the Available Distribution Amount on each Distribution Date in the order of priority described under "--Distributions--Application of the Available Distribution Amount" above. No other form of Credit Support will be available for the benefit of holders of the Offered Certificates.

    If, following the distributions to be made in respect of the Certificates on any Distribution Date, the aggregate Stated Principal Balance of the Mortgage Asset Pool that will be outstanding immediately following such Distribution Date is less than the then aggregate Certificate Balance of the Principal Balance Certificates, the respective Certificate Balances of the Class N, Class M, Class L, Class K, Class J, Class H, Class G, Class F, Class E, Class D, Class C and Class B Certificates will be reduced, sequentially in that order, in the case of each such Class until such deficit (or the related Certificate Balance) is reduced to zero (whichever occurs first). If any portion of such deficit remains at such time as the Certificate Balances of such Classes of Certificates are reduced to zero, then the respective Certificate Balances of the Class A-1 and Class A-2 Certificates will be reduced, pro rata in accordance with the relative sizes of the remaining Certificate Balances of such Classes of Certificates, until such deficit (or each such Certificate Balance) is reduced to zero. Any such deficit may be the result of Realized Losses incurred in respect of the Mortgage Loans and/or Additional Trust Fund Expenses. The foregoing reductions in the Certificate Balances of the Principal Balance Certificates will be deemed to constitute an allocation of any such Realized Losses and Additional Trust Fund Expenses. Any such reduction will also have the effect of reducing the Notional Amount of the Class X Certificates.

    "Realized Losses" are losses on or in respect of the Mortgage Loans arising from the inability of the Servicer to collect all amounts due and owing under any such Mortgage Loan, including by reason of the fraud or bankruptcy of a borrower or a casualty of any nature at a Mortgaged Property, to the extent not covered by insurance. The Realized Loss in respect of a liquidated Mortgage Loan (or related REO Property or Properties) is an amount generally equal to the excess, if any, of (a) the outstanding principal balance of such Mortgage Loan as of the date of liquidation, together with (i) all accrued and unpaid interest thereon at the related Mortgage Rate to but not including the Due Date in the month in which the liquidation proceeds are distributed and (ii) all related unreimbursed Servicing Advances and outstanding liquidation expenses, over (b) the aggregate amount of Liquidation Proceeds, if any, recovered in connection with such liquidation. If any portion of the debt (other than Excess Interest) due under a Mortgage Loan is forgiven, whether in connection with a modification, waiver or amendment granted or agreed to by the Servicer or in connection with the bankruptcy or similar proceeding involving the related borrower, the amount so forgiven also will be treated as a Realized Loss.

    "Additional Trust Fund Expenses" include, among other things, (i) Special Servicing Fees, Workout Fees and Liquidation Fees, (ii) interest in respect of unreimbursed Advances, (iii) the cost of various opinions of counsel required or permitted to be obtained in connection with the servicing of the Mortgage Loans and the administration of the Trust Fund, (iv) certain unanticipated, non-Mortgage Loan specific expenses of the Trust Fund, including certain indemnities and reimbursements to the Trustee as described under "The Pooling and Servicing Agreements--Certain Matters Regarding the Trustee" in the Prospectus, certain indemnities and reimbursements to the Servicer and the Depositor (and certain indemnities and reimbursements to a Replacement Special Servicer comparable to those for the Servicer) as described under "The Pooling and Servicing Agreements--Certain Matters Regarding the Master Servicer and the Depositor" in the Prospectus and certain federal, state and local taxes, and certain tax-related expenses, payable out of the Trust Fund as described under "Servicing of the Mortgage Loans--REO Properties" herein and "Certain Federal Income Tax Consequences-- REMICs--Taxation of Owners of REMIC Residual Certificates--Prohibited Transactions Tax and Other Taxes" in the Prospectus,
(v) any amounts expended on behalf of the Trust Fund to remediate an adverse environmental condition at any Mortgaged Property securing a defaulted Mortgage Loan (see "The Pooling and Servicing Agreements--Realization Upon Defaulted Mortgage Loans" in the Prospectus), and (vi) any other expense of the Trust Fund not specifically included in the calculation of "Realized Loss" for which there is no corresponding collection from a borrower. Additional Trust Fund Expenses will reduce amounts payable to Certificateholders and, consequently, may result in a loss on the Offered Certificates.

P&I ADVANCES

    With respect to each Distribution Date, unless the Servicer, in its reasonable judgment, believes that the funds therefor would not be recoverable from Related Proceeds and subject to the recoverability standard described in the Prospectus, the Servicer will be obligated to make P&I Advances out of its own funds or, subject to the replacement thereof as provided in the Pooling and Servicing Agreement, funds held in the Certificate Account that are not required to be part of the Available Distribution Amount for such Distribution Date, in an amount generally equal to the aggregate of all Monthly Payments (other than Balloon Payments) and any Assumed Monthly Payments (in each case net of any related Workout Fee) that were due or deemed due, as the case may be, in respect of the Mortgage Loans during the same month as such Distribution Date and that were not paid by or on behalf of the related borrowers or otherwise collected as of the close of business on the later of such Due Date or the last day of the related Collection Period or other specified date prior to such Distribution Date. The Servicer's obligations to make P&I Advances in respect of any Mortgage Loan will continue through liquidation of such Mortgage Loan or disposition of any REO Property acquired in respect thereof. Notwithstanding the foregoing, if it is determined that an Appraisal Reduction Amount exists with respect to any Required Appraisal Mortgage Loan (each as defined below), then, with respect to the Distribution Date immediately following the date of such determination and with respect to each subsequent Distribution Date for so long as such Appraisal Reduction Amount exists, in the event of subsequent delinquencies thereon, the interest portion of the P&I Advance in respect of such Mortgage Loan will be reduced (no reduction to be made in the principal portion, however) to equal the product of (i) the amount of the interest portion of such P&I Advance that would otherwise be required to be made for such Distribution Date without regard to this sentence, multiplied by (ii) a fraction (expressed as a percentage), the numerator of which is equal to the Stated Principal Balance of such Mortgage Loan, net of such Appraisal Reduction Amount, and the denominator of which is equal to the Stated Principal Balance of such Mortgage Loan. See "--Appraisal Reductions" below. If the Servicer fails to make a required P&I Advance, the Trustee will be required to make such P&I Advance. If the Trustee fails to make a required P&I Advance, the Fiscal Agent will be required to make such P&I Advance. See "The Trustee and the Fiscal Agent" below.

    The Servicer, the Trustee and the Fiscal Agent will each be entitled to recover any P&I Advance made by it from Related Proceeds collected in respect of the Mortgage Loan as to which such P&I Advance was made. Notwithstanding the foregoing, none of the Servicer, the Trustee or the Fiscal Agent will be obligated to make a P&I Advance that would, if made, constitute a Nonrecoverable Advance. The Servicer, the Trustee and the Fiscal Agent will each be entitled to recover any P&I Advance previously made by it that is, at any time, determined to be a Nonrecoverable Advance, out of funds received on or in respect of other Mortgage Loans. See "Description of the Certificates--Advances in Respect of Delinquencies" and "The Pooling and Servicing Agreements--Certificate Account" in the Prospectus.

    The Servicer, the Trustee and the Fiscal Agent will each be entitled with respect to any Advance made thereby, and any Replacement Special Servicer will be entitled with respect to any Servicing Advance made thereby, to interest accrued on the amount of such Advance for so long as it is outstanding at a rate per annum (the "Reimbursement Rate") equal to the "prime rate" as published in the "Money Rates" section of The Wall Street Journal, as such "prime rate" may change from time to time. Such interest on any Advance will be payable to the Servicer, any Replacement Special Servicer, the Trustee, or the Fiscal Agent, as the case may be, out of default interest collected in respect of the related Mortgage Loan or, in connection with the reimbursement of such Advance, out of any amounts then on deposit in the Certificate Account. To the extent not offset by default interest actually collected in respect of any defaulted Mortgage Loan, interest accrued on outstanding Advances made in respect thereof will result in a reduction in amounts payable on the Certificates.

APPRAISAL REDUCTIONS

    Upon the earliest of (i) the date on which any Mortgage Loan becomes a Modified Mortgage Loan (as defined below), (ii) the 90th day following the occurrence of any uncured delinquency in Monthly Payments with respect to any Mortgage Loan, (iii) the date on which a receiver is appointed and continues in such capacity in respect of a Mortgaged Property securing any Mortgage Loan and
(iv) the date on which a Mortgaged Property securing any Mortgage Loan becomes an REO Property (each such Mortgage Loan, a "Required Appraisal Loan"), the Servicer will be required, within 30 days (or such longer period as the Servicer is diligently and in good faith proceeding to obtain such appraisal), to obtain an appraisal of the related Mortgaged Property from an independent MAI-designated appraiser, unless such an appraisal had previously been obtained within the prior twelve months. The cost of such appraisal will be advanced by the Servicer, subject to its right to be reimbursed therefor as a Servicing Advance. As a result of any such appraisal, it may be determined that an Appraisal Reduction Amount exists with respect to the related Required Appraisal Loan. The "Appraisal Reduction Amount" for any Required Appraisal Loan will be an amount, calculated as of the Determination Date immediately succeeding the date on which the appraisal is obtained, equal to the excess, if any, of (a) the sum of (i) the Stated Principal Balance of such Required Appraisal Loan, (ii) to the extent not previously advanced by or on behalf of the Servicer, the Trustee or the Fiscal Agent, all unpaid interest on the Required Appraisal Loan through the most recent Due Date prior to such Determination Date at a per annum rate equal to the related Mortgage Rate, (iii) all related unreimbursed Advances made with respect to such Required Appraisal Loan plus interest accrued on such Advances at the Reimbursement Rate and (iv) all currently due and unpaid real estate taxes and assessments, insurance premiums, and, if applicable, ground rents in respect of the related Mortgaged Property, net of any escrow reserves held by the Servicer to cover any such item, over (b) 90% of an amount equal to
(i) the appraised value of the related Mortgaged Property or REO Property as determined by such appraisal, net of (ii) the amount of any liens on such property that are prior to the lien of the Required Appraisal Loan, are not in respect of items included in clause (a)(iv) above and were not taken into account in the calculation of such appraised value. Notwithstanding the foregoing, if an appraisal is not obtained from an independent MAI-designated appraiser within 120 days following the earliest of the dates described in the first sentence of this paragraph, then until such appraisal is obtained the Appraisal Reduction Amount will equal 25% of the Stated Principal Balance of the related Required Appraisal Loan. Upon receipt of an appraisal from an independent MAI-designated appraiser, however, the Appraisal Reduction Amount for such Required Appraisal Loan will be recalculated in accordance with the preceding sentence.

    With respect to each Required Appraisal Loan (unless such Mortgage Loan has become a Corrected Mortgage Loan and has remained current for twelve consecutive Monthly Payments, and no other Special Servicing Event has occurred with respect thereto during the preceding twelve months), the Servicer is required, within 30 days of each anniversary of such loan's becoming a Required Appraisal Loan, to order an update of the prior appraisal (the cost of which will be covered by and reimbursable as a Servicing Advance). Based upon such appraisal, the Servicer is to redetermine and report to the Trustee the Appraisal Reduction Amount, if any, with respect to such Mortgage Loan.

    A "Modified Mortgage Loan" is any Mortgage Loan as to which any Special Servicing Event has occurred and which has been modified by the Servicer in a manner that: (a) affects the amount or timing of any payment of principal or interest due thereon (other than, or in addition to, bringing current Monthly Payments with respect to such Mortgage Loan); (b) except as expressly contemplated by the related Mortgage, results in a release of the lien of the Mortgage on any material portion of the related Mortgaged Property without a corresponding principal prepayment in an amount not less than the fair market value (as is) of the property to be released; or (c) in the reasonable good faith judgment of the Servicer, otherwise materially impairs the security for such Mortgage Loan or reduces the likelihood of timely payment of amounts due thereon.

REPORTS TO CERTIFICATEHOLDERS; CERTAIN AVAILABLE INFORMATION

    TRUSTEE REPORTS. On each Distribution Date, the Trustee will be required to forward by mail to each holder of an Offered Certificate as of the related Record Date a Distribution Date Statement providing various items of information relating to distributions made on such date with respect to the relevant Class and the recent status of the Mortgage Asset Pool. For a discussion of the particular items of information to be provided in each Distribution Date Statement, as well as a discussion of certain annual information reports to be furnished by the Trustee to persons who at any time during the prior calendar year were holders of the Offered Certificates, see "Description of the Certificates--Reports to Certificateholders" in the Prospectus.

    In addition, based on information provided in monthly reports prepared by the Servicer and delivered to the Trustee, the Trustee will prepare and/or forward on each Distribution Date to each Offered Certificateholder, the following statements and reports (collectively with the Distribution Date Statements, the "Trustee Reports"), substantially in the forms set forth in Annex B (although such forms may be subject to change over time) and containing, among other things, substantially the information set forth below:

        (1) A report containing information regarding the Mortgage Loans as of the close of business on the immediately preceding Determination Date, which report shall contain certain of the categories of information regarding the Mortgage Loans set forth in this Prospectus Supplement in the tables under the caption "Annex A: Certain Characteristics of the Mortgage Loans" (calculated, where applicable, on the basis of the most recent relevant information provided by the borrowers to the Servicer and by the Servicer to the Trustee) and such information shall be presented in a loan-by-loan and tabular format substantially similar to the formats utilized in this Prospectus Supplement on Annex A.

        (2) A "Delinquent Loan Status Report" setting forth, among other things, those Mortgage Loans which, as of the close of business on the immediately preceding Determination Date, were delinquent 30-59 days, delinquent 60-89 days, delinquent 90 days or more, current but specially serviced, or in foreclosure but not REO Property or which have become REO Property.

        (3) An "Historical Loan Modification Report" setting forth, among other things, those Mortgage Loans which, as of the close of business on the immediately preceding Determination Date, have been modified pursuant to the Pooling and Servicing Agreement (i) during the Collection Period ending on such Determination Date and (ii) since the Cut-off Date for such Mortgage Loan, showing the original and the revised terms thereof.

        (4) An "Historical Loss Estimate Report" setting forth, among other things, as of the close of business on the immediately preceding Determination Date, (i) the aggregate amount of liquidation proceeds and liquidation expenses, both for the Collection Period ending on such Determination Date and for all prior Collection Periods, and (ii) the amount of Realized Losses occurring both during such Collection Period and historically, set forth on a Mortgage Loan-by-Mortgage Loan basis.

        (5) An "REO Status Report" setting forth, among other things, with respect to each REO Property that was included in the Trust Fund as of the close of business on the immediately preceding Determination Date, (i) the acquisition date of such REO Property, (ii) the amount of income collected with respect to such REO Property (net of related expenses) and other amounts, if any, received on such REO Property during the Collection Period ending on such Determination Date and (iii) the value of the REO Property based on the most recent appraisal or other valuation thereof available to the Servicer as of such date of determination (including any prepared internally by the Servicer).

        (6) A "Servicer Watch List" setting forth, among other things, certain Mortgage Loans which have experienced a material decrease in debt service coverage, a loss of or bankruptcy of the largest tenant (to the extent the Servicer has actual knowledge of such loss or bankruptcy) or are approaching maturity.

        (7) A "Loan Prepayment Request Report" setting forth those Mortgage Loans, the borrowers of which have requested a pay off balance on their respective Mortgage Loans.

    None of the above reports will include any information that the Servicer deems to be confidential. Neither the Servicer nor the Trustee shall be responsible for the accuracy or completeness of any information supplied to it by a borrower or other third party that is included in any reports, statements, materials or information prepared or provided by the Servicer or the Trustee, as applicable. Certain information will be made available to Certificateholders by electronic transmission as may be agreed upon between the Depositor and the Trustee.

    Prior to each Distribution Date, the Servicer will deliver to the Trustee (by electronic means) (i) a "Comparative Financial Status Report" containing substantially the content set forth in Annex B setting forth, among other things, the occupancy, revenue, net operating income and debt service coverage ratio for each Mortgage Loan (other than the Credit Lease Loans) or related Mortgaged Property as of the Determination Date immediately preceding the preparation of such report for each of the following three periods (but only to the extent the related borrower is required by the Mortgage to deliver and does deliver, or otherwise agrees to provide and does provide, such information): (a) the most current available year-to-date; (b) each of the previous two full fiscal years stated separately; and (c) the "base year" (representing the original analysis of information used as of the Cut-Off Date for such Mortgage
Loan); and (ii) a "CSSA Loan File" and a "CSSA Property File" setting forth certain information with respect to the Mortgage Loans and the Mortgaged Properties, respectively.

    In addition, the Servicer is also required to perform with respect to each Mortgaged Property and REO Property (except any Mortgaged Property securing a Credit Lease Loan):

        (a) Within 30 days after receipt of a quarterly operating statement, if any, commencing with the calendar quarter ended September 30, 1998, an "Operating Statement Analysis" containing revenue, expense, and net operating income information substantially in accordance with Annex B (but only to the extent the related borrower is required by the Mortgage to deliver and does deliver, or otherwise agrees to provide and does provide, such information) for such Mortgaged Property or REO Property as of the end of such calendar quarter. The Servicer will deliver to the Trustee by electronic means the Operating Statement Analysis upon request, and

        (b) Within 30 days after receipt by the Servicer of an annual operating statement, an NOI adjustment analysis containing substantially the content set forth in Annex B (the "NOI Adjustment Worksheet") (but only to the extent the related borrower is required by the Mortgage to deliver and does deliver, or otherwise agrees to provide and does provide, such information) presenting the computation made in accordance with the methodology described in the Pooling and Servicing Agreement to "normalize" the full year net operating income and debt service coverage numbers used by the Servicer in its reporting obligation in (1) above. The Servicer will deliver to the Trustee by electronic means the "NOI Adjustment Worksheet" upon request.

    Certificate Owners who have certified to the Trustee as to their beneficial ownership of any Offered Certificate may also obtain copies of any of the Trustee Reports described above upon request. Otherwise, until such time as Definitive Certificates are issued in respect of the Offered Certificates, the foregoing information will be available to the related Certificate Owners only to the extent that it is forwarded by or otherwise available through DTC and its Participants. Conveyance of notices and other communications by DTC to Participants, and by Participants to Certificate Owners, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. The Servicer, the Trustee, the Depositor and the Certificate Registrar are required to recognize as Certificateholders only those persons in whose names the Certificates are registered on the books and records of the Certificate Registrar.

    OTHER INFORMATION. The Trustee will make available at its offices primarily responsible for administration of the Trust Fund, during normal business hours, for review by any holder, Certificate Owner or prospective purchaser of an Offered Certificate, originals or copies of, among other things, the following items: (a) the Pooling and Servicing Agreement and any amendments thereto, (b) all Trustee Reports delivered to holders of the relevant Class of Offered Certificates since the Delivery Date, (c) all officer's certificates and accountants' reports delivered to the Trustee since the Delivery Date as described under "The Pooling and Servicing Agreements--Evidence as to Compliance" in the Prospectus, (d) the most recent property inspection report prepared by or on behalf of the Servicer and delivered to the Trustee in respect of each Mortgaged Property, (e) the most recent annual operating statements, if any, collected by or on behalf of the Servicer and delivered to the Trustee in respect of each Mortgaged Property, and (f) the Mortgage Note, Mortgage and other legal documents relating to each Mortgage Loan, including any and all modifications, waivers and amendments of the terms of a Mortgage Loan entered into by the Servicer and delivered to the Trustee. Copies of any and all of the foregoing items will be available from the Trustee upon reasonable written request; provided that the Trustee will be permitted to require payment of a sum sufficient to cover the reasonable costs and expenses of providing such copies; and provided, further, that the Trustee may require (x) in the case of a Certificate Owner, a written confirmation executed by the requesting person or entity, in a form reasonably acceptable to the Trustee, generally to the effect that such person or entity is a beneficial owner of Offered Certificates, is requesting the information solely for use in evaluating such person's or entity's investment in such Certificates and will otherwise keep such information confidential and (y) in the case of a prospective purchaser, confirmation executed by the requesting person or entity, in a form reasonably acceptable to the Trustee, generally to the effect that such person or entity is a prospective purchaser of Offered Certificates or an interest therein, is requesting the information solely for use in evaluating a possible investment in such Certificates and will otherwise keep such information confidential. Certificateholders, by the acceptance of their Certificates, will be deemed to have agreed to keep such information confidential. The Servicer may, but is not required to, make certain information available over the Internet.

VOTING RIGHTS

    At all times during the term of the Pooling and Servicing Agreement, 98% of the voting rights for the Certificates (the "Voting Rights") shall be allocated among the holders of the respective Classes of Principal Balance Certificates in proportion to the Certificate Balances (adjusted as described below) of their Certificates, 1% of the Voting Rights shall be allocated among the holders of the Class X Certificates, and the remaining Voting Rights shall be allocated equally among the holders of the respective Classes of REMIC Residual Certificates. Voting Rights allocated to a Class of Certificateholders shall be allocated among such Certificateholders in proportion to the Percentage Interests in such Class evidenced by their respective Certificates. Appraisal Reduction Amounts will be allocated in reduction of the respective Certificate Balances of the Class N, Class M, Class L, Class K, Class J, Class H, Class G, Class F, Class E, Class D, Class C, Class B and Class A Certificates (pro rata between the Class A-1 and Class A-2 Certificates), in that order, solely for purposes of calculating Voting Rights.

TERMINATION; RETIREMENT OF CERTIFICATES

    The obligations created by the Pooling and Servicing Agreement will terminate following the earliest of (i) the final payment (or Advance in respect thereof) or other liquidation of the last Mortgage Loan or REO Property subject thereto, and (ii) subject to the requirement that the then aggregate Stated Principal Balance of the Mortgage Asset Pool be less than 1% of the Initial Pool Balance, the purchase of all of the assets of the Trust Fund by the Servicer or, if the Servicer elects not to make such purchase, the Depositor. Written notice of termination of the Pooling and Servicing Agreement will be given to each Certificateholder, and the final distribution will be made only upon surrender and cancellation of the Certificates at the office of the Certificate Registrar or other location specified in such notice of termination.

    Any such purchase by the Servicer or the Depositor of all the Mortgage Loans and other assets in the Trust Fund is required to be made at a price equal to
(a) the sum of (i) the aggregate Purchase Price of all the Mortgage Loans (exclusive of Mortgage Loans as to which the related Mortgaged Properties have become REO Properties) then included in the Trust Fund and (ii) the aggregate fair market value of all REO Properties then included in the Trust Fund (which fair market value for any REO Property may be less than the Purchase Price for the corresponding Mortgage Loan), as determined by an appraiser mutually agreed upon by the Servicer and the Trustee, reduced by (b) if such purchase is by the Servicer, the aggregate of all amounts payable or reimbursable to the Servicer under the Pooling and Servicing Agreement.

    On the final Distribution Date, the aggregate amount paid by the Servicer or the Depositor as the case may be, for the Mortgage Loans and other assets in the Trust Fund (if the Trust Fund is to be terminated as a result of the purchase described in the preceding paragraph), together with all other amounts on deposit in the Certificate Account, net of any portion of the foregoing not otherwise payable to a person other than the Certificateholders (see "The Pooling and Servicing Agreements--Certificate Account" in the Prospectus), will be applied as described above under "--Distributions--Application of the Available Distribution Amount."

THE TRUSTEE AND THE FISCAL AGENT

    THE TRUSTEE. LaSalle National Bank ("LaSalle") will act as Trustee. LaSalle is a subsidiary of LaSalle National Corporation which is a subsidiary of the Fiscal Agent. The Trustee is at all times required to be, and will be required to resign if it fails to be, (i) a corporation or association, organized and doing business under the laws of the United States of America or any state thereof or the District of Columbia, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of not less than $100,000,000 (or, under certain conditions, such lesser amount that each Rating Agency has confirmed would not cause it to qualify, downgrade or withdraw its rating on any Class of Certificates) and subject to supervision or examination by federal or state authority and (ii) an institution whose long-term senior unsecured debt (or that of its fiscal agent, if applicable) is rated not less than "AA" or its equivalent by the Rating Agencies (or such lower ratings as the Rating Agencies would permit without an adverse effect on any of the then-current ratings of the Certificates). The corporate trust office of the Trustee responsible for administration of the Trust Fund (the "Corporate Trust Office") is located at 135 South LaSalle Street, Suite 1625, Chicago, Illinois 60674-4107, Attention: Asset-Backed Securities Trust Services Group--GMAC Commercial Mortgage Securities, Inc., Mortgage Pass-Through Certificates, Series 1998-C2. The Trustee will make (x) certain information contained in the monthly Distribution Date Statement available through its ASAP System to Certificateholders dialing telephone number (312) 904-2200 and requesting statement No. 354 and (y) certain information regarding the Mortgage Loans available in electronic format through its dial-up bulletin board service, to Certificateholders dialing telephone number (714) 282-3990. Additionally, certain information regarding the Mortgage Loans will be made available at the website maintained by LaSalle at www.lnbabs.com. Finally, the Trustee will also make Mortgage Loan information as presented in the "CSSA Loan File" and "CSSA Property File" update file format available each month to any Certificateholder, any Certificate Owner, the Rating

Agencies, or any other interested party via the Trustee's internet website. The Trustee may provide such information through means other than its ASAP System, dial up bulletin board service or website provided that (i) the Servicer shall have consented to such alternative means and (ii) Certificateholders shall have received notice of such alternative means.

    THE FISCAL AGENT. ABN AMRO Bank N.V., a Netherlands banking corporation and the indirect corporate parent of the Trustee, will act as fiscal agent (the "Fiscal Agent") for the Trust Fund and will be obligated to make any Advance required to be made, and not made, by the Servicer and the Trustee under the Pooling and Servicing Agreement, provided that the Fiscal Agent will not be obligated to make any Advance that it deems to be a Nonrecoverable Advance. The Fiscal Agent will be entitled (but not obligated) to rely conclusively on any determination by the Servicer or the Trustee that an Advance, if made, would be a Nonrecoverable Advance. The Fiscal Agent will be entitled to reimbursement for each Advance made by it plus interest thereon at the Reimbursement Rate in the same manner and to the same extent as the Servicer and the Trustee. See "--P&I Advances" and "Servicing of the Mortgage Loans--Servicing and Other Compensation and Payment of Expenses." The Fiscal Agent will be entitled to various rights, protections and indemnities similar to those afforded the Trustee. The Trustee will be responsible for payment of the compensation of the Fiscal Agent. As of December 31, 1997, the Fiscal Agent had consolidated assets of approximately $114 billion. In the event that LaSalle shall, for any reason, cease to act as Trustee under the Pooling Agreement, ABN AMRO Bank N.V. likewise shall no longer serve in the capacity of Fiscal Agent thereunder.

                       YIELD AND MATURITY CONSIDERATIONS

YIELD CONSIDERATIONS

    GENERAL. The yield on any Offered Certificate will depend on: (i) the Pass-Through Rate in effect from time to time for such Certificate; (ii) the price paid for such Certificate and the rate and timing of payments of principal on such Certificate; and (iii) the aggregate amount of distributions on such Certificate.

    PASS-THROUGH RATE. The Pass-Through Rates for the respective Classes of Principal Balance Certificates will, in the case of each such Class, be fixed. The Pass-Through Rate for the Class X Certificates for any Distribution Date will be variable and will be based on the Weighted Average Net Mortgage Rate for such Distribution Date. Accordingly, the yield on the Class X Certificates will be sensitive to changes in the relative composition of the Mortgage Loans as a result of scheduled amortization, voluntary prepayments, liquidations of Mortgage Loans following default and repurchases of Mortgage Loans. Losses or payments of principal on the Mortgage Loans with higher Net Mortgage Rates could result in a reduction in the Weighted Average Net Mortgage Rate, thereby reducing the Pass-Through Rate for the Class X Certificates.

    See "Description of the Certificates--Pass-Through Rates" and "Description of the Mortgage Asset Pool" herein and "--Yield Considerations--Rate and Timing of Principal Payments" and "--Yield Sensitivity of the Class X Certificates" below.

    RATE AND TIMING OF PRINCIPAL PAYMENTS. The yield to holders of the Class X Certificates and the other Offered Certificates will be affected by the rate and timing of principal payments on the Mortgage Loans (including principal prepayments on the Mortgage Loans resulting from both voluntary prepayments by the mortgagors and involuntary liquidations). The rate and timing of principal payments on the Mortgage Loans will in turn be affected by, among other things, the amortization schedules thereof, the dates on which Balloon Payments are due and the rate and timing of principal prepayments and other unscheduled collections thereon (including for this purpose, collections made in connection with liquidations of Mortgage Loans due to defaults, casualties or condemnations affecting the Mortgaged Properties, or purchases of Mortgage Loans out of the Trust Fund). Prepayments and, assuming the respective stated maturity dates thereof have not occurred, liquidations and purchases of the Mortgage Loans, will result in distributions on the Principal Balance Certificates of amounts that otherwise would have been distributed (and reductions in the Notional Amount of the Class X Certificates that would otherwise have occurred) over the remaining terms of the Mortgage Loans. Defaults on the Mortgage Loans, particularly at or near their stated maturity dates, may result in significant delays in payments of principal on the Mortgage Loans (and, accordingly, on the Principal Balance Certificates) while work-outs are negotiated or foreclosures are completed. See "Servicing of the Mortgage Loans--Modifications, Waivers, Amendments and Consents" herein and "The Pooling and Servicing Agreements-- Realization Upon Defaulted Mortgage Loans" and "Certain Legal Aspects of Mortgage Loans--Foreclosure" in the Prospectus. The failure on the part of any borrower to pay its ARD Loan on its Anticipated Repayment Date may result in significant delays in payments of principal on such ARD Loan and, accordingly, on the Offered Certificates. Because the rate of principal payments on the Mortgage Loans will depend on future events and a variety of factors (as described below), no assurance can be given as to such rate or the rate of principal prepayments in particular. The Depositor is not aware of any relevant publicly available or authoritative statistics with respect to the historical prepayment experience of a large group of mortgage loans comparable to the Mortgage Loans.

    The extent to which the yield to maturity of an Offered Certificate may vary from the anticipated yield will depend upon the degree to which such Certificate is purchased at a discount or premium and when, and to what degree, payments of principal on the Mortgage Loans are in turn distributed on or otherwise result in the reduction of the principal balance or notional amount, as the case may be, of such Certificate. An investor should consider, in the case of any Offered Certificate purchased at a discount, the risk that a slower than anticipated rate of principal payments on such Certificate could result in an actual yield to such investor that is lower than the anticipated yield and, in the case of any Offered Certificate purchased at a premium, the risk that a faster than anticipated rate of principal payments on such Certificate could result in an actual yield to such investor that is lower than the anticipated yield. In general, the earlier a payment of principal is made on an Offered Certificate purchased at a discount or premium, the greater will be the effect on an investor's yield to maturity. As a result, the effect on an investor's yield of principal payments on such investor's Offered Certificates occurring at a rate higher (or lower) than the rate anticipated by the investor during any particular period would not be fully offset by a subsequent like reduction (or increase) in the rate of principal payments. The yield to maturity of the Class X Certificates will be highly sensitive to the rate and timing of principal payments (including by reason of prepayments, defaults and liquidations) on or in respect of the Mortgage Loans. Investors in the Class X Certificates should fully consider the associated risks, including the risk that an extremely rapid rate of amortization and prepayment of the Mortgage Loans could result in the failure of such investors to fully recoup their initial investments.

    LOSSES AND SHORTFALLS. The yield to holders of the Offered Certificates will also depend on the extent to which such holders are required to bear the effects of any losses or shortfalls on the Mortgage Loans. Losses and other shortfalls on the Mortgage Loans will generally be borne: first, by the holders of the respective Classes of Subordinate Certificates, in reverse alphabetical order of Class designation, to the extent of amounts (or, in the case of a Net Aggregate Prepayment Interest Shortfall, just interest) otherwise distributable in respect of their Certificates; and then, by the holders of the Senior Certificates. In addition, reductions in the balances of the Principal Balance Certificates will also reduce the Notional Amount of the Class X Certificates.

    CERTAIN RELEVANT FACTORS. The rate and timing of principal payments and defaults and the severity of losses on the Mortgage Loans may be affected by a number of factors, including, without limitation, prevailing interest rates, the terms of the Mortgage Loans (for example, Prepayment Premiums, prepayment lock-out periods and amortization terms that require Balloon Payments), the demographics and relative economic vitality of the areas in which the Mortgaged Properties are located and the general supply and demand for comparable residential and/or commercial space in such areas, the quality of management of the Mortgaged Properties, the servicing of the Mortgage Loans, possible changes in tax laws and other opportunities for investment. See "Risk Factors" and "Description of the Mortgage Asset

Pool" herein and "Risk Factors" and "Yield and Maturity Considerations--Yield and Prepayment Considerations" in the Prospectus.

    The rate of prepayment on the Mortgage Asset Pool is likely to be affected by prevailing market interest rates for mortgage loans of a comparable type, term and risk level. When the prevailing market interest rate is below a mortgage coupon, a borrower may have an increased incentive to refinance its mortgage loan. If a Mortgage Loan is not in a lock-out period, the Prepayment Premium, if any, in respect of such Mortgage Loan may not be sufficient economic disincentive to prevent the related borrower from voluntarily prepaying the loan as part of a refinancing thereof. See "Description of the Mortgage Asset Pool--Certain Terms and Conditions of the Mortgage Loans" herein.

    DELAY IN PAYMENT OF DISTRIBUTIONS. Because monthly distributions will not be made to Certificateholders until a date that is scheduled to be at least 15 days following the end of related Interest Accrual Period, the effective yield to the holders of the Offered Certificates will be lower than the yield that would otherwise be produced by the applicable Pass-Through Rates and purchase prices (assuming such prices did not account for such delay).

    UNPAID DISTRIBUTABLE CERTIFICATE INTEREST. As described under "Description of the Certificates-- Distributions--Application of the Available Distribution Amount" herein, if the portion of the Available Distribution Amount distributable in respect of interest on any Class of Offered Certificates on any Distribution Date is less than the Distributable Certificate Interest then payable for such Class, the shortfall will be distributable to holders of such Class of Certificates on subsequent Distribution Dates, to the extent of available funds. Any such shortfall will not bear interest, however, and will therefore negatively affect the yield to maturity of such Class of Certificates for so long as it is outstanding.

WEIGHTED AVERAGE LIFE

    The weighted average life of a Principal Balance Certificate refers to the average amount of time that will elapse from the date of its issuance until each dollar allocable to principal of such Certificate is distributed to the investor. For purposes of this Prospectus Supplement, the weighted average life of a Principal Balance Certificate is determined by (i) multiplying the amount of each principal distribution thereon by the number of years from the Delivery Date to the related Distribution Date, (ii) summing the results and (iii) dividing the sum by the aggregate amount of the reductions in the principal balance of such Certificate. Accordingly, the weighted average life of any such Certificate will be influenced by, among other things, the rate at which principal of the Mortgage Loans is paid or otherwise collected or advanced and the extent to which such payments, collections and/or advances of principal are in turn applied in reduction of the Certificate Balance of the Class of Certificates to which such Certificate belongs.

    Prepayments on mortgage loans may be measured by a prepayment standard or model. The model used in this Prospectus Supplement is the Constant Prepayment Rate ("CPR") model. The CPR Model assumes that a group of mortgage loans experiences prepayments each month at a specified constant annual rate. As used in each of the following sets of tables with respect to any particular Class, the column headed "0%" assumes that none of the Mortgage Loans is prepaid before maturity (or the Anticipated Repayment Date, in the case of an ARD Loan). The columns headed "5%," "10%," "15%," "20%," and "25%" assume that no prepayments are made on any Mortgage Loan during such Mortgage Loan's prepayment lock-out or defeasance period, if any, or during such Mortgage Loan's yield maintenance period, if any, and are otherwise made on each of the Mortgage Loans at the indicated CPR percentages. There is no assurance, however, that prepayments of the Mortgage Loans (whether or not in a prepayment lock-out or defeasance period or a yield maintenance period) will conform to any particular CPR percentages, and no representation is made that the Mortgage Loans will prepay in accordance with the assumptions at any of the CPR percentages shown or at any other particular prepayment rate, that all the Mortgage Loans will prepay in accordance with the assumptions at the same rate or that Mortgage Loans that are in a prepayment lock-out or defeasance period or a yield maintenance period will not prepay as a result of involuntary liquidations upon default or otherwise. A "prepayment lock-out period" is any period during which the terms of the Mortgage Loan prohibit voluntary prepayments on the part of the borrower. A "defeasance period" is any period during which the borrower may, under the terms of the Mortgage Loan, exercise a Defeasance Option. A "yield maintenance period" is any period during which the terms of the Mortgage Loan provide that voluntary prepayments be accompanied by a Prepayment Premium calculated on the basis of a yield maintenance formula.

    The following tables indicate the percentage of the initial Certificate Balance of each Class of Offered Certificates (other than the Class X Certificates) that would be outstanding after each of the dates shown at the indicated CPR percentages and the corresponding weighted average life of each such Class of Certificates. The tables have been prepared on the basis of the information set forth on Annex A and the following assumptions (collectively, the "Maturity Assumptions"): (i) the initial Certificate Balance or Notional Amount, as the case may be, and Pass-Through Rate for each Class of Certificates are as set forth herein, (ii) the scheduled Monthly Payments for each Mortgage Loan are based on such Mortgage Loan's Cut-off Date Balance, stated monthly principal and interest payments (as such may be increased in the case of nine
(9) Mortgage Loans (as described in Annex A) and the Mortgage Rate in effect as of the Cut-off Date for such Mortgage Loan, (iii) all scheduled Monthly Payments are assumed to be timely received on the first day of each month commencing in September 1998, (iv) there are no delinquencies or losses in respect of the Mortgage Loans, there are no extensions of maturity in respect of the Mortgage Loans, there are no Appraisal Reduction Amounts with respect to the Mortgage Loans and there are no casualties or condemnations affecting the Mortgaged Properties, (v) prepayments are made on each of the Mortgage Loans at the indicated CPR percentages set forth in the table (without regard to any limitations in such Mortgage Loans on partial voluntary principal prepayments) (except to the extent modified below by the assumption numbered (xii)), the ARD Loans mature on their repective Anticipated Repayment Dates and the Mortgage Loan identified on Annex A by Loan Number GMAC3030 is called at the earliest date permitted under the Mortgage Loan documents, (vi) all Mortgage Loans accrue interest under the method as specified in Annex A, (vii) neither the Servicer nor the Depositor exercises its right of optional termination described herein,
(viii) no Mortgage Loan is required to be repurchased by a Mortgage Loan Seller,
(ix) no Prepayment Interest Shortfalls are incurred and no Prepayment Premiums are collected, (x) there are no Additional Trust Fund Expenses, (xi) distributions on the Certificates are made on the 15th day of each month, commencing in September 1998, (xii) no prepayments are received as to any Mortgage Loan during such Mortgage Loan's prepayment lock-out period or defeasance period ("LOP"), if any, or yield maintenance period ("YMP"), if any,
(xiii) the prepayment provisions for each Mortgage Loan as set forth on Annex A are assumed to begin on the first due date of such Mortgage Loan, (xiv) the Delivery Date is August 27, 1998 and (xv) the Arden Loan is assumed to have an Anticipated Repayment Date of May 1, 2008. To the extent that the Mortgage Loans have characteristics or experience performance that differs from those assumed in preparing the tables set forth below, the Class A-1, Class A-2, Class B, Class C, Class D and Class E Certificates may mature earlier or later than indicated by the tables. It is highly unlikely that the Mortgage Loans will prepay or perform in accordance with the Maturity Assumptions at any constant rate until maturity or that all the Mortgage Loans will prepay in accordance with the Maturity Assumptions or at the same rate. In particular, certain of the Mortgage Loans may not permit voluntary partial prepayments. In addition, variations in the actual prepayment experience and the balance of the specific Mortgage Loans that prepay may increase or decrease the percentages of initial Certificate Balances (and weighted average lives) shown in the following tables. Such variations may occur even if the average prepayment experience of the Mortgage Loans were to equal any of the specified CPR percentages. In addition, there can be no assurance that the actual pre-tax yields on, or any other payment characteristics of, any Class of Offered Certificates will correspond to any of the information shown in the yield tables herein, or that the aggregate purchase prices of the Offered Certificates will be as assumed. Accordingly, investors must make their own decisions as to the appropriate assumptions (including prepayment assumptions) to be used in deciding whether to purchase the Offered Certificates.

    Investors are urged to conduct their own analyses of the rates at which the Mortgage Loans may be expected to prepay.

    Based on the Maturity Assumptions, the following tables indicate the resulting weighted average lives of the Class A-1, Class A-2, Class B, Class C, Class D and Class E Certificates and set forth the percentage of the initial Certificate Balance of each such Class of Certificates that would be outstanding after the Closing Date and each of the Distribution Dates shown under the applicable assumptions at the indicated CPR percentages.

  PERCENTAGES OF THE INITIAL CERTIFICATE BALANCE OF THE CLASS A-1 CERTIFICATES
                  OUTSTANDING AT THE SPECIFIED CPR PERCENTAGES

                                                                        PREPAYMENTS LOCKED OUT THROUGH
                                                                   LOP AND YMP, THEN AT THE FOLLOWING CPRS
                                                 ----------------------------------------------------------------------------
DATE                                                 0%           5%           10%          15%          20%          25%
-----------------------------------------------      ---          ---          ---          ---          ---          ---
Initial........................................         100%         100%         100%         100%         100%         100%
August 15, 1999................................          95           94           94           93           93           93
August 15, 2000................................          89           88           87           86           86           85
August 15, 2001................................          81           80           79           78           77           76
August 15, 2002................................          73           71           70           69           68           67
August 15, 2003................................          63           61           59           58           57           56
August 15, 2004................................          54           51           50           48           47           46
August 15, 2005................................          30           28           26           24           23           22
August 15, 2006................................          20           17           15           13           12           12
August 15, 2007................................           4            1            0            0            0            0
August 15, 2008................................           0            0            0            0            0            0

Weighted Average Life (in years)...............         5.6          5.5          5.4          5.3          5.2          5.1

  PERCENTAGES OF THE INITIAL CERTIFICATE BALANCE OF THE CLASS A-2 CERTIFICATES
                  OUTSTANDING AT THE SPECIFIED CPR PERCENTAGES

                                                                        PREPAYMENTS LOCKED OUT THROUGH
                                                                   LOP AND YMP, THEN AT THE FOLLOWING CPRS
                                                 ----------------------------------------------------------------------------
DATE                                                 0%           5%           10%          15%          20%          25%
-----------------------------------------------      ---          ---          ---          ---          ---          ---
Initial........................................         100%         100%         100%         100%         100%         100%
August 15, 1999................................         100          100          100          100          100          100
August 15, 2000................................         100          100          100          100          100          100
August 15, 2001................................         100          100          100          100          100          100
August 15, 2002................................         100          100          100          100          100          100
August 15, 2003................................         100          100          100          100          100          100
August 15, 2004................................         100          100          100          100          100          100
August 15, 2005................................         100          100          100          100          100          100
August 15, 2006................................         100          100          100          100          100          100
August 15, 2007................................         100          100           99           99           99           98
August 15, 2008................................           0            0            0            0            0            0

Weighted Average Life (in years)...............         9.8          9.8          9.8          9.8          9.8          9.8

   PERCENTAGES OF THE INITIAL CERTIFICATE BALANCE OF THE CLASS B CERTIFICATES
                  OUTSTANDING AT THE SPECIFIED CPR PERCENTAGES

                                                                        PREPAYMENTS LOCKED OUT THROUGH
                                                                   LOP AND YMP, THEN AT THE FOLLOWING CPRS
                                                 ----------------------------------------------------------------------------
DATE                                                 0%           5%           10%          15%          20%          25%
-----------------------------------------------      ---          ---          ---          ---          ---          ---
Initial........................................         100%         100%         100%         100%         100%         100%
August 15, 1999................................         100          100          100          100          100          100
August 15, 2000................................         100          100          100          100          100          100
August 15, 2001................................         100          100          100          100          100          100
August 15, 2002................................         100          100          100          100          100          100
August 15, 2003................................         100          100          100          100          100          100
August 15, 2004................................         100          100          100          100          100          100
August 15, 2005................................         100          100          100          100          100          100
August 15, 2006................................         100          100          100          100          100          100
August 15, 2007................................         100          100          100          100          100          100
August 15, 2008................................           0            0            0            0            0            0

Weighted Average Life (in years)                       10.0         10.0         10.0          9.9          9.9          9.9

   PERCENTAGES OF THE INITIAL CERTIFICATE BALANCE OF THE CLASS C CERTIFICATES
                  OUTSTANDING AT THE SPECIFIED CPR PERCENTAGES

                                                                        PREPAYMENTS LOCKED OUT THROUGH
                                                                   LOP AND YMP, THEN AT THE FOLLOWING CPRS
                                                 ----------------------------------------------------------------------------
DATE                                                 0%           5%           10%          15%          20%          25%
-----------------------------------------------      ---          ---          ---          ---          ---          ---
Initial........................................         100%         100%         100%         100%         100%         100%
August 15, 1999................................         100          100          100          100          100          100
August 15, 2000................................         100          100          100          100          100          100
August 15, 2001................................         100          100          100          100          100          100
August 15, 2002................................         100          100          100          100          100          100
August 15, 2003................................         100          100          100          100          100          100
August 15, 2004................................         100          100          100          100          100          100
August 15, 2005................................         100          100          100          100          100          100
August 15, 2006................................         100          100          100          100          100          100
August 15, 2007................................         100          100          100          100          100          100
August 15, 2008................................           0            0            0            0            0            0

Weighted Average Life (in years)...............        10.0         10.0         10.0         10.0         10.0         10.0

   PERCENTAGES OF THE INITIAL CERTIFICATE BALANCE OF THE CLASS D CERTIFICATES
                  OUTSTANDING AT THE SPECIFIED CPR PERCENTAGES

                                                                        PREPAYMENTS LOCKED OUT THROUGH
                                                                   LOP AND YMP, THEN AT THE FOLLOWING CPRS
                                                 ----------------------------------------------------------------------------
DATE                                                 0%           5%           10%          15%          20%          25%
-----------------------------------------------      ---          ---          ---          ---          ---          ---
Initial........................................         100%         100%         100%         100%         100%         100%
August 15, 1999................................         100          100          100          100          100          100
August 15, 2000................................         100          100          100          100          100          100
August 15, 2001................................         100          100          100          100          100          100
August 15, 2002................................         100          100          100          100          100          100
August 15, 2003................................         100          100          100          100          100          100
August 15, 2004................................         100          100          100          100          100          100
August 15, 2005................................         100          100          100          100          100          100
August 15, 2006................................         100          100          100          100          100          100
August 15, 2007................................         100          100          100          100          100          100
August 15, 2008................................          92           92           91           90           89           88
August 15, 2009................................          18           18           18           18           18           18
August 15, 2010................................           0            0            0            0            0            0

Weighted Average Life (in years)...............        10.6         10.6         10.6         10.6         10.6         10.6

   PERCENTAGES OF THE INITIAL CERTIFICATE BALANCE OF THE CLASS E CERTIFICATES
                  OUTSTANDING AT THE SPECIFIED CPR PERCENTAGES

                                                                        PREPAYMENTS LOCKED OUT THROUGH
                                                                   LOP AND YMP, THEN AT THE FOLLOWING CPRS
                                                 ----------------------------------------------------------------------------
DATE                                                 0%           5%           10%          15%          20%          25%
-----------------------------------------------      ---          ---          ---          ---          ---          ---
Initial........................................         100%         100%         100%         100%         100%         100%
August 15, 1999................................         100          100          100          100          100          100
August 15, 2000................................         100          100          100          100          100          100
August 15, 2001................................         100          100          100          100          100          100
August 15, 2002................................         100          100          100          100          100          100
August 15, 2003................................         100          100          100          100          100          100
August 15, 2004................................         100          100          100          100          100          100
August 15, 2005................................         100          100          100          100          100          100
August 15, 2006................................         100          100          100          100          100          100
August 15, 2007................................         100          100          100          100          100          100
August 15, 2008................................         100          100          100          100          100          100
August 15, 2009................................         100          100          100          100          100          100
August 15, 2010................................          78           77           77           77           77           77
August 15, 2011................................          25           25           25           25           25           25
August 15, 2012................................           0            0            0            0            0            0

Weighted Average Life (in years)...............        12.6         12.6         12.6         12.6         12.6         12.6

CERTAIN PRICE/YIELD TABLES

    The tables set forth below show the corporate bond equivalent ("CBE") yield and weighted average life in years with respect to each Class of Offered Certificates (other than the Class X Certificates) under the Maturity Assumptions.

    The yields set forth in the following tables were calculated by determining the monthly discount rates which, when applied to the assumed stream of cash flows to be paid on each Class of Offered Certificates (other than the Class X Certificates), would cause the discounted present value of such assumed stream of cash flows as of August 27, 1998 to equal the assumed purchase prices, plus accrued interest at the applicable Pass-Through Rate as stated on the cover hereof from and including the Cut-off Date for each Mortgage Loan to but excluding the Delivery Date, and converting such monthly rates to semi-annual corporate bond equivalent rates. Such calculation does not take into account variations that may occur in the interest rates at which investors may be able to reinvest funds received by them as reductions of the Certificate Balances of such Classes of Offered Certificates and consequently does not purport to reflect the return on any investment in such Classes of Offered Certificates when such reinvestment rates are considered. Purchase prices are expressed in 32nds and interpreted as a percentage of the initial Certificate Balance of the specified Class (i.e., 99-16 means 99 16/32%) and are exclusive of accrued interest.

                        PRE-TAX YIELD TO MATURITY (CBE)
        FOR THE CLASS A-1 CERTIFICATES AT THE SPECIFIED CPR PERCENTAGES

                                                        PREPAYMENTS LOCKED OUT THROUGH LOP AND
                                                           YMP, THEN AT THE FOLLOWING CPRS
                                           ----------------------------------------------------------------
ASSUMED PURCHASE PRICE*(32NDS)                0%         5%         10%        15%        20%        25%
                                           ---------  ---------  ---------  ---------  ---------  ---------
 99-16...................................      6.287%     6.289%     6.290%     6.291%     6.292%     6.292%
 99-24...................................      6.232      6.232      6.232      6.232      6.232      6.232
100-00...................................      6.176      6.175      6.174      6.173      6.172      6.172
100-08...................................      6.121      6.118      6.116      6.114      6.113      6.111
100-16...................................      6.066      6.062      6.058      6.056      6.053      6.052
100-24...................................      6.011      6.005      6.001      5.997      5.994      5.992
101-00...................................      5.956      5.949      5.944      5.939      5.936      5.933
101-08...................................      5.901      5.894      5.887      5.882      5.877      5.873
101-16...................................      5.847      5.838      5.830      5.824      5.819      5.814

------------------------

*   Exclusive of accrued interest.

                        PRE-TAX YIELD TO MATURITY (CBE)
        FOR THE CLASS A-2 CERTIFICATES AT THE SPECIFIED CPR PERCENTAGES

                                                        PREPAYMENTS LOCKED OUT THROUGH LOP AND
                                                           YMP, THEN AT THE FOLLOWING CPRS
                                           ----------------------------------------------------------------
ASSUMED PURCHASE PRICE*(32NDS)                0%         5%         10%        15%        20%        25%
                                           ---------  ---------  ---------  ---------  ---------  ---------
100-00...................................      6.471%     6.471%     6.471%     6.471%     6.471%     6.471%
100-08...................................      6.436      6.436      6.436      6.436      6.436      6.436
100-16...................................      6.401      6.401      6.401      6.401      6.401      6.400
100-24...................................      6.366      6.366      6.366      6.365      6.365      6.365
101-00...................................      6.331      6.331      6.331      6.331      6.330      6.330
101-08...................................      6.296      6.296      6.296      6.296      6.296      6.296
101-16...................................      6.261      6.261      6.261      6.261      6.261      6.261
101-24...................................      6.227      6.227      6.226      6.226      6.226      6.226
102-00...................................      6.192      6.192      6.192      6.192      6.192      6.192

------------------------

*   Exclusive of accrued interest.

                        PRE-TAX YIELD TO MATURITY (CBE)
         FOR THE CLASS B CERTIFICATES AT THE SPECIFIED CPR PERCENTAGES

                                                        PREPAYMENTS LOCKED OUT THROUGH LOP AND
                                                           YMP, THEN AT THE FOLLOWING CPRS
                                           ----------------------------------------------------------------
ASSUMED PURCHASE PRICE*(32NDS)                0%         5%         10%        15%        20%        25%
                                           ---------  ---------  ---------  ---------  ---------  ---------
 99-16...................................      6.541%     6.541%     6.542%     6.542%     6.542%     6.542%
 99-24...................................      6.506      6.506      6.506      6.506      6.506      6.506
100-00...................................      6.472      6.472      6.472      6.472      6.472      6.472
100-08...................................      6.437      6.437      6.437      6.437      6.437      6.437
100-16...................................      6.402      6.402      6.402      6.402      6.402      6.402
100-24...................................      6.368      6.368      6.367      6.367      6.367      6.367
101-00...................................      6.333      6.333      6.333      6.333      6.333      6.333
101-08...................................      6.299      6.299      6.299      6.298      6.298      6.298
101-16...................................      6.265      6.264      6.264      6.264      6.264      6.264

------------------------

*   Exclusive of accrued interest.

                        PRE-TAX YIELD TO MATURITY (CBE)
         FOR THE CLASS C CERTIFICATES AT THE SPECIFIED CPR PERCENTAGES

                                                        PREPAYMENTS LOCKED OUT THROUGH LOP AND
                                                           YMP, THEN AT THE FOLLOWING CPRS
                                           ----------------------------------------------------------------
ASSUMED PURCHASE PRICE*(32NDS)                0%         5%         10%        15%        20%        25%
                                           ---------  ---------  ---------  ---------  ---------  ---------
 98-16...................................      6.765%     6.765%     6.765%     6.765%     6.765%     6.765%
 98-24...................................      6.729      6.729      6.729      6.729      6.729      6.729
 99-00...................................      6.694      6.694      6.694      6.694      6.694      6.694
 99-08...................................      6.659      6.659      6.659      6.659      6.659      6.659
 99-16...................................      6.623      6.623      6.623      6.623      6.623      6.623
 99-24...................................      6.588      6.588      6.588      6.588      6.588      6.588
100-00...................................      6.553      6.553      6.553      6.553      6.553      6.553
100-08...................................      6.518      6.518      6.518      6.518      6.518      6.518
100-16...................................      6.483      6.483      6.483      6.483      6.483      6.483

------------------------

*   Exclusive of accrued interest.

                        PRE-TAX YIELD TO MATURITY (CBE)
         FOR THE CLASS D CERTIFICATES AT THE SPECIFIED CPR PERCENTAGES

                                                        PREPAYMENTS LOCKED OUT THROUGH LOP AND
                                                           YMP, THEN AT THE FOLLOWING CPRS
                                           ----------------------------------------------------------------
ASSUMED PURCHASE PRICE*(32NDS)                0%         5%         10%        15%        20%        25%
                                           ---------  ---------  ---------  ---------  ---------  ---------
95-16....................................      7.176%     7.176%     7.176%     7.176%     7.177%     7.177%
95-24....................................      7.140      7.140      7.141      7.141      7.141      7.142
96-00....................................      7.105      7.105      7.105      7.106      7.106      7.106
96-08....................................      7.069      7.070      7.070      7.070      7.070      7.071
96-16....................................      7.034      7.035      7.035      7.035      7.035      7.036
96-24....................................      6.999      7.000      7.000      7.000      7.000      7.000
97-00....................................      6.964      6.965      6.965      6.965      6.965      6.965
97-08....................................      6.930      6.930      6.930      6.930      6.930      6.931
97-16....................................      6.895      6.895      6.895      6.896      6.896      6.896

------------------------

*   Exclusive of accrued interest.

                        PRE-TAX YIELD TO MATURITY (CBE)
         FOR THE CLASS E CERTIFICATES AT THE SPECIFIED CPR PERCENTAGES

                                                        PREPAYMENTS LOCKED OUT THROUGH LOP AND
                                                           YMP, THEN AT THE FOLLOWING CPRS
                                           ----------------------------------------------------------------
ASSUMED PURCHASE PRICE*(32NDS)                0%         5%         10%        15%        20%        25%
                                           ---------  ---------  ---------  ---------  ---------  ---------
91-16....................................      7.634%     7.634%     7.634%     7.635%     7.635%     7.635%
91-24....................................      7.601      7.601      7.601      7.601      7.601      7.601
92-00....................................      7.567      7.567      7.568      7.568      7.568      7.568
92-08....................................      7.534      7.534      7.534      7.534      7.534      7.534
92-16....................................      7.501      7.501      7.501      7.501      7.501      7.501
92-24....................................      7.468      7.468      7.468      7.468      7.468      7.468
93-00....................................      7.435      7.435      7.435      7.435      7.435      7.435
93-08....................................      7.402      7.402      7.402      7.402      7.402      7.403
93-16....................................      7.369      7.370      7.370      7.370      7.370      7.370

------------------------

*   Exclusive of accrued interest.

YIELD SENSITIVITY OF THE CLASS X CERTIFICATES

    The yield to maturity of the Class X Certificates will be especially sensitive to the prepayment, repurchase and default experience on the Mortgage Loans, which prepayment, repurchase and default experience may fluctuate significantly from time to time. A rapid rate of principal payments will have a material negative effect on the yield to maturity of the Class X Certificates. There can be no assurance that the Mortgage Loans will prepay at any particular rate. In addition, the Pass-Through Rate for any Class X Component relating to a Class of Principal Balance Certificates having a Pass-Through Rate equal to the Weighted Average Net Mortgage Rate will be zero. Prospective investors in the Class X Certificates should fully consider the associated risks, including the risk that such investors may not fully recover their initial investment.

    The following tables indicate the sensitivity of the pre-tax yield to maturity on the Class X Certificates to various CPR percentages on the Mortgage Loans by projecting the monthly aggregate payments of interest on the Class X Certificates and computing the corresponding pre-tax yields to maturity on a corporate bond equivalent basis, based on the Maturity Assumptions. It was further assumed that the aggregate purchase price of the Class X Certificates are as specified below, in each case expressed in 32nds and interpreted as a percentage (i.e., 4-16 is 4 16/32%) of the initial Notional Amount (without accrued interest). Any differences between such assumptions and the actual characteristics and performance of the Mortgage Loans and of the Class X Certificates may result in yields being different from those shown in such table. Discrepancies between assumed and actual characteristics and performance underscore the hypothetical nature of the table, which is provided only to give a general sense of the sensitivity of yields in varying prepayment scenarios.

    The pre-tax yields set forth in the following tables were calculated by determining the monthly discount rates that, when applied to the assumed streams of cash flows to be paid on the Class X Certificates, would cause the discounted present value of such assumed stream of cash flows as of August 27, 1998 to equal the assumed aggregate purchase price plus accrued interest at the initial Pass-Through Rate for the Class X Certificates from and including the Cut-off Date for each Mortgage Loan to but excluding the Delivery Date, and by converting such monthly rates to semi-annual corporate bond equivalent rates. Such calculation does not take into account shortfalls in the collection of interest due to prepayments (or other liquidations) of the Mortgage Loans or the interest rates at which investors may be able to reinvest funds received by them as distributions on the Class X Certificates (and accordingly does not purport to reflect the return on any investment in the Class X Certificates when such reinvestment rates are considered).

    Notwithstanding the assumed prepayment rates reflected in the following table, it is highly unlikely that the Mortgage Loans will be prepaid according to one particular pattern. For this reason, and because the timing of cash flows is critical to determining yields, the pre-tax yield to maturity on the Class X Certificates is likely to differ from those shown in the following table, even if all of the Mortgage Loans prepay at the indicated CPR percentages over any given time period or over the entire life of the Certificates.

    There can be no assurance that the Mortgage Loans will prepay in accordance with the Maturity Assumptions at any particular rate or that the yield on the Class X Certificates will conform to the yields described herein. Investors are urged to make their investment decisions based on the determinations as to anticipated rates of prepayment under a variety of scenarios. Investors in the Class X Certificates should fully consider the risk that a rapid rate of prepayments on the Mortgage Loans could result in the failure of such investors to fully recover their investments.

    In addition, holders of the Class X Certificates generally have rights to relatively larger portions of interest payments on Mortgage Loans with higher Mortgage Rates; thus, the yield on the Class X Certificates will be materially and adversely affected if the Mortgage Loans with higher Mortgage Rates prepay faster than the Mortgage Loans with lower Mortgage Rates.

                        PRE-TAX YIELD TO MATURITY (CBE)
         FOR THE CLASS X CERTIFICATES AT THE SPECIFIED CPR PERCENTAGES

                                                        PREPAYMENTS LOCKED OUT THROUGH LOP AND
                                                           YMP, THEN AT THE FOLLOWING CPRS
                                           ----------------------------------------------------------------
ASSUMED PURCHASE PRICE*(32NDS)                0%         5%         10%        15%        20%        25%
                                           ---------  ---------  ---------  ---------  ---------  ---------
4-16.....................................      8.827%     8.803%     8.783%     8.764%     8.747%     8.731%
4-17.....................................      8.670      8.647      8.626      8.607      8.590      8.575
4-18.....................................      8.516      8.492      8.472      8.453      8.436      8.420
4-19.....................................      8.363      8.340      8.319      8.300      8.283      8.267
4-20.....................................      8.212      8.189      8.168      8.149      8.132      8.116
4-21.....................................      8.062      8.039      8.018      8.000      7.982      7.967
4-22.....................................      7.915      7.891      7.871      7.852      7.835      7.819
4-23.....................................      7.769      7.745      7.725      7.706      7.689      7.673
4-24.....................................      7.624      7.601      7.580      7.561      7.544      7.528

------------------------

*   Exclusive of accrued interest.

                    CERTAIN FEDERAL INCOME TAX CONSEQUENCES

GENERAL

    Upon the issuance of the Offered Certificates, Mayer, Brown & Platt, counsel to the Depositor, will deliver its opinion generally to the effect that, assuming compliance with all provisions of the Pooling and Servicing Agreement, for Federal income tax purposes, REMIC I, REMIC II and REMIC III will each qualify as a REMIC under the Code. For Federal income tax purposes, the Class R-I Certificates will be the sole class of "residual interests" in REMIC I; the Class R-II Certificates will be the sole class of "residual interests" in REMIC II; except to the extent that they evidence the right to Excess Interest, the Certificates (other than the REMIC Residual Certificates) will evidence the "regular interests" in, and will be treated as debt instruments of, REMIC III; and the Class R-III Certificates will be the sole class of "residual interests" in REMIC III. See "Certain Federal Income Tax Consequences--REMICs" in the Prospectus.

ORIGINAL ISSUE DISCOUNT AND PREMIUM

    The Class X Certificates will be, and the other Offered Certificates may be, treated as having been issued with original issue discount for federal income tax reporting purposes. The prepayment assumption that will be used in determining the rate of accrual of original issue discount, market discount and premium, if any, for Federal income tax purposes will be based on the assumption that the Mortgage Loans will not prepay prior to their respective maturity dates except that it is assumed that the ARD Loans will pay their respective outstanding principal balances on their related Anticipated Repayment Dates. No representation is made as to the actual expected rate of prepayment of any Mortgage Loan. See "Certain Federal Income Tax Consequences--REMICs--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount" in the Prospectus. The REMIC Regular Certificates (excluding the Class A-1 Certificates) will also evidence undivided beneficial interests in the portion of the Trust Fund consisting of any Excess Interest collected on the ARD Loans. Such beneficial interests will constitute interests in a grantor trust for federal income tax purposes.

    The IRS has issued OID Regulations under Sections 1271 to 1275 of the Code generally addressing the treatment of debt instruments issued with original issue discount. Purchasers of the Offered Certificates should be aware that the OID Regulations and Section 1272(a)(6) of the Code do not adequately address certain issues relevant to, or are not applicable to, prepayable securities such as the Certificates. In addition, there is considerable uncertainty concerning the application of Section 1272(a)(6) of the Code and the OID Regulations to REMIC Certificates such as the Class X Certificates. The IRS could assert that income derived from a Class X Certificate should be calculated as if the Class X Certificate were a Certificate purchased at a premium equal to the price paid by the holder for the Class X Certificate. Under this approach, a holder would be entitled to amortize such premium only if it has in effect an election under
Section 171 of the Code with respect to all taxable debt instruments held by such holder, as described in the Prospectus under "Certain Federal Income Tax Consequences--REMICs-- Taxation of Owners of REMIC Regular Certificates--Premium." Alternatively, the IRS could assert that the Class X Certificates should be taxable under regulations governing debt instruments having one or more contingent payments. Prospective purchasers of the Offered Certificates are advised to consult their tax advisors concerning the tax treatment of the Certificates.

    Assuming the Class X Certificates are treated as having been issued with original issue discount, it appears that a reasonable method of reporting original issue discount with respect to the Class X Certificates generally would be to report all income with respect to such Certificates as original issue discount for each period, computing such original issue discount (i) by assuming that the value of the applicable index will remain constant for purposes of determining the original yield to maturity of, and projecting future distributions on, such Certificates, thereby treating such Certificates as fixed rate instruments to which the original issue discount computation rules described in the Prospectus can be applied, and (ii) by accounting for any positive or negative variation in the actual value of the applicable index in any period from its assumed value as a current adjustment to original issue discount with respect to such period. See "Certain Federal Income Tax Consequences--REMICs--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount" in the Prospectus.

    If the method for computing original issue discount described in the Prospectus results in a negative amount for any period with respect to a holder of a Class X Certificate, the amount of original issue discount allocable to such period would be zero and such Certificateholder will be permitted to offset such negative amount only against future original issue discount (if any) attributable to such Certificate. Although the matter is not free from doubt, a holder of a Class X Certificate may be permitted to deduct a loss to the extent that his or her respective remaining basis in such Certificate exceeds the maximum amount of future payments to which such Certificateholder is entitled, assuming no further prepayments of the Mortgage Loans. Any such loss might be treated as a capital loss.

    The OID Regulations in some circumstances permit the holder of a debt instrument to recognize original issue discount under a method that differs from that of the issuer. Accordingly, it is possible that holders of Certificates may be able to select a method for recognizing original issue discount that differs from that used by the Trustee in preparing reports to Certificateholders and the IRS. Prospective purchasers of Certificates are advised to consult their tax advisors concerning the treatment of any original issue discount with respect to purchased Certificates.

    Prepayment Premiums actually collected on the Mortgage Loans will be distributed to the holders of each Class of Certificates entitled thereto as described herein. It is not entirely clear under the Code when the amount of a Prepayment Premium should be taxed to the holder of a Class of Certificates entitled to a Prepayment Premium. For Federal income tax reporting purposes, Prepayment Premiums will be treated as income to the holders of a Class of Certificates entitled to Prepayment Premiums only after the Servicer's actual receipt of a Prepayment Premium as to which such Class of Certificates is entitled under the terms of the Pooling and Servicing Agreement. It appears that Prepayment Premiums are to be treated as ordinary income rather than capital gain. However, the correct characterization of such income is not entirely clear and Certificateholders should consult their tax advisors concerning the treatment of Prepayment Premiums.

    Certain Classes of Certificates may be treated for Federal income tax purposes as having been issued at a premium. Whether any holder of any such Class of Certificates will be treated as holding a Certificate with amortizable bond premium will depend on such Certificateholder's purchase price and the distributions remaining to be made on such Certificate at the time of its acquisition by such Certificateholder. Holders of each such Class of Certificates should consult their tax advisors regarding the possibility of making an election to amortize such premium. See "Certain Federal Income Tax Consequences--REMICs--Taxation of Owners of REMIC Regular Certificates--Premium" in the Prospectus.

NEW WITHHOLDING REGULATIONS

    The Treasury Department has issued new regulations (the "New Regulations") which make certain modifications to the withholding, backup withholding, and information reporting rules described in the Prospectus. The New Regulations attempt to unify certification requirements and to modify reliance standards. The New Regulations will be generally effective for payments made after December 31, 1999. Prospective investors are urged to consult their tax advisors regarding the New Regulations.

CHARACTERIZATION OF INVESTMENTS IN OFFERED CERTIFICATES

    Certificateholders' interests in Excess Interest will be treated as "stripped coupons" under Section 1286 of the Code. Because Excess Interest will arise on the ARD Loans only if (contrary to the prepayment assumption utilized in determining the rate of accrual of original issue discount, as described above) they do not prepay on their related Anticipated Repayment Dates, for federal income tax information reporting purposes it will initially be assumed that no such Excess Interest will be paid. Consequently, Excess Interest will not be reported as income in federal income tax information reports sent to Certificateholders entitled thereto until such Excess Interest actually accrues. Similarly, no portion of such holders' purchase price of their Certificates will be treated as allocable to their right to receive possible distributions of Excess Interest. However, the Internal Revenue Service might conceivably disagree with this treatment and assert that additional income should be accrued with respect to projected possible payments of Excess Interest in advance of its actual accrual, that additional original issue discount income should be accrued with respect to the affected Certificates, or both. Certificateholders should consult with their tax advisors regarding the overall tax effect of Excess Interest.

    The Offered Certificates will be "real estate assets" within the meaning of
Section 856(c)(4)(A) of the Code generally in the same proportion that the assets of the Trust Fund would be so treated. In addition, interest (including original issue discount, if any) on the Offered Certificates will be interest described in Section 856(c)(3)(B) of the Code generally to the extent that such Certificates are treated as "real estate assets" within the meaning of Section 856(c)(4)(A) of the Code. Moreover, the Offered Certificates will be "qualified mortgages" under Section 860G(a)(3) of the Code if transferred to another REMIC on its start-up day in exchange for regular or residual interests therein.

    The Offered Certificates will be treated as assets within the meaning of
Section 7701(a)(19)(C) of the Code generally only to the extent of the portion of the Mortgage Loans secured by multifamily Mortgaged Properties. See "Description of the Mortgage Asset Pool" herein and "Certain Federal Income Tax Consequences--REMICs" in the Prospectus.

    For further information regarding the Federal income tax consequences of investing in the Offered Certificates, see "Certain Federal Income Tax Consequences--REMICs" in the Prospectus.

                             METHOD OF DISTRIBUTION

    Subject to the terms and conditions set forth in an Underwriting Agreement, dated August 21, 1998 (the "Underwriting Agreement"), the Underwriters have agreed to purchase and the Depositor has agreed to sell to the Underwriters the Offered Certificates.

    It is expected that delivery of the Offered Certificates will be made only in book-entry form through the Same Day Funds Settlement System of DTC, Cedel Bank, societe anonyme and the Euroclear System on or about August 27, 1998, against payment therefor in immediately available funds.

    In the Underwriting Agreement, the Underwriters have agreed to purchase the portion of the Certificates of each Class set forth below.

ALLOCATION TABLE

UNDERWRITER                                 CLASS X        CLASS A-1        CLASS A-2        CLASS B        CLASS C
---------------------------------------  -------------  ---------------  ---------------  -------------  -------------
Lehman Brothers Inc....................           95%            100%             100%            100%           100%
Deutsche Bank Securities Inc...........            5%              0%               0%              0%             0%
Total

UNDERWRITER                                 CLASS D        CLASS E
---------------------------------------  -------------  -------------
Lehman Brothers Inc....................          100%           100%
Deutsche Bank Securities Inc...........            0%             0%
Total

    In the Underwriting Agreement, the Underwriters have agreed, subject to the terms and conditions set forth therein, to purchase all of the Offered Certificates if any are purchased. In the event of default by any Underwriter, the Underwriting Agreement provides that, in certain circumstances, the purchase commitment of the nondefaulting Underwriter may be increased or the underwriting may be terminated.

    The Underwriting Agreement provides that the obligation of each Underwriter to pay for and accept delivery of its Certificates is subject to, among other things, the receipt of certain legal opinions and to the conditions, among others, that no stop order suspending the effectiveness of the Depositor's Registration Statement shall be in effect, and that no proceedings for such purpose shall be pending before or threatened by the Securities and Exchange Commission.

    The distribution of the Offered Certificates by any Underwriter may be effected from time to time in one or more negotiated transactions, or otherwise, at varying prices to be determined at the time of sale.

Proceeds to the Depositor from the sale of the Offered Certificates, before deducting expenses payable by the Depositor, will be approximately 105.5% of the aggregate Certificate Balance of the Offered Certificates, plus accrued interest. Each Underwriter may effect such transactions by selling its Certificates to or through dealers, and such dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the Underwriter for whom they act as agent. In connection with the sale of the Offered Certificates, each Underwriter may be deemed to have received compensation from the Depositor in the form of underwriting compensation. Each Underwriter and any dealers that participate with such Underwriter in the distribution of the Offered Certificates may be deemed to be underwriters and any profit on the resale of the Offered Certificates positioned by them may be deemed to be underwriting discounts and commissions under the Securities Act of 1933, as amended.

    Lehman anticipates that it may purchase certain of the Offered Certificates to be held in one or more investment accounts at Lehman or an affiliate thereof. Lehman is an affiliate of the Lehman Seller.

    The Underwriting Agreement provides that the Depositor will indemnify the Underwriters, and that under limited circumstances the Underwriters will indemnify the Depositor, against certain civil liabilities under the Securities Act of 1933, as amended, or contribute to payments to be made in respect thereof.

    There can be no assurance that a secondary market for the Offered Certificates will develop or, if it does develop, that it will continue. The primary source of ongoing information available to investors concerning the Offered Certificates will be the Trustee Reports discussed herein under "Description of the Certificates--Reports to Certificateholders; Certain Available Information." Except as described herein under "Description of the Certificates--Reports to Certificateholders; Certain Available Information," there can be no assurance that any additional information regarding the Offered Certificates will be available through any other source. In addition, the Depositor is not aware of any source through which price information about the Offered Certificates will be generally available on an ongoing basis. The limited nature of such information regarding the Offered Certificates may adversely affect the liquidity of the Offered Certificates, even if a secondary market for the Offered Certificates becomes available.

                                 LEGAL MATTERS

    Certain legal matters will be passed upon for the Depositor by Mayer, Brown & Platt and for the Underwriters by Brown & Wood LLP.

                                    RATINGS

    It is a condition to their issuance that the respective Classes of Offered Certificates receive the indicated credit ratings from Fitch, Moody's and S&P:

CLASS                                      FITCH             MOODY'S              S&P
Class X............................         AAA                Aaa               AAAr
Class A-1..........................         AAA                Aaa                AAA
Class A-2..........................         AAA                Aaa                AAA
Class B............................         AA                 Aa2                AA
Class C............................          A                 A2                  A
Class D............................         BBB               Baa2                BBB
Class E............................        BBB-               Baa3               BBB-

    The ratings of the Offered Certificates address the likelihood of the timely receipt by holders thereof of all payments of interest to which they are entitled on each Distribution Date and the ultimate receipt by holders thereof of all payments of principal to which they are entitled, if any, by the Distribution Date in May 2035 (the "Rated Final Distribution Date"). The ratings take into consideration the credit quality of the Mortgage Asset Pool, structural and legal aspects associated with the Certificates, and the extent to which the payment stream from the Mortgage Asset Pool is adequate to make payments of principal and interest required under the Offered Certificates. The ratings of the Offered Certificates do not, however, represent any assessments of (i) the likelihood or frequency of principal prepayments (whether voluntary or involuntary) on the Mortgage Loans, (ii) the degree to which such prepayments might differ from those originally anticipated,
(iii) whether and to what extent Prepayment Premiums will be collected in connection with such prepayments or the corresponding effect on yield to investors or (iv) whether and to what extent Excess Interest will be collected on any ARD Loan. In general, the ratings thus address credit risk and not prepayment risk.

    As described herein, the amounts payable with respect to the Class X Certificates do not include principal. If all the Mortgage Loans were to prepay in the initial month, with the result that the Class X Certificates were to receive only a single month's interest (without regard to any Prepayment Premiums that may be collected), and thus suffer a nearly complete loss of their investment, all amounts "due" to such Certificateholders will nevertheless have been paid, and such result is consistent with the ratings assigned by the Rating Agencies to the Class X Certificates. The ratings of the Class X Certificates by the Rating Agencies do not address the timing or magnitude of reductions of the Notional Amount of the Class X Certificates, but only the obligation to pay interest timely on the Notional Amount of the Class X Certificates, as such may be reduced from time to time as described herein. Such ratings do not represent any assessment of the yield to maturity of the Class X Certificates or the possibility that the Class X Certificateholders might not fully recover their investment in the event of rapid prepayments of the Mortgage Loans (including both voluntary and involuntary prepayments). The Notional Amount upon which interest is calculated in respect of the Class X Certificates is reduced by the allocation of Realized Losses and prepayments, whether voluntary or involuntary. The rating does not address the timing or magnitude of reductions of such Notional Amount, but only the obligation to pay interest timely on such Notional Amount as so reduced from time to time. Accordingly, the ratings of the Class X Certificates should be evaluated independently from similar ratings on other types of securities.

    S&P assigns the additional symbol of "r" to highlight classes of securities that S&P believes may experience high volatility or high variability in expected returns due to non-credit risks; however, the absence of an "r" symbol should not be taken as an indication that a class will exhibit no volatility or variability in total return.

    There can be no assurance as to whether any rating agency not requested to rate the Offered Certificates will nonetheless issue a rating to any Class thereof and, if so, what such rating would be. A rating assigned to any Class of Offered Certificates by a rating agency that has not been requested by the Depositor to do so may be lower than the ratings assigned thereto by any Rating Agency rating such Class.

    The ratings on the Offered Certificates should be evaluated independently from similar ratings on other types of securities. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating agency.

                                LEGAL INVESTMENT

    Any Offered Certificates rated in the category of "AAA" or "AA" (or the equivalent) by at least one Rating Agency will constitute "mortgage related securities" for the purposes of SMMEA. All other Offered Certificates (the "Non-SMMEA Certificates") will not constitute "mortgage related securities" for purposes of SMMEA. As a result, the appropriate characterization of the Non-SMMEA Certificates under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase the Non-SMMEA Certificates of any Class, may be subject to significant interpretative uncertainties. In addition, institutions whose investment activities are subject to review by federal or state regulatory authorities may be or may become subject to restrictions in certain forms of mortgage related securities. The Depositor makes no representation as to the ability of particular investors to purchase the Offered Certificates under applicable legal investment or other restrictions. All institutions whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their legal advisors in determining whether and to what extent the Offered Certificates constitute legal investments for them or are subject to investment capital or other restrictions. See "Legal Investment" in the Prospectus.

                              ERISA CONSIDERATIONS

    A fiduciary of any employee benefit plan or other retirement plan or arrangement, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts (and, as applicable, insurance company general accounts) in which such plans, accounts or arrangements are invested, that is subject to ERISA and/or Section 4975 of the Code (each, a "Plan") should review with its counsel whether the purchase or holding of Offered Certificates could give rise to a transaction that is prohibited or is not otherwise permitted either under ERISA or Section 4975 of the Code or whether there exists any statutory or administrative exemption applicable thereto.

    The purchase or holding of the Class A and Class X Certificates by, on behalf of or with assets of a Plan may qualify for exemptive relief under the Exemption, as described under "ERISA Considerations-- Prohibited Transaction Exemption" in the Prospectus and similar exemptions granted to each of the Underwriters (See Prohibited Transaction Exemption 91-14, 56 Fed. Reg. 7413
(1991) and D-10433 (unpublished)).; however, the Exemption contains a number of conditions, including the requirement that any such Plan must be an "accredited investor" as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission under the Securities Act of 1933, as amended. In addition, neither the Exemption nor any similar exemption issued to the Underwriters will apply to the Class B, Class C, Class D or Class E Certificates. As a result, each purchaser of a Class B, Class C, Class D or Class E Certificate or any interest therein will be deemed to have represented by such purchase that either: (a) such purchaser is not a Plan and is not purchasing such Certificates by or on behalf of, or with assets of, any Plan or (b) the purchase of any such Certificate by or on behalf of, or with assets of, any Plan is permissible under applicable law, will not result in any non-exempt prohibited transaction under ERISA or Section 4975 of the Code, and will not subject the Depositor, the Trustee, the Fiscal Agent or the Servicer to any obligation in addition to those undertaken in the Pooling and Servicing Agreement, and the following conditions are met: (i) the source of funds used to purchase such Certificate is an "insurance company general account" (as such term is defined in PTCE 95-60) and
(ii) the conditions set forth in Sections I and III of PTCE 95-60 have been satisfied as of the date of the acquisition of such Certificates. See "ERISA Considerations--Representation From Investing Plans" in the Prospectus.

    Any Plan fiduciary or other person considering whether to purchase an Offered Certificate on behalf of or with assets of a Plan should consult with its counsel regarding the applicability of the fiduciary responsibility provisions of ERISA and the prohibited transaction provisions of ERISA and
Section 4975 of the Code to such investment and the availability of the Exemption or any other prohibited transaction exemption in connection therewith. See "ERISA Considerations" in the Prospectus.

                            INDEX OF PRINCIPAL TERMS

Accrued Certificate Interest....................................................
S-73

ADA.............................................................................
S-32

Additional Trust Fund Expenses..................................................
S-76

Advances........................................................................
S-61

Annual Debt Service.............................................................
A-1-2

Anticipated Repayment Date......................................................
S-12

Appraisal Reduction Amount......................................................
S-78

Appraised Value.................................................................
A-1-2

ARD Loans.......................................................................
S-12

ARD LTV.........................................................................
A-1-3

Arden Borrower..................................................................
S-40

Arden Loan......................................................................
S-40

Arden Mortgage..................................................................
S-40

Arden Properties................................................................
S-40

Arden Realty....................................................................
S-40

Assumed Final Distribution Date.................................................
S-2

Assumed Monthly Payment.........................................................
S-74

Available Distribution Amount...................................................
S-71

Balloon Loans...................................................................
S-11

Balloon or ARD Balance..........................................................
A-1-3

Balloon Payment.................................................................
S-12

Balloon Payment Interest Excess.................................................
S-61

Balloon Payment Interest Shortfall..............................................
S-61

BMC.............................................................................
S-44

Boykin Borrower.................................................................
S-43

Boykin Loan.....................................................................
S-43

Boykin Lodging..................................................................
S-43

Boykin Mortgage.................................................................
S-43

Boykin Properties...............................................................
S-43

CBE.............................................................................
S-90

CEDEL...........................................................................
S-9

CEDEL Participants..............................................................
S-67

Certificates....................................................................
Cover

Class...........................................................................
Cover

Class A Certificates............................................................
Cover

Class X Components..............................................................
S-69

Clearance Cooperative...........................................................
S-68

CLTV............................................................................
A-1-3

Collection Period...............................................................
S-70

Controlling Class...............................................................
S-59

Corporate Trust Office..........................................................
S-82

Corrected Mortgage Loan.........................................................
S-57

CPR.............................................................................
S-85

Credit Lease....................................................................
S-11

Credit Lease Loans..............................................................
S-10

Cross-Collateralized Mortgage Loans.............................................
S-30

Cut-off Date Balance............................................................
S-33

Cut-off Date Loan-to-Value Ratio................................................
A-1-3

Cut-off Date LTV Ratio..........................................................
A-1-3

Defeasance Collateral...........................................................
S-36

Defeasance Option...............................................................
S-13

Defeasance Period...............................................................
S-43

Deleted Mortgage Loan...........................................................
S-53

Delivery Date...................................................................
Cover

Depositories....................................................................
S-67

Determination Date..............................................................
S-70

Deutsche........................................................................
Cover

Discount Rate...................................................................
S-75

Discount Rate Fraction..........................................................
S-74

Distributable Certificate Interest..............................................
S-73

Distribution Date...............................................................
S-8

Enhancement Insurer.............................................................
S-29

Euroclear.......................................................................
S-9

Euroclear Operator..............................................................
S-68

Euroclear Participants..........................................................
S-68

Excess Interest.................................................................
S-12

Fiscal Agent....................................................................
S-83

Fitch...........................................................................
S-20

Form 8-K........................................................................
S-56

GAAP............................................................................
A-1-1

Global Securities...............................................................
D-1

GMACCM..........................................................................
S-8

GMACCM Mortgage Loans...........................................................
S-33

Ground Lease....................................................................
S-45

Ground Lessor...................................................................
S-45

Grove...........................................................................
S-48

Grove Borrowers.................................................................
S-48

Grove Loan......................................................................
S-48

Grove Mortgage..................................................................
S-48

Grove Properties................................................................
S-48

Guarantor.......................................................................
S-28

Initial Pool Balance............................................................
S-2

Interest Reserve Account........................................................
S-75

Interest Reserve Loans..........................................................
S-75

LaSalle.........................................................................
S-82

Lease Enhancement Policies......................................................
S-11

Leasehold Interest..............................................................
S-45

Lehman..........................................................................
Cover

Lehman Mortgage Loans...........................................................
S-33

Lehman Seller...................................................................
S-8

Liquidation Fee.................................................................
S-60

Liquidation Fee Rate............................................................
S-60

Loan-to-Value Ratio.............................................................
A-1-3

Lockbox Account.................................................................
S-34

LOP.............................................................................
S-86

Macerich........................................................................
S-45

MAI.............................................................................
S-51

Master Servicer.................................................................
S-58

Master Servicing Fee Rate.......................................................
A-1-4

Maturity Assumptions............................................................
S-86

Modified Mortgage Loan..........................................................
S-79

Money Rates.....................................................................
S-78

Monthly Payments................................................................
S-34

Monthly Rental Payments.........................................................
S-11

Moody's.........................................................................
S-20

Mortgage Asset Pool.............................................................
S-2

Mortgage Loan Purchase Agreement................................................
S-33

Mortgage Loan Sellers...........................................................
S-8

Mortgage Loans..................................................................
S-2

Mortgage Rate...................................................................
A-1-3

Net Aggregate Prepayment Interest Shortfall.....................................
S-73

Net Mortgage Rate...............................................................
S-70

New Regulations.................................................................
S-95

Non-SMMEA Certificates..........................................................
S-21

Occupancy Percentage............................................................
A-1-3

Offered Certificates............................................................
Cover

OPERS...........................................................................
S-38

OPERS Borrower..................................................................
S-38

OPERS Loan......................................................................
S-38

OPERS Mortgages.................................................................
S-38

OPERS Properties................................................................
S-38

P&I Advance.....................................................................
S-17

Pass-Through Loans..............................................................
S-38

Pass-Through Rate...............................................................
S-70

Permitted Encumbrances..........................................................
S-54

Plan............................................................................
S-99

Pooling and Servicing Agreement.................................................
S-13

Prepayment Interest Excess......................................................
S-61

Prepayment Interest Shortfall...................................................
S-61

Prepayment Provisions...........................................................
A-1-3

Principal Allocation Fraction...................................................
S-74

Principal Balance Certificates..................................................
S-2

Principal Distribution Amount...................................................
S-73

Principal Window................................................................
S-6

Purchase Price..................................................................
S-53

Qualifying Substitute Mortgage Loan.............................................
S-53

Rated Final Distribution Date...................................................
S-97

Rating Agencies.................................................................
S-20

Realized Losses.................................................................
S-76

Reimbursement Rate..............................................................
S-78

REIT............................................................................
S-40

Related Proceeds................................................................
S-62

Release Date....................................................................
S-35

REMIC Regular Certificates......................................................
Cover

REMIC Residual Certificates.....................................................
Cover

REO Account.....................................................................
S-64

REO Tax.........................................................................
S-64

Replacement Mortgage Loan.......................................................
S-53

Replacement Special Servicer....................................................
S-58

Required Appraisal Loan.........................................................
S-78

Revised Rate....................................................................
S-34

Rules...........................................................................
S-66

S&P.............................................................................
S-20

Scheduled Maturity Date LTV.....................................................
A-1-3

Senior Certificates.............................................................
Cover

Servicing Advances..............................................................
S-61

Servicing Fee...................................................................
S-60

Servicing Fee Rate..............................................................
S-60

Servicing Standard..............................................................
S-57

Shortfall Amount................................................................
S-40

SMMEA...........................................................................
S-21

South Towne.....................................................................
S-45

South Towne Borrower............................................................
S-45

South Towne Loan................................................................
S-45

South Towne Mortgage............................................................
S-45

South Towne Property............................................................
S-45

Special Servicer................................................................
S-58

Special Servicing Event.........................................................
S-57

Special Servicing Fee...........................................................
S-60

Specially Serviced Mortgage Loan................................................
S-57

Stated Principal Balance........................................................
S-69

Subordinate Certificates........................................................
Cover

Substitute Property.............................................................
S-42

Substituted Property............................................................
S-42

Substitution Shortfall Amount...................................................
S-53

Tenant..........................................................................
S-11

Term to Maturity................................................................
A-1-4

Trust Fund......................................................................
S-2

Trustee Reports.................................................................
S-79

U.S. Person.....................................................................
D-4

Underwriters....................................................................
Cover

Underwriting Agreement..........................................................
S-96

Underwritten NCF DSCR...........................................................
A-1-1

Underwritten Net Cash Flow......................................................
A-1-1

Units...........................................................................
A-1-3

UW NCF DSCR.....................................................................
A-1-1

Voting Rights...................................................................
S-81

Washington/Oregon Hotels........................................................
S-45

Weighted Average Net Mortgage Rate..............................................
S-70

Westboy.........................................................................
S-43

Withheld Amounts................................................................
S-75

Workout Fee.....................................................................
S-60

Workout Fee Rate................................................................
S-60

YMP.............................................................................
S-86

                                   ANNEX A-1

                 CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

GENERAL

    The schedule and tables appearing in this Annex A set forth certain information with respect to the Mortgage Loans and Mortgaged Properties. Such information is presented, where applicable, as of the Cut-off Date for each Mortgage Loan and the related Mortaged Properties. The statistics in such schedule and tables were derived, in many cases, from information and operating statements furnished by or on behalf of the respective borrowers. Such information and operating statements were generally unaudited and have not been independently verified by the Depositor, the Mortgage Loan Sellers or the Underwriters or any of their respective affiliates or any other person. The sum of the amounts in any column of any of the tables of this Annex A may not equal the indicated total under such column due to rounding.

    Net income for a Mortgaged Property as determined in accordance with generally accepted accounting principles ("GAAP") would not be the same as the stated Underwritten Net Cash Flow for such Mortgaged Property as set forth in the following schedule or tables. In addition, Underwritten Net Cash Flow is not a substitute for or comparable to operating income as determined in accordance with GAAP as a measure of the results of a property's operations or a substitute for cash flows from operating activities determined in accordance with GAAP as a measure of liquidity. No representation is made as to the future net cash flow of the Mortgaged Properties, nor is the Underwritten Net Cash Flow set forth herein with respect to any Mortgaged Property intended to represent such future net cash flow.

    In the schedule and tables set forth in this Annex A, with respect to Mortgage Loans evidenced by one Mortgage Note, but secured by multiple Mortgaged Properties, for certain purposes, separate amounts for each such related Mortgaged Property are shown.

DEFINITIONS

    For purposes of the Prospectus Supplement, including the schedule and tables in this Annex A, the indicated terms shall have the following meanings, modified accordingly, by reference to the "Certain Loan Payment Terms" below and footnotes to the schedules that follow:

    1. "Underwritten Net Cash Flow", "Underwritten NCF" or "UW NCF" with respect to any Mortgaged Property, means an estimate of cash flow available for debt service in a typical year of stable, normal operations. In general, it is the estimated revenue derived from the use and operation of such Mortgaged Property less the sum of estimated (a) operating expenses (such as utilities, administrative expenses, repairs and maintenance, management and franchise fees and advertising), (b) fixed expenses (such as insurance, real estate taxes and, if applicable, ground lease payments), (c) with the exception of skilled nursing, independent/assisted living/congregate care, hospital, multifamily and hospitality properties, capital expenditures and reserves for capital expenditures, including tenant improvement costs and leasing commissions, as applicable, and (d) an allowance for vacancies and losses. Underwritten Net Cash Flow generally does not reflect interest expense and non-cash items such as depreciation and amortization. The Underwritten Net Cash Flow for each Mortgaged Property is calculated on the basis of numerous assumptions and subjective judgments, which, if ultimately proven erroneous, could cause the actual net cash flow for such Mortgaged Property to differ materially from the Underwritten Net Cash Flow set forth herein. Certain such assumptions and subjective judgements relate to future events, conditions and circumstances, including future expense levels, the re-leasing of vacant space and the continued leasing of occupied space, which will be affected by a variety of complex factors over which none of the Depositor, the Mortgage Loan Sellers or the Servicer have control. In some cases, the Underwritten Net Cash Flow set forth herein for any Mortgaged Property is

                                     A-1-1
higher, and may be materially higher, than the annual net cash flow for such Mortgaged Property based on historical operating statements.

    In determining Underwritten Net Cash Flow for a Mortgaged Property, the Mortgage Loan Sellers generally relied on rent rolls and/or other generally unaudited financial information provided by the respective borrowers; in some cases the appraisal and/or local market information was the primary basis for the determination. From that information, the Mortgage Loan Sellers calculated stabilized estimates of cash flow that took into consideration historical financial statements (where available), material changes in the operating position of a Mortgaged Property of which the applicable Mortgage Loan Seller was aware (e.g., newly signed leases, expirations of "free rent" periods and market rent and market vacancy data), and estimated capital expenditures, leasing commission and tenant improvement reserves. In certain cases, the applicable Mortgage Loan Seller's estimate of Underwritten Net Cash Flow reflected differences from the information contained in the operating statements obtained from the respective borrowers (resulting in either an increase or decrease in the estimate of Underwritten Net Cash Flow derived therefrom) based upon the Mortgage Loan Seller's own analysis of such operating statements and the assumptions applied by the respective borrowers in preparing such statements and information. In certain instances, for example, property management fees and other expenses may have been taken into account in the calculation of Underwritten Net Cash Flow even though such expenses may not have been reflected in actual historic operating statements. In most of those cases, the information was annualized, with certain adjustments for items deemed not appropriate to be annualized, before using it as a basis for the determination of Underwritten Net Cash Flow. No assurance can be given with respect to the accuracy of the information provided by any borrowers, or the adequacy of the procedures used by any Mortgage Loan Seller in determining the presented operating information.

    2. "Annual Debt Service" generally means, for any Mortgage Loan 12 times the Monthly Payment in effect as of the Cut-off Date for such Mortgage Loan or, for certain Mortgage Loans that pay interest only for a period of time, 12 times the Monthly Payment in effect at the end of such period.

    3. "UW NCF DSCR" or "Underwritten NCF DSCR" means, with respect to any Mortgage Loan, (a) the Underwritten Net Cash Flow for the Mortgaged Property, divided by (b) the Annual Debt Service for such Mortgage Loan.

    In general, debt service coverage ratios are used by income property lenders to measure the ratio of (a) cash currently generated by a property that is available for debt service to (b) required debt service payments. However, debt service coverage ratios only measure the current, or recent, ability of a property to service mortgage debt. If a property does not possess a stable operating expectancy (for instance, if it is subject to material leases that are scheduled to expire during the loan term and that provide for above-market rents and/or that may be difficult to replace), a debt service coverage ratio may not be a reliable indicator of a property's ability to service the mortgage debt over the entire remaining loan term. The Underwritten NCF DSCRs are presented herein for illustrative purposes only and, as discussed above, are limited in their usefulness in assessing the current, or predicting the future, ability of a Mortgaged Property to generate sufficient cash flow to repay the related Mortgage Loan. Accordingly, no assurance can be given, and no representation is made, that the Underwritten NCF DSCRs accurately reflects that ability. With respect to certain Mortgage Loans with respect to which earn-out reserves have been established, UW NCF DSCR is shown assuming that such earn-out is not achieved.

    4. "Appraised Value" means, for any Mortgaged Property, the appraiser's adjusted value as stated in the most recent third party appraisal or market analysis, available to the Depositor (or in the case of two Mortgage Loans, which represent 7.91% of the Initial Pool Balance, as determined by an internal valuation by the related Mortgage Loan Seller. In certain cases, the appraiser's adjusted value takes into account certain repairs or stabilization of operations. In certain cases in which the appraiser assumed the completion of repairs, such repairs were, in general, either completed prior to the Delivery Date or the related Mortgage Loan Seller has taken reserves sufficient to complete such repairs. No

                                     A-1-2
representation is made that any such value would approximate either the value that would be determined in a current appraisal of the related Mortgaged Property or the amount that would be realized upon a sale.

    5. "Cut-off Date Loan-to-Value Ratio," "Loan-to-Value Ratio," "Cut-off Date LTV" or "CLTV" means, with respect to any Mortgage Loan, (a) the Cut-off Date Balance of such Mortgage Loan divided (b) by the Appraised Value of the Mortgaged Property or Mortgaged Properties. With respect to certain Mortgage Loans with respect to which earn-out reserves have been established, Cut-off Date Loan-to-Value Ratio is shown assuming that such earn-out is not achieved.

    6. "Square Feet" or "SqFt." means, in the case of a Mortgaged Property operated as a retail center, office or medical office complex, industrial/warehouse facility, combination retail office facility or other special purpose property, the square footage of the net rentable or leasable area.

    7. "Units" means: (i) in the case of a Mortgaged Property operated as multifamily housing, the number of apartments, regardless of the size of or number of rooms in such apartment; (ii) in the case of a Mortgaged Property operated as a skilled nursing or congregate care facility, the number of beds;
(iii) in the case of a Mortgaged Property constituting a manufactured housing property, the number of pads; and (iv) in the case of a Mortgaged Property operated as a hospitality property, the number of guest rooms.

    8 "Occupancy Percentage" means the percentage of Square Feet or Units, as the case may be, of the Mortgaged Property that was occupied or leased or, in the case of certain properties, average units so occupied over a specified period, as of a specified date (identified on this Annex A as the "Occupancy as of Date") or as specified by the borrower or as derived from the Mortgaged Property's rent rolls or, with respect to certain skilled nursing, congregate care and assisted living facilities, census reports, operating statements or appraisals or as determined by a site inspection of the Mortgaged Property. Information in this Annex A concerning the "Largest Tenant" is presented as of the same date as of which the Occupancy Percentage is specified.

    9 "Balloon or ARD Balance" means, with respect to any Balloon Loan or ARD Loan, the principal amount that will be due at maturity or on the Anticipated Repayment Date for such Balloon Loan or ARD Loan.

    10. "Scheduled Maturity Date LTV" or "ARD LTV" means, with respect to any Balloon Loan or ARD Loan, the Balloon or ARD Balance for such Mortgage Loan divided by the Appraised Value of the related Mortgaged Property. With respect to certain Mortgage Loans with respect to which earn-out reserves have been established, "Scheduled Maturity Date LTV" and "ARD LTV" is shown assuming that such earn-out is not achieved.

    11. "Mortgage Rate" means, with respect to any Mortgage Loan, the Mortgage Rate in effect as of the Cut-off Date for such Mortgage Loan.

    12. "Servicing Fee Rate" for each Mortgage Loan is the percentage rate per annum set forth in Annex A for such Mortgage Loan at which compensation is payable in respect of the servicing of such Mortgage Loan (which includes the Master Servicing Fee Rate) and at which compensation is also payable to the Trustee.

    13. "Prepayment Provisions" for each Mortgage Loan are: "L," which means the duration of lockout period; "D," which means the duration of any defeasance period; "YM1%," which means the greater of the applicable yield maintenance charge and one percent of the amount being prepaid at such time; a stand alone numeral means a flat percentage of the amount being prepaid. The number following the "/" is the number of payment years for which the related call protection provision is in effect, exclusive of the maturity date for calculation purpose only.

                                     A-1-3

    14. "Term to Maturity" means, with respect to any Mortgage Loan, the remaining term, in months, from the Cut-off Date for such Mortgage Loan to the earlier of the related Maturity Date or Anticipated Repayment Date.

    15. "Master Servicing Fee Rate" for each Mortgage Loan is the percentage rate per annum set forth in Annex A for such Mortgage Loan.

INTEREST ONLY LOANS

    LOAN NUMBER GMAC2070. The Mortgage Loan requires Monthly Payments of interest only in the amount of $31,542.50 from August 1, 1998 through July 1, 2000. Commencing on August 1, 2000 and through maturity, Monthly Payments of principal and interest in the amount of $35,704.67 are required.

    LOAN NUMBER GMAC2860. The Mortgage Loan requires Monthly Payments of interest only in the amount of $272,625.00 from September 10, 1998 through the earlier to occur of the completion of the retrofit period or April 9, 1999. Commencing after the interest only period and through maturity, Monthly Payments of principal and interest in the amount of $328,613.48 are required.

    LOAN NUMBER GMAC3010. The Mortgage Loan requires Monthly Payments of interest only (calculated using an Actual/360 interest accrual method) from August 1, 1998 through July 1, 2003. Commencing on August 1, 2003 and through maturity, Monthly Payments of principal and interest in the amount of $81,984.16 are required.

    LOAN NUMBER GMAC3210. The Mortgage Loan requires Monthly Payments of interest only in the amount of $191,016.67 from September 10, 1998 through maturity.

    LOAN NUMBER 980127004C. The Mortgage Loan requires Monthly Payments of interest only in the amount of $8,481.75 from August 1, 1998 and continuing through October 1, 2002. Beginning November 1, 2002 and continuing through October 1, 2007, the Monthly Payment increases to $9,757.01. Beginning November 1, 2007 and continuing through October 1, 2012, the Monthly Payment increases to $11,223.57. Beginning November 1, 2012 and continuing through October 1, 2017, the Monthly Payment increases to $12,910.11. Beginning November 1, 2017 and continuing through June 1, 2021 (the Maturity Date), the Monthly Payment increases to $14,849.63.

    LOAN NUMBER LG980424001. The Mortgage Loan requires Monthly Payments of interest only in the amount of $775,045.39 from August 1, 1998 through April 1, 2003. In years six to ten, amortization is based on a 25 year schedule.

    LOAN NUMBER LG980424003. The Mortgage Loan requires Monthly Payments of interest only in the Amount of $345,975.00 from July 1, 1998 through June 1, 2008.

    LOAN NUMBER 980225101. The Mortgage Loan requires Monthly Payments of interest only from August 1, 1998 and continuing through the payment due August 1, 2002. Beginning September 1, 2002, and continuing through August 1, 2007 (the Maturity Date), the Monthly Payment shall increase to $152,918.72. The Annual Debt Service and the Underwritten NCF DSCR reflect the amortizing Monthly Payments which commence September 1, 2002.

    LOAN NUMBER LG908424002. The Mortgage Loan requires Monthly Payments of interest only from July 2, 1998 and continuing through May 2, 2000. Beginning June 2, 2000 and continuing through June 2, 2008 (the Anticipated Repayment
Date), Monthly Payments of principal and interest in the amount of $910,536.57 are required. Both the Annual Debt Service and the Underwritten NCF DSCR reflect the amortizing Monthly Payments which commence June 1, 2000.

    LOAN NUMBER 971103001. The Mortgage Loan requires Monthly Payments of interest only from February 1, 1998 and continuing through payment due January 1, 2000. Beginning February 1, 2000

                                     A-1-4
and continuing through January 1, 2008 (the Maturity Date), the Monthly Payment shall increase to $33,626.28. Both the Annual Debt Service and the Underwritten NCF DSCR reflect the amortizing Monthly Payments which commence February 1, 2000.

    LOAN NUMBER LG97121503. The Mortgage Loan requires Monthly Payments of interest only from September 10, 1998 and continuing through the payment due August 10, 2008 (the Anticipated Repayment Date).

STEP AMORTIZATION LOANS

    LOAN NUMBER GMAC1250. The Mortgage Loan requires Monthly Payments due beginning July 1, 1998 in the amount of $39,408.92 per month and continuing at this level through June 1, 2003. Beginning July 1, 2003, Monthly Payments increase to $42,408.74 through June 1, 2008. Beginning July 1, 2008, Monthly Payments increase to $45,681.76 per month through June 1, 2013. Beginning July 1, 2013, Monthly Payments increase to $49,252.26 per month through June 1, 2018. The remaining balance is due on June 1, 2018.

    LOAN NUMBER GMAC2140. The Mortgage Loan requires Monthly Payments due beginning September 1, 1998 in the amount of $57,906.68 per month and continuing at this level through January 1, 2002. Beginning February 1, 2002, Monthly Payments increase to $69,939.41 through January 1, 2007. Beginning February 1, 2007, Monthly Payments increase to $84,139.27 per month through July 1, 2013. The remaining balance is due on August 1, 2013.

    LOAN NUMBER 980204001. The Mortgage Loan requires Monthly Payments in the amount of $43,704.92 per month beginning September 1, 1998 and continuing through November 1, 2012. Beginning December 1, 2012 and continuing through November 1, 2017, the Monthly Payment increases to $53,600.34.

    LOAN NUMBER 980212001. The Mortgage Loan requires Monthly Payments in the amount of $19,299.60 per month beginning July 1, 1998 and continuing through January 1, 2003. For February 1, 2003, the Monthly Payment is $19,358.07. Beginning March 1, 2003 and continuing through January 1, 2008, the Monthly Payment is $19,752.74. For February 1, 2008, the Monthly Payment is $19,811.27. Beginning March 1, 2008 and continuing through January 1, 2013, the Monthly Payment is $20,206.38. For February 1, 2013, the Monthly Payment is $20,264.79. Beginning March 1, 2013 and continuing through February 1, 2018, the Monthly Payment is $20,659.02.

    LOAN NUMBER 980602501. The Mortgage Loan requires Monthly Payments in the amount of $9,138.58 per month beginning August 1, 1998 and continuing through October 1, 2002. Beginning November 1, 2002, Monthly Payments increase to $10,509.47 and continuing through October 1, 2007. Beginning November 1, 2007, Monthly Payments increase to $12,085.74 and continuing through October 1, 2012. Beginning November 1, 2012, and continuing through October 1, 2017 Monthly Payments increase to $13,925.39.

    LOAN NUMBER 970924009. The Mortgage Loan requires Monthly Payments in the amount of $26,168.00 per month beginning July 1, 1998 and continuing through March 1, 2003. For April 1, 2003, the Monthly Payment is $26,463.35. Beginning May 1, 2003 and continuing through March 1, 2008, the Monthly Payment increases to $27,476.00. For April 1, 2008, the Monthly Payment is $27,786.26. Beginning May 1, 2008 and continuing through March 1, 2013, the Monthly Payment increases to $28,850.00. For April 1, 2013, the Monthly Payment is $29,175.84. Beginning May 1, 2013 and continuing through March 1, 2018, the Monthly Payment is $30,293.00.

    LOAN NUMBER 971030017. The Mortgage Loan requires Monthly Payments in the amount of $17,213.38 per month beginning July 1, 1998 and continuing through April 1, 2003. Beginning May 1, 2003 and continuing through April 1, 2008, the Monthly Payment increases to $18,074.05. Beginning

                                     A-1-5

May 1, 2008 and continuing through April 1, 2013, the Monthly Payment increases to $18,977.76. Beginning May 1, 2013 and continuing through April 1, 2018, the Monthly Payment increases to $19,926.64.

    LOAN NUMBER 971201019. The Mortgage Loan requires Monthly Payments in the amount of $10,769.42 beginning August 1, 1998 and continuing through April 1, 2003. Beginning May 1, 2003, the Monthly Payment increases to $12,065.53 and continuing through April 1, 2008. Beginning May 1, 2008 and continuing through April 1, 2013 the Monthly Payment increases to $13,517.96.

CERTAIN RESERVES

    LOAN NUMBERS GMAC2120, GMAC2960, GMAC2970, GMAC2980, GMAC2990, GMAC3020, GMAC3200. The Mortgage Loans require that the borrower provide evidence that a minimum of $250 per bed has been spent annually on capital expenditures.

    LOAN NUMBERS GMAC1360, GMAC1380, GMAC2090-A, GMAC2090-C, GMAC2090-D, GMAC2780, GMAC2840. The Mortgage Loans require that the borrower provide evidence that a minimum of $300 per bed has been spent annually on capital expenditures.

    LOAN NUMBERS GMAC2090-B, GMAC2090-E. The Mortgage Loans require that the Borrower provide evidence that a minimum of $350 per bed has been spent annually on capital expenditures.

    LOAN NUMBER GMAC2810. The Mortgage Loan requires that the borrower provide evidence that a minimum of $450 per bed has been spent annually on capital expenditures.

    LOAN NUMBER GMAC1070. The Mortgage Loan requires monthly reserve payments in the amount equal to one-twelfth (1/12th) of four and one-half percent (4.5%) of the gross operating income of the prior year.

    LOAN NUMBER GMAC1160. The Mortgage Loan requires monthly reserve payments in the amount equal to one-twelfth (1/12th) of the greater of (i) four and one-half percent (4.5%) of the gross operating income of the prior year; and
(ii) the amount indicated in the structural engineering report as the amount of annual capital expenditures necessary to maintain the property.

    LOAN NUMBER GMAC1170. The Mortgage Loan requires monthly reserve payments in the amount equal to one-twelfth (1/12th) of the greater of (i) four and one-half percent (4.5%) of the gross operating income of the prior year; and
(ii) the amount indicated in the structural engineering report as the amount of annual capital expenditures necessary to maintain the property.

    LOAN NUMBER GMAC1440. The Mortgage Loan requires a deposit of $50,000 on October 1, 1998 if tenant does not exercise lease renewal option on September 30, 1998. A deposit of $50,000 is due on October 1, 2003 if tenant does not exercise second lease renewal option on September 30, 2003.

    LOAN NUMBER GMAC1600. The Mortgage Loan requires a minimum of $200 per unit be spent annually on capital expenditures commencing in the year 2000.

    LOAN NUMBER GMAC1930. The Mortgage Loan requires monthly reserve payments in an amount equal to one-twelfth (1/12th) of four percent (4.0%) of the gross operating income of the prior year.

    LOAN NUMBER GMAC2520. The Mortgage Loan requires monthly reserve payments in the amount equal to one-twelfth (1/12th) of the greater of (i) five percent (5.0%) of the gross operating income of the prior year; and (ii) the amount of annual capital expenditures indicated in a structural engineer's report, performed at lender's request, as the amount necessary to maintain the property.

                                     A-1-6

EARN-OUT AND DEBT SERVICE RESERVE LOANS:

    LOAN NUMBER GMAC1420. The Mortgage Loan requires $450,000 of the original loan amount to be reserved in an occupancy reserve fund which is eligible to be drawn in whole within one year of the origination of the Mortgage Loan. The occupancy reserve fund will be used to partially prepay the Mortgage Loan to the extent that the Mortgaged Property does not satisfy the draw requirements. Prepayment penalties will apply. Based on the fully funded loan amount the Cut-off Date LTV, Scheduled Maturity Date LTV and Underwritten NCF DSCR are:
CLTV 85.71%, Scheduled Maturity Date LTV 73.99%, UW NCF DSCR 1.39x.

    LOAN NUMBER GMAC1500. The Mortgage Loan requires $50,000 of the original loan amount to be reserved in an occupancy reserve account which is eligible to be drawn on or before December 26, 1998. The occupancy reserve account may be used to partially prepay the Mortgage Loan to the extent that the Mortgaged Property does not satisfy the draw requirements. Prepayment penalties will not apply. Based on the fully funded loan amount the Cut-off-Date LTV, Scheduled Maturity Date LTV and Underwritten NCF DSCR are: CLTV 63.64%, Scheduled Maturity Date LTV 58.43%, UW NCF DSCR 1.32x.

    LOAN NUMBER GMAC1860. The Mortgage Loan requires $290,000 of the original loan amount to be reserved in an earn-out reserve which is eligible to be drawn on or before December 31, 1998. To the extent that the Mortgaged Property does not satisfy the draw requirements, the earn-out reserve may be used to partially prepay the Mortgage Loan, to fund leasing obligations, or for any repair or replacement. Prepayment of the Mortgage Loan shall be deemed a partial defeasance of the Mortgage Loan. Based on the fully funded loan amount the Cut-off Date LTV, Scheduled Maturity Date LTV and Underwritten NCF DSCR are:
CLTV 57.60%, Scheduled Maturity Date LTV 52.94%, and UW NCF DSCR 1.02x.

    LOAN NUMBER GMAC1890. The Mortgage Loan requires $300,000 of the original loan amount to be reserved in an earn-out reserve which is eligible to be drawn before June 30, 2000. To the extent that the Mortgaged Property does not satisfy the draw requirements, the earn-out reserve may be used to partially prepay the Mortgage Loan, to fund leasing obligations, or for any repair or replacement. Prepayment of the Mortgage Loan shall be deemed a partial defeasance of the Mortgage Loan. Based on the fully funded loan amount the Cut-off-Date LTV, Scheduled Maturity Date LTV and Underwritten NCF DSCR are: CLTV 81.48%, Scheduled Maturity Date LTV 74.76%, and UW NCF DSCR 1.37x.

    LOAN NUMBER GMAC1960. The Mortgage Loan requires $470,000 of the original loan amount to be reserved in a rental achievement escrow which is eligible to be drawn within one year of the origination of the Mortgage Loan. The rental achievement escrow will be used to partially prepay the Mortgage Loan to the extent that the Mortgaged Property does not satisfy the draw requirements. Prepayment penalties will not apply. Based on the fully funded loan amount the Cut-off Date LTV, Scheduled Maturity Date LTV and Underwritten NCF DSCR are:
CLTV 82.93%, Scheduled Maturity Date LTV 71.80%, DSCR 1.24x.

    LOAN NUMBER GMAC2070. The Mortgage Loan requires $1,050,000 of the original loan amount to be reserved in a debt service reserve. The debt service will remain in escrow until the Mortgaged Property satisfies the draw requirements. Based on the fully funded loan amount the Cut-off Date LTV, Scheduled Maturity Date LTV and Underwritten NCF DSCR are: CLTV 96.12%, Scheduled Maturity Date LTV 79.75%, and UW NCF DSCR 1.29x.

    LOAN NUMBER GMAC2200. The Mortgage Loan requires $500,000 of the original loan amount to be reserved in earn-out reserve which is eligible to be drawn before June 30, 2000. To the extent that the Mortgaged Property does not satisfy the draw requirements, the earn-out reserve may be used to partially prepay the Mortgage Loan, to fund leasing obligations, or for any repair or replacement. Prepayment of the Mortgage Loan shall be deemed a partial defeasance of the Mortgage Loan. Based

                                     A-1-7
on the fully funded loan amount the Cut-off Date LTV, Scheduled Maturity Date LTV and Underwritten NCF DSCR are: CLTV 73.72%, Scheduled Maturity Date LTV 67.64%, and UW NCF DSCR 1.18x.

    LOAN NUMBER GMAC2470. The Mortgage Loan requires $205,000 of the original loan amount to be reserved in an earn-out escrow which is eligible to be drawn within one year of the organization of the Mortgaged Loan. The earn-out escrow will be used to partially prepay the Mortgage Loan to the extent that the Mortgaged Property does not satisfy the draw requirements. Prepayment penalties will apply. Based on the fully funded loan amount the Cut-off Date LTV, Scheduled Maturity Date LTV and Underwritten NCF DSCR are: CLTV 69.44%, Scheduled Maturity Date LTV 60.26%, and UW NCF DSCR 1.63x.

    LOAN NUMBER GMAC2790. The Mortgage Loan requires $1,540,000 of the original loan amount to be reserved in a debt service reserve. The debt service reserve will remain in escrow until the Mortgaged Property satisfies the draw requirements. Based on the fully funded loan amount the Current LTV, Scheduled Maturity Date LTV and Underwritten NCF DSCR are: CLTV 79.94%, Scheduled Maturity Date LTV 68.67%, and UW NCF DSCR 1.22x.

    LOAN NUMBER GMAC2870. The Mortgage Loan requires $225,000 of the original loan amount to be reserved in an earn-out reserve which is eligible to be drawn before June 30, 2000. To the extent that the Mortgaged Property does not satisfy the draw requirements, the earn-out reserve may be used to partially prepay the Mortgage Loan, to fund leasing obligations, or for any repair or replacement. Prepayment of the Mortgage Loan shall be deemed a partial defeasance of the Mortgage Loan. Based on the fully funded loan amount the Cut-off Date LTV, Scheduled Maturity Date LTV and Underwritten NCF DSCR are: Cut-off Date LTV 61.00%, Scheduled Maturity Date LTV 55.97%, and UW NCF DSCR 1.91x.

    LOAN NUMBER GMAC3310. The Mortgage Loan requires $475,000 of the original loan amount to be reserved in an earn-out escrow which is eligible to be drawn beginning February 1, 1999. The earn-out escrow will be used to partially prepay the Mortgage Loan to the extent that the Mortgaged Property does not satisfy the draw requirements on or before August 1, 2000. Prepayment penalties will not apply. Based on the fully funded loan amount the Cut-off Date LTV, Scheduled Maturity Date LTV and Underwritten NCF DSCR are: CLTV 86.39%, Scheduled Maturity Date 74.33%, and UW NCF DSCR 1.20x.

    LOAN NUMBER GMAC3320. The Mortgage Loan requires $3,500,000 of the original loan amount to be reserved in a debt service reserve. The debt service reserve will remain in escrow until the Mortgaged Property satisfies the draw requirements. Based on the fully funded loan amount the Current LTV, Scheduled Maturity Date LTV and Underwritten NCF DSCR are: CLTV 79.75%, Scheduled Maturity Date LTV 59.55%, and UW NCF DSCR 1.27x.

OTHER

    LOAN NUMBER GMAC3030. Although the scheduled Maturity Date for this Mortgage Loan is listed on Annex A, the Servicer is required pursuant to the Pooling and Servicing Agreement to call the Mortgage Loan on February 2, 2001.

                                     A-1-8

                               AMORTIZATION TYPES
                              (ALL MORTGAGE LOANS)

                                                                                 % BY
                                                              AGGREGATE        AGGREGATE       AVERAGE        HIGHEST
              AMORTIZATION                    NUMBER OF      CUT-OFF DATE    CUT-OFF DATE    CUT-OFF DATE  CUT-OFF DATE
                  TYPES                         LOANS          BALANCE          BALANCE        BALANCE        BALANCE
-----------------------------------------  ---------------  --------------  ---------------  ------------  -------------
Balloon..................................           307     $1,461,098,695          57.7%     $4,759,279   $  46,463,602
ARD......................................            46        843,730,026          33.3      18,341,957     199,846,047
Fully Amortizing.........................            51        225,533,006           8.9       4,422,216      45,000,000
                                                    ---     --------------         -----     ------------  -------------
Total/Avg./Wtd. Avg.:....................           404     $2,530,361,727         100.0%     $6,263,272   $ 199,846,047
                                                    ---     --------------         -----     ------------  -------------
                                                    ---     --------------         -----     ------------  -------------


                                              WTD. AVG.        WTD. AVG.       WTD. AVG.      WTD. AVG.
              AMORTIZATION                  CUT-OFF DATE        UW NCF         OCCUPANCY      MORTGAGE
                  TYPES                        LTV(1)           DSCR(1)         RATE(2)         RATE
-----------------------------------------  ---------------  ---------------  -------------  -------------
Balloon..................................          72.0%            1.45x          95.16%         7.193%
ARD......................................          56.4             2.03           96.59          6.792
Fully Amortizing.........................          60.8             1.46           97.75          7.501
                                                    ---              ---           -----          -----
Total/Avg./Wtd. Avg.:....................          65.8%            1.65x          95.80%         7.087%
                                                    ---              ---           -----          -----
                                                    ---              ---           -----          -----

------------------------------

(1) The Cut-off Date LTV and UW NCF DSCR information does not reflect the 29 Credit Lease Loans representing 4.71% of the Initial Pool Balance.

(2) Occupancy Rates are calculated without reference to hospitality properties and Loan Number GMAC2860.

                                     A-1-9

                       CUT-OFF DATE LOAN-TO-VALUE RATIOS
               (ALL MORTGAGE LOANS OTHER THAN CREDIT LEASE LOANS)

                                                                                % BY
                                                              AGGREGATE       AGGREGATE      AVERAGE        HIGHEST
          RANGE OF CUT-OFF DATE               NUMBER OF      CUT-OFF DATE   CUT-OFF DATE   CUT-OFF DATE  CUT-OFF DATE
        LOAN-TO-VALUE RATIOS (%)                LOANS          BALANCE         BALANCE       BALANCE        BALANCE
-----------------------------------------  ---------------  --------------  -------------  ------------  -------------
15.00 -19.99.............................             1     $      596,451          0.0%    $  596,451   $     596,451
25.00 -29.99.............................             2          3,529,000          0.1      1,764,500       1,839,056
30.00 -34.99.............................             1          2,484,451          0.1      2,484,451       2,484,451
35.00 -39.99.............................             3         12,026,389          0.5      4,008,796       7,492,092
40.00 -44.99.............................             2          4,717,268          0.2      2,358,634       3,450,000
45.00 -49.99.............................             8        387,884,259         16.1     48,485,532     199,846,047
50.00 -54.99.............................            10        220,586,307          9.1     22,058,631     136,100,000
55.00 -59.99.............................            15         85,166,593          3.5      5,677,773      26,950,989
60.00 -64.99.............................            32        302,681,129         12.6      9,458,785      64,000,000
65.00 -69.99.............................            58        251,382,034         10.4      4,334,173      28,470,701
70.00 -74.99.............................           135        572,655,175         23.8      4,241,890      46,463,602
75.00 -79.99.............................            89        426,291,688         17.7      4,789,794      38,472,281
80.00 -84.99.............................            17        106,332,935          4.4      6,254,879      45,200,000
85.00 -89.99.............................             2         34,792,722          1.4     17,396,361      24,642,722
                                                    ---     --------------  -------------  ------------  -------------
Total/Avg./Wtd. Avg.:....................           375     $2,411,126,401        100.0%    $6,429,670   $ 199,846,047
                                                    ---     --------------  -------------  ------------  -------------
                                                    ---     --------------  -------------  ------------  -------------
Weighted Average Cut-off Date LTV: 65.8%

                                              WTD. AVG.        WTD. AVG.       WTD. AVG.      WTD. AVG.
          RANGE OF CUT-OFF DATE             CUT-OFF DATE        UW NCF         OCCUPANCY      MORTGAGE
        LOAN-TO-VALUE RATIOS (%)                 LTV             DSCR           RATE(1)         RATE
-----------------------------------------  ---------------  ---------------  -------------  -------------
15.00 -19.99.............................          15.3%            3.30x          93.00%         6.570%
25.00 -29.99.............................          27.4             1.87           98.48          6.570
30.00 -34.99.............................          34.0             2.07           96.90          7.200
35.00 -39.99.............................          39.4             2.21          100.00          7.413
40.00 -44.99.............................          43.8             1.39           98.12          7.802
45.00 -49.99.............................          47.9             2.30           96.36          6.705
50.00 -54.99.............................          52.0             1.94           96.48          6.969
55.00 -59.99.............................          57.4             1.64           95.36          7.138
60.00 -64.99.............................          62.3             1.81           95.10          6.806
65.00 -69.99.............................          67.5             1.49           95.03          7.186
70.00 -74.99.............................          73.4             1.39           95.42          7.327
75.00 -79.99.............................          78.6             1.34           95.41          7.191
80.00 -84.99.............................          80.5             1.33           95.71          6.976
85.00 -89.99.............................          86.1             1.38           95.29          7.479
                                                    ---              ---     -------------        -----
Total/Avg./Wtd. Avg.:....................          65.8%            1.65x          95.56%         7.070%
                                                    ---              ---     -------------        -----
                                                    ---              ---     -------------        -----
Weighted Average Cut-off Date LTV: 65.8%

(1) Occupancy Rates are calculated without reference to hospitality properties and Loan Number GMAC2860.

                                     A-1-10

                           ORIGINAL TERM TO MATURITY
                              (ALL MORTGAGE LOANS)

                                                                                % BY
                RANGE OF                                      AGGREGATE       AGGREGATE      AVERAGE        HIGHEST
            ORIGINAL TERMS TO                 NUMBER OF      CUT-OFF DATE   CUT-OFF DATE   CUT-OFF DATE  CUT-OFF DATE
            MATURITY (MONTHS)                   LOANS          BALANCE         BALANCE       BALANCE        BALANCE
-----------------------------------------  ---------------  --------------  -------------  ------------  -------------
49-60....................................             4     $    8,781,233          0.3%    $2,195,308   $   3,889,403
73-96....................................            21         76,746,956          3.0      3,654,617       9,222,323
109-120..................................           272      1,875,223,022         74.1      6,894,202     199,846,047
121-132..................................            18        126,841,877          5.0      7,046,771      30,000,000
133-144..................................             7         26,194,010          1.0      3,742,001       6,587,099
145-156..................................             1          3,945,630          0.2      3,945,630       3,945,630
169-180..................................            28        137,634,484          5.4      4,915,517      20,958,730
181-192..................................             1         13,939,592          0.6     13,939,592      13,939,592
205-216..................................             2         13,199,509          0.5      6,599,754      10,502,794
217-228..................................             2          4,031,406          0.2      2,015,703       2,553,512
229-240..................................            27         96,092,081          3.8      3,558,966      12,969,890
253-276..................................            11         52,580,528          2.1      4,780,048       8,436,432
277-288..................................             1          4,624,417          0.2      4,624,417       4,624,417
289-300..................................             9         90,526,981          3.6     10,058,553      45,000,000
                                                    ---     --------------  -------------  ------------  -------------
Total/Avg./Wtd Avg.:.....................           404     $2,530,361,727        100.0%    $6,263,272   $ 199,846,047
                                                    ---     --------------  -------------  ------------  -------------
                                                    ---     --------------  -------------  ------------  -------------


                RANGE OF                      WTD. AVG.        WTD. AVG.       WTD. AVG.      WTD. AVG.
            ORIGINAL TERMS TO               CUT-OFF DATE        UW NCF         OCCUPANCY      MORTGAGE
            MATURITY (MONTHS)                  LTV(1)           DSCR(1)         RATE(2)         RATE
-----------------------------------------  ---------------  ---------------  -------------  -------------
49-60....................................          68.9%            1.36x          99.26%         7.200%
73-96....................................          71.2             1.35           95.74          7.504
109-120..................................          65.6             1.69           95.58          7.032
121-132..................................          63.1             1.77           97.20          6.572
133-144..................................          74.3             1.40           96.41          7.319
145-156..................................          64.7             1.57          100.00          7.000
169-180..................................          69.1             1.51           93.11          7.299
181-192..................................          59.1             1.38             NAP          7.720
205-216..................................          79.3             1.39           99.04          6.817
217-228..................................           NAP              NAP          100.00          7.212
229-240..................................          67.4             1.50           98.29          7.330
253-276..................................          76.8             1.27          100.00          7.920
277-288..................................          74.1             1.31          100.00          8.125
289-300..................................          61.2             1.42           95.66          7.322
                                                    ---              ---     -------------        -----
Total/Avg./Wtd Avg.:.....................          65.8%            1.65x          95.80%         7.087%
                                                    ---              ---     -------------        -----
                                                    ---              ---     -------------        -----

Weighted Average Original Term to Maturity: 137 months

------------------------------

(1) The Cut-off Date LTV and UW NCF DSCR information does not reflect the 29 Credit Lease Loans representing 4.71% of the Initial Pool Balance.

(2) Occupancy Rates are calculated without reference to hospitality properties and Loan Number GMAC2860.

                                     A-1-11

                           REMAINING TERM TO MATURITY
                              (ALL MORTGAGE LOANS)

                                                                                % BY
                RANGE OF                                      AGGREGATE      AGGREGATE      AVERAGE        HIGHEST
           REMAINING TERMS TO                 NUMBER OF      CUT-OFF DATE   CUT-OFF DATE  CUT-OFF DATE  CUT-OFF DATE
            MATURITY (MONTHS)                   LOANS          BALANCE        BALANCE       BALANCE        BALANCE
-----------------------------------------  ---------------  --------------  ------------  ------------  -------------
= or less than39.........................             1     $    1,042,405          0.0%   $1,042,405   $   1,042,405
40 - 48..................................             1          4,678,878          0.2     4,678,878       4,678,878
49 - 60..................................             4          8,781,233          0.3     2,195,308       3,889,403
73 - 96..................................            19         71,025,673          2.8     3,738,193       9,222,323
97 - 108.................................             3         26,852,033          1.1     8,950,678      21,000,000
109 - 120................................           269      1,848,370,989         73.0     6,871,268     199,846,047
121 - 132................................            18        126,841,877          5.0     7,046,771      30,000,000
133 - 144................................             7         26,194,010          1.0     3,742,001       6,587,099
145 - 156................................             1          3,945,630          0.2     3,945,630       3,945,630
157 - 168................................             1          2,148,532          0.1     2,148,532       2,148,532
169 - 180................................            29        159,928,338          6.3     5,514,770      20,958,730
181 - 192................................             1          2,930,302          0.1     2,930,302       2,930,302
205 - 216................................             1          2,696,715          0.1     2,696,715       2,696,715
217 - 228................................             3          7,309,075          0.3     2,436,358       3,277,670
229 - 240................................            26         94,508,527          3.7     3,634,943      12,969,890
241 - 252................................             9         47,598,730          1.9     5,288,748       8,436,432
253 - 276................................             2          4,981,798          0.2     2,490,899       3,684,611
289 - 300................................             9         90,526,981          3.6    10,058,553      45,000,000
                                                    ---     --------------  ------------  ------------  -------------
Total/Avg./Wtd. Avg.:....................           404     $2,530,361,727        100.0%   $6,263,272   $ 199,846,047
                                                    ---     --------------  ------------  ------------  -------------
                                                    ---     --------------  ------------  ------------  -------------


                RANGE OF                      WTD. AVG.        WTD. AVG.       WTD. AVG.      WTD. AVG.
           REMAINING TERMS TO               CUT-OFF DATE        UW NCF         OCCUPANCY      MORTGAGE
            MATURITY (MONTHS)                  LTV (1)         DSCR (1)        RATE (2)         RATE
-----------------------------------------  ---------------  ---------------  -------------  -------------
= or less than39.........................          37.4%            1.56x         100.00%         9.125%
40 - 48..................................          67.8             1.22           89.60          8.560
49 - 60..................................          68.9             1.36           99.26          7.200
73 - 96..................................          71.9             1.35           96.08          7.411
97 - 108.................................          55.0             1.49           94.60          7.683
109 - 120................................          65.8             1.69           95.60          7.023
121 - 132................................          63.1             1.77           97.20          6.572
133 - 144................................          74.3             1.40           96.41          7.319
145 - 156................................          64.7             1.57          100.00          7.000
157 - 168................................          47.5             2.00           84.00          9.040
169 - 180................................          68.4             1.49           93.74          7.266
181 - 192................................          65.1             1.16          100.00          9.750
205 - 216................................          79.3             1.39           95.29          7.700
217 - 228................................           NAP              NAP          100.00          7.202
229 - 240................................          68.1             1.50           98.26          7.298
241 - 252................................           NAP              NAP          100.00          7.960
253 - 276................................          76.8             1.27          100.00          7.538
289 - 300................................          61.2             1.42           95.66          7.322
                                                    ---              ---     -------------        -----
Total/Avg./Wtd. Avg.:....................          65.8%            1.65x          95.80%         7.087%
                                                    ---              ---     -------------        -----
                                                    ---              ---     -------------        -----

Weighted Average Remaining Term To Maturity: 135 months.

------------------------------

(1) The Cut-off Date LTV and UW NCF DSCR information does not reflect the 29 Credit Lease Loans representing 4.71% of the Initial Pool Balance.

(2) Occupancy Rates are calculated without reference to hospitality properties and Loan Number GMAC2860.

                                     A-1-12

                        MORTGAGE LOANS BY PROPERTY TYPE
                              (ALL MORTGAGE LOANS)

                                                                                % BY
                                                             AGGREGATE        AGGREGATE        AVERAGE        HIGHEST
                                             NUMBER OF      CUT-OFF DATE    CUT-OFF DATE    CUT-OFF DATE   CUT-OFF DATE
             PROPERTY TYPE                     LOANS          BALANCE          BALANCE         BALANCE        BALANCE
----------------------------------------  ---------------  --------------  ---------------  -------------  -------------
Multifamily.............................           132     $  766,245,890          30.3%    $   5,804,893  $  63,000,000
Retail..................................            95        626,809,518          24.8         6,597,995    199,846,047
Office..................................            66        278,903,966          11.0         4,225,818     21,000,000
Hotel...................................            17        238,427,893           9.4        14,025,170    130,000,000
Health Care.............................            17        158,193,508           6.3         9,305,500     25,000,000
Office/Industrial.......................             1        136,100,000           5.4       136,100,000    136,100,000
CTL.....................................            29        119,235,326           4.7         4,111,563     10,502,794
Industrial/W'hse........................            21        103,599,883           4.1         4,933,328     28,470,701
Self Storage............................            23         49,941,305           2.0         2,171,361      4,345,790
Mixed Use...............................             1         46,463,602           1.8        46,463,602     46,463,602
Other...................................             2          6,440,836           0.3         3,220,418      3,450,000
                                                   ---     --------------         -----     -------------  -------------
Total/Avg./Wtd. Avg.:...................           404     $2,530,361,727         100.0%    $   6,263,272  $ 199,846,047
                                                   ---     --------------         -----     -------------  -------------
                                                   ---     --------------         -----     -------------  -------------


                                             WTD. AVG.        WTD. AVG.       WTD. AVG.      WTD. AVG.
                                           CUT-OFF DATE        UW NCF         OCCUPANCY      MORTGAGE
             PROPERTY TYPE                    LTV(1)           DSCR(1)         RATE(2)         RATE
----------------------------------------  ---------------  ---------------  -------------  -------------
Multifamily.............................          69.9%            1.55x          95.66%         6.902%
Retail..................................          63.5             1.75           96.67          6.997
Office..................................          68.9             1.44           95.82          7.285
Hotel...................................          54.5             1.99             NAP          7.149
Health Care.............................          75.1             1.58           92.16          7.508
Office/Industrial.......................          51.4             2.19           97.30          6.740
CTL.....................................           NAP              NAP          100.00          7.425
Industrial/W'hse........................          69.3             1.31           97.74          7.444
Self Storage............................          69.4             1.46           88.60          7.398
Mixed Use...............................          71.4             1.35           86.00          7.330
Other...................................          48.1             1.40          100.00          7.702
                                                   ---              ---     -------------        -----
Total/Avg./Wtd. Avg.:...................          65.8%            1.65x          95.80%         7.087%
                                                   ---              ---     -------------        -----
                                                   ---              ---     -------------        -----

------------------------------

(1) The Cut-off Date LTV and UW NCF DSCR information does not reflect the 29 Credit Lease Loans representing 4.71% of the Initial Pool Balance.

(2) Occupancy Rates are calculated without reference to hospitality properties and Loan Number GMAC2860.

                                     A-1-13

                             CUT-OFF DATE BALANCES
                              (ALL MORTGAGE LOANS)

                                                                                              % BY
                                                                           AGGREGATE        AGGREGATE        AVERAGE
                                                          NUMBER OF      CUT-OFF DATE     CUT-OFF DATE    CUT-OFF DATE
          RANGE OF CUT-OFF-DATE BALANCES($)                 LOANS           BALANCE          BALANCE         BALANCE
-----------------------------------------------------  ---------------  ---------------  ---------------  -------------
          1--  2,000,000.............................           107     $   151,979,869           6.0%    $   1,420,373
  2,000,001--  4,000,000.............................           154         439,697,674          17.4         2,855,180
  4,000,001--  6,000,000.............................            69         338,222,984          13.4         4,901,782
  6,000,001--  8,000,000.............................            24         168,028,461           6.6         7,001,186
  8,000,001-- 10,000,000.............................             6          52,675,484           2.1         8,779,247
 10,000,001-- 12,000,000.............................             7          75,055,155           3.0        10,722,165
 12,000,001-- 14,000,000.............................             6          78,201,327           3.1        13,033,554
 14,000,001-- 16,000,000.............................             6          88,848,279           3.5        14,808,046
 16,000,001-- 18,000,000.............................             1          16,706,602           0.7        16,706,602
 18,000,001-- 20,000,000.............................             4          74,482,590           2.9        18,620,648
 20,000,001-- 22,000,000.............................             4          83,793,343           3.3        20,948,336
 22,000,001-- 24,000,000.............................             1          23,023,619           0.9        23,023,619
 24,000,001-- 26,000,000.............................             2          49,642,722           2.0        24,821,361
 26,000,001-- 28,000,000.............................             1          26,950,989           1.1        26,950,989
 28,000,001-- 30,000,000.............................             2          58,470,701           2.3        29,235,350
 36,000,001-- 38,000,000.............................             1          36,500,000           1.4        36,500,000
 38,000,001-- 40,000,000.............................             1          38,472,281           1.5        38,472,281
 44,000,001-- 46,000,000.............................             2          90,200,000           3.6        45,100,000
 46,000,001-- 48,000,000.............................             1          46,463,602           1.8        46,463,602
 62,000,001-- 64,000,000.............................             2         127,000,000           5.0        63,500,000
128,000,001--130,000,000.............................             1         130,000,000           5.1       130,000,000
136,000,001--138,000,000.............................             1         136,100,000           5.4       136,100,000
198,000,001--200,000,000.............................             1         199,846,047           7.9       199,846,047
                                                                ---     ---------------        ------     -------------
Total/Avg./Wtd. Avg.:................................           404     $ 2,530,361,727         100.0%    $   6,263,272
                                                                ---     ---------------        ------     -------------
                                                                ---     ---------------        ------     -------------


                                                          HIGHEST         WTD. AVG.          WTD. AVG.         WTD. AVG.
                                                       CUT-OFF DATE     CUT-OFF DATE          UW NCF           OCCUPANCY
          RANGE OF CUT-OFF-DATE BALANCES($)               BALANCE          LTV(1)            DSCR (1)           RATE(2)
-----------------------------------------------------  -------------  -----------------  -----------------  ---------------
          1--  2,000,000.............................  $   1,996,070           70.0%              1.44x            95.35%
  2,000,001--  4,000,000.............................      4,000,000           70.6               1.44             96.23
  4,000,001--  6,000,000.............................      5,996,902           71.8               1.41             96.17
  6,000,001--  8,000,000.............................      7,983,940           71.8               1.42             95.91
  8,000,001-- 10,000,000.............................      9,261,079           73.3               1.36             98.63
 10,000,001-- 12,000,000.............................     11,650,000           73.8               1.38             96.51
 12,000,001-- 14,000,000.............................     13,939,592           71.0               1.50             93.70
 14,000,001-- 16,000,000.............................     15,790,536           71.6               1.56             95.92
 16,000,001-- 18,000,000.............................     16,706,602           74.3               1.40             92.80
 18,000,001-- 20,000,000.............................     19,000,000           71.4               1.53             90.94
 20,000,001-- 22,000,000.............................     21,465,000           67.1               1.41             96.90
 22,000,001-- 24,000,000.............................     23,023,619           74.6               1.31             95.00
 24,000,001-- 26,000,000.............................     25,000,000           80.2               1.58             93.84
 26,000,001-- 28,000,000.............................     26,950,989           55.6               1.87               NAP
 28,000,001-- 30,000,000.............................     30,000,000           64.7               1.54             97.73
 36,000,001-- 38,000,000.............................     36,500,000           48.2               2.48             97.00
 38,000,001-- 40,000,000.............................     38,472,281           79.7               1.25             96.00
 44,000,001-- 46,000,000.............................     45,200,000           66.5               1.40             97.00
 46,000,001-- 48,000,000.............................     46,463,602           71.4               1.35             86.00
 62,000,001-- 64,000,000.............................     64,000,000           61.8               2.08             96.20
128,000,001--130,000,000.............................    130,000,000           47.0               2.30               NAP
136,000,001--138,000,000.............................    136,100,000           51.4               2.19             97.30
198,000,001--200,000,000.............................    199,846,047           48.6               2.31             96.34
                                                       -------------          -----              -----            ------
Total/Avg./Wtd. Avg.:................................  $ 199,846,047           65.8%              1.65x            95.80%
                                                       -------------          -----              -----            ------
                                                       -------------          -----              -----            ------


                                                         WTD. AVG.
                                                         MORTGAGE
          RANGE OF CUT-OFF-DATE BALANCES($)                RATE
-----------------------------------------------------  -------------
          1--  2,000,000.............................        7.309%
  2,000,001--  4,000,000.............................        7.330
  4,000,001--  6,000,000.............................        7.296
  6,000,001--  8,000,000.............................        7.346
  8,000,001-- 10,000,000.............................        7.531
 10,000,001-- 12,000,000.............................        7.039
 12,000,001-- 14,000,000.............................        7.307
 14,000,001-- 16,000,000.............................        7.101
 16,000,001-- 18,000,000.............................        7.480
 18,000,001-- 20,000,000.............................        6.863
 20,000,001-- 22,000,000.............................        7.165
 22,000,001-- 24,000,000.............................        6.910
 24,000,001-- 26,000,000.............................        7.327
 26,000,001-- 28,000,000.............................        6.660
 28,000,001-- 30,000,000.............................        6.852
 36,000,001-- 38,000,000.............................        6.280
 38,000,001-- 40,000,000.............................        6.860
 44,000,001-- 46,000,000.............................        6.942
 46,000,001-- 48,000,000.............................        7.330
 62,000,001-- 64,000,000.............................        6.600
128,000,001--130,000,000.............................        6.900
136,000,001--138,000,000.............................        6.740
198,000,001--200,000,000.............................        6.590
                                                            ------
Total/Avg./Wtd. Avg.:................................        7.087%
                                                            ------
                                                            ------

----------------------------------

(1) The Cut-off Date LTV and UW NCF DSCR information does not reflect the 29 Credit Lease Loans respresenting 4.71% of the Initial Pool Balance.

(2) Occupancy Rates are calculated without Reference to hospitality properties and Loan Number GMAC2860.

                                     A-1-14

                             CUT-OFF DATE DSC RATIO
               (ALL MORTGAGE LOANS OTHER THAN CREDIT LEASE LOANS)

                                                                                              % BY
                                                                           AGGREGATE        AGGREGATE        AVERAGE
                                                          NUMBER OF      CUT-OFF DATE     CUT-OFF DATE    CUT-OFF DATE
         RANGE OF CUT-OFF-DATE DSC RATIOS(X)                LOANS           BALANCE          BALANCE         BALANCE
-----------------------------------------------------  ---------------  ---------------  ---------------  -------------
1.05-1.09............................................             1     $     1,200,000           0.0%    $   1,200,000
1.10-1.14............................................             1          10,489,374           0.4        10,489,374
1.15-1.19............................................             6          40,269,038           1.7         6,711,506
1.20-1.24............................................            14         103,490,076           4.3         7,392,148
1.25-1.29............................................            64         316,078,816          13.1         4,938,731
1.30-1.34............................................            68         257,637,770          10.7         3,788,791
1.35-1.39............................................            50         225,955,354           9.4         4,519,107
1.40-1.44............................................            39         165,241,638           6.9         4,236,965
1.45-1.49............................................            27         106,352,275           4.4         3,938,973
1.50-1.54............................................            16         123,798,949           5.1         7,737,434
1.55-1.59............................................            23          97,167,384           4.0         4,224,669
1.60-1.64............................................            14          48,148,268           2.0         3,439,162
1.65-1.69............................................             8          52,307,777           2.2         6,538,472
1.70-1.74............................................             8          32,607,361           1.4         4,075,920
1.75-1.79............................................             6          41,749,248           1.7         6,958,208
1.80-1.84............................................             5          46,260,006           1.9         9,252,001
1.85-1.89............................................             6          56,079,989           2.3         9,346,665
1.90-1.94............................................             4          29,385,814           1.2         7,346,453
1.95-1.99............................................             1           3,000,000           0.1         3,000,000
2.00-2.04............................................             1           2,148,532           0.1         2,148,532
2.05-2.09............................................             3          73,317,917           3.0        24,439,306
2.10-2.14............................................             2          68,985,657           2.9        34,492,828
2.15-2.19............................................             1         136,100,000           5.6       136,100,000
2.20-2.24............................................             2           2,920,772           0.1         1,460,386
2.30-2.34............................................             2         329,846,047          13.7       164,923,023
2.45-2.49............................................             1          36,500,000           1.5        36,500,000
3.20-3.24............................................             1           3,491,891           0.1         3,491,891
3.30-3.34............................................             1             596,451           0.0           596,451
                                                                ---     ---------------        ------     -------------
Total/Avg./Wtd. Avg.:................................           375     $ 2,411,126,401         100.0%    $   6,429,670
                                                                ---     ---------------        ------     -------------
                                                                ---     ---------------        ------     -------------


                                                          HIGHEST         WTD. AVG.          WTD. AVG.        WTD. AVG.
                                                       CUT-OFF DATE     CUT-OFF DATE          UW NCF          OCCUPANCY
         RANGE OF CUT-OFF-DATE DSC RATIOS(X)              BALANCE            LTV               DSCR            RATE(1)
-----------------------------------------------------  -------------  -----------------  -----------------  -------------
1.05-1.09............................................  $   1,200,000           60.0%              1.06x           84.00%
1.10-1.14............................................     10,489,374           80.7               1.12            88.00
1.15-1.19............................................     20,369,613           78.8               1.17            96.43
1.20-1.24............................................     28,470,701           74.8               1.22            94.27
1.25-1.29............................................     45,200,000           76.2               1.27            96.07
1.30-1.34............................................     23,023,619           73.9               1.32            96.84
1.35-1.39............................................     46,463,602           72.4               1.36            94.40
1.40-1.44............................................     21,465,000           71.2               1.41            96.99
1.45-1.49............................................     24,642,722           75.1               1.47            93.80
1.50-1.54............................................     45,000,000           60.8               1.52            94.09
1.55-1.59............................................     18,900,000           68.2               1.57            90.89
1.60-1.64............................................     13,751,332           70.7               1.63            91.65
1.65-1.69............................................     25,000,000           74.3               1.67            95.24
1.70-1.74............................................     12,969,890           63.2               1.72            95.16
1.75-1.79............................................     14,385,965           62.4               1.77            92.50
1.80-1.84............................................     30,000,000           56.0               1.84            98.91
1.85-1.89............................................     26,950,989           58.2               1.86            97.68
1.90-1.94............................................     19,000,000           60.8               1.93            97.65
1.95-1.99............................................      3,000,000           62.5               1.99           100.00
2.00-2.04............................................      2,148,532           47.5               2.00            84.00
2.05-2.09............................................     64,000,000           62.0               2.05            95.44
2.10-2.14............................................     63,000,000           60.9               2.11            96.08
2.15-2.19............................................    136,100,000           51.4               2.19            97.30
2.20-2.24............................................      1,525,000           53.8               2.24            89.56
2.30-2.34............................................    199,846,047           48.0               2.31            96.34
2.45-2.49............................................     36,500,000           48.2               2.48            97.00
3.20-3.24............................................      3,491,891           38.8               3.20           100.00
3.30-3.34............................................        596,451           15.3               3.30            93.00
                                                       -------------          -----              -----      -------------
Total/Avg./Wtd. Avg.:................................  $ 199,846,047           65.8%              1.65x           95.56%
                                                       -------------          -----              -----      -------------
                                                       -------------          -----              -----      -------------


                                                         WTD. AVG.
                                                         MORTGAGE
         RANGE OF CUT-OFF-DATE DSC RATIOS(X)               RATE
-----------------------------------------------------  -------------
1.05-1.09............................................        6.350%
1.10-1.14............................................        7.460
1.15-1.19............................................        7.392
1.20-1.24............................................        7.369
1.25-1.29............................................        7.148
1.30-1.34............................................        7.230
1.35-1.39............................................        7.292
1.40-1.44............................................        7.232
1.45-1.49............................................        7.599
1.50-1.54............................................        7.266
1.55-1.59............................................        7.294
1.60-1.64............................................        7.413
1.65-1.69............................................        7.203
1.70-1.74............................................        6.844
1.75-1.79............................................        7.136
1.80-1.84............................................        6.676
1.85-1.89............................................        6.513
1.90-1.94............................................        6.492
1.95-1.99............................................        6.350
2.00-2.04............................................        9.040
2.05-2.09............................................        6.736
2.10-2.14............................................        6.609
2.15-2.19............................................        6.740
2.20-2.24............................................        7.411
2.30-2.34............................................        6.712
2.45-2.49............................................        6.280
3.20-3.24............................................        7.250
3.30-3.34............................................        6.570
                                                            ------
Total/Avg./Wtd. Avg.:................................        7.070%
                                                            ------
                                                            ------

Weighted Average UW NCF DSCR: 1.65x

------------------------------

(1) Occupancy Rates are calculated without reference to hospitality properties and Loan Number GMAC2860.

                                     A-1-15

                                OCCUPANCY RATES
(ALL MORTGAGE LOANS OTHER THAN MORTGAGE LOANS SECURED BY HOSPITALITY PROPERTIES)

                                                                                        % BY
                                                                     AGGREGATE        AGGREGATE        AVERAGE        HIGHEST
                                                    NUMBER OF      CUT-OFF DATE     CUT-OFF DATE    CUT-OFF DATE   CUT-OFF DATE
          RANGE OF OCCUPANCY RATES(%)                 LOANS           BALANCE          BALANCE         BALANCE        BALANCE
-----------------------------------------------  ---------------  ---------------  ---------------  -------------  -------------
less than or =65.0.............................             2     $    45,989,949           2.0%     $22,994,975   $  45,000,000
70.01 - 75.00..................................             2          20,895,642           0.9       10,447,821      18,900,000
75.01 - 80.00..................................             8          15,820,407           0.7        1,977,551       4,345,790
80.01 - 85.00..................................            13          45,523,287           2.0        3,501,791       6,833,466
85.01 - 90.00..................................            26         149,568,212           6.5        5,752,624      46,463,602
90.01 - 95.00..................................            78         384,981,167          16.8        4,935,656      25,000,000
greater than or = 95.011.......................           258       1,629,155,171          71.1        6,314,555     199,846,047
                                                          ---     ---------------        ------     -------------  -------------
Total/Avg./Wtd. Avg.:..........................           387     $ 2,291,933,835         100.0%     $ 5,922,310   $ 199,846,047
                                                          ---     ---------------        ------     -------------  -------------
                                                          ---     ---------------        ------     -------------  -------------


                                                     WTD. AVG.          WTD. AVG.         WTD. AVG.       WTD. AVG.
                                                   CUT-OFF DATE          UW NCF           OCCUPANCY       MORTGAGE
          RANGE OF OCCUPANCY RATES(%)                 LTV(1)             DSCR(1)           RATE(2)          RATE
-----------------------------------------------  -----------------  -----------------  ---------------  -------------
less than or =65.0.............................           53.5%              1.52x            54.35%          7.276%
70.01 - 75.00..................................           65.1               1.56             73.76           7.137
75.01 - 80.00..................................           66.0               1.54             77.90           7.460
80.01 - 85.00..................................           69.5               1.51             83.30           7.601
85.01 - 90.00..................................           71.6               1.43             87.58           7.425
90.01 - 95.00..................................           73.7               1.43             93.32           7.209
greater than or = 95.011.......................           65.3               1.69             97.97           6.994
                                                         -----              -----            ------          ------
Total/Avg./Wtd. Avg.:..........................           67.1%              1.62x            95.80%          7.080%
                                                         -----              -----            ------          ------
                                                         -----              -----            ------          ------

----------------------------------

(1) The Cut-off Date LTV and UW NCF DSCR information does not reflect the 29 Credit Lease Loans representing 4.71% of the Initial Pool Balance.

(2) The Weighted Average Occupancy Rates are calculated without reference to Loan Number GMAC2860.

                                     A-1-16

                          REMAINING AMORTIZATION TERMS
        (ALL MORTGAGE LOANS OTHER THAN INTEREST-ONLY MORTGAGE LOANS(1))

                                                                                                  % BY
                                                                               AGGREGATE        AGGREGATE        AVERAGE
                   RANGE OF REMAINING                         NUMBER OF      CUT-OFF DATE     CUT-OFF DATE    CUT-OFF DATE
               AMORTIZATION TERMS (MONTHS)                      LOANS           BALANCE          BALANCE         BALANCE
---------------------------------------------------------  ---------------  ---------------  ---------------  -------------
110 - 133................................................             4     $     7,575,451           0.3%     $ 1,893,863
134 - 157................................................             1           2,148,532           0.1        2,148,532
170 - 181................................................             8          26,359,787           1.1        3,294,973
182 - 193................................................             2           3,972,707           0.2        1,986,354
194 - 205................................................             1           2,319,892           0.1        2,319,892
218 - 229................................................             1           1,477,894           0.1        1,477,894
230 - 241................................................            22          91,899,808           3.9        4,177,264
242 - 253................................................            10          56,818,730           2.4        5,681,873
254 - 265................................................             3           7,922,737           0.3        2,640,912
266 - 277................................................             3           7,563,951           0.3        2,521,317
278 - 289................................................             3          16,611,253           0.7        5,537,084
290 - 301................................................           107         789,133,158          33.3        7,375,076
314 - 325................................................             3          56,092,480           2.4       18,697,493
326 - 349................................................             3          12,682,915           0.5        4,227,638
350 >=...................................................           230       1,284,282,431          54.3        5,583,837
                                                                    ---     ---------------        ------     -------------
Total/Avg./Wtd. Avg.:....................................           401     $ 2,366,861,727         100.0%     $ 5,902,398
                                                                    ---     ---------------        ------     -------------
                                                                    ---     ---------------        ------     -------------
Weighted Average Remaining Amortization Term: 325 months

                                                              HIGHEST         WTD. AVG.        WTD. AVG.      WTD. AVG.
                   RANGE OF REMAINING                      CUT-OFF DATE     CUT-OFF DATE        UW NCF        OCCUPANCY
               AMORTIZATION TERMS (MONTHS)                    BALANCE          LTV(2)           DSCR(2)        RATE(3)
---------------------------------------------------------  -------------  -----------------  -------------  -------------
110 - 133................................................  $   3,450,000           33.8%            1.77x         98.74%
134 - 157................................................      2,148,532           47.5             2.00          84.00
170 - 181................................................     10,502,794           51.5             1.67          97.99
182 - 193................................................      2,930,302           57.8             1.26         100.00
194 - 205................................................      2,319,892           74.8             1.29         100.00
218 - 229................................................      1,477,894            NAP              NAP         100.00
230 - 241................................................     26,950,989           64.3             1.59          97.94
242 - 253................................................      9,220,000            NAP              NAP         100.00
254 - 265................................................      3,277,670           72.1             1.30         100.00
266 - 277................................................      3,684,611           76.8             1.27         100.00
278 - 289................................................     10,150,000           82.2             1.24          99.15
290 - 301................................................    136,100,000           62.0             1.75          94.92
314 - 325................................................     46,463,602           71.5             1.36          85.86
326 - 349................................................      4,609,873           75.2             1.27          90.47
350 >=...................................................    199,846,047           69.0             1.55          96.14
                                                           -------------          -----            -----    -------------
Total/Avg./Wtd. Avg.:....................................  $ 199,846,047           66.4%            1.62x         95.75%
                                                           -------------          -----            -----    -------------
                                                           -------------          -----            -----    -------------
Weighted Average Remaining Amortization Term: 325 months

                                                             WTD. AVG.
                   RANGE OF REMAINING                        MORTGAGE
               AMORTIZATION TERMS (MONTHS)                     RATE
---------------------------------------------------------  -------------
110 - 133................................................        7.217%
134 - 157................................................        9.040
170 - 181................................................        7.075
182 - 193................................................        9.586
194 - 205................................................        7.875
218 - 229................................................        7.250
230 - 241................................................        7.141
242 - 253................................................        7.827
254 - 265................................................        7.301
266 - 277................................................        7.484
278 - 289................................................        7.291
290 - 301................................................        7.225
314 - 325................................................        7.439
326 - 349................................................        7.881
350 >=...................................................        6.994
                                                                ------
Total/Avg./Wtd. Avg.:....................................        7.125%
                                                                ------
                                                                ------
Weighted Average Remaining Amortization Term: 325 months

----------------------------------

(1) Refers to Mortgage Loans that have payments of interest-only to maturity or ARD.

(2) The Cut-off Date LTV and UW NCF DSCR information does not reflect the 29 Credit Lease Loans representing 4.71% of the Initial Pool Balance.

(3) Occupancy Rates are calculated without reference to hospitality properties and Loan Number GMAC2860.

                                     A-1-17

                                 MORTGAGE RATES
                              (ALL MORTGAGE LOANS)

                                                                                   % BY
                                                                AGGREGATE        AGGREGATE       AVERAGE        HIGHEST
                 RANGE OF                       NUMBER OF      CUT-OFF DATE    CUT-OFF DATE    CUT-OFF DATE  CUT-OFF DATE
            MORTGAGE RATES (%)                    LOANS          BALANCE          BALANCE        BALANCE        BALANCE
-------------------------------------------  ---------------  --------------  ---------------  ------------  -------------
less than or =6.49.........................            15     $  142,550,000           5.6%     $9,503,333   $  36,500,000
6.50--6.74.................................            12        563,617,858          22.3      46,968,155     199,846,047
6.75--6.99.................................            41        400,011,597          15.8       9,756,380     130,000,000
7.00--7.24.................................           105        446,255,749          17.6       4,250,055      20,958,730
7.25--7.49.................................           150        660,704,521          26.1       4,404,697      46,463,602
7.50--7.74.................................            42        169,044,131           6.7       4,024,860      24,642,722
7.75--7.99.................................            28        107,181,785           4.2       3,827,921       8,436,432
8.00--8.24.................................             2         12,209,203           0.5       6,104,601       7,584,785
8.25--8.49.................................             2          9,139,695           0.4       4,569,848       6,193,833
8.50--8.74.................................             2          7,673,916           0.3       3,836,958       4,678,878
8.75--8.99.................................             1          2,350,542           0.1       2,350,542       2,350,542
9.00 greater than or =.....................             4          9,622,730           0.4       2,405,683       3,501,491
                                                      ---     --------------         -----     ------------  -------------
Total/Avg./Wtd. Avg.:......................           404     $2,530,361,727         100.0%     $6,263,272   $ 199,846,047
                                                      ---     --------------         -----     ------------  -------------
                                                      ---     --------------         -----     ------------  -------------
Weighted Average Mortgage Rate: 7.087%

                                                WTD. AVG.       WTD. AVG.      WTD. AVG.      WTD. AVG.
                 RANGE OF                     CUT-OFF DATE       UW NCF        OCCUPANCY      MORTGAGE
            MORTGAGE RATES (%)                   LTV(1)         DSCR (1)       RATE (2)         RATE
-------------------------------------------  ---------------  -------------  -------------  -------------
less than or =6.49.........................          59.7%           1.98x         97.12%         6.334%
6.50--6.74.................................          55.4            2.11          96.64          6.636
6.75--6.99.................................          64.9            1.71          97.42          6.909
7.00--7.24.................................          72.8            1.39          95.58          7.124
7.25--7.49.................................          70.2            1.41          94.51          7.359
7.50--7.74.................................          71.7            1.43          94.50          7.612
7.75--7.99.................................          72.2            1.54          96.85          7.892
8.00--8.24.................................          73.4            1.41          100.0          8.125
8.25--8.49.................................          59.0            1.41          88.48          8.330
8.50--8.74.................................          70.6            1.33          89.60          8.599
8.75--8.99.................................          62.7            1.61          94.00          8.875
9.00 greater than or =.....................          58.1            1.41          90.68          9.251
                                                      ---             ---    -------------        -----
Total/Avg./Wtd. Avg.:......................          65.8%           1.65x         95.80%         7.087%
                                                      ---             ---    -------------        -----
                                                      ---             ---    -------------        -----
Weighted Average Mortgage Rate: 7.087%

------------------------------

(1) The Cut-off Date LTV and UW NCF DSCR information does not reflect the 29 Credit Lease Loans representing 4.71% of the Initial Pool Balance.

(2) Occupancy Rates are calculated without reference to hospitality properties and Loan Number GMAC2860.

                                     A-1-18

                            MATURITY DATE LTV RATIOS
           (ALL BALLOON AND ARD LOANS OTHER THAN CREDIT LEASE LOANS)

                                                                                   % BY
                                                                AGGREGATE        AGGREGATE       AVERAGE        HIGHEST
        RANGE OF MATURITY DATE LTV              NUMBER OF      CUT-OFF DATE    CUT-OFF DATE    CUT-OFF DATE  CUT-OFF DATE
                 RATIO(%)                         LOANS          BALANCE          BALANCE        BALANCE        BALANCE
-------------------------------------------  ---------------  --------------  ---------------  ------------  -------------
15.00-20.99................................             1     $    2,091,556           0.1%     $2,091,556   $   2,091,556
25.00-29.99................................             1          8,335,649           0.4       8,335,649       8,335,649
30.00-34.99................................             5         27,139,610           1.2       5,427,922      12,969,890
35.00-39.99................................             7        183,099,573           8.1      26,157,082     130,000,000
40.00-44.99................................            12        235,030,878          10.4      19,585,907     199,846,047
45.00-49.99................................            17        258,655,342          11.4      15,215,020     136,100,000
50.00-54.99................................            29        179,052,548           7.9       6,174,226      30,000,000
55.00-59.99................................            62        251,138,442          11.1       4,050,620      25,000,000
60.00-64.99................................            91        538,365,906          23.8       5,916,109      64,000,000
65.00-69.99................................           104        524,099,758          23.2       5,039,421      45,200,000
70.00-74.99................................            14         54,534,462           2.4       3,895,319       7,983,940
75.00-79.99................................             1          1,199,245           0.1       1,199,245       1,199,245
                                                      ---     --------------         -----     ------------  -------------
Total/Avg./Wtd. Avg.:......................           344     $2,262,742,970         100.0%     $6,577,741   $ 199,846,047
                                                      ---     --------------         -----     ------------  -------------
                                                      ---     --------------         -----     ------------  -------------
Weighted Average Maturity Date LTV Ratio: 56.3%

                                                WTD. AVG.       WTD. AVG.      WTD. AVG.      WTD. AVG.
        RANGE OF MATURITY DATE LTV            CUT-OFF DATE       UW NCF        OCCUPANCY      MORTGAGE
                 RATIO(%)                          LTV            DSCR          RATE(1)         RATE
-------------------------------------------  ---------------  -------------  -------------  -------------
15.00-20.99................................          72.1%           1.30x        100.00%         7.610%
25.00-29.99................................          70.6            1.54            NAP          7.875
30.00-34.99................................          51.5            1.91          98.02          7.191
35.00-39.99................................          49.5            2.14          96.95          6.930
40.00-44.99................................          50.0            2.20          96.24          6.731
45.00-49.99................................          53.7            2.00          95.23          6.844
50.00-54.99................................          64.9            1.71          94.70          6.960
55.00-59.99................................          69.8            1.51          95.32          7.208
60.00-64.99................................          71.2            1.53          94.97          7.126
65.00-69.99................................          78.2            1.32          96.08          7.146
70.00-74.99................................          79.7            1.33          96.22          7.308
75.00-79.99................................          80.0            1.40          98.28          6.980
                                                      ---             ---    -------------        -----
Total/Avg./Wtd. Avg.:......................          66.2%           1.67x         95.54%         7.046%
                                                      ---             ---    -------------        -----
                                                      ---             ---    -------------        -----
Weighted Average Maturity Date LTV Ratio: 5

------------------------
(1) Occupancy Rates are calculated without reference to hospitality properties and Loan Number GMAC2860.

                                     A-1-19

                          RANGE OF STATE DISTRIBUTION
                     (ALL MORTGAGE LOANS AT PROPERTY LEVEL)

                                                                                                            % BY
                                                                         NUMBER         AGGREGATE         AGGREGATE
                                STATE                                      OF          CUT-OFF DATE     CUT-OFF DATE
                            DISTRIBUTION                                  LOANS          BALANCE           BALANCE
---------------------------------------------------------------------  -----------  ------------------  -------------
CA...................................................................          80   $      430,392,997         17.0%
NJ...................................................................          21          168,156,601          6.6
TX...................................................................          42          126,973,875          5.0
FL...................................................................          42          121,911,071          4.8
CT...................................................................          53          110,993,127          4.4
PA...................................................................          12          109,608,162          4.3
NY...................................................................          19          108,686,655          4.3
UT...................................................................           4           94,199,166          3.7
OR...................................................................          10           93,909,578          3.7
NV...................................................................          10           87,598,048          3.5
MI...................................................................           8           81,954,398          3.2
VA...................................................................           8           71,300,076          2.8
SC...................................................................           9           64,979,722          2.6
WA...................................................................          11           60,645,694          2.4
GA...................................................................          20           60,343,442          2.4
DE...................................................................           4           58,490,814          2.3
IL...................................................................           8           54,570,247          2.2
MA...................................................................          14           53,534,252          2.1
CO...................................................................          10           52,376,017          2.1
AL...................................................................           7           51,830,724          2.0
OH...................................................................          16           49,572,859          2.0
AZ...................................................................          13           47,008,036          1.9
MD...................................................................           8           40,010,919          1.6
IA...................................................................           5           36,280,950          1.4
TN...................................................................          10           34,775,027          1.4
NH...................................................................           5           31,791,079          1.3
OK...................................................................           8           26,530,380          1.0
DC...................................................................           3           23,153,015          0.9
MT...................................................................           4           23,096,647          0.9
KS...................................................................           9           20,028,011          0.8
WI...................................................................           4           17,063,730          0.7
MO...................................................................           4           14,682,619          0.6
ID...................................................................           1           14,413,099          0.6
MN...................................................................           7           13,087,524          0.5
NE...................................................................           2           11,386,499          0.4
RI...................................................................           6            9,964,836          0.4
IN...................................................................           3            9,879,088          0.4
HI...................................................................           1            9,220,000          0.4
NC...................................................................           4            9,113,030          0.4
MS...................................................................           3            8,238,779          0.3
LA...................................................................           2            5,397,944          0.2
NM...................................................................           1            4,500,000          0.2
KY...................................................................           2            3,671,722          0.1
ND...................................................................           2            3,495,193          0.1
WY...................................................................           1            1,546,075          0.1
                                                                              ---   ------------------        -----
Total................................................................         516   $    2,530,361,727        100.0%
                                                                              ---   ------------------        -----
                                                                              ---   ------------------        -----

                                     A-1-20

GMAC Commercial Mortgage Securities, Inc.
Mortgage Pass-Through Certificates Series 1998-C2

ITALICS indicate mortgage loans secured by multiple properties.

Control                     Loan
No.       Seller            Number         Property Name                                       Property Type
==================================================================================================================================
1         GMAC              GMAC2080       OPERS Factory Outlet Portfolio                      Retail - Anchored
1a        GMAC              GMAC2080-A     Riviera Centre Factory Stores                       Retail - Anchored
1b        GMAC              GMAC2080-B     Westbrook Factory Stores                            Retail - Unanchored
1c        GMAC              GMAC2080-C     Myrtle Beach Factory Stores                         Retail - Unanchored
----------------------------------------------------------------------------------------------------------------------------------
1d        GMAC              GMAC2080-D     Rehoboth Beach Outlet Center (Rehoboth 1)           Retail - Unanchored
1e        GMAC              GMAC2080-E     Bayside & Seaside Exp. (Rehoboth II)                Retail - Anchored
1f        GMAC              GMAC2080-F     Ocean Outlets - Seaside I (Rehoboth 3)              Retail - Unanchored
1g        GMAC              GMAC2080-G     Factory Stores of Tuscola                           Retail - Unanchored
----------------------------------------------------------------------------------------------------------------------------------
1h        GMAC              GMAC2080-H     Hilton Head Factory Stores I                        Retail - Unanchored
1i        GMAC              GMAC2080-I     Hilton Head Factory Stores 2                        Retail - Anchored
1j        GMAC              GMAC2080-J     Factory Stores at Park City                         Retail - Unanchored
1k        GMAC              GMAC2080-K     Lakes Region Factory Stores                         Retail - Unanchored
----------------------------------------------------------------------------------------------------------------------------------
1l        GMAC              GMAC2080-L     Factory Stores at Lincoln City                      Retail - Anchored

2         Lehman Brothers   LG980424001    Arden                                               Office/Industrial - 76% Office/24%
                                                                                                Industrial
2a        Lehman Brothers   LG980424001A   625 The City (aka, City Centre I)                   Office
----------------------------------------------------------------------------------------------------------------------------------
2b        Lehman Brothers   LG980424001B   1370 Valley Vista                                   Office
2c        Lehman Brothers   LG980424001C   1919 Santa Monica                                   Office
2d        Lehman Brothers   LG980424001D   5161 Lankershim                                     Office
2e        Lehman Brothers   LG980424001E   5632 Bolsa (aka, Huntington Beach R&D III)          Office/Industrial
----------------------------------------------------------------------------------------------------------------------------------
2f        Lehman Brothers   LG980424001F   5672 Bolsa (aka, Huntington Beach R&D II)           Office/Industrial
2g        Lehman Brothers   LG980424001G   5702 Bolsa (aka, Huntington Beach R&D I)            Office/Industrial
2h        Lehman Brothers   LG980424001H   10351 Santa Monica                                  Office
2I        Lehman Brothers   LG980424001I   Alcoa/Cymer Building (aka, Cymer Technology         Office/Industrial
                                             Center)
----------------------------------------------------------------------------------------------------------------------------------
2j        Lehman Brothers   LG980424001J   Calabasas (buildings 1,2,3,4)                       Office
2k        Lehman Brothers   LG980424001K   Carlsbad Corporate Center                           Office
2l        Lehman Brothers   LG980424001L   NCR Building (aka, Torreyanna Science Park)         Office
2m        Lehman Brothers   LG980424001M   Newport Irvine Office Center                        Office
----------------------------------------------------------------------------------------------------------------------------------
2n        Lehman Brothers   LG980424001N   Noble Professional Center                           Office
2o        Lehman Brothers   LG980424001O   Orange Financial Center                             Office
2p        Lehman Brothers   LG980424001P   Parkway Center                                      Office
2q        Lehman Brothers   LG980424001Q   Savi Tech Center                                    Office/Industrial
----------------------------------------------------------------------------------------------------------------------------------
2r        Lehman Brothers   LG980424001R   Scripps Ranch                                       Office/Industrial
2s        Lehman Brothers   LG980424001S   South Coast Executive Center                        Office
2t        Lehman Brothers   LG980424001T   The Plaza (aka, Fountain Valley Plaza)              Office
2u        Lehman Brothers   LG980424001U   Vista Sorrento                                      Office
----------------------------------------------------------------------------------------------------------------------------------
2v        Lehman Brothers   LG980424001V   Westridge                                           Office/Industrial

3         Lehman Brothers   LG980424002    Boykin                                              Hotel - Full Service
3a        Lehman Brothers   LG980424002A   Doubletree-Portland Downtown                        Hotel - HTL
----------------------------------------------------------------------------------------------------------------------------------
3b        Lehman Brothers   LG980424002B   Doubletree-Spokane Valley                           Hotel - HTL
3c        Lehman Brothers   LG980424002C   Doubletree-Yakima Valley                            Hotel - HTL
3d        Lehman Brothers   LG980424002D   Doubletree-Sacramento                               Hotel - HTL
3e        Lehman Brothers   LG980424002E   Doubletree-Riverside                                Hotel - HTL
----------------------------------------------------------------------------------------------------------------------------------
3f        Lehman Brothers   LG980424002F   Doubletree-Bellevue Center                          Hotel - HTL
3g        Lehman Brothers   LG980424002G   Doubletree-Eugene/Springfield                       Hotel - HTL
3h        Lehman Brothers   LG980424002H   Doubletree-Lloyd Center                             Hotel - HTL
3I        Lehman Brothers   LG980424002I   Doubletree-World Arena                              Hotel - HTL
----------------------------------------------------------------------------------------------------------------------------------
3j        Lehman Brothers   LG980424002J   Doubletree-Omaha                                    Hotel - HTL

4         Lehman Brothers   LG97121503     South Towne Center and South Towne Marketplace      Retail - Anchored

----------------------------------------------------------------------------------------------------------------------------------
5         Lehman Brothers   LG980424003    Grove Property Trust                                Multifamily - Conventional
5a        Lehman Brothers   LG980424003A   Four Winds Apartments                               Multifamily
5b        Lehman Brothers   LG980424003B   Brooksyde Apartments                                Multifamily
5c        Lehman Brothers   LG980424003C   River's Bend Apartments                             Multifamily
----------------------------------------------------------------------------------------------------------------------------------
5d        Lehman Brothers   LG980424003D   Summit & Birch Hill Apartments                      Multifamily
5e        Lehman Brothers   LG980424003E   Colonial Village                                    Multifamily
5f        Lehman Brothers   LG980424003F   Royale Apartments                                   Multifamily
5g        Lehman Brothers   LG980424003G   Fox Hill Apartments                                 Multifamily
----------------------------------------------------------------------------------------------------------------------------------
5h        Lehman Brothers   LG980424003H   Bradford Commons                                    Multifamily
5I        Lehman Brothers   LG980424003I   Burgundy Studios                                    Multifamily
5j        Lehman Brothers   LG980424003J   Fox Hill Commons                                    Multifamily
5k        Lehman Brothers   LG980424003K   Loomis Manor                                        Multifamily
----------------------------------------------------------------------------------------------------------------------------------
5l        Lehman Brothers   LG980424003L   Woodbrige Apartments                                Multifamily
5m        Lehman Brothers   LG980424003M   Security Manor                                      Multifamily
5n        Lehman Brothers   LG980424003N   Van Deene Manor                                     Multifamily
5o        Lehman Brothers   LG980424003O   Avon Place Condominiums                             Multifamily
----------------------------------------------------------------------------------------------------------------------------------
5p        Lehman Brothers   LG980424003P   Coachlight Village                                  Multifamily
5q        Lehman Brothers   LG980424003Q   Dean Estates                                        Multifamily


                                                                                        Cross
Control                                                                         Zip     Collateral-   Original       Cut-off Date
No.       Address                                  City                State    Code    ized Groups   Balance ($)    Balance ($)
===================================================================================================================================
1         Various                                  Various             VAR      Various No            $ 200,000,000  $ 199,846,047
1a        South McKenzie Street                    Foley               AL       36535
1b        314 Flat Rock Place                      Westbrook           CT       06498
1c        Hwy 501 & Waccamaw Pines Dr              Myrtle Beach        SC       29579
-----------------------------------------------------------------------------------------------------------------------------------
1d        Route 1 and Route 283                    Rehoboth Beach      DE       19971
1e        Route 1 and Route 271/Route 273          Rehoboth            DE       19971
1f        Route 1 and Route 271                    Rehoboth Beach      DE       19971
1g        SWQ of Highway 36 and Interstate 57      Tuscola             IL       61953
-----------------------------------------------------------------------------------------------------------------------------------
1h        U.S. Highway 278                         Bluffton            SC       29910
1i        U.S. Highway 278                         Bluffton            SC       29910
1j        6699 North Landmark Drive                Park City           UT       84098
1k        120 Laconia Road                         Tilton              NH       03276
-----------------------------------------------------------------------------------------------------------------------------------
1l        1500 SE Devils Lake Road                 Lincoln City        OR       97367

2         Various                                  Various             CA       VAR     No              136,100,000    136,100,000
2a        625 The City Drive                       Orange              CA       92668
-----------------------------------------------------------------------------------------------------------------------------------
2b        1370 Valley Vista Drive                  Diamond Bar         CA       91765
2c        1919 Santa Monica                        Santa Monica        CA       90404
2d        5161 Lankershim Blvd.                    North Hollywood     CA       91601
2e        5632 Bolsa Avenue                        Huntington Beach    CA       92649
-----------------------------------------------------------------------------------------------------------------------------------
2f        5672 Bolsa Avenue                        Huntington Beach    CA       92649
2g        5702 Bolsa Avenue                        Huntington Beach    CA       92649
2h        10351 Santa Monica                       Los Angeles         CA       90025
2I        16250 Via Del Campo                      San Diego           CA       92127
-----------------------------------------------------------------------------------------------------------------------------------
2j        26010,26025,26115 and 26135 Mureau Road  Calabasas           CA       91302
2k        1950 Camino Vida Roble                   Carlsbad            CA       92008
2l        11010 Torreyanna Road                    La Jolla            CA       92121
2m        3300 Irvine Avenue                       Newport Beach       CA       92660
-----------------------------------------------------------------------------------------------------------------------------------
2n        15060 Ventura Blvd                       Sherman Oaks        CA       91403
2o        701 South Parker Street                  Orange              CA       92668
2p        4200 & 4260 Truxton Ave                  Bakersfield         CA       93309
2q        22705-22745 Savi Ranch Pkwy              Yorba Linda         CA       92687
-----------------------------------------------------------------------------------------------------------------------------------
2r        10180 Scripps Ranch                      San Diego           CA       92131
2s        1503 South Coast                         Costa Mesa          CA       92626
2t        10540 Talbert Ave.                       Fountain Valley     CA       92708
2u        10251 Vista Sorrento                     San Diego           CA       92121
-----------------------------------------------------------------------------------------------------------------------------------
2v        6565 Nancy Ridge S                       San Diego           CA       92121

3         Various                                  Various             VAR      Various No              130,000,000    130,000,000
3a        315 SW Lincoln                           Portland            OR       97201
-----------------------------------------------------------------------------------------------------------------------------------
3b        North 1100 Sullivan Road                 Spokane             WA       99037
3c        1507 North First Street                  Yakima              WA       98901
3d        2001 Point West Way                      Sacramento          CA       95815
3e        2900 Chinden Boulevard                   Boise               ID       83720
-----------------------------------------------------------------------------------------------------------------------------------
3f        818 112th Avenue NE                      Bellevue            WA       99004
3g        3280 Gateway Road                        Springfield         OR       97477
3h        1000 NE Multnomah                        Portland            OR       98232
3I        177Cheyenn Mountain Boulevard            Colorado Springs    CO       80906
-----------------------------------------------------------------------------------------------------------------------------------
3j        1616 Dodge Street                        Omaha               NE       68102

4         I-15 and 10600 South Street              Sandy               UT       84070   No               64,000,000     64,000,000

-----------------------------------------------------------------------------------------------------------------------------------
5         Various                                  Various             VAR      Various No               63,000,000     63,000,000
5a        5500 North Main Street                   Fall River          MA       02720
5b        105-169 Loomis Drive                     West Hartford       CT       06107
5c        630 Poguonock Avenue                     Windsor             CT       06095
-----------------------------------------------------------------------------------------------------------------------------------
5d        191-221 & 271-287 Main Street            Farmington          CT       06032
5e        10 Colonial Court                        Plainville          CT       06062
5f        65-75 Oaklawn Avenue                     Cranston            RI       02920
5g        168 Fox Hill Lane                        Enfield             CT       06082
-----------------------------------------------------------------------------------------------------------------------------------
5h        1518-1584 Willard Avenue                 Newington           CT       06111
5I        104 Meeting House Lane                   Middletown          CT       06457
5j        101 South Street                         Vernon              CT       06066
5k        71 Loomis Drive                          West Hartford       CT       06107
-----------------------------------------------------------------------------------------------------------------------------------
5l        83 Main Street                           Newington           CT       06111
5m        47 Broad Street                          Westfield           MA       01085
5n        51 Van Deene Avenue                      West Springfield    MA       01089
5o        46 Avonwood Road                         Avon                CT       06001
-----------------------------------------------------------------------------------------------------------------------------------
5p        Belden Court                             Agawam              MA       01001
5q        383 Oaklawn Avenue                       Cranston            RI       02920


          % of          Cumulative                           Master                                       Original     Remaining
          Aggregate     % of Initial            Servicing    Servicing       Interest                     Interest-    Interest-
Control   Cut-off Date  Pool        Mortgage    Fee          Fee             Accrual  Amortization        Only Period  Only Period
No.       Balance       Balance     Rate (%)    Rate (%)     Rate (%)        Method   Type                (Mos.)       (Mos.)
===================================================================================================================================
1             7.90%       7.90%     6.5900%    0.04220%      0.02000%        Act/360  ARD                            0           0
1a
1b
1c
-----------------------------------------------------------------------------------------------------------------------------------
1d
1e
1f
1g
-----------------------------------------------------------------------------------------------------------------------------------
1h
1i
1j
1k
-----------------------------------------------------------------------------------------------------------------------------------
1l

2             5.38       13.28      6.7400     0.05720       0.04000         Act/360  Interest Only...ARD           57          56
2a
-----------------------------------------------------------------------------------------------------------------------------------
2b
2c
2d
2e
-----------------------------------------------------------------------------------------------------------------------------------
2f
2g
2h
2I
-----------------------------------------------------------------------------------------------------------------------------------
2j
2k
2l
2m
-----------------------------------------------------------------------------------------------------------------------------------
2n
2o
2p
2q
-----------------------------------------------------------------------------------------------------------------------------------
2r
2s
2t
2u
-----------------------------------------------------------------------------------------------------------------------------------
2v

3             5.14       18.41      6.9000     0.0572        0.0400          Act/360  Interest Only...ARD           23          21
3a
-----------------------------------------------------------------------------------------------------------------------------------
3b
3c
3d
3e
-----------------------------------------------------------------------------------------------------------------------------------
3f
3g
3h
3I
-----------------------------------------------------------------------------------------------------------------------------------
3j

4             2.53       20.94      6.6100     0.0572        0.0400          Act/360  Interest Only...ARD          120         120

-----------------------------------------------------------------------------------------------------------------------------------
5             2.49       23.43      6.5900     0.0572        0.0400          30/360   Interest Only...ARD          120         118
5a
5b
5c
-----------------------------------------------------------------------------------------------------------------------------------
5d
5e
5f
5g
-----------------------------------------------------------------------------------------------------------------------------------
5h
5I
5j
5k
-----------------------------------------------------------------------------------------------------------------------------------
5l
5m
5n
5o
-----------------------------------------------------------------------------------------------------------------------------------
5p
5q


                     Remaining
          Term to    Term to     Original      Remaining                                    Balloon
Control   Maturity   Maturity    Amortization  Amortization  Origination   Maturity         or ARD
No.       (Mos.)     (Mos.)      Term (Mos.)   Term (Mos.)   Date          or ARD           Balance ($)
==========================================================================================================
1           120          119           360         359            6/18/98      7/10/08    $170,351,005
1a
1b
1c
----------------------------------------------------------------------------------------------------------
1d
1e
1f
1g
----------------------------------------------------------------------------------------------------------
1h
1i
1j
1k
----------------------------------------------------------------------------------------------------------
1l

2           118          117           300         300            6/8/98       4/16/08     124,441,148
2a
----------------------------------------------------------------------------------------------------------
2b
2c
2d
2e
----------------------------------------------------------------------------------------------------------
2f
2g
2h
2I
----------------------------------------------------------------------------------------------------------
2j
2k
2l
2m
----------------------------------------------------------------------------------------------------------
2n
2o
2p
2q
----------------------------------------------------------------------------------------------------------
2r
2s
2t
2u
----------------------------------------------------------------------------------------------------------
2v

3           120          118           300         300            5/24/98      6/2/08      110,251,602
3a
----------------------------------------------------------------------------------------------------------
3b
3c
3d
3e
----------------------------------------------------------------------------------------------------------
3f
3g
3h
3I
----------------------------------------------------------------------------------------------------------
3j

4           120          120             0           0            7/24/98      8/10/08     64,000,000

----------------------------------------------------------------------------------------------------------
5           120          118             0           0            6/1/98       6/1/08      63,000,000
5a
5b
5c
----------------------------------------------------------------------------------------------------------
5d
5e
5f
5g
----------------------------------------------------------------------------------------------------------
5h
5I
5j
5k
----------------------------------------------------------------------------------------------------------
5l
5m
5n
5o
----------------------------------------------------------------------------------------------------------
5p
5q


                                       Annual          Underwritten   Underwritten
Control                                Debt            Net Cash       NCF            Appraised         Appraisal
No.       Prepayment Provisions        Service ($)     Flow ($)       DSCR (x)       Value ($)         Date
====================================================================================================================
1         L(2),D(8)                   $ 15,466,775    $ 35,691,383           2.31x  $411,390,000       0
1a                                                                                    72,000,000            5/10/98
1b                                                                                    33,400,000            5/6/98
1c                                                                                    51,000,000            9/1/98
--------------------------------------------------------------------------------------------------------------------
1d                                                                                    28,000,000            5/1/98
1e                                                                                    46,000,000            5/1/98
1f                                                                                    13,900,000            5/1/98
1g                                                                                    30,090,000            5/1/98
--------------------------------------------------------------------------------------------------------------------
1h                                                                                    23,750,000            5/10/98
1i                                                                                    17,500,000            5/10/98
1j                                                                                    28,100,000            5/8/98
1k                                                                                    29,000,000            5/13/98
--------------------------------------------------------------------------------------------------------------------
1l                                                                                    38,650,000            4/28/98

2         L(2.083),D(7.75)              9,300,545       20,372,373           2.19    264,595,517            6/30/98
2a                                                                                    14,991,000            6/30/98
--------------------------------------------------------------------------------------------------------------------
2b                                                                                    11,507,000            6/30/98
2c                                                                                     7,488,000            6/30/98
2d                                                                                    25,542,000            6/30/98
2e                                                                                     1,606,000            6/30/98
--------------------------------------------------------------------------------------------------------------------
2f                                                                                       729,000            6/30/98
2g                                                                                     1,973,000            6/30/98
2h                                                                                    11,913,000            6/30/98
2I                                                                                    19,400,000            6/30/98
--------------------------------------------------------------------------------------------------------------------
2j                                                                                    15,798,000            6/30/98
2k                                                                                    16,524,000            6/30/98
2l                                                                                    16,547,000            6/30/98
2m                                                                                     7,639,000            6/30/98
--------------------------------------------------------------------------------------------------------------------
2n                                                                                     7,225,000            6/30/98
2o                                                                                    36,419,000            6/30/98
2p                                                                                     9,673,000            6/30/98
2q                                                                                    27,697,000            6/30/98
--------------------------------------------------------------------------------------------------------------------
2r                                                                                     3,824,000            6/30/98
2s                                                                                     5,092,000            6/30/98
2t                                                                                    10,129,000            6/30/98
2u                                                                                     7,355,000            6/30/98
--------------------------------------------------------------------------------------------------------------------
2v                                                                                     5,748,000            6/30/98

3         L(2.167),D(7.833)            10,926,439       25,082,126           2.30    276,600,000       0
3a                                                                                    24,900,000            4/16/98
--------------------------------------------------------------------------------------------------------------------
3b                                                                                    11,000,000            4/13/98
3c                                                                                     8,500,000            4/13/98
3d                                                                                    50,000,000            4/21/98
3e                                                                                    27,000,000            4/16/98
--------------------------------------------------------------------------------------------------------------------
3f                                                                                    19,500,000            4/22/98
3g                                                                                    10,500,000            4/14/98
3h                                                                                    69,000,000            4/16/98
3I                                                                                    35,200,000            4/9/98
--------------------------------------------------------------------------------------------------------------------
3j                                                                                    21,000,000            4/8/98

4         L(2),D(8)                     4,289,156        8,775,115           2.05    104,700,000            7/10/98

--------------------------------------------------------------------------------------------------------------------
5         L(2.167),D(7.833)             4,151,700        8,780,468           2.11    100,900,000       0
5a                                                                                     9,100,000            4/27/98
5b                                                                                     3,200,000            4/22/98
5c                                                                                    19,700,000            4/22/98
--------------------------------------------------------------------------------------------------------------------
5d                                                                                    11,400,000            4/30/98
5e                                                                                     5,600,000            4/20/98
5f                                                                                     3,600,000            4/21/98
5g                                                                                     9,350,000            4/21/98
--------------------------------------------------------------------------------------------------------------------
5h                                                                                     3,150,000            4/20/98
5I                                                                                     2,900,000            4/30/98
5j                                                                                     3,500,000            4/21/98
5k                                                                                     2,950,000            4/22/98
--------------------------------------------------------------------------------------------------------------------
5l                                                                                     3,650,000            4/20/98
5m                                                                                     2,470,000            4/22/98
5n                                                                                     5,150,000            4/22/98
5o                                                                                    10,000,000            5/14/98
--------------------------------------------------------------------------------------------------------------------
5p                                                                                     3,820,000            4/22/98
5q                                                                                     2,075,000            4/21/98


          Cut-off    Scheduled                                                               Cut-off
          Date       Maturity                                            Sq. Ft., Units,     Sq. Ft, Unit  Occupancy
Control   LTV        ARD Date     Year                Year               Beds, Pads          Bed, Pad      Percentage
No.       (%)        LTV (%)      Built               Renovated          or Rooms            or Room ($)   (%)
========================================================================================================================
1             48.6%      41.4%    Various             Various               2,918,570 Sq Ft       68.47          96.3%
1a                                1988                1994/1995               534,011 Sq Ft       65.50          95.0
1b                                1995                NAP                     254,094 Sq Ft       63.85          95.0
1c                                In Stages 1955-1998 NAP                     333,266 Sq Ft       74.34          99.0
------------------------------------------------------------------------------------------------------------------------
1d                                1995                NAP                     186,059 Sq Ft       73.11         100.0
1e                                1989/1995           1998                    284,972 Sq Ft       78.41          94.0
1f                                1990                1995                     88,181 Sq Ft       76.57          98.0
1g                                1994                NAP                     248,646 Sq Ft       58.79          91.0
------------------------------------------------------------------------------------------------------------------------
1h                                In Stages 1988-1991 NAP                     172,032 Sq Ft       67.07          94.0
1i                                1997                NAP                     123,379 Sq Ft       68.90          95.0
1j                                1991                NAP                     205,456 Sq Ft       66.44          98.0
1k                                1994                NAP                     228,146 Sq Ft       61.75          99.0
------------------------------------------------------------------------------------------------------------------------
1l                                1989                1996                    260,328 Sq Ft       72.12         100.0

2             51.4       47.0     1984-96             1995-97               2,221,261 Sq Ft       61.27          97.3
2a                                1985                N/A                     139,806 Sq Ft       50.46          97.0
------------------------------------------------------------------------------------------------------------------------
2b                                1988                N/A                      84,273 Sq Ft       65.64          95.1
2c                                1991                N/A                      44,096 Sq Ft       84.44          96.3
2d                                1985                N/A                     178,317 Sq Ft       76.11          90.2
2e                                1987                N/A                      21,568 Sq Ft       39.18         100.0
------------------------------------------------------------------------------------------------------------------------
2f                                1987                N/A                      11,968 Sq Ft       27.55         100.0
2g                                1987                N/A                      27,731 Sq Ft       33.94         100.0
2h                                1984                N/A                      96,251 Sq Ft       57.57          97.8
2I                                1988-89             1990s                   137,164 Sq Ft       79.60          88.2
------------------------------------------------------------------------------------------------------------------------
2j                                1988-89             N/A                     123,121 Sq Ft       65.81         100.0
2k                                1996                N/A                     125,000 Sq Ft       74.62         100.0
2l                                1980                N/A                      81,204 Sq Ft      116.99         100.0
2m                                1980                N/A                      74,224 Sq Ft       43.70          91.9
------------------------------------------------------------------------------------------------------------------------
2n                                1984-85             N/A                      30,000 Sq Ft      119.34          97.6
2o                                1985                N/A                     305,439 Sq Ft       59.53          92.9
2p                                1992, 95            N/A                      70,000 Sq Ft       71.84          99.5
2q                                1985                N/A                     341,446 Sq Ft       43.14         100.0
------------------------------------------------------------------------------------------------------------------------
2r                                1978                N/A                      43,560 Sq Ft       45.84         100.0
2s                                1979                N/A                      60,605 Sq Ft       37.32          95.1
2t                                1982                N/A                     107,252 Sq Ft       45.06         100.0
2u                                1981                N/A                      69,386 Sq Ft       55.95         100.0
------------------------------------------------------------------------------------------------------------------------
2v                                1985, 86            N/A                      48,850 Sq Ft       60.84         100.0

3             47.0       39.9     1964-86             1995-97                   3,062 Rooms   42,455.91          70.0
3a                                1970                1995                        235 Rooms   57,429.85          71.0
------------------------------------------------------------------------------------------------------------------------
3b                                1969,76,78          1994                        237 Rooms   11,450.10          54.0
3c                                1968,78             1994,95                     208 Rooms   21,123.60          57.0
3d                                1974, 77-78, 83-84  88,94-5                     448 Rooms   53,144.39          74.0
3e                                1969                1980,96                     304 Rooms   47,411.51          69.0
------------------------------------------------------------------------------------------------------------------------
3f                                1968                1989,97                     208 Rooms   50,267.21          75.0
3g                                1973                NA                          234 Rooms   12,527.71          65.0
3h                                1960's              1996                        476 Rooms   73,900.93          71.0
3I                                1986                1996                        299 Rooms   55,554.88          76.0
------------------------------------------------------------------------------------------------------------------------
3j                                1969                1996                        413 Rooms   14,527.85          76.0

4             61.1       61.1     1986,96,97          N/A                     940,943 Sq Ft       68.02          96.6

------------------------------------------------------------------------------------------------------------------------
5             62.4       62.4     1949-1996           N/A                       1,952 Units   31,610.64          95.8
5a                                1987, 1996          NA                          168 Units   35,743.57          96.4
5b                                1945                1997                         81 Units   23,915.93          98.8
5c                                1971-72             1996                        355 Units   34,899.87          97.0
------------------------------------------------------------------------------------------------------------------------
5d                                1961,1965           NA                          185 Units   39,384.45          95.0
5e                                1968                NA                          104 Units   34,463.33          93.0
5f                                1971                NA                           77 Units   26,213.52          96.0
5g                                1974                NA                          168 Units   33,059.17          92.9
------------------------------------------------------------------------------------------------------------------------
5h                                1964                1997                         65 Units   30,117.74          92.2
5I                                1973                NA                          102 Units   17,859.31          97.1
5j                                1965                NA                           74 Units   29,669.47          93.2
5k                                1948                NA                           43 Units   41,124.44         100.0
------------------------------------------------------------------------------------------------------------------------
5l                                1968                1997                         73 Units   31,559.52          94.5
5m                                1979                NA                           63 Units   22,914.83          98.0
5n                                1970                NA                          111 Units   27,666.95          98.2
5o                                1973                NA                          147 Units   43,144.46          98.6
------------------------------------------------------------------------------------------------------------------------
5p                                1966                NA                           88 Units   23,824.05          98.9
5q                                1970                NA                           48 Units   25,526.85          95.8


                                                     Annual                                                          Largest
                                                     Replacement      Annual                                         Tenant Area
Control   Occupancy          Ownership               Reserve          TI/LC                                          Leased
No.       Date               Interest                Deposit          Deposit     Largest Tenant Name                (Sq. Ft.)
================================================================================================================================
1         0                  Both                      $     -      $      -      NAP                                      -
1a             4/30/98                                                            Westpoint Pepperell                 28,249
1b             4/30/98                                                            Reebok #392                         12,092
1c             4/30/98                                                            Saks & Co.                          15,419
--------------------------------------------------------------------------------------------------------------------------------
1d             4/30/98                                                            L.L. Bean                           16,500
1e             4/30/98                                                            VF Factory Outlet (Vanity Fair      26,583
1f             5/31/98                                                            Dress Barn                          11,102
1g             4/30/98                                                            Levi's                              12,016
--------------------------------------------------------------------------------------------------------------------------------
1h             4/30/98                                                            Specials, Exclusively Levi Str       8,750
1i             4/30/98                                                            Nike Factory Store                  11,433
1j             5/31/98                                                            Westpoint Pepperell Mill Store      17,876
1k             4/30/98                                                            Levi's                              12,200
--------------------------------------------------------------------------------------------------------------------------------
1l             4/30/98                                                            L.L. Bean                           16,464

2              4/1/98        Fee Simple                 225,268            -                                               -
2a             4/1/98                                                             Golden Eagle Insurance              16,312
--------------------------------------------------------------------------------------------------------------------------------
2b             4/2/98                                                             Ahmanson Developments               23,820
2c             4/1/98                                                             State Farm                          23,127
2d             4/1/98                                                             Walt Disney Picture                 98,802
2e             4/1/98                                                             Custom Copy Services                21,568
--------------------------------------------------------------------------------------------------------------------------------
2f             4/1/98                                                             Barbara Thomas, Enterprises         11,968
2g             4/1/98                                                             Optical Laser                       17,400
2h             4/1/98                                                             Gursey, Schneider & Co.             16,088
2I             4/1/98                                                             Cymer Inc.                         155,612
--------------------------------------------------------------------------------------------------------------------------------
2j             4/1/98                                                             Digital Insight                     30,835
2k             4/1/98                                                             Pacific Southwest Bank Lending     125,000
2l             4/1/98                                                             Aurora Biosciences                  81,204
2m             4/1/98                                                             Symbios Logic, Inc.                  7,995
--------------------------------------------------------------------------------------------------------------------------------
2n             4/1/98                                                             California Federal Bank              7,424
2o             4/1/98                                                             Foundation Health Kal Corp.         71,946
2p             4/2/98                                                             Bakersfield Cellular                20,611
2q             4/1/98                                                             SensorMedics Corp.                 119,966
--------------------------------------------------------------------------------------------------------------------------------
2r             4/1/98                                                             Inova Diagnostics, Inc.             43,560
2s             4/1/98                                                             Trendwest Resorts, Inc.             11,288
2t             4/1/98                                                             University of Phoenix               67,062
2u             4/1/98                                                             Qualcomm                            69,386
--------------------------------------------------------------------------------------------------------------------------------
2v             4/1/98                                                             Advanced Pollution                  23,100

3         0                  Fee Simple and Leasehold 4,931,586            -                                               -
3a             3/31/98                                                                                                     -
--------------------------------------------------------------------------------------------------------------------------------
3b             3/31/98                                                                                                     -
3c             3/31/98                                                                                                     -
3d             3/31/98                                                                                                     -
3e             3/31/98                                                                                                     -
--------------------------------------------------------------------------------------------------------------------------------
3f             3/31/98                                                                                                     -
3g             3/31/98                                                                                                     -
3h             3/31/98                                                                                                     -
3I             3/31/98                                                                                                     -
--------------------------------------------------------------------------------------------------------------------------------
3j             3/31/98                                                                                                     -

4         0                  Fee Simple                       -            -      Dilliards (Shadow)                 212,233

--------------------------------------------------------------------------------------------------------------------------------
5         0                  Both                             -            -                                               -
5a             3/31/98                                                                                                     -
5b             4/1/98                                                                                                      -
5c             3/31/98                                                                                                     -
--------------------------------------------------------------------------------------------------------------------------------
5d             3/31/98                                                                                                     -
5e             4/1/98                                                                                                      -
5f             3/31/98                                                                                                     -
5g             3/25/98                                                                                                     -
--------------------------------------------------------------------------------------------------------------------------------
5h             3/23/98                                                                                                     -
5I             3/24/98                                                                                                     -
5j             3/31/98                                                                                                     -
5k             3/25/98                                                                                                     -
--------------------------------------------------------------------------------------------------------------------------------
5l             4/1/98                                                                                                      -
5m             3/17/98                                                                                                     -
5n             3/17/98                                                                                                     -
5o             3/25/98                                                                                                     -
--------------------------------------------------------------------------------------------------------------------------------
5p             3/23/98                                                                                                     -
5q             3/31/98                                                                                                     -


          Largest                                               Second            Second
          Tenant                                                Largest           Largest Tenant
Control   Lease               Second                            Tenant Area       Lease Exp.
No.       Exp. Date           Largest Tenant Name               Leased (Sq. Ft.)  Date
================================================================================================
1         0                   NAP                                         -       0
1a                 11/30/98   VF Factory Outlet                      23,000            8/31/02
1b                 11/30/00   Casual Corner                           9,511            5/31/02
1c                 11/30/10   Nike Retail Services, Inc.             15,292            3/31/03
----------------------------------------------------------------------------------------------
1d                  5/31/00   Liz Claiborne                          12,000            7/31/10
1e                  4/30/03   Nike                                   15,000            5/31/03
1f                  6/30/02   Eddie Bauer                             6,591            1/31/02
1g                 10/31/99   Reebok                                 10,790           11/30/99
----------------------------------------------------------------------------------------------
1h                  5/31/99   Woolrich Outlet Store                   7,500            6/30/00
1i                  4/30/07   The GAP, Inc.                           8,559            4/30/05
1j                 12/31/07   Levi's Outlet                           9,804            1/31/02
1k                  1/31/00   J. Crew Factory Store                  10,000           11/30/04
----------------------------------------------------------------------------------------------
1l                  5/31/03   Eddie Bauer                            10,785            1/31/02

2         0                                                               -       0
2a                  7/31/99   Pan American                           11,719            4/30/03
----------------------------------------------------------------------------------------------
2b                  2/18/00   University of Phoenix                   9,571            2/18/03
2c                  7/12/01   Stone Marraccini                       11,282           12/31/01
2d                  8/7/03    MCA Records                            18,444            7/19/01
2e                  7/31/02                                               -       0
----------------------------------------------------------------------------------------------
2f                  1/31/99                                               -       0
2g                  3/14/01   JCM Industries, Inc.                   10,331            2/17/03
2h                  8/31/01   Rheumatology Diag. Lab., Inc.          11,977            1/31/02
2I                  1/1/10                                                -       0
----------------------------------------------------------------------------------------------
2j                  5/14/03   Novalgic, Inc.                         18,345           10/31/99
2k                 12/31/07                                               -       0
2l                  9/30/08                                               -       0
2m                 11/30/98   US Dept. Of Commerce                    6,926            3/31/00
----------------------------------------------------------------------------------------------
2n                 12/31/98   Narvid Glickman Scott Frangi            6,952            1/31/00
2o                  9/30/03   Sedgwick James                         37,818            7/20/07
2p                  6/30/01   Brown Armstrong                        13,520            7/31/98
2q                 12/31/04   Curtain Matheson Scientific            99,119            2/16/99
----------------------------------------------------------------------------------------------
2r                 10/31/04                                               -       0
2s                  3/2/02    Aerotek                                 7,656            9/30/02
2t                 12/31/03   Asics Tiger                            26,690            2/28/00
2u                  3/31/03                                               -       0
----------------------------------------------------------------------------------------------
2v                  5/14/02   SDG&E                                   8,795           11/30/01

3         0                                                               -       0
3a        0                                                               -       0
----------------------------------------------------------------------------------------------
3b        0                                                               -       0
3c        0                                                               -       0
3d        0                                                               -       0
3e        0                                                               -       0
----------------------------------------------------------------------------------------------
3f        0                                                               -       0
3g        0                                                               -       0
3h        0                                                               -       0
3I        0                                                               -       0
----------------------------------------------------------------------------------------------
3j        0                                                               -       0

4                  12/31/34   ZCMI                                  200,000            1/31/12

----------------------------------------------------------------------------------------------
5         0                                                               -       0
5a        0                                                               -       0
5b        0                                                               -       0
5c        0                                                               -       0
----------------------------------------------------------------------------------------------
5d        0                                                               -       0
5e        0                                                               -       0
5f        0                                                               -       0
5g        0                                                               -       0
----------------------------------------------------------------------------------------------
5h        0                                                               -       0
5I        0                                                               -       0
5j        0                                                               -       0
5k        0                                                               -       0
----------------------------------------------------------------------------------------------
5l        0                                                               -       0
5m        0                                                               -       0
5n        0                                                               -       0
5o        0                                                               -       0
----------------------------------------------------------------------------------------------
5p        0                                                               -       0
5q        0                                                               -       0


                                                      Third             Third
                                                      Largest           Largest Tenant
Control      Third                                    Tenant Area       Lease Exp.             Control
No.          Largest Tenant Name                      Leased (Sq. Ft.)  Date                   No.
=======================================================================================================
1            NAP                                               -        0                      1
1a           Levi's Outlet by Designs                     15,000               1/31/02         1a
1b           J. Crew                                       9,000               1/31/06         1b
1c           The Gap Outlet                               10,064               6/30/04         1c
-------------------------------------------------------------------------------------------------------
1d           Ann Taylor Loft                              10,400               1/31/03         1d
1e           Rehobeth Country Grill                        9,174              12/31/07         1e
1f           Casual Corner #4103                           5,025               5/6/00          1f
1g           Linen Barn                                    8,010              11/30/01         1g
-------------------------------------------------------------------------------------------------------
1h           Eddie Bauer Outlet                            6,500               1/31/02         1h
1i           Mikasa Factory Store                          7,503               4/30/07         1i
1j           The Gap                                       9,006               7/31/05         1j
1k           Dress Barn                                    9,682               6/30/02         1k
-------------------------------------------------------------------------------------------------------
1l           Reebok                                        9,665              11/30/01         1l

2                                                              -        0                      2
2a           Blue Shield of California                    11,450               7/31/02         2a
-------------------------------------------------------------------------------------------------------
2b           Aerotek                                       9,214               2/28/02         2b
2c           DeCray Miller                                 4,410               5/14/02         2c
2d           Greystone Communications                     15,048               2/28/03         2d
2e                                                             -        0                      2e
-------------------------------------------------------------------------------------------------------
2f                                                             -        0                      2f
2g                                                             -        0                      2g
2h           Rintala, Smoot, et al                         9,920              10/31/99         2h
2I                                                             -        0                      2I
-------------------------------------------------------------------------------------------------------
2j           Breath Asure                                 15,486               6/30/02         2j
2k                                                             -        0                      2k
2l                                                             -        0                      2l
2m           Lan International                             5,309               2/28/99         2m
-------------------------------------------------------------------------------------------------------
2n           Paperney Sher Sherr & Company                 4,807               7/31/00         2n
2o           Word & Brown Insurance                       15,486              10/31/02         2o
2p           IBM                                           8,962               8/1/98          2p
2q           Pacific Scientific Co.                       71,148               8/31/99         2q
-------------------------------------------------------------------------------------------------------
2r                                                             -        0                      2r
2s           Aerotek                                       6,259               2/25/01         2s
2t           Westfall Interior Systems                     7,087              12/31/99         2t
2u                                                             -        0                      2u
-------------------------------------------------------------------------------------------------------
2v           Cytel                                         8,513               8/31/02         2v

3                                                              -        0                      3
3a                                                             -        0                      3a
-------------------------------------------------------------------------------------------------------
3b                                                             -        0                      3b
3c                                                             -        0                      3c
3d                                                             -        0                      3d
3e                                                             -        0                      3e
-------------------------------------------------------------------------------------------------------
3f                                                             -        0                      3f
3g                                                             -        0                      3g
3h                                                             -        0                      3h
3I                                                             -        0                      3I
-------------------------------------------------------------------------------------------------------
3j                                                             -        0                      3j

4            JC Penney                                   100,233               8/31/07         4

-------------------------------------------------------------------------------------------------------
5                                                              -        0                      5
5a                                                             -        0                      5a
5b                                                             -        0                      5b
5c                                                             -        0                      5c
-------------------------------------------------------------------------------------------------------
5d                                                             -        0                      5d
5e                                                             -        0                      5e
5f                                                             -        0                      5f
5g                                                             -        0                      5g
-------------------------------------------------------------------------------------------------------
5h                                                             -        0                      5h
5I                                                             -        0                      5I
5j                                                             -        0                      5j
5k                                                             -        0                      5k
-------------------------------------------------------------------------------------------------------
5l                                                             -        0                      5l
5m                                                             -        0                      5m
5n                                                             -        0                      5n
5o                                                             -        0                      5o
-------------------------------------------------------------------------------------------------------
5p                                                             -        0                      5p
5q                                                             -        0                      5q

ITALICS indicate mortgage loans secured by multiple properties.

Control                     Loan
No.       Seller            Number         Property Name                                       Property Type
==================================================================================================================================
6         Lehman Brothers   971120012      The Bellevue                                        Mixed Use - MU Retail/Office/Hotel/
                                                                                                Garage
----------------------------------------------------------------------------------------------------------------------------------
7         GMAC              GMAC3160       Citation Club Apartments                            Multifamily - Conventional
8         GMAC              GMAC2860       Ocean Towers Cooperative Apartments                 Multifamily - Conventional
9         GMAC              GMAC2850       Village Apartments/Corners Apartments               Multifamily - Conventional
10        GMAC              GMAC3210       Gates of McLean Apartments                          Multifamily - Conventional
----------------------------------------------------------------------------------------------------------------------------------
11        GMAC              GMAC2708       Uniprop - Jamaica Bay West                          Multifamily - Mobile Home Park

12        GMAC              GMAC2050       D'Amato Portfolio                                   Industrial
12a       GMAC              GMAC2050-A     16 Higgins Drive                                    Industrial
----------------------------------------------------------------------------------------------------------------------------------
12b       GMAC              GMAC2050-AA    655-667 Plains Road                                 Industrial
12c       GMAC              GMAC2050-B     19 Higgins Drive                                    Industrial
12d       GMAC              GMAC2050-BB    187-207 Rock Lane                                   Industrial
12e       GMAC              GMAC2050-C     20 Higgins Drive                                    Industrial
----------------------------------------------------------------------------------------------------------------------------------
12f       GMAC              GMAC2050-CC    301 Brewster Road                                   Industrial
12g       GMAC              GMAC2050-D     26 Higgins Drive                                    Industrial
12h       GMAC              GMAC2050-DD    517-531 New Haven Avenue                            Retail - Unanchored
12I       GMAC              GMAC2050-E     32 Higgins Drive                                    Industrial
----------------------------------------------------------------------------------------------------------------------------------
12j       GMAC              GMAC2050-EE    Lenihan Lumber                                      Industrial
12k       GMAC              GMAC2050-F     35 Higgins Drive                                    Industrial
12l       GMAC              GMAC2050-FF    Liberty Square Plaza                                Retail - Unanchored
12m       GMAC              GMAC2050-G     36 Higgins Drive                                    Industrial
----------------------------------------------------------------------------------------------------------------------------------
12n       GMAC              GMAC2050-GG    167 Commerce Drive                                  Industrial
12o       GMAC              GMAC2050-H     45 Higgins Drive                                    Industrial
12p       GMAC              GMAC2050-HH    Taugwonk                                            Industrial
12q       GMAC              GMAC2050-I     49 Research Drive                                   Industrial
----------------------------------------------------------------------------------------------------------------------------------
12r       GMAC              GMAC2050-II    Stonington Shopping Center                          Retail - Unanchored
12s       GMAC              GMAC2050-J     58-60 Research Drive                                Industrial
12t       GMAC              GMAC2050-JJ    Beach Street Plaza                                  Retail - Unanchored
12u       GMAC              GMAC2050-K     84 Research Drive                                   Industrial
----------------------------------------------------------------------------------------------------------------------------------
12v       GMAC              GMAC2050-KK    Ocean Plaza                                         Retail - Unanchored
12w       GMAC              GMAC2050-L     116-136 Research Drive                              Industrial
12x       GMAC              GMAC2050-LL    Mill Pond Plaza                                     Retail - Unanchored
12y       GMAC              GMAC2050-M     148-158 Research Drive                              Industrial
----------------------------------------------------------------------------------------------------------------------------------
12z       GMAC              GMAC2050-N     181-215 Research Drive                              Industrial
12aa      GMAC              GMAC2050-O     225-249 Research Drive                              Industrial
12ab      GMAC              GMAC2050-P     Elgid Plaza                                         Retail - Unanchored
12ac      GMAC              GMAC2050-Q     Twin Lights Plaza                                   Retail - Unanchored
----------------------------------------------------------------------------------------------------------------------------------
12ad      GMAC              GMAC2050-R     858-878 Boston Post Road                            Retail - Unanchored
12ae      GMAC              GMAC2050-S     124-132 Pepe's Farm Road                            Industrial
12af      GMAC              GMAC2050-T     Coating Design Group                                Industrial
12ag      GMAC              GMAC2050-U     215-217 Pepe's Farm Road                            Industrial
----------------------------------------------------------------------------------------------------------------------------------
12ah      GMAC              GMAC2050-V     230 Pepe's Farm Road                                Industrial
12ai      GMAC              GMAC2050-W     183 Quarry Road                                     Industrial
12aj      GMAC              GMAC2050-X     230 Woodmont Road                                   Industrial
12ak      GMAC              GMAC2050-Y     282 Woodmont Road                                   Industrial
----------------------------------------------------------------------------------------------------------------------------------

13        Lehman Brothers   980120024      Crowne Plaza Hotel                                  Hotel - Full Service

14        GMAC              GMAC3000       Alternative Living Services, Inc.                   Healthcare - Assisted Living
----------------------------------------------------------------------------------------------------------------------------------
14a       GMAC              GMAC3000-A     Sterling House of Augusta                           Healthcare - Assisted Living
14b       GMAC              GMAC3000-B     Sterling House of Woodland Terrace                  Healthcare - Assisted Living
14c       GMAC              GMAC3000-C     Sterling House of Broadmoor                         Healthcare - Assisted Living
14d       GMAC              GMAC3000-D     Crossings at The Palms                              Healthcare - Assisted Living
----------------------------------------------------------------------------------------------------------------------------------
14e       GMAC              GMAC3000-E     Lake Park Villas                                    Healthcare - Assisted Living

15        GMAC              GMAC2090       Peak Medical of Montana, Inc.                       Healthcare - Nursing Home, Skilled
                                                                                                Care
15a       GMAC              GMAC2090-A     Butte Convalescent Ctr/Montana Depen                Healthcare - Nursing Home, Skilled
                                                                                                Care
----------------------------------------------------------------------------------------------------------------------------------
15b       GMAC              GMAC2090-B     Colonial Manor at Deer Lodge                        Healthcare - Nursing Home, Skilled
                                                                                                Care
15c       GMAC              GMAC2090-C     Colonial Manor at Whitefish                         Healthcare - Nursing Home, Skilled
                                                                                                Care
15d       GMAC              GMAC2090-D     Missouri River Manor                                Healthcare - Nursing Home, Skilled
                                                                                                Care
15e       GMAC              GMAC2090-E     Saratoga Care Center                                Healthcare - Nursing Home, Skilled
                                                                                                Care
----------------------------------------------------------------------------------------------------------------------------------

16        GMAC              GMAC2790       Latigo at Silverado Ranch Apartments                Multifamily - Conventional
17        GMAC              GMAC2100       El Monte Shopping Center                            Retail - Anchored
18        Lehman Brothers   980225101      50 West 23rd Street                                 Office
----------------------------------------------------------------------------------------------------------------------------------
19        Lehman Brothers   971229007      150-56 Broadway                                     Office
20        Lehman Brothers   970930028      Copper Sands Apartments                             Multifamily - Conventional
21        GMAC              GMAC2709       Uniprop - Pennwood Crossing                         Multifamily - Mobile Home Park
22        GMAC              GMAC3320       Manzanita Gate Apartments                           Multifamily - Conventional
----------------------------------------------------------------------------------------------------------------------------------
23        Lehman Brothers   970815023      Livingston Retail Center                            Retail - Anchored
24        GMAC              GMAC2110       Wellington Apartments                               Multifamily - Conventional
25        Lehman Brothers   971203045      Sinclair Road Distribution Center                   Office


                                                                                        Cross
Control                                                                         Zip     Collateral-   Original       Cut-off Date
No.       Address                                  City                State    Code    ized Groups   Balance ($)    Balance ($)
===================================================================================================================================
6         Broad and Walnut Streets                 Philadelphia        PA       19102   No               46,500,000     46,463,602
-----------------------------------------------------------------------------------------------------------------------------------
7         29540 Citation Circle                    Farmington Hill     MI       48331   No               45,200,000     45,200,000
8         201 Ocean Avenue                         Santa Monica        CA       90402   No               45,000,000     45,000,000
9         10 Lucas Lane/4103 Hamilton Drive        Voorhees            NJ       08043   No               38,500,000     38,472,281
10        1510 Spring Gate Drive                   McLean              VA       22101   No               36,500,000     36,500,000
-----------------------------------------------------------------------------------------------------------------------------------
11        15235 South Tamiami Trail                Fort Myers          FL       33908   No               30,000,000     30,000,000

12        Various                                  Various             VAR      Various No               28,500,000     28,470,701
12a       16 Higgins Drive                         Milford             CT       06460
-----------------------------------------------------------------------------------------------------------------------------------
12b       655-667 Plains Road                      Milford             CT       06460
12c       19 Higgins Drive                         Milford             CT       06460
12d       187-207 Rock Lane                        Milford             CT       06460
12e       20 Higgins Drive                         Milford             CT       06460
-----------------------------------------------------------------------------------------------------------------------------------
12f       301 Brewster Road                        Milford             CT       06460
12g       26 Higgins Drive                         Milford             CT       06460
12h       517-531 New Haven Avenue                 Milford             CT       06460
12I       32 Higgins Drive                         Milford             CT       06460
-----------------------------------------------------------------------------------------------------------------------------------
12j       7 Industrial Drive                       Waterford           CT       06385
12k       35 Higgins Drive                         Milford             CT       06460
12l       501 Boston Post Road                     Orange              CT       06477
12m       36 Higgins Drive                         Milford             CT       06460
-----------------------------------------------------------------------------------------------------------------------------------
12n       167 Commerce Drive                       East Haven          CT       06512
12o       45 Higgins Drive                         Milford             CT       06460
12p       26-60 Taugwonk Road                      Stonington          CT       06378
12q       49 Research Drive                        Milford             CT       06460
-----------------------------------------------------------------------------------------------------------------------------------
12r       163-165 South Broad Street               Stonington          CT       06378
12s       58-60 Research Drive                     Milford             CT       06460
12t       49 Beach Street                          Westerly            RI       02891
12u       84 Research Drive                        Milford             CT       06460
-----------------------------------------------------------------------------------------------------------------------------------
12v       62 Franklin Street                       Westerly            RI       02891
12w       116-136 Research Drive                   Milford             CT       06460
12x       105 Franklin Street                      Westerly            RI       02891
12y       148-158 Research Drive                   Milford             CT       06460
-----------------------------------------------------------------------------------------------------------------------------------
12z       181-215 Research Drive                   Milford             CT       06460
12aa      225-249 Research Drive                   Milford             CT       06460
12ab      120 Boston Post Road                     Milford             CT       06460
12ac      746-764 Boston Post Road                 Milford             CT       06460
-----------------------------------------------------------------------------------------------------------------------------------
12ad      858-878 Boston Post Road                 Milford             CT       06460
12ae      124-132 Pepe's Farm Road                 Milford             CT       06460
12af      165 Pepe's Farm Road                     Milford             CT       06460
12ag      215-217 Pepe's Farm Road                 Milford             CT       06460
-----------------------------------------------------------------------------------------------------------------------------------
12ah      230 Pepe's Farm Road                     Milford             CT       06460
12ai      183 Quarry Road                          Milford             CT       06460
12aj      230 Woodmont Road                        Milford             CT       06460
12ak      282 Woodmont Road                        Milford             CT       06460
-----------------------------------------------------------------------------------------------------------------------------------

13        1113 Sixth Street                        Seattle             WA       98101   No               27,000,000     26,950,989

14        Various                                  Various             VAR      Various No               25,000,000     25,000,000
-----------------------------------------------------------------------------------------------------------------------------------
14a       1611 Fairway Drive                       Augusta             KS       67010
14b       1500 Terrace Avenue                      Liberal             KS       67901
14c       615 Southpointe Court                    Colorado Springs    CO       80906
14d       25585 Van Leuven                         Loma Linda          CA       92354
-----------------------------------------------------------------------------------------------------------------------------------
14e       3524 Lake Boulevard                      Oceanside           CA       92054

15        Various                                  Various             VAR      Various No               24,696,000     24,642,722
15a       2400-2500 Continental Drive              Butte               MT       59701
-----------------------------------------------------------------------------------------------------------------------------------
15b       1100 Texas Avenue                        Deer Lodge          MT       59722
15c       1305 E. Seventh St.                      Whitefish           MT       59937
15d       1130 17th Avenue South                   Great Falls         MT       59405
15e       207 East Holly Street                    Saratoga            WY       82331
-----------------------------------------------------------------------------------------------------------------------------------

16        2300 Silverado Ranch Blvd.               Las Vegas           NV       89123   No               23,040,000     23,023,619
17        3500-3610 Peck Road                      El Monte            CA       91731   No               21,465,000     21,465,000
18        50 West 23rd Street                      New York            NY       10010   No               21,000,000     21,000,000
-----------------------------------------------------------------------------------------------------------------------------------
19        150-56 Broadway                          New York            NY       10038   No               21,000,000     20,958,730
20        8101 West Flamingo Road                  Las Vegas           NV       89117   No               20,398,996     20,369,613
21        1201 Adler Drive                         Morrisville         PA       19067   No               19,000,000     19,000,000
22        2475 Robb Drive                          Reno                NV       89523   No               18,900,000     18,900,000
-----------------------------------------------------------------------------------------------------------------------------------
23        Route 10 and Daven Avenue                Livingston          NJ       07039   No               18,400,000     18,361,581
24        South 50th Street & E.P. True Pkwy       West Des Moines     IA       50265   No               18,250,000     18,221,009
25        5156-5178 Sinclair Road & 800-1050       Columbus            OH       43229   No               16,750,000     16,706,602
            Freeway Drive North


          % of          Cumulative                           Master                                       Original     Remaining
          Aggregate     % of Initial            Servicing    Servicing       Interest                     Interest-    Interest-
Control   Cut-off Date  Pool        Mortgage    Fee          Fee             Accrual  Amortization        Only Period  Only Period
No.       Balance       Balance     Rate (%)    Rate (%)     Rate (%)        Method   Type                (Mos.)       (Mos.)
===================================================================================================================================
6             1.84       25.27      7.3300     0.0922        0.0400          Act/360  Balloon                        0           0
-----------------------------------------------------------------------------------------------------------------------------------
7             1.79       27.06      6.6160     0.0522        0.0200          30/360   Balloon                        0           0
8             1.78       28.83      7.2700     0.0422        0.0200          30/360   Interest Only...Fully          7           7
                                                                                        Amortizing
9             1.52       30.35      6.8600     0.1272        0.0200          Act/360  Balloon                        0           0
10            1.44       31.80      6.2800     0.0422        0.0200          30/360   Interest Only...Balloon      120         120
-----------------------------------------------------------------------------------------------------------------------------------
11            1.19       32.98      6.3500     0.0422        0.0200          Act/360  ARD                            0           0

12            1.13       34.11      7.3800     0.1272        0.0200          Act/360  Fully Amortizing               0           0
12a
-----------------------------------------------------------------------------------------------------------------------------------
12b
12c
12d
12e
-----------------------------------------------------------------------------------------------------------------------------------
12f
12g
12h
12I
-----------------------------------------------------------------------------------------------------------------------------------
12j
12k
12l
12m
-----------------------------------------------------------------------------------------------------------------------------------
12n
12o
12p
12q
-----------------------------------------------------------------------------------------------------------------------------------
12r
12s
12t
12u
-----------------------------------------------------------------------------------------------------------------------------------
12v
12w
12x
12y
-----------------------------------------------------------------------------------------------------------------------------------
12z
12aa
12ab
12ac
-----------------------------------------------------------------------------------------------------------------------------------
12ad
12ae
12af
12ag
-----------------------------------------------------------------------------------------------------------------------------------
12ah
12ai
12aj
12ak
-----------------------------------------------------------------------------------------------------------------------------------

13            1.07       35.17      6.6600     0.0922        0.0400          Act/360  Balloon                        0           0

14            0.99       36.16      6.9800     0.1272        0.0200          Act/360  Balloon                        0           0
-----------------------------------------------------------------------------------------------------------------------------------
14a
14b
14c
14d
-----------------------------------------------------------------------------------------------------------------------------------
14e

15            0.97       37.13      7.6800     0.1272        0.0200          Act/360  Balloon                        0           0
15a
-----------------------------------------------------------------------------------------------------------------------------------
15b
15c
15d
15e
-----------------------------------------------------------------------------------------------------------------------------------

16            0.91       38.04      6.9100     0.1272        0.0200          Act/360  Balloon                        0           0
17            0.85       38.89      6.9000     0.1272        0.0200          Act/360  Balloon                        0           0
18            0.83       39.72      7.3300     0.0922        0.0400          Act/360  Interest Only...Balloon       49          48
-----------------------------------------------------------------------------------------------------------------------------------
19            0.83       40.55      7.2200     0.0922        0.0400          Act/360  Balloon                        0           0
20            0.81       41.36      7.2170     0.1122        0.0400          Act/360  ARD                            0           0
21            0.75       42.11      6.3500     0.0422        0.0200          Act/360  ARD                            0           0
22            0.75       42.85      7.1250     0.1272        0.0200          Act/360  Balloon                        0           0
-----------------------------------------------------------------------------------------------------------------------------------
23            0.73       43.58      6.9900     0.0922        0.0400          Act/360  Balloon                        0           0
24            0.72       44.30      7.0000     0.1272        0.0200          Act/360  Balloon                        0           0
25            0.66       44.96      7.4800     0.0922        0.0400          Act/360  ARD                            0           0


                     Remaining
          Term to    Term to     Original      Remaining                                    Balloon
Control   Maturity   Maturity    Amortization  Amortization  Origination   Maturity         or ARD
No.       (Mos.)     (Mos.)      Term (Mos.)   Term (Mos.)   Date          or ARD           Balance ($)
==========================================================================================================
6           120          119           324         323            6/15/98      7/1/08      39,115,070
----------------------------------------------------------------------------------------------------------
7           120          120           360         360            7/14/98      8/10/08     38,429,649
8           300          300           293         293            7/21/98      8/10/23            -
9           120          119           360         359            6/29/98      7/1/08      33,009,614
10          120          120             0           0            7/30/98      8/10/08     36,500,000
----------------------------------------------------------------------------------------------------------
11          126          126           360         360            7/13/98      2/10/09     25,087,370

12          300          299           300         299            7/8/98       7/10/23            -
12a
----------------------------------------------------------------------------------------------------------
12b
12c
12d
12e
----------------------------------------------------------------------------------------------------------
12f
12g
12h
12I
----------------------------------------------------------------------------------------------------------
12j
12k
12l
12m
----------------------------------------------------------------------------------------------------------
12n
12o
12p
12q
----------------------------------------------------------------------------------------------------------
12r
12s
12t
12u
----------------------------------------------------------------------------------------------------------
12v
12w
12x
12y
----------------------------------------------------------------------------------------------------------
12z
12aa
12ab
12ac
----------------------------------------------------------------------------------------------------------
12ad
12ae
12af
12ag
----------------------------------------------------------------------------------------------------------
12ah
12ai
12aj
12ak
----------------------------------------------------------------------------------------------------------

13          120          119           240         239            6/16/98      7/1/08      18,156,101

14          120          120           300         300            7/30/98      8/1/08      19,705,141
----------------------------------------------------------------------------------------------------------
14a
14b
14c
14d
----------------------------------------------------------------------------------------------------------
14e

15          120          118           300         298            5/29/98      6/1/08      19,840,970
15a
----------------------------------------------------------------------------------------------------------
15b
15c
15d
15e
----------------------------------------------------------------------------------------------------------

16          120          119           360         359            6/29/98      7/1/08      19,777,969
17          120          120           360         360            7/16/98      8/1/08      18,421,575
18          109          108           300         300            6/19/98      8/1/07      19,285,050
----------------------------------------------------------------------------------------------------------
19          180          177           360         357            4/24/98      5/1/13      16,236,227
20          114          112           354         352           11/13/97     12/1/07      17,957,988
21          126          126           360         360            7/13/98      2/10/09     15,888,668
22          180          180           360         360            7/21/98      8/10/13     14,113,313
----------------------------------------------------------------------------------------------------------
23          180          177           360         357            4/7/98       5/1/13      14,078,471
24          120          118           360         358            5/29/98      6/1/08      15,699,697
25          120          116           360         356            3/31/98      4/1/08      14,793,961


                                       Annual          Underwritten   Underwritten
Control                                Debt            Net Cash       NCF            Appraised         Appraisal
No.       Prepayment Provisions        Service ($)     Flow ($)       DSCR (x)       Value ($)         Date
====================================================================================================================
6         L(4),D(5.75),O(.25)           3,958,839        5,363,904             1.35   65,100,000            5/1/98
--------------------------------------------------------------------------------------------------------------------
7         L(2),D(7.25),O(.75)           3,469,820        4,457,103             1.28   56,500,000            6/1/98
8         L(2),D(22.5),O(.5)            3,943,362        6,021,704             1.53   85,000,000            2/12/98
9         L(2.083),D(7.417),O(.5)       3,061,766        3,824,682             1.25   48,250,000            6/1/98
10        1(9.5),O(.5)                  2,292,200        5,681,113             2.48   75,800,000            6/30/98
--------------------------------------------------------------------------------------------------------------------
11        L(2),D(7.75),O(.75)           2,261,963        4,171,868             1.84   50,000,000            5/1/98

12        L(2.083),D(22.417),O(.5)      2,525,003        3,077,885             1.22   40,910,000       0
12a                                                                                      200,000            4/30/98
--------------------------------------------------------------------------------------------------------------------
12b                                                                                    2,050,000            4/30/98
12c                                                                                      120,000            4/30/98
12d                                                                                      450,000            4/30/98
12e                                                                                      200,000            4/30/98
--------------------------------------------------------------------------------------------------------------------
12f                                                                                      800,000            4/30/98
12g                                                                                      235,000            4/30/98
12h                                                                                      580,000            4/30/98
12I                                                                                      190,000            4/30/98
--------------------------------------------------------------------------------------------------------------------
12j                                                                                      930,000            4/30/98
12k                                                                                      330,000            4/30/98
12l                                                                                    2,700,000            4/30/98
12m                                                                                      200,000            4/30/98
--------------------------------------------------------------------------------------------------------------------
12n                                                                                      770,000            4/30/98
12o                                                                                      210,000            4/30/98
12p                                                                                    2,460,000            4/30/98
12q                                                                                    1,150,000            4/30/98
--------------------------------------------------------------------------------------------------------------------
12r                                                                                      800,000            4/30/98
12s                                                                                    1,400,000            4/30/98
12t                                                                                      470,000            4/30/98
12u                                                                                      720,000            4/30/98
--------------------------------------------------------------------------------------------------------------------
12v                                                                                    1,270,000            4/30/98
12w                                                                                    2,700,000            4/30/98
12x                                                                                    2,170,000            4/30/98
12y                                                                                    1,300,000            4/30/98
--------------------------------------------------------------------------------------------------------------------
12z                                                                                    2,200,000            4/30/98
12aa                                                                                   2,600,000            4/30/98
12ab                                                                                     860,000            4/30/98
12ac                                                                                     575,000            4/30/98
--------------------------------------------------------------------------------------------------------------------
12ad                                                                                     880,000            4/30/98
12ae                                                                                     950,000            4/30/98
12af                                                                                     480,000            4/30/98
12ag                                                                                   1,400,000            4/30/98
--------------------------------------------------------------------------------------------------------------------
12ah                                                                                   1,300,000            4/30/98
12ai                                                                                     560,000            4/30/98
12aj                                                                                   2,550,000            4/30/98
12ak                                                                                   2,150,000            4/30/98
--------------------------------------------------------------------------------------------------------------------

13        L(4),D(5.75),O(.25)           2,446,273        4,565,075             1.87   48,500,000            5/1/98

14        L(2),D(7.5),O(.5)             2,136,110        3,587,585             1.68   33,500,000       0
--------------------------------------------------------------------------------------------------------------------
14a                                                                                    1,400,000            6/1/98
14b                                                                                    3,300,000            6/1/98
14c                                                                                    3,100,000            6/1/98
14d                                                                                    9,800,000            6/1/98
--------------------------------------------------------------------------------------------------------------------
14e                                                                                   15,900,000            6/1/98

15        L(2.167),D(7.333),O(.5)       2,246,774        3,316,000             1.48   28,690,000       0
15a                                                                                    7,390,000            4/16/98
--------------------------------------------------------------------------------------------------------------------
15b                                                                                    2,600,000            4/16/98
15c                                                                                    2,400,000            4/16/98
15d                                                                                   14,500,000            4/16/98
15e                                                                                    1,800,000            5/13/98
--------------------------------------------------------------------------------------------------------------------

16        L(2),D(7.5),O(.5)             1,841,706        2,245,208             1.31   28,800,000            5/1/98
17        L(2),D(7.5),O(.5)             1,713,868        2,402,776             1.40   30,000,000            5/1/98
18        L(2.083),DEF(7)               1,835,025        2,785,163             1.52   40,000,000            4/1/98
--------------------------------------------------------------------------------------------------------------------
19        L(7),D(7.75),O(.25)           1,713,960        2,613,189             1.52   31,000,000           11/1/97
20        L(9),O(.5)                    1,672,415        1,969,472             1.18   26,500,000           10/13/97
21        L(2),D(7.75),O(.75)           1,432,577        2,761,289             1.93   30,100,000            5/1/98
22        L(2),D(12.5),O(.5)            1,544,001        1,963,563             1.56   23,700,000            7/1/98
--------------------------------------------------------------------------------------------------------------------
23        L(7),D(6.5),O(1.5)            1,467,505        2,022,371             1.38   23,300,000            2/16/98
24        L(2.167),D(7.333),O(.5)       1,472,149        1,815,155             1.23   23,000,000            4/30/98
25        L(5),D(4.75),O(.25)           1,402,669        1,965,446             1.40   22,500,000            2/23/98


          Cut-off    Scheduled                                                               Cut-off
          Date       Maturity                                            Sq. Ft., Units,     Sq. Ft, Unit  Occupancy
Control   LTV        ARD Date     Year                Year               Beds, Pads          Bed, Pad      Percentage
No.       (%)        LTV (%)      Built               Renovated          or Rooms            or Room ($)   (%)
========================================================================================================================
6             71.4       60.1     1902/1904           1911, 1989              796,480 Sq Ft       58.34          86.0
------------------------------------------------------------------------------------------------------------------------
7             80.0       68.0     1989-1996           NAP                         600 Units   75,333.33          97.0
8             52.9        0.0     1971                1998                        317 Units  141,955.84           0.0
9             79.7       68.4     1980/1981           Ongoing                     856 Units   44,944.25          96.0
10            48.2       48.2     1997/1998           NAP                         624 Units   58,493.59          97.0
------------------------------------------------------------------------------------------------------------------------
11            60.0       50.2     1972                1995                      1,417  Pads   21,171.49         100.0

12            69.6        0.0     Various             NAP                     719,972 Sq Ft       39.54          95.3
12a                               1976                1987                      4,000 Sq Ft       34.80         100.0
------------------------------------------------------------------------------------------------------------------------
12b                               1971/77             1987                     41,500 Sq Ft       34.38          98.0
12c                               1983                0                         2,400 Sq Ft       34.80         100.0
12d                               1977                NAP                       9,620 Sq Ft       32.55          91.0
12e                               1983                0                         4,000 Sq Ft       34.80         100.0
------------------------------------------------------------------------------------------------------------------------
12f                               1976                NAP                      18,000 Sq Ft       30.93         100.0
12g                               1983                0                         4,000 Sq Ft       40.89         100.0
12h                               1967/1968           NAP                       7,032 Sq Ft       57.40         100.0
12I                               1983                0                         3,200 Sq Ft       41.32         100.0
------------------------------------------------------------------------------------------------------------------------
12j                               1988                NAP                      14,000 Sq Ft       46.23         100.0
12k                               1983                0                         6,000 Sq Ft       38.28         100.0
12l                               1988                NAP                      28,800 Sq Ft       65.24          93.0
12m                               1983                NAP                       4,000 Sq Ft       34.80         100.0
------------------------------------------------------------------------------------------------------------------------
12n                               1985                NAP                      14,000 Sq Ft       38.28         100.0
12o                               1984                0                         4,625 Sq Ft       31.60         100.0
12p                               1985/1995           NAP                      45,200 Sq Ft       37.88          86.0
12q                               1985                0                        23,000 Sq Ft       34.80         100.0
------------------------------------------------------------------------------------------------------------------------
12r                               1975/1984           NAP                      14,200 Sq Ft       39.21         100.0
12s                               1986                0                        23,400 Sq Ft       41.64         100.0
12t                               1974                NAP                       9,600 Sq Ft       34.07         100.0
12u                               1987                0                        11,925 Sq Ft       42.02         100.0
------------------------------------------------------------------------------------------------------------------------
12v                               1984                NAP                      19,200 Sq Ft       46.03         100.0
12w                               1986                0                        42,800 Sq Ft       43.90          98.0
12x                               1985                NAP                      24,800 Sq Ft       60.89          87.0
12y                               1986                NAP                      21,600 Sq Ft       41.88         100.0
------------------------------------------------------------------------------------------------------------------------
12z                               1986                NAP                      44,400 Sq Ft       34.48         100.0
12aa                              1988                NAP                      46,400 Sq Ft       39.00         100.0
12ab                              1971/1980           1980                     11,600 Sq Ft       51.60         100.0
12ac                              1964/1967           UAV                       7,550 Sq Ft       53.00         100.0
------------------------------------------------------------------------------------------------------------------------
12ad                              1950/1968           NAP                      10,400 Sq Ft       58.89         100.0
12ae                              1986                NAP                      20,000 Sq Ft       33.06         100.0
12af                              1984                NAP                      11,000 Sq Ft       30.37         100.0
12ag                              1985                NAP                      36,000 Sq Ft       27.06         100.0
------------------------------------------------------------------------------------------------------------------------
12ah                              1984                NAP                      25,600 Sq Ft       35.34          66.0
12ai                              1986                NAP                       8,220 Sq Ft       47.41         100.0
12aj                              1979                NAP                      56,200 Sq Ft       31.58          92.0
12ak                              1980                NAP                      41,700 Sq Ft       35.88          85.0
------------------------------------------------------------------------------------------------------------------------

13            55.6       37.4     1980                N/A                         415 Rooms   64,942.14          81.9

14            74.6       58.8     Various             Various                     386 Units   64,766.84          94.3
------------------------------------------------------------------------------------------------------------------------
14a                               1991                NAP                          21 Units   49,751.24          95.0
14b                               1994                NAP                          44 Units   55,970.15         100.0
14c                               1996                NAP                          37 Units   62,525.21         100.0
14d                               1986                NAP                         135 Units   54,173.58         100.0
------------------------------------------------------------------------------------------------------------------------
14e                               1989                NAP                         149 Units   79,635.38          86.0

15            85.9       69.2     Various             Various                     618  Beds   39,874.95          93.4
15a                               1958 & 1972         1990                        176  Beds   36,065.33          98.0
------------------------------------------------------------------------------------------------------------------------
15b                               1973                NAP                          60  Beds   37,220.33          93.0
15c                               1972                1998                         60  Beds   34,357.23          99.0
15d                               1961                1989                        278  Beds   44,800.34          89.0
15e                               1975                1986                         44  Beds   35,138.07          95.0
------------------------------------------------------------------------------------------------------------------------

16            74.6       64.2     1997                NAP                         400 Units   57,559.05          95.0
17            71.6       61.4     1958-1996           1998                    306,788 Sq Ft       69.97         100.0
18            52.5       48.2     1925                1991-2                  333,579 Sq Ft       62.95          96.4
------------------------------------------------------------------------------------------------------------------------
19            67.6       52.4     1924                1995-96                 251,491 Sq Ft       83.34          95.5
20            76.9       67.8     1996                N/A                         360 Units   56,582.26          95.6
21            63.1       52.8     1970/1978           NAP                         900  Pads   21,111.11          98.0
22            65.0       48.5     1997-98             NAP                         324 Units   58,333.33          74.0
------------------------------------------------------------------------------------------------------------------------
23            78.8       60.4     1997-1998           N/A                     121,879 Sq Ft      150.65         100.0
24            79.2       68.3     1990-1991           NAP                         420 Units   43,383.36          92.0
25            74.3       65.8     1972                N/A                     541,730 Sq Ft       30.84          92.8


                                                     Annual                                                          Largest
                                                     Replacement      Annual                                         Tenant Area
Control   Occupancy          Ownership               Reserve          TI/LC                                          Leased
No.       Date               Interest                Deposit          Deposit     Largest Tenant Name                (Sq. Ft.)
================================================================================================================================
6                  3/31/98   Fee Simple                  80,025      384,418      The Sporting Club                   93,000
--------------------------------------------------------------------------------------------------------------------------------
7                  6/1/98    Fee Simple                       -            -      NAP                                      -
8                  2/12/98   Fee Simple                       -            -      NAP                                      -
9                  6/17/98   Fee Simple                 213,996            -      NAP                                      -
10                 7/6/98    Fee Simple                       -            -      NAP                                      -
--------------------------------------------------------------------------------------------------------------------------------
11                 4/25/98   Fee Simple                       -            -      NAP                                      -

12        0                  Fee Simple                 107,000      150,000      NAP                                      -
12a                6/24/98                                                        Chimaera                             4,000
--------------------------------------------------------------------------------------------------------------------------------
12b                6/24/98                                                        Mutual Stamping & Mfg.               5,000
12c                6/24/98                                                        Connecticut Piano Repair             2,400
12d                6/24/98                                                        Nick Zavalishin Studio               1,680
12e                6/24/98                                                        Dist. Publications                   4,000
--------------------------------------------------------------------------------------------------------------------------------
12f                6/24/98                                                        L.W. Seecamp                         4,000
12g                6/24/98                                                        Ockman Instruments                   4,000
12h                6/24/98                                                        Baker's Bar & Grill                  3,200
12I                6/24/98                                                        Betson Enterprises                   3,200
--------------------------------------------------------------------------------------------------------------------------------
12j                6/24/98                                                        Lenihan Lumber                      14,000
12k                6/24/98                                                        New England Stones                   6,000
12l                6/24/98                                                        Rudi's Pottery Mart                  2,400
12m                6/24/98                                                        Anglo Precision Mold                 4,000
--------------------------------------------------------------------------------------------------------------------------------
12n                6/24/98                                                        Tak-Motive, Inc.                    14,000
12o                6/24/98                                                        Carruba                              4,625
12p                6/24/98                                                        Thames Record Management            11,200
12q                6/24/98                                                        Floor Plus, LLC.                    11,500
--------------------------------------------------------------------------------------------------------------------------------
12r                6/24/98                                                        Henry's Place                        2,800
12s                6/24/98                                                        Data Signal Corportion              11,850
12t                6/24/98                                                        Pizza Pazza                          2,000
12u                6/24/98                                                        Sonic & Thermal Technologies         6,000
--------------------------------------------------------------------------------------------------------------------------------
12v                6/24/98                                                        Westerly Acquarium                   2,400
12w                6/24/98                                                        Accusync Medical Research Grou       4,800
12x                6/24/98                                                        Village Uniform                      3,200
12y                6/24/98                                                        First Security Services Corp.        3,200
--------------------------------------------------------------------------------------------------------------------------------
12z                6/24/98                                                        Smart/Nextel                         6,000
12aa               6/24/98                                                        Dentek, Inc.                         4,800
12ab               6/24/98                                                        Hamilton Mfg. Corp.                  2,400
12ac               6/24/98                                                        Cerda Enterprises                    2,250
--------------------------------------------------------------------------------------------------------------------------------
12ad               6/24/98                                                        Bella Napoli Pizza                   3,200
12ae               6/24/98                                                        Evax Systems                         2,800
12af               6/24/98                                                        Coating Design Group                11,000
12ag               6/24/98                                                        Plastic Tool Systems                12,000
--------------------------------------------------------------------------------------------------------------------------------
12ah               6/24/98                                                        Mercury Tool & Mold                  8,000
12ai               6/24/98                                                        D-Amato                              8,220
12aj               6/24/98                                                        Kev-Eri, Inc.                        6,000
12ak               6/24/98                                                        T.M. Precisions                      3,300
--------------------------------------------------------------------------------------------------------------------------------

13                 3/31/98   Leasehold                  688,248            -      N/A                                      -

14        0                  Fee Simple                       -            -      NAP                                      -
--------------------------------------------------------------------------------------------------------------------------------
14a                3/31/98                                                        NAP                                      -
14b                3/31/98                                                        NAP                                      -
14c                6/1/98                                                         NAP                                      -
14d                4/23/98                                                        NAP                                      -
--------------------------------------------------------------------------------------------------------------------------------
14e                6/4/98                                                         NAP                                      -

15        0                  Fee Simple and Leasehold         -            -      NAP                                      -
15a                5/18/98                                                        NAP                                      -
--------------------------------------------------------------------------------------------------------------------------------
15b                5/19/98                                                        NAP                                      -
15c                2/28/98                                                        NAP                                      -
15d                5/20/98                                                        NAP                                      -
15e                5/13/98                                                        NAP                                      -
--------------------------------------------------------------------------------------------------------------------------------

16                 6/1/98    Fee Simple                  64,400            -      NAP                                      -
17                 5/12/98   Fee Simple                  42,897            -      HomeBase                           130,850
18                 7/13/98   Fee Simple                  50,040      319,812      Secretary, Board of Ed.             64,000
--------------------------------------------------------------------------------------------------------------------------------
19                 5/27/98   Fee Simple                  37,402            -      National Westminster Bank           22,412
20                 4/20/98   Fee Simple                  57,960            -      N/A                                      -
21                 3/25/98   Fee Simple                       -            -      NAP                                      -
22                 7/2/98    Fee Simple                  64,800            -
--------------------------------------------------------------------------------------------------------------------------------
23                 1/28/98   Fee Simple                  12,176       25,000      Linens 'n Things                    42,500
24                 5/21/98   Fee Simple                  84,000            -      NAP                                      -
25                 2/28/98   Fee Simple                  80,064       75,000      Ohio Department of Taxation        168,609


          Largest                                               Second            Second
          Tenant                                                Largest           Largest Tenant
Control   Lease               Second                            Tenant Area       Lease Exp.
No.       Exp. Date           Largest Tenant Name               Leased (Sq. Ft.)  Date
===================================================================================================
6         0                   Tierney & Partners                     42,679             4/30/99
-----------------------------------------------------------------------------------------------
7         0                   NAP                                         -       0
8         0                   NAP                                         -       0
9         0                   NAP                                         -       0
10        0                   NAP                                         -       0
-----------------------------------------------------------------------------------------------
11        0                   NAP                                         -       0

12        0                   NAP                                         -       0
12a                 2/28/01   NAP                                         -       0
-----------------------------------------------------------------------------------------------
12b                11/30/98   Fidelity Press                          2,500             5/30/01
12c                 6/30/99   NAP                                         -       0
12d                 3/31/99   Precision Tool & Components             1,600             8/30/98
12e                10/31/99   NAP                                         -       0
-----------------------------------------------------------------------------------------------
12f                10/31/99   John Young                              4,000            12/31/98
12g                11/30/98   NAP                                         -       0
12h                11/30/02   Dr. William DeAngelo                    3,032             9/30/01
12I                 9/30/98   NAP                                         -       0
-----------------------------------------------------------------------------------------------
12j                 7/31/03   NAP                                         -       0
12k                 8/31/98   NAP                                         -       0
12l                 7/31/99   NE Dental Health Services               2,400             5/31/00
12m                12/31/98   NAP                                         -       0
-----------------------------------------------------------------------------------------------
12n                 9/30/00   NAP                                         -       0
12o                 9/30/98   NAP                                         -       0
12p                11/30/98   Build, Inc.                             2,400             1/31/99
12q                 9/30/02   Victor A. Mollins, Assoc.              11,500            12/31/00
-----------------------------------------------------------------------------------------------
12r                12/31/98   Dennis Bilias/Festival Rest             2,400             8/31/98
12s                 6/30/01   Business Bank, Inc.                     5,138             2/28/00
12t                 8/31/99   G.T. Music World III                    2,000             9/30/98
12u                10/31/99   Presource of Connecticut, Inc.          5,925             1/31/02
-----------------------------------------------------------------------------------------------
12v                 6/30/99   R.I. Dept. of Motor Vehicles            2,400             9/30/98
12w                 9/30/98   Ross Mfg.                               4,000             1/31/99
12x                 9/30/98   Bagels and More                         1,600             1/31/99
12y                 3/31/99   Har-Mac, Inc.                           1,800             2/28/99
-----------------------------------------------------------------------------------------------
12z                 1/31/99   Joseph Duhamel                          4,800            11/30/98
12aa                8/31/98   Unified Appl. Environmental             4,800            10/31/98
12ab                7/31/99   Champion Awards                         2,400             1/31/99
12ac                6/30/07   Pet Connection                          1,800            10/31/98
-----------------------------------------------------------------------------------------------
12ad                7/31/01   Curry Printing/Copy Center              2,400             6/30/99
12ae               12/31/98   Good Cause Marketing                    1,800             1/31/99
12af                4/30/99   NAP                                         -       0
12ag                6/30/99   CBC, LLC                               10,000             7/31/01
-----------------------------------------------------------------------------------------------
12ah               12/31/98   ALC Innovators                          4,800             8/31/98
12ai               12/31/98   NAP                                         -       0
12aj                7/31/00   American Parts System                   5,000             8/31/00
12ak                9/30/98   Carbone County Chrome                   3,300            12/31/98
-----------------------------------------------------------------------------------------------

13        0                                                               -       0

14        0                   NAP                                         -       0
-----------------------------------------------------------------------------------------------
14a       0                   NAP                                         -       0
14b       0                   NAP                                         -       0
14c       0                   NAP                                         -       0
14d       0                   NAP                                         -       0
-----------------------------------------------------------------------------------------------
14e       0                   NAP                                         -       0

15        0                   NAP                                         -       0
15a       0                   NAP                                         -       0
-----------------------------------------------------------------------------------------------
15b       0                   NAP                                         -       0
15c       0                   NAP                                         -       0
15d       0                   NAP                                         -       0
15e       0                   NAP                                         -       0
-----------------------------------------------------------------------------------------------

16        0                   NAP                                         -       0
17                  1/31/06   K-Mart                                101,086            12/31/23
18                  6/30/10   Gibbs & Cox Inc.                       58,600             8/31/05
-----------------------------------------------------------------------------------------------
19                  1/31/10   Cellular Telephone                     21,773             5/30/05
20        0                                                               -       0
21        0                   NAP                                         -       0
22
-----------------------------------------------------------------------------------------------
23                  1/31/18   Circuit City                           32,426             1/31/18
24        0                   NAP                                         -       0
25                  6/30/99   Dept. of Rehab and Corrections        107,424             6/30/99


                                                      Third             Third
                                                      Largest           Largest Tenant
Control      Third                                    Tenant Area       Lease Exp.             Control
No.          Largest Tenant Name                      Leased (Sq. Ft.)  Date                   No.
=======================================================================================================
6            The Rubin Organization                       34,711              8/31/02          6
-------------------------------------------------------------------------------------------------------
7            NAP                                               -        0                      7
8            NAP                                               -        0                      8
9            NAP                                               -        0                      9
10           NAP                                               -        0                      10
-------------------------------------------------------------------------------------------------------
11           NAP                                               -        0                      11

12           NAP                                               -        0                      12
12a          NAP                                               -        0                      12a
-------------------------------------------------------------------------------------------------------
12b          R.J. Daniels                                  2,000              6/30/99          12b
12c          NAP                                               -        0                      12c
12d          New Tech Mfg., Inc.                           1,600              3/31/99          12d
12e          NAP                                               -        0                      12e
-------------------------------------------------------------------------------------------------------
12f          Michele Pavisic                               3,000              6/30/99          12f
12g          NAP                                               -        0                      12g
12h          Michael Anthony Pizza                           800              9/30/99          12h
12I          NAP                                               -        0                      12I
-------------------------------------------------------------------------------------------------------
12j          NAP                                               -        0                      12j
12k          NAP                                               -        0                      12k
12l          Corner Pocket Cafe                            1,800              4/30/00          12l
12m          NAP                                               -        0                      12m
-------------------------------------------------------------------------------------------------------
12n          NAP                                               -        0                      12n
12o          NAP                                               -        0                      12o
12p          Benson Blake                                  2,400              5/31/99          12p
12q          NAP                                               -        0                      12q
-------------------------------------------------------------------------------------------------------
12r          A.G.J.O. Printing & Sign                      1,600              6/30/99          12r
12s          Installation Concepts                         5,137              7/31/99          12s
12t          Mainstream, Inc. (Panache)                    1,400              9/30/98          12t
12u          NAP                                               -        0                      12u
-------------------------------------------------------------------------------------------------------
12v          Academic Ent/DBA Sawyer                       2,400              4/30/99          12v
12w          Kenneth Potratz                               3,200              4/30/99          12w
12x          Professional Tile                             1,600              4/30/00          12x
12y          SFCO Industrial Supplies                      1,600              8/31/98          12y
-------------------------------------------------------------------------------------------------------
12z          A&C Enercom                                   4,000             12/31/98          12z
12aa         Professional Home Care Service                4,000              8/31/01          12aa
12ab         Millford County News                          2,400              2/28/06          12ab
12ac         Capricorn Uniform Shop                        1,100             11/30/98          12ac
-------------------------------------------------------------------------------------------------------
12ad         Collage II                                    1,600              1/31/02          12ad
12ae         Great American Farm                           1,800              3/31/99          12ae
12af         NAP                                               -        0                      12af
12ag         Rell-Tech Electronics, Inc.                   7,000             10/31/98          12ag
-------------------------------------------------------------------------------------------------------
12ah         Vince Capolicci/CBC                           2,732              1/31/01          12ah
12ai         NAP                                               -        0                      12ai
12aj         Ray Jay's                                     4,000              8/31/00          12aj
12ak         Bear Made, Inc.                               2,400              2/28/00          12ak
-------------------------------------------------------------------------------------------------------

13                                                             -        0                      13

14           NAP                                               -        0                      14
-------------------------------------------------------------------------------------------------------
14a          NAP                                               -        0                      14a
14b          NAP                                               -        0                      14b
14c          NAP                                               -        0                      14c
14d          NAP                                               -        0                      14d
-------------------------------------------------------------------------------------------------------
14e          NAP                                               -        0                      14e

15           NAP                                               -        0                      15
15a          NAP                                               -        0                      15a
-------------------------------------------------------------------------------------------------------
15b          NAP                                               -        0                      15b
15c          NAP                                               -        0                      15c
15d          NAP                                               -        0                      15d
15e          NAP                                               -        0                      15e
-------------------------------------------------------------------------------------------------------

16           NAP                                               -        0                      16
17           RiteAid (Dearden's Expansion)                17,640              6/30/09          17
18           Vollmer Associates                           51,634              5/31/05          18
-------------------------------------------------------------------------------------------------------
19           Sacks & Sacks                                10,250              9/30/99          19
20                                                             -        0                      20
21           NAP                                               -        0                      21
22                                                                                             22
-------------------------------------------------------------------------------------------------------
23           Borders Books                                27,535              1/31/13          23
24           NAP                                               -        0                      24
25           Century Graphics, Inc.                       25,600              1/31/01          25

ITALICS indicate mortgage loans secured by multiple properties.

Control                     Loan
No.       Seller            Number         Property Name                                     Property Type
====================================================================================================================================
26        Lehman Brothers   980120063      University Plaza Shopping Center                  Retail - Anchored
------------------------------------------------------------------------------------------------------------------------------------
27        GMAC              GMAC2702       Uniprop - Boulder Meadows                         Multifamily - Mobile Home Park
28        Lehman Brothers   980309002      Posada Vallarta Apartments                        Multifamily - Section 8
29        GMAC              GMAC2970       Brandywine - Laurelton Village                    Healthcare - Nursing Home, Skilled Care
30        GMAC              GMAC2120       Hampton Plaza Healthcare Center                   Healthcare - Nursing Home, Skilled Care
------------------------------------------------------------------------------------------------------------------------------------
31        GMAC              GMAC1060       Beckstrand-Healthrider Building                   Office
32        GMAC              GMAC1070       Greenwood Inn                                     Hotel - Full Service
33        GMAC              GMAC2960       Brandywine - Bey Lea Village                      Healthcare - Nursing Home, Skilled Care
35        GMAC              GMAC1080       Saratoga Apartments                               Multifamily - Conventional
------------------------------------------------------------------------------------------------------------------------------------
36        GMAC              GMAC1090       Breckenridge Shopping Center                      Retail - Anchored
37        GMAC              GMAC2910       Waterloo Place Apartments                         Multifamily - Conventional
38        GMAC              GMAC2990       Brandywine-Whiting Health Care Center             Healthcare - Nursing Home, Skilled Care
39        GMAC              GMAC3010       Marlton Crossing Shopping Center Phase I          Retail - Anchored
------------------------------------------------------------------------------------------------------------------------------------
40        Lehman Brothers   971203044      Residence Inn by Marriott                         Hotel - Limited Service
41        Lehman Brothers   980317060      Cherokee Plaza Shopping Center                    Retail - Anchored
42        GMAC              GMAC2130       River Oaks Apartments                             Multifamily - Conventional
43        GMAC              GMAC2980       Brandywine - Meadowview Nursing                   Healthcare - Nursing Home, Skilled Care
------------------------------------------------------------------------------------------------------------------------------------
44        Lehman Brothers   980701999      Sam's Wholesale Club                              CTL - Retail
45        GMAC              GMAC1120       La Mesa Gateway Center                            Retail - Anchored
46        GMAC              GMAC1690       Simi Valley Business Center                       Industrial
47        Lehman Brothers   970806038      ESAB Corporation                                  Industrial
------------------------------------------------------------------------------------------------------------------------------------
48        GMAC              GMAC2140       K-Mart (Maui, Hawaii)                             CTL - Retail
50        Lehman Brothers   980601999C     Circuit City                                      CTL - Retail
51        GMAC              GMAC1160       The Hallmark Suites Hotel                         Hotel - Limited Service
53        Lehman Brothers   970430020      Campus Plaza Shopping Center                      Retail - Anchored
------------------------------------------------------------------------------------------------------------------------------------
54        Lehman Brothers   980317023      Heritage Vista Apartments                         Multifamily - Conventional
55        GMAC              GMAC2150       Harmon Meadow Plaza                               Retail - Anchored
56        Lehman Brothers   980127026      Tab Warehouse                                     Industrial
57        Lehman Brothers   971120044      Executive Centre at Hooks Lane                    Office
------------------------------------------------------------------------------------------------------------------------------------
58        Lehman Brothers   980204038      New Harbour Mall                                  Retail - Anchored
59        GMAC              GMAC1170       Dubuque Five Flags Holiday Inn                    Hotel - Full Service
60        GMAC              GMAC2707       Highland Manor Manufactured Homes                 Multifamily - Mobile Home Park
61        GMAC              GMAC1930       Grand Summit Hotel                                Hotel - Full Service
------------------------------------------------------------------------------------------------------------------------------------
62        Lehman Brothers   980401055      Hartford Run Apartments                           Multifamily - Conventional
63        Lehman Brothers   980120025      Courtyard By Marriott                             Hotel - Limited Service
64        GMAC              GMAC2780       Lynnhaven Nursing Center                          Healthcare - Nursing Home, Skilled Care
65        Lehman Brothers   970917031      Abbot Road Plaza                                  Retail - Anchored
------------------------------------------------------------------------------------------------------------------------------------
66        Lehman Brothers   980211020      Fountains of Plantation Office Park               Office
67        Lehman Brothers   971217054      Cherry Hill Townhouses                            Multifamily - Conventional
68        Lehman Brothers   980601999D     Circuit City                                      CTL - Retail
69        GMAC              GMAC3310       Redford Park Apartments                           Multifamily - Conventional
------------------------------------------------------------------------------------------------------------------------------------
70        Lehman Brothers   980225049      Grand Plaza                                       Office
71        Lehman Brothers   970930032      Light Industrial Building (30 Pulaski)            Industrial
72        Lehman Brothers   980601999B     Circuit City                                      CTL - Retail
73        GMAC              GMAC1200       Sun Trust Building                                Office
------------------------------------------------------------------------------------------------------------------------------------
74        Lehman Brothers   971107001      Georgetown Plaza Shopping Center                  Retail - Unanchored
75        Lehman Brothers   971203031      Oaks of Westchase Apartments                      Multifamily - Conventional
76        GMAC              GMAC2810       Mountain View Child Care Center                   Healthcare - Nursing Home, Skilled Care

------------------------------------------------------------------------------------------------------------------------------------
77        Lehman Brothers   980211015      Executive Center (Exec.Center-Loan Level)         Office
77a       Lehman Brothers   980211015A     Miramar Executive Center (Exec.Center-Prop.       Office
                                             Level)
77b       Lehman Brothers   980211015B     Senator Executive & Law Center(Exec.Center-Prop.  Office
                                             Level)
77c       Lehman Brothers   980211015C     Hollywood Executive Center (Exec.Center-Prop.     Office
                                             Level)
------------------------------------------------------------------------------------------------------------------------------------
77d       Lehman Brothers   980211015D     163rd Street Executive Center (Exec.Center-Prop.  Office
                                             Level)
78        Lehman Brothers   980422022      Hamburg Plaza                                     Retail - Anchored
79        GMAC              GMAC1210       Tamal Vista Shopping Center                       Retail - Unanchored
------------------------------------------------------------------------------------------------------------------------------------
80        Lehman Brothers   971002024      One Forest Drive                                  Office
81        GMAC              GMAC1220       Chesapeake Apartments                             Multifamily - Conventional
82        GMAC              GMAC2713       Uniprop - West Point                              Multifamily - Mobile Home Park
83        GMAC              GMAC2200       Harwin Drive Office Building                      Office
------------------------------------------------------------------------------------------------------------------------------------
84        GMAC              GMAC1230       Sunrise at Pinnacle Phase II                      Multifamily - Conventional
85        GMAC              GMAC2190       Sharon Hill Shopping Center                       Retail - Anchored
86        GMAC              GMAC2230       Midway Plaza Shopping Center                      Retail - Unanchored
87        Lehman Brothers   980204001      Shop 'N Save (Hannaford Brothers)                 CTL - Retail
------------------------------------------------------------------------------------------------------------------------------------
88        Lehman Brothers   971113017      Northwood Village Shopping Center                 Retail - Unanchored
89        Lehman Brothers   980127045      University Courtyard Apartments                   Multifamily - Conventional
90        GMAC              GMAC3200       Stratford House                                   Healthcare - Nursing Home, Skilled Care
91        GMAC              GMAC2020       Princeton Court Apartments                        Multifamily - Conventional
------------------------------------------------------------------------------------------------------------------------------------
92        Lehman Brothers   971217069      Transworld Financial Center                       Office
93        GMAC              GMAC1250       Circuit City                                      CTL - Retail
94        Lehman Brothers   9              Garden Lake MHP                                   Multifamily - Mobile Home Park
95        Lehman Brothers   980225052      7277 World Communications Drive (Sitel Corp.)     Office


                                                                                        Cross
Control                                                                         Zip     Collateral-   Original       Cut-off Date
No.       Address                                  City                State    Code    ized Groups   Balance ($)    Balance ($)
===================================================================================================================================
26        SW Corner of Route 273 & Chapman Road    White Clay Creek    DE       19702   No               15,800,000     15,790,536
                                                     Hundred
-----------------------------------------------------------------------------------------------------------------------------------
27        4500 Nineteenth Street                   Boulder             CO       80304   No               15,000,000     15,000,000
28        10002 North 7th Street                   Phoenix             AZ       85020   No               15,000,000     14,978,305
29        475 Jack Martin Boulevard                Brick Touwnship     NJ       08724   Brandywine       14,417,927     14,403,335
30        9777 Greenwood Road                      Niles               IL       60714   No               14,400,000     14,385,965
-----------------------------------------------------------------------------------------------------------------------------------
31        6322 South 3000 East                     Salt Lake City      UT       84121   No               14,300,000     14,290,138
32        10550 SW Allen Boulevard                 Beaverton           OR       97205   Yes(G INN LLC)   14,000,000     13,939,592
33        1351 Old Freehold Road                   Toms River          NJ       08754   Brandywine       13,765,263     13,751,332
35        4601 Connecticut Avenue, NW              Washington          DC       20008   No               13,000,000     12,969,890
-----------------------------------------------------------------------------------------------------------------------------------
36        12640-12810 Jefferson Davis Highway      Chesterfield County VA       23831   No               12,600,000     12,562,050
37        649 N.Saint Paul Street                  Baltimore           MD       21202   No               12,500,000     12,491,113
38        3000 Hilltop Road                        Whiting             NJ       08759   Brandywine       12,500,000     12,487,350
39        101 NJ Route 73 East                     Marlton             NJ       08053   No               11,650,000     11,650,000
-----------------------------------------------------------------------------------------------------------------------------------
40        14419 Firestone Boulevard                La Mirada           CA       90638   No               11,000,000     10,977,477
41        3871 Peachtree Road                      Atlanta             GA       30319   No               10,800,000     10,792,577
42        801 Valley Circle Drive                  Saline              MI       48176   No               10,500,000     10,492,932
43        1328 Blackhorse Pike                     Williamstown        NJ       08094   Brandywine       10,500,000     10,489,374
-----------------------------------------------------------------------------------------------------------------------------------
44        301 Barber St.                           Worcester           MA       01606   No               11,508,496     10,502,794
45        8005-8285 Fletcher Parkway               LaMesa              CA       91942   No               10,150,000     10,150,000
46        2635-2685 Park Center Drive              Simi Valley         CA       93065   No                9,275,000      9,261,079
47        1500 Karen Lane and 801 Wilson Avenue    Penn Township       PA       17331   No                9,250,000      9,222,323
-----------------------------------------------------------------------------------------------------------------------------------
48        424 Dairy Road                           Kahului, Maui       HI       96732   No                9,220,000      9,220,000
50        24001 El Toro Road                       Laguna Hills        CA       92653   No                8,696,443      8,436,432
51        11260 Point East Drive                   Rancho Cordova      CA       94195   No                8,400,000      8,335,649
53        3701 Vestal Parkway East                 Vestal              NY       13850   No                8,200,000      8,200,000
-----------------------------------------------------------------------------------------------------------------------------------
54        532 College Drive                        Henderson           NV       89015   No                8,000,000      7,983,940
55        455 Harmon Meadow Boulevard              Secaucus            NJ       08830   No                7,800,000      7,800,000
56        13050 Marlay Avenue                      Fontana             CA       92337   No                7,750,000      7,735,728
57        2 Reservoir Circle                       Pikesville          MD       21208   No                7,700,000      7,700,000
-----------------------------------------------------------------------------------------------------------------------------------
58        Routes 24 & 81                           Fall River          MA       02721   No                7,600,000      7,585,064
59        450 Main Street                          Dubuque             IA       52001   No                7,600,000      7,584,785
60        10 Malibu Drive                          Madison             WI       53713   No                7,500,000      7,500,000
61        570 Springfield Avenue                   Summit              NJ       07901   No                7,500,000      7,492,092
-----------------------------------------------------------------------------------------------------------------------------------
62        102 Hartford Run                         Buford              GA       30518   No                7,504,000      7,488,494
63        370 North Route 83                       Elmhurst            IL       60126   No                7,500,000      7,474,244
64        3030 Fig Street                          Corpus Christi      TX       78404   No                6,840,000      6,833,466
65        1234 Abbott Road                         Lackawanna          NY       14218   No                6,785,000      6,781,591
-----------------------------------------------------------------------------------------------------------------------------------
66        1200-1380 N. University Drive            Plantation          FL       33322   No                6,800,000      6,770,516
67        2501 Cherry Hill Drive                   Poughkeepsie        NY       12603   No                6,750,000      6,745,767
68        2800 SW 196th Street                     Lynwood             WA       98038   No                6,917,625      6,710,798
69        808 Gladstell Street                     Conroe              TX       77304   No                6,600,000      6,600,000
-----------------------------------------------------------------------------------------------------------------------------------
70        106 Grand Avenue                         Englewood           NJ       07631   No                6,600,000      6,596,059
71        30 Pulaski Street                        Bayonne             NJ       07002   No                6,600,000      6,587,099
72        4071 Miller Road                         Flint               MI       48507   No                6,719,978      6,519,060
73        220 West Garden Street                   Pensacola           FL       32501   No                6,450,000      6,430,493
-----------------------------------------------------------------------------------------------------------------------------------
74        4873 West 38th Street                    Indianapolis        IN       46254   No                6,400,000      6,386,497
75        2851 Wallingford                         Houston             TX       77042   No                6,375,000      6,342,342
76        1720 Mountain View Avenue                San Bernardino      CA       92354   No                6,200,000      6,193,833

-----------------------------------------------------------------------------------------------------------------------------------
77        Various                                  Various             FL       33023   No                6,200,000      6,186,592
77a       3600 S. State Road 7 (US Highway 441)    Hallandale          FL       33023
77b       13899 Biscayne Boulevard                 North Miami Beach   FL       33162
77c       1001 N. Federal Highway                  Hallandale          FL       33009
-----------------------------------------------------------------------------------------------------------------------------------
77d       16300 N.E. 19th Avenue                   North Miami Beach   FL       33162

78        5999 South Park                          Hamburg             NY       14075   No                6,000,000      5,996,902
79        47-71 Tamal Vista Boulevard              Corte Madera        CA       94925   No                6,000,000      5,996,039
-----------------------------------------------------------------------------------------------------------------------------------
80        One Forest Parkway                       Shelton             CT       06484   No                6,000,000      5,989,252
81        4607 Connecticut Avenue, N.W.            Washington          DC       20008   No                6,000,000      5,985,657
82        24878 25th Street                        Mattawan            MI       49071   No                5,750,000      5,750,000
83        10333 Harwin Drive                       Houston             TX       77057   No                5,750,000      5,750,000
-----------------------------------------------------------------------------------------------------------------------------------
84        Wrangleboro Road                         Galloway Township   NJ       08201   No                5,750,000      5,745,259
85        Chester Pike & Clifton Avenue            Sharon Hill         PA       19079   No                5,700,000      5,700,000
86        10412-10642 Lower Azusa Road             El Monte            CA       91731   No                5,700,000      5,700,000
87        US Route 3                               Franklin            NH       03235   No                5,700,000      5,700,000
-----------------------------------------------------------------------------------------------------------------------------------
88        353 Greens Road                          Houston             TX       77060   No                5,700,000      5,684,704
89        480 Murray Road                          Valdosta            GA       31602   No                5,680,000      5,664,415
90        8249 Standifer Gap Road                  Chattanooga         TN       37421   No                5,650,000      5,630,731
91        5797 Brookhill Lane                      Frederick           MD       21703   No                5,600,000      5,600,000
-----------------------------------------------------------------------------------------------------------------------------------
92        13111 Northwest Freeway                  Houston             TX       77040   No                5,600,000      5,592,681
93        2150 East Main Street                    Cortlandt           NY       13045   No                5,559,000      5,544,235
94        1402 Route 9                             Cape May Courthouse NJ       08210   No                5,500,000      5,496,897
95        7277 World Communications Drive          Omaha               NE       68122   No                5,400,000      5,386,499


          % of          Cumulative                           Master                                        Original    Remaining
          Aggregate     % of Initial            Servicing    Servicing       Interest                      Interest-   Interest-
Control   Cut-off Date  Pool        Mortgage    Fee          Fee             Accrual  Amortization         Only Period Only Period
No.       Balance       Balance     Rate (%)    Rate (%)     Rate (%)        Method   Type                 (Mos.)      (Mos.)
===================================================================================================================================
26              0.62       45.58        7.1400        0.0922        0.0400   Act/360  Balloon                        0           0
-----------------------------------------------------------------------------------------------------------------------------------
27              0.59       46.18        6.3500        0.0422        0.0200   Act/360  ARD                            0           0
28              0.59       46.77        7.0100        0.1422        0.0400   Act/360  Balloon                        0           0
29              0.57       47.34        7.4600        0.1272        0.0200   Act/360  Balloon                        0           0
30              0.57       47.91        7.6500        0.1272        0.0200   Act/360  Balloon                        0           0
-----------------------------------------------------------------------------------------------------------------------------------
31              0.56       48.47        7.0300        0.1272        0.0200   Act/360  Balloon                        0           0
32              0.55       49.02        7.7200        0.1272        0.0200   Act/360  ARD                            0           0
33              0.54       49.57        7.4600        0.1272        0.0200   Act/360  Balloon                        0           0
35              0.51       50.08        6.9550        0.1272        0.0200   Act/360  Balloon                        0           0
-----------------------------------------------------------------------------------------------------------------------------------
36              0.50       50.57        7.2900        0.1272        0.0200   Act/360  Balloon                        0           0
37              0.49       51.07        6.9100        0.1272        0.0200   Act/360  Balloon                        0           0
38              0.49       51.56        7.4600        0.1272        0.0200   Act/360  Balloon                        0           0
39              0.46       52.02        6.8500        0.1272        0.0200   Act/360  Interest Only...Balloon       60          59
-----------------------------------------------------------------------------------------------------------------------------------
40              0.43       52.46        7.5800        0.1422        0.0400   Act/360  Balloon                        0           0
41              0.43       52.88        6.6800        0.0922        0.0400   Act/360  Balloon                        0           0
42              0.41       53.30        7.1250        0.1272        0.0200   Act/360  Balloon                        0           0
43              0.41       53.71        7.4600        0.1272        0.0200   Act/360  Balloon                        0           0
-----------------------------------------------------------------------------------------------------------------------------------
44              0.42       54.13        6.5900        0.0722        0.0400   30/360   Balloon                        0           0
45              0.40       54.53        6.9900        0.1272        0.0200   30/360   Balloon                        0           0
46              0.37       54.89        7.4600        0.1272        0.0200   30/360   Balloon                        0           0
47              0.36       55.26        7.5500        0.0922        0.0400   Act/360  Balloon                        0           0
-----------------------------------------------------------------------------------------------------------------------------------
48              0.36       55.62        7.1400        0.1272        0.0200   Act/360  Step                           0           0
50              0.33       55.96        7.9600        0.0722        0.0400   30/360   Fully Amortizing               0           0
51              0.33       56.29        7.8750        0.1272        0.0200   30/360   ARD                            0           0
53              0.32       56.61        7.2400        0.0922        0.0400   Act/360  Balloon                        0           0
-----------------------------------------------------------------------------------------------------------------------------------
54              0.32       56.93        7.1400        0.0922        0.0400   Act/360  Balloon                        0           0
55              0.31       57.23        7.1300        0.1272        0.0200   Act/360  Balloon                        0           0
56              0.31       57.54        7.4600        0.0922        0.0400   Act/360  Balloon                        0           0
57              0.30       57.84        7.1500        0.1422        0.0400   Act/360  Balloon                        0           0
-----------------------------------------------------------------------------------------------------------------------------------
58              0.30       58.14        7.2200        0.0922        0.0400   Act/360  Balloon                        0           0
59              0.30       58.44        8.1250        0.1272        0.0200   Act/360  ARD                            0           0
60              0.30       58.74        6.3500        0.0422        0.0200   Act/360  ARD                            0           0
61              0.30       59.04        7.2500        0.1272        0.0200   Act/360  ARD                            0           0
-----------------------------------------------------------------------------------------------------------------------------------
62              0.30       59.33        7.0300        0.0922        0.0400   Act/360  Balloon                        0           0
63              0.30       59.63        7.4600        0.0922        0.0400   Act/360  Balloon                        0           0
64              0.27       59.90        7.7500        0.1272        0.0200   Act/360  Balloon                        0           0
65              0.27       60.17        7.6800        0.0922        0.0400   Act/360  Balloon                        0           0
-----------------------------------------------------------------------------------------------------------------------------------
66              0.27       60.43        7.3100        0.0922        0.0400   Act/360  Balloon                        0           0
67              0.27       60.70        6.9900        0.0922        0.0400   Act/360  Balloon                        0           0
68              0.27       60.96        7.9600        0.0722        0.0400   30/360   Fully Amortizing               0           0
69              0.26       61.23        7.0100        0.1272        0.0200   Act/360  Balloon                        0           0
-----------------------------------------------------------------------------------------------------------------------------------
70              0.26       61.49        7.1500        0.0922        0.0400   Act/360  Balloon                        0           0
71              0.26       61.75        7.2400        0.0922        0.0400   Act/360  ARD                            0           0
72              0.26       62.00        7.9600        0.0722        0.0400   30/360   Fully Amortizing               0           0
73              0.25       62.26        7.2700        0.1272        0.0200   Act/360  Balloon                        0           0
-----------------------------------------------------------------------------------------------------------------------------------
74              0.25       62.51        6.9500        0.0972        0.0400   Act/360  Balloon                        0           0
75              0.25       62.76        7.2800        0.0922        0.0400   Act/360  ARD                            0           0
76              0.24       63.01        8.3400        0.1272        0.0200   30/360   Balloon                        0           0

-----------------------------------------------------------------------------------------------------------------------------------
77              0.24       63.25        7.2900        0.0922        0.0400   Act/360  Balloon                        0           0
77a
77b
77c
-----------------------------------------------------------------------------------------------------------------------------------
77d

78              0.24       63.49        7.6000        0.0922        0.0400   Act/360  Balloon                        0           0
79              0.24       63.72        7.2000        0.1272        0.0200   Act/360  Balloon                        0           0
-----------------------------------------------------------------------------------------------------------------------------------
80              0.24       63.96        7.5600        0.0922        0.0400   Act/360  Balloon                        0           0
81              0.24       64.20        6.8100        0.1272        0.0200   Act/360  Balloon                        0           0
82              0.23       64.42        6.3500        0.0422        0.0200   Act/360  ARD                            0           0
83              0.23       64.65        7.3300        0.1272        0.0200   Act/360  Balloon                        0           0
-----------------------------------------------------------------------------------------------------------------------------------
84              0.23       64.88        6.9700        0.1272        0.0200   30/360   Balloon                        0           0
85              0.23       65.10        7.0800        0.1272        0.0200   Act/360  Balloon                        0           0
86              0.23       65.33        7.3800        0.1272        0.0200   Act/360  Balloon                        0           0
87              0.23       65.55        7.0500        0.0722        0.0400   30/360   Step                           0           0
-----------------------------------------------------------------------------------------------------------------------------------
88              0.22       65.78        7.3400        0.0922        0.0400   Act/360  ARD                            0           0
89              0.22       66.00        7.2400        0.0922        0.0400   Act/360  Balloon                        0           0
90              0.22       66.23        7.8100        0.1272        0.0200   Act/360  Fully Amortizing               0           0
91              0.22       66.45        6.8800        0.1272        0.0200   Act/360  Balloon                        0           0
-----------------------------------------------------------------------------------------------------------------------------------
92              0.22       66.67        7.4200        0.1422        0.0400   Act/360  Balloon                        0           0
93              0.22       66.89        6.9180        0.1272        0.0200   30/360   Step                           0           0
94              0.22       67.10        7.3300        0.0922        0.0400   Act/360  ARD                            0           0
95              0.21       67.32        7.6200        0.0922        0.0400   Act/360  Balloon                        0           0


                     Remaining
          Term to    Term to     Original      Remaining                                    Balloon
Control   Maturity   Maturity    Amortization  Amortization  Origination   Maturity         or ARD
No.       (Mos.)     (Mos.)      Term (Mos.)   Term (Mos.)   Date          or ARD           Balance ($)
==========================================================================================================
26          120          119           360         359            6/16/98      7/1/08     13,834,724
----------------------------------------------------------------------------------------------------------
27          126          126           360         360            7/13/98      2/10/09    12,543,684
28          120          118           360         358            5/29/98      6/1/08     13,087,792
29          120          119           300         299            6/26/98      7/1/08     11,515,799
30          120          119           300         299            6/29/98      7/1/08     11,559,936
----------------------------------------------------------------------------------------------------------
31          120          119           360         359            5/31/98      7/1/08     12,310,289
32          183          179           300         296            3/11/98      7/1/13      8,695,260
33          120          119           300         299            6/26/98      7/1/08     10,994,507
35          240          237           360         357            4/14/98      5/1/18      7,472,785
----------------------------------------------------------------------------------------------------------
36          120          116           360         356            3/30/98      4/1/08     10,912,063
37          120          119           360         359            6/29/98      7/1/08     10,730,235
38          120          119           300         299            6/26/98      7/1/08      9,983,924
39          120          119           300         300            6/24/98      7/1/08     10,615,035
----------------------------------------------------------------------------------------------------------
40          120          118           300         298            5/7/98       6/1/08      8,958,146
41          120          118           360         358            6/1/98       6/1/08      9,339,678
42          120          119           360         359            6/10/98      7/1/08      9,059,074
43          120          119           300         299            6/26/98      7/1/08      8,386,497
----------------------------------------------------------------------------------------------------------
44          206          175           208         177            1/25/96      3/1/13        148,908
45          120          120           288         288            6/21/98      8/1/08      7,786,125
46          120          118           360         358            5/7/98       6/1/08      8,043,126
47           84           81           300         297            4/9/98       5/1/05      8,187,961
----------------------------------------------------------------------------------------------------------
48          180          180           244         244            7/30/98      8/1/13      4,453,411
50          264          244           264         244           11/27/96     12/1/18             -
51          240          233           300         293           12/12/97      1/1/18      3,172,560
53          120          120           360         360            7/7/98       8/1/08      7,197,674
----------------------------------------------------------------------------------------------------------
54          120          117           360         357            4/2/98       5/1/08      7,005,134
55          120          120           300         300            7/21/98      8/10/08     6,173,924
56          120          117           360         357            4/24/98      5/1/08      6,842,394
57          120          120           360         360            7/7/98       8/1/08      6,742,998
----------------------------------------------------------------------------------------------------------
58          120          117           360         357            4/16/98      5/1/08      6,668,779
59          123          121           300         298            5/21/98      9/1/08      6,124,489
60          126          126           360         360            7/13/98      2/10/09     6,271,842
61          122          121           300         299            6/19/98      9/1/08      5,921,005
----------------------------------------------------------------------------------------------------------
62          120          117           360         357            4/15/98      5/1/08      6,551,800
63          120          118           240         238            5/7/98       6/1/08      5,191,605
64          180          179           300         299            6/3/98       7/1/13      4,326,178
65           84           83           360         359            6/5/98       7/1/05      6,316,398
----------------------------------------------------------------------------------------------------------
66          120          116           300         296            3/30/98      4/1/08      5,493,079
67          120          119           360         359            6/16/98      7/1/08      5,887,051
68          264          244           264         244           11/27/96     12/1/18             -
69          120          120           360         360            7/24/98      8/1/08      5,679,005
----------------------------------------------------------------------------------------------------------
70          120          119           360         359            6/26/98      7/1/08      5,780,574
71          144          141           360         357            4/14/98      5/1/10      5,548,848
72          264          244           264         244           11/27/96     12/1/18             -
73          120          116           360         356            3/18/98      4/1/08      5,583,402
----------------------------------------------------------------------------------------------------------
74          120          117           360         357            4/22/98      5/1/08      5,576,006
75           84           77           360         353           12/23/97      1/1/05      5,894,621
76          120          119           300         299            6/11/98      7/1/08      5,050,051

----------------------------------------------------------------------------------------------------------
77          120          118           300         298            5/21/98      6/1/08      5,005,162
77a
77b
77c
----------------------------------------------------------------------------------------------------------
77d

78           84           83           360         359            6/5/98       7/1/05      5,578,489
79          120          119           360         359            6/12/98      7/1/08      5,185,575
----------------------------------------------------------------------------------------------------------
80          120          117           360         357            4/7/98       5/1/08      5,310,701
81          120          117           360         357            4/14/98      5/1/08      5,138,158
82          126          126           360         360            7/13/98      2/10/09     4,808,413
83           84           84           360         360            7/2/98       8/1/05      5,275,880
----------------------------------------------------------------------------------------------------------
84          120          119           360         359            6/29/98      7/1/08      4,930,725
85          120          120           360         360            7/15/98      8/1/08      4,912,644
86          120          120           300         300            7/23/98      8/1/08      4,542,834
87          231          231           231         231            7/24/98     11/1/17             -
----------------------------------------------------------------------------------------------------------
88          120          116           360         356            3/31/98      4/1/08      5,016,472
89          120          116           360         356            4/1/98       4/1/08      4,986,014
90          240          238           241         239            5/31/98      6/1/18         5,912
91          120          120           360         360            7/14/98      8/1/08      4,803,703
----------------------------------------------------------------------------------------------------------
92          120          118           360         358            5/6/98       6/1/08      4,938,372
93          240          238           240         238            5/29/98      6/1/18             -
94          120          119           360         359            6/1/98       7/11/08     4,839,666
95          144          140           360         356            3/31/98      4/1/10      4,595,166


                                       Annual          Underwritten   Underwritten
Control                                Debt            Net Cash       NCF            Appraised         Appraisal
No.       Prepayment Provisions        Service ($)     Flow ($)       DSCR (x)       Value ($)         Date
====================================================================================================================
26        L(4),D(5.75),O(.25)           1,279,290        1,724,270             1.35   20,000,000            1/14/98
--------------------------------------------------------------------------------------------------------------------
27        L(2),D(7.75),O(.75)           1,130,982        2,092,792             1.85   22,900,000            5/1/98
28        L(4),D(5.75),O(.25)           1,198,754        1,511,860             1.26   18,900,000            4/13/98
29        L(2.083),D(7.417),O(.5)       1,286,527        2,018,000             1.57   19,600,000            2/1/97
30        L(2.083),D(7.417),O(.5)       1,306,737        2,306,731             1.77   22,000,000            4/1/98
--------------------------------------------------------------------------------------------------------------------
31        L(2.083),D(7.417),O(.5)       1,157,149        1,841,553             1.59   21,540,000            4/7/98
32        L(3.917),D(10.833),O(.5)      1,278,201        1,763,451             1.38   23,600,000            1/1/98
33        L(2.083),D(7.417),O(.5)       1,228,289        2,004,000             1.63   17,400,000            2/1/97
35        L(2.25),D(17.5),O(.25)        1,043,972        1,804,618             1.73   22,000,000           11/20/97
--------------------------------------------------------------------------------------------------------------------
36        YM1%(9.5),O(.5)               1,046,595        1,400,884             1.34   17,400,000            2/18/98
37        L(2.083),D(7.417),O(.5)         999,189        1,289,262             1.29   16,350,000            6/11/98
38        L(2.083),D(7.417),O(.5)       1,115,388        1,845,000             1.65   15,400,000           10/22/97
39        L(2.083),D(7.417),O(.5)         983,810        1,415,800             1.44   18,350,000            5/1/98
--------------------------------------------------------------------------------------------------------------------
40        L(2.167),D(7.583),O(.25)        982,348        1,453,013             1.48   15,400,000            2/12/98
41        L(4),D(5.75),O(.25)             834,562        1,494,670             1.79   17,200,000            5/1/98
42        L(2.083),D(7.417),O(.5)         857,873        1,064,543             1.24   13,150,000            4/29/98
43        L(2.083),D(7.417),O(.5)         936,926        1,050,000             1.12   13,000,000           10/21/97
--------------------------------------------------------------------------------------------------------------------
44        YM(17.17)                     1,116,581        1,151,581             1.03   13,500,000            7/8/98
45        YM1%(9.417),O(.583)             873,463        1,004,395             1.15   11,700,000           12/20/97
46        L(2.167),D(7.333),O(.5)         775,179          972,469             1.25   12,400,000           12/29/97
47        L(3),D(3.5),O(.5)               823,894        1,036,083             1.26   12,600,000            9/25/97
--------------------------------------------------------------------------------------------------------------------
48        L(2),D(12.5),O(.5)              694,880          726,780             1.05    9,650,000            6/1/98
50        L(1),YM(21)                     838,640          838,640             1.00    9,100,000            5/23/98
51        L(2.584),D(12.416),O(5)         769,662        1,187,808             1.54   11,800,000           10/1/97
53        L(4),D(5.75),O(.25)             670,594          952,236             1.42   11,000,000            7/1/98
--------------------------------------------------------------------------------------------------------------------
54        L(4),D(5.75),O(.25)             647,742          839,272             1.30   10,000,000           12/31/97
55        L(2.083),D(7.417),O(.5)         675,612          880,737             1.30   12,500,000            5/27/98
56        L(4),D(5.75),O(.25)             647,724          778,842             1.20    9,900,000            3/2/98
57        L(2.417),D(7.333),O(.25)        624,076          790,509             1.27   10,300,000            5/30/98
--------------------------------------------------------------------------------------------------------------------
58        L(4),D(5.75),O(.25)             620,290          787,255             1.27   10,200,000            1/27/98
59        L(4),D(5.917),O(.333)           718,725        1,054,152             1.47   10,400,000            4/17/98
60        L(2),D(7.75),O(.75)             565,491        1,043,713             1.85   11,400,000            5/1/98
61        L(4),D(5.583),O(.583)           656,773        1,206,029             1.84   18,750,000            6/1/98
--------------------------------------------------------------------------------------------------------------------
62        L(4),D(5.75),O(.25)             600,907          867,169             1.44    9,380,000            3/16/98
63        L(2.08),D(7.92)                 722,834        1,018,615             1.41   11,000,000            2/10/98
64        L(2.083),D(12.417),O(.5)        626,182        1,283,990             2.05    8,550,000            3/30/98
65        L(4),D(2.75),O(.25)             579,369          772,916             1.33    9,050,000           12/1/97
--------------------------------------------------------------------------------------------------------------------
66        L(4),D(5.75),O(.25)             592,968          800,776             1.35    8,600,000            2/18/98
67        L(4),D(5.75),O(.25)             538,351          657,894             1.22    8,600,000            4/7/98
68        L(1),YM(21)                     667,100          667,100             1.00    7,300,000            6/12/98
69        L(2),D(7.5),O(.5)               532,926          638,888             1.29    7,640,000            4/16/98
--------------------------------------------------------------------------------------------------------------------
70        L(5),D(4.75),O(.25)             534,922          692,232             1.29    9,100,000            3/26/98
71        L(7),D(4.75),O(.25)             539,747          698,340             1.29    9,500,000            3/2/98
72        L(1),YM(21)                     648,040          648,040             1.00    7,000,000            6/2/98
73        L(2.333),D(7.667)               534,686          839,262             1.57    9,250,000            2/2/98
--------------------------------------------------------------------------------------------------------------------
74        L(4),D(5.75),O(.25)             508,376          658,734             1.30    8,650,000           12/5/97
75        L(4),D(2.75),O(.25)             523,422          678,201             1.30    8,000,000           12/5/97
76        L(2.083),D(7.417),O(.5)         591,088          870,501             1.47   11,700,000            4/1/98

--------------------------------------------------------------------------------------------------------------------
77        L(4),D(5.75),O(.25)             539,687          764,322             1.42    8,290,000            4/6/98
77a                                                                                    2,150,000            4/6/98
77b                                                                                    2,100,000            4/6/98
77c                                                                                    2,100,000            4/6/98
--------------------------------------------------------------------------------------------------------------------
77d                                                                                    1,940,000            4/6/98

78        L(4),D(2.75),O(.25)             508,374          712,384             1.40    8,050,000            5/1/98
79        L(2.083),D(7.417),O(.5)         493,933          706,659             1.43    9,300,000            2/26/98
--------------------------------------------------------------------------------------------------------------------
80        L(4),D(5.75),O(.25)             506,396          643,599             1.27    8,000,000            4/1/98
81        L(2.25),D(7.5),O(.25)           474,722        1,013,814             2.14   13,300,000           11/20/97
82        L(2),D(7.75),O(.75)             433,543          743,402             1.71    8,700,000            5/1/98
83        L(2),D(4.5),O(.5)               479,502          566,151             1.29    7,800,000            6/11/98
--------------------------------------------------------------------------------------------------------------------
84        YM1%(9.25),O(.75)               457,669          611,744             1.34    7,250,000            6/5/98
85        L(2),D(7.5),O(.5)               463,536          578,725             1.25    7,740,000            6/6/98
86        L(2),D(7.5),O(.5)               504,943          632,314             1.25    8,500,000            5/12/98
87        L(10),YM1%(9.25) or Def         524,459          568,992             1.08    6,800,000            5/12/98
--------------------------------------------------------------------------------------------------------------------
88        L(3),D(2),5(1),4(1),3(1),2(1),  470,791          683,284             1.45    7,800,000            1/22/98
            1(.75),O(.25)
89        L(4),D(5.75),O(.25)             464,509          625,665             1.35    7,100,000            3/9/98
90        L(2.167),D(17.333),O(.5)        563,820          836,452             1.48    7,100,000            3/1/98
91        L(2),D(7.5),O(.5)               446,215          578,131             1.30    7,000,000            4/10/98
--------------------------------------------------------------------------------------------------------------------
92        L(4),D(5.75),O(.25)             466,197          631,891             1.36    8,700,000            2/5/98
93        YM1%(19.5),O(.5)                472,907          490,579             1.04    5,200,000            6/1/98
94        L(2.08),D(7.67),O(.25)          453,823          605,891             1.34    7,000,000            3/25/98
95        L(4),D(7.75),O(.25)             458,427          590,793             1.29    7,200,000            3/6/98


          Cut-off    Scheduled                                                               Cut-off
          Date       Maturity                                            Sq. Ft., Units,     Sq. Ft, Unit  Occupancy
Control   LTV        ARD Date     Year                Year               Beds, Pads          Bed, Pad      Percentage
No.       (%)        LTV (%)      Built               Renovated          or Rooms            or Room ($)   (%)
========================================================================================================================
26            79.0       69.2     1971-2              N/A                     242,955 Sq Ft       64.99         100.0
------------------------------------------------------------------------------------------------------------------------
27            65.5       54.8     1970                1997                        639  Pads   23,474.18          98.0
28            79.3       69.3     1984                N/A                         336 Units   44,578.29          97.0
29            73.5       58.8     1988                NAP                         170  Beds   84,725.50          94.0
30            65.4       52.6     1974                1996                        304  Beds   47,322.25          90.0
------------------------------------------------------------------------------------------------------------------------
31            66.3       57.2     1996                Not Applicable          146,496 Sq Ft       97.55          96.0
32            59.1       36.8     1974                1994                        251 Rooms   55,536.22          72.0
33            79.0       63.2     1988                NAP                         180  Beds   76,396.29          87.0
35            59.0       34.0     1989                NAP                         183 Units   70,873.71          97.0
------------------------------------------------------------------------------------------------------------------------
36            72.2       62.7     1990/1991           NAP                     274,049 Sq Ft       45.84          98.0
37            76.4       65.6     1990-1991           NAP                         196 Units   63,730.17          93.0
38            81.1       64.8     1991                1997 & 1998                 190  Beds   65,722.89          94.0
39            63.5       57.9     1986                NAP                     146,542 Sq Ft       79.50         100.0
------------------------------------------------------------------------------------------------------------------------
40            71.3       58.2     1992                N/A                         147 Rooms   74,676.72          80.5
41            62.8       54.3     1957                1997                     98,553 Sq Ft      109.51          93.8
42            79.8       68.9     1970 & 1973         1997                        294 Units   35,690.25          97.0
43            80.7       64.5     1987                NAP                         180  Beds   58,274.30          88.0
------------------------------------------------------------------------------------------------------------------------
44            77.8        1.1     1992                N/A                     107,927 Sq Ft       97.31         100.0
45            86.8       66.6     1997-1998           NAP                      35,451 Sq Ft      286.31         100.0
46            74.7       64.9     1986                NAP                     153,338 Sq Ft       60.40         100.0
47            73.2       65.0     1969                N/A                     405,340 Sq Ft       22.75         100.0
------------------------------------------------------------------------------------------------------------------------
48            95.5       46.2     1993                Not Applicable          108,138 Sq Ft       85.26         100.0
50            92.7        0.0     1996                N/A                      45,502 Sq Ft      185.41         100.0
51            70.6       26.9     1989                1996                        159 Rooms   52,425.47          78.0
53            74.6       65.4     1962                N/A                     160,172 Sq Ft       51.19          92.6
------------------------------------------------------------------------------------------------------------------------
54            79.8       70.1     1986,1989           N/A                         168 Units   47,523.46          96.4
55            62.4       49.4     1988                NAP                      63,527 Sq Ft      122.78         100.0
56            78.1       69.1     1987                N/A                     268,088 Sq Ft       28.86         100.0
57            74.8       65.5     1988                N/A                      75,404 Sq Ft      102.12          94.4
------------------------------------------------------------------------------------------------------------------------
58            74.4       65.4     1971                1993                    314,236 Sq Ft       24.14          98.2
59            72.9       58.9     1991                NAP                         193 Rooms   39,299.41          69.0
60            65.8       55.0     1972                NAP                         360  Pads   20,833.33          99.0
61            40.0       31.6     1929&1961           1998                        145 Rooms   51,669.60          64.0
------------------------------------------------------------------------------------------------------------------------
62            79.8       69.9     1985-1989           N/A                         259 Units   28,913.11          98.1
63            68.0       47.2     1988                N/A                         140 Rooms   53,387.46          82.8
64            79.9       50.6     1975                1995                        183  Beds   37,341.34          84.0
65            74.9       69.8     1950                1980s,1993              169,375 Sq Ft       40.04          93.4
------------------------------------------------------------------------------------------------------------------------
66            78.7       63.9     1982                N/A                     109,203 Sq Ft       62.00          91.1
67            78.4       68.5     1986                N/A                         130 Units   51,890.51          99.0
68            91.9        0.0     1996                N/A                      42,719 Sq Ft      157.09         100.0
69            80.2       69.0     1984                NAP                         212 Units   31,132.08          94.0
------------------------------------------------------------------------------------------------------------------------
70            72.5       63.5     1988                N/A                      53,674 Sq Ft      122.89          91.1
71            69.3       58.4     1969                N/A                     288,105 Sq Ft       22.86         100.0
72            93.1        0.0     1996                N/A                      45,502 Sq Ft      143.27         100.0
73            69.5       60.4     1974                1994                    103,935 Sq Ft       61.87         100.0
------------------------------------------------------------------------------------------------------------------------
74            73.8       64.5     1974                1988                    109,800 Sq Ft       58.16         100.0
75            79.3       73.7     1980                N/A                         182 Units   34,848.04          97.2
76            52.9       43.2     1971, 1983, 1992    1991, 1992, 1995             89  Beds   69,593.63          83.0

------------------------------------------------------------------------------------------------------------------------
77            74.6       60.4     Various             N/A                      85,580 Sq Ft       72.29          92.7
77a                               1989                N/A                      19,247 Sq Ft       83.36          93.6
77b                               1958,1984           N/A                      24,800 Sq Ft       63.19          82.4
77c                               1988                N/A                      23,911 Sq Ft       65.54          94.6
------------------------------------------------------------------------------------------------------------------------
77d                               1961                1991                     17,622 Sq Ft       82.16          95.8

78            74.5       69.3     1987                N/A                      99,875 Sq Ft       60.04         100.0
79            64.5       55.8     1966-1967           1984-1986                51,167 Sq Ft      117.19          93.0
------------------------------------------------------------------------------------------------------------------------
80            74.9       66.4     1990                N/A                      76,720 Sq Ft       78.07         100.0
81            45.0       38.6     1939-41             NAP                         183 Units   32,708.51          99.0
82            66.1       55.3     1968                NAP                         377  Pads   15,251.99          95.0
83            67.3       58.3     1983                N                       147,042 Sq Ft       39.10          95.0
------------------------------------------------------------------------------------------------------------------------
84            79.2       68.0     1997/1998           NAP                         101 Units   56,883.75          95.0
85            73.6       63.5     1950                1980                     86,152 Sq Ft       66.16          95.0
86            67.1       53.5     1954-1971           1997                    107,670 Sq Ft       52.94          98.0
87            83.8        0.0     1992                N/A                      52,000 Sq Ft      109.62         100.0
------------------------------------------------------------------------------------------------------------------------
88            72.9       64.3     1982                N/A                      70,221 Sq Ft       80.95          86.0
89            79.8       70.2     1996-1997           N/A                          89 Units   63,645.12          98.9
90            79.3        0.1     1978                1985/1997                   127  Beds   44,336.47          96.0
91            80.0       68.6     1987                1997                        159 Units   35,220.13         100.0
------------------------------------------------------------------------------------------------------------------------
92            64.3       56.8     1981                N/A                     156,585 Sq Ft       35.72         100.0
93           106.6        0.0     1998                NAP                      27,671 Sq Ft      200.36         100.0
94            78.5       69.1     1961-62             1985                        346  Pads   15,886.99         100.0
95            74.8       63.8     1998                N/A                      42,131 Sq Ft      127.85         100.0


                                                     Annual                                                          Largest
                                                     Replacement      Annual                                         Tenant Area
Control   Occupancy          Ownership               Reserve          TI/LC                                          Leased
No.       Date               Interest                Deposit          Deposit     Largest Tenant Name                (Sq. Ft.)
================================================================================================================================
26                 1/23/98   Fee Simple                  36,443            -      Burlington Coat Factory             80,000
--------------------------------------------------------------------------------------------------------------------------------
27                 4/25/98   Fee Simple                       -            -      NAP                                      -
28                 5/3/98    Fee Simple                  67,200            -      N/A                                      -
29                 2/1/97    Fee Simple                       -            -      NAP                                      -
30                 4/1/98    Fee Simple                       -            -      NAP                                      -
--------------------------------------------------------------------------------------------------------------------------------
31                 3/31/98   Fee Simple                       -            -      General Electric Capital Corp.      47,092
32                 1/1/98    Fee Simple                       -            -      NAP                                      -
33                 2/1/97    Fee Simple                       -            -      NAP                                      -
35                 3/1/98    Fee Simple                  38,000            -
--------------------------------------------------------------------------------------------------------------------------------
36                 2/23/98   Fee Simple                  41,112       75,000      K-Mart                             104,231
37                 6/17/98   Fee Simple                  49,980            -
38                10/22/97   Fee Simple                       -            -      NAP                                      -
39                 6/30/98   Fee Simple                  29,304            -      Super Fresh Market                  49,336
--------------------------------------------------------------------------------------------------------------------------------
40                 1/2/98    Fee Simple                       -            -      N/A                                      -
41                 5/1/98    Fee Simple                  14,778            -      A & P                               56,718
42                 5/5/98    Fee Simple                  47,040            -      NAP                                      -
43                10/21/97   Fee Simple                       -            -      NAP                                      -
--------------------------------------------------------------------------------------------------------------------------------
44                 3/23/93   Fee Simple                       -            -      Sam's P.W., Inc.                   107,927
45                 4/20/98   Fee Simple                   4,024            -      Ethan Allen, Inc.                   17,051
46                 1/2/98    Fee Simple                  24,534            -      Dream Quest Images                  87,404
47                 7/8/88    Fee Simple                  12,500       15,000      Alloy Rods Corporation                   -
--------------------------------------------------------------------------------------------------------------------------------
48        0                  Fee Simple                       -            -      K-Mart                             108,138
50                11/27/96   Fee Simple                       -            -      Circuit City, Inc.                  45,502
51                10/1/97    Fee Simple                 153,540            -      NAP                                      -
53                 7/3/98    Fee Simple                  28,831       39,996      Olum's                              82,542
--------------------------------------------------------------------------------------------------------------------------------
54                 1/27/98   Fee Simple                  39,144            -      N/A                                      -
55                 6/12/98   Fee Simple                  15,246            -      Loews Meadow Cinemas 8              49,134
56                 8/29/96   Fee Simple                       -            -      Tab Warehouse Fontana              268,088
57                 5/1/98    Fee Simple                  11,311       60,323      Pioneer Eye Care                    14,416
--------------------------------------------------------------------------------------------------------------------------------
58                 5/5/98    Fee Simple and Leasehold    63,047       61,318      Stop & Shop (Bradlees)             111,075
59                 2/1/98    Fee Simple                       -            -      NAP                                      -
60                 4/25/98   Fee Simple                       -            -      NAP                                      -
61                 6/1/98    Fee Simple                       -            -      NAP                                      -
--------------------------------------------------------------------------------------------------------------------------------
62                 2/28/98   Fee Simple                  59,829            -      N/A                                      -
63                12/31/97   Fee Simple                  41,220            -      N/A                                      -
64                 3/30/98   Fee Simple                       -            -      NAP                                      -
65                 3/13/98   Fee Simple                  43,096      103,261      Quality Markets                     54,826
--------------------------------------------------------------------------------------------------------------------------------
66                 2/1/98    Fee Simple                  16,898       50,000      MBC/Pa Biodyne                      27,607
67                 3/1/98    Fee Simple                  26,000            -      N/A                                      -
68                11/27/96   Fee Simple                       -            -      Circuit City, Inc.                  42,719
69                 4/16/98   Fee Simple                  42,400            -      NAP                                      -
--------------------------------------------------------------------------------------------------------------------------------
70                 6/25/98   Fee Simple                   8,051       24,000      Lander Co., Inc.                    11,000
71                 3/5/98    Fee Simple                  43,212       18,720      RMS Warehouse & Dist. Corp.        146,427
72                11/27/96   Fee Simple                       -            -      Circuit City, Inc.                  45,502
73                 2/26/98   Fee Simple                  10,394       81,084      SunTrust                           103,935
--------------------------------------------------------------------------------------------------------------------------------
74                 5/1/98    Fee Simple                  15,558       75,000      JoAnn Fabrics                       15,000
75                 6/30/98   Fee Simple                  45,500            -      N/A                                      -
76                 4/1/98    Fee Simple                       -            -      NAP                                      -

--------------------------------------------------------------------------------------------------------------------------------
77                 3/1/98    Fee Simple                  12,981       28,380                                               -
77a                3/1/98                                                         El Bethel Community Outreach           285
77b                3/1/98                                                         Paul D. Novack, PA                   2,054
77c                3/1/98                                                         Bio Flex                             5,500
--------------------------------------------------------------------------------------------------------------------------------
77d                3/1/98                                                         Coldwell Banker Realty               2,460

78                 5/5/98    Fee Simple                  15,980       47,087      Quality Mark                        54,800
79                 1/24/98   Fee Simple                  17,400            -      Any Mountain                        19,867
--------------------------------------------------------------------------------------------------------------------------------
80                 4/1/98    Fee Simple                  11,508       24,000      Dun & Bradstreet                    58,900
81                 2/11/98   Fee Simple                       -            -
82                 4/25/98   Fee Simple                       -            -      NAP                                      -
83                 6/15/98   Fee Simple                  27,938       88,560      Association Health Care Management  99,480
--------------------------------------------------------------------------------------------------------------------------------
84                 6/23/98   Fee Simple                  15,150            -      NAP                                      -
85                 7/1/98    Fee Simple                  14,051       55,620      Village Thrift                      24,100
86                 6/15/98   Fee Simple                  20,457       83,875      Village Lanes                       35,400
87                 8/1/98    Fee Simple                       -            -      Sampson Supermarkets, Inc.          52,000
--------------------------------------------------------------------------------------------------------------------------------
88                 3/12/98   Fee Simple                  14,044       52,668      Sixtex Entps, Inc.                   8,565
89                 3/2/98    Fee Simple                  20,025            -      N/A                                      -
90                 3/1/98    Fee Simple                       -            -
91                 4/1/98    Fee Simple                       -            -      NAP                                      -
--------------------------------------------------------------------------------------------------------------------------------
92                 6/3/98    Fee Simple                  37,580      110,328      Transworld Mtg. Corp.               51,439
93                 6/1/98    Leasehold                        -            -      Circuit City Stores, Inc.           27,671
94                 3/1/98    Fee Simple                       -            -                                               -
95                 3/1/98    Fee Simple                   5,136       24,996      World Equities, L.L.C               42,131


          Largest                                               Second            Second
          Tenant                                                Largest           Largest Tenant
Control   Lease               Second                            Tenant Area       Lease Exp.
No.       Exp. Date           Largest Tenant Name               Leased (Sq. Ft.)  Date
==============================================================================================
26              8/31/06       American Stores Properties             50,571            2/28/99
----------------------------------------------------------------------------------------------
27        0                   NAP                                         -       0
28        0                                                               -       0
29        0                   NAP                                         -       0
30        0                   NAP                                         -       0
----------------------------------------------------------------------------------------------
31              2/14/99       Teltrust                               69,660            3/31/02
32        0                   NAP                                         -       0
33        0                   NAP                                         -       0
35
----------------------------------------------------------------------------------------------
36              7/4/16        Lowes of Chesters                      69,370            1/31/12
37
38        0                   NAP                                         -       0
39              1/31/07       Smart Bodies                           10,000            5/31/02
----------------------------------------------------------------------------------------------
40        0                                                               -       0
41              7/31/22       United States Post Office              14,180            1/31/06
42        0                   NAP                                         -       0
43        0                   NAP                                         -       0
----------------------------------------------------------------------------------------------
44              3/31/13                                                   -       0
45              1/13/18       Just For Feet, Inc.                    16,000           12/31/12
46              9/30/98       Tandberg Data                          18,674            2/28/00
47              7/8/03                                                    -       0
----------------------------------------------------------------------------------------------
48              2/17/14       NAP                                         -       0
50             11/30/18                                                   -       0
51        0                   NAP                                         -       0
53             11/30/16       Staples                                25,075            4/30/13
----------------------------------------------------------------------------------------------
54        0                                                               -       0
55             12/31/06       Redheads Restaurant                     8,250           10/31/09
56             12/31/07                                                   -       0
57              2/28/00       Weinstock, Steven, Harris & Friedman    9,600            5/31/05
----------------------------------------------------------------------------------------------
58              3/31/01       KMart                                 108,387            7/31/01
59        0                   NAP                                         -       0
60        0                   NAP                                         -       0
61        0                   NAP                                         -       0
----------------------------------------------------------------------------------------------
62        0                                                               -       0
63        0                                                               -       0
64        0                   NAP                                         -       0
65             10/31/06       Bryant & Stratton                      22,500            9/30/00
----------------------------------------------------------------------------------------------
66             11/30/03       FirstCall Communications, Inc.         13,250            2/28/03
67        0                                                               -       0
68             11/30/18                                                   -       0
69        0                   NAP                                         -       0
----------------------------------------------------------------------------------------------
70              7/31/01       Kainnsha International                  4,408            8/14/00
71              8/31/07       Courier Systems, Inc.                 141,678            6/30/07
72             11/30/18                                                   -       0
73              3/27/05       NAP                                         -       0
----------------------------------------------------------------------------------------------
74              5/12/02       Uncle Bill's Pet Center                11,948            7/31/99
75        0                                                               -       0
76        0                   NAP                                         -       0

----------------------------------------------------------------------------------------------
77        0                                                               -       0
77a             2/28/99       Primortgage                               285            4/30/00
77b             1/31/98       Four Starz Productions                  2,025            2/28/01
77c             7/30/01       Beacon Medical Center, Inc.             3,400           12/31/99
----------------------------------------------------------------------------------------------
77d             3/30/98       Allsan Distributers, Inc.               1,812            5/31/98

78             11/30/06       Eckerd                                 11,840            1/31/11
79              3/31/01       Book Passage                           12,364            4/22/06
----------------------------------------------------------------------------------------------
80              3/31/08       Allstate                               17,820            1/31/05
81
82        0                   NAP                                         -       0
83              9/14/02       American Health Care Mgmt.              8,400            8/30/00
----------------------------------------------------------------------------------------------
84        0                   NAP                                         -       0
85             10/8/02        Acme                                   19,200            1/31/03
86              5/31/99       3 Way Winners Group                    14,945            1/31/03
87             10/31/17                                                   -       0
----------------------------------------------------------------------------------------------
88              6/30/01       Freddie Fuddruckers #2                  7,674            1/31/00
89        0                                                               -       0
90
91        0                   NAP                                         -       0
----------------------------------------------------------------------------------------------
92              5/31/02       Equivantage, Inc.                      49,706            9/30/00
93              1/31/18       NAP                                         -       0
94        0                                                               -       0
95              3/31/10                                                   -       0


                                                      Third             Third
                                                      Largest           Largest Tenant
Control      Third                                    Tenant Area       Lease Exp.             Control
No.          Largest Tenant Name                      Leased (Sq. Ft.)  Date                   No.
=======================================================================================================
26           Miller Brothers Company                      29,250              6/30/01          26
-------------------------------------------------------------------------------------------------------
27           NAP                                               -        0                      27
28                                                             -        0                      28
29           NAP                                               -        0                      29
30           NAP                                               -        0                      30
-------------------------------------------------------------------------------------------------------
31           Open Skies                                   12,230              3/31/03          31
32           NAP                                               -        0                      32
33           NAP                                               -        0                      33
35                                                                                             35
-------------------------------------------------------------------------------------------------------
36           Winn-Dixie                                   35,000              6/26/01          36
37                                                                                             37
38           NAP                                               -        0                      38
39           Champs Entertainment Group                   10,000              8/31/10          39
-------------------------------------------------------------------------------------------------------
40                                                             -        0                      40
41           Blockbuster Videos                            5,962              2/28/02          41
42           NAP                                               -        0                      42
43           NAP                                               -        0                      43
-------------------------------------------------------------------------------------------------------
44                                                             -        0                      44
45           Pick Up Stix                                  2,400              8/12/07          45
46           Integrated Business Comp.                    13,676              2/28/02          46
47                                                             -        0                      47
-------------------------------------------------------------------------------------------------------
48           NAP                                               -        0                      48
50                                                             -        0                      50
51           NAP                                               -        0                      51
53           Eckerd                                       13,205              1/31/07          53
-------------------------------------------------------------------------------------------------------
54                                                             -        0                      54
55           Bazooka's -  BZ-II, Inc.                      4,142              6/30/02          55
56                                                             -        0                      56
57           Reservoir Capital                             6,306              7/31/98          57
-------------------------------------------------------------------------------------------------------
58           Sony Cinema                                  25,450              2/29/04          58
59           NAP                                               -        0                      59
60           NAP                                               -        0                      60
61           NAP                                               -        0                      61
-------------------------------------------------------------------------------------------------------
62                                                             -        0                      62
63                                                             -        0                      63
64           NAP                                               -        0                      64
65           Valu Home Center                             22,078             10/31/99          65
-------------------------------------------------------------------------------------------------------
66           MBC Continuum                                 4,847             11/30/98          66
67                                                             -        0                      67
68                                                             -        0                      68
69           NAP                                               -        0                      69
-------------------------------------------------------------------------------------------------------
70           Urologic Specialties                          4,316              2/28/04          70
71                                                             -        0                      71
72                                                             -        0                      72
73           NAP                                               -        0                      73
-------------------------------------------------------------------------------------------------------
74           Blockbuster Entertainment                    11,550             12/31/98          74
75                                                             -        0                      75
76           NAP                                               -        0                      76

-------------------------------------------------------------------------------------------------------
77                                                             -        0                      77
77a          Advanced Transportation                         264              3/31/00          77a
77b          Carr Smith Assoc.                             1,600             12/31/98          77b
77c          Linsu, Inc.                                   1,800             10/31/00          77c
-------------------------------------------------------------------------------------------------------
77d          Wedderbaum & Jacobs, PA                       1,072              3/31/00          77d

78           Fashion Bug                                   7,200              1/31/03          78
79           McCormick & Schmick                           6,312             11/30/10          79
-------------------------------------------------------------------------------------------------------
80                                                             -        0                      80
81                                                                                             81
82           NAP                                               -        0                      82
83           Chero-Key Piping Company                      4,801              1/31/01          83
-------------------------------------------------------------------------------------------------------
84           NAP                                               -        0                      84
85           Rite Aid                                      9,133              3/31/06          85
86           Bank of America                               9,240             10/31/02          86
87                                                             -        0                      87
-------------------------------------------------------------------------------------------------------
88           OccuCenters, Inc.                             7,040              9/30/03          88
89                                                             -        0                      89
90                                                                                             90
91           NAP                                               -        0                      91
-------------------------------------------------------------------------------------------------------
92           Continental Emsco, Inc.                      39,291              3/1/01           92
93           NAP                                               -        0                      93
94                                                             -        0                      94
95                                                             -        0                      95

ITALICS indicate mortgage loans secured by multiple properties.

Control                     Loan
No.       Seller            Number         Property Name                                       Property Type
==================================================================================================================================
96        GMAC              GMAC2710       Uniprop - Saginaw Villas                            Multifamily - Mobile Home Park
97        Lehman Brothers   980127083      Indian Run Apartments                               Multifamily - Conventional
98        Lehman Brothers   980601999I     Circuit City                                        CTL - Retail
99        Lehman Brothers   980601999F     Circuit City                                        CTL - Retail
----------------------------------------------------------------------------------------------------------------------------------
100       Lehman Brothers   971120015      Hampton Inn Greenville/I85                          Hotel - Limited Service

101       GMAC              GMAC1280       Ramsgate Apartments                                 Multifamily - Conventional
101a      GMAC              GMAC1280-A     Ramsgate Apartments                                 Multifamily - Conventional
----------------------------------------------------------------------------------------------------------------------------------
101b      GMAC              GMAC1280-B     Devonshire Townhomes                                Multifamily - Conventional
101c      GMAC              GMAC1280-C     Devonshire Single Family Homes                      Multifamily - Conventional

102       Lehman Brothers   971229009      Townsquare Shop Ctr                                 Retail - Anchored
----------------------------------------------------------------------------------------------------------------------------------
103       GMAC              GMAC1960       Desert Sky Apartments                               Multifamily - Conventional
104       GMAC              GMAC1290       Brookfield Commons Office Bldg.                     Office
105       GMAC              GMAC2070       Quality Center Shopping Center                      Retail - Unanchored
106       GMAC              GMAC1300       Hickory Manor Apartments                            Multifamily - Conventional
----------------------------------------------------------------------------------------------------------------------------------
107       Lehman Brothers   971103001      45085 University Drive                              Office
108       Lehman Brothers   980106035      Executive Center                                    Office
109       Lehman Brothers   65             Napa Valley Gateway                                 Office
110       Lehman Brothers   980601999A     Circuit City                                        CTL - Retail
----------------------------------------------------------------------------------------------------------------------------------
111       GMAC              GMAC1310       Riverdale Village Apartment                         Multifamily - Conventional
112       Lehman Brothers   980408003      Courtyard at Camino Real                            Office
113       GMAC              GMAC2840       Tomball Nursing Center                              Healthcare - Nursing Home, Skilled
                                                                                                 Care
114       Lehman Brothers   970917032      867 Boylston Street                                 Office
----------------------------------------------------------------------------------------------------------------------------------
115       Lehman Brothers   971029021      Central Point Shopping Center                       Retail - Unanchored
116       Lehman Brothers   123452861      Santa Fe Apartments                                 Multifamily - Conventional
117       Lehman Brothers   980401003      Grandview Gardens                                   Multifamily - Conventional
118       Lehman Brothers   26             Tanglewood Estates                                  Multifamily - Mobile Home Park
----------------------------------------------------------------------------------------------------------------------------------

119       GMAC              GMAC1320       Florex Industrial Properties                        Industrial
119a      GMAC              GMAC1320-A     Florex Industrial Center - #05                      Industrial
119b      GMAC              GMAC1320-B     Florex Industrial Park - #10                        Industrial
----------------------------------------------------------------------------------------------------------------------------------
119c      GMAC              GMAC1320-C     Florex Industrial Center - #11                      Industrial
119d      GMAC              GMAC1320-D     Florex Industrial Center                            Industrial

120       GMAC              GMAC3030       Builders Square                                     Retail - Anchored
----------------------------------------------------------------------------------------------------------------------------------
121       Lehman Brothers   970430014      Manitoba Apartments                                 Multifamily - Conventional
122       Lehman Brothers   980601999G     Circuit City                                        CTL - Retail
123       Lehman Brothers   971217067      MIE Corporate Center                                Office
124       Lehman Brothers   980408005      6301 Hazeltine National Drive (Lake Point IV)       Office
----------------------------------------------------------------------------------------------------------------------------------
125       GMAC              GMAC1330       Brentwood Forest Apartments                         Multifamily - Conventional
126       Lehman Brothers   970430010      Overlake Apartments                                 Multifamily - Conventional
127       Lehman Brothers   971001003      Oxbridge Square Shopping Center                     Retail - Anchored
128       GMAC              GMAC2705       Uniprop - Country Meadows                           Multifamily - Mobile Home Park
----------------------------------------------------------------------------------------------------------------------------------
129       GMAC              GMAC2711       Uniprop - Sierra Vista                              Multifamily - Mobile Home Park
130       Lehman Brothers   980106049      South Mountain Shopping Center                      Retail - Anchored
131       GMAC              GMAC1340       Stanford Court Apartments                           Multifamily - Conventional

----------------------------------------------------------------------------------------------------------------------------------
132       Lehman Brothers   980127071      Extra Space Center (Loan Level)                     Self Storage
132a      Lehman Brothers   980127071A     Extra Space Center (Property Level)                 Self Storage
132b      Lehman Brothers   980127071B     Extra Space Center (Property Level)                 Self Storage
132c      Lehman Brothers   980127071C     Extra Space Center (Property Level)                 Self Storage
----------------------------------------------------------------------------------------------------------------------------------

133       GMAC              GMAC1360       The Parkview                                        Healthcare - Congregate Care
134       Lehman Brothers   971016054      Beachwood Apartments                                Multifamily - Conventional
135       Lehman Brothers   980120067      Woodlyn Shopping Center (East) a/k/a Hechinger      Retail - Anchored
                                             Plaza
----------------------------------------------------------------------------------------------------------------------------------
136       Lehman Brothers   980204044      Country Meadows Mobile Home Park                    Multifamily - Mobile Home Park
137       Lehman Brothers   4              Brookside ALF                                       Healthcare - Assisted Living
138       Lehman Brothers   980401012      801 Penn. Ave. Dc                                   Office
139       Lehman Brothers   980219003      Tartan Place Apartments                             Multifamily - Conventional
----------------------------------------------------------------------------------------------------------------------------------
140       Lehman Brothers   980219006      Green Gate Office Park                              Office
141       Lehman Brothers   971223027      9939 Norwalk Blvd & SW Corner of Geary Ave.         Industrial
142       Lehman Brothers   980127003      Village Square Mall                                 Retail - Anchored
143       Lehman Brothers   971217004      Walgreen                                            CTL - Retail
----------------------------------------------------------------------------------------------------------------------------------
144       Lehman Brothers   980309001      Ramona Plaza                                        Retail - Unanchored
145       Lehman Brothers   971222014      500 Building                                        Office
146       GMAC              GMAC1380       Ten Oaks Retirement Community(TORCH)                Healthcare - Assisted Living
147       GMAC              GMAC2520       Ramada Inn Newport                                  Hotel - Limited Service
----------------------------------------------------------------------------------------------------------------------------------
148       Lehman Brothers   980204040      Promontory Point Apartments                         Multifamily - Conventional
149       Lehman Brothers   980204016      Paramount Plaza                                     Office
150       GMAC              GMAC1150       Preferred Freezer Warehouse                         Industrial
151       GMAC              GMAC2250       Vroman's Bookstore                                  Retail - Unanchored
----------------------------------------------------------------------------------------------------------------------------------
152       Lehman Brothers   28             West Lake Self Storage                              Self Storage


                                                                                        Cross
Control                                                                         Zip     Collateral-   Original       Cut-off Date
No.       Address                                  City                State    Code    ized Groups   Balance ($)    Balance ($)
===================================================================================================================================
96        4141 Dixie Highway                       Saginaw             MI       48601   No                5,300,000      5,300,000
97        3500 Cedar Run                           Abilene             TX       76118   No                5,260,000      5,245,206
98        3124 Vestal Parkway East                 Vestal              NY       13850   No                5,336,454      5,176,901
99        5100 Youngstown Warren Road              Niles               OH       44446   No                5,336,454      5,176,901
-----------------------------------------------------------------------------------------------------------------------------------
100       47 Fisherman Lane                        Greenville          SC       29615   No                5,150,000      5,134,090

101       Various                                  Various             VAR      Various No                5,100,000      5,092,104
101a      12930 S. Brookfield                      Olathe              KS       66061
-----------------------------------------------------------------------------------------------------------------------------------
101b      13103 - 13224 Brougham Street            Olathe              KS       66062
101c      13104-13224 Brougham Street, West 132nd  Olathe              KS       66062
            Terrace
102       120-124 Clairborne Road                  Olathe              KS       66062   No                5,000,000      4,997,304
-----------------------------------------------------------------------------------------------------------------------------------
103       4620 West McDowell Road                  Phoenix             AZ       85035   No                5,000,000      4,992,393
104       6600 West Broad Street                   Richmond            VA       23230   No                5,000,000      4,989,554
105       US Route 30 and 896                      East Lampeter       PA       17602   No                4,950,000      4,950,000
                                                     Township
106       2900 Hamilton Church Road                Antioch (Nashville) TN       37013   No                4,950,000      4,946,139
-----------------------------------------------------------------------------------------------------------------------------------
107       45085 University Drive                   Ashburn             VA       20147   No                4,900,000      4,900,000
108       415 Washington Street                    Waukegan            IL       60085   No                4,900,000      4,883,690
109       499 Devlin Road                          Napa                CA       94558   No                4,800,000      4,797,231
110       4635 College Avenue                      Grand Chute         WI       54915   No                4,941,160      4,793,427
-----------------------------------------------------------------------------------------------------------------------------------
111       Riverdale Road, 54th St.& 56th St.       Riverdale           MD       20737   No                4,800,000      4,792,216
112       14855 Blanco Road                        San Antonio         TX       78216   No                4,750,000      4,743,714
113       815 North Peach Street                   Tomball             TX       77375   No                4,720,000      4,715,491
114       867 Boylston Street                      Boston              MA       02116   No                4,700,000      4,691,392
-----------------------------------------------------------------------------------------------------------------------------------
115       627-699 Harrisburg Pike                  Columbus            OH       43223   No                4,700,000      4,688,791
116       3955 East Charleston Boulevard           Las Vegas           NV       89104   No                4,800,000      4,678,878
117       957 Bristol Pike                         Bensalem            PA       19020   No                4,680,000      4,677,194
118       10 Sparrow Street                        Keene               NH       03431   No                4,680,000      4,669,992
-----------------------------------------------------------------------------------------------------------------------------------

119       Various                                  Various             FL       Various No                4,675,000      4,659,845
119a      920-938 East 124th Avenue                Tampa               FL       33612
119b      4302 East 10th Avenue                    Tampa               FL       33605
-----------------------------------------------------------------------------------------------------------------------------------
119c      4020-4101 East 12th Avenue               Tampa               FL       33605
119d      13211 - 13217 N. Nebraska                Tampa               FL       33612

120       4340 Lincoln Highway                     Matteson            IL       60443   No                5,000,000      4,624,417
-----------------------------------------------------------------------------------------------------------------------------------
121       8225 Calmont Drive                       Fort Worth          TX       76116   No                4,622,677      4,609,873
122       3600 South Glenstone Avenue              Springfield         MO       65804   No                4,743,514      4,601,690
123       420 & 500 Corporate Circle               Golden              CO       80401   No                4,600,000      4,600,000
124       6301 Hazeltine National Drive            Orlando             FL       32822   No                4,600,000      4,593,379
-----------------------------------------------------------------------------------------------------------------------------------
125       777 Southeast 15th Street                Edmond              OK       73013   No                4,575,000      4,571,837
126       7920 Northwest 21st Street               Bethany             OK       73008   No                4,577,902      4,571,550
127       9901-10011 Hull Street                   Richmond            VA       23236   No                4,517,500      4,512,267
128       860 Richards Road                        Antioch             TN       37013   No                4,500,000      4,500,000
-----------------------------------------------------------------------------------------------------------------------------------
129       1299 Zepol                               Santa Fe            NM       87505   No                4,500,000      4,500,000
130       Emaus Avenue and East 3rd Street         Allentown           PA       18049   No                4,500,000      4,494,788
131       1011-1153 Raritan Drive                  Rock Hill           MO       63119   No                4,500,000      4,490,234

-----------------------------------------------------------------------------------------------------------------------------------
132       Various                                  Various             FL       Various No                4,350,000      4,345,790
132a      6717 Benjamin Rd                         Tampa               FL       33634
132b      8119 Anderson Road                       Tampa               FL       33634
132c      21338 Lake Patience Road                 Land O Lakes        FL       34639
-----------------------------------------------------------------------------------------------------------------------------------

133       1914 Poplar Avenue                       Memphis             TN       38104   No                4,300,000      4,295,098
134       2827 North 51st Avenue                   Phoenix             AZ       85035   No                4,300,000      4,277,874
135       Southeast side of Macdade Boulevard      Ridley Township     PA       19094   No                4,275,000      4,272,359
-----------------------------------------------------------------------------------------------------------------------------------
136       5121 Clinton Street Road (Route 33)      Batavia             NY       14020   No                4,240,000      4,234,445
137       4450 Hamilton Mill Road                  Buford              GA       30518   No                4,250,000      4,230,998
138       801 Pennsylvania Avenue, S.E.            Washington D.C.     DC       20003   No                4,200,000      4,197,469
139       401 Tartan Court                         Fayetteville        NC       28311   No                4,200,000      4,197,326
-----------------------------------------------------------------------------------------------------------------------------------
140       25 Woods Lake Road                       Greenville          SC       29607   No                4,200,000      4,192,137
141       9939 Norwalk Blvd & SW Corner of Geary   Santa Fe Springs    CA       90670   No                4,165,000      4,159,557
            Ave.
142       U.S. 45 @ 4th Street                     Effingham           IL       62401   No                4,150,000      4,144,792
143       2859 Long Beach Road                     Oceanside           NY       11572   No                4,116,108      4,110,711
-----------------------------------------------------------------------------------------------------------------------------------
144       11104 Ramona Boulevard                   El Monte            CA       91731   No                4,100,000      4,097,452
145       500 Office Park Drive                    Birmingham          AL       35223   No                4,100,000      4,095,890
146       3610 SE Huntington Circle                Lawton              OK       73501   No                4,100,000      4,095,326
147       936 West Main Road                       Middletown          RI       02842   No                4,000,000      4,000,000
-----------------------------------------------------------------------------------------------------------------------------------
148       2250 Ridgepoint                          Austin              TX       78754   No                4,000,000      3,991,756
149       14502 North Dale Mabry Highway           Tampa               FL       33618   No                4,000,000      3,982,233
150       2900 NW 75th Street                      Miami               FL       33147   No                4,000,000      3,964,918
151       695 East Colorado Blvd.                  Pasadena            CA       91101   No                3,950,000      3,945,630
-----------------------------------------------------------------------------------------------------------------------------------
152       2550 Willow Lane                         Thousand Oaks       CA       91362   No                3,915,000      3,909,753


          % of          Cumulative                           Master                                        Original    Remaining
          Aggregate     % of Initial            Servicing    Servicing       Interest                      Interest-   Interest-
Control   Cut-off Date  Pool        Mortgage    Fee          Fee             Accrual  Amortization         Only Period Only Period
No.       Balance       Balance     Rate (%)    Rate (%)     Rate (%)        Method   Type                 (Mos.)      (Mos.)
===================================================================================================================================
96            0.21       67.53      6.3500     0.0422        0.0200          Act/360  ARD                            0           0
97            0.21       67.73      7.1500     0.0922        0.0400          Act/360  Balloon                        0           0
98            0.20       67.94      7.9600     0.0722        0.0400          30/360   Fully Amortizing               0           0
99            0.20       68.14      7.9600     0.0722        0.0400          30/360   Fully Amortizing               0           0
-----------------------------------------------------------------------------------------------------------------------------------
100           0.20       68.35      7.3900     0.1422        0.0400          Act/360  Balloon                        0           0

101           0.20       68.55      7.1250     0.1272        0.0200          Act/360  Balloon                        0           0
101a
-----------------------------------------------------------------------------------------------------------------------------------
101b
101c

102           0.20       68.74      7.4700     0.0922        0.0400          Act/360  Balloon                        0           0
-----------------------------------------------------------------------------------------------------------------------------------
103           0.20       68.94      7.2100     0.1272        0.0200          Act/360  Balloon                        0           0
104           0.20       69.14      7.4200     0.1272        0.0200          Act/360  Balloon                        0           0
105           0.20       69.34      7.4000     0.1272        0.0200          Act/360  Interest Only...Balloon       24          23
106           0.20       69.53      7.2500     0.1272        0.0200          30/360   Balloon                        0           0
-----------------------------------------------------------------------------------------------------------------------------------
107           0.19       69.72      7.3100     0.0922        0.0400          Act/360  Interest Only...ARD           24          17
108           0.19       69.92      7.2600     0.0922        0.0400          Act/360  Balloon                        0           0
109           0.19       70.11      7.2600     0.0922        0.0400          Act/360  Balloon                        0           0
110           0.19       70.30      7.9600     0.0722        0.0400          30/360   Fully Amortizing               0           0
-----------------------------------------------------------------------------------------------------------------------------------
111           0.19       70.49      7.0700     0.1272        0.0200          30/360   Balloon                        0           0
112           0.19       70.67      7.3700     0.0922        0.0400          Act/360  Balloon                        0           0
113           0.19       70.86      7.7500     0.1272        0.0200          Act/360  Balloon                        0           0
114           0.19       71.04      7.4800     0.0922        0.0400          Act/360  Balloon                        0           0
-----------------------------------------------------------------------------------------------------------------------------------
115           0.19       71.23      7.1850     0.0922        0.0400          30/360   Balloon                        0           0
116           0.18       71.42      8.5600     0.1672        0.0400          30/360   Balloon                        0           0
117           0.18       71.60      7.0800     0.0922        0.0400          Act/360  Balloon                        0           0
118           0.18       71.78      7.3500     0.0922        0.0400          Act/360  ARD                            0           0
-----------------------------------------------------------------------------------------------------------------------------------

119           0.18       71.97      7.5000     0.1272        0.0200          Act/360  Balloon                        0           0
119a
119b
-----------------------------------------------------------------------------------------------------------------------------------
119c
119d

120           0.18       72.15      8.1250     0.0672        0.0250          30/360   Fully Amortizing               0           0
-----------------------------------------------------------------------------------------------------------------------------------
121           0.18       72.33      7.4379     0.0922        0.0400          Act/360  Balloon                        0           0
122           0.18       72.52      7.9600     0.0722        0.0400          30/360   Fully Amortizing               0           0
123           0.18       72.70      6.9600     0.1422        0.0400          Act/360  Balloon                        0           0
124           0.18       72.88      7.0300     0.0922        0.0400          Act/360  Balloon                        0           0
-----------------------------------------------------------------------------------------------------------------------------------
125           0.18       73.06      7.0200     0.1272        0.0200          Act/360  Balloon                        0           0
126           0.18       73.24      7.4700     0.0922        0.0400          Act/360  Balloon                        0           0
127           0.18       73.42      7.4000     0.1522        0.0400          30/360   Fully Amortizing               0           0
128           0.18       73.60      6.3500     0.0422        0.0200          Act/360  ARD                            0           0
-----------------------------------------------------------------------------------------------------------------------------------
129           0.18       73.77      6.3500     0.0422        0.0200          Act/360  ARD                            0           0
130           0.18       73.95      7.4000     0.1422        0.0400          30/360   Fully Amortizing               0           0
131           0.18       74.13      7.2500     0.1272        0.0200          Act/360  Balloon                        0           0

-----------------------------------------------------------------------------------------------------------------------------------
132           0.17       74.30      7.3300     0.1422        0.0400          Act/360  Balloon                        0           0
132a
132b
132c
-----------------------------------------------------------------------------------------------------------------------------------

133           0.17       74.47      7.5000     0.1272        0.0200          30/360   Balloon                        0           0
134           0.17       74.64      7.2600     0.0922        0.0400          Act/360  Balloon                        0           0
135           0.17       74.81      7.0400     0.0922        0.0400          Act/360  Balloon                        0           0
-----------------------------------------------------------------------------------------------------------------------------------
136           0.17       74.98      7.4100     0.0922        0.0400          Act/360  Balloon                        0           0
137           0.17       75.14      7.3400     0.0922        0.0400          Act/360  Balloon                        0           0
138           0.17       75.31      7.1200     0.1422        0.0400          Act/360  Balloon                        0           0
139           0.17       75.47      6.9400     0.0922        0.0400          Act/360  Balloon                        0           0
-----------------------------------------------------------------------------------------------------------------------------------
140           0.17       75.64      7.4000     0.1422        0.0400          Act/360  Balloon                        0           0
141           0.16       75.80      7.4200     0.1422        0.0400          Act/360  ARD                            0           0
142           0.16       75.97      7.5800     0.0922        0.0400          Act/360  Balloon                        0           0
143           0.16       76.13      7.1300     0.0722        0.0400          30/360   Balloon                        0           0
-----------------------------------------------------------------------------------------------------------------------------------
144           0.16       76.29      7.0200     0.1422        0.0400          Act/360  Balloon                        0           0
145           0.16       76.46      7.1700     0.1422        0.0400          Act/360  Balloon                        0           0
146           0.16       76.62      7.5000     0.1272        0.0200          30/360   Balloon                        0           0
147           0.16       76.77      7.8750     0.1272        0.0200          Act/360  ARD                            0           0
-----------------------------------------------------------------------------------------------------------------------------------
148           0.16       76.93      7.0400     0.0922        0.0400          Act/360  Balloon                        0           0
149           0.16       77.09      7.1800     0.1422        0.0400          Act/360  Balloon                        0           0
150           0.16       77.25      7.6500     0.1272        0.0200          Act/360  Fully Amortizing               0           0
151           0.16       77.40      7.0000     0.1272        0.0200          Act/360  Balloon                        0           0
-----------------------------------------------------------------------------------------------------------------------------------
152           0.15       77.56      7.3200     0.0922        0.0400          Act/360  Balloon                        0           0


                     Remaining
          Term to    Term to     Original      Remaining                                    Balloon
Control   Maturity   Maturity    Amortization  Amortization  Origination   Maturity         or ARD
No.       (Mos.)     (Mos.)      Term (Mos.)   Term (Mos.)   Date          or ARD           Balance ($)
==========================================================================================================
96          126          126           360         360            7/13/98      2/10/09     4,432,102
97          120          116           360         356            3/31/98      4/1/08      4,606,532
98          264          244           264         244           11/27/96     12/1/18             -
99          264          244           264         244           11/27/96     12/1/18             -
----------------------------------------------------------------------------------------------------------
100         120          117           300         297            4/16/98      5/1/08      4,170,930

101         120          118           360         358            5/6/98       6/1/08      4,400,119
101a
----------------------------------------------------------------------------------------------------------
101b
101c

102         120          119           360         359            6/9/98       7/1/08      4,415,421
----------------------------------------------------------------------------------------------------------
103         120          118           360         358            5/8/98       6/1/08      4,322,301
104          84           81           360         357            4/20/98      5/1/05      4,593,804
105         144          143           324         324            6/5/98       7/1/10      4,107,228
106         180          179           360         359            6/15/98      7/1/13      3,699,230
----------------------------------------------------------------------------------------------------------
107         120          113           360         360           12/17/97      1/1/08      4,463,535
108         120          115           360         355            2/6/98       3/1/08      4,304,200
109         120          119           360         359            6/25/98      7/11/08     4,216,100
110         264          244           264         244           11/27/96     12/1/18             -
----------------------------------------------------------------------------------------------------------
111         120          118           360         358            5/28/98      6/1/08      4,125,753
112         120          118           360         358            5/13/98      6/1/08      4,183,469
113         180          179           300         299            6/3/98       7/1/13      2,985,318
114         120          117           360         357            4/29/98      5/1/08      4,151,681
----------------------------------------------------------------------------------------------------------
115         120          117           360         357            4/8/98       5/1/08      4,050,563
116          84           47           360         323            6/12/95      7/1/02      4,471,128
117         180          179           362         361            6/10/98      7/1/13      3,611,415
118         120          118           300         298            5/22/98      6/1/08      3,784,997
----------------------------------------------------------------------------------------------------------

119         120          117           300         297            4/2/98       5/1/08      3,737,998
119a
119b
----------------------------------------------------------------------------------------------------------
119c
119d

120         288          233           288         233           12/1/93       1/1/18             -
----------------------------------------------------------------------------------------------------------
121         113          109           353         349            4/1/98       9/1/07      4,094,455
122         264          244           264         244           11/27/96     12/1/18             -
123         120          120           360         360            7/7/98       8/1/08      4,008,142
124          84           82           360         358            5/4/98       6/1/05      4,236,263
----------------------------------------------------------------------------------------------------------
125         120          119           360         359            6/18/98      7/1/08      3,937,507
126         111          109           351         349            5/11/98      9/1/07      4,068,316
127         300          299           300         299            6/2/98       7/1/23             -
128         126          126           360         360            7/13/98      2/10/09     3,763,106
----------------------------------------------------------------------------------------------------------
129         126          126           360         360            7/13/98      2/10/09     3,763,106
130         300          299           300         299            6/5/98       7/1/23             -
131         120          117           360         357            4/27/98      5/1/08      3,893,626

----------------------------------------------------------------------------------------------------------
132         120          119           300         299            6/30/98      7/1/08      3,516,474
132a
132b
132c
----------------------------------------------------------------------------------------------------------

133         120          119           300         299            6/16/98      7/1/08      3,427,853
134          84           77           360         353           12/11/97      1/1/05      3,974,659
135         120          119           360         359            6/15/98      7/1/08      3,733,415
----------------------------------------------------------------------------------------------------------
136         120          118           360         358            5/14/98      6/1/08      3,738,105
137         120          114           360         354            1/14/98      2/1/08      3,737,607
138         120          119           360         359            6/9/98       7/1/08      3,675,656
139         120          119           360         359            6/2/98       7/1/08      3,658,171
----------------------------------------------------------------------------------------------------------
140         120          117           360         357            4/22/98      5/1/08      3,702,487
141         120          118           360         358            5/7/98       6/1/08      3,672,914
142         120          118           360         358            5/22/98      6/1/08      3,674,461
143         240          239           289         288            6/8/98       7/1/18      1,260,001
----------------------------------------------------------------------------------------------------------
144         144          143           360         359            6/17/98      7/1/10      3,421,787
145         120          119           300         299            6/10/98      7/1/08      3,298,168
146         120          119           300         299            6/16/98      7/1/08      3,268,418
147         123          123           300         300            7/1/98      11/1/08      3,201,594
----------------------------------------------------------------------------------------------------------
148         120          117           360         357            3/31/98      5/1/08      3,493,356
149         120          116           300         296            3/26/98      4/1/08      3,218,382
150         180          177           180         177            5/1/98       5/1/13             -
151         156          155           300         299            6/24/98      7/1/11      2,725,209
----------------------------------------------------------------------------------------------------------
152         120          118           360         358            5/25/98      6/1/08      3,443,650


                                       Annual          Underwritten   Underwritten
Control                                Debt            Net Cash       NCF            Appraised         Appraisal
No.       Prepayment Provisions        Service ($)     Flow ($)       DSCR (x)       Value ($)         Date
====================================================================================================================
96        L(2),D(7.75),O(.75)             399,614          599,851             1.50    8,000,000            5/1/98
97        L(3),D(6.75),O(.25)             426,317          543,113             1.27    6,700,000            2/27/98
98        L(1),YM(21)                     514,620          514,620             1.00    5,550,000            6/8/98
99        L(1),YM(21)                     514,620          514,620             1.00    5,500,000            6/3/98
--------------------------------------------------------------------------------------------------------------------
100       L(4),D(5.75),O(.25)             452,284          704,128             1.56    6,900,000            1/5/98

101       YM1%(9.5),O(.5)                 416,645          572,371             1.37    6,818,175       0
101a                                                                                   4,000,000           10/15/97
--------------------------------------------------------------------------------------------------------------------
101b                                                                                   1,373,175           12/9/97
101c                                                                                   1,445,000           12/9/97

102       L(4),D(5.75),O(.25)             418,297          561,887             1.34    6,900,000            2/9/98
--------------------------------------------------------------------------------------------------------------------
103       YM1%(9.5),O(.5)                 411,989          512,289             1.37    6,300,000            4/7/98
104       YM1%(6.5),O(.5)                 420,766          540,934             1.29    6,700,000            9/26/97
105       L(2.083),D(9.417),O(.5)         428,456          551,945             1.64    5,150,000            5/1/98
106       L(2.083),D(12.417),O(.5)        405,208          494,735             1.22    6,420,000            1/20/98
--------------------------------------------------------------------------------------------------------------------
107       L(4),YM1%(5.75),O(.25)          403,515          716,239             1.77   10,000,000           11/20/97
108       L(4),D(5.5),O(.5)               401,519          524,563             1.31    6,850,000            1/1/98
109       L(2.17),D(7.58),O(.25)          393,324          486,884             1.24    6,520,000            3/20/98
110       L(1),YM(21)                     476,500          476,500             1.00    5,100,000            6/2/98
--------------------------------------------------------------------------------------------------------------------
111       L(2.083),D(7.417),O(.5)         385,926          673,566             1.75    7,700,000            1/30/98
112       L(4),YM1%(5.75),O(.25)          393,491          517,467             1.32    6,400,000            4/14/98
113       L(2.083),D(12.417),O(.5)        432,102          725,299             1.68    5,900,000            4/6/98
114       L(4),D(5.5),O(.5)               393,585          494,662             1.26    6,400,000           11/10/97
--------------------------------------------------------------------------------------------------------------------
115       L(5),D(4.5),O(.5)               382,264          529,515             1.39    7,300,000            1/22/98
116       YM1%(6.5),O(.5)                 445,346          545,371             1.22    6,900,000            5/1/98
117       L(3),D(11.5),O(.5)              376,056          503,362             1.34    5,900,000            3/1/98
118       L(3.167),D(6.583),O(.25)        409,554          548,552             1.34    5,850,000            1/8/98
--------------------------------------------------------------------------------------------------------------------

119       L(2.25),D(7.25),O(.5)           418,652          671,374             1.60    7,525,000       0
119a                                                                                   3,000,000            1/27/98
119b                                                                                   1,700,000            1/27/98
--------------------------------------------------------------------------------------------------------------------
119c                                                                                   1,100,000            1/27/98
119d                                                                                   1,725,000            1/27/98

120       L(3),YM1%(21)                   474,156          619,675             1.31    6,240,000            6/24/98
--------------------------------------------------------------------------------------------------------------------
121       L(2.417),YM1%(6.5),O(.5)        387,590          519,624             1.34    5,800,000            2/6/98
122       L(1),YM(21)                     457,440          457,440             1.00    5,000,000            6/9/98
123       L(4),D(5.75),O(.25)             365,765          517,826             1.42    5,750,000            3/11/98
124       L(3),D(3.75),O(.25)             368,360          479,077             1.30    6,200,000            4/15/98
--------------------------------------------------------------------------------------------------------------------
125       L(2.083),D(7.417),O(.5)         369,831          540,203             1.46    6,100,000            4/17/98
126       L(2.25),YM1%(6.5),O(.5)         385,641          484,152             1.26    5,800,000            3/25/98
127       L(10),D(14.5),O(.5)             397,088          724,752             1.83    9,400,000            3/6/98
128       L(2),D(7.75),O(.75)             339,294          644,243             1.90    6,650,000            5/1/98
--------------------------------------------------------------------------------------------------------------------
129       L(2),D(7.75),O(.75)             339,294          595,788             1.76    6,800,000            5/1/98
130       L(12),D(12.75),O(.25)           395,549          510,612             1.29    6,000,000            3/31/98
131       L(2.25),D(7.25),O(.5)           372,323          475,869             1.28    5,700,000            3/26/98

--------------------------------------------------------------------------------------------------------------------
132       L(4),D(5.75),O(.25)             380,000          524,893             1.38    6,580,000            4/15/98
132a                                                                                   1,500,000            4/15/98
132b                                                                                   2,480,000            4/15/98
132c                                                                                   2,600,000            4/15/98
--------------------------------------------------------------------------------------------------------------------

133       YM1%(9.5),O(.5)                 381,319          544,000             1.43    6,900,000            1/28/97
134       L(3),D(3.5),O(.5)               352,353          469,923             1.33    5,430,000            8/14/97
135       L(4),D(5.75),O(.25)             342,679          465,252             1.36    5,700,000            1/14/98
--------------------------------------------------------------------------------------------------------------------
136       L(4),D(5.75),O(.25)             352,630          477,392             1.35    5,300,000            3/14/98
137       L(5),YM1%(4.5),O(.5)            351,029          480,318             1.37    6,400,000           12/1/97
138       L(4),D(5.75),O(.25)             339,384          466,201             1.37    5,300,000            5/21/98
139       L(4),D(5.75),O(.25)             333,284          442,491             1.33    5,300,000            3/5/98
--------------------------------------------------------------------------------------------------------------------
140       L(4),D(5.75),O(.25)             348,959          473,413             1.36    6,000,000            3/9/98
141       L(4),YM1%(5.75),O(.25)          346,734          454,137             1.31    5,880,000            1/28/98
142       L(4),D(5.75),O(.25)             350,941          447,151             1.27    5,600,000            3/11/98
143       L(10),D(10)                     358,239          366,479             1.02    4,320,000            7/1/98
--------------------------------------------------------------------------------------------------------------------
144       L(4),D(7.75),O(.25)             327,990          436,384             1.33    5,500,000            2/20/98
145       L(4),D(5.75),O(.25)             353,089          465,318             1.32    5,500,000            2/27/98
146       YM1%(9.5),O(.5)                 363,584          514,000             1.41    6,950,000            1/30/98
147       L(4),D(5.917),O(.333)           370,212          574,840             1.55    6,200,000            4/1/98
--------------------------------------------------------------------------------------------------------------------
148       L(4),D(5.5),O(.5)               320,636          621,988             1.94    8,500,000            3/11/98
149       L(4),D(5.75),O(.25)             344,786          482,056             1.40    5,400,000            2/18/98
150       YM1%(14.417),O(.583)            452,217          610,596             1.35    7,000,000            3/25/98
151       L(2.083),D(10.417),O(.5)        338,158          531,101             1.57    6,100,000            4/28/98
--------------------------------------------------------------------------------------------------------------------
152       L(5),YM1%(4.75),O(.25)          322,720          390,076             1.21    5,090,000            2/18/98


          Cut-off    Scheduled                                                               Cut-off
          Date       Maturity                                            Sq. Ft., Units,     Sq. Ft, Unit  Occupancy
Control   LTV        ARD Date     Year                Year               Beds, Pads          Bed, Pad      Percentage
No.       (%)        LTV (%)      Built               Renovated          or Rooms            or Room ($)   (%)
========================================================================================================================
96            66.3       55.4     1964/1967           NAP                         467  Pads   11,349.04          83.0
97            78.3       68.8     1982                N/A                         256 Units   20,489.09          94.2
98            93.3        0.0     1996                N/A                      37,591 Sq Ft      137.72         100.0
99            94.1        0.0     1996                N/A                      33,290 Sq Ft      155.51         100.0
------------------------------------------------------------------------------------------------------------------------
100           74.4       60.5     1993                1996                        140 Rooms   36,672.07          62.2

101           74.7       64.5     Various             Various                     156 Units   32,641.69         100.0
101a                              1985                NAP                         112 Units   26,672.95         100.0
------------------------------------------------------------------------------------------------------------------------
101b                              1984                NAP                          24 Units   42,731.07         100.0
101c                              1985-1987           NAP                          20 Units   53,959.38         100.0

102           72.4       64.0     1982                N/A                     131,505 Sq Ft       38.00          97.0
------------------------------------------------------------------------------------------------------------------------
103           75.1       65.1     1985                Ongoing Since 11/97         274 Units   18,220.41          96.0
104           74.5       68.6     1975                1989-90; 1996            91,245 Sq Ft       54.68         100.0
105           75.7       58.9     1987-88             NAP                      62,327 Sq Ft       79.42          81.0
106           77.0       57.6     1997                NAP                         152 Units   32,540.39          96.0
------------------------------------------------------------------------------------------------------------------------
107           49.0       44.6     1997                N/A                      72,779 Sq Ft       67.33         100.0
108           71.3       62.8     1940's              1983                     73,418 Sq Ft       66.52          93.0
109           73.6       64.7     1900,94                                      59,062 Sq Ft       81.22          95.9
110           94.0        0.0     1996                N/A                      45,122 Sq Ft      106.23         100.0
------------------------------------------------------------------------------------------------------------------------
111           62.2       53.6     1959-1963           1985                        272 Units   17,618.44          90.0
112           74.1       65.4     1985                N/A                      78,166 Sq Ft       60.69          91.3
113           79.9       50.6     1972                1985 & 1996-1997            122  Beds   38,651.56          99.0
114           73.3       64.9     1910                1977, 1997               29,026 Sq Ft      161.63         100.0
------------------------------------------------------------------------------------------------------------------------
115           64.2       55.5     1952-80             1958,79,89              154,007 Sq Ft       30.45         100.0
116           67.8       64.8     1988                N/A                         144 Units   32,492.21          89.6
117           79.3       61.2     1964                1996                        226 Units   20,695.55          95.0
118           79.8       64.7     1970s                                           322  Pads   14,503.08          99.0
------------------------------------------------------------------------------------------------------------------------

119           61.9       49.7     Various             Various                 271,400 Sq Ft       17.17          95.3
119a                              1964-1989           1989                    112,000 Sq Ft       16.59          97.0
119b                              1985-1989           1995                     60,000 Sq Ft       17.55          96.0
------------------------------------------------------------------------------------------------------------------------
119c                              1980-1986           NAP                      43,400 Sq Ft       15.70          84.0
119d                              1964-1989           1994 / 1997              56,000 Sq Ft       19.08         100.0

120           74.1        0.0     1992                NAP                      90,000 Sq Ft       51.38         100.0
------------------------------------------------------------------------------------------------------------------------
121           79.5       70.6     1973                1996,97                     265 Units   17,395.75          95.5
122           92.0        0.0     1996                N/A                      39,259 Sq Ft      117.21         100.0
123           80.0       69.7     1996                N/A                      72,600 Sq Ft       63.36         100.0
124           74.1       68.3     1987                N/A                      78,997 Sq Ft       58.15         100.0
------------------------------------------------------------------------------------------------------------------------
125           75.0       64.6     1974                1995                        252 Units   18,142.21          90.0
126           78.8       70.1     1975                1995                        338 Units   13,525.30          90.2
127           48.0        0.0     1981                N/A                     127,801 Sq Ft       35.31          92.0
128           67.7       56.6     1971                NAP                         296  Pads   15,202.70          98.0
------------------------------------------------------------------------------------------------------------------------
129           66.2       55.3     1985                NAP                         229  Pads   19,650.66         100.0
130           74.9        0.0     1986                N/A                      66,124 Sq Ft       67.98          98.0
131           78.8       68.3     1960/1965           1997                        144 Units   31,182.18          97.0

------------------------------------------------------------------------------------------------------------------------
132           66.1       53.4     Various             various                 197,124 Sq Ft       22.05          75.7
132a                              1972                1978                     61,262 Sq Ft       16.32          75.4
132b                              1972                1987                     78,089 Sq Ft       21.15          69.9
132c                              1983-84             1987                     57,773 Sq Ft       29.34          76.1
------------------------------------------------------------------------------------------------------------------------

133           62.3       49.7     1924                1965                        132  Beds   32,538.62         100.0
134           78.8       73.2     1981                N/A                         213 Units   20,083.91          94.4
135           75.0       65.5     1960                1982                     81,856 Sq Ft       52.19         100.0
------------------------------------------------------------------------------------------------------------------------
136           79.9       70.5     1970                N/A                         203  Pads   20,859.33         100.0
137           66.1       58.4     1995                                             60  Beds   70,516.63          98.0
138           79.2       69.4     1890's              1987                     62,230 Sq Ft       67.45          83.0
139           79.2       69.0     1985                N/A                         104 Units   40,358.90          98.0
------------------------------------------------------------------------------------------------------------------------
140           69.9       61.7     1974                1997                    103,152 Sq Ft       40.64          89.0
141           70.7       62.5     1995                N/A                      89,499 Sq Ft       46.48         100.0
142           74.0       65.6     1973                1996                    231,139 Sq Ft       17.93          95.7
143           95.2       29.2     1998                N/A                      13,905 Sq Ft      295.63         100.0
------------------------------------------------------------------------------------------------------------------------
144           74.5       62.2     1959                1996                     43,453 Sq Ft       94.30         100.0
145           74.5       60.0     1972                1996/1997                66,181 Sq Ft       61.89          99.3
146           58.9       47.0     1989                1998                        100 Units   40,953.26          97.0
147           64.5       51.6     1958                1987 and 1998               162 Rooms   24,691.36          40.0
------------------------------------------------------------------------------------------------------------------------
148           47.0       41.1     1984                N/A                         252 Units   15,840.30          94.4
149           73.8       59.6     1985                N/A                      62,000 Sq Ft       64.23         100.0
150           56.6        0.0     1967                1995                    197,640 Sq Ft       20.06          90.0
151           64.7       44.7     1953                1970 and 1996            32,288 Sq Ft      122.20         100.0
------------------------------------------------------------------------------------------------------------------------
152           76.8       67.7     1989                                            487 Units    8,028.24          92.0


                                                     Annual                                                          Largest
                                                     Replacement      Annual                                         Tenant Area
Control   Occupancy          Ownership               Reserve          TI/LC                                          Leased
No.       Date               Interest                Deposit          Deposit     Largest Tenant Name                (Sq. Ft.)
================================================================================================================================
96                 4/25/98   Fee Simple                       -            -      NAP                                      -
97                 3/2/98    Fee Simple                  57,600            -      N/A                                      -
98                11/27/96   Fee Simple                       -            -      Circuit City, Inc.                  37,591
99                11/27/96   Fee Simple                       -            -      Circuit City, Inc.                  33,290
--------------------------------------------------------------------------------------------------------------------------------
100               11/31/97   Fee Simple                  53,760            -      N/A                                      -

101       0                  Fee Simple                  35,100            -      NAP                                      -
101a               4/16/98                                                        NAP                                      -
--------------------------------------------------------------------------------------------------------------------------------
101b               4/16/98                                                        NAP                                      -
101c               4/16/98                                                        NAP                                      -

102                5/26/98   Fee Simple                  22,662       52,602      Westlake Hardware                   25,500
--------------------------------------------------------------------------------------------------------------------------------
103                3/23/98   Fee Simple                  54,804            -      NAP                                      -
104               10/1/97    Fee Simple                   9,125      120,000      World Access, Inc.                  42,268
105                5/4/98    Fee Simple                   9,357       51,528      Factory Card Outlet                 13,887
106                5/29/98   Fee Simple                  30,400            -      NAP                                      -
--------------------------------------------------------------------------------------------------------------------------------
107                4/1/98    Fee Simple                   7,278            -      Coherent Communications             72,779
108                1/31/98   Fee Simple                  10,827       75,000      O'Hagan, Smith & Amundsen            8,204
109                6/1/98    Fee Simple                  12,292       12,292      Essex Corporation                   14,960
110               11/27/96   Fee Simple                       -            -      Circuit City, Inc.                  45,122
--------------------------------------------------------------------------------------------------------------------------------
111                1/30/98   Fee Simple                  68,004            -      NAP                                      -
112                3/18/98   Fee Simple                  11,725            -      Amal. Software                      11,770
113                6/3/98    Fee Simple                       -            -      NAP                                      -
114                3/20/98   Fee Simple                   4,354       14,400      Learning Institute                   8,700
--------------------------------------------------------------------------------------------------------------------------------
115                3/24/98   Fee Simple                  59,225       25,000      Ohio Thrift Stores                  27,500
116                3/31/98   Fee Simple                       -            -      N/A                                      -
117                5/4/98    Fee Simple                  50,850            -      N/A                                      -
118               12/24/97   Fee Simple                  31,032            -      N/A                                      -
--------------------------------------------------------------------------------------------------------------------------------

119       0                  Fee Simple                  29,854       75,000      NAP                                      -
119a               2/1/98                                                         Stylecraft Kitchens, Inc.           16,000
119b               2/1/98                                                         Van Dyne Crotty, Inc.               15,000
--------------------------------------------------------------------------------------------------------------------------------
119c               2/1/98                                                         Southern Power and Controls          6,000
119d               2/1/98                                                         Lyndan, Inc.                        11,800

120               12/5/97    Fee Simple                   9,000            -      Builders Square, Inc.               90,000
--------------------------------------------------------------------------------------------------------------------------------
121               12/31/97   Fee Simple                  66,252            -      N/A                                      -
122               11/27/96   Fee Simple                       -            -      Circuit City, Inc.                  39,259
123                3/15/98   Fee Simple                   7,260       36,850      Epilog Corporation                  18,000
124                3/31/98   Fee Simple                   7,900       48,859      Curtin Mathison                     31,693
--------------------------------------------------------------------------------------------------------------------------------
125                6/15/98   Fee Simple                  63,504            -      NAP                                      -
126                3/31/98   Fee Simple                  85,932            -      N/A                                      -
127                1/1/98    Fee Simple and Leasehold    19,170            -      Ukrops                              34,512
128                4/25/98   Fee Simple                       -            -      NAP                                      -
--------------------------------------------------------------------------------------------------------------------------------
129                4/25/98   Fee Simple                       -            -      NAP                                      -
130                3/3/98    Leasehold                   13,225            -      Giant Food Store                    40,743
131                4/27/98   Fee Simple                  42,912            -      NAP                                      -

--------------------------------------------------------------------------------------------------------------------------------
132                5/8/98    Fee Simple                  29,486            -      N/A                                      -
132a               3/31/98                                                        N/A                                      -
132b               3/31/98                                                        N/A                                      -
132c               3/31/98                                                        N/A                                      -
--------------------------------------------------------------------------------------------------------------------------------

133                1/28/98   Fee Simple                       -            -      NAP                                      -
134                6/16/98   Fee Simple                  59,214            -      N/A                                      -
135                5/26/98   Fee Simple                  12,278       33,561      Hechinger Company                   60,000
--------------------------------------------------------------------------------------------------------------------------------
136                3/9/98    Fee Simple                   8,120            -      N/A                                      -
137               11/1/97    Fee Simple                  18,257            -                                               -
138                5/1/98    Fee Simple                   9,501       45,957      Community Connections, Inc.         18,128
139                6/2/98    Fee Simple                  31,403            -                                               -
--------------------------------------------------------------------------------------------------------------------------------
140                4/1/98    Fee Simple                  22,693       90,000      McDowell Agency, Inc.               10,726
141                6/16/98   Fee Simple                  13,425       15,376      Western Parcel Express, Inc.        89,499
142                6/10/98   Fee Simple                  34,221       61,598      Rural King                          55,000
143                7/16/97   Fee Simple                   2,196            -      Walgreens                           13,905
--------------------------------------------------------------------------------------------------------------------------------
144                4/7/98    Fee Simple                       -       12,820      Smart & Final Stores                17,998
145                4/2/98    Fee Simple                  11,251       66,000      Macess Corporation                  30,130
146                1/30/98   Fee Simple                       -            -      NAP                                      -
147                4/1/98    Fee Simple                       -            -      NAP                                      -
--------------------------------------------------------------------------------------------------------------------------------
148                2/3/98    Fee Simple                  77,364            -      N/A                                      -
149                3/30/98   Fee Simple                  15,300       28,440      Suites at the Plaza                 18,895
150                4/30/98   Fee Simple                  49,410       61,050      Preferred Freezer Services         197,640
151                5/31/98   Fee Simple                   4,729      120,000      A.C. Vroman Inc.                    31,000
--------------------------------------------------------------------------------------------------------------------------------
152                2/5/98    Fee Simple                       -            -      N/A                                      -


          Largest                                               Second            Second
          Tenant                                                Largest           Largest Tenant
Control   Lease               Second                            Tenant Area       Lease Exp.
No.       Exp. Date           Largest Tenant Name               Leased (Sq. Ft.)  Date
================================================================================================
96        0                   NAP                                         -       0
97        0                                                               -       0
98                 11/30/18                                               -       0
99                 11/30/18                                               -       0
-----------------------------------------------------------------------------------------------
100       0                                                               -       0

101       0                   NAP                                         -       0
101a      0                   NAP                                         -       0
-----------------------------------------------------------------------------------------------
101b      0                   NAP                                         -       0
101c      0                   NAP                                         -       0

102                 7/31/00   Consolidated Stores (Big Lots)         22,400             4/30/00
-----------------------------------------------------------------------------------------------
103       0                   NAP                                         -       0
104                 6/30/03   Swedish Match                          23,302            12/31/02
105                 2/29/08   Trend-Lines, Inc.                       5,885             8/31/02
106       0                   NAP                                         -       0
-----------------------------------------------------------------------------------------------
107                 8/31/12                                               -       0
108                 8/31/98   Lake County Industry - PIC              7,917             6/30/02
109                 1/31/00   Actus                                   9,642             8/31/02
110                11/30/18                                               -       0
-----------------------------------------------------------------------------------------------
111       0                   NAP                                         -       0
112                11/30/99   KBK Interiors                           6,515             1/31/01
113       0                   NAP                                         -       0
114                 6/1/07    English Language Center                 8,684             3/1/07
-----------------------------------------------------------------------------------------------
115                 2/28/03   Odd Lots                               26,202             2/1/02
116       0                                                               -       0
117       0                                                               -       0
118       0                                                               -       0
-----------------------------------------------------------------------------------------------

119       0                   NAP                                         -       0
119a               12/1/98    Service Painting, Inc.                  8,700             1/1/99
119b                6/1/00    Concrete Cutters, Inc.                  5,775            12/1/00
-----------------------------------------------------------------------------------------------
119c                3/1/01    Pameco Corp.                            6,000             1/1/00
119d                9/1/99    A Bear A/C and Ref., Inc.               6,000             2/1/99

120                 8/31/17   NAP                                         -       0
-----------------------------------------------------------------------------------------------
121       0                                                               -       0
122                11/30/18                                               -       0
123                 8/31/01   G Force LLC                             7,500            10/30/01
124                12/31/00   United States Post Office              22,031             6/7/01
-----------------------------------------------------------------------------------------------
125       0                   NAP                                         -       0
126       0                                                               -       0
127                 6/30/05   Tom Browns Hardware                    15,000             7/30/98
128       0                   NAP                                         -       0
-----------------------------------------------------------------------------------------------
129       0                   NAP                                         -       0
130                11/30/08   Eckerd                                  8,468            12/31/03
131       0                   NAP                                         -       0

-----------------------------------------------------------------------------------------------
132       0                                                               -       0
132a      0                                                               -       0
132b      0                                                               -       0
132c      0                                                               -       0
-----------------------------------------------------------------------------------------------

133       0                   NAP                                         -       0
134       0                                                               -       0
135                 1/1/03    Rite Aid                               10,254             1/28/02
-----------------------------------------------------------------------------------------------
136       0                                                               -       0
137       0                                                               -       0
138                 1/3/07    Heart and Soul Food                     6,988             4/15/03
139       0                                                               -       0
-----------------------------------------------------------------------------------------------
140                 1/15/01   J.T.A. Factors, Inc.                    9,141             9/2/02
141                 8/31/05   N/A                                         -       0
142                11/30/01   J.C. Penny                             35,464            10/31/02
143                 6/30/18                                               -       0
-----------------------------------------------------------------------------------------------
144                 6/21/16   .99$ Only Stores                       15,049             1/31/07
145                 3/31/00   Southtrust Bank, N.A.                  26,125             4/30/02
146       0                   NAP                                         -       0
147       0                   NAP                                         -       0
-----------------------------------------------------------------------------------------------
148       0                                                               -       0
149                 4/30/09   Coldwell Banker Residential             6,553             4/30/03
150                 4/30/13   NAP                                         -       0
151                12/31/17   Zeli's Coffee Bar                       1,288            10/8/05
-----------------------------------------------------------------------------------------------
152       0                                                               -       0


                                                      Third             Third
                                                      Largest           Largest Tenant
Control      Third                                    Tenant Area       Lease Exp.             Control
No.          Largest Tenant Name                      Leased (Sq. Ft.)  Date                   No.
=======================================================================================================
96            NAP                                               -       0                       96
97                                                              -       0                       97
98                                                              -       0                       98
99                                                              -       0                       99
-------------------------------------------------------------------------------------------------------
100                                                             -       0                       100

101           NAP                                               -       0                       101
101a          NAP                                               -       0                       101a
-------------------------------------------------------------------------------------------------------
101b          NAP                                               -       0                       101b
101c          NAP                                               -       0                       101c

102           Big Bob's Used Carpet Shop                    7,320              3/31/00          102
-------------------------------------------------------------------------------------------------------
103           NAP                                               -       0                       103
104           Virginia Lottery                             18,497             12/31/99          104
105           Keung Chan King Buffet                        5,767             10/31/00          105
106           NAP                                               -       0                       106
-------------------------------------------------------------------------------------------------------
107                                                             -       0                       107
108           Wildman, Harold, Allen                        5,241              3/31/99          108
109           TIG                                           7,200              7/13/02          109
110                                                             -       0                       110
-------------------------------------------------------------------------------------------------------
111           NAP                                               -       0                       111
112           Marelo                                        6,434             12/8/98           112
113           NAP                                               -       0                       113
114           Vinny Testa's                                 7,300              6/1/17           114
-------------------------------------------------------------------------------------------------------
115           Ohio Dept. of Human Service                  19,000              8/31/98          115
116                                                             -       0                       116
117                                                             -       0                       117
118                                                             -       0                       118
-------------------------------------------------------------------------------------------------------

119           NAP                                               -       0                       119
119a          Pameco Corp.                                  7,200              3/1/99           119a
119b          HiFi Racing, Inc.                             3,975              3/1/98           119b
-------------------------------------------------------------------------------------------------------
119c          I.C.S.I.                                      4,500              6/1/98           119c
119d          Drywall Specialists                           4,800              7/31/99          119d

120           NAP                                               -       0                       120
-------------------------------------------------------------------------------------------------------
121                                                             -       0                       121
122                                                             -       0                       122
123           AKZO Nobel Coatings, Inc.                     6,000             11/29/01          123
124           Motorola, Inc.                               10,368             12/31/00          124
-------------------------------------------------------------------------------------------------------
125           NAP                                               -       0                       125
126                                                             -       0                       126
127           Rite Aid                                      9,620              6/30/05          127
128           NAP                                               -       0                       128
-------------------------------------------------------------------------------------------------------
129           NAP                                               -       0                       129
130           Foxes' Hallmark                               5,200              9/30/06          130
131           NAP                                               -       0                       131

-------------------------------------------------------------------------------------------------------
132                                                             -       0                       132
132a                                                            -       0                       132a
132b                                                            -       0                       132b
132c                                                            -       0                       132c
-------------------------------------------------------------------------------------------------------

133           NAP                                               -       0                       133
134                                                             -       0                       134
135           Rainbow Hallmark Shops                        4,652              1/31/07          135
-------------------------------------------------------------------------------------------------------
136                                                             -       0                       136
137                                                             -       0                       137
138           Maryle Z. Fowler, M.D.                        5,276              3/26/03          138
139                                                             -       0                       139
-------------------------------------------------------------------------------------------------------
140           Windsor Aughtry, Co.                          6,200             12/31/01          140
141                                                             -       0                       141
142           Jubilee Grocery                              19,200             12/31/07          142
143                                                             -       0                       143
-------------------------------------------------------------------------------------------------------
144           Auto Zone                                     8,606              9/30/03          144
145           Southern Foodservice                          7,025              5/31/02          145
146           NAP                                               -       0                       146
147           NAP                                               -       0                       147
-------------------------------------------------------------------------------------------------------
148                                                             -       0                       148
149           Great Western Bank                            3,670              2/29/00          149
150           NAP                                               -       0                       150
151           NAP                                               -       0                       151
-------------------------------------------------------------------------------------------------------
152                                                             -       0                       152

ITALICS indicate mortgage loans secured by multiple properties.

Control                     Loan
No.       Seller            Number         Property Name                                       Property Type
==================================================================================================================================
153       Lehman Brothers   980127011      Winterbrook Apartments                              Multifamily - Conventional
154       Lehman Brothers   970820046      HomeBase Home Improvement Store                     Retail - Anchored
155       Lehman Brothers   970827037      Lakeside Downs Apartments                           Multifamily - Conventional
----------------------------------------------------------------------------------------------------------------------------------
156       Lehman Brothers   970924009      Eckerd San Antonio                                  CTL - Retail
157       Lehman Brothers   971029045      Strattford Lakes Apartments                         Multifamily - Section 42
158       Lehman Brothers   971003018      Concord Center                                      Office
159       Lehman Brothers   980408002      Oak Hills                                           Retail - Unanchored
----------------------------------------------------------------------------------------------------------------------------------
160       GMAC              GMAC3150       Kimberly Woods Apartments                           Multifamily - Conventional
161       GMAC              GMAC2260       110 Fulton Street-Corporate Apartments              Multifamily - Conventional
162       Lehman Brothers   980311023      Plaza Linda Vista                                   Office
163       Lehman Brothers   971209027      Westridge Plaza Shopping Center (Ames/Hyvee)        Retail - Anchored
----------------------------------------------------------------------------------------------------------------------------------
164       Lehman Brothers   970819000      Walgreens                                           CTL - Retail
165       GMAC              GMAC1420       Park Plaza II                                       Retail - Unanchored
166       GMAC              GMAC1390       Parkwild Apartments                                 Multifamily - Conventional
167       Lehman Brothers   980303027      Martinez Self Storage                               Self Storage
----------------------------------------------------------------------------------------------------------------------------------
168       Lehman Brothers   980225008      Hemet Plaza Shopping Center                         Retail - Anchored
169       Lehman Brothers   980330001      Congress Square                                     Retail - Anchored
170       Lehman Brothers   980106033C     1111 South Willow Street                            Retail - Unanchored
171       Lehman Brothers   970802003      Walgreens - Richmond                                CTL - Retail
----------------------------------------------------------------------------------------------------------------------------------
172       Lehman Brothers   970304018      Orangetree Plaza Shopping Center                    Retail - Anchored
173       GMAC              GMAC3140       Columbia Court Apartments                           Multifamily - Conventional
174       Lehman Brothers   980303046      1200 High Ridge Road                                Office
175       Lehman Brothers   980422028      Flint Hill Pointe Apartments                        Multifamily - Section 42
----------------------------------------------------------------------------------------------------------------------------------
176       Lehman Brothers   970925003      Waterside 1 Apartments                              Multifamily - Conventional
177       GMAC              GMAC1400       Doctors Professional Building                       Office
178       Lehman Brothers   980211013      1500 Gateway Plaza                                  Retail - Unanchored
179       GMAC              GMAC1410       Oasis Water Park                                    Other - Amusement/Recreation
----------------------------------------------------------------------------------------------------------------------------------
180       Lehman Brothers   971105064      Indian Valley Shopping Center                       Retail - Anchored
181       Lehman Brothers   980601999H     Circuit City                                        CTL - Retail
182       GMAC              GMAC2280       The Cedar Village Apartments                        Multifamily - Conventional
183       Lehman Brothers   971217055      401 Griffin Brook Drive                             Office
----------------------------------------------------------------------------------------------------------------------------------
184       GMAC              GMAC2000       Mulberry Station Apartments                         Multifamily - Conventional
185       Lehman Brothers   980106028      Oak Hollow Apartments                               Multifamily - Conventional
186       Lehman Brothers   980211045      355-367 Research Parkway                            Office
187       Lehman Brothers   971107007      Walgreen (Dallas)                                   CTL - Retail
----------------------------------------------------------------------------------------------------------------------------------
188       Lehman Brothers   971016057      Arbor Shopping Center                               Retail - Anchored
189       Lehman Brothers   971217071      Waterford Condominiums                              Multifamily - Conventional
190       GMAC              GMAC1450       Walgreens Drug Store (Council Bluffs, IA.)          CTL - Retail
192       Lehman Brothers   970731029      Colony Plaza Shopping Center                        Retail - Anchored
----------------------------------------------------------------------------------------------------------------------------------
193       GMAC              GMAC1440       Rolling Oaks Plaza                                  Retail - Unanchored
194       Lehman Brothers   980211065      170 Meeting Street                                  Office
195       Lehman Brothers   971113003      Dracut Village Shopping Center                      Retail - Unanchored
196       GMAC              GMAC2310       Villa Cezanne Apartments                            Multifamily - Conventional
----------------------------------------------------------------------------------------------------------------------------------
197       GMAC              GMAC2703       Uniprop - Camelot Villa                             Multifamily - Mobile Home Park
198       Lehman Brothers   971029043      Office/Laboratory Industrial Facility               Industrial
199       Lehman Brothers   980120031      Hilltop Plaza                                       Retail - Anchored
200       Lehman Brothers   971022043      101 Park Avenue                                     Office
----------------------------------------------------------------------------------------------------------------------------------
201       GMAC              GMAC2712       Skyline Manufactured Home Community                 Multifamily - Mobile Home Park
202       Lehman Brothers   970731032      Castle Apartments                                   Multifamily - Conventional
203       Lehman Brothers   980407032      Sono Square                                         Retail - Unanchored
204       Lehman Brothers   8              Empire Inn - Best Western                           Hotel - Limited Service
----------------------------------------------------------------------------------------------------------------------------------
205       Lehman Brothers   971209040      Montvale Place                                      Retail - Unanchored
206       Lehman Brothers   971121013      251-57 West 45th Street/254 West 46th Street        Other - Garage
207       Lehman Brothers   55             Fixture World Facility                              Industrial
208       GMAC              GMAC3090       K Mart                                              Retail - Anchored
----------------------------------------------------------------------------------------------------------------------------------
209       GMAC              GMAC2340       Jeremy Apartments                                   Multifamily - Conventional
210       GMAC              GMAC2320       119th Plaza Shopping Center                         Retail - Unanchored
211       Lehman Brothers   971112029      Riverwood Village Shopping Center                   Retail - Anchored
212       Lehman Brothers   971016006      Valencia Autoplex                                   Retail - Unanchored
----------------------------------------------------------------------------------------------------------------------------------
213       Lehman Brothers   10             Grand View Center                                   Retail - Anchored
214       Lehman Brothers   980212108      747 Chestnut Ridge Road                             Office
215       Lehman Brothers   980408001      Perimeter Park                                      Office
216       Lehman Brothers   13             Holiday Inn Sturbridge                              Hotel - Limited Service
----------------------------------------------------------------------------------------------------------------------------------
217       GMAC              GMAC1480       University Village East                             Retail - Unanchored
218       GMAC              GMAC1500       Cannon Park Warehouse                               Industrial
219       GMAC              GMAC2370       939-945 Fourth Avenue                               Office
220       Lehman Brothers   971112016      11312 Westheimer Shopping Center                    Retail - Unanchored
----------------------------------------------------------------------------------------------------------------------------------
221       Lehman Brothers   980601999E     Circuit City                                        CTL - Distribution
222       GMAC              GMAC1600       Greenfields Retirement Community                    Healthcare - Assisted Living
223       Lehman Brothers   970312026      3700 & 3800 Classen Office Buildings                Office
224       GMAC              GMAC1510       Algonquin Apartments                                Multifamily - Conventional
----------------------------------------------------------------------------------------------------------------------------------
225       Lehman Brothers   980303021      Westgate Service                                    Industrial
226       GMAC              GMAC2420       First Southern Bank Building                        Office


                                                                                        Cross
Control                                                                         Zip     Collateral-   Original       Cut-off Date
No.       Address                                  City                State    Code    ized Groups   Balance ($)    Balance ($)
===================================================================================================================================
153       6701 Winters Chapel Road                 Doraville           GA       30360   No            3,912,000      3,903,917
154       1050 West Hampden Avenue                 Engelwood           CO       80110   No            3,900,000      3,889,403
155       2115 Oxford Square Court                 Memphis             TN       38116   No            3,840,000      3,837,563
-------------------------------------------------------------------------------------------------------------------------------
156       5454 East Walzem Road                    San Antonio         TX       78218   No            3,830,000      3,823,669
157       6690 Strattford Lakes Boulevard          Canal Winchester    OH       43110   No            3,795,384      3,788,163
158       10 Ferry Street                          Concord             NH       03301   No            3,750,000      3,745,124
159       7959 Fredericksburg Road                 San Antonio         TX       78229   No            3,750,000      3,742,086
-------------------------------------------------------------------------------------------------------------------------------
160       8600 International Avenue                Canoga Park         CA       91304   No            3,740,000      3,740,000
161       110 Fulton Street                        New York            NY       10038   No            3,700,000      3,696,553
162       1525 State Street                        Santa Barbara       CA       93101   No            3,700,000      3,694,854
163       3712-3800 Lincoln Way                    Ames                IA       50010   No            3,700,000      3,684,611
-------------------------------------------------------------------------------------------------------------------------------
164       1649 West Belmont Avenue                 Chicago             IL       60657   No            3,682,600      3,660,686
165       33 Office Park Road                      Hilton Head         SC       29928   No            3,600,000      3,600,000
166       1800-1961 Parkwild West Road             Council Bluff       IA       51503   No            3,600,000      3,597,049
167       111 Muir Station Road                    Martinez            CA       94553   No            3,600,000      3,596,639
-------------------------------------------------------------------------------------------------------------------------------
168       2099 E. Florida Avenue                   Hemet               CA       92544   No            3,600,000      3,595,188
169       100 S Congress Avenue                    Delray Beach        FL       33445   No            3,600,000      3,593,407
170       1111 South Willow Street                 Manchester          NH       03103   No            3,600,000      3,588,272
171       Forest Hills Boulevard and Westover Blvd.Richmond            VA       23225   No            3,547,600      3,547,600
-------------------------------------------------------------------------------------------------------------------------------
172       NWC McKellips & Gilbert Roads            Mesa                AZ       85203   No            3,532,000      3,501,491
173       369 South Columbia Avenue                Los Angeles         CA       90017   No            3,500,000      3,500,000
174       1200 High Ridge Road                     Stamford            CT       06903   No            3,500,000      3,497,650
175       585 Flint Hill Road                      Bessemer            AL       35022   No            3,500,000      3,495,368
-------------------------------------------------------------------------------------------------------------------------------
176       4070 Green Isle Way                      Saginaw             MI       48603   No            3,500,000      3,495,298
177       280 N. Smith Avenue                      St. Paul            MN       55102   No            3,500,000      3,491,891
178       1500 Air Depot                           Midwest City        OK       73110   No            3,500,000      3,489,358
179       1500 S. Gene Autry Trail                 Palm Springs        CA       92264   No            3,450,000      3,450,000
-------------------------------------------------------------------------------------------------------------------------------
180       245-305 Deo Drive                        Newark              OH       43055   No            3,450,000      3,442,021
181       4110 Atlanta Highway                     Athens              GA       30606   No            3,508,225      3,403,334
182       2850 E. Cedar Avenue                     Las Vegas           NV       89101   No            3,400,000      3,400,000
183       401 Griffen Brook Drive                  Methuen             MA       01844   No            3,375,000      3,365,784
-------------------------------------------------------------------------------------------------------------------------------
184       203 South Second Street                  Harrisburg          PA       17104   No            3,350,000      3,344,914
185       2601 Bill Owens Parkway                  Longview            TX       75064   No            3,300,000      3,293,601
186       355-367 Research Parkway                 Meriden             CT       06450   No            3,300,000      3,289,825
187       5101 South Lancaster R                   Dallas              TX       75241   No            3,287,800      3,277,670
-------------------------------------------------------------------------------------------------------------------------------
188       4700 Hardy Street                        Hattiesburg         MS       39402   No            3,200,000      3,195,870
189       2401 Leon Street                         Austin              TX       78705   No            3,200,000      3,193,762
190       515 East Broadway                        Council Bluffs      IA       51503   No            3,200,000      3,193,495
192       4705 State Highway 6 South               Missouri City       TX       77459   No            3,193,948      3,185,596
-------------------------------------------------------------------------------------------------------------------------------
193       55, 77 & 99 Rolling Oaks Drive           Thousand Oaks       CA       91361   No            3,172,500      3,167,863
194       170 Meeting Street                       Charleston          SC       29401   No            3,150,000      3,145,736
195       14 Loon Hill Road / 45 & 103 Broadway    Dracut              MA       01826   No            3,150,000      3,143,439
196       949 North Larrabee Street                West Hollywood      CA       90069   No            3,100,000      3,100,000
-------------------------------------------------------------------------------------------------------------------------------
197       8300 Coventry Blvd                       Mt. Morris          MI       48458   No            3,100,000      3,100,000
198       8248 Lackland Road                       St. John            MO       63114   No            3,100,000      3,095,794
199       8060-8210 Hamilton Avenue                Mount Healthy       OH       45231   No            3,100,000      3,093,859
200       101 Park Avenue                          Oklahoma City       OK       73102   No            3,100,000      3,083,534
-------------------------------------------------------------------------------------------------------------------------------
201       2211 West Mulberry Street                Fort Collins        CO       80521   No            3,000,000      3,000,000
202       Various                                  Tallahassee         FL       32304   No            3,000,000      3,000,000
203       22 Elizabeth Street                      Norwalk             CT       06854   No            3,000,000      2,996,069
204       475 W. Valley Blvd.                      Rialto              CA       92376   No            3,000,000      2,995,038
-------------------------------------------------------------------------------------------------------------------------------
205       58-66 Montvale Avenue                    Stoneham            MA       02180   No            3,000,000      2,994,292
206       251-57 West 45th Street/ 254 West 46th   New York            NY       10036   No            3,000,000      2,990,836
            Street
207       1151 Interstate Dr.                      Cookeville          TN       38501   No            2,950,000      2,945,863
208       1311 Gause Boulevard                     Slidell             LA       70458   No            3,200,000      2,930,302
-------------------------------------------------------------------------------------------------------------------------------
209       1920 Sawtelle Blvd                       Los Angeles         CA       90025   No            2,900,000      2,900,000
210       11950 South Strang Line Road             Olathe              KS       66062   No            2,900,000      2,900,000
211       SWC US Highway 49 & Scarbrough Street    Richland            MS       39218   No            2,900,000      2,894,377
212       23500-23520 Valencia Boulevard           Valencia            CA       91355   No            2,900,000      2,894,070
-------------------------------------------------------------------------------------------------------------------------------
213       1001-1185 Mutual Way                     Grand Chute         WI       54915   No            2,880,000      2,874,069
214       747 Chestnut Ridge Road                  Chestnut Ridge      NY       10977   No            2,850,000      2,846,322
215       2500 Mount Moriah                        Memphis             TN       38115   No            2,850,000      2,846,046
216       478 Main Street (Route 20)               Sturbridge          MA       01566   No            2,845,000      2,839,544
-------------------------------------------------------------------------------------------------------------------------------
217       2900 Clear Acre Lane                     Reno                NV       89512   No            2,800,000      2,800,000
218       10678-10699 Wakeman Court                Manassas            VA       22111   No            2,800,000      2,798,234
219       939-945 Fourth Avenue                    San Diego           CA       92101   No            2,800,000      2,798,127
220       11312 Westheimer                         Houston             TX       77077   No            2,800,000      2,786,099
-------------------------------------------------------------------------------------------------------------------------------
221       1020 Research Parkway                    Meriden             CT       06450   No            2,865,873      2,780,187
222       723 East Second Avenue                   Mesa                AZ       85204   No            2,750,000      2,747,178
223       3700 & 3800 Classen Boulevard            Oklahoma City       OK       73118   No            2,750,000      2,742,546
224       7810-7820 Algon Avenue                   Philadelphia        PA       19111   No            2,750,000      2,741,299
-------------------------------------------------------------------------------------------------------------------------------
225       19424, 19416 & 19408 Park Row Drive      Houston             TX       77084   No            2,700,000      2,698,525
226       1750 N. University Drive                 Coral Springs       FL       33063   No            2,700,000      2,698,241


          % of          Cumulative                           Master                                       Original    Remaining
          Aggregate     % of Initial            Servicing    Servicing       Interest                     Interest-   Interest-
Control   Cut-off Date  Pool        Mortgage    Fee          Fee             Accrual  Amortization        Only Period Only Period
No.       Balance       Balance     Rate (%)    Rate (%)     Rate (%)        Method   Type                (Mos.)      (Mos.)
==================================================================================================================================
153           0.15        77.71     7.0300     0.0922        0.0400          Act/360  Balloon                0           0
154           0.15        77.87     7.2900     0.1422        0.0400          Act/360  Balloon                0           0
155           0.15        78.02     6.9500     0.0922        0.0400          Act/360  Balloon                0           0
--------------------------------------------------------------------------------------------------------------------------
156           0.15        78.17     7.2100     0.0722        0.0400          30/360   Step                   0           0
157           0.15        78.32     7.3900     0.0922        0.0400          Act/360  ARD                    0           0
158           0.15        78.47     7.4400     0.0922        0.0400          Act/360  Balloon                0           0
159           0.15        78.61     7.4200     0.0922        0.0400          Act/360  Balloon                0           0
--------------------------------------------------------------------------------------------------------------------------
160           0.15        78.76     6.7600     0.1272        0.0200          Act/360  Balloon                0           0
161           0.15        78.91     7.8750     0.1272        0.0200          Act/360  Balloon                0           0
162           0.15        79.05     7.1700     0.1422        0.0400          Act/360  Balloon                0           0
163           0.15        79.20     7.4300     0.0922        0.0400          30/360   Fully Amortizing       0           0
--------------------------------------------------------------------------------------------------------------------------
164           0.14        79.34     6.8400     0.0722        0.0400          30/360   Fully Amortizing       0           0
165           0.14        79.49     7.1500     0.1272        0.0200          Act/360  Balloon                0           0
166           0.14        79.63     7.0000     0.1272        0.0200          30/360   Balloon                0           0
167           0.14        79.77     7.4900     0.0922        0.0400          Act/360  Balloon                0           0
--------------------------------------------------------------------------------------------------------------------------
168           0.14        79.91     7.3300     0.1422        0.0400          Act/360  Balloon                0           0
169           0.14        80.05     7.4800     0.0922        0.0400          Act/360  Balloon                0           0
170           0.14        80.20     7.1200     0.0922        0.0400          Act/360  Balloon                0           0
171           0.14        80.34     7.3800     0.0722        0.0400          30/360   Balloon                0           0
--------------------------------------------------------------------------------------------------------------------------
172           0.14        80.47     9.0000     0.1672        0.0400          30/360   Balloon                0           0
173           0.14        80.61     6.7600     0.1272        0.0200          Act/360  Balloon                0           0
174           0.14        80.75     6.7600     0.0922        0.0400          Act/360  Balloon                0           0
175           0.14        80.89     7.3700     0.0922        0.0400          Act/360  Balloon                0           0
--------------------------------------------------------------------------------------------------------------------------
176           0.14        81.03     7.3100     0.0922        0.0400          Act/360  Balloon                0           0
177           0.14        81.17     7.2500     0.1272        0.0200          Act/360  Balloon                0           0
178           0.14        81.30     7.4700     0.0922        0.0400          Act/360  Balloon                0           0
179           0.14        81.44     7.9900     0.1272        0.0200          Act/360  Fully Amortizing       0           0
--------------------------------------------------------------------------------------------------------------------------
180           0.14        81.58     7.3400     0.0922        0.0400          30/360   Balloon                0           0
181           0.13        81.71     7.9600     0.0722        0.0400          30/360   Fully Amortizing       0           0
182           0.13        81.84     6.9100     0.1272        0.0200          Act/360  Balloon                0           0
183           0.13        81.98     7.2700     0.0922        0.0400          Act/360  Balloon                0           0
--------------------------------------------------------------------------------------------------------------------------
184           0.13        82.11     7.2200     0.1272        0.0200          Act/360  Balloon                0           0
185           0.13        82.24     7.2700     0.0922        0.0400          Act/360  Balloon                0           0
186           0.13        82.37     7.4000     0.0922        0.0400          Act/360  Balloon                0           0
187           0.13        82.50     7.1900     0.0722        0.0400          30/360   Balloon                0           0
--------------------------------------------------------------------------------------------------------------------------
188           0.13        82.63     7.4700     0.1122        0.0400          Act/360  Balloon                0           0
189           0.13        82.75     7.2500     0.1422        0.0400          Act/360  Balloon                0           0
190           0.13        82.88     6.9100     0.1272        0.0200          30/360   Fully Amortizing       0           0
192           0.13        83.00     7.5400     0.0922        0.0400          Act/360  Balloon                0           0
--------------------------------------------------------------------------------------------------------------------------
193           0.13        83.13     7.3750     0.1272        0.0200          Act/360  Balloon                0           0
194           0.12        83.25     7.2800     0.0922        0.0400          Act/360  Balloon                0           0
195           0.12        83.38     7.4900     0.1422        0.0400          Act/360  Balloon                0           0
196           0.12        83.50     6.6100     0.1272        0.0200          Act/360  Balloon                0           0
--------------------------------------------------------------------------------------------------------------------------
197           0.12        83.62     6.3500     0.0422        0.0200          Act/360  ARD                    0           0
198           0.12        83.75     7.2700     0.1422        0.0400          Act/360  Balloon                0           0
199           0.12        83.87     7.1900     0.1422        0.0400          Act/360  Balloon                0           0
200           0.12        83.99     7.3300     0.0922        0.0400          Act/360  Balloon                0           0
--------------------------------------------------------------------------------------------------------------------------
201           0.12        84.11     6.3500     0.0422        0.0200          Act/360  ARD                    0           0
202           0.12        84.23     7.0000     0.1522        0.0400          30/360   Fully Amortizing       0           0
203           0.12        84.35     7.4100     0.0922        0.0400          Act/360  Balloon                0           0
204           0.12        84.46     8.6600     0.0922        0.0400          Act/360  ARD                    0           0
--------------------------------------------------------------------------------------------------------------------------
205           0.12        84.58     7.3400     0.1422        0.0400          Act/360  Balloon                0           0
206           0.12        84.70     7.3700     0.0922        0.0400          30/360   Fully Amortizing       0           0
207           0.12        84.82     8.3100     0.0922        0.0400          Act/360  ARD                    0           0
208           0.12        84.93     9.7500     1.6572        0.0300          30/360   Fully Amortizing       0           0
--------------------------------------------------------------------------------------------------------------------------
209           0.11        85.05     6.9500     0.1272        0.0200          Act/360  Balloon                0           0
210           0.11        85.16     7.2000     0.1272        0.0200          Act/360  Balloon                0           0
211           0.11        85.28     7.2700     0.1422        0.0400          Act/360  Balloon                0           0
212           0.11        85.39     7.0700     0.1422        0.0400          Act/360  Balloon                0           0
--------------------------------------------------------------------------------------------------------------------------
213           0.11        85.50     7.5500     0.0922        0.0400          Act/360  ARD                    0           0
214           0.11        85.62     7.4700     0.0922        0.0400          Act/360  Balloon                0           0
215           0.11        85.73     7.1800     0.0922        0.0400          Act/360  Balloon                0           0
216           0.11        85.84     7.9200     0.0922        0.0400          Act/360  Balloon                0           0
--------------------------------------------------------------------------------------------------------------------------
217           0.11        85.95     7.3750     0.1272        0.0200          30/360   Balloon                0           0
218           0.11        86.06     7.3750     0.1272        0.0200          Act/360  Balloon                0           0
219           0.11        86.17     7.1500     0.1272        0.0200          Act/360  Balloon                0           0
220           0.11        86.28     7.4200     0.1422        0.0400          Act/360  Balloon                0           0
--------------------------------------------------------------------------------------------------------------------------
221           0.11        86.39     7.9600     0.0722        0.0400          30/360   Fully Amortizing       0           0
222           0.11        86.50     7.3900     0.1272        0.0200          Act/360  Balloon                0           0
223           0.11        86.61     7.3000     0.0922        0.0400          Act/360  Balloon                0           0
224           0.11        86.72     7.0500     0.1272        0.0200          Act/360  Balloon                0           0
--------------------------------------------------------------------------------------------------------------------------
225           0.11        86.82     7.4300     0.1422        0.0400          Act/360  Balloon                0           0
226           0.11        86.93     7.2500     0.1272        0.0200          Act/360  Balloon                0           0



                     Remaining
          Term to    Term to     Original      Remaining                                    Balloon
Control   Maturity   Maturity    Amortization  Amortization  Origination   Maturity         or ARD
No.       (Mos.)     (Mos.)      Term (Mos.)   Term (Mos.)   Date          or ARD           Balance ($)
==========================================================================================================
153         120          117           360         357            4/3/98       5/1/08      3,415,597
154          60           56           360         356            3/31/98      4/1/03      3,706,658
155         120          119           360         359            6/3/98       7/1/08      3,345,508
----------------------------------------------------------------------------------------------------------
156         237          235           293         291            5/7/98       3/1/18      1,422,761
157         178          175           359         356            4/30/98      3/1/13      2,961,741
158         120          118           360         358            5/8/98       6/1/08      3,308,624
159         120          118           300         298            5/13/98      6/1/08      3,039,285
----------------------------------------------------------------------------------------------------------
160         120          120           360         360            7/15/98      8/10/08     3,198,911
161         120          119           300         299            6/12/98      7/1/08      2,987,775
162         120          118           360         358            5/27/98      6/1/08      3,241,931
163         276          273           276         273            4/14/98      5/1/21             -
----------------------------------------------------------------------------------------------------------
164         239          236           239         236            4/30/98      4/1/18             -
165         120          120           360         360            7/23/98      8/1/08      3,107,767
166         120          119           360         359            6/15/98      7/1/08      3,089,246
167         120          119           300         299            6/22/98      7/1/08      2,924,309
----------------------------------------------------------------------------------------------------------
168         120          118           360         358            5/27/98      6/1/08      3,167,387
169         120          117           360         357            4/2/98       5/1/08      3,180,011
170         120          117           300         297            4/17/98      5/1/08      2,891,581
171         240          240           300         300            6/26/98      8/1/18      1,298,244
----------------------------------------------------------------------------------------------------------
172         120          105           360         345            4/15/97      5/1/07      3,158,659
173         119          119           360         360            7/15/98      7/10/08     2,999,131
174         120          119           360         359            6/19/98      7/1/08      3,033,699
175         180          178           360         358            5/22/98      6/1/13      2,723,333
----------------------------------------------------------------------------------------------------------
176         120          118           360         358            5/12/98      6/1/08      3,077,824
177         120          118           300         298            5/29/98      6/1/08      2,779,560
178          84           81           300         297            4/17/98      5/1/05      3,093,337
179         120          120           120         120            7/17/98      8/1/08        39,510
----------------------------------------------------------------------------------------------------------
180         120          117           360         357            4/16/98      5/1/08      2,983,779
181         264          244           264         244           11/27/96     12/1/18             -
182         120          120           360         360            7/31/98      8/1/08      2,918,625
183         120          116           360         356            3/11/98      4/1/08      2,964,938
----------------------------------------------------------------------------------------------------------
184         120          118           360         358            5/7/98       6/1/08      2,896,604
185         120          117           360         357            4/30/98      5/1/08      2,899,408
186         120          117           300         297            4/16/98      5/1/08      2,673,446
187         229          227           267         265            5/13/98      7/1/17       820,389
----------------------------------------------------------------------------------------------------------
188         120          118           360         358            5/28/98      6/1/08      2,825,504
189         120          117           360         357            4/27/98      5/1/08      2,810,093
190         234          233           234         233            6/4/98       1/1/18             -
192         117          113           357         353           11/26/97      1/1/08      2,829,827
----------------------------------------------------------------------------------------------------------
193         120          118           361         359            6/4/98       6/1/08      2,755,179
194         120          118           360         358            5/22/98      6/1/08      2,767,903
195         180          178           300         298            5/28/98      6/1/13      2,045,162
196         120          120           360         360            7/7/98       8/1/08      2,641,754
----------------------------------------------------------------------------------------------------------
197         126          126           360         360            7/13/98      2/10/09     2,592,361
198         120          118           360         358            5/11/98      6/1/08      2,723,267
199         120          117           360         357            4/15/98      5/1/08      2,718,038
200         120          115           300         295            2/23/98      3/1/08      2,506,174
----------------------------------------------------------------------------------------------------------
201         126          126           360         360            7/13/98      2/10/09     2,508,736
202         240          240           240         240            7/6/98       8/1/18             -
203         120          118           360         358            5/18/98      6/1/08      2,644,886
204         119          117           300         298            5/28/98      5/11/08     2,523,704
----------------------------------------------------------------------------------------------------------
205         120          117           360         357            4/23/98      5/1/08      2,640,579
206         180          179           180         179            6/3/98       7/1/13             -
207         120          119           240         239            6/9/98       7/1/08      2,103,907
208         239          189           239         189            6/2/94       5/1/14             -
----------------------------------------------------------------------------------------------------------
209         120          120           360         360            7/7/98       8/1/08      2,491,785
210         120          120           300         300            7/15/98      8/1/08      2,299,895
211         120          117           360         357            4/17/98      5/1/08      2,547,964
212          84           81           360         357            4/29/98      5/1/05      2,672,748
----------------------------------------------------------------------------------------------------------
213         120          118           300         298            5/21/98      6/11/08     2,343,306
214         120          118           360         358            5/7/98       6/1/08      2,516,464
215         120          118           360         358            6/1/98       6/1/08      2,497,813
216         120          118           300         298            5/19/98      6/1/08      2,340,197
----------------------------------------------------------------------------------------------------------
217         120          120           360         360            7/1/98       8/1/08      2,423,522
218          84           83           360         359            6/29/98      7/1/05      2,570,833
219         120          119           360         359            6/16/98      7/1/08      2,417,151
220         120          113           360         353           12/23/97      1/1/08      2,467,827
----------------------------------------------------------------------------------------------------------
221         264          244           264         244           11/27/96     12/1/18             -
222         120          119           300         299            6/10/98      7/1/08      2,192,310
223         120          116           360         356            3/24/98      4/1/08      2,417,744
224         120          116           360         356            3/20/98      4/1/08      2,368,469
----------------------------------------------------------------------------------------------------------
225          84           83           360         359            6/11/98      7/1/05      2,503,415
226         120          119           360         359            6/25/98      7/10/08     2,336,178


                                       Annual          Underwritten   Underwritten
Control                                Debt            Net Cash       NCF            Appraised         Appraisal
No.       Prepayment Provisions        Service ($)     Flow ($)       DSCR (x)       Value ($)         Date
====================================================================================================================
153       L(4),D(5.75),O(.25)         313,266         402,077                  1.28  4,890,000          2/5/98
154       L(2),D(2.75),O(.25)         320,529         419,501                  1.31  5,600,000         11/4/97
155       L(4),D(5.75),O(.25)         305,026         398,319                  1.31  4,800,000          4/30/98
--------------------------------------------------------------------------------------------------------------------
156       L(8),D(11.75)               314,016         314,958                  1.00  3,830,000          5/1/98
157       L(4),D(10.584),O(.25)       315,414         376,882                  1.19  4,500,000         11/25/97
158       L(4),D(5.67),O(.33)         312,800         400,830                  1.28  5,000,000          5/1/98
159       L(4),YM1%(5.75),O(.25)      330,208         463,962                  1.41  5,000,000          4/14/98
--------------------------------------------------------------------------------------------------------------------
160       L(2),D(7.5),O(.5)           294,350         387,887                  1.32  4,900,000          6/8/98
161       L(2.083),D(7.417),O(.5)     342,446         425,338                  1.24  4,650,000          3/1/98
162       L(4),D(5.75),O(.25)         300,481         402,425                  1.34  5,500,000          4/10/98
163       L(7),D(15.5),O(.5)          336,085         428,138                  1.27  4,800,000          1/28/98
--------------------------------------------------------------------------------------------------------------------
164       L(8),D(11.91)               339,046         347,240                  1.02  3,700,000          2/1/98
165       L(2),D(7.5),O(.5)           294,839         409,872                  1.59  4,200,000          3/25/98
166       YM1%(9.5),O(.5)             287,411         379,724                  1.32  4,500,000          3/1/98
167       L(4),D(5.75),O(.25)         318,963         440,500                  1.38  4,480,000          3/24/98
--------------------------------------------------------------------------------------------------------------------
168       L(4),D(5.5),O(.5)           297,048         393,543                  1.32  4,900,000          1/10/98
169       L(4),D(5.75),O(.25)         301,469         443,288                  1.47  4,800,000         12/2/97
170       L(5),D(4.75),O(.25)         308,644         510,399                  1.65  6,275,000          1/8/98
171       L(10),D(10)                 311,282         312,219                  1.00  3,600,000          5/1/98
--------------------------------------------------------------------------------------------------------------------
172       L(4),YM1%(1),5(1),4(1),     341,031         409,864                  1.20  5,400,000          6/19/98
            3(1),2(1),1(.5),0(.5)
173       L(2),D(7.417),O(.5)         275,461         359,371                  1.30  4,800,000          6/8/98
174       L(4),D(5.75),O(.25)         272,690         447,572                  1.64  5,700,000          5/1/98
175       L(7),D(7.75),O(.25)         289,940         379,946                  1.31  4,690,000          4/21/98
--------------------------------------------------------------------------------------------------------------------
176       L(4),D(5.75),O(.25)         288,225         370,666                  1.29  4,400,000         11/11/97
177       L(2.167),D(7.333),O(.5)     306,467         980,434                  3.20  9,000,000          4/1/98
178       L(4),D(2.75),O(.25)         309,557         431,767                  1.39  4,750,000          1/30/98
179       YM1%(9.5),O(.5)             502,077         706,759                  1.41  7,920,000         10/31/97
--------------------------------------------------------------------------------------------------------------------
180       L(5),D(4.5),O(.5)           284,953         369,023                  1.30  4,750,000          1/22/98
181       L(1),YM(21)                 338,315         338,315                  1.00  3,700,000          6/8/98
182       L(2),D(7.5),O(.5)           271,750         369,356                  1.36  6,125,000          4/24/98
183       L(4),YM1%(5.66),O(.33)      276,831         366,359                  1.32  4,600,000          2/18/98
--------------------------------------------------------------------------------------------------------------------
184       L(2.167),D(7.333),O(.5)     276,310         345,044                  1.25  4,200,000          4/8/98
185       L(4),D(5.66),O(.33)         270,679         354,954                  1.31  4,725,000          3/23/98
186       L(4),D(5.5),O(.5)           290,070         406,854                  1.40  4,600,000          3/23/98
187       L(8),D(11.08)               296,993         303,824                  1.02  3,500,000          4/1/98
--------------------------------------------------------------------------------------------------------------------
188       L(4),D(5.5),O(.5)           267,710         357,240                  1.33  4,750,000         12/11/97
189       L(4),D(5.75),O(.25)         261,956         350,886                  1.34  4,133,000          2/18/98
190       L(2.083),D(16.917),O(.5)    299,178         307,914                  1.03  3,500,000          3/31/98
192       L(3.75),D(5.5),O(.5)        269,640         345,120                  1.28  4,000,000         10/3/97
--------------------------------------------------------------------------------------------------------------------
193       L(2.083),D(7.417),O(.5)     265,593         351,739                  1.32  4,230,000          3/20/98
194       L(4),D(5.75),O(.25)         258,632         359,712                  1.39  4,100,000          3/25/98
195       L(4),D(10.75),O(.25)        279,093         419,497                  1.50  4,600,000          2/2/98
196       L(2),D(7.5),O(.5)           240,211         412,114                  1.72  5,700,000          4/20/98
--------------------------------------------------------------------------------------------------------------------
197       L(2),D(7.75),O(.75)         233,736         433,665                  1.86  5,000,000          5/1/98
198       L(5),D(4.75),O(.25)         254,274         359,954                  1.42  4,325,000          1/20/98
199       L(4),D(5.75),O(.25)         252,257         337,547                  1.34  4,150,000          2/12/98
200       L(4),D(5.5),O(.5)           270,804         359,803                  1.33  4,300,000         11/21/97
--------------------------------------------------------------------------------------------------------------------
201       L(2),D(7.75),O(.75)         226,196         450,688                  1.99  4,800,000          5/1/98
202       L(6),D(13),O(1)             279,108         379,369                  1.36  4,200,000         10/30/97
203       L(4),D(5.75),O(.25)         249,502         355,659                  1.43  4,000,000          1/12/98
204       L(2.25),D(7.42),O(.25)      293,774         437,244                  1.49  4,000,000          3/4/98
--------------------------------------------------------------------------------------------------------------------
205       L(4),YM1%(5.75),O(.25)      247,785         369,721                  1.49  4,200,000          2/4/98
206       YM1%(14.75),O(.25)          331,071         455,448                  1.38  5,600,000          4/1/98
207       L(2.17),D(7.58),O(.25)      302,966         388,362                  1.28  4,100,000          4/14/98
208       L(5),YM1%(14.667),O(.25)    364,727         424,243                  1.16  4,500,000          6/12/98
--------------------------------------------------------------------------------------------------------------------
209       L(2),D(7.5),O(.5)           232,737         280,215                  1.20  3,900,000          4/20/98
210       L(2),D(7.5),O(.5)           252,783         366,741                  1.45  4,000,000          5/1/98
211       L(4),D(5.75),O(.25)         237,870         332,780                  1.40  3,800,000          1/13/98
212       L(4),D(2.5),O(.5)           233,164         319,967                  1.37  3,700,000         11/24/97
--------------------------------------------------------------------------------------------------------------------
213       L(2.16),D(7.59),O(.25)      256,520         328,740                  1.28  3,800,000          3/17/98
214       L(4),D(5.75),O(.25)         238,429         331,449                  1.39  3,650,000          4/13/98
215       L(4),D(5.75),O(.25)         231,683         309,198                  1.33  5,100,000          4/14/98
216       L(2.25),D(7.5),O(.25)       261,691         379,452                  1.45  4,000,000          4/21/98
--------------------------------------------------------------------------------------------------------------------
217       L(2),D(7.5),O(.5)           232,067         311,696                  1.34  3,745,000          4/13/98
218       L(2.083),D(4.417),O(.5)     234,572         309,242                  1.35  4,400,000          3/27/98
219       L(2.083),D(7.417),O(.5)     229,344         292,895                  1.28  3,735,000          5/13/98
220       L(4),YM1%(5.5),O(.5)        233,098         300,787                  1.29  3,710,000         10/13/97
--------------------------------------------------------------------------------------------------------------------
221       L(1),YM(21)                 276,370         276,370                  1.00  3,000,000          6/8/98
222       L(1),YM1%(9)                243,858         384,000                  1.57  4,000,000          1/1/98
223       L(4),YM1%(5.75),O(.25) or   226,238         287,277                  1.27  3,700,000          3/15/98
            DEF
224       L(2.333),D(7.167),O(.5)     222,967         305,124                  1.37  3,500,000          2/3/98
--------------------------------------------------------------------------------------------------------------------
225       L(2.5),D(4.25),O(.25)       224,994         303,085                  1.35  3,750,000          4/23/98
226       L(2.083),D(7.417),O(.5)     223,389         288,474                  1.29  3,330,000          5/13/98


          Cut-off    Scheduled                                                               Cut-off
          Date       Maturity                                            Sq. Ft., Units,     Sq. Ft, Unit  Occupancy
Control   LTV        ARD Date     Year                Year               Beds, Pads          Bed, Pad      Percentage
No.       (%)        LTV (%)      Built               Renovated          or Rooms            or Room ($)   (%)
========================================================================================================================
153           79.8       69.9     1973                1992-1993                 106 Units          36,829.40      93.4
154           69.5       66.2     1987                N/A                    92,000 Sq Ft              42.28     100.0
155           80.0       69.7     1968                N/A                       228 Units          16,831.41      97.4
-------------------------------------------------------------------------------------------------------------------------
156           99.8       37.2     1998                N/A                    10,908 Sq Ft             350.54     100.0
157           84.2       65.8     1996                N/A                       124 Units          30,549.70      92.0
158           74.9       66.2     1800s               1980s                 166,693 Sq Ft              22.47      90.2
159           74.8       60.8     1985                N/A                    60,857 Sq Ft              61.49      86.0
-------------------------------------------------------------------------------------------------------------------------
160           76.3       65.3     1972                1997                      112 Units          33,392.86      98.0
161           79.5       64.3     1929                1996-1997                  28 Units         132,019.77      85.0
162           67.2       58.9     1987                N/A                    25,445 Sq Ft             145.21     100.0
163           76.8        0.0     1977                1995-6                136,808 Sq Ft              26.93     100.0
-------------------------------------------------------------------------------------------------------------------------
164           98.9        0.0     1998                N/A                    18,308 Sq Ft             199.95     100.0
165           75.0       64.8     1985                NAP                    44,141 Sq Ft              81.56     100.0
166           79.9       68.7     1974                1997                      134 Units          26,843.65      97.0
167           80.3       65.3     1985                N/A                    59,562 Sq Ft              60.38      97.0
-------------------------------------------------------------------------------------------------------------------------
168           73.4       64.6     1960                1988, 1995             58,970 Sq Ft              60.97      89.3
169           74.9       66.3     1984                N/A                    77,226 Sq Ft              46.53      98.7
170           57.2       46.1     1972                N/A                    56,768 Sq Ft              63.21     100.0
171           98.5       36.1     1998                N/A                    13,905 Sq Ft             255.13     100.0
-------------------------------------------------------------------------------------------------------------------------
172           64.8       58.5     1986                1997                   80,938 Sq Ft              43.26      84.2
173           72.9       62.5     1987                1997/1998                 139 Units          25,179.86      98.0
174           61.4       53.2     1969                N/A                    58,948 Sq Ft              59.33     100.0
175           74.5       58.1     1997                N/A                       136 Units          25,701.23     100.0
-------------------------------------------------------------------------------------------------------------------------
176           79.4       70.0     1973                N/A                       168 Units          20,805.34      98.2
177           38.8       30.9     1972                1978                   67,971 Sq Ft              51.37     100.0
178           73.5       65.1     1961                1985-92                92,139 Sq Ft              37.87      91.5
179           43.6        0.5     1985                Not Applicable         21,786 Sq Ft             158.36     100.0
-------------------------------------------------------------------------------------------------------------------------
180           72.5       62.8     1979,1980           N/A                   102,099 Sq Ft              33.71      96.2
181           92.0        0.0     1996                N/A                    28,789 Sq Ft             118.22     100.0
182           55.5       47.7     1984                NAP                       154 Units          22,077.92      96.0
183           73.2       64.5     1997                N/A                    42,075 Sq Ft              79.99     100.0
-------------------------------------------------------------------------------------------------------------------------
184           79.6       69.0     1989                Not Applicable            100 Units          33,449.14      97.0
185           69.7       61.4     1980                N/A                       200 Units          16,468.01      92.5
186           71.5       58.1     1991                N/A                    61,000 Sq Ft              53.93     100.0
187           93.7       23.4     1997                NA                     13,905 Sq Ft             235.72     100.0
-------------------------------------------------------------------------------------------------------------------------
188           67.3       59.5     1987                N/A                    73,679 Sq Ft              43.38      87.0
189           77.3       68.0     1981                1986,96                    35 Units          91,250.33     100.0
190           91.2        0.0     1997                NAP                    13,905 Sq Ft             229.67     100.0
192           79.6       70.8     1997                N/A                    26,800 Sq Ft             118.87      91.3
-------------------------------------------------------------------------------------------------------------------------
193           74.9       65.1     In Phases 1973/1977 1993                   45,599 Sq Ft              69.47     100.0
194           76.7       67.5     1984                1989                   29,584 Sq Ft             106.33     100.0
195           68.3       44.5     1986-1990           N/A                    63,620 Sq Ft              49.41      98.4
196           54.4       46.4     1978                NAP                        78 Units          39,743.59      97.0
-------------------------------------------------------------------------------------------------------------------------
197           62.0       51.9     1970                NAP                       257  Pads          12,062.26      92.0
198           71.6       63.0     1996                N/A                    52,200 Sq Ft              59.31     100.0
199           74.6       65.5     1973                1992                  111,493 Sq Ft              27.75     100.0
200           71.7       58.3     1936/74             1990s                 189,090 Sq Ft              16.31      87.1
-------------------------------------------------------------------------------------------------------------------------
201           62.5       52.3     1968, 1972 AND 1983 NAP                       173  Pads          17,341.04     100.0
202           71.4        0.0     Various             Various                   120 Units          25,000.00      94.1
203           74.9       66.1     1930s               1995-1997              96,798 Sq Ft              30.95      96.4
204           74.9       63.1     1992                                          100 Rooms          29,950.38      57.0
-------------------------------------------------------------------------------------------------------------------------
205           71.3       62.9     1940-1970           1984                   55,830 Sq Ft              53.63      97.8
206           53.4        0.0     1958                N/A                       346 Spaces          8,644.03     100.0
207           71.9       51.3     1979                1989                  116,016 Sq Ft              25.39     100.0
208           65.1        0.0     1978                1989                   87,407 Sq Ft              33.52     100.0
-------------------------------------------------------------------------------------------------------------------------
209           74.4       63.9     1990                NAP                        41 Units          70,731.71      98.0
210           72.5       57.5     1994                NAP                    47,623 Sq Ft              60.89     100.0
211           76.2       67.1     1984                N/A                    67,190 Sq Ft              43.08      98.5
212           78.2       72.2     1995                N/A                    20,458 Sq Ft             141.46     100.0
-------------------------------------------------------------------------------------------------------------------------
213           75.6       61.7     1992                                       53,190 Sq Ft              54.03     100.0
214           78.0       68.9     1989                N/A                    32,839 Sq Ft              86.68      99.5
215           55.8       49.0     1975                N/A                   113,629 Sq Ft              25.05      91.6
216           71.0       58.5     1988                                           64 Rooms          44,367.88      62.1
-------------------------------------------------------------------------------------------------------------------------
217           74.8       64.7     1986/1987           1997                   39,256 Sq Ft              71.33      93.0
218           62.5       57.4     1988                NAP                    98,186 Sq Ft              28.50     100.0
219           74.9       64.7     1989                NAP                    22,388 Sq Ft             124.98     100.0
220           75.1       66.5     1978                1995-96                29,970 Sq Ft              92.96     100.0
-------------------------------------------------------------------------------------------------------------------------
221           92.7        0.0     1996                N/A                    43,200 Sq Ft              64.36     100.0
222           68.7       54.8     1962                1993-1994                 112 Units          24,528.38      94.0
223           74.1       65.3     1982                1995                   90,307 Sq Ft              30.37      92.6
224           78.3       67.7     1970                1995                      120 Units          22,844.15     100.0
-------------------------------------------------------------------------------------------------------------------------
225           72.0       66.8     1985                N/A                   118,900 Sq Ft              22.70      97.1
226           81.0       70.2     1985                NAP                    39,526 Sq Ft              68.26      90.0


                                                     Annual                                                          Largest
                                                     Replacement      Annual                                         Tenant Area
Control   Occupancy          Ownership               Reserve          TI/LC                                          Leased
No.       Date               Interest                Deposit          Deposit     Largest Tenant Name                (Sq. Ft.)
================================================================================================================================
153        2/1/98            Fee Simple                  26,500            -      N/A                                      -
154       10/31/97           Fee Simple                   7,360      225,000      HomeBase, Inc.                      92,000
155        4/25/98           Fee Simple                  57,000            -      N/A                                      -
--------------------------------------------------------------------------------------------------------------------------------
156        8/18/97           Fee Simple                       -            -      Eckerd Corporation                  10,908
157        3/3/98            Fee Simple                  22,568            -      N/A                                      -
158        7/7/98            Fee Simple                  25,500       76,500      Precision Technology                29,870
159        3/19/98           Fee Simple                   9,127            -      Rock Island                          8,862
--------------------------------------------------------------------------------------------------------------------------------
160        6/19/98           Fee Simple                  28,560            -      NAP                                      -
161        6/9/98            Fee Simple                   5,600            -      NAP                                      -
162        3/31/98           Fee Simple                   6,227       29,270      State of California                  6,199
163        3/19/98           Fee Simple                  15,048       16,284      Hyvee                               71,657
--------------------------------------------------------------------------------------------------------------------------------
164        6/9/97            Fee Simple                   2,760            -      Walgreens                           18,308
165        3/30/98           Fee Simple                       -            -      Marquee Cinemas                     12,596
166        3/1/98            Fee Simple                  33,504            -      NAP                                      -
167        3/23/98           Fee Simple                   8,940            -      N/A                                      -
--------------------------------------------------------------------------------------------------------------------------------
168        3/1/98            Fee Simple                   8,396       34,728      True Value                           9,000
169        3/1/98            Fee Simple                  22,396       40,000      Eckerd Drugs                        10,356
170        2/16/98           Fee Simple                   5,901       30,000      American Drug Stores, Inc.          31,768
171       12/5/95            Fee Simple                   2,781            -      Walgreen Co.                        13,905
--------------------------------------------------------------------------------------------------------------------------------
172        6/29/98           Fee Simple                  97,128      131,900      Basha's, Inc.                       53,372
173        6/19/98           Fee Simple                  34,752            -      NAP                                      -
174        6/6/98            Fee Simple                   8,827      108,457      Software Corp. of America           15,726
175        4/1/98            Fee Simple                  15,776            -      N/A                                      -
--------------------------------------------------------------------------------------------------------------------------------
176        2/5/98            Fee Simple                  42,000            -      N/A                                      -
177        2/17/98           Leasehold                   12,000            -      Metro Urol. Specialists              8,053
178        4/10/98           Fee Simple                  13,845       37,037      Hobby Lobby                         39,280
179       10/31/97           Fee Simple                  17,680            -      NAP                                      -
--------------------------------------------------------------------------------------------------------------------------------
180        6/1/98            Fee Simple                  35,088       15,996      Krogers                             56,160
181       11/27/96           Fee Simple                       -            -      Circuit City, Inc.                  28,789
182        6/1/98            Fee Simple                  45,122            -      NAP                                      -
183        2/24/98           Fee Simple                   4,208       10,098      Ulvac Technologies                  42,075
--------------------------------------------------------------------------------------------------------------------------------
184        1/20/98           Fee Simple                  25,000            -      NAP                                      -
185        4/22/98           Fee Simple                  42,033            -      N/A                                      -
186        5/20/98           Fee Simple                   9,150       12,500      Barakos                             37,500
187        6/1/98            Fee Simple                   2,086            -      Walgreen's                          13,905
--------------------------------------------------------------------------------------------------------------------------------
188        1/23/98           Fee Simple                  10,412       23,619      Electric City                       20,000
189        3/1/98            Fee Simple                   9,636            -      N/A                                      -
190        4/3/98            Fee Simple                   2,088            -      Walgreen Store #3700                13,905
192        3/1/98            Fee Simple                   3,977       24,127      AAA Texas, Inc.                      3,400
--------------------------------------------------------------------------------------------------------------------------------
193        1/1/98            Fee Simple                   7,836            -      Body Focus                          16,184
194        4/1/98            Fee Simple                   7,237       12,927      Morrison & Duffy, PA Law Firm        6,247
195        3/2/98            Fee Simple                  12,724       37,968      Ding Ho Restaurant                   6,600
196        5/12/98           Fee Simple                  23,868            -      NAP                                      -
--------------------------------------------------------------------------------------------------------------------------------
197        4/25/98           Fee Simple                       -            -      NAP                                      -
198       11/24/95           Fee Simple                  10,440       19,756      Apria Healthcare, Inc.              52,200
199        1/31/98           Fee Simple                  60,661       18,513      Kroger                              27,104
200        1/31/98           Fee Simple                  28,364       96,996      Sonic Corporation                   56,383
--------------------------------------------------------------------------------------------------------------------------------
201        4/25/98           Fee Simple                       -            -      NAP                                      -
202        5/28/98           Fee Simple                  40,569            -      N/A                                      -
203        6/18/98           Fee Simple                  28,028       60,000      Lillian August Designs              19,812
204        3/4/98            Fee Simple                  48,871            -                                               -
--------------------------------------------------------------------------------------------------------------------------------
205        5/30/98           Fee Simple                   8,338       30,290      Learning Tree Store                  6,508
206       11/15/96           Fee Simple                       -            -      West 45th Street Garage Corp             -
207        6/10/98           Fee Simple                  15,082            -      Fixture-World                      116,016
208       12/6/97            Fee Simple and Leasehold    12,000            -      K Mart Corporation                  87,407
--------------------------------------------------------------------------------------------------------------------------------
209        6/8/98            Fee Simple                   9,804            -      NAP                                      -
210        4/1/98            Fee Simple                   4,764            -      TSC Industries, Inc.                19,038
211        4/1/98            Fee Simple                  11,000       24,000      Jitney Jungle Store                 32,000
212        3/16/98           Fee Simple                   3,069       11,266      Big O Tire                           4,412
--------------------------------------------------------------------------------------------------------------------------------
213        5/1/98            Fee Simple                     665            -      Northwest Fabrics                   23,500
214        3/27/98           Fee Simple                   4,926       30,000      K & G, P.C.                          7,370
215        5/14/98           Fee Simple                  19,999       60,000      Tenn Dept. of Envir                 10,547
216                          Fee Simple                  44,823            -                                               -
--------------------------------------------------------------------------------------------------------------------------------
217        5/1/98            Fee Simple and Leasehold    13,740       28,021      Reno Exercise Center                 5,107
218        6/1/98            Fee Simple                  16,692            -      Coming Attractions, Inc.            19,435
219        5/13/98           Fee Simple                       -            -      Sullivan, Wertz, McDade, & Wallace  14,100
220       11/5/97            Fee Simple                   4,491       17,735      Computer Expo                       13,200
--------------------------------------------------------------------------------------------------------------------------------
221       11/27/96           Fee Simple                       -            -      Circuit City, Inc.                  43,200
222        1/1/98            Fee Simple                       -            -      NAP                                      -
223        3/1/98            Fee Simple                  27,080            -      OWRB                                24,712
224        3/16/98           Fee Simple                  30,000            -      NAP                                      -
--------------------------------------------------------------------------------------------------------------------------------
225        7/13/98           Fee Simple                  11,890       50,683      Fit-N-Fun                           11,296
226        5/21/98           Fee Simple                   6,719       24,504      Great American Cleaners              3,235


          Largest                                               Second            Second
          Tenant                                                Largest           Largest Tenant
Control   Lease               Second                            Tenant Area       Lease Exp.
No.       Exp. Date           Largest Tenant Name               Leased (Sq. Ft.)  Date
===================================================================================================
153       0                                                               -       0
154                 3/31/02                                               -       0
155       0                                                               -       0
------------------------------------------------------------------------------------------------
156                 3/24/18   N/A                                         -       0
157       0                                                               -       0
158                 7/31/00   Pitco Frialator                        18,842             12/31/02
159                 4/30/99   Tx. Comm. Bank                          5,498              1/31/01
------------------------------------------------------------------------------------------------
160       0                   NAP                                         -       0
161       0                   NAP                                         -       0
162                11/30/00   FHC Hotel Management                    4,132              5/31/00
163                11/20/02   McFarland                              26,254             11/30/08
------------------------------------------------------------------------------------------------
164                 5/31/18                                               -       0
165                 4/30/02   Monkey Business/Brick Oven              8,216             10/31/00
166       0                   NAP                                         -       0
167       0                                                               -       0
------------------------------------------------------------------------------------------------
168                12/31/03   Hemet Stationers                        7,215              1/31/98
169                12/31/04   Handex, Inc.                            7,100              6/30/00
170                 9/30/04   Michaels Stores, Inc.                  15,884              1/30/99
171                 7/31/18   N/A                                         -       0
------------------------------------------------------------------------------------------------
172                11/30/16   Video Update, Inc                       5,062             10/31/99
173       0                   NAP                                         -       0
174                 3/31/02   Prudential Realty                       5,300              7/31/02
175       0                                                               -       0
------------------------------------------------------------------------------------------------
176       0                                                               -       0
177                12/31/01   United Internal Medicine                5,269             12/31/01
178                 9/12/12   Mardel Christian Books                  8,250              4/30/99
179       0                   NAP                                         -       0
------------------------------------------------------------------------------------------------
180                 8/31/99   O E Jones                               6,000              7/31/99
181                11/30/18                                               -       0
182       0                   NAP                                         -       0
183                 9/30/13                                               -       0
------------------------------------------------------------------------------------------------
184       0                   NAP                                         -       0
185       0                                                               -       0
186                 3/31/13   Tucker                                 23,500              7/31/04
187                 6/30/57                                               -       0
------------------------------------------------------------------------------------------------
188                 1/31/03   Smith Brothers                          9,972             11/1/07
189       0                                                               -       0
190                10/31/57   NAP                                         -       0
192                 7/31/02   Einstein Brothers Bagels                2,860              6/10/02
------------------------------------------------------------------------------------------------
193                11/30/99   Borderline                             11,000              2/28/00
194                12/30/98   General Services Administration         6,247              3/15/13
195                 7/1/10    Scola's Restaurant                      4,425              8/1/01
196       0                   NAP                                         -       0
------------------------------------------------------------------------------------------------
197       0                   NAP                                         -       0
198                 6/30/06                                               -       0
199                 6/30/03   Revco                                  13,280              2/28/03
200                11/30/02   Spalding, Alpern, Friot & Gum          13,655              1/31/00
------------------------------------------------------------------------------------------------
201       0                   NAP                                         -       0
202       0                                                               -       0
203                12/31/06   Promar                                 13,092              9/18/98
204       0                                                               -       0
------------------------------------------------------------------------------------------------
205                 7/31/00   Sports Traders, Inc II                  5,570             12/14/00
206                 9/30/18                                               -       0
207                 6/9/18                                                -       0
208                12/31/14   NAP                                         -       0
------------------------------------------------------------------------------------------------
209       0                   NAP                                         -       0
210                 3/31/09   Guitars & Cadillacs                    14,150              8/31/04
211                 2/28/05   Eckerd Drug Company                     8,450              4/30/00
212                 4/30/06   Valencia Auto Service                   2,860              4/30/01
------------------------------------------------------------------------------------------------
213                12/31/02   Fashion Bug                            10,200              1/31/04
214                 5/31/08   National Environmental                  3,338              2/28/99
215                 3/31/01   Sandler O'Neill                         6,224              6/30/99
216       0                                                               -       0
------------------------------------------------------------------------------------------------
217                 6/30/01   Duds N' Suds                            3,630             11/14/01
218                 9/4/98    Washington Fireworks, Inc.             18,038              7/31/99
219                 6/30/03   Kenny's Steak House                     9,400              6/30/03
220                 3/31/06   Slick Willie's                          7,140              9/2/06
------------------------------------------------------------------------------------------------
221                11/30/18                                               -       0
222       0                   NAP                                         -       0
223                12/31/98   St. Paul                               19,645              6/30/98
224       0                   NAP                                         -       0
------------------------------------------------------------------------------------------------
225                 8/31/00   PECC Data Services Inc.                10,672              3/31/01
226                12/31/99   First Southern Bank                     2,800             12/31/98


                                                      Third             Third
                                                      Largest           Largest Tenant
Control      Third                                    Tenant Area       Lease Exp.             Control
No.          Largest Tenant Name                      Leased (Sq. Ft.)  Date                   No.
=======================================================================================================
153                                                            -        0                      153
154                                                            -        0                      154
155                                                            -        0                      155
-------------------------------------------------------------------------------------------------------
156                                                            -        0                      156
157                                                            -        0                      157
158          Concord Hospital                             12,365               2/28/08         158
159          Blackeyed Pea                                 5,220              12/31/99         159
-------------------------------------------------------------------------------------------------------
160          NAP                                               -        0                      160
161          NAP                                               -        0                      161
162          Lafayette Company                             3,337              12/31/98         162
163          Only Deals                                   12,332               1/31/99         163
-------------------------------------------------------------------------------------------------------
164                                                            -        0                      164
165          Gaslight                                      3,870               2/28/08         165
166          NAP                                               -        0                      166
167                                                            -        0                      167
-------------------------------------------------------------------------------------------------------
168          A'Rae of Flower                               2,500              12/31/98         168
169          Moe's Seafood                                 5,709              12/31/01         169
170          Pier 1 Imports, Inc.                          9,116               2/29/08         170
171                                                            -        0                      171
-------------------------------------------------------------------------------------------------------
172          Thunderbird Dental                            3,900               4/30/01         172
173          NAP                                               -        0                      173
174          Petermartin Associates, Inc.                  5,209               1/31/03         174
175                                                            -        0                      175
-------------------------------------------------------------------------------------------------------
176                                                            -        0                      176
177          Neurological Associates                       4,799              10/31/00         177
178          USPA & IRA                                    4,300               8/31/00         178
179          NAP                                               -        0                      179
-------------------------------------------------------------------------------------------------------
180          MIllers' Essenplatz                           5,013              10/31/00         180
181                                                            -        0                      181
182          NAP                                               -        0                      182
183                                                            -        0                      183
-------------------------------------------------------------------------------------------------------
184          NAP                                               -        0                      184
185                                                            -        0                      185
186                                                            -        0                      186
187                                                            -        0                      187
-------------------------------------------------------------------------------------------------------
188          Tuesday Morning                               5,235               1/15/02         188
189                                                            -        0                      189
190          NAP                                               -        0                      190
192          King Bo Restaurant                            2,800               1/31/02         192
-------------------------------------------------------------------------------------------------------
193          Coco's                                        5,700              12/31/98         193
194          Federal Bureau of Investigation               6,162               2/28/03         194
195          Aldens Discount                               4,200               7/1/03          195
196          NAP                                               -        0                      196
-------------------------------------------------------------------------------------------------------
197          NAP                                               -        0                      197
198                                                            -        0                      198
199          Mt. Healthy Family Clinic                     7,800               1/1/04          199
200          Kirk & Chaney                                10,162               5/31/98         200
-------------------------------------------------------------------------------------------------------
201          NAP                                               -        0                      201
202                                                            -        0                      202
203          99 Water Street, Inc.                        11,369               3/31/05         203
204                                                            -        0                      204
-------------------------------------------------------------------------------------------------------
205          The Soap Box Laundromat                       4,247               8/31/02         205
206                                                            -        0                      206
207                                                            -        0                      207
208          NAP                                               -        0                      208
-------------------------------------------------------------------------------------------------------
209          NAP                                               -        0                      209
210          Pickering, Inc.                               3,600               8/31/04         210
211          Family Dollar Store                           7,500              12/31/05         211
212          R&S Transmission                              2,732               4/30/99         212
-------------------------------------------------------------------------------------------------------
213          Rogan's Shoes                                 8,250               1/31/03         213
214          Dr. Barbara Gordon-Cohen                      2,833               3/1/99          214
215          Vanstar                                       2,800              11/30/98         215
216                                                            -        0                      216
-------------------------------------------------------------------------------------------------------
217          Chiropractic Arts                             3,485               5/31/99         217
218          Hathaway Paper                               12,231              12/31/99         218
219          NAP                                               -        0                      219
220          Hasta La Pasta                                5,480               9/6/06          220
-------------------------------------------------------------------------------------------------------
221                                                            -        0                      221
222          NAP                                               -        0                      222
223          North American                               12,845              11/30/00         223
224          NAP                                               -        0                      224
-------------------------------------------------------------------------------------------------------
225          Solartron, Inc.                               9,500               8/31/01         225
226          MidAmerica Financial Services                 2,113               4/30/02         226

ITALICS indicate mortgage loans secured by multiple properties.

Control                     Loan
No.       Seller            Number         Property Name                                       Property Type
==================================================================================================================================
227       Lehman Brothers   980416009      Comfort Inn - Warner Robins                         Hotel - Limited Service
228       Lehman Brothers   980317053      Greenbriar Apartments                               Multifamily - Conventional
----------------------------------------------------------------------------------------------------------------------------------
229       GMAC              GMAC1530       Ridge Manor Apartments                              Multifamily - Conventional
230       GMAC              GMAC1520       Greenwood Gardens Office Building                   Office
231       Lehman Brothers   971223009      Lock-It-Up Self-Storage (Pacifica)                  Self Storage
232       Lehman Brothers   970820055      Crestridge Corporate Center                         Office
----------------------------------------------------------------------------------------------------------------------------------
233       Lehman Brothers   23             Shadow Hills MHP                                    Multifamily - Mobile Home Park
234       GMAC              GMAC2460       Red Oaks Apartments                                 Multifamily - Conventional
235       Lehman Brothers   971223010      Lock It Up (Pleasanton)                             Self Storage
236       Lehman Brothers   980225090      89-55 Queens Blvd                                   Retail - Anchored
----------------------------------------------------------------------------------------------------------------------------------
237       GMAC              GMAC1540       Kentwood Apartments                                 Multifamily - Conventional
238       GMAC              GMAC2706       Uniprop - Fairway Villas                            Multifamily - Mobile Home Park
239       Lehman Brothers   980415045      8000 Edgewater Drive                                Office
240       Lehman Brothers   971124011      1020 and 1030 South Arroyo Parkway                  Office
----------------------------------------------------------------------------------------------------------------------------------
241       Lehman Brothers   971113012      Crichton Plaza                                      Retail - Unanchored
242       Lehman Brothers   980120028      Nottingham Village Center                           Retail - Unanchored
243       Lehman Brothers   58             Shurgard - Hermitage                                Self Storage
244       Lehman Brothers   980127001      Walgreens (Shawnee)                                 CTL - Retail
----------------------------------------------------------------------------------------------------------------------------------
245       Lehman Brothers   971222008      Walgreen's (Westmoreland)                           CTL - Retail
246       GMAC              GMAC1560       Ashburton Woods Apartments                          Multifamily - Conventional
247       GMAC              GMAC2704       Uniprop - Colonial Village                          Multifamily - Mobile Home Park
248       GMAC              GMAC1580       Pyramid Professional Center                         Office
----------------------------------------------------------------------------------------------------------------------------------
249       GMAC              GMAC1570       Las Tunas Plaza Shopping Center                     Retail - Unanchored
250       GMAC              GMAC2450       The Sawyer Building                                 Office
251       Lehman Brothers   980112004      11123-11163 South Towne Square                      Industrial
252       Lehman Brothers   971029001      Eastlake Garden Apartments                          Multifamily - Conventional
----------------------------------------------------------------------------------------------------------------------------------
253       GMAC              GMAC3020       Country Villa Westwood Nursing Center               Healthcare - Nursing Home, Skilled
                                                                                                 Care
254       Lehman Brothers   980407008      Cinderella Properties (Loan Level)                  Industrial
255       Lehman Brothers   980212001      Eckerd Pharmacy (Corpus Christi)                    CTL - Retail
256       Lehman Brothers   980311013      Landmark Centre                                     Retail - Unanchored
----------------------------------------------------------------------------------------------------------------------------------
257       Lehman Brothers   971030017      Eckerd - Baton Rouge                                CTL - Retail
258       Lehman Brothers   970915001      280 Station Shopping Center                         Retail - Unanchored
259       Lehman Brothers   980127012      Woodland Park Apartments                            Multifamily - Conventional
260       Lehman Brothers   970611002      Pinehurst Villas                                    Multifamily - Section 42
----------------------------------------------------------------------------------------------------------------------------------
261       Lehman Brothers   971217047      Park Avenue Apartments                              Multifamily - Conventional
262       GMAC              GMAC3230       Cypress Corners Office Building                     Office
263       Lehman Brothers   980324058      Days Inn Westminster                                Hotel - Limited Service
264       Lehman Brothers   971223007      Lock It Up (Fremont)                                Self Storage
----------------------------------------------------------------------------------------------------------------------------------
265       Lehman Brothers   980211017      Hidden Village Apartments                           Multifamily - Conventional
266       GMAC              GMAC2470       1900 Century Plaza Office Building                  Office
267       Lehman Brothers   971223023      U-Stor Greenway                                     Self Storage
268       GMAC              GMAC3120       Cedars Apartments                                   Multifamily - Conventional
----------------------------------------------------------------------------------------------------------------------------------
269       GMAC              GMAC2480       Manny's Music Building                              Retail - Unanchored
270       Lehman Brothers   980317022      Smoky Hill Shopping Center                          Retail - Unanchored
271       Lehman Brothers   980407005      Schooset Village                                    Multifamily - Conventional
272       Lehman Brothers   971217065      Ranch Circle Plaza                                  Retail - Unanchored
----------------------------------------------------------------------------------------------------------------------------------
273       Lehman Brothers   980219004      Mini-Maxi Warehouse                                 Self Storage
274       Lehman Brothers   980303013      Country Hill Center                                 Retail - Unanchored
275       GMAC              GMAC1610       Kensington Garden Apartments                        Multifamily - Conventional
276       GMAC              GMAC1920       Central Eugene Industrial Park                      Industrial
----------------------------------------------------------------------------------------------------------------------------------
277       GMAC              GMAC2900       The Sunset Village Apartments                       Multifamily - Conventional
278       Lehman Brothers   971209071      Berkshire Manor Apartments                          Multifamily - Conventional
279       Lehman Brothers   971112015      Olympus Shadows                                     Multifamily - Conventional
280       Lehman Brothers   971023020      Oceanside Outparcel Building C                      Retail - Anchored
----------------------------------------------------------------------------------------------------------------------------------
281       Lehman Brothers   971223022      U-Stor Bell                                         Self Storage
282       GMAC              GMAC1890       6420 Richmond Avenue                                Office
283       Lehman Brothers   980303048      Rolling Acres Retail Center                         Retail - Anchored
284       Lehman Brothers   980311030      Farm Credit Services                                Office
----------------------------------------------------------------------------------------------------------------------------------
285       Lehman Brothers   980401011      Riverside Office Buiding                            Office
286       Lehman Brothers   970919012      Holiday Inn-Heritage                                Hotel - Limited Service
287       Lehman Brothers   1              Akers Away Mobile Home Park                         Multifamily - Mobile Home Park
288       GMAC              GMAC1970       Arrowhead Lakes Marketplace                         Retail - Unanchored
----------------------------------------------------------------------------------------------------------------------------------
289       GMAC              GMAC3100       Pear Orchard Village Shopping Center                Retail - Unanchored
290       Lehman Brothers   980106033B     Wallgarden Shopping Center                          Retail - Anchored
291       Lehman Brothers   980415044      Pico&Union Plaza                                    Retail - Unanchored
292       GMAC              GMAC2490       Abrams Run Building                                 Industrial
----------------------------------------------------------------------------------------------------------------------------------
293       GMAC              GMAC2701       Bayhead Mobile Home Park                            Multifamily - Mobile Home Park
294       Lehman Brothers   971223029      Willow Creek Apartments                             Multifamily - Conventional
295       Lehman Brothers   980225057      Arbor Square Shopping Center                        Retail - Unanchored
296       Lehman Brothers   971202002      Brookdale Towers                                    Office
----------------------------------------------------------------------------------------------------------------------------------
297       GMAC              GMAC1630       Roy's Trailer Park                                  Multifamily - Mobile Home Park
298       Lehman Brothers   971217043      3 Ethel Boulevard                                   Industrial
299       Lehman Brothers   11             Green River Apartments                              Multifamily - Conventional


                                                                                        Cross
Control                                                                         Zip     Collateral-   Original       Cut-off Date
No.       Address                                  City                State    Code    ized Groups   Balance ($)    Balance ($)
===================================================================================================================================
227       95 South State Route 247                 Warner Robins       GA       31088   No                2,700,000      2,697,456
228       605-625 Gregory Drive                    Corpus Christi      TX       78412   No                2,700,000      2,696,715
-----------------------------------------------------------------------------------------------------------------------------------
229       3131-3229 Bee Ridge Road                 Sarasota            FL       34239   No                2,700,000      2,694,205
230       10550 S.W. Allen Boulevard               Beaverton           OR       97005   Yes(G INN LLC)    2,700,000      2,692,179
231       1303 Palmetto Avenue                     Pacifica            CA       94044   No                2,700,000      2,691,592
232       10151-55 York Road                       Cockeysville        MD       21030   No                2,700,000      2,689,832
-----------------------------------------------------------------------------------------------------------------------------------
233       1802 East Campo Bello                    Phoenix             AZ         85022 No                2,680,000      2,676,245
234       4747 Jurupa Avenue                       Riverside           CA       92506   No                2,675,000      2,673,093
235       7315 Johnson Drive                       Pleasanton          CA       94588   No                2,650,000      2,645,173
236       89-55/90-05 Queens Boulevard             Elmhurst            NY       11373   No                2,650,000      2,644,301
-----------------------------------------------------------------------------------------------------------------------------------
237       730-750 Sanford, 735-755 Kentwood &      Philadelphia        PA       19116   No                2,650,000      2,641,683
           10150 Bridle
238       4725 Cobb Parkway                        Acworth             GA       30101   No                2,600,000      2,600,000
239       8000 Edgewater Drive                     Oakland             CA       94621   No                2,600,000      2,598,486
240       1020 & 1030 South Arroyo Parkway         Pasadena            CA       91105   No                2,600,000      2,597,325
-----------------------------------------------------------------------------------------------------------------------------------
241       NWC Springhill Avenue and Union Avenue   Mobile              AL       10020   No                2,600,000      2,596,490
242       Fry Road                                 Katy                TX       77450   No                2,600,000      2,594,904
243       3986 Central Pike                        Nashville           TN       37076   No                2,600,000      2,594,335
244       1427 North Harrison Avenue               Shawnee             OK       74801   No                2,593,096      2,582,153
-----------------------------------------------------------------------------------------------------------------------------------
245       1104 South Westmoreland Road             Dallas              TX       75211   No                2,561,600      2,553,512
246       3300-3318 Dolfield Avenue                Baltimore           MD       21215   No                2,550,000      2,545,986
247       2105 Harrell Road                        Orlando             FL       32817   No                2,500,000      2,500,000
248       2261, 2281, 2321 & 2351 Pyramid Way      Sparks              NV       89431   No                2,500,000      2,500,000
-----------------------------------------------------------------------------------------------------------------------------------
249       805-841 W. Las Tunas Drive               San Gabriel         CA       91776   No                2,500,000      2,497,093
250       400 Front Street                         Key West            FL       33040   No                2,500,000      2,495,811
251       11123-11163 South Towne Square           Green Park          MO       63123   No                2,500,000      2,494,901
252       3220 Eastlake Avenue East                Seattle             WA       98012   No                2,500,000      2,494,685
-----------------------------------------------------------------------------------------------------------------------------------
253       12121 Santa Monica Blvd                  Los Angeles         CA       90025   No                2,500,000      2,494,578
254       Various                                  Boca Raton          FL       Various No                2,500,000      2,484,451
255       4801 Alameda Street                      Corpus Christi      TX       78412   No                2,484,000      2,475,431
256       2348-2360 North Military Trail           West Palm Beach     FL       33409   No                2,475,000      2,472,878
-----------------------------------------------------------------------------------------------------------------------------------
257       5889 Airline Highway                     Baton Rouge         LA       70805   No                2,471,476      2,467,643
258       400 Cahaba Park Circle                   Birmingham          AL       35242   No                2,450,000      2,448,600
259       7250 Campbellton Road                    Atlanta             GA       30331   No                2,440,000      2,434,958
260       1500 Pinehurst Drive                     Opelika             AL       36801   No                2,425,000      2,421,758
-----------------------------------------------------------------------------------------------------------------------------------
261       6701 Bryan Dairy Road                    Pinellas Park       FL       34624   No                2,400,000      2,398,527
262       2900 West Cypress Road                   Fort Lauderdale     FL       33309   No                2,400,000      2,398,436
263       25 South Cranberry Road                  Westminster         MD       21257   No                2,400,000      2,395,197
264       38491 Fremont Boulevard                  Fremont             CA       94536   No                2,400,000      2,392,527
-----------------------------------------------------------------------------------------------------------------------------------
265       807 Flame Circle                         San Antonio         TX       78221   No                2,400,000      2,392,512
266       1900 Century Place                       Atlanta             GA       30345   No                2,380,000      2,378,489
267       3916 East Greenway Road                  Phoenix             AZ       85032   No                2,390,000      2,376,682
268       1029 Shawnee Street                      Savannah            GA       31419   No                2,400,000      2,350,542
-----------------------------------------------------------------------------------------------------------------------------------
269       156 West 48th Street                     New York            NY       10036   No                2,325,000      2,319,892
270       NEC of Smoky Hill Road and Tower Road    Aurora              CO       80015   No                2,316,000      2,312,966
271       180 Schooset Street                      Pembroke            MA       02359   No                2,300,000      2,298,848
272       4302 East Ray Road                       Phoenix             AZ       85044   No                2,300,000      2,298,648
-----------------------------------------------------------------------------------------------------------------------------------
273       901 Santiago Drive                       Florence            SC       29501   No                2,300,000      2,297,744
274       SWC of 87th Street and Lackman           Lenexa              KS       66215   No                2,300,000      2,296,971
275       1500 N. Lockwood Ridge Road              Sarasota            FL       34237   No                2,300,000      2,295,173
276       2601,2611,2621,2641 W. Fifth Ave.        Eugene              OR       97209   No                2,285,000      2,285,000
-----------------------------------------------------------------------------------------------------------------------------------
277       904 Fairway Drive                        Colton              CA       92324   No                2,280,000      2,280,000
278       101 Highway 54 Bypass                    Carrboro            NC       27510   No                2,275,000      2,272,619
279       3570 South 300 East Street               Salt Lake City      UT       84115   No                2,263,000      2,258,541
280       3644-3648 Long Beach Road                Oceanside           NY       11572   No                2,250,000      2,246,576
-----------------------------------------------------------------------------------------------------------------------------------
281       17244 North 19th Avenue                  Phoenix             AZ       85023   No                2,250,000      2,237,462
282       6420 Richmond Avenue                     Houston             TX       77057   No                2,200,000      2,200,000
283       2337 Romig Road                          Akron               OH       44320   No                2,200,000      2,197,022
284       3555 Ninth Street Northwest              Rochester           MN       55901   No                2,200,000      2,197,015
-----------------------------------------------------------------------------------------------------------------------------------
285       6177 River Crest Drive                   Riverside           CA       92507   No                2,175,000      2,172,165
286       234 Third Avenue North                   St. Petersburg      FL       33701   No                2,175,000      2,168,426
287       4225 45th Street                         West Palm Beach     FL       33407   No                2,175,000      2,168,038
288       20219 & 20265 North 59th Avenue          Glendale            AZ       85027   No                2,160,000      2,156,469
-----------------------------------------------------------------------------------------------------------------------------------
289       1625 East County Line Road               Jackson             MS       39211   No                2,300,000      2,148,532
290       1480 N.E. Miami Gardens Drive            Miami               FL       33179   No                2,150,000      2,143,332
291       1245 South Union Avenue                  Los Angeles         CA       90015   No                2,140,000      2,138,765
292       310 Hansen Access Road                   King of Prussia     PA       19406   No                2,100,000      2,100,000
-----------------------------------------------------------------------------------------------------------------------------------
293       7535 West Tennessee Street               Tallahassee         FL       32304   No                2,100,000      2,100,000
294       1029 Shive Lane                          Bowling Green       KY       42103   No                2,100,000      2,098,699
295       4005-4039 Carpenter Road                 Pittsfield          MI       48108   No                2,100,000      2,097,108
296       5701 Shingle Creek Parkway               Brooklyn Center     MN       55430   No                2,100,000      2,095,873
-----------------------------------------------------------------------------------------------------------------------------------
297       6500 Maloney Avenue                      Stock Island        FL       33040   No                2,100,000      2,093,543
298       3 Ethel Boulevard                        Wood-Ridge          NJ       07075   No                2,100,000      2,091,556
299       5411-5425 Highway 517                    Dickinson           TX       77539   No                2,080,000      2,077,128


          % of          Cumulative                           Master                                        Original    Remaining
          Aggregate     % of Initial            Servicing    Servicing       Interest                      Interest-   Interest-
Control   Cut-off Date  Pool        Mortgage    Fee          Fee             Accrual  Amortization         Only Period Only Period
No.       Balance       Balance     Rate (%)    Rate (%)     Rate (%)        Method   Type                 (Mos.)      (Mos.)
===================================================================================================================================
227           0.11       87.04        7.4500     0.0922        0.0400        Act/360  Balloon                        0           0
228           0.11       87.14        7.7000     0.0922        0.0400        Act/360  Balloon                        0           0
-----------------------------------------------------------------------------------------------------------------------------------
229           0.11       87.25        7.3000     0.1272        0.0200        Act/360  Balloon                        0           0
230           0.11       87.36        7.6700     0.1272        0.0200        30/360   Balloon                        0           0
231           0.11       87.46        7.3500     0.0922        0.0400        Act/360  Balloon                        0           0
232           0.11       87.57        7.3800     0.1422        0.0400        30/360   Fully Amortizing               0           0
-----------------------------------------------------------------------------------------------------------------------------------
233           0.11       87.68        7.1400     0.0922        0.0400        Act/360  Balloon                        0           0
234           0.11       87.78        6.9000     0.1272        0.0200        Act/360  Balloon                        0           0
235           0.10       87.89        7.4300     0.0922        0.0400        30/360   Fully Amortizing               0           0
236           0.10       87.99        7.3200     0.0922        0.0400        Act/360  Balloon                        0           0
-----------------------------------------------------------------------------------------------------------------------------------
237           0.10       88.09        7.0900     0.1272        0.0200        Act/360  Balloon                        0           0
238           0.10       88.20        6.4500     0.0422        0.0200        Act/360  ARD                            0           0
239           0.10       88.30        7.2300     0.1422        0.0400        Act/360  Balloon                        0           0
240           0.10       88.40        7.0500     0.1422        0.0400        Act/360  Balloon                        0           0
-----------------------------------------------------------------------------------------------------------------------------------
241           0.10       88.51        7.2900     0.0922        0.0400        Act/360  Balloon                        0           0
242           0.10       88.61        7.2300     0.1422        0.0400        Act/360  Balloon                        0           0
243           0.10       88.71        7.2500     0.0922        0.0400        Act/360  Balloon                        0           0
244           0.10       88.81        7.3800     0.0722        0.0400        30/360   Balloon                        0           0
-----------------------------------------------------------------------------------------------------------------------------------
245           0.10       88.91        7.1900     0.0722        0.0400        30/360   Balloon                        0           0
246           0.10       89.01        7.2200     0.1272        0.0200        30/360   Balloon                        0           0
247           0.10       89.11        6.3500     0.0422        0.0200        Act/360  ARD                            0           0
248           0.10       89.21        7.0100     0.1272        0.0200        Act/360  Balloon                        0           0
-----------------------------------------------------------------------------------------------------------------------------------
249           0.10       89.31        7.3750     0.1272        0.0200        30/360   Balloon                        0           0
250           0.10       89.41        7.4600     0.1272        0.0200        Act/360  Fully Amortizing               0           0
251           0.10       89.51        7.0800     0.1422        0.0400        Act/360  Balloon                        0           0
252           0.10       89.61        6.9200     0.0922        0.0400        Act/360  Balloon                        0           0
-----------------------------------------------------------------------------------------------------------------------------------
253           0.10       89.70        7.8300     0.1272        0.0200        30/360   Balloon                        0           0
254           0.10       89.80        7.2000     0.0922        0.0400        30/360   Fully Amortizing               0           0
255           0.10       89.90        7.2600     0.0722        0.0400        30/360   Step                           0           0
256           0.10       90.00        7.8600     0.1422        0.0400        Act/360  Balloon                        0           0
-----------------------------------------------------------------------------------------------------------------------------------
257           0.10       90.10        7.4300     0.0722        0.0400        30/360   Step                           0           0
258           0.10       90.19        7.2900     0.1522        0.0400        Act/360  ARD                            0           0
259           0.10       90.29        7.0300     0.0922        0.0400        Act/360  Balloon                        0           0
260           0.10       90.38        7.3300     0.0922        0.0400        Act/360  Balloon                        0           0
-----------------------------------------------------------------------------------------------------------------------------------
261           0.09       90.48        7.0600     0.0922        0.0400        Act/360  Balloon                        0           0
262           0.09       90.57        7.2500     0.1272        0.0200        Act/360  Balloon                        0           0
263           0.09       90.67        7.7000     0.0922        0.0400        Act/360  Balloon                        0           0
264           0.09       90.76        7.3500     0.0922        0.0400        Act/360  Balloon                        0           0
-----------------------------------------------------------------------------------------------------------------------------------
265           0.09       90.86        7.3400     0.1422        0.0400        Act/360  Balloon                        0           0
266           0.09       90.95        7.3500     0.1272        0.0200        Act/360  Balloon                        0           0
267           0.09       91.05        7.3200     0.1422        0.0400        30/360   Fully Amortizing               0           0
268           0.09       91.14        8.8750     1.6572        0.0300        30/360   Balloon                        0           0
-----------------------------------------------------------------------------------------------------------------------------------
269           0.09       91.23        7.8750     0.1272        0.0200        Act/360  Balloon                        0           0
270           0.09       91.32        7.4100     0.1422        0.0400        Act/360  Balloon                        0           0
271           0.09       91.41        7.6900     0.0922        0.0400        Act/360  Balloon                        0           0
272           0.09       91.50        7.2000     0.1422        0.0400        Act/360  Balloon                        0           0
-----------------------------------------------------------------------------------------------------------------------------------
273           0.09       91.59        7.2700     0.0922        0.0400        Act/360  Balloon                        0           0
274           0.09       91.69        7.3900     0.1422        0.0400        Act/360  Balloon                        0           0
275           0.09       91.78        7.4000     0.1272        0.0200        Act/360  Balloon                        0           0
276           0.09       91.87        7.3200     0.1272        0.0200        30/360   Balloon                        0           0
-----------------------------------------------------------------------------------------------------------------------------------
277           0.09       91.96        6.9400     0.1272        0.0200        Act/360  Balloon                        0           0
278           0.09       92.05        6.9700     0.1122        0.0400        Act/360  Balloon                        0           0
279           0.09       92.14        7.2100     0.1422        0.0400        Act/360  Balloon                        0           0
280           0.09       92.22        7.3900     0.0922        0.0400        30/360   Balloon                        0           0
-----------------------------------------------------------------------------------------------------------------------------------
281           0.09       92.31        7.3200     0.1422        0.0400        30/360   Fully Amortizing               0           0
282           0.09       92.40        7.3300     0.1272        0.0200        Act/360  Balloon                        0           0
283           0.09       92.49        7.2800     0.0922        0.0400        Act/360  Balloon                        0           0
284           0.09       92.57        7.2700     0.1422        0.0400        Act/360  Balloon                        0           0
-----------------------------------------------------------------------------------------------------------------------------------
285           0.09       92.66        7.4300     0.1422        0.0400        Act/360  Balloon                        0           0
286           0.09       92.75        7.5000     0.1422        0.0400        Act/360  Balloon                        0           0
287           0.09       92.83        7.2100     0.0922        0.0400        Act/360  Balloon                        0           0
288           0.09       92.92        6.8600     0.1272        0.0200        Act/360  Balloon                        0           0
-----------------------------------------------------------------------------------------------------------------------------------
289           0.08       93.00        9.0400     1.6572        0.0300        30/360   Fully Amortizing               0           0
290           0.08       93.09        7.3700     0.0922        0.0400        Act/360  Balloon                        0           0
291           0.08       93.17        7.2600     0.1422        0.0400        Act/360  Balloon                        0           0
292           0.08       93.25        7.0300     0.1272        0.0200        Act/360  Fully Amortizing               0           0
-----------------------------------------------------------------------------------------------------------------------------------
293           0.08       93.34        6.3500     0.0422        0.0200        Act/360  ARD                            0           0
294           0.08       93.42        7.0300     0.0922        0.0400        Act/360  Balloon                        0           0
295           0.08       93.50        7.2100     0.1422        0.0400        Act/360  Balloon                        0           0
296           0.08       93.58        7.2200     0.1422        0.0400        Act/360  Balloon                        0           0
-----------------------------------------------------------------------------------------------------------------------------------
297           0.08       93.67        7.3700     0.1272        0.0200        30/360   Balloon                        0           0
298           0.08       93.75        7.6100     0.0922        0.0400        Act/360  Balloon                        0           0
299           0.08       93.83        7.2000     0.0922        0.0400        Act/360  Balloon                        0           0


                     Remaining
          Term to    Term to     Original      Remaining                                    Balloon
Control   Maturity   Maturity    Amortization  Amortization  Origination   Maturity         or ARD
No.       (Mos.)     (Mos.)      Term (Mos.)   Term (Mos.)   Date          or ARD           Balance ($)
==========================================================================================================
227         120          119           300         299            6/26/98      7/1/08      2,190,592
228         210          208           360         358            5/15/98     12/1/15      1,954,005
----------------------------------------------------------------------------------------------------------
229         120          117           360         357            4/30/98      5/1/08      2,338,831
230         180          176           360         356            3/11/98      4/1/13      2,049,120
231         180          177           300         297            4/30/98      5/1/13      1,740,896
232         237          235           237         235            5/27/98      3/1/18             -
----------------------------------------------------------------------------------------------------------
233         120          118           360         358            5/11/98      6/1/08      2,346,371
234         120          119           360         359            6/29/98      7/10/08     2,295,722
235         240          239           240         239            6/2/98       7/1/18             -
236         120          118           300         298            5/19/98      6/1/08      2,141,261
----------------------------------------------------------------------------------------------------------
237         120          116           360         356            3/25/98      4/1/08      2,284,475
238         126          126           360         360            7/13/98      2/10/09     2,180,123
239          60           59           360         359            6/9/98       7/1/03      2,469,507
240         120          119           300         299            6/16/98      7/1/08      2,083,760
----------------------------------------------------------------------------------------------------------
241         120          118           360         358            5/27/98      6/1/08      2,285,207
242         120          117           360         357            4/7/98       5/1/08      2,282,016
243         120          118           300         298            5/29/98      6/1/08      2,096,375
244         237          234           275         272            4/30/98      2/1/18        661,762
----------------------------------------------------------------------------------------------------------
245         221          219           263         261            5/13/98     11/1/16        714,849
246         120          118           360         358            5/29/98      6/1/08      2,199,408
247         126          126           360         360            7/13/98      2/10/09     2,090,614
248         120          120           360         360            6/25/98      8/1/08      2,150,821
----------------------------------------------------------------------------------------------------------
249         120          119           300         299            6/22/98      7/1/08      1,986,252
250         240          239           240         239            6/23/98      7/1/18             -
251         120          117           360         357            4/21/98      5/1/08      2,185,655
252         120          117           360         357            4/8/98       5/1/08      2,176,379
----------------------------------------------------------------------------------------------------------
253         120          118           300         298            6/1/98       6/1/08      2,010,300
254         180          178           180         178            5/19/98      6/1/13             -
255         236          234           236         234            5/1/98       2/1/18             -
256         120          119           300         299            6/4/98       7/1/08      2,032,630
----------------------------------------------------------------------------------------------------------
257         238          236           293         291            5/26/98      4/1/18        927,000
258         120          119           360         359            6/2/98       7/1/08      2,153,635
259         120          117           360         357            4/3/98       5/1/08      2,130,383
260         180          178           360         358            5/29/98      6/1/13      1,883,531
----------------------------------------------------------------------------------------------------------
261         120          119           360         359            6/4/98       7/1/08      2,097,060
262         120          119           360         359            6/29/98      7/10/08     2,076,604
263         120          118           300         298            5/29/98      6/1/08      1,961,478
264         180          177           300         297            4/6/98       5/1/13      1,547,461
----------------------------------------------------------------------------------------------------------
265         180          177           300         297            4/30/98      5/1/13      1,546,644
266         120          119           360         359            6/5/98       7/1/08      2,063,966
267         240          237           240         237            4/17/98      5/1/18             -
268         120           99           300         279           10/31/96     11/1/06      1,980,016
----------------------------------------------------------------------------------------------------------
269         120          119           204         203            6/12/98      7/1/08      1,339,598
270         120          118           360         358            5/28/98      6/1/08      2,041,851
271         120          119           360         359            7/1/98       7/1/08      2,042,298
272         120          119           360         359            7/1/98       7/1/08      2,017,072
----------------------------------------------------------------------------------------------------------
273         120          119           300         299            6/22/98      7/1/08      1,855,882
274         120          118           360         358            5/26/98      6/1/08      2,026,713
275         120          117           360         357            4/30/98      5/1/08      1,996,823
276         180          180           360         360            7/16/98      8/1/13      1,712,059
----------------------------------------------------------------------------------------------------------
277         120          120           360         360            7/15/98      8/10/08     1,958,594
278         180          179           300         299            6/8/98       7/1/13      1,437,327
279         120          117           360         357            4/27/98      5/1/08      1,985,201
280         120          118           360         358            5/5/98       6/1/08      1,948,126
----------------------------------------------------------------------------------------------------------
281         240          237           240         237            4/17/98      5/1/18             -
282          84           84           360         360            7/2/98       8/1/05      2,018,597
283         120          118           360         358            5/20/98      6/1/08      1,933,139
284         144          142           360         358            5/28/98      6/1/10      1,851,049
----------------------------------------------------------------------------------------------------------
285         120          118           360         358            5/11/98      6/1/08      1,918,515
286         120          117           300         297            4/16/98      5/1/08      1,767,368
287         120          117           300         297            4/8/98       5/1/08      1,751,856
288         120          118           360         358            5/15/98      6/1/08      1,851,967
----------------------------------------------------------------------------------------------------------
289         180          157           180         157            8/19/96      9/1/11             -
290         240          237           300         297            4/2/98       5/1/18        876,129
291         120          119           360         359            6/4/98       7/1/08      1,879,678
292         300          300           300         300            7/15/98      8/10/23            -
----------------------------------------------------------------------------------------------------------
293         126          126           360         360            7/13/98      2/10/09     1,756,115
294         120          119           360         359            6/5/98       7/1/08      1,833,472
295         120          118           360         358            5/28/98      6/1/08      1,841,931
296         120          117           360         357            4/6/98       5/1/08      1,842,688
----------------------------------------------------------------------------------------------------------
297         120          116           360         356            3/13/98      4/1/08      1,817,438
298         240          237           264         261            4/6/98       5/1/18        452,636
299         120          118           360         358            5/29/98      6/1/08      1,823,916


                                       Annual          Underwritten   Underwritten
Control                                Debt            Net Cash       NCF            Appraised         Appraisal
No.       Prepayment Provisions        Service ($)     Flow ($)       DSCR (x)       Value ($)         Date
====================================================================================================================
227       L(4),D(5.75),O(.25)             238,380          434,378             1.82    3,700,000            5/1/98
228       L(8),D(9.25),O(.25)             230,999          320,995             1.39    3,400,000            3/11/98
--------------------------------------------------------------------------------------------------------------------
229       L(2.25),D(7.25),O(.5)           224,515          282,114             1.26    3,600,000            3/4/98
230       YM1%(14.5),O(.5)                230,329          301,264             1.31    4,600,000           12/5/97
231       L(7),D(7.75),O(.25)             236,281          381,411             1.61    4,140,000            1/9/98
232       L(12),D(7.5),O(.25)             260,079          331,435             1.27    4,400,000            3/6/98
--------------------------------------------------------------------------------------------------------------------
233       L(5),YM1%(4.67),O(.33)          216,994          278,658             1.28    3,580,000            3/23/98
234       L(2.083),D(7.417),O(.5)         213,608          345,900             1.62    3,500,000            5/12/98
235       L(10),D(9.75),O(.25)            254,819          359,322             1.41    4,125,000            1/9/98
236       L(4),D(5.5),O(.5)               231,289          362,034             1.57    4,200,000            2/26/98
--------------------------------------------------------------------------------------------------------------------
237       L(2.333),D(7.167),O(.5)         215,732          282,292             1.31    3,300,000            2/3/98
238       L(2),D(7.75),O(.75)             198,118          337,998             1.71    3,600,000            5/1/98
239       L(3),D(1.75),O(.25)             212,416          305,611             1.44    4,050,000            4/15/98
240       L(4),YM1%(5.75),O(.25)          221,511          378,509             1.71    3,900,000           12/4/97
--------------------------------------------------------------------------------------------------------------------
241       L(4),D(5.75),O(.25)             213,686          276,757             1.30    3,500,000            1/28/98
242       L(4),YM1%(5.75),O(.25)          212,416          310,775             1.46    3,900,000            2/16/98
243       L(5),YM1%(4.75),O(.25)          225,516          390,836             1.73    3,700,000            3/9/98
244       L(10),D(9.75)                   234,875          241,921             1.03    2,890,000            3/4/98
--------------------------------------------------------------------------------------------------------------------
245       L(8),D(10.41)                   232,565          237,914             1.02    2,750,000            4/1/98
246       L(2.167),D(7.333),O(.5)         208,124          260,146             1.25    3,200,000            1/30/98
247       L(2),D(7.75),O(.75)             188,497          286,014             1.52    3,600,000            5/1/98
248       L(2),D(7.5),O(.5)               201,888          300,688             1.49    3,600,000            4/10/98
--------------------------------------------------------------------------------------------------------------------
249       L(2.083),D(7.417),O(.5)         219,264          311,223             1.42    3,350,000            3/10/98
250       L(2.083),D(17.417),O(.5)        242,981          419,245             1.73    3,800,000            9/22/97
251       L(4),YM1%(5.75),O(.25)          201,205          290,086             1.44    3,500,000           12/18/97
252       L(4),D(5.75),O(.25)             197,982          258,512             1.31    3,400,000           10/8/97
--------------------------------------------------------------------------------------------------------------------
253       L(2.167),D(7.333),O(.5)         228,177          368,106             1.61    3,560,000            2/23/98
254       L(7),D(7.75),O(.25)             273,014          565,655             2.07    7,300,000            4/21/98
255       L(8),D(11.67)                   231,595          232,290             1.00    2,750,000            4/10/98
256       L(4),D(5.75),O(.25)             226,482          299,032             1.32    3,300,000            4/7/98
--------------------------------------------------------------------------------------------------------------------
257       L(8),D(11.83)                   206,561          207,180             1.00    2,500,000            4/20/98
258       L(4),D(5.5),O(.5)               201,358          282,791             1.40    3,300,000           12/8/97
259       L(4),D(5.75),O(.25)             195,391          287,520             1.47    3,050,000            2/2/98
260       L(7),D(7.75),O(.25)             200,095          243,960             1.22    3,135,000            4/24/98
--------------------------------------------------------------------------------------------------------------------
261       L(5),D(4.75),O(.25)             192,769          291,040             1.51    3,200,000            2/5/98
262       L(2.083),D(7.417),O(.5)         198,568          299,612             1.51    3,250,000            6/2/98
263       L(4),D(5.75),O(.25)             216,590          340,306             1.57    3,300,000            4/9/98
264       L(7),D(7.75),O(.25)             210,027          351,801             1.68    4,000,000            1/6/98
--------------------------------------------------------------------------------------------------------------------
265       L(4),D(10.75),O(.25)            209,841          270,928             1.29    3,560,000            2/4/98
266       L(2.083),D(7.417),O(.5)         198,891          324,152             1.78    3,425,000            4/16/98
267       L(7),YM1%(12.75),O(.25)         227,898          301,267             1.32    3,400,000            1/8/98
268       L(2),YM1%(7.5),O(.5)            239,228          385,494             1.61    3,750,000            6/16/98
--------------------------------------------------------------------------------------------------------------------
269       L(2.083),D(7.417),O(.5)         250,488          322,282             1.29    3,100,000           11/11/97
270       L(5),D(4.75),O(.25)             192,616          258,719             1.34    3,400,000            4/15/98
271       L(4),D(5.75),O(.25)             196,587          264,535             1.35    2,875,000            5/1/97
272       L(4),D(5.75),O(.25)             187,346          283,392             1.51    3,085,000            4/23/98
--------------------------------------------------------------------------------------------------------------------
273       L(4),D(5.75),O(.25)             199,851          313,892             1.57    3,100,000            3/19/98
274       L(4),D(5.75),O(.25)             190,909          256,171             1.34    3,100,000            2/20/98
275       L(2.25),D(7.25),O(.5)           193,169          241,620             1.25    2,950,000            3/4/98
276       YM1%(14.5),O(.5)                188,356          260,987             1.39    3,360,000            1/9/98
--------------------------------------------------------------------------------------------------------------------
277       L(2),D(7.5),O(.5)               182,793          300,630             1.64    2,950,000            5/12/98
278       L(7),D(7.75),O(.25)             192,429          276,070             1.43    3,625,000            1/2/98
279       L(4),YM1%(5.75),O(.25)          184,516          258,284             1.40    2,900,000           11/24/97
280       L(4),D(5.75),O(.25)             186,758          244,721             1.31    3,100,000           11/1/97
--------------------------------------------------------------------------------------------------------------------
281       L(7),YM1%(12.75),O(.25)         214,548          298,222             1.39    3,300,000            1/8/98
282       L(2),D(4.5),O(.5)               183,462          251,318             1.59    3,100,000            3/25/98
283       L(4),D(5.75),O(.25)             180,632          234,901             1.30    2,800,000            4/8/98
284       L(6),D(5.75),O(.25)             180,453          270,525             1.50    2,600,000            4/17/98
--------------------------------------------------------------------------------------------------------------------
285       L(4),D(5.75),O(.25)             181,246          247,359             1.36    2,900,000            3/25/98
286       L(4),YM1%(5.75),O(.25), or DEF  192,877          313,750             1.63    3,050,000           12/11/97
287       L(5),YM1%(4.5),O(.5)            187,980          235,906             1.25    2,919,000            1/16/98
288       L(2.167),D(7.333),O(.5)         171,763          246,357             1.43    3,095,000            4/17/98
--------------------------------------------------------------------------------------------------------------------
289       L(5),YM1%(5),O(5)               280,595          561,213             2.00    4,520,000            7/1/98
290       L(10),D(9.75),O(.25)            188,483          251,774             1.34    2,870,000            1/7/98
291       L(4),D(5.75),O(.25)             175,357          247,416             1.41    2,900,000            2/25/98
292       YM1%(13),3(1),2(1),1(9.5),O(.5) 180,252          229,416             1.27    2,850,000            6/1/98
--------------------------------------------------------------------------------------------------------------------
293       L(2),D(7.75),O(.75)             158,337          201,842             1.27    3,200,000            5/1/98
294       L(4),D(5.5),O(.5)               168,164          232,418             1.38    2,800,000            3/18/98
295       L(4),D(5.75),O(.25)             171,225          249,612             1.46    2,800,000            2/5/98
296       L(4),YM1%(5.75),O(.25)          171,396          267,517             1.56    3,450,000            2/1/98
--------------------------------------------------------------------------------------------------------------------
297       YM1%(9.5),O(.5)                 173,964          274,759             1.58    3,000,000            1/2/98
298       L(9),D(10.75),O(.25)            196,920          256,692             1.30    2,900,000            2/9/98
299       L(2.16),D(7.59),O(.25)          169,425          216,421             1.28    2,600,000            4/1/98


          Cut-off    Scheduled                                                               Cut-off
          Date       Maturity                                            Sq. Ft., Units,     Sq. Ft, Unit  Occupancy
Control   LTV        ARD Date     Year                Year               Beds, Pads          Bed, Pad      Percentage
No.       (%)        LTV (%)      Built               Renovated          or Rooms            or Room ($)   (%)
========================================================================================================================
227           72.9       59.2     1990                1997                         77 Rooms   35,031.90          70.0
228           79.3       57.5     1964-65             N/A                          85 Units   31,726.06          95.3
------------------------------------------------------------------------------------------------------------------------
229           74.8       65.0     1968                1997                        100 Units   26,942.05          96.0
230           58.5       44.6     1976                NAP                      54,463 Sq Ft       49.43          99.0
231           65.0       42.1     1976                N/A                      43,375 Sq Ft       62.05          99.7
232           61.1        0.0     1988/89             N/A                      52,675 Sq Ft       51.06          92.9
------------------------------------------------------------------------------------------------------------------------
233           74.8       65.5     1983,97                                         122  Pads   21,936.43          93.4
234           76.4       65.6     1972                1997                        112 Units   23,866.90          97.0
235           64.1        0.0     1987                N/A                      59,616 Sq Ft       44.37          91.1
236           63.0       51.0     1995                N/A                       8,466 Sq Ft      312.34         100.0
------------------------------------------------------------------------------------------------------------------------
237           80.1       69.2     1970                NAP                         119 Units   22,199.02         100.0
238           72.2       60.6     1974                NAP                         225  Pads   11,555.56          95.0
239           64.2       61.0     1971                N/A                      50,231 Sq Ft       51.73         100.0
240           66.6       53.4     1955                1997                     30,717 Sq Ft       84.56          91.5
------------------------------------------------------------------------------------------------------------------------
241           74.2       65.3     1956                N/A                     109,642 Sq Ft       23.68         100.0
242           66.5       58.5     1985                N/A                      34,988 Sq Ft       74.17         100.0
243           70.1       56.7     1995                                         65,140 Sq Ft       39.83          85.2
244           89.4       22.9     1998                N/A                      13,905 Sq Ft      185.70         100.0
------------------------------------------------------------------------------------------------------------------------
245           92.9       26.0     1996                N/A                      13,905 Sq Ft      183.64         100.0
246           79.6       68.7     1940                1985                        149 Units   17,087.15          92.0
247           69.4       58.1     1971                NAP                         187  Pads   13,368.98          97.0
248           69.4       59.8     1980 and 1991       NAP                      30,500 Sq Ft       81.97         100.0
------------------------------------------------------------------------------------------------------------------------
249           74.5       59.3     1981                Not Applicable           18,090 Sq Ft      138.04         100.0
250           65.7        0.0     1868 and 1976       1997                     11,638 Sq Ft      214.45          97.0
251           71.3       62.5     1983/1986           N/A                      72,130 Sq Ft       34.59          92.7
252           73.4       64.0     1997                N/A                          42 Units   59,397.25         100.0
------------------------------------------------------------------------------------------------------------------------
253           70.1       56.5     1966                NAP                          93  Beds   26,823.42          86.0
254           34.0        0.0     1982                1994-1997               148,243 Sq Ft       16.76          96.9
255           90.0        0.0     1998                N/A                      11,000 Sq Ft      225.04         100.0
256           74.9       61.6     1989                N/A                      42,963 Sq Ft       57.56         100.0
------------------------------------------------------------------------------------------------------------------------
257           98.7       37.1     1997                N/A                      10,908 Sq Ft      226.22         100.0
258           74.2       65.3     1990                N/A                      25,441 Sq Ft       96.25          98.3
259           79.8       69.9     1988                N/A                         116 Units   20,991.02          92.0
260           77.3       60.1     1996                N/A                         104 Units   23,286.14          84.6
------------------------------------------------------------------------------------------------------------------------
261           75.0       65.5     1985                N/A                          96 Units   24,984.65          97.9
262           73.8       63.9     1984                Not Applicable           42,979 Sq Ft       55.80         100.0
263           72.6       59.4     1987                1997                         96 Rooms   24,949.97          63.2
264           59.8       38.7     1984                N/A                      54,700 Sq Ft       43.74          94.6
------------------------------------------------------------------------------------------------------------------------
265           67.2       43.5     1971                N/A                         176 Units   13,593.82         100.0
266           63.5       55.2     1982                NAP                      42,965 Sq Ft       55.36          77.0
267           69.9        0.0     1995                N/A                      61,200 Sq Ft       38.83         100.0
268           62.7       52.8     1981                1995                        144 Units   16,323.21          94.0
------------------------------------------------------------------------------------------------------------------------
269           74.8       43.2     1922                1969                     14,148 Sq Ft      163.97         100.0
270           68.0       60.1     1997                1997                     20,047 Sq Ft      115.38          93.7
271           80.0       71.0     1996                N/A                          38 Units   60,496.01         100.0
272           74.5       65.4     1997                N/A                      20,974 Sq Ft      109.60          93.9
------------------------------------------------------------------------------------------------------------------------
273           74.1       59.9     1978                1990                     84,975 Sq Ft       27.04          93.0
274           74.1       65.4     1984,88             N/A                      39,995 Sq Ft       57.43          90.0
275           77.8       67.7     1963-1972           NAP                          93 Units   24,679.28          97.0
276           68.0       51.0     1979/80             NAP                     107,450 Sq Ft       21.27         100.0
------------------------------------------------------------------------------------------------------------------------
277           77.3       66.4     1988                1997                        100 Units   22,800.00          99.0
278           62.7       39.7     1976                N/A                         104 Units   21,852.10          93.3
279           77.9       68.5     1972                1996                         63 Units   35,849.85          96.8
280           72.5       62.8     1994                N/A                      12,000 Sq Ft      187.21         100.0
------------------------------------------------------------------------------------------------------------------------
281           67.8        0.0     1997                N/A                      65,200 Sq Ft       34.32          90.8
282           70.4       61.0     1979                                         77,044 Sq Ft       28.56          89.0
283           78.5       69.0     1982                N/A                      46,311 Sq Ft       47.44         100.0
284           84.5       71.2     1997/98             N/A                      34,678 Sq Ft       63.35         100.0
------------------------------------------------------------------------------------------------------------------------
285           74.9       66.2     1989                N/A                      25,558 Sq Ft       84.99         100.0
286           71.1       58.0     1926                1987                         71 Rooms   30,541.22          67.5
287           74.3       60.0     1969                N/A                         153  Pads   14,170.18          94.0
288           69.7       59.8     1997                NAP                      20,360 Sq Ft      105.92          93.0
------------------------------------------------------------------------------------------------------------------------
289           47.5        0.0     1985                                         76,626 Sq Ft       28.04          84.0
290           74.7       30.5     1991                N/A                      20,824 Sq Ft      102.93         100.0
291           73.8       64.8     1982                N/A                      17,110 Sq Ft      125.00          93.6
292           73.7        0.0     1995                NAP                      45,483 Sq Ft       46.17         100.0
------------------------------------------------------------------------------------------------------------------------
293           65.6       54.9     1971                NAP                         238  Pads    8,823.53          84.0
294           75.0       65.5     1976                N/A                         120 Units   17,489.16          98.3
295           74.9       65.8     1989                N/A                      27,806 Sq Ft       75.42          88.1
296           60.8       53.4     1972                N/A                      62,246 Sq Ft       33.67          87.3
------------------------------------------------------------------------------------------------------------------------
297           69.8       60.6     1958                NAP                         103  Pads   20,325.66         100.0
298           72.1       15.6     1977                N/A                      65,700 Sq Ft       31.83         100.0
299           79.9       70.2     1995                1998                         48 Units   43,273.51          95.8


                                                     Annual                                                          Largest
                                                     Replacement      Annual                                         Tenant Area
Control        Occupancy     Ownership               Reserve          TI/LC                                          Leased
No.            Date          Interest                Deposit          Deposit     Largest Tenant Name                (Sq. Ft.)
================================================================================================================================
227                3/31/98   Fee Simple                  46,937            -      N/A                                      -
228                4/20/98   Fee Simple                  22,602            -      N/A                                      -
--------------------------------------------------------------------------------------------------------------------------------
229                4/15/98   Fee Simple                  25,000            -      NAP                                      -
230                4/21/98   Fee Simple                  26,208       50,484      Intersoft                            8,319
231                1/31/98   Fee Simple                   7,727            -      N/A                                      -
232                2/17/98   Fee Simple                   8,958       75,619      Staffmax Corporation                 5,561
--------------------------------------------------------------------------------------------------------------------------------
233                1/31/98   Fee Simple                   3,050            -      N/A                                      -
234                4/30/98   Fee Simple                  28,000            -      NAP                                      -
235                1/31/98   Fee Simple                   8,234            -      N/A                                      -
236                1/1/98    Fee Simple                   2,286        3,000      Payless ShoeSource, Inc.             4,261
--------------------------------------------------------------------------------------------------------------------------------
237                3/24/98   Fee Simple                  29,760            -      NAP                                      -
238                3/25/98   Fee Simple                       -            -      NAP                                      -
239                7/10/98   Fee Simple                  18,963       50,000      Pac Bell                            25,309
240                9/1/97    Fee Simple                  39,000            -      AIDS Service Center                 17,200
--------------------------------------------------------------------------------------------------------------------------------
241                6/22/98   Fee Simple                  21,576       40,000      J&J Furniture                       33,940
242                2/28/98   Fee Simple                   8,913       24,105      King of Glory Church                10,077
243                2/28/98   Fee Simple                       -            -                                               -
244                3/5/98    Fee Simple                   2,086            -      Walgreens                           13,905
--------------------------------------------------------------------------------------------------------------------------------
245                1/8/96    Fee Simple                   2,086            -      Walgreens                           13,905
246                1/30/98   Fee Simple                  37,248            -      NAP                                      -
247                4/25/98   Fee Simple                       -            -      NAP                                      -
248                2/5/98    Fee Simple                   6,710            -      P. McClintock / C. Hall              2,300
--------------------------------------------------------------------------------------------------------------------------------
249                3/1/98    Fee Simple                   5,424       21,672      Southland Corp.                      2,550
250                4/21/98   Fee Simple                   1,758       20,460      Columbian Emeralds                   4,100
251                2/1/98    Fee Simple                  15,864       45,228      Work Center                          4,646
252                2/24/98   Fee Simple                   5,577            -      N/A                                      -
--------------------------------------------------------------------------------------------------------------------------------
253                2/23/98   Fee Simple                  23,250            -      NAP                                      -
254                5/1/98    Fee Simple                       -            -      N/A                                      -
255                1/28/98   Fee Simple                       -            -      Eckerd Corporation                  11,000
256                5/8/98    Fee Simple                   6,444       18,348      Silver Star Express, Inc.           10,000
--------------------------------------------------------------------------------------------------------------------------------
257               10/3/97    Fee Simple                       -            -      Eckerd                              10,908
258                4/30/98   Fee Simple                   3,780       21,600      Asahi Restaurant                     3,575
259                2/1/98    Fee Simple                  31,436            -      N/A                                      -
260                5/21/98   Fee Simple                  16,952            -      N/A                                      -
--------------------------------------------------------------------------------------------------------------------------------
261               11/15/97   Fee Simple                  23,136            -      N/A                                      -
262                6/1/98    Fee Simple                   6,447            -      Cleveland Clinic                    42,979
263                3/31/98   Fee Simple                  49,020            -      N/A                                      -
264                1/31/98   Fee Simple                   9,355            -      N/A                                      -
--------------------------------------------------------------------------------------------------------------------------------
265                2/4/98    Fee Simple                  39,600            -      N/A                                      -
266                5/2/98    Fee Simple                  12,030       40,244      Joyner Hutcheson                     7,490
267                1/25/98   Fee Simple                   3,600            -      N/A                                      -
268               12/31/97   Fee Simple                  28,800            -      NAP                                      -
--------------------------------------------------------------------------------------------------------------------------------
269                6/8/98    Fee Simple                   4,812       30,000      Manny's Musical                     14,148
270                7/9/98    Fee Simple                   2,015        6,970      Columbia Health/ONE, LLC             5,670
271                5/1/98    Fee Simple                   8,550            -      N/A                                      -
272                5/19/98   Fee Simple                   3,148       17,792      Madison Ave. Hair Salon              3,900
--------------------------------------------------------------------------------------------------------------------------------
273                3/19/98   Fee Simple                   4,290            -      N/A                                      -
274                3/30/98   Fee Simple                   8,004       17,871      Sherwin Williams                     5,625
275                4/15/98   Fee Simple                  23,250            -      NAP                                      -
276                6/1/98    Fee Simple                  10,745            -      Cronin Company                      17,450
--------------------------------------------------------------------------------------------------------------------------------
277                4/30/98   Fee Simple                  20,600            -      NAP                                      -
278                2/26/98   Fee Simple                  31,512            -      N/A                                      -
279               12/29/97   Fee Simple                  19,644            -      N/A                                      -
280                4/1/98    Fee Simple                   1,800        8,724      C.W.P.W.                             8,000
--------------------------------------------------------------------------------------------------------------------------------
281                1/25/98   Fee Simple                   3,600            -      N/A                                      -
282                7/1/98    Fee Simple                  16,179       32,627      Cook Inlet Radio Partners            4,870
283                3/17/98   Fee Simple                   6,947       16,672      Marc Glassman, Inc.                 36,237
284                6/22/98   Fee Simple                  12,600       12,600      Farm Credit Services                15,240
--------------------------------------------------------------------------------------------------------------------------------
285                4/3/98    Fee Simple                   3,880       22,176      Cross Country Wireless              12,983
286               12/31/97   Fee Simple                  46,812            -      N/A                                      -
287                1/16/98   Fee Simple                   8,429            -                                               -
288                3/30/98   Fee Simple                   3,053            -      Video Update                         6,697
--------------------------------------------------------------------------------------------------------------------------------
289                4/15/98   Fee Simple                   7,680            -      Red, Hot & Blue                      9,767
290                2/11/98   Fee Simple                   2,253        4,860      Walgreen Co.                        13,824
291                4/8/98    Fee Simple                   2,567       18,440      Adelita Food/ Panderia Restaurant    6,000
292                6/8/98    Fee Simple                       -            -      Betson Coin Op.                     16,767
--------------------------------------------------------------------------------------------------------------------------------
293                4/25/98   Fee Simple                       -            -      NAP                                      -
294                3/25/98   Fee Simple                  35,520            -      N/A                                      -
295                4/1/98    Fee Simple                   2,781       21,284      Rider's, Inc.                        3,444
296                4/6/98    Fee Simple                  18,674            -      High Tech Institute                 10,573
--------------------------------------------------------------------------------------------------------------------------------
297                4/16/98   Fee Simple                   1,648            -      NAP                                      -
298               12/1/97    Fee Simple                       -            -      President Container, Inc.           65,700
299                4/21/98   Fee Simple                  12,000            -                                               -


          Largest                                               Second            Second
          Tenant                                                Largest           Largest Tenant
Control   Lease               Second                            Tenant Area       Lease Exp.
No.       Exp. Date           Largest Tenant Name               Leased (Sq. Ft.)  Date
===================================================================================================
227       0                                                               -       0
228       0                                                               -       0
---------------------------------------------------------------------------------------------------
229       0                   NAP                                         -       0
230                 9/30/98   Coldwell Banker                         4,536                 8/15/99
231       0                                                               -       0
232                 1/31/00   Brennan Advertising                     5,100                 8/31/01
---------------------------------------------------------------------------------------------------
233       0                                                               -       0
234       0                   NAP                                         -       0
235       0                                                               -       0
236                 7/31/10   Casual Male                             4,205                 7/31/10
---------------------------------------------------------------------------------------------------
237       0                   NAP                                         -       0
238       0                   NAP                                         -       0
239                 1/14/02   City of Alameda                        23,798                 4/6/02
240                 3/31/07   Pacific Clinics                         8,683                 3/1/01
---------------------------------------------------------------------------------------------------
241                12/31/02   Food Tiger                             19,750                10/31/01
242                11/1/00    Little Angels Privat                    7,678                 4/30/01
243       0                                                               -       0
244                 3/30/58                                               -       0
---------------------------------------------------------------------------------------------------
245                 9/30/16                                               -       0
246       0                   NAP                                         -       0
247       0                   NAP                                         -       0
248                10/31/00   Pyramid Vet Hospital                    2,300                 6/30/02
---------------------------------------------------------------------------------------------------
249                 9/30/01   Newport Seafood                         2,400                 6/30/00
250                 8/31/98   KOSMAC Group                            3,223                11/1/02
251                 9/30/99   Connectronics, Inc.                     3,700                 9/30/98
252       0                                                               -       0
---------------------------------------------------------------------------------------------------
253       0                   NAP                                         -       0
254       0                                                               -       0
255                 2/1/18                                                -       0
256                 7/31/03   Tire Kingdom                            7,315                 1/31/09
---------------------------------------------------------------------------------------------------
257                 3/31/18                                               -       0
258                 9/30/98   SE Jewelers & Engravers                 3,516                 2/28/99
259       0                                                               -       0
260       0                                                               -       0
---------------------------------------------------------------------------------------------------
261       0                                                               -       0
262                12/31/00   NAP                                         -       0
263       0                                                               -       0
264       0                                                               -       0
---------------------------------------------------------------------------------------------------
265       0                                                               -       0
266                 3/31/99   Micron Optics                           6,200                 6/30/03
267       0                                                               -       0
268       0                   NAP                                         -       0
---------------------------------------------------------------------------------------------------
269                 6/30/18   NAP                                         -       0
270                 2/28/00   Camelot Liquors                         4,284                 4/30/03
271       0                                                               -       0
272                11/20/02   Baja Fresh Mexican Grill                2,600                11/20/02
---------------------------------------------------------------------------------------------------
273       0                                                               -       0
274                 7/1/03    Tuesday Morning                         5,000                 1/16/02
275       0                   NAP                                         -       0
276                10/31/99   Johnstone Supply                       10,000                 1/31/00
---------------------------------------------------------------------------------------------------
277       0                   NAP                                         -       0
278       0                                                               -       0
279       0                                                               -       0
280                 7/1/04    Blockbuster                             4,000                10/1/01
---------------------------------------------------------------------------------------------------
281       0                                                               -       0
282                 8/14/99   Assessment Technology                   4,055                 7/31/01
283                10/31/04   Total Pet Supply                       10,074                11/30/03
284                12/8/07    Clarey's                                8,445                 2/1/03
---------------------------------------------------------------------------------------------------
285                 3/31/01   W. Coast Rental Center                 12,575                11/30/08
286       0                                                               -       0
287       0                                                               -       0
288                 3/31/08   Sundome Cards & Gifts                   3,572                 1/31/03
---------------------------------------------------------------------------------------------------
289                10/31/03   Hooper Electronic Supply                7,404                 1/31/99
290                 6/30/31   The Cleaners of Choice, Inc.            2,300                11/30/06
291                 7/31/02   Peria Discount                          2,500       0
292                 1/31/99   Brooks Armored Cars Service             7,452                 3/31/05
---------------------------------------------------------------------------------------------------
293       0                   NAP                                         -       0
294       0                                                               -       0
295                 9/14/02   Lai Lai Restaurant                      2,445                 1/31/99
296                 2/28/03   Rezound Media, Inc.                     5,724                 5/31/02
---------------------------------------------------------------------------------------------------
297       0                   NAP                                         -       0
298                11/30/17                                               -       0
299       0                                                               -       0


                                                      Third             Third
                                                      Largest           Largest Tenant
Control      Third                                    Tenant Area       Lease Exp.           Control
No.          Largest Tenant Name                      Leased (Sq. Ft.)  Date                 No.
=====================================================================================================
227                                                            -        0                    227
228                                                            -        0                    228
-----------------------------------------------------------------------------------------------------
229          NAP                                               -        0                    229
230          Vanstar                                       3,404              2/28/00        230
231                                                            -        0                    231
232          Wyman Park Medical Associates                 5,100             12/31/01        232
-----------------------------------------------------------------------------------------------------
233                                                            -        0                    233
234          NAP                                               -        0                    234
235                                                            -        0                    235
236          Peoples' Telephone Co.                            -             11/30/00        236
-----------------------------------------------------------------------------------------------------
237          NAP                                               -        0                    237
238          NAP                                               -        0                    238
239          Connie's Cafe                                 1,124              8/31/00        239
240          Juvenile Diabetes Foundation                  1,714              6/30/01        240
-----------------------------------------------------------------------------------------------------
241          Revco Drugs                                  11,650              2/28/99        241
242          Rothchild Realty                              4,875              4/30/00        242
243                                                            -        0                    243
244                                                            -        0                    244
-----------------------------------------------------------------------------------------------------
245                                                            -        0                    245
246          NAP                                               -        0                    246
247          NAP                                               -        0                    247
248          Bruce L. Ford, DPM                            2,140             12/31/05        248
-----------------------------------------------------------------------------------------------------
249          Maytag Coin Laundry                           2,040             10/31/05        249
250          Hogs Breath                                   2,624              7/31/05        250
251          St. Louis Area Maps                           3,090              9/30/00        251
252                                                            -        0                    252
-----------------------------------------------------------------------------------------------------
253          NAP                                               -        0                    253
254                                                            -        0                    254
255                                                            -        0                    255
256          Bennett Auto Supply                           5,005              1/31/01        256
-----------------------------------------------------------------------------------------------------
257                                                            -        0                    257
258          Pete's Printing                               1,800              2/28/02        258
259                                                            -        0                    259
260                                                            -        0                    260
-----------------------------------------------------------------------------------------------------
261                                                            -        0                    261
262          NAP                                               -        0                    262
263                                                            -        0                    263
264                                                            -        0                    264
-----------------------------------------------------------------------------------------------------
265                                                            -        0                    265
266          Bennett & Pless                               5,400              5/31/03        266
267                                                            -        0                    267
268          NAP                                               -        0                    268
-----------------------------------------------------------------------------------------------------
269          NAP                                               -        0                    269
270          Wendy and Ed Hamer dba Coal Creek Vet. Clinic 1,764              1/31/03        270
271                                                            -        0                    271
272          Great Harvest Bread Co.                       2,094             11/20/02        272
-----------------------------------------------------------------------------------------------------
273                                                            -        0                    273
274          Panzon's                                      4,678             11/1/04         274
275          NAP                                               -        0                    275
276          McGuire Bearing                               7,500             11/30/01        276
-----------------------------------------------------------------------------------------------------
277          NAP                                               -        0                    277
278                                                            -        0                    278
279                                                            -        0                    279
280                                                            -        0                    280
-----------------------------------------------------------------------------------------------------
281                                                            -        0                    281
282          Clerical Arts School                          3,107              4/30/99        282
283                                                            -        0                    283
284          IKON Office Solutions                         7,037              6/1/03         284
-----------------------------------------------------------------------------------------------------
285          N/A                                               -        0                    285
286                                                            -        0                    286
287                                                            -        0                    287
288          Dr. Shelley                                   1,895              2/28/03        288
-----------------------------------------------------------------------------------------------------
289          Video Library                                 4,940              6/30/99        289
290          Interstate Brands Corporation                 2,300              8/31/01        290
291          Launderland Laundromat                        2,000              5/30/98        291
292          Akzo Nobel Coatings, Inc.                     6,381              3/31/99        292
-----------------------------------------------------------------------------------------------------
293          NAP                                               -        0                    293
294                                                            -        0                    294
295          Brown & DeLine                                2,370              9/30/00        295
296          Nation's Carelink                             5,546              6/30/00        296
-----------------------------------------------------------------------------------------------------
297          NAP                                               -        0                    297
298                                                            -        0                    298
299                                                            -        0                    299


ITALICS indicate mortgage loans secured by multiple properties.

Control                     Loan
No.       Seller            Number         Property Name                                       Property Type
==================================================================================================================================
300       GMAC              GMAC2500       Mid-Valley Business Center                          Industrial
----------------------------------------------------------------------------------------------------------------------------------
301       GMAC              GMAC2510       Emerald Point Apartments                            Multifamily - Conventional
302       Lehman Brothers   971112000      Times Square Townhome Apartments                    Multifamily - Conventional
303       Lehman Brothers   54             El Rancho Drive Stowall                             Self Storage
304       Lehman Brothers   59             Shurgard - Med Center                               Self Storage
----------------------------------------------------------------------------------------------------------------------------------
305       Lehman Brothers   971230018      Mesa Building                                       Office
306       Lehman Brothers   25             Statewide Self Storage                              Self Storage
307       GMAC              GMAC1940       1040 Sheridan Street                                Industrial
308       Lehman Brothers   15             Lincoln Plaza                                       Retail - Anchored
----------------------------------------------------------------------------------------------------------------------------------
309       Lehman Brothers   971029006      Lock-It Up Self Storage                             Self Storage
310       Lehman Brothers   971029007      Lock-It Up Self Storage                             Self Storage
311       Lehman Brothers   971112033      Bashas Square                                       Retail - Anchored
312       GMAC              GMAC1650       Marina View Office Building                         Office
----------------------------------------------------------------------------------------------------------------------------------
313       GMAC              GMAC1640       Eckerd - San Antonio                                CTL - Retail
314       GMAC              GMAC2550       Georgetown Phase III Apartments                     Multifamily - Conventional
315       GMAC              GMAC1660       Calabasas Junction                                  Retail - Unanchored
316       GMAC              GMAC1900       Washington Ave. Office Building                     Office
----------------------------------------------------------------------------------------------------------------------------------
317       Lehman Brothers   971217076      Sierra Vista                                        Healthcare - Assisted Living
318       Lehman Brothers   971016034      Holiday Inn Express Anderson                        Hotel - Limited Service
319       Lehman Brothers   971008022      Boulevard Shops at the Kentlands                    Retail - Unanchored
320       Lehman Brothers   980127013      Woodland Square Apartments                          Multifamily - Conventional
----------------------------------------------------------------------------------------------------------------------------------
321       Lehman Brothers   971029044      Highview Place Apartments                           Multifamily - Section 42
322       Lehman Brothers   980106032      Party City Center                                   Retail - Unanchored
323       GMAC              GMAC2204       Green Gables Apartments                             Multifamily - Conventional
324       Lehman Brothers   971230009      Richmond/Sage Shopping Center                       Retail - Unanchored
----------------------------------------------------------------------------------------------------------------------------------
325       Lehman Brothers   7              Eastside Storage                                    Self Storage
326       GMAC              GMAC1670       Eckerd - Benbrook                                   CTL - Retail
327       GMAC              GMAC2600       Carmel Plaza                                        Office
328       GMAC              GMAC2551       Rosedale Estates North                              Multifamily - Conventional
----------------------------------------------------------------------------------------------------------------------------------
329       Lehman Brothers   17             Magnolia Lane MHP                                   Multifamily - Mobile Home Park
330       Lehman Brothers   980211002      5045 North 12th Street                              Office
331       Lehman Brothers   980127004      Cooper Creek Village                                Multifamily - Conventional
332       Lehman Brothers   971029012      Best Western Casablanca Inn                         Hotel - Limited Service
----------------------------------------------------------------------------------------------------------------------------------

333       Lehman Brothers   971009032      Bell-Haun Systems/Huber Village (Eastwind-Loan      Office
                                             Level)
333a      Lehman Brothers   971009032A     Bell-Haun Systems (Eastwind-Property Level)         Office
333b      Lehman Brothers   971009032B     Huber Village Professional Center (Eastwind-Prop.   Office
                                             Level)
----------------------------------------------------------------------------------------------------------------------------------

334       GMAC              GMAC2610       Robert Blake Building                               Office
335       GMAC              GMAC1700       9 Commonwealth Avenue                               Multifamily - Conventional
336       Lehman Brothers   980311049      Central Self-Storage Facility (Eugene)              Self Storage
----------------------------------------------------------------------------------------------------------------------------------
337       Lehman Brothers   980204031      Terrace Apartments                                  Multifamily - Conventional
338       GMAC              GMAC1710       Arbor View Apartments                               Multifamily - Conventional
339       Lehman Brothers   14             Kinnaird & Franke Building                          Retail - Unanchored
340       Lehman Brothers   980309005      Rancho Terrace Center                               Retail - Unanchored
----------------------------------------------------------------------------------------------------------------------------------
341       GMAC              GMAC1730       Shadow Tree Apartments                              Multifamily - Conventional
342       Lehman Brothers   980422027      Federal Express Building                            Industrial
343       Lehman Brothers   980401017      Little Miami Estates Mobile Home Park               Multifamily - Mobile Home Park
344       Lehman Brothers   980311033      4000 Park                                           Office
----------------------------------------------------------------------------------------------------------------------------------
345       GMAC              GMAC2870       Crossroads Plaza Office Building                    Office
346       Lehman Brothers   980408004      Copper Crest                                        Retail - Unanchored
347       GMAC              GMAC1740       Rapp Building-Sunset Mercantile Center              Office
348       Lehman Brothers   980112002      Lexington Place Apartments                          Multifamily - Conventional
----------------------------------------------------------------------------------------------------------------------------------
349       Lehman Brothers   980127014      Cherry Hill Apartments                              Multifamily - Conventional
350       Lehman Brothers   970619009      Norton Plaza Shopping Center                        Retail - Anchored
351       Lehman Brothers   970530002      Rite Aid - Walcott                                  CTL - Retail
352       Lehman Brothers   62             Shurgaurd - Tumwater                                Self Storage
----------------------------------------------------------------------------------------------------------------------------------
353       Lehman Brothers   980204030      Crystal Lake Apartments                             Multifamily - Conventional
354       Lehman Brothers   980127006      Peacock Woods I&II                                  Multifamily - Conventional
355       GMAC              GMAC2630       Griffith Park Office Building                       Office
356       GMAC              GMAC1800       211 Pharr Road                                      Retail - Unanchored
----------------------------------------------------------------------------------------------------------------------------------
357       GMAC              GMAC1770       11th Street Property                                Retail - Unanchored
358       Lehman Brothers   980106031      Expressway Tower                                    Office
359       Lehman Brothers   980127010      Shannon Woods I Apartments                          Multifamily - Conventional
360       Lehman Brothers   60             Shurgard - West Olympia                             Self Storage
----------------------------------------------------------------------------------------------------------------------------------
361       Lehman Brothers   980602501      Bridgestone/Firestone Service Facility              CTL - Retail
362       Lehman Brothers   980401023      Lake Elsinore Self Storage                          Self Storage
363       Lehman Brothers   980127007      Village Square                                      Multifamily - Conventional
364       Lehman Brothers   63             Shurgaurd - Yakima                                  Self Storage
----------------------------------------------------------------------------------------------------------------------------------
365       Lehman Brothers   971120008      Country Oaks Shopping Center                        Retail - Anchored
366       Lehman Brothers   980401015      Branch Hill Mhp                                     Multifamily - Mobile Home Park
367       GMAC              GMAC1780       JMF Enterprises                                     Office
368       Lehman Brothers   980204029      Spanish Villa Apartments                            Multifamily - Conventional
----------------------------------------------------------------------------------------------------------------------------------


                                                                                        Cross
Control                                                                         Zip     Collateral-   Original       Cut-off Date
No.       Address                                  City                State    Code    ized Groups   Balance ($)    Balance ($)
===================================================================================================================================
300       336, 366, 402 Park Ave. & 31 Duroux Lane Basalt              CO       81621   No                2,050,000      2,048,709
-----------------------------------------------------------------------------------------------------------------------------------
301       8710 Oleander Avenue                     Fontana             CA       92334   No                2,040,000      2,040,000
302       3017 and 3097 36th Avenue South          Grand Forks         ND       58201   No                2,000,000      1,996,070
303       506 El Rancho Dr.                        Sparks              NV       89431   No                2,000,000      1,996,036
304       1615 Charlottle Avenue                   Nashville           TN       37203   No                2,000,000      1,995,642
-----------------------------------------------------------------------------------------------------------------------------------
305       5959 Richmond Avenue                     Houston             TX       77057   No                2,000,000      1,991,215
306       965 E. Peckham Lane                      Reno                NV       89502   No                1,950,000      1,945,962
307       1040 Sheridan Street                     Chicopee            MA       01022   No                1,900,000      1,898,092
308       2175-2181 Lincoln Street                 Rhinelander         WI       54501   No                1,900,000      1,896,234
-----------------------------------------------------------------------------------------------------------------------------------
309       15 Dixon Landing Road                    Milpitas            CA       95035   No                1,900,000      1,894,058
310       10730 North Blaney Avenue                Cupertino           CA       95014   No                1,900,000      1,894,058
311       5136, 5140 & 5190 West Peoria Avenue     Glendale            AZ       85302   No                1,875,000      1,865,899
312       80 Ferry Boulevard                       Stratford           CT       06497   No                1,850,000      1,847,350
-----------------------------------------------------------------------------------------------------------------------------------
313       8402 Bandera Road                        San Antonio         TX       78240   No                1,850,000      1,843,049
314       5640,5660,5680,5720,5740 E. River Rd     Fridley             MN       55402   No                1,850,000      1,839,056
315       23504 Calabasas Road                     Calabasas           CA       91302   No                1,837,500      1,834,764
316       8100 Washington Avenue                   Houston             TX       77007   No                1,825,000      1,821,179
-----------------------------------------------------------------------------------------------------------------------------------
317       13815 Rodeo Drive                        Victorville         CA       92392   No                1,800,000      1,796,731
318       103 Anderson Business Park               Anderson            SC       29621   No                1,800,000      1,796,582
319       Kentlands Boulevard and Booth Street     Gaithersburg        MD       20878   No                1,800,000      1,796,575
320       250 South Sage Avenue                    Mobile              AL       36606   No                1,800,000      1,796,281
-----------------------------------------------------------------------------------------------------------------------------------
321       244 Highview Circle                      Columbus            OH       43207   No                1,797,890      1,794,471
322       U.S. Highway 40 East                     Plainfield          IN       46168   No                1,780,000      1,777,591
323       7 and 11 Tonnele Avenue                  Jersey City         NJ       07306   No                1,760,000      1,760,000
324       5201 Richmond Avenue                     Houston             TX       77056   No                1,755,000      1,751,615
-----------------------------------------------------------------------------------------------------------------------------------
325       6044 State Highway 303                   East Bremerton      WA       98311   No                1,750,000      1,744,992
326       8660 US-377                              Benbrook            TX       76126   No                1,750,000      1,743,425
327       598 West Carmel Drive                    Carmel              IN       46032   No                1,715,000      1,715,000
328       2835-2855 Rice Street                    Roseville           MN       55113   No                1,700,000      1,689,944
-----------------------------------------------------------------------------------------------------------------------------------
329       2616 West Orangethorpe Ave               Fullerton           CA       92633   No                1,680,000      1,677,726
330       5045 North 12th Street                   Phoenix             AZ       85014   No                1,675,000      1,675,000
331       4800 Burt Mar Drive                      Columbus            GA       31907   LB-2              1,660,000      1,654,224
332       1601 North El Camino Real                San Clemente        CA       92672   No                1,650,000      1,646,730
-----------------------------------------------------------------------------------------------------------------------------------

333       797 & 935 Eastwind Drive                 Westerville         OH       43081   No                1,650,000      1,641,716
333a      935 Eastwind Drive                       Westerville         OH       43081
333b      797 Eastwind Drive                       Westerville         OH       43801
-----------------------------------------------------------------------------------------------------------------------------------

334       1452 Second Street                       Santa Monica        CA       90401   No                1,600,000      1,600,000
335       9 Commonwealth Avenue                    Boston              MA       02116   No                1,600,000      1,598,902
336       1601 Highway 99 North                    Eugene              OR       97402   No                1,600,000      1,598,579
-----------------------------------------------------------------------------------------------------------------------------------
337       4619 Lake Avenue                         Dallas              TX       75219   LB-1              1,600,000      1,598,407
338       2601-2675 S.E. 162nd Avenue              Portland            OR       97236   No                1,585,000      1,580,316
339       2731 Hurstbourne Pkwy                    Louisville          KY       40220   No                1,575,000      1,573,024
340       9581-9625 Foothill Boulevard             Rancho Cucamonga    CA       91730   No                1,575,000      1,572,858
-----------------------------------------------------------------------------------------------------------------------------------
341       1800 Billings & 1905 Blackhawk           Aurora              CO       80011   No                1,560,000      1,558,191
342       4470 Warm Springs Road                   Columbus            GA       31904   No                1,560,000      1,555,104
343       439 Morrow Road                          South Lebanon       OH       45065   No                1,540,000      1,539,069
344       4000 - 4020 South 57th Avenue            Greenacres          FL       33463   No                1,540,000      1,538,536
-----------------------------------------------------------------------------------------------------------------------------------
345       1501 Mockingbird Lane                    Victoria            TX       77901   No                1,525,000      1,525,000
346       2241 NW Military Highway                 San Antonio         TX       78213   No                1,525,000      1,524,137
347       9999 S. W. 72nd Ave.                     Miami               FL       33173   No                1,515,000      1,511,380
348       2024, 2050 and 2074 30th Avenue South    Grand Forks         ND       58201   No                1,500,000      1,499,124
-----------------------------------------------------------------------------------------------------------------------------------
349       909 Farr Road                            Columbus            GA       31907   LB-2              1,500,000      1,494,780
350       SEQ Park Avenue and Coeburn Avenue       Norton              VA       24273   No                1,496,513      1,490,371
351       744 Walcott Road                         Walcott             CT       06716   No                1,484,247      1,477,894
352       6000 Linderson Way S.W.                  Tumwater            WA       98501   No                1,456,000      1,452,990
-----------------------------------------------------------------------------------------------------------------------------------
353       4503 Lake Avenue                         Dallas              TX       75219   LB-1              1,450,000      1,448,556
354       1514 Forest Avenue                       Columbus            GA       31906   LB-2              1,450,000      1,444,954
355       5075 SW Griffith Drive                   Beaverton           OR       97005   No                1,435,000      1,434,079
356       211 Pharr Road                           Atlanta             GA       30305   No                1,400,000      1,397,961
-----------------------------------------------------------------------------------------------------------------------------------
357       518-536 E. 11th Street                   Los Angeles         CA       90015   No                1,400,000      1,395,772
358       2431 East 51st Street                    Tulsa               OK       74105   No                1,400,000      1,394,076
359       6370 Shannon Parkway                     Union City          GA       30291   No                1,392,000      1,389,124
360       3513 Mudbay Road                         West Olympia        WA       98502   No                1,392,000      1,389,123
-----------------------------------------------------------------------------------------------------------------------------------
361       6412 IH 35 S                             Austin              TX       78745   No                1,383,677      1,382,541
362       29151 Riverside Drive                    Lake Elsinore       CA       92530   No                1,380,000      1,378,623
363       1441 Boxwood Boulevard                   Columbus            GA       31906   LB-2              1,360,000      1,355,268
364       920 East Mead                            Yakima              WA       98903   No                1,352,000      1,349,205
-----------------------------------------------------------------------------------------------------------------------------------
365       West Main Street (US Highway 52)         Rockwell            NC       28138   No                1,350,000      1,347,247
366       11200 River Road                         Harrison            OH       45030   No                1,340,000      1,339,190
367       11331-7 Ventura Blvd.                    Studio City         CA       91614   No                1,312,500      1,306,627
368       110 North Jupiter Road                   Garland             TX       75042   No                1,300,000      1,298,705
-----------------------------------------------------------------------------------------------------------------------------------


          % of          Cumulative                           Master                                        Original    Remaining
          Aggregate     % of Initial            Servicing    Servicing       Interest                      Interest-   Interest-
Control   Cut-off Date  Pool        Mortgage    Fee          Fee             Accrual  Amortization         Only Period Only Period
No.       Balance       Balance     Rate (%)    Rate (%)     Rate (%)        Method   Type                 (Mos.)      (Mos.)
===================================================================================================================================
300           0.08       93.91        7.3800     0.1272        0.0200        Act/360  Balloon                        0           0
-----------------------------------------------------------------------------------------------------------------------------------
301           0.08       93.99        6.9500     0.1272        0.0200        Act/360  Balloon                        0           0
302           0.08       94.07        7.2200     0.1422        0.0400        Act/360  Balloon                        0           0
303           0.08       94.15        7.7500     0.0922        0.0400        Act/360  ARD                            0           0
304           0.08       94.23        7.2500     0.0922        0.0400        Act/360  Balloon                        0           0
-----------------------------------------------------------------------------------------------------------------------------------
305           0.08       94.31        7.2400     0.0922        0.0400        Act/360  ARD                            0           0
306           0.08       94.39        7.5200     0.0922        0.0400        Act/360  Balloon                        0           0
307           0.08       94.46        7.5000     0.1272        0.0200        Act/360  Balloon                        0           0
308           0.07       94.54        7.7500     0.0922        0.0400        Act/360  ARD                            0           0
-----------------------------------------------------------------------------------------------------------------------------------
309           0.07       94.61        7.1000     0.0922        0.0400        30/360   Fully Amortizing               0           0
310           0.07       94.69        7.1000     0.0922        0.0400        30/360   Fully Amortizing               0           0
311           0.07       94.76        7.5200     0.1672        0.0400        Act/360  ARD                            0           0
312           0.07       94.83        7.5000     0.1272        0.0200        Act/360  Balloon                        0           0
-----------------------------------------------------------------------------------------------------------------------------------
313           0.07       94.91        7.0500     0.1272        0.0200        Act/360  Fully Amortizing               0           0
314           0.07       94.98        6.5700     0.1272        0.0200        30/360   Fully Amortizing               0           0
315           0.07       95.05        7.5000     0.1272        0.0200        30/360   Balloon                        0           0
316           0.07       95.12        7.4100     0.1272        0.0200        Act/360  Balloon                        0           0
-----------------------------------------------------------------------------------------------------------------------------------
317           0.07       95.19        7.5100     0.0922        0.0400        Act/360  Balloon                        0           0
318           0.07       95.26        7.9700     0.0922        0.0400        Act/360  Balloon                        0           0
319           0.07       95.34        7.3400     0.1422        0.0400        Act/360  Balloon                        0           0
320           0.07       95.41        7.0300     0.0922        0.0400        Act/360  Balloon                        0           0
-----------------------------------------------------------------------------------------------------------------------------------
321           0.07       95.48        7.3900     0.0922        0.0400        Act/360  ARD                            0           0
322           0.07       95.55        7.2800     0.1422        0.0400        Act/360  Balloon                        0           0
323           0.07       95.62        6.9000     0.1272        0.0200        Act/360  Balloon                        0           0
324           0.07       95.69        7.2900     0.0922        0.0400        Act/360  Balloon                        0           0
-----------------------------------------------------------------------------------------------------------------------------------
325           0.07       95.76        7.7700     0.0922        0.0400        Act/360  Balloon                        0           0
326           0.07       95.82        7.0500     0.1272        0.0200        Act/360  Fully Amortizing               0           0
327           0.07       95.89        7.2500     0.1272        0.0200        Act/360  Balloon                        0           0
328           0.07       95.96        6.5700     0.1272        0.0200        30/360   Fully Amortizing               0           0
-----------------------------------------------------------------------------------------------------------------------------------
329           0.07       96.03        7.2800     0.0922        0.0400        Act/360  Balloon                        0           0
330           0.07       96.09        7.0300     0.1422        0.0400        Act/360  Balloon                        0           0
331           0.07       96.16        7.4300     0.0922        0.0400        30/360   Fully Amortizing               0           0
332           0.07       96.22        7.7500     0.0922        0.0400        Act/360  Balloon                        0           0
-----------------------------------------------------------------------------------------------------------------------------------

333           0.06       96.29        7.3700     0.0922        0.0400        Act/360  ARD                            0           0
333a
333b
-----------------------------------------------------------------------------------------------------------------------------------

334           0.06       96.35        7.2500     0.1272        0.0200        30/360   Balloon                        0           0
335           0.06       96.41        7.0500     0.1272        0.0200        Act/360  Balloon                        0           0
336           0.06       96.48        7.7100     0.0922        0.0400        Act/360  Balloon                        0           0
-----------------------------------------------------------------------------------------------------------------------------------
337           0.06       96.54        7.2000     0.1422        0.0400        Act/360  Balloon                        0           0
338           0.06       96.60        7.5700     0.1272        0.0200        30/360   Balloon                        0           0
339           0.06       96.66        7.5800     0.0922        0.0400        Act/360  Balloon                        0           0
340           0.06       96.73        7.2600     0.1422        0.0400        Act/360  Balloon                        0           0
-----------------------------------------------------------------------------------------------------------------------------------
341           0.06       96.79        6.7500     0.1272        0.0200        Act/360  Balloon                        0           0
342           0.06       96.85        7.3100     0.0922        0.0400        Act/360  Balloon                        0           0
343           0.06       96.91        7.1100     0.0922        0.0400        Act/360  Balloon                        0           0
344           0.06       96.97        7.4100     0.1422        0.0400        Act/360  Balloon                        0           0
-----------------------------------------------------------------------------------------------------------------------------------
345           0.06       97.03        7.3300     0.1272        0.0200        Act/360  Balloon                        0           0
346           0.06       97.09        7.3200     0.0922        0.0400        Act/360  Balloon                        0           0
347           0.06       97.15        7.1750     0.1272        0.0200        30/360   Balloon                        0           0
348           0.06       97.21        7.2200     0.1422        0.0400        Act/360  Balloon                        0           0
-----------------------------------------------------------------------------------------------------------------------------------
349           0.06       97.27        7.4300     0.0922        0.0400        30/360   Fully Amortizing               0           0
350           0.06       97.33        7.7400     0.1422        0.0400        Act/360  Balloon                        0           0
351           0.06       97.39        7.2500     0.0722        0.0400        30/360   Fully Amortizing               0           0
352           0.06       97.44        7.5300     0.0922        0.0400        Act/360  Balloon                        0           0
-----------------------------------------------------------------------------------------------------------------------------------
353           0.06       97.50        7.2000     0.1422        0.0400        Act/360  Balloon                        0           0
354           0.06       97.56        7.4300     0.0922        0.0400        30/360   Fully Amortizing               0           0
355           0.06       97.62        7.3200     0.1272        0.0200        Act/360  Balloon                        0           0
356           0.06       97.67        7.6100     0.1272        0.0200        30/360   Balloon                        0           0
-----------------------------------------------------------------------------------------------------------------------------------
357           0.06       97.73        7.5000     0.1272        0.0200        30/360   Fully Amortizing               0           0
358           0.06       97.78        7.4400     0.1422        0.0400        Act/360  Balloon                        0           0
359           0.05       97.84        7.0300     0.0922        0.0400        Act/360  Balloon                        0           0
360           0.05       97.89        7.5300     0.0922        0.0400        Act/360  Balloon                        0           0
-----------------------------------------------------------------------------------------------------------------------------------
361           0.05       97.95        6.9400     0.0722        0.0400        30/360   Step                           0           0
362           0.05       98.00        7.1900     0.0922        0.0400        Act/360  Balloon                        0           0
363           0.05       98.05        7.4300     0.0922        0.0400        30/360   Fully Amortizing               0           0
364           0.05       98.11        7.5300     0.0922        0.0400        Act/360  Balloon                        0           0
-----------------------------------------------------------------------------------------------------------------------------------
365           0.05       98.16        7.0800     0.1522        0.0400        Act/360  Balloon                        0           0
366           0.05       98.21        7.1100     0.0922        0.0400        Act/360  Balloon                        0           0
367           0.05       98.26        7.5000     0.1272        0.0200        Act/360  Balloon                        0           0
368           0.05       98.32        7.2000     0.1422        0.0400        Act/360  Balloon                        0           0
-----------------------------------------------------------------------------------------------------------------------------------


                     Remaining
          Term to    Term to     Original      Remaining                                    Balloon
Control   Maturity   Maturity    Amortization  Amortization  Origination   Maturity         or ARD
No.       (Mos.)     (Mos.)      Term (Mos.)   Term (Mos.)   Date          or ARD           Balance ($)
==========================================================================================================
300         120          119           360         359            6/23/98      7/1/08      1,778,983
----------------------------------------------------------------------------------------------------------
301         120          120           360         360            7/8/98       8/10/08     1,752,842
302         120          117           360         357            4/22/98      5/1/08      1,754,942
303         120          118           300         298            6/4/98       6/11/08     1,636,975
304         120          118           300         298            5/29/98      6/1/08      1,612,596
----------------------------------------------------------------------------------------------------------
305         120          116           300         296            3/13/98      4/1/08      1,612,160
306         120          118           300         298            5/21/98      6/1/08      1,585,191
307         120          119           300         299            6/5/98       7/1/08      1,519,189
308         120          118           300         298            5/21/98      6/11/08     1,550,819
----------------------------------------------------------------------------------------------------------
309         180          179           180         179            6/29/98      7/1/13             -
310         180          179           180         179            6/29/98      7/1/13             -
311         120          113           360         353           12/30/97      1/1/08      1,656,723
312         120          118           360         358            5/26/98      6/1/08      1,609,709
----------------------------------------------------------------------------------------------------------
313         240          238           240         238            5/4/98       6/1/18             -
314         120          119           120         119            6/30/98      7/1/08             -
315         120          118           360         358            5/20/98      6/10/08     1,594,857
316          84           81           360         357            4/17/98      5/1/05      1,676,493
----------------------------------------------------------------------------------------------------------
317         120          117           360         357            5/1/98       5/1/08      1,591,210
318         120          118           300         298            5/21/98      6/1/08      1,482,763
319         120          117           360         357            4/28/98      5/1/08      1,584,348
320         120          117           360         357            4/3/98       5/1/08      1,571,594
----------------------------------------------------------------------------------------------------------
321         178          175           359         356            4/30/98      3/1/13      1,403,160
322         144          142           360         358            5/29/98      6/1/10      1,498,156
323         120          120           360         360            7/9/98       8/1/08      1,510,457
324         120          117           360         357            4/15/98      5/1/08      1,542,753
----------------------------------------------------------------------------------------------------------
325         120          117           300         297            4/30/98      5/1/08      1,433,484
326         240          238           240         238            5/4/98       6/1/18             -
327         132          132           360         360            7/10/98      8/1/09      1,449,983
328         120          119           120         119            6/30/98      7/1/08             -
----------------------------------------------------------------------------------------------------------
329         120          118           360         358            5/19/98      6/1/08      1,476,215
330         120          120           360         360            7/6/98       8/1/08      1,462,202
331         300          297           300         297            4/30/98      5/1/23             -
332         180          178           300         298            5/7/98       6/1/13      1,085,855
----------------------------------------------------------------------------------------------------------

333         120          113           360         353           12/12/97      1/1/08      1,452,413
333a
333b
----------------------------------------------------------------------------------------------------------

334         120          120           360         360            7/8/98       8/1/08      1,380,966
335         120          119           360         359            6/26/98      7/1/08      1,378,020
336          84           83           300         299            6/8/98       7/1/05      1,420,623
----------------------------------------------------------------------------------------------------------
337         120          119           300         299            6/4/98       7/1/08      1,288,279
338         120          116           360         356            3/23/98      4/1/08      1,377,814
339         120          118           360         358            5/8/98       6/1/08      1,394,524
340         120          118           360         358            5/22/98      6/1/08      1,383,238
----------------------------------------------------------------------------------------------------------
341         120          119           300         299            6/29/98      7/1/08      1,221,545
342          84           81           300         297            5/1/98       5/1/05      1,374,418
343         120          119           360         359            6/24/98      7/1/08      1,347,387
344         120          119           300         299            6/4/98       7/1/08      1,247,940
----------------------------------------------------------------------------------------------------------
345          84           84           360         360            7/2/98       8/1/05      1,399,255
346         120          119           360         359            6/4/98       7/1/08      1,341,563
347         120          117           360         357            4/9/98       5/1/08      1,305,361
348         120          119           360         359            6/1/98       7/1/08      1,316,166
----------------------------------------------------------------------------------------------------------
349         300          297           300         297            4/30/98      5/1/23             -
350         120          114           360         354            1/30/98      2/1/08      1,329,269
351         223          221           223         221            5/22/98      1/1/17             -
352         120          118           300         298            5/28/98      6/1/08      1,183,963
----------------------------------------------------------------------------------------------------------
353         120          119           300         299            6/4/98       7/1/08      1,167,503
354         300          297           300         297            4/30/98      5/1/23             -
355         120          119           360         359            6/4/98       7/1/08      1,243,054
356         120          118           360         358            5/11/98      6/1/08      1,218,056
----------------------------------------------------------------------------------------------------------
357         180          179           180         179            7/1/98       7/1/13             -
358         120          116           300         296            3/16/98      4/1/08      1,135,394
359         120          117           360         357            4/3/98       5/1/08      1,215,367
360         120          118           300         298            5/28/98      6/1/08      1,131,920
----------------------------------------------------------------------------------------------------------
361         231          230           231         230            6/26/98     10/1/17             -
362         120          119           300         299            6/17/98      7/1/08      1,110,800
363         300          297           300         297            4/30/98      5/1/23             -
364         120          118           300         298            5/28/98      6/1/08      1,099,315
----------------------------------------------------------------------------------------------------------
365         120          117           360         357            4/8/98       5/1/08      1,180,255
366         120          119           360         359            6/24/98      7/1/08      1,172,401
367         120          116           300         296            4/1/98       4/1/08      1,049,436
368         120          119           300         299            6/4/98       7/1/08      1,046,728
----------------------------------------------------------------------------------------------------------


                                       Annual          Underwritten   Underwritten
Control                                Debt            Net Cash       NCF            Appraised         Appraisal
No.       Prepayment Provisions        Service ($)     Flow ($)       DSCR (x)       Value ($)         Date
====================================================================================================================
300       L(2.083),D(7.417),O(.5)         171,826          250,625             1.46    3,000,000            4/16/98
--------------------------------------------------------------------------------------------------------------------
301       L(2),D(7.5),O(.5)               163,718          238,137             1.45    2,580,000            5/13/98
302       L(5),D(4.75),O(.25)             163,234          230,957             1.41    2,550,000           12/15/97
303       L(2.17),D(7.33),O(.5)           181,279          269,810             1.49    2,820,000            4/27/98
304       L(5),YM1%(4.75),O(.25)          173,474          266,306             1.54    3,000,000            3/9/98
--------------------------------------------------------------------------------------------------------------------
305       L(4),D(5.75),O(.25)             173,319          230,150             1.33    2,800,000            2/15/98
306       L(5),YM1%(4.75),O(.25)          173,228          262,809             1.52    2,570,000            2/26/98
307       L(2.083),D(7.417),O(.5)         170,143          219,190             1.29    2,530,000            4/13/98
308       L(2.17),D(7.58),O(.25)          172,215          221,390             1.29    2,700,000            3/16/98
--------------------------------------------------------------------------------------------------------------------
309       L(7),D(7.75),O(.25)             206,210          333,918             1.62    3,260,000            1/1/98
310       L(7),D(7.75),O(.25)             206,210          394,898             1.92    3,750,000            1/1/98
311       L(4),YM1%(5.5),O(.5)            157,632          216,318             1.37    2,500,000            8/27/97
312       L(2.167),D(7.333),O(.5)         156,903          181,786             1.16    2,500,000            3/26/98
--------------------------------------------------------------------------------------------------------------------
313       L(2.167),D(17.333),O(.5)        174,170          184,990             1.06    2,200,000            2/20/98
314       L(2.083),D(7.417),O(.5)         252,868          473,717             1.87    6,700,000            5/11/98
315       YM1%(9.5),O(.5)                 154,177          209,382             1.36    2,450,000           12/5/97
316       L(2.25),D(4.25),O(.5)           153,427          198,541             1.29    2,600,000            3/12/98
--------------------------------------------------------------------------------------------------------------------
317       L(4),D(5.75),O(.25)             151,178          248,620             1.64    3,000,000            1/22/98
318       L(4),YM1%(5.75),O(.25)          166,283          249,348             1.50    2,400,000            1/1/98
319       L(4),D(5.75),O(.25)             148,671          192,609             1.30    2,450,000            3/1/97
320       L(4),D(5.75),O(.25)             144,141          223,444             1.55    2,250,000            2/11/98
--------------------------------------------------------------------------------------------------------------------
321       L(3.833),D(10.75),O(.25)        149,407          188,736             1.26    2,200,000           11/25/97
322       L(4),D(7.75),O(.25)             146,148          213,009             1.46    2,400,000            1/14/98
323       L(2),D(7.5),O(.5)               140,527          192,369             1.37    2,200,000            4/27/98
324       L(4),D(5.75),O(.25)             144,238          193,427             1.34    2,250,000            3/5/98
--------------------------------------------------------------------------------------------------------------------
325       L(5),YM1%(4.75),O(.25)          158,895          216,491             1.36    2,300,000            2/17/98
326       L(2.167),D(17.333),O(.5)        164,756          175,617             1.07    2,090,000            2/20/98
327       L(2),D(8.5),O(.5)               141,877          192,172             1.35    2,290,000            5/12/98
328       L(2.083),D(7.417),O(.5)         232,365          432,690             1.86    6,200,000            5/11/98
--------------------------------------------------------------------------------------------------------------------
329       L(5),YM1%(4.75),O(.25)          137,937          193,520             1.40    2,240,000            2/13/98
330       L(4.5),D(5.25).O(.25)           134,131          182,004             1.36    2,325,000            6/1/98
331       L(15),D(9.75),O(.25)            146,301          206,397             1.41    2,075,000            2/12/98
332       L(7),D(7.5),O(.5)               149,555          235,558             1.58    2,600,000            3/4/98
--------------------------------------------------------------------------------------------------------------------

333       L(4),D(5.75),O(.25)             136,686          224,426             1.64    2,800,000           11/14/97
333a                                                                                   1,800,000           11/14/97
333b                                                                                   1,000,000           11/23/97
--------------------------------------------------------------------------------------------------------------------

334       L(2),D(7.5),O(.5)               130,978          184,717             1.41    2,300,000            5/7/98
335       L(2.083),D(7.417),O(.5)         129,735          166,774             1.29    2,380,000            2/18/98
336       L(2.5),5%(1.5),4%(1),3%(1.75),  144,519          227,950             1.58    2,800,000            4/2/98
            0(.25)
--------------------------------------------------------------------------------------------------------------------
337       L(4),D(5.75),O(.25)             138,161          213,254             1.54    2,290,000           10/22/97
338       L(5),1(4.5),O(.5)               133,903          173,406             1.30    2,300,000            9/17/97
339       L(5),YM1%(4.75),O(.25)          133,188          176,193             1.32    2,100,000            3/22/98
340       L(4),D(5.75),O(.25)             129,060          173,515             1.34    2,100,000            3/2/98
--------------------------------------------------------------------------------------------------------------------
341       YM1%(9.5),O(.5)                 130,524          238,897             1.83    3,060,000            3/30/98
342       L(3),D(3.75),O(.25)             136,034          174,257             1.28    2,080,000            3/27/98
343       L(4),D(5.75),O(.25)             124,316          207,664             1.67    2,300,000            1/2/98
344       L(4),D(5.75),O(.25)             135,486          176,145             1.30    2,075,000            4/7/98
--------------------------------------------------------------------------------------------------------------------
345       L(2),D(4.5),O(.5)               127,172          242,601             2.24    2,500,000            3/24/98
346       L(4),D(5.75),O(.25)             125,708          163,665             1.30    2,100,000            4/30/98
347       YM1%(9.5),O(.5)                 123,096          173,736             1.41    2,020,000            1/10/98
348       L(5),D(4.75),O(.25)             122,426          174,213             1.42    1,875,000           12/15/97
--------------------------------------------------------------------------------------------------------------------
349       L(15),D(9.75),O(.25)            132,200          173,787             1.31    1,950,000            2/10/98
350       L(4),D(5.5),O(.5)               128,530          160,664             1.25    2,150,000            8/7/97
351       L(10),D(8.333),O(.25)           145,613          149,253             1.03    1,610,000           12/16/97
352       L(6),YM1%(3.75),O(.25)          129,458          162,099             1.25    1,820,000            1/16/98
--------------------------------------------------------------------------------------------------------------------
353       L(4),D(5.75),O(.25)             125,208          175,090             1.40    1,950,000            6/30/98
354       L(15),D(9.75),O(.25)            127,793          164,368             1.29    1,900,000            2/12/98
355       L(2.083),D(7.417),O(.5)         119,599          159,470             1.33    2,070,000            4/20/98
356       YM1%(9.5),O(.5)                 118,736          172,653             1.45    1,900,000            1/17/98
--------------------------------------------------------------------------------------------------------------------
357       L(14.5),O(.5)                   155,738          348,107             2.24    2,500,000           11/19/97
358       L(4),D(5.75),O(.25)             123,496          158,297             1.28    1,875,000            1/21/98
359       L(4),D(5.75),O(.25)             111,469          151,870             1.36    1,740,000            2/2/98
360       L(6),YM1%(3.75),O(.25)          123,767          157,712             1.27    1,740,000            1/16/98
--------------------------------------------------------------------------------------------------------------------
361       L(10),D(9.25)                   109,663          109,992             1.00    1,400,000            3/23/98
362       L(5),D(4.75),O(.25)             119,057          174,969             1.47    1,850,000            5/6/98
363       L(15),D(9.75),O(.25)            119,861          151,410             1.26    1,700,000            2/10/98
364       L(6),YM1%(3.75),O(.25)          120,211          153,870             1.28    1,690,000            1/22/98
--------------------------------------------------------------------------------------------------------------------
365       L(4),D(5.75),O(.25)             108,651          148,200             1.36    1,700,000           12/16/97
366       L(4),D(5.75),O(.25)             108,171          170,325             1.57    2,000,000            1/2/98
367       L(2.333),D(7.167),O(.5)         117,525          160,341             1.36    1,900,000            3/5/98
368       L(4),D(5.75),O(.25)             112,256          179,363             1.60    1,790,000            6/30/98
--------------------------------------------------------------------------------------------------------------------


          Cut-off    Scheduled                                                               Cut-off
          Date       Maturity                                            Sq. Ft., Units,     Sq. Ft, Unit  Occupancy
Control   LTV        ARD Date     Year                Year               Beds, Pads          Bed, Pad      Percentage
No.       (%)        LTV (%)      Built               Renovated          or Rooms            or Room ($)   (%)
========================================================================================================================
300           68.3       59.3     1988 - 1993         NAP                      43,475 Sq Ft       47.12          97.0
------------------------------------------------------------------------------------------------------------------------
301           79.1       67.9     1987                NAP                          84 Units   24,285.71          95.0
302           78.3       68.8     1997                N/A                          32 Units   62,377.17         100.0
303           70.8       58.1     1977-90                                      86,512 Sq Ft       23.07          95.0
304           66.5       53.8     1995                                         59,165 Sq Ft       33.73          71.5
------------------------------------------------------------------------------------------------------------------------
305           71.1       57.6     1984                N/A                      28,974 Sq Ft       68.72         100.0
306           75.7       61.7     1985                                          1,232 Units    1,579.51          80.0
307           75.0       60.1     1984                NAP                      74,500 Sq Ft       25.48         100.0
308           70.2       57.4     1993-94                                      45,794 Sq Ft       41.41          95.6
------------------------------------------------------------------------------------------------------------------------
309           58.1        0.0     1983                N/A                      53,289 Sq Ft       35.54          97.0
310           50.5        0.0     1980                N/A                      43,399 Sq Ft       43.64         100.0
311           74.6       66.3     1986-1987           N/A                      45,619 Sq Ft       40.90          93.4
312           73.9       64.4     1948                1988-1994                33,380 Sq Ft       55.34         100.0
------------------------------------------------------------------------------------------------------------------------
313           83.8        0.0     1997                NAP                      10,908 Sq Ft      168.96         100.0
314           27.5        0.0     1972                NAP                         210 Units    8,757.41          98.0
315           74.9       65.1     1980, 1993, 1995    NAP                       8,365 Sq Ft      219.34         100.0
316           70.1       64.5     1980                NAP                      44,095 Sq Ft       41.30         100.0
------------------------------------------------------------------------------------------------------------------------
317           59.9       53.0     1990                N/A                          50 Units   35,934.61          94.0
318           74.9       61.8     1995                N/A                          64 Rooms   28,071.59          69.1
319           73.3       64.7     1997                N/A                      11,864 Sq Ft      151.43          82.3
320           79.8       69.9     1974                N/A                         128 Units   14,033.44          98.4
------------------------------------------------------------------------------------------------------------------------
321           81.6       63.8     1996                N/A                          60 Units   29,907.85          98.3
322           74.1       62.4     1990                N/A                      17,636 Sq Ft      100.79         100.0
323           80.0       68.7     1901                1930's                       88 Units   20,000.00          96.0
324           77.9       68.6     1996                N/A                      12,041 Sq Ft      145.47         100.0
------------------------------------------------------------------------------------------------------------------------
325           75.9       62.3     1978,89                                         518 Units    3,368.71          94.0
326           83.4        0.0     1997                NAP                      10,908 Sq Ft      159.83         100.0
327           74.9       63.3     1998                NAP                      22,185 Sq Ft       77.30         100.0
328           27.3        0.0     1971                Not Applicable              180 Units    9,388.58          99.0
------------------------------------------------------------------------------------------------------------------------
329           74.9       65.9     1965                                             48  Pads   34,952.63         100.0
330           72.0       62.9     1964                1997                     26,771 Sq Ft       62.57          93.7
331           79.7        0.0     1973/1977           N/A                          61 Units   27,118.42          98.4
332           63.3       41.8     1988                N/A                          42 Rooms   39,207.85          66.2
------------------------------------------------------------------------------------------------------------------------

333           58.6       51.9     1977/81             N/A                      41,070 Sq Ft       39.97          93.5
333a                              1981                N/A                      22,900 Sq Ft       46.09         100.0
333b                              1977                N/A                      18,170 Sq Ft       32.27          85.4
------------------------------------------------------------------------------------------------------------------------

334           69.6       60.0     1922                1996                      7,200 Sq Ft      222.22         100.0
335           67.2       57.9     1861                1938/1989/1996               14 Units  114,207.29         100.0
336           57.1       50.7     1986-1989           N/A                      75,354 Sq Ft       21.21          78.6
------------------------------------------------------------------------------------------------------------------------
337           69.8       56.3     1971                N/A                         130 Units   12,295.44          92.3
338           68.7       59.9     1975                1995-1997                    70 Units   22,575.95          94.0
339           74.9       66.4     1990                1995                     19,200 Sq Ft       81.93         100.0
340           74.9       65.9     1979                N/A                      24,470 Sq Ft       64.28          89.6
------------------------------------------------------------------------------------------------------------------------
341           50.9       39.9     1972                1995 - 1997                 118 Units   13,205.00          98.0
342           74.8       66.1     1997                N/A                      33,021 Sq Ft       47.09         100.0
343           66.9       58.6     1960'S-74           N/A                         204  Pads    7,544.46          93.1
344           74.2       60.1     1983                N/A                      27,240 Sq Ft       56.48         100.0
------------------------------------------------------------------------------------------------------------------------
345           52.0       47.7     1982                NAP                      69,527 Sq Ft       21.93          80.0
346           72.6       63.9     1988                N/A                      20,570 Sq Ft       74.10         100.0
347           74.8       64.6     1985                                         22,422 Sq Ft       67.41         100.0
348           80.0       70.2     1986                N/A                          52 Units   28,829.30         100.0
------------------------------------------------------------------------------------------------------------------------
349           76.7        0.0     1972                N/A                          90 Units   16,608.67          97.8
350           69.3       61.8     1976-1977           1980                     70,575 Sq Ft       21.12          86.1
351           91.8        0.0     1996-97             N/A                      11,180 Sq Ft      132.19         100.0
352           79.8       65.1     1974                                         40,368 Sq Ft       35.99          79.6
------------------------------------------------------------------------------------------------------------------------
353           74.3       59.9     1970                N/A                         131 Units   11,057.68          92.4
354           76.1        0.0     1967,1984           N/A                          59 Units   24,490.75          93.2
355           69.3       60.1     1979                NAP                      18,934 Sq Ft       75.74         100.0
356           73.6       64.1     1986                NAP                      12,800 Sq Ft      109.22         100.0
------------------------------------------------------------------------------------------------------------------------
357           55.8        0.0     1938                1989                      7,550 Sq Ft      184.87         100.0
358           74.4       60.6     1970                N/A                      44,562 Sq Ft       31.28          98.3
359           79.8       69.9     1983                N/A                          60 Units   23,152.06          93.3
360           79.8       65.1     1989                                         36,975 Sq Ft       37.57          85.6
------------------------------------------------------------------------------------------------------------------------
361           98.8        0.0     1997                N/A                       6,633 Sq Ft      208.43         100.0
362           74.5       60.0     1978,1988           1988                     44,091 Sq Ft       31.27          98.1
363           79.7        0.0     1970                N/A                          70 Units   19,360.96          97.1
364           79.8       65.1     1975                                         40,055 Sq Ft       33.68          78.9
------------------------------------------------------------------------------------------------------------------------
365           79.3       69.4     1986                N/A                      42,480 Sq Ft       31.71         100.0
366           67.0       58.6     1978                N/A                         143  Pads    9,364.96          99.0
367           68.8       55.2     1978                NAP                      19,150 Sq Ft       68.23         100.0
368           72.6       58.5     1967                1997                        120 Units   10,822.54          98.3
------------------------------------------------------------------------------------------------------------------------


                                                     Annual                                                          Largest
                                                     Replacement      Annual                                         Tenant Area
Control   Occupancy          Ownership               Reserve          TI/LC                                          Leased
No.       Date               Interest                Deposit          Deposit     Largest Tenant Name                (Sq. Ft.)
================================================================================================================================
300                6/16/98   Fee Simple                   6,546            -      Self-Storage Facility               29,625
--------------------------------------------------------------------------------------------------------------------------------
301                4/30/98   Fee Simple                  21,000            -      NAP                                      -
302                3/2/98    Fee Simple                   6,400            -      N/A                                      -
303                5/31/98   Fee Simple                       -            -                                               -
304               11/30/97   Fee Simple                       -            -                                               -
--------------------------------------------------------------------------------------------------------------------------------
305                1/23/98   Fee Simple                   6,431       25,893      Media Ent/Spot City                  6,908
306                3/8/98    Fee Simple                       -            -      N/A                                      -
307                5/15/98   Fee Simple                   7,450       15,816      Regency Warehousing & Dist.Inc      74,500
308                5/1/98    Fee Simple                   6,869       13,738      JC Penny                            22,954
--------------------------------------------------------------------------------------------------------------------------------
309                3/1/98    Fee Simple                   3,730            -      N/A                                      -
310                7/6/98    Fee Simple                   9,113            -      N/A                                      -
311                6/10/98   Fee Simple                  13,879       36,000      Basha's (Shadow)                         -
312                4/1/98    Fee Simple                   6,676       33,000      STV/Seelye Stevenson, et al          7,497
--------------------------------------------------------------------------------------------------------------------------------
313                3/2/98    Fee Simple                   1,636            -      Eckerd Corporation                  10,908
314                6/26/98   Fee Simple                       -            -      NAP                                      -
315                3/11/98   Fee Simple                   2,342            -      Fin's Creekside Restaurant           3,500
316                4/1/98    Fee Simple                  11,464       23,123      State of Texas-Dept. of Trans.      26,767
--------------------------------------------------------------------------------------------------------------------------------
317                3/31/98   Fee Simple                  14,400            -      N/A                                      -
318               10/31/97   Fee Simple                  34,132            -      N/A                                      -
319                3/16/98   Fee Simple                   1,780       10,725      Kentlands Veterinary Hospital, P.C.  1,954
320                2/1/98    Fee Simple                  32,128            -      N/A                                      -
--------------------------------------------------------------------------------------------------------------------------------
321                3/23/98   Fee Simple                   9,900            -      N/A                                      -
322                4/9/98    Fee Simple                   1,764        8,100      Party City Corp.                    12,036
323                5/20/98   Fee Simple                  22,000            -      NAP                                      -
324                3/18/98   Fee Simple                   1,806        6,864      Ruichi's Taqueria                    3,600
--------------------------------------------------------------------------------------------------------------------------------
325                1/30/98   Fee Simple                     834            -                                               -
326                3/2/98    Fee Simple                   1,636            -      Eckherd Corporation                 10,908
327                7/17/98   Fee Simple                   2,220       10,000      Coldwell Banker                      8,596
328                6/26/98   Fee Simple                       -            -      NAP                                      -
--------------------------------------------------------------------------------------------------------------------------------
329                3/1/98    Fee Simple                       -            -                                               -
330                5/1/98    Fee Simple                   5,451       24,290      Nobeus Property Mgmt                 4,238
331                2/22/98   Fee Simple                  15,250            -      N/A                                      -
332               12/31/97   Fee Simple                  27,086            -      N/A                                      -
--------------------------------------------------------------------------------------------------------------------------------

333                7/17/98   Fee Simple                  12,972       24,996      Bell-Haun - BTS, CEL                15,300
333a               7/17/98                                                        Bell-Haun                           15,300
333b               7/17/98                                                        Bell-Haun                            5,170
--------------------------------------------------------------------------------------------------------------------------------

334                5/7/98    Fee Simple                   1,728       12,000      Partners/USA                         7,200
335                3/27/98   Fee Simple                   3,038            -      NAP                                      -
336                3/22/98   Fee Simple                  12,300            -                                               -
--------------------------------------------------------------------------------------------------------------------------------
337                2/25/98   Fee Simple                  39,000            -      N/A                                      -
338                2/16/98   Fee Simple                  17,500            -      NAP                                      -
339                4/2/98    Fee Simple                   4,517            -      Kinnaird & Francke                   8,491
340                5/21/98   Fee Simple                   7,000       14,484      Thai B-B-Q                           2,880
--------------------------------------------------------------------------------------------------------------------------------
341                3/30/98   Fee Simple                  29,520            -      NAP                                      -
342               12/31/96   Fee Simple                   3,302            -      Federal Express Corporation, Inc.   33,021
343                3/30/98   Fee Simple                  10,200            -                                               -
344                5/13/98   Fee Simple                   4,086       11,685      Proffile Marketing Research         12,485
--------------------------------------------------------------------------------------------------------------------------------
345                6/24/98   Fee Simple                  17,382       33,732      Norwest Bank                         9,056
346                2/1/98    Fee Simple                   3,497        8,228      Silk Greenery                        7,145
347                2/17/98   Fee Simple                   3,872       25,000      Siam Restaurant                      2,340
348               12/29/97   Fee Simple                  10,400            -      N/A                                      -
--------------------------------------------------------------------------------------------------------------------------------
349                4/21/98   Fee Simple                  22,500            -      N/A                                      -
350                2/17/98   Fee Simple                  10,630        4,954      Helig-Meyers                        30,051
351                4/29/96   Fee Simple                   1,680            -      Rite-Aid                            11,180
352               12/31/97   Fee Simple                   6,055            -                                               -
--------------------------------------------------------------------------------------------------------------------------------
353                2/25/98   Fee Simple                  39,300            -      N/A                                      -
354                4/21/98   Fee Simple                  14,750            -      N/A                                      -
355                5/31/98   Fee Simple                   2,840            -      Interactive Technology               5,162
356                1/1/98    Fee Simple                   2,304       10,324      Mobile Paint Mfg. - Dwoskin's        4,000
--------------------------------------------------------------------------------------------------------------------------------
357                5/1/98    Fee Simple                   3,780            -      Hwan Il Noh                          1,200
358                2/27/98   Fee Simple                   6,684       36,288      Comp One                             7,460
359                2/28/98   Fee Simple                  13,620            -      N/A                                      -
360               12/31/97   Fee Simple                   5,544            -                                               -
--------------------------------------------------------------------------------------------------------------------------------
361                6/27/96   Fee Simple                       -            -      Bridgestone/ Firestone Inc.          6,633
362                5/6/98    Fee Simple                   6,614            -      N/A                                      -
363                2/22/98   Fee Simple                  34,221            -      N/A                                      -
364               12/31/97   Fee Simple                   6,527            -                                               -
--------------------------------------------------------------------------------------------------------------------------------
365                5/19/98   Fee Simple                   6,372            -      Food Lion                           30,280
366                2/11/98   Fee Simple                   7,152            -      N/A                                      -
367                3/10/98   Fee Simple                  10,724       20,000      Zenith Healthcare                    5,950
368                2/25/98   Fee Simple                  39,000            -      N/A                                      -
--------------------------------------------------------------------------------------------------------------------------------


          Largest                                               Second            Second
          Tenant                                                Largest           Largest Tenant
Control   Lease               Second                            Tenant Area       Lease Exp.
No.       Exp. Date           Largest Tenant Name               Leased (Sq. Ft.)  Date
================================================================================================
300            6/30/98        Aspen Painting                          3,125             5/25/99
-----------------------------------------------------------------------------------------------
301       0                   NAP                                         -       0
302       0                                                               -       0
303       0                                                               -       0
304       0                                                               -       0
-----------------------------------------------------------------------------------------------
305            9/30/01        Area Club 51                            3,185             7/14/01
306       0                                                               -       0
307            5/31/13        NAP                                         -       0
308            3/31/09        Fashion Bug                            10,200             1/31/05
-----------------------------------------------------------------------------------------------
309       0                                                               -       0
310       0                                                               -       0
311       0                   Direct Marketing Services              12,396             7/31/05
312            1/31/00        Institute for Advancement               3,500             3/31/01
-----------------------------------------------------------------------------------------------
313            9/30/17        NAP                                         -       0
314       0                   NAP                                         -       0
315            4/30/05        Calabasas Junction Antiques             2,715            12/31/99
316            5/31/02        Meyer, Knight & Williams, LLP           8,008            12/31/00
-----------------------------------------------------------------------------------------------
317       0                                                               -       0
318       0                                                               -       0
319            1/31/03        Hartsborne Corp.                        1,367             1/31/03
320       0                                                               -       0
-----------------------------------------------------------------------------------------------
321       0                                                               -       0
322           10/31/07        First National Bank                     4,000            12/31/02
323       0                   NAP                                         -       0
324            1/1/07         Food Mart Plus                          2,400            12/1/15
-----------------------------------------------------------------------------------------------
325       0                                                               -       0
326           11/25/17        NAP                                         -       0
327            4/1/08         Walton Services                         7,251             5/1/03
328       0                   NAP                                         -       0
-----------------------------------------------------------------------------------------------
329       0                                                               -       0
330            2/28/02        Searer, Robbins & Stephens              3,919             8/31/00
331       0                                                               -       0
332       0                                                               -       0
-----------------------------------------------------------------------------------------------

333           12/31/02        Bell-Haun                               6,670            12/31/00
333a          12/31/02        Accelerate Auto                         6,000             5/1/00
333b          12/31/00        Sotak                                   3,170             6/30/03
-----------------------------------------------------------------------------------------------

334           10/15/02        NAP                                         -       0
335       0                   NAP                                         -       0
336       0                                                               -       0
-----------------------------------------------------------------------------------------------
337       0                                                               -       0
338       0                   NAP                                         -       0
339           11/14/05        Tek World                               5,309            12/23/00
340            2/28/03        Marcello Hernandez                      2,840             1/14/02
-----------------------------------------------------------------------------------------------
341       0                   NAP                                         -       0
342            9/30/07                                                    -       0
343       0                                                               -       0
344            5/31/07        Landarama Florida, Inc.                 4,540             1/31/01
-----------------------------------------------------------------------------------------------
345            4/14/01        Bumgardner - Morrison                   7,970            12/31/02
346            5/31/01        Parker Uniforms                         4,100             2/28/99
347            1/1/01         Bayshore Medical                        2,294            12/31/98
348       0                                                               -       0
-----------------------------------------------------------------------------------------------
349       0                                                               -       0
350            7/31/04        Piggly Wiggly                          28,208             2/3/02
351            1/26/17                                                    -       0
352       0                                                               -       0
-----------------------------------------------------------------------------------------------
353       0                                                               -       0
354       0                                                               -       0
355           10/31/02        Key Bank of Oregon                      3,935             6/30/02
356           12/31/01        Mark Brinkman -Buckhead Energy          2,300             8/31/00
-----------------------------------------------------------------------------------------------
357            3/31/00        Try                                       750             3/31/00
358            1/31/03        R&R Select                              6,238             1/31/99
359       0                                                               -       0
360       0                                                               -       0
-----------------------------------------------------------------------------------------------
361            9/30/17        N/A                                         -       0
362       0                                                               -       0
363       0                                                               -       0
364       0                                                               -       0
-----------------------------------------------------------------------------------------------
365            7/19/06        Revco                                   8,450             7/31/01
366       0                                                               -       0
367            3/1/03         Oasis Mastering                         5,000             8/1/00
368       0                                                               -       0
-----------------------------------------------------------------------------------------------


                                                      Third             Third
                                                      Largest           Largest Tenant
Control      Third                                    Tenant Area       Lease Exp.             Control
No.          Largest Tenant Name                      Leased (Sq. Ft.)  Date                   No.
=======================================================================================================
300          Reliable Services                             1,153              4/30/00          300
-------------------------------------------------------------------------------------------------------
301          NAP                                               -        0                      301
302                                                            -        0                      302
303                                                            -        0                      303
304                                                            -        0                      304
-------------------------------------------------------------------------------------------------------
305          Darque Tan                                    3,100              2/28/00          305
306                                                            -        0                      306
307          NAP                                               -        0                      307
308                                                            -        0                      308
-------------------------------------------------------------------------------------------------------
309                                                            -        0                      309
310                                                            -        0                      310
311          One Heart Day Care                            3,500              5/31/02          311
312          Healthcare Systems of CT-Prime                3,470              7/14/01          312
-------------------------------------------------------------------------------------------------------
313          NAP                                               -        0                      313
314          NAP                                               -        0                      314
315          Havana Banana Cigar Co.                       1,218             10/31/99          315
316          R.H.D.C. International                        5,962              7/31/01          316
-------------------------------------------------------------------------------------------------------
317                                                            -        0                      317
318                                                            -        0                      318
319          Kentlands Hair & Nails, Inc.                  1,367             10/31/02          319
320                                                            -        0                      320
-------------------------------------------------------------------------------------------------------
321                                                            -        0                      321
322          Mailboxes Etc.                                1,600             12/31/02          322
323          NAP                                               -        0                      323
324          Concrete Sealers                              1,115              5/1/01           324
-------------------------------------------------------------------------------------------------------
325                                                            -        0                      325
326          NAP                                               -        0                      326
327          Coldwell Banker (addition)                    2,660              6/14/08          327
328          NAP                                               -        0                      328
-------------------------------------------------------------------------------------------------------
329                                                            -        0                      329
330          Broadman & Hartman                            3,629              3/31/02          330
331                                                            -        0                      331
332                                                            -        0                      332
-------------------------------------------------------------------------------------------------------

333          Accelerate Ohio                               6,000              5/1/00           333
333a         Bell-Haun                                     1,500             12/31/00          333a
333b         Associated Pediatrics                         2,960             12/31/98          333b
-------------------------------------------------------------------------------------------------------

334          NAP                                               -        0                      334
335          NAP                                               -        0                      335
336                                                            -        0                      336
-------------------------------------------------------------------------------------------------------
337                                                            -        0                      337
338          NAP                                               -        0                      338
339                                                            -        0                      339
340          Tropical Seafood Market                       2,700              2/28/03          340
-------------------------------------------------------------------------------------------------------
341          NAP                                               -        0                      341
342                                                            -        0                      342
343                                                            -        0                      343
344          Advanced Credit Control                       2,270              3/31/03          344
-------------------------------------------------------------------------------------------------------
345          Dr. Ruth Constance                            6,436              2/28/00          345
346          China Inn                                     2,550              2/28/06          346
347          U. S. Underwriters                            2,086             10/31/02          347
348                                                            -        0                      348
-------------------------------------------------------------------------------------------------------
349                                                            -        0                      349
350          Druthers                                      2,506              2/28/02          350
351                                                            -        0                      351
352                                                            -        0                      352
-------------------------------------------------------------------------------------------------------
353                                                            -        0                      353
354                                                            -        0                      354
355          Transnation Title Ins. Co.                    2,425             11/30/99          355
356          The Good Earth                                2,000              9/30/01          356
-------------------------------------------------------------------------------------------------------
357          Migreen USA                                     750              4/30/00          357
358          Knowles & King, PC                            6,215             12/31/01          358
359                                                            -        0                      359
360                                                            -        0                      360
-------------------------------------------------------------------------------------------------------
361                                                            -        0                      361
362                                                            -        0                      362
363                                                            -        0                      363
364                                                            -        0                      364
-------------------------------------------------------------------------------------------------------
365          Showbiz Video                                 1,875             11/30/98          365
366                                                            -        0                      366
367          Beth Homes Casting                            3,000              3/1/99           367
368                                                            -        0                      368
-------------------------------------------------------------------------------------------------------

ITALICS indicate mortgage loans secured by multiple properties.

Control                     Loan
No.       Seller            Number         Property Name                                       Property Type
==================================================================================================================================
369       Lehman Brothers   980127004C     IHOP                                                CTL - Retail
370       Lehman Brothers   27             Village Mobile Home Park                            Multifamily - Mobile Home Park
371       Lehman Brothers   971121004      Big Lots Shopping Center                            Retail - Anchored
372       Lehman Brothers   980401016      Tradewinds Mhp                                      Multifamily - Mobile Home Park
----------------------------------------------------------------------------------------------------------------------------------
373       GMAC              GMAC1860       Sam Houston Parkway Office Bldg                     Office
374       GMAC              GMAC2670       38th Ave. Office Building                           Office
375       GMAC              GMAC2660       620 Auto Exchange                                   Retail - Unanchored
376       GMAC              GMAC1810       Eastwood Lake Apartments                            Multifamily - Conventional
----------------------------------------------------------------------------------------------------------------------------------
377       Lehman Brothers   971201019      Southland - Lakecity                                CTL - Retail
378       Lehman Brothers   980311048      Central Self-Storage - Warner                       Self Storage
379       GMAC              GMAC2700       Uniprop - Aster Lake Estates                        Multifamily - Mobile Home Park
380       Lehman Brothers   980303005      Torrey Pines Apartments                             Multifamily - Conventional
----------------------------------------------------------------------------------------------------------------------------------
381       Lehman Brothers   980206001      2610-2614 North Wilmington Avenue (Chief Auto)      Retail - Unanchored
382       GMAC              GMAC1820       233 E. 89th Street                                  Multifamily - Conventional
383       Lehman Brothers   980106033A     Blockbuster Center                                  Retail - Anchored
384       Lehman Brothers   12             Gunbarrel Pointe                                    Retail - Unanchored
----------------------------------------------------------------------------------------------------------------------------------
385       GMAC              GMAC1830       Westcello Apartments                                Multifamily - Conventional
386       Lehman Brothers   980311017      Colton House Apartments                             Multifamily - Conventional
387       Lehman Brothers   980127009      Robinwood II Apartments                             Multifamily - Conventional
388       Lehman Brothers   980106033D     Shops of South Athens Shopping Center               Retail - Anchored
----------------------------------------------------------------------------------------------------------------------------------
389       GMAC              GMAC1840       Hamilton Heights Apartments                         Multifamily - Conventional
390       Lehman Brothers   971113002      A Medical Office Building                           Office
391       Lehman Brothers   971222013      Southgate Apartments                                Multifamily - Conventional
392       GMAC              GMAC3130       Montbello Centre                                    Industrial
----------------------------------------------------------------------------------------------------------------------------------
393       GMAC              GMAC1870       Waters West Plaza                                   Retail - Unanchored
394       Lehman Brothers   971217057      Miller Place S.C.                                   Retail - Unanchored
395       GMAC              GMAC2205       Kennedy Boulevard Apartments                        Multifamily - Conventional
396       Lehman Brothers   971222012      Swartswood Road                                     Multifamily - Conventional
----------------------------------------------------------------------------------------------------------------------------------
397       Lehman Brothers   61             Shurgaurd - Richland                                Self Storage
398       Lehman Brothers   16             Lyndon Lawn MHP                                     Multifamily - Mobile Home Park
399       Lehman Brothers   980127008      Fairmeadow Apartments                               Multifamily - Conventional
400       Lehman Brothers   971203029      Hillcrest Plaza Shopping Center                     Retail - Anchored
----------------------------------------------------------------------------------------------------------------------------------
401       GMAC              GMAC2203       Glenwood Apartments                                 Multifamily - Conventional
402       Lehman Brothers   980309004      Bakers Plaza                                        Retail - Unanchored
403       Lehman Brothers   980324029      Monroe Central Point Center                         Retail - Unanchored
404       Lehman Brothers   980401014      Hazel Hurst Mobile Home Park                        Multifamily - Mobile Home Park
----------------------------------------------------------------------------------------------------------------------------------
405       Lehman Brothers   980317049      58th Street Plaza                                   Retail - Unanchored
406       GMAC              GMAC2552       Robinwood Apartments                                Multifamily - Conventional
407       GMAC              GMAC2201       The Sherwood Apartments                             Multifamily - Conventional
408       GMAC              GMAC2202       Wayne Street Apartments                             Multifamily - Conventional
----------------------------------------------------------------------------------------------------------------------------------


                                                                                        Cross
Control                                                                         Zip     Collateral-   Original       Cut-off Date
No.       Address                                  City                State    Code    ized Groups   Balance ($)    Balance ($)
===================================================================================================================================
369       25340 Madison Avenue                     Murietta            CA       92562   No                1,297,000      1,297,187
370       2705 Hoeke Lane                          Austin              TX       78744   No                1,300,000      1,297,178
371       407-489 North Cannon Boulevard           Kannapolis          NC       28081   No                1,300,000      1,295,839
372       3027 Lindale Pike                        Amelia              OH       45030   No                1,290,000      1,289,230
-----------------------------------------------------------------------------------------------------------------------------------
373       888 Sam Houston Parkway                  Houston             TX       77024   No                1,270,000      1,267,268
374       6499 38th Avenue North                   St Petersburg       FL       33710   No                1,250,000      1,250,000
375       1300 - 1316  Round Rock Avenue           Round Rock          TX       78664   No                1,250,000      1,250,000
376       1102-1120 North East Street              Emporia             KS       66801   No                1,235,000      1,234,169
-----------------------------------------------------------------------------------------------------------------------------------
377       NWC of State Highway 50 and Grand        Clermont            FL       34711   No                1,235,598      1,232,901
            Highway
378       641 East Warner Road                     Chandler            AZ       85225   No                1,225,000      1,224,391
379       3250 West Tennessee Street               Tallahassee         FL       32304   No                1,200,000      1,200,000
380       5106 East FM 517                         Dickinson           TX       77539   No                1,200,000      1,199,245
-----------------------------------------------------------------------------------------------------------------------------------
381       2610-2614 North Wilmington Avenue        Compton             CA       90222   No                1,200,000      1,198,355
382       233 E. 89th Street                       New York            NY       10028   No                1,200,000      1,197,137
383       1251,1253,1255 & 1257 Airport Road       Destin              FL       32541   No                1,200,000      1,193,354
384       2265 Gunbarrel Road                      Chattanooga         TN       37421   No                1,185,000      1,183,610
-----------------------------------------------------------------------------------------------------------------------------------
385       915, 917, 919, & 921 Golf Course Road    Monticello          MN       55362   No                1,180,000      1,177,294
386       20825-20875 Chagrin Boulevard            Shaker Heights      OH       44122   No                1,175,000      1,173,382
387       3900 Pritmore Road #94                   Jacksonville        FL       32257   No                1,160,000      1,157,603
388       2026 South Milledge Avenue               Athens              GA       30605   No                1,150,000      1,148,832
-----------------------------------------------------------------------------------------------------------------------------------
389       1252,1254 & 1256 Barbara Drive           Venice              FL       32601   No                1,150,000      1,148,276
390       612 East Janss Road                      Thousand Oaks       CA       91360   No                1,100,000      1,100,000
391       Arrowhead Court                          Phillipsburg        NJ       08865   No                1,100,000      1,094,099
392       4465 Paris Street                        Denver              CO       80239   No                1,150,000      1,042,405
-----------------------------------------------------------------------------------------------------------------------------------
393       4040 West Waters Avenue                  Tampa               FL       33614   No                1,042,000      1,040,788
394       725 NY State Route 25A                   Miller Place        NY       11764   No                1,025,000      1,023,620
395       1855 Kennedy Boulevard                   Jersey City         NJ       07305   No                1,020,000      1,020,000
396       1 Swartzwood Road                        Newton              NJ       07860   No                1,000,000        998,288
-----------------------------------------------------------------------------------------------------------------------------------
397       55 Aaron Drive                           Richland            WA       99352   No                  992,000        989,949
398       1208 US Route 11                         Hastings            NY       13036   No                  975,000        972,135
399       401 A 31st Avenue, S.E.                  Moultrie            GA       31768   No                  960,000        958,016
400       U.S. Highway 287 and U.S. Highway 70     Vernon              TX       76384   No                  935,000        931,912
-----------------------------------------------------------------------------------------------------------------------------------
401       60 Glenwood Avenue                       Jersey City         NJ       07306   No                  920,000        920,000
402       9538-9554 Foothill Boulevard             Rancho Cucamonga    CA       91730   No                  900,000        898,283
403       1436-1458 West Mound Street              Columbus            OH       43223   No                  875,000        872,944
404       8001 Hamilton Avenue                     Mt. Healthy         OH       45231   No                  830,000        829,498
-----------------------------------------------------------------------------------------------------------------------------------
405       5831-45 South Western Avenue             Chicago             IL       60636   No                  780,000        779,257
406       3133 109th Ln. NW, 10974-10990 Flora St. Coon Rapids         MN       55433   No                  600,000        596,451
407       2280 Kennedy Boulevard                   Jersey City         NJ       07305   No                  500,000        500,000
408       450 - 452 Wayne Street                   Jersey City         NJ       07306   No                  440,000        440,000
-----------------------------------------------------------------------------------------------------------------------------------


          % of          Cumulative                           Master                                        Original    Remaining
          Aggregate     % of Initial            Servicing    Servicing       Interest                      Interest-   Interest-
Control   Cut-off Date  Pool        Mortgage    Fee          Fee             Accrual  Amortization         Only Period Only Period
No.       Balance       Balance     Rate (%)    Rate (%)     Rate (%)        Method   Type                 (Mos.)      (Mos.)
===================================================================================================================================
369           0.05       98.37        7.84628     0.0722        0.0400       30/360   Interest Only..Fully           0          50
                                                                                        Amortizing
370           0.05       98.42        7.2700      0.0922        0.0400       Act/360  Balloon                        0           0
371           0.05       98.47        7.2100      0.0922        0.0400       Act/360  ARD                            0           0
372           0.05       98.52        7.1100      0.0922        0.0400       Act/360  Balloon                        0           0
-----------------------------------------------------------------------------------------------------------------------------------
373           0.05       98.57        7.2900      0.1272        0.0200       Act/360  Balloon                        0           0
374           0.05       98.62        7.3750      0.1272        0.0200       30/360   Balloon                        0           0
375           0.05       98.67        7.5000      0.1272        0.0200       Act/360  Balloon                        0           0
376           0.05       98.72        7.1250      0.1272        0.0200       Act/360  Balloon                        0           0
-----------------------------------------------------------------------------------------------------------------------------------
377           0.05       98.77        7.8400      0.0722        0.0400       30/360   Step                           0           0
378           0.05       98.82        7.7100      0.0922        0.0400       Act/360  Balloon                        0           0
379           0.05       98.86        6.3500      0.0422        0.0200       Act/360  ARD                            0           0
380           0.05       98.91        6.9800      0.1422        0.0400       Act/360  Balloon                        0           0
-----------------------------------------------------------------------------------------------------------------------------------
381           0.05       98.96        7.2300      0.1422        0.0400       Act/360  Balloon                        0           0
382           0.05       99.00        6.9400      0.1272        0.0200       Act/360  Balloon                        0           0
383           0.05       99.05        7.3700      0.0922        0.0400       30/360   Fully Amortizing               0           0
384           0.05       99.10        7.8400      0.0922        0.0400       Act/360  Balloon                        0           0
-----------------------------------------------------------------------------------------------------------------------------------
385           0.05       99.14        7.0000      0.1272        0.0200       Act/360  Balloon                        0           0
386           0.05       99.19        7.2100      0.0922        0.0400       Act/360  Balloon                        0           0
387           0.05       99.24        7.0300      0.0922        0.0400       Act/360  Balloon                        0           0
388           0.05       99.28        7.1100      0.0922        0.0400       Act/360  Balloon                        0           0
-----------------------------------------------------------------------------------------------------------------------------------
389           0.05       99.33        7.2800      0.1272        0.0200       Act/360  Balloon                        0           0
390           0.04       99.37        7.3200      0.1422        0.0400       Act/360  Balloon                        0           0
391           0.04       99.41        7.0500      0.0922        0.0400       Act/360  Balloon                        0           0
392           0.04       99.46        9.1250      0.1572        0.0300       30/360   Balloon                        0           0
-----------------------------------------------------------------------------------------------------------------------------------
393           0.04       99.50        7.3750      0.1272        0.0200       30/360   Balloon                        0           0
394           0.04       99.54        7.3000      0.0922        0.0400       Act/360  Balloon                        0           0
395           0.04       99.58        6.9000      0.1272        0.0200       Act/360  Balloon                        0           0
396           0.04       99.62        7.0500      0.0922        0.0400       Act/360  Balloon                        0           0
-----------------------------------------------------------------------------------------------------------------------------------
397           0.04       99.66        7.5300      0.0922        0.0400       Act/360  Balloon                        0           0
398           0.04       99.69        7.6400      0.0922        0.0400       Act/360  Balloon                        0           0
399           0.04       99.73        7.0300      0.0922        0.0400       Act/360  Balloon                        0           0
400           0.04       99.77        7.0500      0.0922        0.0400       Act/360  ARD                            0           0
-----------------------------------------------------------------------------------------------------------------------------------
401           0.04       99.81        6.9000      0.1272        0.0200       Act/360  Balloon                        0           0
402           0.04       99.84        7.3300      0.1422        0.0400       Act/360  Balloon                        0           0
403           0.03       99.88        7.2600      0.0922        0.0400       30/360   Balloon                        0           0
404           0.03       99.91        7.1100      0.0922        0.0400       Act/360  Balloon                        0           0
-----------------------------------------------------------------------------------------------------------------------------------
405           0.03       99.94        7.4000      0.0922        0.0400       Act/360  Balloon                        0           0
406           0.02       99.96        6.5700      0.1272        0.0200       30/360   Fully Amortizing               0           0
407           0.02       99.98        6.9000      0.1272        0.0200       Act/360  Balloon                        0           0
408           0.02      100.00        6.9000      0.1272        0.0200       Act/360  Balloon                        0           0
-----------------------------------------------------------------------------------------------------------------------------------


                     Remaining
          Term to    Term to     Original      Remaining                                    Balloon
Control   Maturity   Maturity    Amortization  Amortization  Origination   Maturity         or ARD
No.       (Mos.)     (Mos.)      Term (Mos.)   Term (Mos.)   Date          or ARD           Balance ($)
==========================================================================================================
369         275          274           275         274            6/4/98       6/1/21             -
370         119          117           300         298            5/22/98      5/1/08      1,051,658
371         120          117           300         297            4/16/98      5/1/08      1,047,085
372         120          119           362         361            6/24/98      7/1/08      1,130,407
----------------------------------------------------------------------------------------------------------
373          84           81           360         357            4/3/98       5/1/05      1,164,587
374         120          120           360         360            7/15/98      8/10/08     1,081,929
375         120          120           300         300            7/6/98       8/1/08        999,468
376         120          119           360         359            6/16/98      7/1/08      1,065,519
----------------------------------------------------------------------------------------------------------
377         177          176           177         176            6/17/98      4/1/13             -
378          84           83           360         359            6/2/98       7/1/05      1,140,939
379         126          126           360         360            7/13/98      2/10/09     1,003,494
380          60           59           360         359            6/24/98      7/1/03      1,136,482
----------------------------------------------------------------------------------------------------------
381         144          142           360         358            5/29/98      6/1/10      1,008,341
382         120          117           357         354            4/15/98      5/1/08      1,026,573
383         240          237           240         237            4/2/98       5/1/18             -
384         120          118           360         358            5/6/98       6/1/08      1,055,955
----------------------------------------------------------------------------------------------------------
385         120          117           360         357            4/30/98      5/1/08      1,015,097
386         120          118           360         358            5/18/98      6/1/08      1,030,604
387         120          117           360         357            4/3/98       5/1/08      1,012,806
388         120          119           300         299            6/3/98       7/1/08        923,381
----------------------------------------------------------------------------------------------------------
389         120          118           360         358            5/12/98      6/1/08        995,718
390         120          120           360         360            7/6/98       8/1/08        967,533
391          60           57           240         237            4/7/98       5/1/03        955,976
392          84           32           240         188            3/30/94      4/1/01        951,754
----------------------------------------------------------------------------------------------------------
393         120          119           300         299            6/29/98      7/10/08       827,869
394         120          118           360         358            5/28/98      6/1/08        901,131
395         120          120           360         360            7/9/98       8/1/08        875,378
396         120          119           240         239            7/1/98       7/1/08        682,182
----------------------------------------------------------------------------------------------------------
397         120          118           300         298            5/28/98      6/1/08        806,656
398         120          117           300         297            4/27/98      5/1/08        795,590
399         120          117           360         357            4/3/98       5/1/08        838,183
400         120          117           300         297            4/9/98       5/1/08        749,377
----------------------------------------------------------------------------------------------------------
401         120          120           360         360            7/9/98       8/1/08        789,558
402         120          117           360         357            4/30/98      5/1/08        791,970
403         120          117           360         357            4/14/98      5/1/08        755,387
404         120          119           360         359            6/24/98      7/1/08        726,190
----------------------------------------------------------------------------------------------------------
405         120          119           300         299            6/10/98      7/1/08        631,882
406         120          119           120         119            6/29/98      7/1/08             -
407         120          120           360         360            7/9/98       8/1/08        429,103
408         120          120           360         360            7/9/98       8/1/08        377,615
----------------------------------------------------------------------------------------------------------


                                       Annual          Underwritten   Underwritten
Control                                Debt            Net Cash       NCF            Appraised         Appraisal
No.       Prepayment Provisions        Service ($)     Flow ($)       DSCR (x)       Value ($)         Date
====================================================================================================================
369       L(10),D(12.91)                  101,781          105,750             1.04    1,400,000            4/1/98
370       L(5),YM1%(4.667),O(.25)         112,959          178,517             1.58    1,760,000            3/12/98
371       L(4),D(5.75),O(.25)             112,356          185,890             1.65    1,800,000            1/29/98
372       L(4),D(5.75),O(.25)             104,015          174,594             1.68    1,925,000            1/2/98
--------------------------------------------------------------------------------------------------------------------
373       YM1%(6.5),O(.5)                 105,500          107,175             1.32    2,200,000            3/5/98
374       L(2),D(7.5),O(.5)               103,601          154,577             1.49    1,800,000            4/17/98
375       L(2),D(7.5),O(.5)               111,923          164,881             1.47    1,700,000            4/15/98
376       L(2.083),D(7.417),O(.5)         100,902          130,323             1.29    1,700,000            3/3/98
--------------------------------------------------------------------------------------------------------------------
377       L(7),D(7.75)                    129,233          133,119             1.03    1,500,000            3/9/98
378       L(2.5),5%(1.5),4%(1),3%(1.75),  104,907          140,006             1.33    2,350,000            4/7/98
            0(.25)
379       L(2),D(7.75),O(.75)              90,479           95,584             1.06    2,000,000            5/1/98
380       L(2.08),D(2.67),O(.25)           95,610          133,742             1.40    1,500,000            2/12/98
--------------------------------------------------------------------------------------------------------------------
381       L(4),D(7.75),O(.25)              98,038          138,998             1.42    1,590,000           12/15/97
382       YM1%(9.5),O(.5)                  96,514          131,200             1.36    1,500,000            2/12/98
383       L(10),D(9.75),O(.25)            114,863          165,054             1.44    1,610,000            1/14/98
384       L(5),YM1%(4.75),O(.25)          102,760          122,658             1.19    1,770,000            2/18/98
--------------------------------------------------------------------------------------------------------------------
385       L(2.25),D(7.25),O(.5)            95,196          124,991             1.31    1,475,000            3/3/98
386       L(4),D(5.75),O(.25)              95,805          129,743             1.35    1,500,000            2/4/98
387       L(4),D(5.75),O(.25)              92,891          118,288             1.27    1,450,000            2/18/98
388       L(5),D(4.75),O(.25)              98,506          126,727             1.29    1,850,000            1/7/98
--------------------------------------------------------------------------------------------------------------------
389       L(2.167),D(7.333),O(.5)          95,425          134,635             1.41    1,550,000            3/4/98
390       L(4),YM1%(5.75),O(.25)           90,675          133,704             1.47    1,550,000           12/12/97
391       L(2.5),D(2),O(.5)               102,736          138,156             1.34    1,650,000            2/13/98
392       L(2),YM1%(4.75),O(.25)          125,274          195,682             1.56    2,790,000            7/9/98
--------------------------------------------------------------------------------------------------------------------
393       L(2.083),D(7.417),O(.5)          91,389          123,924             1.36    1,440,000            2/17/98
394       L(4),D(5.75),O(.25)              84,325          116,654             1.38    1,375,000            2/10/98
395       L(2),D(7.5),O(.5)                81,442          111,790             1.37    1,275,000            4/27/98
396       L(4),D(5.5),O(.5)                93,396          119,747             1.28    1,495,000            6/1/98
--------------------------------------------------------------------------------------------------------------------
397       L(6),YM1%(3.75),O(.25)           88,202          110,287             1.25    1,240,000            1/21/98
398       L(5),YM1%(4.75),O(.25)           87,530          104,664             1.20    1,300,000            2/2/98
399       L(4),D(5.75),O(.25)              76,875          113,836             1.48    1,200,000            3/3/98
400       L(4),D(5.75),O(.25)              79,659          122,917             1.54    1,400,000            1/26/98
--------------------------------------------------------------------------------------------------------------------
401       L(2),D(7.5),O(.5)                73,457          106,997             1.46    1,150,000            4/27/98
402       L(4),D(5.75),O(.25)              74,262          100,739             1.36    1,200,000            3/2/98
403       L(5),D(4.5),O(.5)                71,700           93,881             1.31    1,200,000            1/22/98
404       L(4),D(5.75),O(.25)              67,002          104,293             1.56    1,200,000            1/2/98
--------------------------------------------------------------------------------------------------------------------
405       L(4),D(5.75),O(.25)              68,562           93,052             1.36    1,050,000            4/9/98
406       L(2.083),D(7.417),O(.5)          82,011          270,749             3.30    3,900,000            5/11/98
407       L(2),D(7.5),O(.5)                39,923           67,701             1.70      625,000            4/27/98
408       L(2),D(7.5),O(.5)                35,132           55,345             1.58      550,000            4/27/98
--------------------------------------------------------------------------------------------------------------------


          Cut-off    Scheduled                                                               Cut-off
          Date       Maturity                                            Sq. Ft., Units,     Sq. Ft, Unit  Occupancy
Control   LTV        ARD Date     Year                Year               Beds, Pads          Bed, Pad      Percentage
No.       (%)        LTV (%)      Built               Renovated          or Rooms            or Room ($)   (%)
========================================================================================================================
369           92.7        0.0     1997                N/A                       5,000 Sq Ft      259.44         100.0
370           73.7       59.8     1984                                            104  Pads   12,472.87          96.2
371           72.0       58.2     1970                N/A                      67,200 Sq Ft       19.28         100.0
372           67.0       58.7     1971                1978                        137  Pads    9,410.44          97.0
------------------------------------------------------------------------------------------------------------------------
373           44.4       40.9     1980                NAP                      46,821 Sq Ft       27.07          93.0
374           69.4       60.1     1973                NAP                      19,560 Sq Ft       63.91         100.0
375           73.5       58.8     1979 & 1982         NAP                       9,057 Sq Ft      138.01         100.0
376           72.6       62.7     1984                Ongoing Upgrades             80 Units   15,427.11          99.0
------------------------------------------------------------------------------------------------------------------------
377           82.2        0.0     1998                N/A                       2,940 Sq Ft      419.35         100.0
378           52.1       48.6     1996                N/A                      62,600 Sq Ft       19.56          77.6
379           60.0       50.2     1968                NAP                         193  Pads    6,217.62          84.0
380           80.0       75.8     1972                1997                         58 Units   20,676.64          98.3
------------------------------------------------------------------------------------------------------------------------
381           75.4       63.4     1997                N/A                       9,850 Sq Ft      121.66         100.0
382           79.8       68.4     1920                1996                         19 Units   63,007.22         100.0
383           74.1        0.0     1996                N/A                      11,068 Sq Ft      107.82         100.0
384           66.9       59.7     1997                                         11,456 Sq Ft      103.32          80.5
------------------------------------------------------------------------------------------------------------------------
385           79.8       68.8     1985,1986           1997                         48 Units   24,526.95         100.0
386           78.2       68.7     1947-1948           N/A                          45 Units   26,075.15         100.0
387           79.8       69.9     1980                N/A                          78 Units   14,841.07          91.0
388           62.1       49.9     1982                N/A                      49,548 Sq Ft       23.19          88.4
------------------------------------------------------------------------------------------------------------------------
389           74.1       64.2     1983                NAP                          42 Units   27,339.90         100.0
390           71.0       62.4     1974                1994                      6,250 Sq Ft      176.00         100.0
391           66.3       57.9     1960's              1990's                       49 Units   22,328.55          95.9
392           37.4       34.1     1984                                         62,584 Sq Ft       16.66         100.0
------------------------------------------------------------------------------------------------------------------------
393           72.3       57.5     1979                                         24,452 Sq Ft       42.56         100.0
394           74.5       65.5     1988                N/A                      18,692 Sq Ft       54.76         100.0
395           80.0       68.7     1901                Ongoing                      45 Units   22,666.67          98.0
396           66.8       45.6     1964                N/A                          33 Units   30,251.15          96.9
------------------------------------------------------------------------------------------------------------------------
397           79.8       65.1     1976,80                                      36,597 Sq Ft       27.05          54.4
398           74.8       61.2     1965                                             85  Pads   11,436.88          96.5
399           79.8       69.9     1984                N/A                          71 Units   13,493.19          93.0
400           66.6       53.5     1976                N/A                      76,400 Sq Ft       12.20          93.0
------------------------------------------------------------------------------------------------------------------------
401           80.0       68.7     1903                Not Applicable               46 Units   20,000.00         100.0
402           74.9       66.0     1980                N/A                      15,150 Sq Ft       59.29          89.8
403           72.8       63.0     1967                1979                     11,330 Sq Ft       77.05         100.0
404           69.1       60.5     1960s               N/A                          98  Pads    8,464.27          95.9
------------------------------------------------------------------------------------------------------------------------
405           74.2       60.2     1926                1987                     14,338 Sq Ft       54.35         100.0
406           15.3        0.0     1970                Not Applicable              120 Units    4,970.42          93.0
407           80.0       68.7     1915                Not Applicable               25 Units   20,000.00         100.0
408           80.0       68.7     1915                Not Applicable               20 Units   22,000.00         100.0
------------------------------------------------------------------------------------------------------------------------


                                                     Annual                                                          Largest
                                                     Replacement      Annual                                         Tenant Area
Control   Occupancy          Ownership               Reserve          TI/LC                                          Leased
No.       Date               Interest                Deposit          Deposit     Largest Tenant Name                (Sq. Ft.)
================================================================================================================================
369           4/7/97         Fee Simple                   1,250            -      IHOP                                 5,000
370           4/22/98        Fee Simple                   5,779            -      N/A                                      -
371           2/1/98         Fee Simple                  10,080       15,000      Big Lots                            42,000
372           3/30/98        Fee Simple                   6,852            -      N/A                                      -
--------------------------------------------------------------------------------------------------------------------------------
373           3/18/98        Fee Simple                   7,023       33,600      Epsey, Hutson & Associates           8,332
374           5/1/98         Fee Simple                   7,824            -      NCS Healthcare                       2,872
375           3/2/98         Fee Simple                   1,630       11,633      7-11                                 2,777
376           5/1/98         Fee Simple                  21,200            -      NAP                                      -
--------------------------------------------------------------------------------------------------------------------------------
377           1/7/98         Fee Simple                     450            -      The Southland Corporation            2,940
378           4/30/98        Fee Simple                  10,200            -      N/A                                      -
379           4/25/98        Fee Simple                       -            -      NAP                                      -
380           3/21/98        Fee Simple                  11,600            -      N/A                                      -
--------------------------------------------------------------------------------------------------------------------------------
381           2/9/98         Fee Simple                   1,516        3,260      Chief Auto Parts, Inc.               6,000
382           3/13/98        Fee Simple                       -            -      NAP                                      -
383           2/11/98        Fee Simple                   1,770        6,000      Blockbuster Videos, Inc.             6,500
384           2/5/98         Fee Simple                   1,718            -      Hollywood Video                      6,656
--------------------------------------------------------------------------------------------------------------------------------
385           3/31/98        Fee Simple                  13,440            -      NAP                                      -
386           4/24/98        Fee Simple                       -            -      N/A                                      -
387           2/1/98         Fee Simple                  14,898            -      N/A                                      -
388           2/3/98         Fee Simple                   4,955       15,000      Bi-Lo                               25,298
--------------------------------------------------------------------------------------------------------------------------------
389           5/7/98         Fee Simple                  12,451            -      NAP                                      -
390           2/10/98        Fee Simple                   2,904        6,300      Community Medical Group              6,250
391           2/2/98         Fee Simple                  14,976            -      N/A                                      -
392           1/19/98        Fee Simple                   9,600            -      Commercial Testing & Engineering    21,629
--------------------------------------------------------------------------------------------------------------------------------
393           4/1/98         Fee Simple                   5,135       18,685      Charlie's                            5,000
394           5/21/98        Fee Simple                   2,804        8,411      Tusc Co. Laundromat                  2,600
395           4/21/98        Fee Simple                  11,250            -      NAP                                      -
396           6/23/98        Fee Simple                   9,152            -      N/A                                      -
--------------------------------------------------------------------------------------------------------------------------------
397          12/31/97        Fee Simple                   8,422            -      N/A                                      -
398           2/1/98         Fee Simple                   4,250            -      N/A                                      -
399           2/1/98         Fee Simple                  18,105            -      N/A                                      -
400           1/31/98        Fee Simple                  11,460       27,252      Alco                                34,662
--------------------------------------------------------------------------------------------------------------------------------
401           5/20/98        Fee Simple                  11,500            -      NAP                                      -
402           2/16/98        Fee Simple                   4,272        8,258      Learning Tree                        4,030
403           3/24/98        Fee Simple                   5,664        6,000      Ohio Vision Group                    4,057
404          12/15/97        Fee Simple                   4,900            -      N/A                                      -
--------------------------------------------------------------------------------------------------------------------------------
405           4/28/98        Fee Simple                   2,868            -      Currency Exchange                    4,260
406           6/26/98        Fee Simple                       -            -      NAP                                      -
407           5/20/98        Fee Simple                   7,692            -      NAP                                      -
408           5/20/98        Fee Simple                   5,233            -      NAP                                      -
--------------------------------------------------------------------------------------------------------------------------------


          Largest                                               Second            Second
          Tenant                                                Largest           Largest Tenant
Control   Lease               Second                            Tenant Area       Lease Exp.
No.       Exp. Date           Largest Tenant Name               Leased (Sq. Ft.)  Date
===================================================================================================
369                10/31/22                                               -       0
370       0                                                               -       0
371                 5/31/00   Dollar General                          7,200             3/31/00
372       0                                                               -       0
-----------------------------------------------------------------------------------------------
373                 7/31/99   Federal Financial Services              3,421             1/31/01
374                12/31/99   Center Pharmacy - Edward Meyer          2,772             9/30/02
375                 9/30/03   620 Florists                            1,980             1/31/03
376       0                   NAP                                         -       0
-----------------------------------------------------------------------------------------------
377                 3/31/13                                               -       0
378       0                                                               -       0
379       0                   NAP                                         -       0
380       0                                                               -       0
-----------------------------------------------------------------------------------------------
381                 9/30/07   Spincycle, Inc.                         3,850             9/30/07
382       0                   NAP                                         -       0
383                 4/30/06   Little Caesars                          1,858             5/31/06
384                 2/1/12    Blimpie                                 1,600            12/21/06
-----------------------------------------------------------------------------------------------
385       0                   NAP                                         -       0
386       0                                                               -       0
387       0                                                               -       0
388                 8/31/02   Dolgencorp, Inc.                        8,450             9/30/99
-----------------------------------------------------------------------------------------------
389       0                   NAP                                         -       0
390                 7/31/04   N/A                                         -       0
391       0                                                               -       0
392                 9/30/02   United Aerodynamics Corp               10,695             8/31/98
-----------------------------------------------------------------------------------------------
393                 3/25/03   Sergio's Restaurant                     2,700             4/1/01
394                 5/31/08   Lori-Co, Inc.                           2,576             4/30/02
395       0                   NAP                                         -       0
396       0                                                               -       0
-----------------------------------------------------------------------------------------------
397       0                                                               -       0
398       0                                                               -       0
399       0                                                               -       0
400                 2/28/02   C. R. Anthony Company                  15,000            11/12/05
-----------------------------------------------------------------------------------------------
401       0                   NAP                                         -       0
402       0                   Bakers' Tacos & Burgers                 3,500             1/18/05
403                 4/30/00   National City Bank                      3,782             7/31/99
404       0                                                               -       0
-----------------------------------------------------------------------------------------------
405                 9/30/07   University of Chicago                   3,980             6/30/04
406       0                   NAP                                         -       0
407       0                   NAP                                         -       0
408       0                   NAP                                         -       0
-----------------------------------------------------------------------------------------------


                                                      Third             Third
                                                      Largest           Largest Tenant
Control      Third                                    Tenant Area       Lease Exp.             Control
No.          Largest Tenant Name                      Leased (Sq. Ft.)  Date                   No.
=======================================================================================================
369                                                             -       0                       369
370                                                             -       0                       370
371           Napa                                          4,200             4/30/02           371
372                                                             -       0                       372
--------------------------------------------------------------------------------------------------------
373           Printers Boutique                             3,181             9/30/00           373
374           Retina Associates of Florida                  2,713             5/11/00           374
375           Comet 1 Cleaners                              1,460             9/30/03           375
376           NAP                                               -       0                       376
--------------------------------------------------------------------------------------------------------
377                                                             -       0                       377
378                                                             -       0                       378
379           NAP                                               -       0                       379
380                                                             -       0                       380
--------------------------------------------------------------------------------------------------------
381                                                             -       0                       381
382           NAP                                               -       0                       382
383           Healthy Living, Inc.                          1,404             5/31/01           383
384           GTE Cellular                                    960       0                       384
--------------------------------------------------------------------------------------------------------
385           NAP                                               -       0                       385
386                                                             -       0                       386
387                                                             -       0                       387
388           TCI Cable Company                             3,100             5/31/01           388
--------------------------------------------------------------------------------------------------------
389           NAP                                               -       0                       389
390                                                             -       0                       390
391                                                             -       0                       391
392           Commercial testing and Engineering            9,060            12/31/98           392
--------------------------------------------------------------------------------------------------------
393           Creighton's Healthcare                        2,700             1/11/20           393
394           Ace Beauty Supplies                           2,208             1/31/04           394
395           NAP                                               -       0                       395
396                                                             -       0                       396
--------------------------------------------------------------------------------------------------------
397                                                             -       0                       397
398                                                             -       0                       398
399                                                             -       0                       399
400           Video Fun Factory                             9,000            12/25/00           400
--------------------------------------------------------------------------------------------------------
401           NAP                                               -       0                       401
402           True Authority Faith                          1,800             1/31/99           402
403           Long John Silver's                            1,920            11/30/99           403
404                                                             -       0                       404
--------------------------------------------------------------------------------------------------------
405           Rent A Center                                 3,298             8/31/99           405
406           NAP                                               -       0                       406
407           NAP                                               -       0                       407
408           NAP                                               -       0                       408
--------------------------------------------------------------------------------------------------------

GMAC Commercial Mortgage Securities, Inc. Mortgage Pass Through Certificates Series 1998-C2

                                                                        Original         Remaining
                                                                        Interest-Only    Interest-Only
Control                                                                 Period           Period        Amortization
No.       Property Name                                                 (months)         (months)      Type
====================================================================================================================
1         OPERS Factory Outlet Portfolio                                                               ARD
2         Arden                                                               57           56          ARD
3         Boykin                                                              23           21          ARD
4         South Towne Center and South Towne Marketplace                     120          120          ARD
5         Grove Property Trust                                               120          118          ARD
6         The Bellevue                                                                                 Balloon
7         Citation Club Apartments                                                                     Balloon
8         Ocean Towers Cooperative Apartments                                  7           7           Fully Amortizing
9         Village Apartments/Corners Apartments                                                        Balloon
10        Gates of McLean Apartments                                         120          120          Balloon
11        Uniprop - Jamaica Bay West                                                                   ARD
12        D'Amato Portfolio                                                                            Fully Amortizing
13        Crowne Plaza Hotel                                                                           Balloon
14        Alternative Living Services, Inc.                                                            Balloon
15        Peak Medical of Montana, Inc.                                                                Balloon
16        Latigo at Silverado Ranch Apartments                                                         Balloon
17        El Monte Shopping Center                                                                     Balloon
18        50 West 23rd Street                                                 49           48          Balloon
19        150-56 Broadway                                                                              Balloon
20        Copper Sands Apartments                                                                      ARD
21        Uniprop - Pennwood Crossing                                                                  ARD
22        Manzanita Gate Apartments                                                                    Balloon
23        Livingston Retail Center                                                                     Balloon
24        Wellington Apartments                                                                        Balloon
25        Sinclair Road Distribution Center                                                            ARD
26        University Plaza Shopping Center                                                             Balloon
27        Uniprop - Boulder Meadows                                                                    ARD
28        Posada Vallarta Apartments                                                                   Balloon
29        Brandywine - Laurelton Village                                                               Balloon
30        Hampton Plaza Healthcare Center                                                              Balloon
31        Beckstrand-Healthrider Building                                                              Balloon
32        Greenwood Inn                                                                                ARD
33        Brandywine - Bey Lea Village                                                                 Balloon
35        Saratoga Apartments                                                                          Balloon
36        Breckenridge Shopping Center                                                                 Balloon
37        Waterloo Place Apartments                                                                    Balloon
38        Brandywine-Whiting Health Care Center                                                        Balloon
39        Marlton Crossing Shopping Center Phase I                            60           59          Balloon
40        Residence Inn by Marriott                                                                    Balloon
41        Cherokee Plaza Shopping Center                                                               Balloon
42        River Oaks Apartments                                                                        Balloon
43        Brandywine - Meadowview Nursing                                                              Balloon
44        Sam's Wholesale Club                                                                         Balloon
45        La Mesa Gateway Center                                                                       Balloon
46        Simi Valley Business Center                                                                  Balloon
47        ESAB Corporation                                                                             Balloon
48        K-Mart (Maui, Hawaii)                                                                        Balloon
50        Circuit City                                                                                 Fully Amortizing
51        The Hallmark Suites Hotel                                                                    ARD
53        Campus Plaza Shopping Center                                                                 Balloon
54        Heritage Vista Apartments                                                                    Balloon
55        Harmon Meadow Plaza                                                                          Balloon
56        Tab Warehouse                                                                                Balloon
57        Executive Centre at Hooks Lane                                                               Balloon
58        New Harbour Mall                                                                             Balloon
59        Dubuque Five Flags Holiday Inn                                                               ARD
60        Highland Manor Manufactured Homes                                                            ARD
61        Grand Summit Hotel                                                                           ARD
62        Hartford Run Apartments                                                                      Balloon
63        Courtyard By Marriott                                                                        Balloon
64        Lynnhaven Nursing Center                                                                     Balloon
65        Abbot Road Plaza                                                                             Balloon
66        Fountains of Plantation Office Park                                                          Balloon
67        Cherry Hill Townhouses                                                                       Balloon
68        Circuit City                                                                                 Fully Amortizing
69        Redford Park Apartments                                                                      Balloon
70        Grand Plaza                                                                                  Balloon
                                                                                                       Balloon/
Control                                                             Cut-off Date         Monthly       ARD
No.       Property Name                                              Balance ($)         P&I ($)       Balance ($)
====================================================================================================================
1         OPERS Factory Outlet Portfolio                           $ 199,846,047     $ 1,288,898       $ 170,351,005
2         Arden                                                      136,100,000         775,045         124,441,148
3         Boykin                                                     130,000,000         910,537         110,251,602
4         South Towne Center and South Towne Marketplace              64,000,000         357,430          64,000,000
5         Grove Property Trust                                        63,000,000         345,975          63,000,000
6         The Bellevue                                                46,463,602         329,903          39,115,070
7         Citation Club Apartments                                    45,200,000         289,152          38,429,649
8         Ocean Towers Cooperative Apartments                         45,000,000         328,613                   0
9         Village Apartments/Corners Apartments                       38,472,281         255,147          33,009,614
10        Gates of McLean Apartments                                  36,500,000         191,017          36,500,000
11        Uniprop - Jamaica Bay West                                  30,000,000         188,497          25,087,370
12        D'Amato Portfolio                                           28,470,701         210,417                   0
13        Crowne Plaza Hotel                                          26,950,989         203,856          18,156,101
14        Alternative Living Services, Inc.                           25,000,000         178,009          19,705,141
15        Peak Medical of Montana, Inc.                               24,642,722         187,231          19,840,970
16        Latigo at Silverado Ranch Apartments                        23,023,619         153,475          19,777,969
17        El Monte Shopping Center                                    21,465,000         142,822          18,421,575
18        50 West 23rd Street                                         21,000,000         152,919          19,285,050
19        150-56 Broadway                                             20,958,730         142,830          16,236,227
20        Copper Sands Apartments                                     20,369,613         139,368          17,957,988
21        Uniprop - Pennwood Crossing                                 19,000,000         119,381          15,888,668
22        Manzanita Gate Apartments                                   18,900,000         128,667          14,113,313
23        Livingston Retail Center                                    18,361,581         122,292          14,078,471
24        Wellington Apartments                                       18,221,009         122,679          15,699,697
25        Sinclair Road Distribution Center                           16,706,602         116,889          14,793,961
26        University Plaza Shopping Center                            15,790,536         106,608          13,834,724
27        Uniprop - Boulder Meadows                                   15,000,000          94,248          12,543,684
28        Posada Vallarta Apartments                                  14,978,305          99,896          13,087,792
29        Brandywine - Laurelton Village                              14,403,335         107,211          11,515,799
30        Hampton Plaza Healthcare Center                             14,385,965         108,895          11,559,936
31        Beckstrand-Healthrider Building                             14,290,138          96,429          12,310,289
32        Greenwood Inn                                               13,939,592         106,517           8,695,260
33        Brandywine - Bey Lea Village                                13,751,332         102,357          10,994,507
35        Saratoga Apartments                                         12,969,890          86,998           7,472,785
36        Breckenridge Shopping Center                                12,562,050          87,216          10,912,063
37        Waterloo Place Apartments                                   12,491,113          83,266          10,730,235
38        Brandywine-Whiting Health Care Center                       12,487,350          92,949           9,983,924
39        Marlton Crossing Shopping Center Phase I                    11,650,000          81,984          10,615,035
40        Residence Inn by Marriott                                   10,977,477          81,862           8,958,146
41        Cherokee Plaza Shopping Center                              10,792,577          69,547           9,339,678
42        River Oaks Apartments                                       10,492,932          71,489           9,059,074
43        Brandywine - Meadowview Nursing                             10,489,374          78,077           8,386,497
44        Sam's Wholesale Club                                        10,502,794          93,048             148,908
45        La Mesa Gateway Center                                      10,150,000          72,789           7,786,125
46        Simi Valley Business Center                                  9,261,079          64,598           8,043,126
47        ESAB Corporation                                             9,222,323          68,658           8,187,961
48        K-Mart (Maui, Hawaii)                                        9,220,000           Step*           4,453,411
50        Circuit City                                                 8,436,432          69,887                   0
51        The Hallmark Suites Hotel                                    8,335,649          64,139           3,172,560
53        Campus Plaza Shopping Center                                 8,200,000          55,883           7,197,674
54        Heritage Vista Apartments                                    7,983,940          53,979           7,005,134
55        Harmon Meadow Plaza                                          7,800,000          56,301           6,173,924
56        Tab Warehouse                                                7,735,728          53,977           6,842,394
57        Executive Centre at Hooks Lane                               7,700,000          52,006           6,742,998
58        New Harbour Mall                                             7,585,064          51,691           6,668,779
59        Dubuque Five Flags Holiday Inn                               7,584,785          59,894           6,124,489
60        Highland Manor Manufactured Homes                            7,500,000          47,124           6,271,842
61        Grand Summit Hotel                                           7,492,092          54,731           5,921,005
62        Hartford Run Apartments                                      7,488,494          50,076           6,551,800
63        Courtyard By Marriott                                        7,474,244          60,236           5,191,605
64        Lynnhaven Nursing Center                                     6,833,466          52,182           4,326,178
65        Abbot Road Plaza                                             6,781,591          48,281           6,316,398
66        Fountains of Plantation Office Park                          6,770,516          49,414           5,493,079
67        Cherry Hill Townhouses                                       6,745,767          44,863           5,887,051
68        Circuit City                                                 6,710,798          55,592                   0
69        Redford Park Apartments                                      6,600,000          44,411           5,679,005
70        Grand Plaza                                                  6,596,059          44,577           5,780,574

                                                                                                                        Remaining
                                                                                                 Original               Term
                                                                                                 Amortization           to ARD
Control                                                                               Mortgage   Term        Seasoning  or Maturity
No.         Property Name                                          ARD     Maturity   Rate (%)   (months)     (months)  (months)
===================================================================================================================================
1           OPERS Factory Outlet Portfolio                       7/10/08   7/10/28    6.59000      360           1       119
2           Arden                                                4/16/08   4/16/28    6.74000      300           1       117
3           Boykin                                                6/2/08    6/2/23    6.90000      300           2       118
4           South Towne Center and South Towne Marketplace       8/10/08   8/10/33    6.61000        0           0       120
5           Grove Property Trust                                  6/1/08    6/1/33    6.59000        0           2       118
6           The Bellevue                                                    7/1/08    7.33000      324           1       119
7           Citation Club Apartments                                       8/10/08    6.61600      360           0       120
8           Ocean Towers Cooperative Apartments                            8/10/23    7.27000      293           0       300
9           Village Apartments/Corners Apartments                           7/1/08    6.86000      360           1       119
10          Gates of McLean Apartments                                     8/10/08    6.28000        0           0       120
11          Uniprop - Jamaica Bay West                           2/10/09   8/10/28    6.35000      360           0       126
12          D'Amato Portfolio                                              7/10/23    7.38000      300           1       299
13          Crowne Plaza Hotel                                              7/1/08    6.66000      240           1       119
14          Alternative Living Services, Inc.                               8/1/08    6.98000      300           0       120
15          Peak Medical of Montana, Inc.                                   6/1/08    7.68000      300           2       118
16          Latigo at Silverado Ranch Apartments                            7/1/08    6.91000      360           1       119
17          El Monte Shopping Center                                        8/1/08    6.90000      360           0       120
18          50 West 23rd Street                                             8/1/07    7.33000      300           1       108
19          150-56 Broadway                                                 5/1/13    7.22000      360           3       177
20          Copper Sands Apartments                              12/1/07   12/1/27    7.21704      354           2       112
21          Uniprop - Pennwood Crossing                          2/10/09   8/10/28    6.35000      360           0       126
22          Manzanita Gate Apartments                                      8/10/13    7.12500      360           0       180
23          Livingston Retail Center                                        5/1/13    6.99000      360           3       177
24          Wellington Apartments                                           6/1/08    7.00000      360           2       118
25          Sinclair Road Distribution Center                     4/1/08    4/1/28    7.48000      360           4       116
26          University Plaza Shopping Center                                7/1/08    7.14000      360           1       119
27          Uniprop - Boulder Meadows                            2/10/09   8/10/28    6.35000      360           0       126
28          Posada Vallarta Apartments                                      6/1/08    7.01000      360           2       118
29          Brandywine - Laurelton Village                                  7/1/08    7.46000      300           1       119
30          Hampton Plaza Healthcare Center                                 7/1/08    7.65000      300           1       119
31          Beckstrand-Healthrider Building                                 7/1/08    7.03000      360           1       119
32          Greenwood Inn                                        7/1/13     4/1/23    7.72000      300           4       179
33          Brandywine - Bey Lea Village                                    7/1/08    7.46000      300           1       119
35          Saratoga Apartments                                             5/1/18    6.95500      360           3       237
36          Breckenridge Shopping Center                                    4/1/08    7.29000      360           4       116
37          Waterloo Place Apartments                                       7/1/08    6.91000      360           1       119
38          Brandywine-Whiting Health Care Center                           7/1/08    7.46000      300           1       119
39          Marlton Crossing Shopping Center Phase I                        7/1/08    6.85000      300           1       119
40          Residence Inn by Marriott                                       6/1/08    7.58000      300           2       118
41          Cherokee Plaza Shopping Center                                  6/1/08    6.68000      360           2       118
42          River Oaks Apartments                                           7/1/08    7.12500      360           1       119
43          Brandywine - Meadowview Nursing                                 7/1/08    7.46000      300           1       119
44          Sam's Wholesale Club                                            3/1/13    6.59000      208          31       175
45          La Mesa Gateway Center                                          8/1/08    6.99000      288           0       120
46          Simi Valley Business Center                                     6/1/08    7.46000      360           2       118
47          ESAB Corporation                                                5/1/05    7.55000      300           3        81
48          K-Mart (Maui, Hawaii)                                           8/1/13    7.14000      244           0       180
50          Circuit City                                                   12/1/18    7.96000      264          20       244
51          The Hallmark Suites Hotel                            1/1/18     1/1/23    7.87500      300           7       233
53          Campus Plaza Shopping Center                                    8/1/08    7.24000      360           0       120
54          Heritage Vista Apartments                                       5/1/08    7.14000      360           3       117
55          Harmon Meadow Plaza                                            8/10/08    7.13000      300           0       120
56          Tab Warehouse                                                   5/1/08    7.46000      360           3       117
57          Executive Centre at Hooks Lane                                  8/1/08    7.15000      360           0       120
58          New Harbour Mall                                                5/1/08    7.22000      360           3       117
59          Dubuque Five Flags Holiday Inn                       9/1/08     5/1/23    8.12500      300           2       121
60          Highland Manor Manufactured Homes                   2/10/09    8/10/28    6.35000      360           0       126
61          Grand Summit Hotel                                   9/1/08     7/1/23    7.25000      300           1       121
62          Hartford Run Apartments                                         5/1/08    7.03000      360           3       117
63          Courtyard By Marriott                                           6/1/08    7.46000      240           2       118
64          Lynnhaven Nursing Center                                        7/1/13    7.75000      300           1       179
65          Abbot Road Plaza                                                7/1/05    7.68000      360           1        83
66          Fountains of Plantation Office Park                             4/1/08    7.31000      300           4       116
67          Cherry Hill Townhouses                                          7/1/08    6.99000      360           1       119
68          Circuit City                                                   12/1/18    7.96000      264          20       244
69          Redford Park Apartments                                         8/1/08    7.01000      360           0       120
70          Grand Plaza                                                     7/1/08    7.15000      360           1       119

                                                                                                                    Scheduled
                                                                                                                    Maturity
                                                                        Remaining       Cut-off        Cut-off      or ARD
Control                                                                 Lockout         Date           Date         Date
No.         Property Name                                               Months          DSCR (x)       LTV (%)      LTV (%)
==============================================================================================================================
  1         OPERS Factory Outlet Portfolio                                   23            2.31        48.6         41.4
  2         Arden                                                            24            2.19        51.4         47.0
  3         Boykin                                                           24            2.30        47.0         39.9
  4         South Towne Center and South Towne Marketplace                   24            2.05        61.1         61.1
  5         Grove Property Trust                                             24            2.11        62.4         62.4
  6         The Bellevue                                                     47            1.35        71.4         60.1
  7         Citation Club Apartments                                         24            1.28        80.0         68.0
  8         Ocean Towers Cooperative Apartments                              24            1.53        52.9          0.0
  9         Village Apartments/Corners Apartments                            24            1.25        79.7         68.4
 10         Gates of McLean Apartments                                        0            2.48        48.2         48.2
 11         Uniprop - Jamaica Bay West                                       24            1.84        60.0         50.2
 12         D'Amato Portfolio                                                24            1.22        69.6          0.0
 13         Crowne Plaza Hotel                                               47            1.87        55.6         37.4
 14         Alternative Living Services, Inc.                                24            1.68        74.6         58.8
 15         Peak Medical of Montana, Inc.                                    24            1.48        85.9         69.2
 16         Latigo at Silverado Ranch Apartments                             23            1.31        74.6         64.2
 17         El Monte Shopping Center                                         24            1.40        71.6         61.4
 18         50 West 23rd Street                                              24            1.52        52.5         48.2
 19         150-56 Broadway                                                  81            1.52        67.6         52.4
 20         Copper Sands Apartments                                          06            1.18        76.9         67.8
 21         Uniprop - Pennwood Crossing                                      24            1.93        63.1         52.8
 22         Manzanita Gate Apartments                                        24            1.56        65.0         48.5
 23         Livingston Retail Center                                         81            1.38        78.8         60.4
 24         Wellington Apartments                                            24            1.23        79.2         68.3
 25         Sinclair Road Distribution Center                                56            1.40        74.3         65.8
 26         University Plaza Shopping Center                                 47            1.35        79.0         69.2
 27         Uniprop - Boulder Meadows                                        24            1.85        65.5         54.8
 28         Posada Vallarta Apartments                                       46            1.26        79.3         69.2
 29         Brandywine - Laurelton Village                                   24            1.57        73.5         58.8
 30         Hampton Plaza Healthcare Center                                  24            1.77        65.4         52.5
 31         Beckstrand-Healthrider Building                                  24            1.59        66.3         57.2
 32         Greenwood Inn                                                    43            1.38        59.1         36.8
 33         Brandywine - Bey Lea Village                                     24            1.63        79.0         63.2
 35         Saratoga Apartments                                              24            1.73        59.0         34.0
 36         Breckenridge Shopping Center                                      0            1.34        72.2         62.7
 37         Waterloo Place Apartments                                        24            1.29        76.4         65.6
 38         Brandywine-Whiting Health Care Center                            24            1.65        81.1         64.8
 39         Marlton Crossing Shopping Center Phase I                         24            1.44        63.5         57.8
 40         Residence Inn by Marriott                                        24            1.48        71.3         58.2
 41         Cherokee Plaza Shopping Center                                   46            1.79        62.7         54.3
 42         River Oaks Apartments                                            24            1.24        79.8         68.9
 43         Brandywine - Meadowview Nursing                                  24            1.12        80.7         64.5
 44         Sam's Wholesale Club                                              0            1.03        77.8          1.1
 45         La Mesa Gateway Center                                            0            1.15        86.8         66.5
 46         Simi Valley Business Center                                      24            1.25        74.7         64.9
 47         ESAB Corporation                                                 33            1.26        73.2         65.0
 48         K-Mart (Maui, Hawaii)                                            24            1.05        95.5         46.1
 50         Circuit City                                                      0            1.00        92.7          0.0
 51         The Hallmark Suites Hotel                                        24            1.54        70.6         26.9
 53         Campus Plaza Shopping Center                                     48            1.42        74.5         65.4
 54         Heritage Vista Apartments                                        45            1.30        79.8         70.1
 55         Harmon Meadow Plaza                                              25            1.30        62.4         49.4
 56         Tab Warehouse                                                    45            1.20        78.1         69.1
 57         Executive Centre at Hooks Lane                                   29            1.27        74.8         65.5
 58         New Harbour Mall                                                 45            1.27        74.4         65.4
 59         Dubuque Five Flags Holiday Inn                                   46            1.47        72.9         58.9
 60         Highland Manor Manufactured Homes                                24            1.85        65.8         55.0
 61         Grand Summit Hotel                                               47            1.84        40.0         31.6
 62         Hartford Run Apartments                                          45            1.44        79.8         69.8
 63         Courtyard By Marriott                                            23            1.41        67.9         47.2
 64         Lynnhaven Nursing Center                                         24            2.05        79.9         50.6
 65         Abbot Road Plaza                                                 47            1.33        74.9         69.8
 66         Fountains of Plantation Office Park                              44            1.35        78.7         63.9
 67         Cherry Hill Townhouses                                           47            1.22        78.4         68.5
 68         Circuit City                                                      0            1.00        91.9          0.0
 69         Redford Park Apartments                                          24            1.29        80.2         69.0
 70         Grand Plaza                                                      59            1.29        72.5         63.5

                                                                        Original        Remaining
                                                                        Interest-Only   Interest-Only
Control                                                                 Period          Period         Amortization
No.       Property Name                                                 (months)        (months)       Type
=======================================================================================================================
71        Light Industrial Building (30 Pulaski)                                                       ARD
72        Circuit City                                                                                 Fully Amortizing
73        Sun Trust Building                                                                           Balloon
74        Georgetown Plaza Shopping Center                                                             Balloon
75        Oaks of Westchase Apartments                                                                 ARD
76        Mountain View Child Care Center                                                              Balloon
77        Executive Center (Exec.Center-Loan Level)                                                    Balloon
78        Hamburg Plaza                                                                                Balloon
79        Tamal Vista Shopping Center                                                                  Balloon
80        One Forest Drive                                                                             Balloon
81        Chesapeake Apartments                                                                        Balloon
82        Uniprop - West Point                                                                         ARD
83        Harwin Drive Office Building                                                                 Balloon
84        Sunrise at Pinnacle Phase II                                                                 Balloon
85        Sharon Hill Shopping Center                                                                  Balloon
86        Midway Plaza Shopping Center                                                                 Balloon
87        Shop 'N Save (Hannaford Brothers)                                                            Fully Amortizing
88        Northwood Village Shopping Center                                                            ARD
89        University Courtyard Apartments                                                              Balloon
90        Stratford House                                                                              Fully Amortizing
91        Princeton Court Apartments                                                                   Balloon
92        Transworld Financial Center                                                                  Balloon
93        Circuit City                                                                                 Fully Amortizing
94        Garden Lake MHP                                                                              ARD
95        7277 World Communications Drive (Sitel Corp.)                                                Balloon
96        Uniprop - Saginaw Villas                                                                     ARD
97        Indian Run Apartments                                                                        Balloon
98        Circuit City                                                                                 Fully Amortizing
99        Circuit City                                                                                 Fully Amortizing
100       Hampton Inn Greenville/I85                                                                   Balloon
101       Ramsgate Apartments                                                                          Balloon
102       Townsquare Shop Ctr                                                                          Balloon
103       Desert Sky Apartments                                                                        Balloon
104       Brookfield Commons Office Bldg.                                                              Balloon
105       Quality Center Shopping Center                                24              23             Balloon
106       Hickory Manor Apartments                                                                     Balloon
107       45085 University Drive                                        24              17             ARD
108       Executive Center                                                                             Balloon
109       Napa Valley Gateway                                                                          Balloon
110       Circuit City                                                                                 Fully Amortizing
111       Riverdale Village Apartment                                                                  Balloon
112       Courtyard at Camino Real                                                                     Balloon
113       Tomball Nursing Center                                                                       Balloon
114       867 Boylston Street                                                                          Balloon
115       Central Point Shopping Center                                                                Balloon
116       Santa Fe Apartments                                                                          Balloon
117       Grandview Gardens                                                                            Balloon
118       Tanglewood Estates                                                                           ARD
119       Florex Industrial Properties                                                                 Balloon
120       Builders Square                                                                              Fully Amortizing
121       Manitoba Apartments                                                                          Balloon
122       Circuit City                                                                                 Fully Amortizing
123       MIE Corporate Center                                                                         Balloon
124       6301 Hazeltine National Drive (Lake Point IV)                                                Balloon
125       Brentwood Forest Apartments                                                                  Balloon
126       Overlake Apartments                                                                          Balloon
127       Oxbridge Square Shopping Center                                                              Fully Amortizing
128       Uniprop - Country Meadows                                                                    ARD
129       Uniprop - Sierra Vista                                                                       ARD
130       South Mountain Shopping Center                                                               Fully Amortizing
131       Stanford Court Apartments                                                                    Balloon
132       Extra Space Center (Loan Level)                                                              Balloon
133       The Parkview                                                                                 Balloon
134       Beachwood Apartments                                                                         Balloon
135       Woodlyn Shopping Center (East) a/k/a Hechinger Plaza                                         Balloon
136       Country Meadows Mobile Home Park                                                             Balloon
137       Brookside ALF                                                                                Balloon
138       801 Penn. Ave. Dc                                                                            Balloon
139       Tartan Place Apartments                                                                      Balloon

                                                                                                       Balloon/
Control                                                             Cut-off Date      Monthly          ARD
No.       Property Name                                              Balance ($)      P&I ($)          Balance ($)
====================================================================================================================
71        Light Industrial Building (30 Pulaski)                   6,587,099          44,979           5,548,848
72        Circuit City                                             6,519,060          54,003                   0
73        Sun Trust Building                                       6,430,493          44,557           5,583,402
74        Georgetown Plaza Shopping Center                         6,386,497          42,365           5,576,006
75        Oaks of Westchase Apartments                             6,342,342          43,619           5,894,621
76        Mountain View Child Care Center                          6,193,833          49,257           5,050,051
77        Executive Center (Exec.Center-Loan Level)                6,186,592          44,974           5,005,162
78        Hamburg Plaza                                            5,996,902          42,364           5,578,489
79        Tamal Vista Shopping Center                              5,996,039          41,161           5,185,575
80        One Forest Drive                                         5,989,252          42,200           5,310,701
81        Chesapeake Apartments                                    5,985,657          39,560           5,138,158
82        Uniprop - West Point                                     5,750,000          36,129           4,808,413
83        Harwin Drive Office Building                             5,750,000          39,959           5,275,880
84        Sunrise at Pinnacle Phase II                             5,745,259          38,139           4,930,725
85        Sharon Hill Shopping Center                              5,700,000          38,628           4,912,644
86        Midway Plaza Shopping Center                             5,700,000          42,079           4,542,834
87        Shop 'N Save (Hannaford Brothers)                        5,700,000          Step*                    0
88        Northwood Village Shopping Center                        5,684,704          39,233           5,016,472
89        University Courtyard Apartments                          5,664,415          38,709           4,986,014
90        Stratford House                                          5,630,731          46,985               5,912
91        Princeton Court Apartments                               5,600,000          37,185           4,803,703
92        Transworld Financial Center                              5,592,681          38,850           4,938,372
93        Circuit City                                             5,544,235           Step*                   0
94        Garden Lake MHP                                          5,496,897          37,819           4,839,666
95        7277 World Communications Drive (Sitel Corp.)            5,386,499          38,202           4,595,166
96        Uniprop - Saginaw Villas                                 5,300,000          33,301           4,432,102
97        Indian Run Apartments                                    5,245,206          35,526           4,606,532
98        Circuit City                                             5,176,901          42,885                   0
99        Circuit City                                             5,176,901          42,885                   0
100       Hampton Inn Greenville/I85                               5,134,090          37,690           4,170,930
101       Ramsgate Apartments                                      5,092,104          34,720           4,400,119
102       Townsquare Shop Ctr                                      4,997,304          34,858           4,415,421
103       Desert Sky Apartments                                    4,992,393          34,332           4,322,301
104       Brookfield Commons Office Bldg.                          4,989,554          35,064           4,593,804
105       Quality Center Shopping Center                           4,950,000          35,705           4,107,228
106       Hickory Manor Apartments                                 4,946,139          33,767           3,699,230
107       45085 University Drive                                   4,900,000          33,626           4,463,535
108       Executive Center                                         4,883,690          33,460           4,304,200
109       Napa Valley Gateway                                      4,797,231          32,777           4,216,100
110       Circuit City                                             4,793,427          39,708                   0
111       Riverdale Village Apartment                              4,792,216          32,160           4,125,753
112       Courtyard at Camino Real                                 4,743,714          32,791           4,183,469
113       Tomball Nursing Center                                   4,715,491          36,009           2,985,318
114       867 Boylston Street                                      4,691,392          32,799           4,151,681
115       Central Point Shopping Center                            4,688,791          31,855           4,050,563
116       Santa Fe Apartments                                      4,678,878          37,112           4,471,128
117       Grandview Gardens                                        4,677,194          31,338           3,611,415
118       Tanglewood Estates                                       4,669,992          34,129           3,784,997
119       Florex Industrial Properties                             4,659,845          34,888           3,737,998
120       Builders Square                                          4,624,417          39,513                   0
121       Manitoba Apartments                                      4,609,873          32,299           4,094,455
122       Circuit City                                             4,601,690          38,120                   0
123       MIE Corporate Center                                     4,600,000          30,480           4,008,142
124       6301 Hazeltine National Drive (Lake Point IV)            4,593,379          30,697           4,236,263
125       Brentwood Forest Apartments                              4,571,837          30,819           3,937,507
126       Overlake Apartments                                      4,571,550          32,137           4,068,316
127       Oxbridge Square Shopping Center                          4,512,267          33,091                   0
128       Uniprop - Country Meadows                                4,500,000          28,275           3,763,106
129       Uniprop - Sierra Vista                                   4,500,000          28,275           3,763,106
130       South Mountain Shopping Center                           4,494,788          32,962                   0
131       Stanford Court Apartments                                4,490,234          31,027           3,893,626
132       Extra Space Center (Loan Level)                          4,345,790          31,667           3,516,474
133       The Parkview                                             4,295,098          31,777           3,427,853
134       Beachwood Apartments                                     4,277,874          29,363           3,974,659
135       Woodlyn Shopping Center (East) a/k/a Hechinger Plaza     4,272,359          28,557           3,733,415
136       Country Meadows Mobile Home Park                         4,234,445          29,386           3,738,105
137       Brookside ALF                                            4,230,998          29,252           3,737,607
138       801 Penn. Ave. Dc                                        4,197,469          28,282           3,675,656
139       Tartan Place Apartments                                  4,197,326          27,774           3,658,171

                                                                                                                         Remaining
                                                                                                  Original               Term
                                                                                                  Amortization           to ARD
Control                                                                                Mortgage   Term        Seasoning  or Maturity
No.         Property Name                                          ARD      Maturity   Rate (%)   (months)     (months)  (months)
===================================================================================================================================
71        Light Industrial Building (30 Pulaski)                 5/1/10       5/1/28   7.24000      360          3        141
72        Circuit City                                                       12/1/18   7.96000      264         20        244
73        Sun Trust Building                                                  4/1/08   7.27000      360          4        116
74        Georgetown Plaza Shopping Center                                    5/1/08   6.95000      360          3        117
75        Oaks of Westchase Apartments                           1/1/05       1/1/28   7.28000      360          7         77
76        Mountain View Child Care Center                                     7/1/08   8.34000      300          1        119
77        Executive Center (Exec.Center-Loan Level)                           6/1/08   7.29000      300          2        118
78        Hamburg Plaza                                                       7/1/05   7.60000      360          1         83
79        Tamal Vista Shopping Center                                         7/1/08   7.20000      360          1        119
80        One Forest Drive                                                    5/1/08   7.56000      360          3        117
81        Chesapeake Apartments                                               5/1/08   6.81000      360          3        117
82        Uniprop - West Point                                   2/10/09     8/10/28   6.35000      360          0        126
83        Harwin Drive Office Building                                        8/1/05   7.33000      360          0         84
84        Sunrise at Pinnacle Phase II                                        7/1/08   6.97000      360          1        119
85        Sharon Hill Shopping Center                                         8/1/08   7.08000      360          0        120
86        Midway Plaza Shopping Center                                        8/1/08   7.38000      300          0        120
87        Shop 'N Save (Hannaford Brothers)                                  11/1/17   7.05000      231          0        231
88        Northwood Village Shopping Center                       4/1/08      4/1/28   7.34000      360          4        116
89        University Courtyard Apartments                                     4/1/08   7.24000      360          4        116
90        Stratford House                                                     6/1/18   7.81000      241          2        238
91        Princeton Court Apartments                                          8/1/08   6.88000      360          0        120
92        Transworld Financial Center                                         6/1/08   7.42000      360          2        118
93        Circuit City                                                        6/1/18   6.91800      240          2        238
94        Garden Lake MHP                                        7/11/08     7/11/28   7.33000      360          1        119
95        7277 World Communications Drive (Sitel Corp.)                       4/1/10   7.62000      360          4        140
96        Uniprop - Saginaw Villas                               2/10/09     8/10/28   6.35000      360          0        126
97        Indian Run Apartments                                               4/1/08   7.15000      360          4        116
98        Circuit City                                                       12/1/18   7.96000      264         20        244
99        Circuit City                                                       12/1/18   7.96000      264         20        244
100       Hampton Inn Greenville/I85                                          5/1/08   7.39000      300          3        117
101       Ramsgate Apartments                                                 6/1/08   7.12500      360          2        118
102       Townsquare Shop Ctr                                                 7/1/08   7.47000      360          1        119
103       Desert Sky Apartments                                               6/1/08   7.21000      360          2        118
104       Brookfield Commons Office Bldg.                                     5/1/05   7.42000      360          3         81
105       Quality Center Shopping Center                                      7/1/10   7.40000      324          1        143
106       Hickory Manor Apartments                                            7/1/13   7.25000      360          1        179
107       45085 University Drive                                 1/1/08       1/1/30   7.31000      360          7        113
108       Executive Center                                                    3/1/08   7.26000      360          5        115
109       Napa Valley Gateway                                                7/11/08   7.26000      360          1        119
110       Circuit City                                                       12/1/18   7.96000      264         20        244
111       Riverdale Village Apartment                                         6/1/08   7.07000      360          2        118
112       Courtyard at Camino Real                                            6/1/08   7.37000      360          2        118
113       Tomball Nursing Center                                              7/1/13   7.75000      300          1        179
114       867 Boylston Street                                                 5/1/08   7.48000      360          3        117
115       Central Point Shopping Center                                       5/1/08   7.18500      360          3        117
116       Santa Fe Apartments                                                 7/1/02   8.56000      360         37         47
117       Grandview Gardens                                                   7/1/13   7.08000      362          1        179
118       Tanglewood Estates                                     6/1/08       6/1/23   7.35000      300          2        118
119       Florex Industrial Properties                                        5/1/08   7.50000      300          3        117
120       Builders Square                                                     1/1/18   8.12500      288         55        233
121       Manitoba Apartments                                                 9/1/07   7.43790      353          4        109
122       Circuit City                                                       12/1/18   7.96000      264         20        244
123       MIE Corporate Center                                                8/1/08   6.96000      360          0        120
124       6301 Hazeltine National Drive (Lake Point IV)                       6/1/05   7.03000      360          2         82
125       Brentwood Forest Apartments                                         7/1/08   7.02000      360          1        119
126       Overlake Apartments                                                 9/1/07   7.47000      351          2        109
127       Oxbridge Square Shopping Center                                     7/1/23   7.40000      300          1        299
128       Uniprop - Country Meadows                              2/10/09     8/10/28   6.35000      360          0        126
129       Uniprop - Sierra Vista                                 2/10/09     8/10/28   6.35000      360          0        126
130       South Mountain Shopping Center                                      7/1/23   7.40000      300          1        299
131       Stanford Court Apartments                                           5/1/08   7.25000      360          3        117
132       Extra Space Center (Loan Level)                                     7/1/08   7.33000      300          1        119
133       The Parkview                                                        7/1/08   7.50000      300          1        119
134       Beachwood Apartments                                                1/1/05   7.26000      360          7         77
135       Woodlyn Shopping Center (East) a/k/a Hechinger Plaza                7/1/08   7.04000      360          1        119
136       Country Meadows Mobile Home Park                                    6/1/08   7.41000      360          2        118
137       Brookside ALF                                                       2/1/08   7.34000      360          6        114
138       801 Penn. Ave. Dc                                                   7/1/08   7.12000      360          1        119
139       Tartan Place Apartments                                             7/1/08   6.94000      360          1        119

                                                                                                                   Scheduled
                                                                                                                   Maturity
                                                                            Remaining   Cut-off       Cut-off      or ARD
Control                                                                     Lockout     Date          Date         Date
No.         Property Name                                                   Months      DSCR (x)      LTV (%)      LTV (%)
=============================================================================================================================
71          Light Industrial Building (30 Pulaski)                            81         1.29          69.3        58.4
72          Circuit City                                                       0         1.00          93.1         0.0
73          Sun Trust Building                                                24         1.57          69.5        60.4
74          Georgetown Plaza Shopping Center                                  45         1.30          73.8        64.5
75          Oaks of Westchase Apartments                                      41         1.30          79.3        73.7
76          Mountain View Child Care Center                                   24         1.47          52.9        43.2
77          Executive Center (Exec.Center-Loan Level)                         46         1.42          74.6        60.4
78          Hamburg Plaza                                                     47         1.40          74.5        69.3
79          Tamal Vista Shopping Center                                       24         1.43          64.5        55.8
80          One Forest Drive                                                  45         1.27          74.9        66.4
81          Chesapeake Apartments                                             24         2.14          45.0        38.6
82          Uniprop - West Point                                              24         1.71          66.1        55.3
83          Harwin Drive Office Building                                      24         1.29          67.3        58.3
84          Sunrise at Pinnacle Phase II                                       0         1.34          79.2        68.0
85          Sharon Hill Shopping Center                                       24         1.25          73.6        63.5
86          Midway Plaza Shopping Center                                      24         1.25          67.1        53.4
87          Shop 'N Save (Hannaford Brothers)                                120         1.08          83.8         0.0
88          Northwood Village Shopping Center                                 32         1.45          72.9        64.3
89          University Courtyard Apartments                                   44         1.35          79.8        70.2
90          Stratford House                                                   24         1.48          79.3         0.1
91          Princeton Court Apartments                                        24         1.30          80.0        68.6
92          Transworld Financial Center                                       46         1.36          64.3        56.8
93          Circuit City                                                       0         1.04         106.6         0.0
94          Garden Lake MHP                                                   24         1.34          78.5        69.1
95          7277 World Communications Drive (Sitel Corp.)                     44         1.29          74.8        63.8
96          Uniprop - Saginaw Villas                                          24         1.50          66.3        55.4
97          Indian Run Apartments                                             32         1.27          78.3        68.8
98          Circuit City                                                       0         1.00          93.3         0.0
99          Circuit City                                                       0         1.00          94.1         0.0
100         Hampton Inn Greenville/I85                                        45         1.56          74.4        60.4
101         Ramsgate Apartments                                                0         1.37          74.7        64.5
102         Townsquare Shop Ctr                                               47         1.34          72.4        64.0
103         Desert Sky Apartments                                              0         1.37          75.1        65.1
104         Brookfield Commons Office Bldg.                                    0         1.29          74.5        68.6
105         Quality Center Shopping Center                                    24         1.64          75.7        58.9
106         Hickory Manor Apartments                                          24         1.22          77.0        57.6
107         45085 University Drive                                            41         1.77          49.0        44.6
108         Executive Center                                                  43         1.31          71.3        62.8
109         Napa Valley Gateway                                               25         1.24          73.6        64.7
110         Circuit City                                                       0         1.00          94.0         0.0
111         Riverdale Village Apartment                                       23         1.75          62.2        53.6
112         Courtyard at Camino Real                                          46         1.32          74.1        65.4
113         Tomball Nursing Center                                            24         1.68          79.9        50.6
114         867 Boylston Street                                               45         1.26          73.3        64.9
115         Central Point Shopping Center                                     57         1.39          64.2        55.5
116         Santa Fe Apartments                                                0         1.22          67.8        64.8
117         Grandview Gardens                                                 35         1.34          79.3        61.2
118         Tanglewood Estates                                                36         1.34          79.8        64.7
119         Florex Industrial Properties                                      24         1.60          61.9        49.7
120         Builders Square                                                    0         1.31          74.1         0.0
121         Manitoba Apartments                                               25         1.34          79.5        70.6
122         Circuit City                                                       0         1.00          92.0         0.0
123         MIE Corporate Center                                              48         1.42          80.0        69.7
124         6301 Hazeltine National Drive (Lake Point IV)                     34         1.30          74.1        68.3
125         Brentwood Forest Apartments                                       24         1.46          74.9        64.5
126         Overlake Apartments                                               25         1.26          78.8        70.1
127         Oxbridge Square Shopping Center                                  119         1.83          48.0         0.0
128         Uniprop - Country Meadows                                         24         1.90          67.7        56.6
129         Uniprop - Sierra Vista                                            24         1.76          66.2        55.3
130         South Mountain Shopping Center                                   143         1.29          74.9         0.0
131         Stanford Court Apartments                                         24         1.28          78.8        68.3
132         Extra Space Center (Loan Level)                                   47         1.38          66.0        53.4
133         The Parkview                                                       0         1.43          62.2        49.7
134         Beachwood Apartments                                              29         1.33          78.8        73.2
135         Woodlyn Shopping Center (East) a/k/a Hechinger Plaza              47         1.36          75.0        65.5
136         Country Meadows Mobile Home Park                                  46         1.35          79.9        70.5
137         Brookside ALF                                                     54         1.37          66.1        58.4
138         801 Penn. Ave. Dc                                                 47         1.37          79.2        69.4
139         Tartan Place Apartments                                           47         1.33          79.2        69.0

                                                                        Original        Remaining
                                                                        Interest-Only   Interest-Only
Control                                                                 Period          Period         Amortization
No.       Property Name                                                 (months)        (months)       Type
=======================================================================================================================
140       Green Gate Office Park                                                                       Balloon
141       9939 Norwalk Blvd & SW Corner of Geary Ave.                                                  ARD
142       Village Square Mall                                                                          Balloon
143       Walgreen                                                                                     Balloon
144       Ramona Plaza                                                                                 Balloon
145       500 Building                                                                                 Balloon
146       Ten Oaks Retirement Community(TORCH)                                                         Balloon
147       Ramada Inn Newport                                                                           ARD
148       Promontory Point Apartments                                                                  Balloon
149       Paramount Plaza                                                                              Balloon
150       Preferred Freezer Warehouse                                                                  Fully Amortizing
151       Vroman's Bookstore                                                                           Balloon
152       West Lake Self Storage                                                                       Balloon
153       Winterbrook Apartments                                                                       Balloon
154       HomeBase Home Improvement Store                                                              Balloon
155       Lakeside Downs Apartments                                                                    Balloon
156       Eckerd San Antonio                                                                           Balloon
157       Strattford Lakes Apartments                                                                  ARD
158       Concord Center                                                                               Balloon
159       Oak Hills                                                                                    Balloon
160       Kimberly Woods Apartments                                                                    Balloon
161       110 Fulton Street-Corporate Apartments                                                       Balloon
162       Plaza Linda Vista                                                                            Balloon
163       Westridge Plaza Shopping Center (Ames/Hyvee)                                                 Fully Amortizing
164       Walgreens                                                                                    Fully Amortizing
165       Park Plaza II                                                                                Balloon
166       Parkwild Apartments                                                                          Balloon
167       Martinez Self Storage                                                                        Balloon
168       Hemet Plaza Shopping Center                                                                  Balloon
169       Congress Square                                                                              Balloon
170       1111 South Willow Street                                                                     Balloon
171       Walgreens - Richmond                                                                         Balloon
172       Orangetree Plaza Shopping Center                                                             Balloon
173       Columbia Court Apartments                                                                    Balloon
174       1200 High Ridge Road                                                                         Balloon
175       Flint Hill Pointe Apartments                                                                 Balloon
176       Waterside 1 Apartments                                                                       Balloon
177       Doctors Professional Building                                                                Balloon
178       1500 Gateway Plaza                                                                           Balloon
179       Oasis Water Park                                                                             Fully Amortizing
180       Indian Valley Shopping Center                                                                Balloon
181       Circuit City                                                                                 Fully Amortizing
182       The Cedar Village Apartments                                                                 Balloon
183       401 Griffin Brook Drive                                                                      Balloon
184       Mulberry Station Apartments                                                                  Balloon
185       Oak Hollow Apartments                                                                        Balloon
186       355-367 Research Parkway                                                                     Balloon
187       Walgreen (Dallas)                                                                            Balloon
188       Arbor Shopping Center                                                                        Balloon
189       Waterford Condominiums                                                                       Balloon
190       Walgreens Drug Store (Council Bluffs, IA.)                                                   Fully Amortizing
192       Colony Plaza Shopping Center                                                                 Balloon
193       Rolling Oaks Plaza                                                                           Balloon
194       170 Meeting Street                                                                           Balloon
195       Dracut Village Shopping Center                                                               Balloon
196       Villa Cezanne Apartments                                                                     Balloon
197       Uniprop - Camelot Villa                                                                      ARD
198       Office/Laboratory Industrial Facility                                                        Balloon
199       Hilltop Plaza                                                                                Balloon
200       101 Park Avenue                                                                              Balloon
201       Skyline Manufactured Home Community                                                          ARD
202       Castle Apartments                                                                            Fully Amortizing
203       Sono Square                                                                                  Balloon
204       Empire Inn - Best Western                                                                    ARD
205       Montvale Place                                                                               Balloon
206       251-57 West 45th Street/254 West 46th Street                                                 Fully Amortizing
207       Fixture World Facility                                                                       ARD
208       K Mart                                                                                       Fully Amortizing
209       Jeremy Apartments                                                                            Balloon

                                                                                                       Balloon/
Control                                                             Cut-off Date         Monthly       ARD
No.       Property Name                                              Balance ($)         P&I ($)       Balance ($)
====================================================================================================================
140       Green Gate Office Park                                   4,192,137             29,080        3,702,487
141       9939 Norwalk Blvd & SW Corner of Geary Ave.              4,159,557             28,894        3,672,914
142       Village Square Mall                                      4,144,792             29,245        3,674,461
143       Walgreen                                                 4,110,711             29,853        1,260,001
144       Ramona Plaza                                             4,097,452             27,332        3,421,787
145       500 Building                                             4,095,890             29,424        3,298,168
146       Ten Oaks Retirement Community(TORCH)                     4,095,326             30,299        3,268,418
147       Ramada Inn Newport                                       4,000,000             30,851        3,201,594
148       Promontory Point Apartments                              3,991,756             26,720        3,493,356
149       Paramount Plaza                                          3,982,233             28,732        3,218,382
150       Preferred Freezer Warehouse                              3,964,918             37,685                0
151       Vroman's Bookstore                                       3,945,630             28,180        2,725,209
152       West Lake Self Storage                                   3,909,753             26,893        3,443,650
153       Winterbrook Apartments                                   3,903,917             26,106        3,415,597
154       HomeBase Home Improvement Store                          3,889,403             26,711        3,706,658
155       Lakeside Downs Apartments                                3,837,563             25,419        3,345,508
156       Eckerd San Antonio                                       3,823,669              Step*        1,422,761
157       Strattford Lakes Apartments                              3,788,163             26,285        2,961,741
158       Concord Center                                           3,745,124             26,067        3,308,624
159       Oak Hills                                                3,742,086             27,517        3,039,285
160       Kimberly Woods Apartments                                3,740,000             24,529        3,198,911
161       110 Fulton Street-Corporate Apartments                   3,696,553             28,537        2,987,775
162       Plaza Linda Vista                                        3,694,854             25,040        3,241,931
163       Westridge Plaza Shopping Center (Ames/Hyvee)             3,684,611             28,007                0
164       Walgreens                                                3,660,686             28,254                0
165       Park Plaza II                                            3,600,000             24,570        3,107,767
166       Parkwild Apartments                                      3,597,049             23,951        3,089,246
167       Martinez Self Storage                                    3,596,639             26,580        2,924,309
168       Hemet Plaza Shopping Center                              3,595,188             24,754        3,167,387
169       Congress Square                                          3,593,407             25,122        3,180,011
170       1111 South Willow Street                                 3,588,272             25,720        2,891,581
171       Walgreens - Richmond                                     3,547,600             25,940        1,298,244
172       Orangetree Plaza Shopping Center                         3,501,491             28,419        3,158,659
173       Columbia Court Apartments                                3,500,000             22,955        2,999,131
174       1200 High Ridge Road                                     3,497,650             22,724        3,033,699
175       Flint Hill Pointe Apartments                             3,495,368             24,162        2,723,333
176       Waterside 1 Apartments                                   3,495,298             24,019        3,077,824
177       Doctors Professional Building                            3,491,891             25,539        2,779,560
178       1500 Gateway Plaza                                       3,489,358             25,796        3,093,337
179       Oasis Water Park                                         3,450,000             41,840           39,510
180       Indian Valley Shopping Center                            3,442,021             23,746        2,983,779
181       Circuit City                                             3,403,334             28,193                0
182       The Cedar Village Apartments                             3,400,000             22,646        2,918,625
183       401 Griffin Brook Drive                                  3,365,784             23,069        2,964,938
184       Mulberry Station Apartments                              3,344,914             23,026        2,896,604
185       Oak Hollow Apartments                                    3,293,601             22,557        2,899,408
186       355-367 Research Parkway                                 3,289,825             24,172        2,673,446
187       Walgreen (Dallas)                                        3,277,670             24,749          820,389
188       Arbor Shopping Center                                    3,195,870             22,309        2,825,504
189       Waterford Condominiums                                   3,193,762             21,830        2,810,093
190       Walgreens Drug Store (Council Bluffs, IA.)               3,193,495             24,932                0
192       Colony Plaza Shopping Center                             3,185,596             22,470        2,829,827
193       Rolling Oaks Plaza                                       3,167,863             22,133        2,755,179
194       170 Meeting Street                                       3,145,736             21,553        2,767,903
195       Dracut Village Shopping Center                           3,143,439             23,258        2,045,162
196       Villa Cezanne Apartments                                 3,100,000             20,018        2,641,754
197       Uniprop - Camelot Villa                                  3,100,000             19,478        2,592,361
198       Office/Laboratory Industrial Facility                    3,095,794             21,190        2,723,267
199       Hilltop Plaza                                            3,093,859             21,021        2,718,038
200       101 Park Avenue                                          3,083,534             22,567        2,506,174
201       Skyline Manufactured Home Community                      3,000,000             18,850        2,508,736
202       Castle Apartments                                        3,000,000             23,259                0
203       Sono Square                                              2,996,069             20,792        2,644,886
204       Empire Inn - Best Western                                2,995,038             24,481        2,523,704
205       Montvale Place                                           2,994,292             20,649        2,640,579
206       251-57 West 45th Street/254 West 46th Street             2,990,836             27,589                0
207       Fixture World Facility                                   2,945,863             25,247        2,103,907
208       K Mart                                                   2,930,302             30,394                0
209       Jeremy Apartments                                        2,900,000             19,395        2,491,785
                                                                                                                         Remaining
                                                                                                  Original               Term
                                                                                                  Amortization           to ARD
Control                                                                                Mortgage   Term        Seasoning  or Maturity
No.         Property Name                                          ARD      Maturity   Rate (%)   (months)     (months)  (months)
===================================================================================================================================
140         Green Gate Office Park                                           5/1/08    7.40000      360         3        117
141         9939 Norwalk Blvd & SW Corner of Geary Ave.          6/1/08      6/1/28    7.42000      360         2        118
142         Village Square Mall                                              6/1/08    7.58000      360         2        118
143         Walgreen                                                         7/1/18    7.13000      289         1        239
144         Ramona Plaza                                                     7/1/10    7.02000      360         1        143
145         500 Building                                                     7/1/08    7.17000      300         1        119
146         Ten Oaks Retirement Community(TORCH)                             7/1/08    7.50000      300         1        119
147         Ramada Inn Newport                                  11/1/08      8/1/23    7.87500      300         0        123
148         Promontory Point Apartments                                      5/1/08    7.04000      360         3        117
149         Paramount Plaza                                                  4/1/08    7.18000      300         4        116
150         Preferred Freezer Warehouse                                      5/1/13    7.65000      180         3        177
151         Vroman's Bookstore                                               7/1/11    7.00000      300         1        155
152         West Lake Self Storage                                           6/1/08    7.32000      360         2        118
153         Winterbrook Apartments                                           5/1/08    7.03000      360         3        117
154         HomeBase Home Improvement Store                                  4/1/03    7.29000      360         4         56
155         Lakeside Downs Apartments                                        7/1/08    6.95000      360         1        119
156         Eckerd San Antonio                                               3/1/18    7.21000      293         2        235
157         Strattford Lakes Apartments                          3/1/13      3/1/28    7.39000      359         3        175
158         Concord Center                                                   6/1/08    7.44000      360         2        118
159         Oak Hills                                                        6/1/08    7.42000      300         2        118
160         Kimberly Woods Apartments                                       8/10/08    6.76000      360         0        120
161         110 Fulton Street-Corporate Apartments                           7/1/08    7.87500      300         1        119
162         Plaza Linda Vista                                                6/1/08    7.17000      360         2        118
163         Westridge Plaza Shopping Center (Ames/Hyvee)                     5/1/21    7.43000      276         3        273
164         Walgreens                                                        4/1/18    6.84000      239         3        236
165         Park Plaza II                                                    8/1/08    7.15000      360         0        120
166         Parkwild Apartments                                              7/1/08    7.00000      360         1        119
167         Martinez Self Storage                                            7/1/08    7.49000      300         1        119
168         Hemet Plaza Shopping Center                                      6/1/08    7.33000      360         2        118
169         Congress Square                                                  5/1/08    7.48000      360         3        117
170         1111 South Willow Street                                         5/1/08    7.12000      300         3        117
171         Walgreens - Richmond                                             8/1/18    7.38000      300         0        240
172         Orangetree Plaza Shopping Center                                 5/1/07    9.00000      360        15        105
173         Columbia Court Apartments                                       7/10/08    6.76000      360         0        119
174         1200 High Ridge Road                                             7/1/08    6.76000      360         1        119
175         Flint Hill Pointe Apartments                                     6/1/13    7.37000      360         2        178
176         Waterside 1 Apartments                                           6/1/08    7.31000      360         2        118
177         Doctors Professional Building                                    6/1/08    7.25000      300         2        118
178         1500 Gateway Plaza                                               5/1/05    7.47000      300         3         81
179         Oasis Water Park                                                 8/1/08    7.99000      120         0        120
180         Indian Valley Shopping Center                                    5/1/08    7.34000      360         3        117
181         Circuit City                                                    12/1/18    7.96000      264        20        244
182         The Cedar Village Apartments                                     8/1/08    6.91000      360         0        120
183         401 Griffin Brook Drive                                          4/1/08    7.27000      360         4        116
184         Mulberry Station Apartments                                      6/1/08    7.22000      360         2        118
185         Oak Hollow Apartments                                            5/1/08    7.27000      360         3        117
186         355-367 Research Parkway                                         5/1/08    7.40000      300         3        117
187         Walgreen (Dallas)                                                7/1/17    7.19000      267         2        227
188         Arbor Shopping Center                                            6/1/08    7.47000      360         2        118
189         Waterford Condominiums                                           5/1/08    7.25000      360         3        117
190         Walgreens Drug Store (Council Bluffs, IA.)                       1/1/18    6.91000      234         1        233
192         Colony Plaza Shopping Center                                     1/1/08    7.54000      357         4        113
193         Rolling Oaks Plaza                                               6/1/08    7.37500      361         2        118
194         170 Meeting Street                                               6/1/08    7.28000      360         2        118
195         Dracut Village Shopping Center                                   6/1/13    7.49000      300         2        178
196         Villa Cezanne Apartments                                         8/1/08    6.61000      360         0        120
197         Uniprop - Camelot Villa                              2/10/09    8/10/28    6.35000      360         0        126
198         Office/Laboratory Industrial Facility                            6/1/08    7.27000      360         2        118
199         Hilltop Plaza                                                    5/1/08    7.19000      360         3        117
200         101 Park Avenue                                                  3/1/08    7.33000      300         5        115
201         Skyline Manufactured Home Community                  2/10/09    8/10/28    6.35000      360         0        126
202         Castle Apartments                                                8/1/18    7.00000      240         0        240
203         Sono Square                                                      6/1/08    7.41000      360         2        118
204         Empire Inn - Best Western                            5/11/08    5/11/23    8.66000      300         2        117
205         Montvale Place                                                   5/1/08    7.34000      360         3        117
206         251-57 West 45th Street/254 West 46th Street                     7/1/13    7.37000      180         1        179
207         Fixture World Facility                                7/1/08     7/1/18    8.31000      240         1        119
208         K Mart                                                           5/1/14    9.75000      239        50        189
209         Jeremy Apartments                                                8/1/08    6.95000      360         0        120

                                                                                                                   Scheduled
                                                                                                                   Maturity
                                                                            Remaining   Cut-off       Cut-off      or ARD
Control                                                                     Lockout     Date          Date         Date
No.         Property Name                                                   Months      DSCR (x)      LTV (%)      LTV (%)
=============================================================================================================================
140         Green Gate Office Park                                            45         1.36         69.9         61.7
141         9939 Norwalk Blvd & SW Corner of Geary Ave.                       46         1.31         70.7         62.5
142         Village Square Mall                                               46         1.27         74.0         65.6
143         Walgreen                                                         119         1.02         95.2         29.2
144         Ramona Plaza                                                      47         1.33         74.5         62.2
145         500 Building                                                      47         1.32         74.5         60.0
146         Ten Oaks Retirement Community(TORCH)                               0         1.41         58.9         47.0
147         Ramada Inn Newport                                                48         1.55         64.5         51.6
148         Promontory Point Apartments                                       45         1.94         47.0         41.1
149         Paramount Plaza                                                   44         1.40         73.7         59.6
150         Preferred Freezer Warehouse                                       0          1.35         56.6          0.0
151         Vroman's Bookstore                                                24         1.57         64.7         44.7
152         West Lake Self Storage                                            58         1.21         76.8         67.7
153         Winterbrook Apartments                                            45         1.28         79.8         69.8
154         HomeBase Home Improvement Store                                   20         1.31         69.5         66.2
155         Lakeside Downs Apartments                                         47         1.31         79.9         69.7
156         Eckerd San Antonio                                                94         1.00         99.8         37.1
157         Strattford Lakes Apartments                                       45         1.19         84.2         65.8
158         Concord Center                                                    46         1.28         74.9         66.2
159         Oak Hills                                                         46         1.41         74.8         60.8
160         Kimberly Woods Apartments                                         24         1.32         76.3         65.3
161         110 Fulton Street-Corporate Apartments                            24         1.24         79.5         64.3
162         Plaza Linda Vista                                                 46         1.34         67.2         58.9
163         Westridge Plaza Shopping Center (Ames/Hyvee)                      81         1.27         76.8          0.0
164         Walgreens                                                         93         1.02         98.9          0.0
165         Park Plaza II                                                     24         1.59         75.0         64.8
166         Parkwild Apartments                                               0          1.32         79.9         68.6
167         Martinez Self Storage                                             47         1.38         80.3         65.3
168         Hemet Plaza Shopping Center                                       46         1.32         73.4         64.6
169         Congress Square                                                   45         1.47         74.9         66.3
170         1111 South Willow Street                                          57         1.65         57.2         46.1
171         Walgreens - Richmond                                             120         1.00         98.5         36.1
172         Orangetree Plaza Shopping Center                                  33         1.20         64.8         58.5
173         Columbia Court Apartments                                         24         1.30         72.9         62.5
174         1200 High Ridge Road                                              47         1.64         61.4         53.2
175         Flint Hill Pointe Apartments                                      82         1.31         74.5         58.1
176         Waterside 1 Apartments                                            46         1.29         79.4         70.0
177         Doctors Professional Building                                     24         3.20         38.8         30.9
178         1500 Gateway Plaza                                                45         1.39         73.5         65.1
179         Oasis Water Park                                                  0          1.41         43.6          0.5
180         Indian Valley Shopping Center                                     57         1.30         72.5         62.8
181         Circuit City                                                       0         1.00         92.0          0.0
182         The Cedar Village Apartments                                      24         1.36         55.5         47.7
183         401 Griffin Brook Drive                                           44         1.32         73.2         64.5
184         Mulberry Station Apartments                                       24         1.25         79.6         69.0
185         Oak Hollow Apartments                                             45         1.31         69.7         61.4
186         355-367 Research Parkway                                          45         1.40         71.5         58.1
187         Walgreen (Dallas)                                                 94         1.02         93.6         23.4
188         Arbor Shopping Center                                             46         1.33         67.3         59.5
189         Waterford Condominiums                                            45         1.34         77.3         68.0
190         Walgreens Drug Store (Council Bluffs, IA.)                        24         1.03         91.2          0.0
192         Colony Plaza Shopping Center                                      41         1.28         79.6         70.7
193         Rolling Oaks Plaza                                                23         1.32         74.9         65.1
194         170 Meeting Street                                                46         1.39         76.7         67.5
195         Dracut Village Shopping Center                                    46         1.50         68.3         44.5
196         Villa Cezanne Apartments                                          24         1.72         54.4         46.3
197         Uniprop - Camelot Villa                                           24         1.86         62.0         51.8
198         Office/Laboratory Industrial Facility                             58         1.42         71.6         63.0
199         Hilltop Plaza                                                     45         1.34         74.6         65.5
200         101 Park Avenue                                                   43         1.33         71.7         58.3
201         Skyline Manufactured Home Community                               24         1.99         62.5         52.3
202         Castle Apartments                                                 72         1.36         71.4          0.0
203         Sono Square                                                       46         1.43         74.9         66.1
204         Empire Inn - Best Western                                         25         1.49         74.9         63.1
205         Montvale Place                                                    45         1.49         71.3         62.9
206         251-57 West 45th Street/254 West 46th Street                       0         1.38         53.4          0.0
207         Fixture World Facility                                            25         1.28         71.9         51.3
208         K Mart                                                            10         1.16         65.1          0.0
209         Jeremy Apartments                                                 24         1.20         74.4         63.9

                                                                        Original        Remaining
                                                                        Interest-Only   Interest-Only
Control                                                                 Period          Period         Amortization
No.       Property Name                                                 (months)        (months)       Type
=======================================================================================================================
210       119th Plaza Shopping Center                                                                  Balloon
211       Riverwood Village Shopping Center                                                            Balloon
212       Valencia Autoplex                                                                            Balloon
213       Grand View Center                                                                            ARD
214       747 Chestnut Ridge Road                                                                      Balloon
215       Perimeter Park                                                                               Balloon
216       Holiday Inn Sturbridge                                                                       Balloon
217       University Village East                                                                      Balloon
218       Cannon Park Warehouse                                                                        Balloon
219       939-945 Fourth Avenue                                                                        Balloon
220       11312 Westheimer Shopping Center                                                             Balloon
221       Circuit City                                                                                 Fully Amortizing
222       Greenfields Retirement Community                                                             Balloon
223       3700 & 3800 Classen Office Buildings                                                         Balloon
224       Algonquin Apartments                                                                         Balloon
225       Westgate Service                                                                             Balloon
226       First Southern Bank Building                                                                 Balloon
227       Comfort Inn - Warner Robins                                                                  Balloon
228       Greenbriar Apartments                                                                        Balloon
229       Ridge Manor Apartments                                                                       Balloon
230       Greenwood Gardens Office Building                                                            Balloon
231       Lock-It-Up Self-Storage (Pacifica)                                                           Balloon
232       Crestridge Corporate Center                                                                  Fully Amortizing
233       Shadow Hills MHP                                                                             Balloon
234       Red Oaks Apartments                                                                          Balloon
235       Lock It Up (Pleasanton)                                                                      Fully Amortizing
236       89-55 Queens Blvd                                                                            Balloon
237       Kentwood Apartments                                                                          Balloon
238       Uniprop - Fairway Villas                                                                     ARD
239       8000 Edgewater Drive                                                                         Balloon
240       1020 and 1030 South Arroyo Parkway                                                           Balloon
241       Crichton Plaza                                                                               Balloon
242       Nottingham Village Center                                                                    Balloon
243       Shurgard - Hermitage                                                                         Balloon
244       Walgreens (Shawnee)                                                                          Balloon
245       Walgreen's (Westmoreland)                                                                    Balloon
246       Ashburton Woods Apartments                                                                   Balloon
247       Uniprop - Colonial Village                                                                   ARD
248       Pyramid Professional Center                                                                  Balloon
249       Las Tunas Plaza Shopping Center                                                              Balloon
250       The Sawyer Building                                                                          Fully Amortizing
251       11123-11163 South Towne Square                                                               Balloon
252       Eastlake Garden Apartments                                                                   Balloon
253       Country Villa Westwood Nursing Center                                                        Balloon
254       Cinderella Properties (Loan Level)                                                           Fully Amortizing
255       Eckerd Pharmacy (Corpus Christi)                                                             Fully Amortizing
256       Landmark Centre                                                                              Balloon
257       Eckerd - Baton Rouge                                                                         Balloon
258       280 Station Shopping Center                                                                  ARD
259       Woodland Park Apartments                                                                     Balloon
260       Pinehurst Villas                                                                             Balloon
261       Park Avenue Apartments                                                                       Balloon
262       Cypress Corners Office Building                                                              Balloon
263       Days Inn Westminster                                                                         Balloon
264       Lock It Up (Fremont)                                                                         Balloon
265       Hidden Village Apartments                                                                    Balloon
266       1900 Century Plaza Office Building                                                           Balloon
267       U-Stor Greenway                                                                              Fully Amortizing
268       Cedars Apartments                                                                            Balloon
269       Manny's Music Building                                                                       Balloon
270       Smoky Hill Shopping Center                                                                   Balloon
271       Schooset Village                                                                             Balloon
272       Ranch Circle Plaza                                                                           Balloon
273       Mini-Maxi Warehouse                                                                          Balloon
274       Country Hill Center                                                                          Balloon
275       Kensington Garden Apartments                                                                 Balloon
276       Central Eugene Industrial Park                                                               Balloon
277       The Sunset Village Apartments                                                                Balloon
278       Berkshire Manor Apartments                                                                   Balloon
                                                                                                       Balloon/
Control                                                            Cut-off Date          Monthly       ARD
No.       Property Name                                            Balance ($)           P&I ($)       Balance ($)
====================================================================================================================
210       119th Plaza Shopping Center                              2,900,000             21,065        2,299,895
211       Riverwood Village Shopping Center                        2,894,377             19,822        2,547,964
212       Valencia Autoplex                                        2,894,070             19,430        2,672,748
213       Grand View Center                                        2,874,069             21,377        2,343,306
214       747 Chestnut Ridge Road                                  2,846,322             19,869        2,516,464
215       Perimeter Park                                           2,846,046             19,307        2,497,813
216       Holiday Inn Sturbridge                                   2,839,544             21,808        2,340,197
217       University Village East                                  2,800,000             19,339        2,423,522
218       Cannon Park Warehouse                                    2,798,234             19,548        2,570,833
219       939-945 Fourth Avenue                                    2,798,127             19,112        2,417,151
220       11312 Westheimer Shopping Center                         2,786,099             19,425        2,467,827
221       Circuit City                                             2,780,187             23,031                0
222       Greenfields Retirement Community                         2,747,178             20,322        2,192,310
223       3700 & 3800 Classen Office Buildings                     2,742,546             18,853        2,417,744
224       Algonquin Apartments                                     2,741,299             18,581        2,368,469
225       Westgate Service                                         2,698,525             18,750        2,503,415
226       First Southern Bank Building                             2,698,241             18,616        2,336,178
227       Comfort Inn - Warner Robins                              2,697,456             19,865        2,190,592
228       Greenbriar Apartments                                    2,696,715             19,250        1,954,005
229       Ridge Manor Apartments                                   2,694,205             18,710        2,338,831
230       Greenwood Gardens Office Building                        2,692,179             19,194        2,049,120
231       Lock-It-Up Self-Storage (Pacifica)                       2,691,592             19,690        1,740,896
232       Crestridge Corporate Center                              2,689,832             21,673                0
233       Shadow Hills MHP                                         2,676,245             18,083        2,346,371
234       Red Oaks Apartments                                      2,673,093             17,801        2,295,722
235       Lock It Up (Pleasanton)                                  2,645,173             21,235                0
236       89-55 Queens Blvd                                        2,644,301             19,274        2,141,261
237       Kentwood Apartments                                      2,641,683             17,978        2,284,475
238       Uniprop - Fairway Villas                                 2,600,000             16,510        2,180,123
239       8000 Edgewater Drive                                     2,598,486             17,701        2,469,507
240       1020 and 1030 South Arroyo Parkway                       2,597,325             18,459        2,083,760
241       Crichton Plaza                                           2,596,490             17,807        2,285,207
242       Nottingham Village Center                                2,594,904             17,701        2,282,016
243       Shurgard - Hermitage                                     2,594,335             18,793        2,096,375
244       Walgreens (Shawnee)                                      2,582,153             19,573          661,762
245       Walgreen's (Westmoreland)                                2,553,512             19,380          714,849
246       Ashburton Woods Apartments                               2,545,986             17,344        2,199,408
247       Uniprop - Colonial Village                               2,500,000             15,708        2,090,614
248       Pyramid Professional Center                              2,500,000             16,824        2,150,821
249       Las Tunas Plaza Shopping Center                          2,497,093             18,272        1,986,252
250       The Sawyer Building                                      2,495,811             20,248                0
251       11123-11163 South Towne Square                           2,494,901             16,767        2,185,655
252       Eastlake Garden Apartments                               2,494,685             16,498        2,176,379
253       Country Villa Westwood Nursing Center                    2,494,578             19,015        2,010,300
254       Cinderella Properties (Loan Level)                       2,484,451             22,751                0
255       Eckerd Pharmacy (Corpus Christi)                         2,475,431              Step*                0
256       Landmark Centre                                          2,472,878             18,873        2,032,630
257       Eckerd - Baton Rouge                                     2,467,643              Step*          927,000
258       280 Station Shopping Center                              2,448,600             16,780        2,153,635
259       Woodland Park Apartments                                 2,434,958             16,283        2,130,383
260       Pinehurst Villas                                         2,421,758             16,675        1,883,531
261       Park Avenue Apartments                                   2,398,527             16,064        2,097,060
262       Cypress Corners Office Building                          2,398,436             16,547        2,076,604
263       Days Inn Westminster                                     2,395,197             18,049        1,961,478
264       Lock It Up (Fremont)                                     2,392,527             17,502        1,547,461
265       Hidden Village Apartments                                2,392,512             17,487        1,546,644
266       1900 Century Plaza Office Building                       2,378,489             16,574        2,063,966
267       U-Stor Greenway                                          2,376,682             18,991                0
268       Cedars Apartments                                        2,350,542             19,936        1,980,016
269       Manny's Music Building                                   2,319,892             20,874        1,339,598
270       Smoky Hill Shopping Center                               2,312,966             16,051        2,041,851
271       Schooset Village                                         2,298,848             16,382        2,042,298
272       Ranch Circle Plaza                                       2,298,648             15,612        2,017,072
273       Mini-Maxi Warehouse                                      2,297,744             16,654        1,855,882
274       Country Hill Center                                      2,296,971             15,909        2,026,713
275       Kensington Garden Apartments                             2,295,173             16,097        1,996,823
276       Central Eugene Industrial Park                           2,285,000             15,696        1,712,059
277       The Sunset Village Apartments                            2,280,000             15,233        1,958,594
278       Berkshire Manor Apartments                               2,272,619             16,036        1,437,327

                                                                                                                         Remaining
                                                                                                  Original               Term
                                                                                                  Amortization           to ARD
Control                                                                                Mortgage   Term        Seasoning  or Maturity
No.         Property Name                                          ARD      Maturity   Rate (%)   (months)     (months)  (months)
===================================================================================================================================
210         119th Plaza Shopping Center                                       8/1/08   7.20000      300           0       120
211         Riverwood Village Shopping Center                                 5/1/08   7.27000      360           3       117
212         Valencia Autoplex                                                 5/1/05   7.07000      360           3        81
213         Grand View Center                                    6/11/08     7/11/28   7.55000      300           2       118
214         747 Chestnut Ridge Road                                           6/1/08   7.47000      360           2       118
215         Perimeter Park                                                    6/1/08   7.18000      360           2       118
216         Holiday Inn Sturbridge                                            6/1/08   7.92000      300           2       118
217         University Village East                                           8/1/08   7.37500      360           0       120
218         Cannon Park Warehouse                                             7/1/05   7.37500      360           1        83
219         939-945 Fourth Avenue                                             7/1/08   7.15000      360           1       119
220         11312 Westheimer Shopping Center                                  1/1/08   7.42000      360           7       113
221         Circuit City                                                     12/1/18   7.96000      264          20       244
222         Greenfields Retirement Community                                  7/1/08   7.39000      300           1       119
223         3700 & 3800 Classen Office Buildings                              4/1/08   7.30000      360           4       116
224         Algonquin Apartments                                              4/1/08   7.05000      360           4       116
225         Westgate Service                                                  7/1/05   7.43000      360           1        83
226         First Southern Bank Building                                     7/10/08   7.25000      360           1       119
227         Comfort Inn - Warner Robins                                       7/1/08   7.45000      300           1       119
228         Greenbriar Apartments                                            12/1/15   7.70000      360           2       208
229         Ridge Manor Apartments                                            5/1/08   7.30000      360           3       117
230         Greenwood Gardens Office Building                                 4/1/13   7.67000      360           4       176
231         Lock-It-Up Self-Storage (Pacifica)                                5/1/13   7.35000      300           3       177
232         Crestridge Corporate Center                                       3/1/18   7.38000      237           2       235
233         Shadow Hills MHP                                                  6/1/08   7.14000      360           2       118
234         Red Oaks Apartments                                              7/10/08   6.90000      360           1       119
235         Lock It Up (Pleasanton)                                           7/1/18   7.43000      240           1       239
236         89-55 Queens Blvd                                                 6/1/08   7.32000      300           2       118
237         Kentwood Apartments                                               4/1/08   7.09000      360           4       116
238         Uniprop - Fairway Villas                             2/10/09     8/10/28   6.45000      360           0       126
239         8000 Edgewater Drive                                              7/1/03   7.23000      360           1        59
240         1020 and 1030 South Arroyo Parkway                                7/1/08   7.05000      300           1       119
241         Crichton Plaza                                                    6/1/08   7.29000      360           2       118
242         Nottingham Village Center                                         5/1/08   7.23000      360           3       117
243         Shurgard - Hermitage                                              6/1/08   7.25000      300           2       118
244         Walgreens (Shawnee)                                               2/1/18   7.38000      275           3       234
245         Walgreen's (Westmoreland)                                        11/1/16   7.19000      263           2       219
246         Ashburton Woods Apartments                                        6/1/08   7.22000      360           2       118
247         Uniprop - Colonial Village                           2/10/09     8/10/28   6.35000      360           0       126
248         Pyramid Professional Center                                       8/1/08   7.01000      360           0       120
249         Las Tunas Plaza Shopping Center                                   7/1/08   7.37500      300           1       119
250         The Sawyer Building                                               7/1/18   7.46000      240           1       239
251         11123-11163 South Towne Square                                    5/1/08   7.08000      360           3       117
252         Eastlake Garden Apartments                                        5/1/08   6.92000      360           3       117
253         Country Villa Westwood Nursing Center                             6/1/08   7.83000      300           2       118
254         Cinderella Properties (Loan Level)                                6/1/13   7.20000      180           2       178
255         Eckerd Pharmacy (Corpus Christi)                                  2/1/18   7.26000      236           2       234
256         Landmark Centre                                                   7/1/08   7.86000      300           1       119
257         Eckerd - Baton Rouge                                              4/1/18   7.43000      293           2       236
258         280 Station Shopping Center                          7/1/08       7/1/28   7.29000      360           1       119
259         Woodland Park Apartments                                          5/1/08   7.03000      360           3       117
260         Pinehurst Villas                                                  6/1/13   7.33000      360           2       178
261         Park Avenue Apartments                                            7/1/08   7.06000      360           1       119
262         Cypress Corners Office Building                                  7/10/08   7.25000      360           1       119
263         Days Inn Westminster                                              6/1/08   7.70000      300           2       118
264         Lock It Up (Fremont)                                              5/1/13   7.35000      300           3       177
265         Hidden Village Apartments                                         5/1/13   7.34000      300           3       177
266         1900 Century Plaza Office Building                                7/1/08   7.35000      360           1       119
267         U-Stor Greenway                                                   5/1/18   7.32000      240           3       237
268         Cedars Apartments                                                11/1/06   8.87500      300          21        99
269         Manny's Music Building                                            7/1/08   7.87500      204           1       119
270         Smoky Hill Shopping Center                                        6/1/08   7.41000      360           2       118
271         Schooset Village                                                  7/1/08   7.69000      360           1       119
272         Ranch Circle Plaza                                                7/1/08   7.20000      360           1       119
273         Mini-Maxi Warehouse                                               7/1/08   7.27000      300           1       119
274         Country Hill Center                                               6/1/08   7.39000      360           2       118
275         Kensington Garden Apartments                                      5/1/08   7.40000      360           3       117
276         Central Eugene Industrial Park                                    8/1/13   7.32000      360           0       180
277         The Sunset Village Apartments                                    8/10/08   6.94000      360           0       120
278         Berkshire Manor Apartments                                        7/1/13   6.97000      300           1       179
                                                                                                                   Scheduled
                                                                                                                   Maturity
                                                                            Remaining   Cut-off       Cut-off      or ARD
Control                                                                     Lockout     Date          Date         Date
No.         Property Name                                                   Months      DSCR (x)      LTV (%)      LTV (%)
=============================================================================================================================
210         119th Plaza Shopping Center                                      24          1.45         72.5         57.5
211         Riverwood Village Shopping Center                                45          1.40         76.2         67.1
212         Valencia Autoplex                                                45          1.37         78.2         72.2
213         Grand View Center                                                24          1.28         75.6         61.7
214         747 Chestnut Ridge Road                                          46          1.39         78.0         68.9
215         Perimeter Park                                                   46          1.33         55.8         49.0
216         Holiday Inn Sturbridge                                           25          1.45         71.0         58.5
217         University Village East                                          24          1.34         74.8         64.7
218         Cannon Park Warehouse                                            24          1.35         62.5         57.4
219         939-945 Fourth Avenue                                            24          1.28         74.9         64.7
220         11312 Westheimer Shopping Center                                 41          1.29         75.1         66.5
221         Circuit City                                                      0          1.00         92.7          0.0
222         Greenfields Retirement Community                                 11          1.57         68.7         54.8
223         3700 & 3800 Classen Office Buildings                             44          1.27         74.1         65.3
224         Algonquin Apartments                                             24          1.37         78.3         67.7
225         Westgate Service                                                 29          1.35         72.0         66.8
226         First Southern Bank Building                                     24          1.29         81.0         70.2
227         Comfort Inn - Warner Robins                                      47          1.82         72.9         59.2
228         Greenbriar Apartments                                            94          1.39         79.3         57.5
229         Ridge Manor Apartments                                           24          1.26         74.8         65.0
230         Greenwood Gardens Office Building                                 0          1.31         58.5         44.5
231         Lock-It-Up Self-Storage (Pacifica)                               81          1.61         65.0         42.1
232         Crestridge Corporate Center                                     142          1.27         61.1          0.0
233         Shadow Hills MHP                                                 58          1.28         74.8         65.5
234         Red Oaks Apartments                                              24          1.62         76.4         65.6
235         Lock It Up (Pleasanton)                                         119          1.41         64.1          0.0
236         89-55 Queens Blvd                                                46          1.57         63.0         51.0
237         Kentwood Apartments                                              24          1.31         80.1         69.2
238         Uniprop - Fairway Villas                                         24          1.71         72.2         60.6
239         8000 Edgewater Drive                                             35          1.44         64.2         61.0
240         1020 and 1030 South Arroyo Parkway                               47          1.71         66.6         53.4
241         Crichton Plaza                                                   46          1.30         74.2         65.3
242         Nottingham Village Center                                        45          1.46         66.5         58.5
243         Shurgard - Hermitage                                             58          1.73         70.1         56.7
244         Walgreens (Shawnee)                                             117          1.03         89.3         22.9
245         Walgreen's (Westmoreland)                                        94          1.02         92.9         26.0
246         Ashburton Woods Apartments                                       24          1.25         79.6         68.7
247         Uniprop - Colonial Village                                       24          1.52         69.4         58.1
248         Pyramid Professional Center                                      24          1.49         69.4         59.7
249         Las Tunas Plaza Shopping Center                                  24          1.42         74.5         59.3
250         The Sawyer Building                                              24          1.73         65.7          0.0
251         11123-11163 South Towne Square                                   45          1.44         71.3         62.4
252         Eastlake Garden Apartments                                       45          1.31         73.4         64.0
253         Country Villa Westwood Nursing Center                            24          1.61         70.1         56.5
254         Cinderella Properties (Loan Level)                               82          2.07         34.0          0.0
255         Eckerd Pharmacy (Corpus Christi)                                 94          1.00         90.0          0.0
256         Landmark Centre                                                  47          1.32         74.9         61.6
257         Eckerd - Baton Rouge                                             94          1.00         98.7         37.1
258         280 Station Shopping Center                                      47          1.40         74.2         65.3
259         Woodland Park Apartments                                         45          1.47         79.8         69.8
260         Pinehurst Villas                                                 82          1.22         77.2         60.1
261         Park Avenue Apartments                                           59          1.51         75.0         65.5
262         Cypress Corners Office Building                                  24          1.51         73.8         63.9
263         Days Inn Westminster                                             46          1.57         72.6         59.4
264         Lock It Up (Fremont)                                             81          1.68         59.8         38.7
265         Hidden Village Apartments                                        45          1.29         67.2         43.4
266         1900 Century Plaza Office Building                               24          1.78         63.5         55.2
267         U-Stor Greenway                                                  81          1.32         69.9          0.0
268         Cedars Apartments                                                 3          1.61         62.7         52.8
269         Manny's Music Building                                           24          1.29         74.8         43.2
270         Smoky Hill Shopping Center                                       58          1.34         68.0         60.1
271         Schooset Village                                                 47          1.35         80.0         71.0
272         Ranch Circle Plaza                                               47          1.51         74.5         65.4
273         Mini-Maxi Warehouse                                              47          1.57         74.1         59.9
274         Country Hill Center                                              46          1.34         74.1         65.4
275         Kensington Garden Apartments                                     24          1.25         77.8         67.7
276         Central Eugene Industrial Park                                    0          1.39         68.0         51.0
277         The Sunset Village Apartments                                    24          1.64         77.3         66.4
278         Berkshire Manor Apartments                                       83          1.43         62.7         39.7

                                                                        Original        Remaining
                                                                        Interest-Only   Interest-Only
Control                                                                 Period          Period         Amortization
No.         Property Name                                               (months)        (months)       Type
=======================================================================================================================
279         Olympus Shadows                                                                            Balloon
280         Oceanside Outparcel Building C                                                             Balloon
281         U-Stor Bell                                                                                Fully Amortizing
282         6420 Richmond Avenue                                                                       Balloon
283         Rolling Acres Retail Center                                                                Balloon
284         Farm Credit Services                                                                       Balloon
285         Riverside Office Buiding                                                                   Balloon
286         Holiday Inn-Heritage                                                                       Balloon
287         Akers Away Mobile Home Park                                                                Balloon
288         Arrowhead Lakes Marketplace                                                                Balloon
289         Pear Orchard Village Shopping Center                                                       Fully Amortizing
290         Wallgarden Shopping Center                                                                 Balloon
291         Pico&Union Plaza                                                                           Balloon
292         Abrams Run Building                                                                        Fully Amortizing
293         Bayhead Mobile Home Park                                                                   ARD
294         Willow Creek Apartments                                                                    Balloon
295         Arbor Square Shopping Center                                                               Balloon
296         Brookdale Towers                                                                           Balloon
297         Roy's Trailer Park                                                                         Balloon
298         3 Ethel Boulevard                                                                          Balloon
299         Green River Apartments                                                                     Balloon
300         Mid-Valley Business Center                                                                 Balloon
301         Emerald Point Apartments                                                                   Balloon
302         Times Square Townhome Apartments                                                           Balloon
303         El Rancho Drive Stowall                                                                    ARD
304         Shurgard - Med Center                                                                      Balloon
305         Mesa Building                                                                              ARD
306         Statewide Self Storage                                                                     Balloon
307         1040 Sheridan Street                                                                       Balloon
308         Lincoln Plaza                                                                              ARD
309         Lock-It Up Self Storage                                                                    Fully Amortizing
310         Lock-It Up Self Storage                                                                    Fully Amortizing
311         Bashas Square                                                                              ARD
312         Marina View Office Building                                                                Balloon
313         Eckerd - San Antonio                                                                       Fully Amortizing
314         Georgetown Phase III Apartments                                                            Fully Amortizing
315         Calabasas Junction                                                                         Balloon
316         Washington Ave. Office Building                                                            Balloon
317         Sierra Vista                                                                               Balloon
318         Holiday Inn Express Anderson                                                               Balloon
319         Boulevard Shops at the Kentlands                                                           Balloon
320         Woodland Square Apartments                                                                 Balloon
321         Highview Place Apartments                                                                  ARD
322         Party City Center                                                                          Balloon
323         Green Gables Apartments                                                                    Balloon
324         Richmond/Sage Shopping Center                                                              Balloon
325         Eastside Storage                                                                           Balloon
326         Eckerd - Benbrook                                                                          Fully Amortizing
327         Carmel Plaza                                                                               Balloon
328         Rosedale Estates North                                                                     Fully Amortizing
329         Magnolia Lane MHP                                                                          Balloon
330         5045 North 12th Street                                                                     Balloon
331         Cooper Creek Village                                                                       Fully Amortizing
332         Best Western Casablanca Inn                                                                Balloon
333         Bell-Haun Systems/Huber Village (Eastwind-Loan Level)                                      ARD
334         Robert Blake Building                                                                      Balloon
335         9 Commonwealth Avenue                                                                      Balloon
336         Central Self-Storage Facility (Eugene)                                                     Balloon
337         Terrace Apartments                                                                         Balloon
338         Arbor View Apartments                                                                      Balloon
339         Kinnaird & Franke Building                                                                 Balloon
340         Rancho Terrace Center                                                                      Balloon
341         Shadow Tree Apartments                                                                     Balloon
342         Federal Express Building                                                                   Balloon
343         Little Miami Estates Mobile Home Park                                                      Balloon
344         4000 Park                                                                                  Balloon
345         Crossroads Plaza Office Building                                                           Balloon
346         Copper Crest                                                                               Balloon
347         Rapp Building-Sunset Mercantile Center                                                     Balloon

                                                                                                       Balloon/
Control                                                            Cut-off Date          Monthly       ARD
No.         Property Name                                          Balance ($)           P&I ($)       Balance ($)
====================================================================================================================
279         Olympus Shadows                                        2,258,541             15,376        1,985,201
280         Oceanside Outparcel Building C                         2,246,576             15,563        1,948,126
281         U-Stor Bell                                            2,237,462             17,879                0
282         6420 Richmond Avenue                                   2,200,000             15,288        2,018,597
283         Rolling Acres Retail Center                            2,197,022             15,053        1,933,139
284         Farm Credit Services                                   2,197,015             15,038        1,851,049
285         Riverside Office Buiding                               2,172,165             15,104        1,918,515
286         Holiday Inn-Heritage                                   2,168,426             16,073        1,767,368
287         Akers Away Mobile Home Park                            2,168,038             15,665        1,751,856
288         Arrowhead Lakes Marketplace                            2,156,469             14,314        1,851,967
289         Pear Orchard Village Shopping Center                   2,148,532             23,383                0
290         Wallgarden Shopping Center                             2,143,332             15,707          876,129
291         Pico&Union Plaza                                       2,138,765             14,613        1,879,678
292         Abrams Run Building                                    2,100,000             15,021                0
293         Bayhead Mobile Home Park                               2,100,000             13,195        1,756,115
294         Willow Creek Apartments                                2,098,699             14,014        1,833,472
295         Arbor Square Shopping Center                           2,097,108             14,269        1,841,931
296         Brookdale Towers                                       2,095,873             14,283        1,842,688
297         Roy's Trailer Park                                     2,093,543             14,497        1,817,438
298         3 Ethel Boulevard                                      2,091,556             16,410          452,636
299         Green River Apartments                                 2,077,128             14,119        1,823,916
300         Mid-Valley Business Center                             2,048,709             14,319        1,778,983
301         Emerald Point Apartments                               2,040,000             13,643        1,752,842
302         Times Square Townhome Apartments                       1,996,070             13,603        1,754,942
303         El Rancho Drive Stowall                                1,996,036             15,107        1,636,975
304         Shurgard - Med Center                                  1,995,642             14,456        1,612,596
305         Mesa Building                                          1,991,215             14,443        1,612,160
306         Statewide Self Storage                                 1,945,962             14,436        1,585,191
307         1040 Sheridan Street                                   1,898,092             14,179        1,519,189
308         Lincoln Plaza                                          1,896,234             14,351        1,550,819
309         Lock-It Up Self Storage                                1,894,058             17,184                0
310         Lock-It Up Self Storage                                1,894,058             17,184                0
311         Bashas Square                                          1,865,899             13,136        1,656,723
312         Marina View Office Building                            1,847,350             13,075        1,609,709
313         Eckerd - San Antonio                                   1,843,049             14,514                0
314         Georgetown Phase III Apartments                        1,839,056             21,072                0
315         Calabasas Junction                                     1,834,764             12,848        1,594,857
316         Washington Ave. Office Building                        1,821,179             12,786        1,676,493
317         Sierra Vista                                           1,796,731             12,598        1,591,210
318         Holiday Inn Express Anderson                           1,796,582             13,857        1,482,763
319         Boulevard Shops at the Kentlands                       1,796,575             12,389        1,584,348
320         Woodland Square Apartments                             1,796,281             12,012        1,571,594
321         Highview Place Apartments                              1,794,471             12,451        1,403,160
322         Party City Center                                      1,777,591             12,179        1,498,156
323         Green Gables Apartments                                1,760,000             11,711        1,510,457
324         Richmond/Sage Shopping Center                          1,751,615             12,020        1,542,753
325         Eastside Storage                                       1,744,992             13,241        1,433,484
326         Eckerd - Benbrook                                      1,743,425             13,730                0
327         Carmel Plaza                                           1,715,000             11,823        1,449,983
328         Rosedale Estates North                                 1,689,944             19,364                0
329         Magnolia Lane MHP                                      1,677,726             11,495        1,476,215
330         5045 North 12th Street                                 1,675,000             11,178        1,462,202
331         Cooper Creek Village                                   1,654,224             12,192                0
332         Best Western Casablanca Inn                            1,646,730             12,463        1,085,855
333         Bell-Haun Systems/Huber Village (Eastwind-Loan Level)  1,641,716             11,391        1,452,413
334         Robert Blake Building                                  1,600,000             10,915        1,380,966
335         9 Commonwealth Avenue                                  1,598,902             10,811        1,378,020
336         Central Self-Storage Facility (Eugene)                 1,598,579             12,043        1,420,623
337         Terrace Apartments                                     1,598,407             11,513        1,288,279
338         Arbor View Apartments                                  1,580,316             11,159        1,377,814
339         Kinnaird & Franke Building                             1,573,024             11,099        1,394,524
340         Rancho Terrace Center                                  1,572,858             10,755        1,383,238
341         Shadow Tree Apartments                                 1,558,191             10,877        1,221,545
342         Federal Express Building                               1,555,104             11,336        1,374,418
343         Little Miami Estates Mobile Home Park                  1,539,069             10,360        1,347,387
344         4000 Park                                              1,538,536             11,290        1,247,940
345         Crossroads Plaza Office Building                       1,525,000             10,598        1,399,255
346         Copper Crest                                           1,524,137             10,476        1,341,563
347         Rapp Building-Sunset Mercantile Center                 1,511,380             10,258        1,305,361

                                                                                                                         Remaining
                                                                                                  Original               Term
                                                                                                  Amortization           to ARD
Control                                                                                Mortgage   Term        Seasoning  or Maturity
No.         Property Name                                          ARD      Maturity   Rate (%)   (months)     (months)  (months)
===================================================================================================================================
279         Olympus Shadows                                                   5/1/08   7.21000      360           3       117
280         Oceanside Outparcel Building C                                    6/1/08   7.39000      360           2       118
281         U-Stor Bell                                                       5/1/18   7.32000      240           3       237
282         6420 Richmond Avenue                                              8/1/05   7.33000      360           0       84
283         Rolling Acres Retail Center                                       6/1/08   7.28000      360           2       118
284         Farm Credit Services                                              6/1/10   7.27000      360           2       142
285         Riverside Office Buiding                                          6/1/08   7.43000      360           2       118
286         Holiday Inn-Heritage                                              5/1/08   7.50000      300           3       117
287         Akers Away Mobile Home Park                                       5/1/08   7.21000      300           3       117
288         Arrowhead Lakes Marketplace                                       6/1/08   6.86000      360           2       118
289         Pear Orchard Village Shopping Center                              9/1/11   9.04000      180          23       157
290         Wallgarden Shopping Center                                        5/1/18   7.37000      300           3       237
291         Pico&Union Plaza                                                  7/1/08   7.26000      360           1       119
292         Abrams Run Building                                              8/10/23   7.03000      300           0       300
293         Bayhead Mobile Home Park                              2/10/09    8/10/28   6.35000      360           0       126
294         Willow Creek Apartments                                           7/1/08   7.03000      360           1       119
295         Arbor Square Shopping Center                                      6/1/08   7.21000      360           2       118
296         Brookdale Towers                                                  5/1/08   7.22000      360           3       117
297         Roy's Trailer Park                                                4/1/08   7.37000      360           4       116
298         3 Ethel Boulevard                                                 5/1/18   7.61000      264           3       237
299         Green River Apartments                                            6/1/08   7.20000      360           2       118
300         Mid-Valley Business Center                                        7/1/08   7.38000      360           1       119
301         Emerald Point Apartments                                         8/10/08   6.95000      360           0       120
302         Times Square Townhome Apartments                                  5/1/08   7.22000      360           3       117
303         El Rancho Drive Stowall                               6/11/08    6/11/23   7.75000      300           2       118
304         Shurgard - Med Center                                             6/1/08   7.25000      300           2       118
305         Mesa Building                                         4/1/08      4/1/23   7.24000      300           4       116
306         Statewide Self Storage                                            6/1/08   7.52000      300           2       118
307         1040 Sheridan Street                                              7/1/08   7.50000      300           1       119
308         Lincoln Plaza                                         6/11/08    6/11/28   7.75000      300           2       118
309         Lock-It Up Self Storage                                           7/1/13   7.10000      180           1       179
310         Lock-It Up Self Storage                                           7/1/13   7.10000      180           1       179
311         Bashas Square                                         1/1/08      1/1/28   7.52000      360           7       113
312         Marina View Office Building                                       6/1/08   7.50000      360           2       118
313         Eckerd - San Antonio                                              6/1/18   7.05000      240           2       238
314         Georgetown Phase III Apartments                                   7/1/08   6.57000      120           1       119
315         Calabasas Junction                                               6/10/08   7.50000      360           2       118
316         Washington Ave. Office Building                                   5/1/05   7.41000      360           3       81
317         Sierra Vista                                                      5/1/08   7.51000      360           3       117
318         Holiday Inn Express Anderson                                      6/1/08   7.97000      300           2       118
319         Boulevard Shops at the Kentlands                                  5/1/08   7.34000      360           3       117
320         Woodland Square Apartments                                        5/1/08   7.03000      360           3       117
321         Highview Place Apartments                             3/1/13      3/1/28   7.39000      359           3       175
322         Party City Center                                                 6/1/10   7.28000      360           2       142
323         Green Gables Apartments                                           8/1/08   6.90000      360           0       120
324         Richmond/Sage Shopping Center                                     5/1/08   7.29000      360           3       117
325         Eastside Storage                                                  5/1/08   7.77000      300           3       117
326         Eckerd - Benbrook                                                 6/1/18   7.05000      240           2       238
327         Carmel Plaza                                                      8/1/09   7.25000      360           0       132
328         Rosedale Estates North                                            7/1/08   6.57000      120           1       119
329         Magnolia Lane MHP                                                 6/1/08   7.28000      360           2       118
330         5045 North 12th Street                                            8/1/08   7.03000      360           0       120
331         Cooper Creek Village                                              5/1/23   7.43000      300           3       297
332         Best Western Casablanca Inn                                       6/1/13   7.75000      300           2       178
333         Bell-Haun Systems/Huber Village (Eastwind-Loan Level)   1/1/08    1/1/28   7.37000      360           7       113
334         Robert Blake Building                                             8/1/08   7.25000      360           0       120
335         9 Commonwealth Avenue                                             7/1/08   7.05000      360           1       119
336         Central Self-Storage Facility (Eugene)                            7/1/05   7.71000      300           1       83
337         Terrace Apartments                                                7/1/08   7.20000      300           1       119
338         Arbor View Apartments                                             4/1/08   7.57000      360           4       116
339         Kinnaird & Franke Building                                        6/1/08   7.58000      360           2       118
340         Rancho Terrace Center                                             6/1/08   7.26000      360           2       118
341         Shadow Tree Apartments                                            7/1/08   6.75000      300           1       119
342         Federal Express Building                                          5/1/05   7.31000      300           3       81
343         Little Miami Estates Mobile Home Park                             7/1/08   7.11000      360           1       119
344         4000 Park                                                         7/1/08   7.41000      300           1       119
345         Crossroads Plaza Office Building                                  8/1/05   7.33000      360           0       84
346         Copper Crest                                                      7/1/08   7.32000      360           1       119
347         Rapp Building-Sunset Mercantile Center                            5/1/08   7.17500      360           3       117

                                                                                                                   Scheduled
                                                                                                                   Maturity
                                                                            Remaining   Cut-off       Cut-off      or ARD
Control                                                                     Lockout     Date          Date         Date
No.         Property Name                                                   Months      DSCR (x)      LTV (%)      LTV (%)
=============================================================================================================================
279         Olympus Shadows                                                   45         1.40         77.9         68.5
280         Oceanside Outparcel Building C                                    46         1.31         72.5         62.8
281         U-Stor Bell                                                       81         1.39         67.8          0.0
282         6420 Richmond Avenue                                              24         1.59         70.4         61.0
283         Rolling Acres Retail Center                                       46         1.30         78.5         69.0
284         Farm Credit Services                                              70         1.50         84.5         71.2
285         Riverside Office Buiding                                          46         1.36         74.9         66.2
286         Holiday Inn-Heritage                                              45         1.63         71.1         57.9
287         Akers Away Mobile Home Park                                       57         1.25         74.3         60.0
288         Arrowhead Lakes Marketplace                                       24         1.43         69.7         59.8
289         Pear Orchard Village Shopping Center                              37         2.00         47.5          0.0
290         Wallgarden Shopping Center                                       117         1.34         74.7         30.5
291         Pico&Union Plaza                                                  47         1.41         73.8         64.8
292         Abrams Run Building                                                0         1.27         73.7          0.0
293         Bayhead Mobile Home Park                                          24         1.27         65.6         54.9
294         Willow Creek Apartments                                           47         1.38         75.0         65.5
295         Arbor Square Shopping Center                                      46         1.46         74.9         65.8
296         Brookdale Towers                                                  45         1.56         60.7         53.4
297         Roy's Trailer Park                                                0          1.58         69.8         60.6
298         3 Ethel Boulevard                                                105         1.30         72.1         15.6
299         Green River Apartments                                            24         1.28         79.9         70.2
300         Mid-Valley Business Center                                        24         1.46         68.3         59.3
301         Emerald Point Apartments                                          24         1.45         79.1         67.9
302         Times Square Townhome Apartments                                  57         1.41         78.3         68.8
303         El Rancho Drive Stowall                                           24         1.49         70.8         58.0
304         Shurgard - Med Center                                             58         1.54         66.5         53.8
305         Mesa Building                                                     44         1.33         71.1         57.6
306         Statewide Self Storage                                            58         1.52         75.7         61.7
307         1040 Sheridan Street                                              24         1.29         75.0         60.0
308         Lincoln Plaza                                                     24         1.29         70.2         57.4
309         Lock-It Up Self Storage                                           83         1.62         58.1          0.0
310         Lock-It Up Self Storage                                           83         1.92         50.5          0.0
311         Bashas Square                                                     41         1.37         74.6         66.3
312         Marina View Office Building                                       24         1.16         73.9         64.4
313         Eckerd - San Antonio                                              24         1.06         83.8          0.0
314         Georgetown Phase III Apartments                                   24         1.87         27.4          0.0
315         Calabasas Junction                                                 0         1.36         74.9         65.1
316         Washington Ave. Office Building                                   24         1.29         70.0         64.5
317         Sierra Vista                                                      45         1.64         59.9         53.0
318         Holiday Inn Express Anderson                                      46         1.50         74.9         61.8
319         Boulevard Shops at the Kentlands                                  45         1.30         73.3         64.7
320         Woodland Square Apartments                                        45         1.55         79.8         69.8
321         Highview Place Apartments                                         43         1.26         81.6         63.8
322         Party City Center                                                 46         1.46         74.1         62.4
323         Green Gables Apartments                                           24         1.37         80.0         68.7
324         Richmond/Sage Shopping Center                                     45         1.34         77.8         68.6
325         Eastside Storage                                                  57         1.36         75.9         62.3
326         Eckerd - Benbrook                                                 24         1.07         83.4          0.0
327         Carmel Plaza                                                      24         1.35         74.9         63.3
328         Rosedale Estates North                                            24         1.86         27.3          0.0
329         Magnolia Lane MHP                                                 58         1.40         74.9         65.9
330         5045 North 12th Street                                            54         1.36         72.0         62.9
331         Cooper Creek Village                                             177         1.41         79.7          0.0
332         Best Western Casablanca Inn                                       82         1.58         63.3         41.8
333         Bell-Haun Systems/Huber Village (Eastwind-Loan Level)             41         1.64         58.6         51.9
334         Robert Blake Building                                             24         1.41         69.6         60.0
335         9 Commonwealth Avenue                                             24         1.29         67.2         57.9
336         Central Self-Storage Facility (Eugene)                            29         1.58         57.1         50.7
337         Terrace Apartments                                                47         1.54         69.8         56.3
338         Arbor View Apartments                                             56         1.30         68.7         59.9
339         Kinnaird & Franke Building                                        58         1.32         74.9         66.4
340         Rancho Terrace Center                                             46         1.34         74.9         65.9
341         Shadow Tree Apartments                                            0          1.83         50.9         39.9
342         Federal Express Building                                          33         1.28         74.8         66.1
343         Little Miami Estates Mobile Home Park                             47         1.67         66.9         58.6
344         4000 Park                                                         47         1.30         74.1         60.1
345         Crossroads Plaza Office Building                                  24         2.24         52.0         47.7
346         Copper Crest                                                      47         1.30         72.6         63.9
347         Rapp Building-Sunset Mercantile Center                             0         1.41         74.8         64.6

                                                                        Original        Remaining
                                                                        Interest-Only   Interest-Only
Control                                                                 Period          Period         Amortization
No.         Property Name                                               (months)        (months)       Type
=======================================================================================================================
348         Lexington Place Apartments                                                                 Balloon
349         Cherry Hill Apartments                                                                     Fully Amortizing
350         Norton Plaza Shopping Center                                                               Balloon
351         Rite Aid - Walcott                                                                         Fully Amortizing
352         Shurgaurd - Tumwater                                                                       Balloon
353         Crystal Lake Apartments                                                                    Balloon
354         Peacock Woods I&II                                                                         Fully Amortizing
355         Griffith Park Office Building                                                              Balloon
356         211 Pharr Road                                                                             Balloon
357         11th Street Property                                                                       Fully Amortizing
358         Expressway Tower                                                                           Balloon
359         Shannon Woods I Apartments                                                                 Balloon
360         Shurgard - West Olympia                                                                    Balloon
361         Bridgestone/Firestone Service Facility                                                     Fully Amortizing
362         Lake Elsinore Self Storage                                                                 Balloon
363         Village Square                                                                             Fully Amortizing
364         Shurgaurd - Yakima                                                                         Balloon
365         Country Oaks Shopping Center                                                               Balloon
366         Branch Hill Mhp                                                                            Balloon
367         JMF Enterprises                                                                            Balloon
368         Spanish Villa Apartments                                                                   Balloon
369         IHOP                                                          50                 50        Fully Amortizing
370         Village Mobile Home Park                                                                   Balloon
371         Big Lots Shopping Center                                                                   ARD
372         Tradewinds Mhp                                                                             Balloon
373         Sam Houston Parkway Office Bldg                                                            Balloon
374         38th Ave. Office Building                                                                  Balloon
375         620 Auto Exchange                                                                          Balloon
376         Eastwood Lake Apartments                                                                   Balloon
377         Southland - Lakecity                                                                       Fully Amortizing
378         Central Self-Storage - Warner                                                              Balloon
379         Uniprop - Aster Lake Estates                                                               ARD
380         Torrey Pines Apartments                                                                    Balloon
381         2610-2614 North Wilmington Avenue (Chief Auto)                                             Balloon
382         233 E. 89th Street                                                                         Balloon
383         Blockbuster Center                                                                         Fully Amortizing
384         Gunbarrel Pointe                                                                           Balloon
385         Westcello Apartments                                                                       Balloon
386         Colton House Apartments                                                                    Balloon
387         Robinwood II Apartments                                                                    Balloon
388         Shops of South Athens Shopping Center                                                      Balloon
389         Hamilton Heights Apartments                                                                Balloon
390         A Medical Office Building                                                                  Balloon
391         Southgate Apartments                                                                       Balloon
392         Montbello Centre                                                                           Balloon
393         Waters West Plaza                                                                          Balloon
394         Miller Place S.C.                                                                          Balloon
395         Kennedy Boulevard Apartments                                                               Balloon
396         Swartswood Road                                                                            Balloon
397         Shurgaurd - Richland                                                                       Balloon
398         Lyndon Lawn MHP                                                                            Balloon
399         Fairmeadow Apartments                                                                      Balloon
400         Hillcrest Plaza Shopping Center                                                            ARD
401         Glenwood Apartments                                                                        Balloon
402         Bakers Plaza                                                                               Balloon
403         Monroe Central Point Center                                                                Balloon
404         Hazel Hurst Mobile Home Park                                                               Balloon
405         58th Street Plaza                                                                          Balloon
406         Robinwood Apartments                                                                       Fully Amortizing
407         The Sherwood Apartments                                                                    Balloon
408         Wayne Street Apartments                                                                    Balloon

                                                                                                       Balloon/
Control                                                            Cut-off Date        Monthly         ARD
No.         Property Name                                          Balance ($)         P&I ($)         Balance ($)
====================================================================================================================
348         Lexington Place Apartments                              1,499,124          10,202          1,316,166
349         Cherry Hill Apartments                                  1,494,780          11,017                  0
350         Norton Plaza Shopping Center                            1,490,371          10,711          1,329,269
351         Rite Aid - Walcott                                      1,477,894          12,134                  0
352         Shurgaurd - Tumwater                                    1,452,990          10,788          1,183,963
353         Crystal Lake Apartments                                 1,448,556          10,434          1,167,503
354         Peacock Woods I&II                                      1,444,954          10,649                  0
355         Griffith Park Office Building                           1,434,079           9,967          1,243,054
356         211 Pharr Road                                          1,397,961           9,895          1,218,056
357         11th Street Property                                    1,395,772          12,978                  0
358         Expressway Tower                                        1,394,076          10,291          1,135,394
359         Shannon Woods I Apartments                              1,389,124           9,289          1,215,367
360         Shurgard - West Olympia                                 1,389,123          10,314          1,131,920
361         Bridgestone/Firestone Service Facility                  1,382,541           Step*                  0
362         Lake Elsinore Self Storage                              1,378,623           9,921          1,110,800
363         Village Square                                          1,355,268           9,988                  0
364         Shurgaurd - Yakima                                      1,349,205          10,018          1,099,315
365         Country Oaks Shopping Center                            1,347,247           9,054          1,180,255
366         Branch Hill Mhp                                         1,339,190           9,014          1,172,401
367         JMF Enterprises                                         1,306,627           9,794          1,049,436
368         Spanish Villa Apartments                                1,298,705           9,355          1,046,728
369         IHOP                                                    1,297,187           Step*                  0
370         Village Mobile Home Park                                1,297,178           9,413          1,051,658
371         Big Lots Shopping Center                                1,295,839           9,363          1,047,085
372         Tradewinds Mhp                                          1,289,230           8,668          1,130,407
373         Sam Houston Parkway Office Bldg                         1,267,268           8,792          1,164,587
374         38th Ave. Office Building                               1,250,000           8,633          1,081,929
375         620 Auto Exchange                                       1,250,000           9,327            999,468
376         Eastwood Lake Apartments                                1,234,169           8,409          1,065,519
377         Southland - Lakecity                                    1,232,901           Step*                  0
378         Central Self-Storage - Warner                           1,224,391           8,742          1,140,939
379         Uniprop - Aster Lake Estates                            1,200,000           7,540          1,003,494
380         Torrey Pines Apartments                                 1,199,245           7,968          1,136,482
381         2610-2614 North Wilmington Avenue (Chief Auto)          1,198,355           8,170          1,008,341
382         233 E. 89th Street                                      1,197,137           8,043          1,026,573
383         Blockbuster Center                                      1,193,354           9,572                  0
384         Gunbarrel Pointe                                        1,183,610           8,563          1,055,955
385         Westcello Apartments                                    1,177,294           7,933          1,015,097
386         Colton House Apartments                                 1,173,382           7,984          1,030,604
387         Robinwood II Apartments                                 1,157,603           7,741          1,012,806
388         Shops of South Athens Shopping Center                   1,148,832           8,209            923,381
389         Hamilton Heights Apartments                             1,148,276           7,952            995,718
390         A Medical Office Building                               1,100,000           7,556            967,533
391         Southgate Apartments                                    1,094,099           8,561            955,976
392         Montbello Centre                                        1,042,405          10,439            951,754
393         Waters West Plaza                                       1,040,788           7,616            827,869
394         Miller Place S.C.                                       1,023,620           7,027            901,131
395         Kennedy Boulevard Apartments                            1,020,000           6,787            875,378
396         Swartswood Road                                           998,288           7,783            682,182
397         Shurgaurd - Richland                                      989,949           7,350            806,656
398         Lyndon Lawn MHP                                           972,135           7,294            795,590
399         Fairmeadow Apartments                                     958,016           6,406            838,183
400         Hillcrest Plaza Shopping Center                           931,912           6,638            749,377
401         Glenwood Apartments                                       920,000           6,121            789,558
402         Bakers Plaza                                              898,283           6,189            791,970
403         Monroe Central Point Center                               872,944           5,975            755,387
404         Hazel Hurst Mobile Home Park                              829,498           5,583            726,190
405         58th Street Plaza                                         779,257           5,713            631,882
406         Robinwood Apartments                                      596,451           6,834                  0
407         The Sherwood Apartments                                   500,000           3,327            429,103
408         Wayne Street Apartments                                   440,000           2,928            377,615

                                                               $2,530,361,727
                                                               ==============

                                                                                                                         Remaining
                                                                                                  Original               Term
                                                                                                  Amortization           to ARD
Control                                                                                Mortgage   Term        Seasoning  or Maturity
No.         Property Name                                          ARD       Maturity  Rate (%)   (months)     (months)  (months)
===================================================================================================================================
348         Lexington Place Apartments                                        7/1/08   7.22000      360           1       119
349         Cherry Hill Apartments                                            5/1/23   7.43000      300           3       297
350         Norton Plaza Shopping Center                                      2/1/08   7.74000      360           6       114
351         Rite Aid - Walcott                                                1/1/17   7.25000      223           2       221
352         Shurgaurd - Tumwater                                              6/1/08   7.53000      300           2       118
353         Crystal Lake Apartments                                           7/1/08   7.20000      300           1       119
354         Peacock Woods I&II                                                5/1/23   7.43000      300           3       297
355         Griffith Park Office Building                                     7/1/08   7.32000      360           1       119
356         211 Pharr Road                                                    6/1/08   7.61000      360           2       118
357         11th Street Property                                              7/1/13   7.50000      180           1       179
358         Expressway Tower                                                  4/1/08   7.44000      300           4       116
359         Shannon Woods I Apartments                                        5/1/08   7.03000      360           3       117
360         Shurgard - West Olympia                                           6/1/08   7.53000      300           2       118
361         Bridgestone/Firestone Service Facility                           10/1/17   6.94000      231           1       230
362         Lake Elsinore Self Storage                                        7/1/08   7.19000      300           1       119
363         Village Square                                                    5/1/23   7.43000      300           3       297
364         Shurgaurd - Yakima                                                6/1/08   7.53000      300           2       118
365         Country Oaks Shopping Center                                      5/1/08   7.08000      360           3       117
366         Branch Hill Mhp                                                   7/1/08   7.11000      360           1       119
367         JMF Enterprises                                                   4/1/08   7.50000      300           4       116
368         Spanish Villa Apartments                                          7/1/08   7.20000      300           1       119
369         IHOP                                                              6/1/21   7.84628      275           1       274
370         Village Mobile Home Park                                          5/1/08   7.27000      300           2       117
371         Big Lots Shopping Center                              5/1/08      5/1/23   7.21000      300           3       117
372         Tradewinds Mhp                                                    7/1/08   7.11000      362           1       119
373         Sam Houston Parkway Office Bldg                                   5/1/05   7.29000      360           3        81
374         38th Ave. Office Building                                        8/10/08   7.37500      360           0       120
375         620 Auto Exchange                                                 8/1/08   7.50000      300           0       120
376         Eastwood Lake Apartments                                          7/1/08   7.12500      360           1       119
377         Southland - Lakecity                                              4/1/13   7.84000      177           1       176
378         Central Self-Storage - Warner                                     7/1/05   7.71000      360           1        83
379         Uniprop - Aster Lake Estates                         2/10/09     8/10/28   6.35000      360           0       126
380         Torrey Pines Apartments                                           7/1/03   6.98000      360           1        59
381         2610-2614 North Wilmington Avenue (Chief Auto)                    6/1/10   7.23000      360           2       142
382         233 E. 89th Street                                                5/1/08   6.94000      357           3       117
383         Blockbuster Center                                                5/1/18   7.37000      240           3       237
384         Gunbarrel Pointe                                                  6/1/08   7.84000      360           2       118
385         Westcello Apartments                                              5/1/08   7.00000      360           3       117
386         Colton House Apartments                                           6/1/08   7.21000      360           2       118
387         Robinwood II Apartments                                           5/1/08   7.03000      360           3       117
388         Shops of South Athens Shopping Center                             7/1/08   7.11000      300           1       119
389         Hamilton Heights Apartments                                       6/1/08   7.28000      360           2       118
390         A Medical Office Building                                         8/1/08   7.32000      360           0       120
391         Southgate Apartments                                              5/1/03   7.05000      240           3        57
392         Montbello Centre                                                  4/1/01   9.12500      240           52       32
393         Waters West Plaza                                                7/10/08   7.37500      300           1       119
394         Miller Place S.C.                                                 6/1/08   7.30000      360           2       118
395         Kennedy Boulevard Apartments                                      8/1/08   6.90000      360           0       120
396         Swartswood Road                                                   7/1/08   7.05000      240           1       119
397         Shurgaurd - Richland                                              6/1/08   7.53000      300           2       118
398         Lyndon Lawn MHP                                                   5/1/08   7.64000      300           3       117
399         Fairmeadow Apartments                                             5/1/08   7.03000      360           3       117
400         Hillcrest Plaza Shopping Center                       5/1/08      5/1/23   7.05000      300           3       117
401         Glenwood Apartments                                               8/1/08   6.90000      360           0       120
402         Bakers Plaza                                                      5/1/08   7.33000      360           3       117
403         Monroe Central Point Center                                       5/1/08   7.26000      360           3       117
404         Hazel Hurst Mobile Home Park                                      7/1/08   7.11000      360           1       119
405         58th Street Plaza                                                 7/1/08   7.40000      300           1       119
406         Robinwood Apartments                                              7/1/08   6.57000      120           1       119
407         The Sherwood Apartments                                           8/1/08   6.90000      360           0       120
408         Wayne Street Apartments                                           8/1/08   6.90000      360           0       120
                                                                                                                    Scheduled
                                                                                                                    Maturity
                                                                            Remaining   Cut-off       Cut-off       or ARD
Control                                                                     Lockout     Date          Date          Date
No.         Property Name                                                   Months      DSCR (x)      LTV (%)       LTV (%)
=============================================================================================================================
348         Lexington Place Apartments                                        59         1.42          80.0         70.2
349         Cherry Hill Apartments                                           177         1.31          76.7          0.0
350         Norton Plaza Shopping Center                                      42         1.25          69.3         61.8
351         Rite Aid - Walcott                                               118         1.03          91.8          0.0
352         Shurgaurd - Tumwater                                              70         1.25          79.8         65.1
353         Crystal Lake Apartments                                           47         1.40          74.3         59.9
354         Peacock Woods I&II                                               177         1.29          76.1          0.0
355         Griffith Park Office Building                                     24         1.33          69.3         60.1
356         211 Pharr Road                                                    0          1.45          73.6         64.1
357         11th Street Property                                             173         2.24          55.8          0.0
358         Expressway Tower                                                  44         1.28          74.4         60.6
359         Shannon Woods I Apartments                                        45         1.36          79.8         69.8
360         Shurgard - West Olympia                                           70         1.27          79.8         65.1
361         Bridgestone/Firestone Service Facility                           119         1.00          98.8          0.0
362         Lake Elsinore Self Storage                                        59         1.47          74.5         60.0
363         Village Square                                                   177         1.26          79.7          0.0
364         Shurgaurd - Yakima                                                70         1.28          79.8         65.0
365         Country Oaks Shopping Center                                      45         1.36          79.2         69.4
366         Branch Hill Mhp                                                   47         1.57          67.0         58.6
367         JMF Enterprises                                                   24         1.36          68.8         55.2
368         Spanish Villa Apartments                                          47         1.60          72.6         58.5
369         IHOP                                                             119         1.04          92.7          0.0
370         Village Mobile Home Park                                          58         1.58          73.7         59.8
371         Big Lots Shopping Center                                          45         1.65          72.0         58.2
372         Tradewinds Mhp                                                    47         1.68          67.0         58.7
373         Sam Houston Parkway Office Bldg                                    0         1.32          44.4         40.9
374         38th Ave. Office Building                                         24         1.49          69.4         60.1
375         620 Auto Exchange                                                 24         1.47          73.5         58.8
376         Eastwood Lake Apartments                                          24         1.29          72.6         62.7
377         Southland - Lakecity                                              83         1.03          82.2          0.0
378         Central Self-Storage - Warner                                     29         1.33          52.1         48.6
379         Uniprop - Aster Lake Estates                                      24         1.06          60.0         50.2
380         Torrey Pines Apartments                                           24         1.40          79.9         75.8
381         2610-2614 North Wilmington Avenue (Chief Auto)                    46         1.42          75.4         63.4
382         233 E. 89th Street                                                 0         1.36          79.8         68.4
383         Blockbuster Center                                               117         1.44          74.1          0.0
384         Gunbarrel Pointe                                                  58         1.19          66.9         59.7
385         Westcello Apartments                                              24         1.31          79.8         68.8
386         Colton House Apartments                                           46         1.35          78.2         68.7
387         Robinwood II Apartments                                           45         1.27          79.8         69.8
388         Shops of South Athens Shopping Center                             59         1.29          62.1         49.9
389         Hamilton Heights Apartments                                       24         1.41          74.1         64.2
390         A Medical Office Building                                         48         1.47          71.0         62.4
391         Southgate Apartments                                              27         1.34          66.3         57.9
392         Montbello Centre                                                  0          1.56          37.4         34.1
393         Waters West Plaza                                                 24         1.36          72.3         57.5
394         Miller Place S.C.                                                 46         1.38          74.4         65.5
395         Kennedy Boulevard Apartments                                      24         1.37          80.0         68.7
396         Swartswood Road                                                   47         1.28          66.8         45.6
397         Shurgaurd - Richland                                              70         1.25          79.8         65.1
398         Lyndon Lawn MHP                                                   57         1.20          74.8         61.2
399         Fairmeadow Apartments                                             45         1.48          79.8         69.8
400         Hillcrest Plaza Shopping Center                                   45         1.54          66.6         53.5
401         Glenwood Apartments                                               24         1.46          80.0         68.7
402         Bakers Plaza                                                      45         1.36          74.9         66.0
403         Monroe Central Point Center                                       57         1.31          72.7         62.9
404         Hazel Hurst Mobile Home Park                                      47         1.56          69.1         60.5
405         58th Street Plaza                                                 47         1.36          74.2         60.2
406         Robinwood Apartments                                              24         3.30          15.3          0.0
407         The Sherwood Apartments                                           24         1.70          80.0         68.7
408         Wayne Street Apartments                                           24         1.58          80.0         68.7

* Refer to the sheet "Step" in the file named GMAC98C2.XLS contained in the back cover of the Prospectus Supplement for detailed information on Monthly Payments for the Mortgage Loan

GMAC Commercial Mortgage Securities, Inc.
Mortgage Pass Through Certificates Series 1998-C2

ITALICS indicate mortgage loans secured by multiple properties.

Control                                                                  Cut-off Date
No.      Property Name                               County              Balance ($)          Utilities paid by Tenant
===============================================================================================================================
5        Grove Property Trust                        Various              $ 63,000,000        Varies
5a       Four Winds Apartments                       Bristol                   -              Trash, Sewer
5b       Brooksyde Apartments                        Hartford                  -              Trash
5c       River's Bend Apartments                     Hartford                  -              Gas, Trash
5d       Summit & Birch Hill Apartments              Hartford                  -              Gas, Trash
5e       Colonial Village                            Hartford                  -              Trash
5f       Royale Apartments                           Providence                -              Trash
5g       Fox Hill Apartments                         Hartford                  -              Trash
5h       Bradford Commons                            Hartford                  -              Trash
5I       Burgundy Studios                            Middlesex                 -              Trash
5j       Fox Hill Commons                            Hartford                  -              Trash
5k       Loomis Manor                                Hartford                  -              Trash
5l       Woodbrige Apartments                        Hartford                  -              Trash
5m       Security Manor                              Hampden                   -              Trash
5n       Van Deene Manor                             Hampden                   -              Gas, Water, Trash, Sewer
5o       Avon Place Condominiums                     Hartford                  -              Trash
5p       Coachlight Village                          Hampden                   -              Trash
5q       Dean Estates                                Providence                -              Trash
7        Citation Club Apartments                    Oakland                45,200,000        Gas, Electricity, Cable
8        Ocean Towers Cooperative Apartments         Los Angeles            45,000,000        Electricity, Cable
9        Village Apartments/Corners Apartments       Camden County          38,472,281        Electricity, Cable
10       Gates of McLean Apartments                  Fairfax                36,500,000        Water, Gas, Electricity, Cable
11       Uniprop - Jamaica Bay West                  Lee                    30,000,000        None
16       Latigo at Silverado Ranch Apartments        Clark                  23,023,619        Gas, Electricity, Cable
20       Copper Sands Apartments                     Clark                  20,369,613        Trash
21       Uniprop - Pennwood Crossing                 Bucks                  19,000,000        None
22       Manzanita Gate Apartments                   Washoe                 18,900,000        Gas, Electricity, Cable, Trash
24       Wellington Apartments                       Polk                   18,221,009        Gas, Electricity, Cable
27       Uniprop - Boulder Meadows                   Boulder                15,000,000        None
28       Posada Vallarta Apartments                  Maricopa               14,978,305        Trash
35       Saratoga Apartments                         District of Columbia   12,969,890        Electricity
37       Waterloo Place Apartments                   Baltimore              12,491,113        Gas, Electricity, Cable
42       River Oaks Apartments                       Washtenaw County       10,492,932        Gas, Electricity, Cable
54       Heritage Vista Apartments                   Clark                   7,983,940        Trash
60       Highland Manor Manufactured Homes           Dane                    7,500,000        None
62       Hartford Run Apartments                     Gwinnett                7,488,494        Trash
67       Cherry Hill Townhouses                      Dutchess                6,745,767        Trash
69       Redford Park Apartments                     Montgomery              6,600,000        Electricity
75       Oaks of Westchase Apartments                Harris                  6,342,342        Trash
81       Chesapeake Apartments                       District of Columbia    5,985,657        None
82       Uniprop - West Point                        Van Buren               5,750,000        None
84       Sunrise at Pinnacle Phase II                Atlantic                5,745,259        Gas, Electricity, Cable
89       University Courtyard Apartments             Lowndes                 5,664,415        Electricity, Gas, Water, Trash, Sewer
91       Princeton Court Apartments                  Frederick County        5,600,000        Electricity, Cable
94       Garden Lake MHP                             Cape May                5,496,897        Electricity,Gas
96       Uniprop - Saginaw Villas                    Saginaw                 5,300,000        None
97       Indian Run Apartments                       Taylor                  5,245,206        Gas, Trash
101      Ramsgate Apartments (3)                     Various                 5,092,104        None
101a     Ramsgate Apartments                         Johnson County            -              None
101b     Devonshire Townhomes                        Johnson County            -              None
101c     Devonshire Single Family Homes              Johnson County            -              None
103      Desert Sky Apartments                       Maricopa                4,992,393        Electricity, Cable
106      Hickory Manor Apartments                    Davidson                4,946,139        Electricity, Cable
111      Riverdale Village Apartment                 Prince George's         4,792,216        Electricity, Cable
116      Santa Fe Apartments                         Clark                   4,678,878        Trash
117      Grandview Gardens                           Bucks                   4,677,194        Trash
118      Tanglewood Estates                          Chesterfield            4,669,992        Electricity, Gas, Trash, Sewer
121      Manitoba Apartments                         Tarrant                 4,609,873        Trash
125      Brentwood Forest Apartments                 Oklahoma County         4,571,837        Water, Gas, Electricity, Cable, Trash
126      Overlake Apartments                         Oklahoma                4,571,550        Electricity, Gas, Water, Trash, Sewer
128      Uniprop - Country Meadows                   Davidson                4,500,000        None
129      Uniprop - Sierra Vista                      Santa Fe                4,500,000        None
131      Stanford Court Apartments                   St. Louis               4,490,234        Gas, Electricity, Cable
134      Beachwood Apartments                        Maricopa                4,277,874        Electricity, Trash
136      Country Meadows Mobile Home Park            Genesee                 4,234,445        Gas, Trash


Control                                               # of          Avg Rent   # of         Avg Rent        # of      Avg Rent
No.      Property Name                                Pads(1)       Pad($)     Studios      Studios($)      1 Bed     1 Bed($)
=================================================================================================================================
5        Grove Property Trust                             0           NAP          0           NAP                0     NAP
5a       Four Winds Apartments                            0           NAP          0           NAP                8    591.00
5b       Brooksyde Apartments                             0           NAP          0           NAP               40    655.00
5c       River's Bend Apartments                          0           NAP          0           NAP               69    682.00
5d       Summit & Birch Hill Apartments                   0           NAP          0           NAP               32    754.00
5e       Colonial Village                                 0           NAP          0           NAP               44    648.00
5f       Royale Apartments                                0           NAP          2          515.00             48    660.00
5g       Fox Hill Apartments                              0           NAP          8          588.00            124    650.00
5h       Bradford Commons                                 0           NAP          0           NAP               24    661.00
5I       Burgundy Studios                                 0           NAP         102         443.00              0     NAP
5j       Fox Hill Commons                                 0           NAP          0           NAP               24    624.00
5k       Loomis Manor                                     0           NAP          0           NAP                1    605.00
5l       Woodbrige Apartments                             0           NAP          0           NAP               24    661.00
5m       Security Manor                                   0           NAP          0           NAP               45    565.00
5n       Van Deene Manor                                  0           NAP          0           NAP               47    568.00
5o       Avon Place Condominiums                          0           NAP          0           NAP               37    759.00
5p       Coachlight Village                               0           NAP          0           NAP               28    495.00
5q       Dean Estates                                     0           NAP          0           NAP               24    661.00
7        Citation Club Apartments                         0           NAP          0           NAP              200    817.00
8        Ocean Towers Cooperative Apartments              0           NAP          0           NAP              126   1975.00
9        Village Apartments/Corners Apartments            0           NAP         600         666.00              0     NAP
10       Gates of McLean Apartments                       0           NAP          0           NAP              364    932.00
11       Uniprop - Jamaica Bay West                      1417       425.00         0           NAP                0     NAP
16       Latigo at Silverado Ranch Apartments             0           NAP          0           NAP              176    667.00
20       Copper Sands Apartments                          0           NAP          0           NAP              168    675.00
21       Uniprop - Pennwood Crossing                     900        437.00         0           NAP                0     NAP
22       Manzanita Gate Apartments                        0           NAP          0           NAP              132    750.00
24       Wellington Apartments                            0           NAP          0           NAP              131    660.00
27       Uniprop - Boulder Meadows                       639        417.00         0           NAP                0     NAP
28       Posada Vallarta Apartments                       0           NAP          0           NAP               97    580.00
35       Saratoga Apartments                              0           NAP          9          908.00            135   1143.00
37       Waterloo Place Apartments                        0           NAP          0           NAP              105    885.00
42       River Oaks Apartments                            0           NAP          0           NAP               50    585.00
54       Heritage Vista Apartments                        0           NAP          0           NAP                0     NAP
60       Highland Manor Manufactured Homes               360        358.00         0           NAP                0     NAP
62       Hartford Run Apartments                          0           NAP          41         400.00            197    514.00
67       Cherry Hill Townhouses                           0           NAP          0           NAP                0     NAP
69       Redford Park Apartments                          0           NAP          0           NAP              140    466.00
75       Oaks of Westchase Apartments                     0           NAP          0           NAP              106    525.55
81       Chesapeake Apartments                            0           NAP          64         720.00            103    953.00
82       Uniprop - West Point                            377        294.00         0           NAP                0     NAP
84       Sunrise at Pinnacle Phase II                     0           NAP          0           NAP               16    611.00
89       University Courtyard Apartments                  0           NAP          0           NAP                0     NAP
91       Princeton Court Apartments                       0           NAP          40         435.00            108    535.00
94       Garden Lake MHP                                 364        290.00         0           NAP                0     NAP
96       Uniprop - Saginaw Villas                        467        225.00         0           NAP                0     NAP
97       Indian Run Apartments                            0           NAP          0           NAP              152    418.00
101      Ramsgate Apartments (3)                          0           NAP          0           NAP                0     NAP
101a     Ramsgate Apartments                              0           NAP          0           NAP                0     NAP
101b     Devonshire Townhomes                             0           NAP          0           NAP                0     NAP
101c     Devonshire Single Family Homes                   0           NAP          0           NAP                0     NAP
103      Desert Sky Apartments                            0           NAP          32         320.00            130    397.00
106      Hickory Manor Apartments                         0           NAP          0           NAP               40    475.00
111      Riverdale Village Apartment                      0           NAP          0           NAP               79    571.00
116      Santa Fe Apartments                              0           NAP          0           NAP               16    570.00
117      Grandview Gardens                                0           NAP          0           NAP              177    451.00
118      Tanglewood Estates                              322        285.00         0           NAP                0     NAP
121      Manitoba Apartments                              0           NAP          24         370.00            136    458.00
125      Brentwood Forest Apartments                      0           NAP          0           NAP               96    380.00
126      Overlake Apartments                              0           NAP          0           NAP              118    304.00
128      Uniprop - Country Meadows                       296        318.00         0           NAP                0     NAP
129      Uniprop - Sierra Vista                          229        333.00         0           NAP                0     NAP
131      Stanford Court Apartments                        0           NAP          12         358.00             37    495.00
134      Beachwood Apartments                             0           NAP          43         330.00             96    395.00
136      Country Meadows Mobile Home Park                203        299.00         0           NAP                0     NAP


                                                                                                                          Number
Control                                                  # of      Avg Rent       # of     Avg Rent     # of    Avg Rent  of
No.      Property Name                                   2 Bed     2 Bed($)       3 Bed    3 Bed($)     4 Bed   4 Bed($)  Elevators
===================================================================================================================================
5        Grove Property Trust                                0       NAP               0     NAP             0     NAP          0
5a       Four Winds Apartments                              72     700.00             88    748.00           0     NAP          0
5b       Brooksyde Apartments                               40     771.00              0     NAP             0     NAP          0
5c       River's Bend Apartments                           285     777.00              0     NAP             0     NAP          0
5d       Summit & Birch Hill Apartments                     32     857.00              0     NAP             0     NAP          0
5e       Colonial Village                                   60     856.00              0     NAP             0     NAP          0
5f       Royale Apartments                                  25     718.00              0     NAP             0     NAP          0
5g       Fox Hill Apartments                                36     778.00              0     NAP             0     NAP          0
5h       Bradford Commons                                   40     738.00              0     NAP             0     NAP          0
5I       Burgundy Studios                                    0       NAP               0     NAP             0     NAP          0
5j       Fox Hill Commons                                   50     773.00              0     NAP             0     NAP          0
5k       Loomis Manor                                       42     880.00              0     NAP             0     NAP          0
5l       Woodbrige Apartments                               49     738.00              0     NAP             0     NAP          0
5m       Security Manor                                     18     672.00              0     NAP             0     NAP          0
5n       Van Deene Manor                                    62     675.00              0     NAP             0     NAP          0
5o       Avon Place Condominiums                            99     1042.00             9   1086.00           0     NAP          0
5p       Coachlight Village                                 60     576.00              0     NAP             0     NAP          0
5q       Dean Estates                                       24     758.00              0     NAP             0     NAP          0
7        Citation Club Apartments                          330     1122.00            70   1327.00           0     NAP          0
8        Ocean Towers Cooperative Apartments               158     2609.00            33   3900.00           0     NAP          6
9        Village Apartments/Corners Apartments             256     830.00              0     NAP             0     NAP          0
10       Gates of McLean Apartments                        200     1338.00            60   1509.00           0     NAP         10
11       Uniprop - Jamaica Bay West                          0       NAP               0     NAP             0     NAP          0
16       Latigo at Silverado Ranch Apartments              192     795.00             32    935.00           0     NAP          0
20       Copper Sands Apartments                           192     822.00              0     NAP             0     NAP          0
21       Uniprop - Pennwood Crossing                         0       NAP               0     NAP             0     NAP          0
22       Manzanita Gate Apartments                         192     968.00              0     NAP             0     NAP          0
24       Wellington Apartments                             289     807.00              0     NAP             0     NAP          0
27       Uniprop - Boulder Meadows                           0       NAP               0     NAP             0     NAP          0
28       Posada Vallarta Apartments                        212     826.00             27    958.00           0     NAP          0
35       Saratoga Apartments                                39     1587.00             0     NAP             0     NAP          2
37       Waterloo Place Apartments                          71     999.00             20   1348.00           0     NAP          3
42       River Oaks Apartments                             244     640.00              0     NAP             0     NAP          0
54       Heritage Vista Apartments                         168     720.71              0     NAP             0     NAP          0
60       Highland Manor Manufactured Homes                   0       NAP               0     NAP             0     NAP          0
62       Hartford Run Apartments                            19     582.89              0     NAP             0     NAP          0
67       Cherry Hill Townhouses                            127     809.00              0     NAP             0     NAP          0
69       Redford Park Apartments                            72     607.00              0     NAP             0     NAP          0
75       Oaks of Westchase Apartments                       76     687.63              0     NAP             0     NAP          0
81       Chesapeake Apartments                              16     1278.00             0     NAP             0     NAP          2
82       Uniprop - West Point                                0       NAP               0     NAP             0     NAP          0
84       Sunrise at Pinnacle Phase II                       39     822.00             46    949.00           0     NAP          0
89       University Courtyard Apartments                     4     300.00              0     NAP            85   256.82         0
91       Princeton Court Apartments                         11     635.00              0     NAP             0     NAP          0
94       Garden Lake MHP                                     0       NAP               0     NAP             0     NAP          0
96       Uniprop - Saginaw Villas                            0       NAP               0     NAP             0     NAP          0
97       Indian Run Apartments                             104     530.85              0     NAP             0     NAP          0
101      Ramsgate Apartments (3)                             0       NAP               0     NAP             0     NAP          0
101a     Ramsgate Apartments                                 0       NAP               0     NAP             0     NAP          0
101b     Devonshire Townhomes                                0       NAP               0     NAP             0     NAP          0
101c     Devonshire Single Family Homes                      0       NAP               0     NAP             0     NAP          0
103      Desert Sky Apartments                             112     493.00              0     NAP             0     NAP          0
106      Hickory Manor Apartments                           80     550.00             32    625.00           0     NAP          0
111      Riverdale Village Apartment                       165     694.00             28    774.00           0     NAP          0
116      Santa Fe Apartments                               129     648.60              0     NAP             0     NAP          0
117      Grandview Gardens                                  49     595.00              0     NAP             0     NAP          0
118      Tanglewood Estates                                  0       NAP               0     NAP             0     NAP          0
121      Manitoba Apartments                                81     614.26             15    765.00           0     NAP          0
125      Brentwood Forest Apartments                       112     488.00             44    610.00           0     NAP          0
126      Overlake Apartments                               219     368.18              0     NAP             0     NAP          0
128      Uniprop - Country Meadows                           0       NAP               0     NAP             0     NAP          0
129      Uniprop - Sierra Vista                              0       NAP               0     NAP             0     NAP          0
131      Stanford Court Apartments                          95     567.00              0     NAP             0     NAP          0
134      Beachwood Apartments                               74     495.00              0     NAP             0     NAP          0
136      Country Meadows Mobile Home Park                    0       NAP               0     NAP             0     NAP          0

                                                                       Annex A-3

ITALICS indicate mortgage loans secured by multiple properties.

Control                                                                  Cut-off Date
No.      Property Name                               County              Balance ($)          Utilities paid by Tenant
===================================================================================================================================
139      Tartan Place Apartments                     Cumberland              4,197,326        Electricity, Gas, Water, Trash, Sewer
148      Promontory Point Apartments                 Travis                  3,991,756        Gas
153      Winterbrook Apartments                      Gwinnett                3,903,917        Trash
155      Lakeside Downs Apartments                   Shelby                  3,837,563        Trash
157      Strattford Lakes Apartments                 Franklin                3,788,163        Electricity, Trash
160      Kimberly Woods Apartments                   Los Angeles             3,740,000        Gas, Electricity, Cable
161      110 Fulton Street-Corporate Apartments      New York                3,696,553        None
166      Parkwild Apartments                         Pottawattamie           3,597,049        Gas, Electricity, Cable
173      Columbia Court Apartments                   Los Angeles             3,500,000        Electricity, Cable
175      Flint Hill Pointe Apartments                Jefferson               3,495,368        Gas, Trash
176      Waterside 1 Apartments                      Saginaw                 3,495,298        Trash
182      The Cedar Village Apartments                Clark                   3,400,000        Electricity, Cable
184      Mulberry Station Apartments                 Dauphin                 3,344,914        Electricity, Cable
185      Oak Hollow Apartments                       Gregg                   3,293,601        Gas, Trash, Sewer
189      Waterford Condominiums                      Travis                  3,193,762        Electricity, Gas, Water, Trash, Sewer
196      Villa Cezanne Apartments                    Los Angeles             3,100,000        None
197      Uniprop - Camelot Villa                     Genesee                 3,100,000        None
201      Skyline Manufactured Home Community         Larimer                 3,000,000        None
202      Castle Apartments                           Leon                    3,000,000        Trash
209      Jeremy Apartments                           Los Angeles             2,900,000        Electricity, Cable
224      Algonquin Apartments                        Philadelphia            2,741,299        Cable
228      Greenbriar Apartments                       Nueces                  2,696,715        Trash
229      Ridge Manor Apartments                      Sarasota                2,694,205        Water, Electricity, Cable
233      Shadow Hills MHP                            Maricopa                2,676,245        Trash
234      Red Oaks Apartments                         Riverside               2,673,093        Electricity, Cable
237      Kentwood Apartments                         Philadelphia            2,641,683        None
238      Uniprop - Fairway Villas                    Cobb                    2,600,000        None
246      Ashburton Woods Apartments                  Baltimore               2,545,986        Gas, Electricity, Cable, Trash
247      Uniprop - Colonial Village                  Orange                  2,500,000        None
252      Eastlake Garden Apartments                  King                    2,494,685        Trash
259      Woodland Park Apartments                    Fulton                  2,434,958        Trash
260      Pinehurst Villas                            Lee                     2,421,758        Trash
261      Park Avenue Apartments                      Pinellas                2,398,527        Gas
265      Hidden Village Apartments                   Bexar                   2,392,512        Gas, Trash
268      Cedars Apartments                           Chatham                 2,350,542        Electricity,Water,Sewer
271      Schooset Village                            Plymouth                2,298,848        Electricity
275      Kensington Garden Apartments                Sarasota County         2,295,173        Water, Cable
277      The Sunset Village Apartments               San Bernardino          2,280,000        Gas, Electricity, Cable
278      Berkshire Manor Apartments                  Orange                  2,272,619        Gas, Trash
279      Olympus Shadows                             Salt Lake               2,258,541        Electricity, Gas, Water, Trash, Sewer
287      Akers Away Mobile Home Park                 Erie                    2,168,038        Electricity, Gas, Water, Trash, Sewer
293      Bayhead Mobile Home Park                    Leon                    2,100,000        None
294      Willow Creek Apartments                     Warren                  2,098,699        Trash
297      Roy's Trailer Park                          Monroe                  2,093,543        None
299      Green River Apartments                      Galveston               2,077,128        Electricity, Gas, Water, Trash, Sewer
301      Emerald Point Apartments                    San Bernadino           2,040,000        Electricity, Cable
302      Times Square Townhome Apartments            Grand Forks             1,996,070        Electricity, Trash
314      Georgetown Phase III Apartments             Anoka                   1,839,056        Electricity, Cable
320      Woodland Square Apartments                  Mobile                  1,796,281        Trash
321      Highview Place Apartments                   Franklin                1,794,471        Trash
323      Green Gables Apartments (2)                 Hudson                  1,760,000        None
328      Rosedale Estates North                      Ramsey                  1,689,944        Electricity, Cable
329      Magnolia Lane MHP                           Orange                  1,677,726        Trash
331      Cooper Creek Village                        Muscogee                1,654,224        Electricity, Gas, Water, Trash, Sewer
335      9 Commonwealth Avenue                       Suffolk                 1,598,902        Electricity
337      Terrace Apartments                          Dallas                  1,598,407        Trash
338      Arbor View Apartments                       Multnomah               1,580,316        Electricity
341      Shadow Tree Apartments                      Adams                   1,558,191        Electricity, Cable
343      Little Miami Estates Mobile Home Park       Warren                  1,539,069        Electricity, Gas, Water, Trash, Sewer
348      Lexington Place Apartments                  Grand Forks             1,499,124        Electricity
349      Cherry Hill Apartments                      Muscogee                1,494,780        Electricity, Gas, Water, Trash, Sewer
353      Crystal Lake Apartments                     Dallas                  1,448,556        Trash
354      Peacock Woods I&II                          Muscogee                1,444,954        Trash
359      Shannon Woods I Apartments                  Fulton                  1,389,124        Electricity, Gas, Water, Trash, Sewer
363      Village Square                              Muscogee                1,355,268        Trash
366      Branch Hill Mhp                             Hamilton                1,339,190        Electricity, Gas, Water, Trash, Sewer
368      Spanish Villa Apartments                    Dallas                  1,298,705        Electricity, Trash
370      Village Mobile Home Park                    Travis                  1,297,178        Electricity, Gas, Water, Trash, Sewer


Control                                               # of          Avg Rent   # of         Avg Rent        # of      Avg Rent
No.      Property Name                                Pads(1)       Pad($)     Studios      Studios($)      1 Bed     1 Bed($)
=================================================================================================================================
139      Tartan Place Apartments                          0           NAP          0           NAP                0     NAP
148      Promontory Point Apartments                      0           NAP          0           NAP              192    560.00
153      Winterbrook Apartments                           0           NAP          0           NAP               30    565.00
155      Lakeside Downs Apartments                        0           NAP          0           NAP               22    365.00
157      Strattford Lakes Apartments                      0           NAP          0           NAP                0     NAP
160      Kimberly Woods Apartments                        0           NAP          32         500.00             36    625.00
161      110 Fulton Street-Corporate Apartments           0           NAP          1         1550.00             13   1910.00
166      Parkwild Apartments                              0           NAP          0           NAP               62    478.00
173      Columbia Court Apartments                        0           NAP          8          385.00            116    500.00
175      Flint Hill Pointe Apartments                     0           NAP          0           NAP               24    350.00
176      Waterside 1 Apartments                           0           NAP          0           NAP               56    398.00
182      The Cedar Village Apartments                     0           NAP          0           NAP               16    425.00
184      Mulberry Station Apartments                      0           NAP          0           NAP               20    520.00
185      Oak Hollow Apartments                            0           NAP          0           NAP              120    384.83
189      Waterford Condominiums                           0           NAP          0           NAP                0     NAP
196      Villa Cezanne Apartments                         0           NAP          66         855.00             12    961.00
197      Uniprop - Camelot Villa                         257        283.00         0           NAP                0     NAP
201      Skyline Manufactured Home Community             170        376.00         0           NAP                0     NAP
202      Castle Apartments                                0           NAP          0           NAP                0     NAP
209      Jeremy Apartments                                0           NAP          0           NAP               27    952.00
224      Algonquin Apartments                             0           NAP          12         370.00             45    503.00
228      Greenbriar Apartments                            0           NAP          0           NAP               27    530.00
229      Ridge Manor Apartments                           0           NAP          0           NAP               12    500.00
233      Shadow Hills MHP                                122        277.00         0           NAP                0     NAP
234      Red Oaks Apartments                              0           NAP          16         370.00             80    450.00
237      Kentwood Apartments                              0           NAP          17         341.00             88    425.00
238      Uniprop - Fairway Villas                        225        291.00         0           NAP                0     NAP
246      Ashburton Woods Apartments                       0           NAP          0           NAP               74    446.00
247      Uniprop - Colonial Village                      187        292.00         0           NAP                0     NAP
252      Eastlake Garden Apartments                       0           NAP          14         716.00             14    867.00
259      Woodland Park Apartments                         0           NAP          24         385.00             84    440.00
260      Pinehurst Villas                                 0           NAP          0           NAP               16    342.00
261      Park Avenue Apartments                           0           NAP          0           NAP                0     NAP
265      Hidden Village Apartments                        0           NAP          0           NAP              142    405.00
268      Cedars Apartments                                0           NAP          0           NAP               72    440.00
271      Schooset Village                                 0           NAP          0           NAP                0     NAP
275      Kensington Garden Apartments                     0           NAP          8          425.00             30    450.00
277      The Sunset Village Apartments                    0           NAP          0           NAP               64    415.00
278      Berkshire Manor Apartments                       0           NAP          0           NAP               32    455.00
279      Olympus Shadows                                  0           NAP          0           NAP                0     NAP
287      Akers Away Mobile Home Park                     153        315.00         0           NAP                0     NAP
293      Bayhead Mobile Home Park                        238        232.00         0           NAP                0     NAP
294      Willow Creek Apartments                          0           NAP          16         335.00             32    393.00
297      Roy's Trailer Park                              103        435.00         0           NAP                0     NAP
299      Green River Apartments                           0           NAP          0           NAP                2    560.00
301      Emerald Point Apartments                         0           NAP          0           NAP               11    425.00
302      Times Square Townhome Apartments                 0           NAP          0           NAP                0     NAP
314      Georgetown Phase III Apartments                  0           NAP          0           NAP              150    610.00
320      Woodland Square Apartments                       0           NAP          0           NAP              128    335.00
321      Highview Place Apartments                        0           NAP          0           NAP                0     NAP
323      Green Gables Apartments (2)                      0           NAP          39         494.00             37    494.00
328      Rosedale Estates North                           0           NAP          0           NAP              138    575.00
329      Magnolia Lane MHP                                48        470.00         0           NAP                0     NAP
331      Cooper Creek Village                             0           NAP          0           NAP                0     NAP
335      9 Commonwealth Avenue                            0           NAP          0           NAP                8   1238.00
337      Terrace Apartments                               0           NAP          0           NAP              101    400.25
338      Arbor View Apartments                            0           NAP          19         383.00             16    423.00
341      Shadow Tree Apartments                           0           NAP          1          400.00             41    390.00
343      Little Miami Estates Mobile Home Park           204        143.00         0           NAP                0     NAP
348      Lexington Place Apartments                       0           NAP          0           NAP               40    460.63
349      Cherry Hill Apartments                           0           NAP          0           NAP               16    375.00
353      Crystal Lake Apartments                          0           NAP          0           NAP               93    406.00
354      Peacock Woods I&II                               0           NAP          3          385.00              0     NAP
359      Shannon Woods I Apartments                       0           NAP          6          416.00             42    480.00
363      Village Square                                   0           NAP          0           NAP                0     NAP
366      Branch Hill Mhp                                 143        180.00         0           NAP                0     NAP
368      Spanish Villa Apartments                         0           NAP          8          300.00             80    380.00
370      Village Mobile Home Park                        104        199.00         0           NAP                0     NAP


                                                                                                                          Number
Control                                                  # of      Avg Rent       # of     Avg Rent     # of    Avg Rent  of
No.      Property Name                                   2 Bed     2 Bed($)       3 Bed    3 Bed($)     4 Bed   4 Bed($)  Elevators
===================================================================================================================================
139      Tartan Place Apartments                           104     668.85              0     NAP             0     NAP          0
148      Promontory Point Apartments                        60     768.00              0     NAP             0     NAP          0
153      Winterbrook Apartments                             60     685.80             16    785.00           0     NAP          0
155      Lakeside Downs Apartments                         181     420.00             22    500.00           0     NAP          0
157      Strattford Lakes Apartments                        84     564.05             40    650.00           0     NAP          0
160      Kimberly Woods Apartments                          44     732.00              0     NAP             0     NAP          0
161      110 Fulton Street-Corporate Apartments             14     2530.00             0     NAP             0     NAP          2
166      Parkwild Apartments                                64     586.00              8    845.00           0     NAP          0
173      Columbia Court Apartments                          15     707.00              0     NAP             0     NAP          2
175      Flint Hill Pointe Apartments                       72     425.00             40    495.00           0     NAP          0
176      Waterside 1 Apartments                             82     470.76             30    566.00           0     NAP          0
182      The Cedar Village Apartments                       64     530.00             74    605.00           0     NAP          0
184      Mulberry Station Apartments                        60     626.00             20    725.00           0     NAP          0
185      Oak Hollow Apartments                              80     471.00              0     NAP             0     NAP          0
189      Waterford Condominiums                             30     1395.83             4   1975.00           0     NAP          0
196      Villa Cezanne Apartments                            0       NAP               0     NAP             0     NAP          1
197      Uniprop - Camelot Villa                             0       NAP               0     NAP             0     NAP          0
201      Skyline Manufactured Home Community                 0       NAP               0     NAP             0     NAP          0
202      Castle Apartments                                 120     550.00              0     NAP             0     NAP          0
209      Jeremy Apartments                                  14     1136.00             0     NAP             0     NAP          1
224      Algonquin Apartments                               63     584.00              0     NAP             0     NAP          0
228      Greenbriar Apartments                              54     667.04              4    850.00           0     NAP          0
229      Ridge Manor Apartments                             82     585.00              6    658.00           0     NAP          0
233      Shadow Hills MHP                                    0       NAP               0     NAP             0     NAP          0
234      Red Oaks Apartments                                16     540.00              0     NAP             0     NAP          0
237      Kentwood Apartments                                14     528.00              0     NAP             0     NAP          0
238      Uniprop - Fairway Villas                            0       NAP               0     NAP             0     NAP          0
246      Ashburton Woods Apartments                         74     544.00              0     NAP             0     NAP          0
247      Uniprop - Colonial Village                          0       NAP               0     NAP             0     NAP          0
252      Eastlake Garden Apartments                          5     1237.00             0     NAP             0     NAP          1
259      Woodland Park Apartments                            8     556.25              0     NAP             0     NAP          0
260      Pinehurst Villas                                   60     412.00             28    454.00           0     NAP          0
261      Park Avenue Apartments                             96     510.00              0     NAP             0     NAP          0
265      Hidden Village Apartments                          33     520.00              0     NAP             0     NAP          0
268      Cedars Apartments                                  72     530.00              0     NAP             0     NAP          0
271      Schooset Village                                   34     886.88              4   1100.00           0     NAP          0
275      Kensington Garden Apartments                       55     545.00              0     NAP             0     NAP          2
277      The Sunset Village Apartments                      36     525.00              0     NAP             0     NAP          0
278      Berkshire Manor Apartments                         72     550.00              0     NAP             0     NAP          0
279      Olympus Shadows                                     0       NAP              63    700.00           0     NAP          0
287      Akers Away Mobile Home Park                         0       NAP               0     NAP             0     NAP          1
293      Bayhead Mobile Home Park                            0       NAP               0     NAP             0     NAP          0
294      Willow Creek Apartments                            56     451.43             16    510.00           0     NAP          0
297      Roy's Trailer Park                                  0       NAP               0     NAP             0     NAP          0
299      Green River Apartments                             42     744.05              4    850.00           0     NAP          0
301      Emerald Point Apartments                           65     525.00              8    625.00           0     NAP          0
302      Times Square Townhome Apartments                   32     1037.50             0     NAP             0     NAP          0
314      Georgetown Phase III Apartments                    60     968.00              0     NAP             0     NAP          5
320      Woodland Square Apartments                          0       NAP               0     NAP             0     NAP          0
321      Highview Place Apartments                          36     531.67             24    625.00           0     NAP          0
323      Green Gables Apartments (2)                        11     494.00              0     NAP             1   895.00         2
328      Rosedale Estates North                             42     710.00              0     NAP             0     NAP          4
329      Magnolia Lane MHP                                   0       NAP               0     NAP             0     NAP          0
331      Cooper Creek Village                               61     532.21              0     NAP             0     NAP          0
335      9 Commonwealth Avenue                               6     2228.00             0     NAP             0     NAP          1
337      Terrace Apartments                                 28     525.00              1    650.00           0     NAP          0
338      Arbor View Apartments                              33     468.00              2    543.00           0     NAP          0
341      Shadow Tree Apartments                             76     507.00              0     NAP             0     NAP          0
343      Little Miami Estates Mobile Home Park               0       NAP               0     NAP             0     NAP          0
348      Lexington Place Apartments                         12     681.67              0     NAP             0     NAP          0
349      Cherry Hill Apartments                             44     440.00             26    495.00           4   535.00         0
353      Crystal Lake Apartments                            38     525.00              0     NAP             0     NAP          0
354      Peacock Woods I&II                                 44     492.25             12    592.25           0     NAP          0
359      Shannon Woods I Apartments                         12     586.67              0     NAP             0     NAP          0
363      Village Square                                     70     485.00              0     NAP             0     NAP          0
366      Branch Hill Mhp                                     0       NAP               0     NAP             0     NAP          0
368      Spanish Villa Apartments                           32     523.75              0     NAP             0     NAP          0
370      Village Mobile Home Park                            0       NAP               0     NAP             0     NAP          0


ITALICS indicate mortgage loans secured by multiple properties.

Control                                                                  Cut-off Date
No.      Property Name                               County              Balance ($)          Utilities paid by Tenant
===================================================================================================================================
372      Tradewinds Mhp                              Clermont                1,289,230        Electricity, Gas
376      Eastwood Lake Apartments                    Lyon                    1,234,169        Gas, Electricity, Cable
379      Uniprop - Aster Lake Estates                Leon                    1,200,000        None
380      Torrey Pines Apartments                     Galveston               1,199,245        Trash
382      233 E. 89th Street                          New York                1,197,137        Gas, Electricity
385      Westcello Apartments                        Wright                  1,177,294        Electricity, Cable
386      Colton House Apartments                     Cuyahoga                1,173,382        Trash
387      Robinwood II Apartments                     Duval                   1,157,603        Electricity, Gas, Water, Trash, Sewer
389      Hamilton Heights Apartments                 Sarasota                1,148,276        Electricity, Cable
391      Southgate Apartments                        Warren                  1,094,099        Electricity, Trash
395      Kennedy Boulevard Apartments (2)            Hudson                  1,020,000        Gas, Electricity
396      Swartswood Road                             Sussex                    998,288        Trash
398      Lyndon Lawn MHP                             Oswego                    972,135        Electricity, Gas, Water, Trash, Sewer
399      Fairmeadow Apartments                       Colquitt                  958,016        Trash
401      Glenwood Apartments (2)                     Hudson                    920,000        Gas, Electricity
404      Hazel Hurst Mobile Home Park                Hamilton                  829,498        Electricity, Gas, Water, Trash, Sewer
406      Robinwood Apartments                        Anoka County              596,451        Electricity, Cable
407      The Sherwood Apartments (2)                 Hudson                    500,000        Gas, Electricity, Cable
408      Wayne Street Apartments (2)                 Hudson                    440,000        Gas, Electricity, Cable

                                                                          $766,245,890
                                                                          ============


Control                                               # of          Avg Rent   # of         Avg Rent        # of      Avg Rent
No.      Property Name                                Pads(1)       Pad($)     Studios      Studios($)      1 Bed     1 Bed($)
=================================================================================================================================
372      Tradewinds Mhp                                  137        180.00         0           NAP                0     NAP
376      Eastwood Lake Apartments                         0           NAP          0           NAP               42    292.00
379      Uniprop - Aster Lake Estates                    193        238.00         0           NAP                0     NAP
380      Torrey Pines Apartments                          0           NAP          0           NAP               12    450.00
382      233 E. 89th Street                               0           NAP          18         740.00              0     NAP
385      Westcello Apartments                             0           NAP          0           NAP                0     NAP
386      Colton House Apartments                          0           NAP          0           NAP               24    570.00
387      Robinwood II Apartments                          0           NAP          19         345.00             45    440.00
389      Hamilton Heights Apartments                      0           NAP          0           NAP               12    443.00
391      Southgate Apartments                             0           NAP          0           NAP               36    615.00
395      Kennedy Boulevard Apartments (2)                 0           NAP          0           NAP               36    559.00
396      Swartswood Road                                  0           NAP          0           NAP               24    740.00
398      Lyndon Lawn MHP                                  85        240.00         0           NAP                0     NAP
399      Fairmeadow Apartments                            0           NAP          8          295.00             49    335.00
401      Glenwood Apartments (2)                          0           NAP          21         520.00             16    520.00
404      Hazel Hurst Mobile Home Park                     98        170.00         0           NAP                0     NAP
406      Robinwood Apartments                             0           NAP          9          460.00             63    535.00
407      The Sherwood Apartments (2)                      0           NAP          0           NAP               11    529.00
408      Wayne Street Apartments (2)                      0           NAP          0           NAP                0     NAP


                                                                                                                          Number
Control                                                  # of      Avg Rent       # of     Avg Rent     # of    Avg Rent  of
No.      Property Name                                   2 Bed     2 Bed($)       3 Bed    3 Bed($)     4 Bed   4 Bed($)  Elevators
===================================================================================================================================
372      Tradewinds Mhp                                      0       NAP               0     NAP             0     NAP          0
376      Eastwood Lake Apartments                           38     380.00              0     NAP             0     NAP          0
379      Uniprop - Aster Lake Estates                        0       NAP               0     NAP             0     NAP          0
380      Torrey Pines Apartments                            46     534.09              0     NAP             0     NAP          0
382      233 E. 89th Street                                  1     2600.00             0     NAP             0     NAP          0
385      Westcello Apartments                               48     508.00              0     NAP             0     NAP          0
386      Colton House Apartments                            21     670.00              0     NAP             0     NAP          0
387      Robinwood II Apartments                            14     540.00              0     NAP             0     NAP          0
389      Hamilton Heights Apartments                        30     547.00              0     NAP             0     NAP          0
391      Southgate Apartments                               12     710.00              0     NAP             0     NAP          0
395      Kennedy Boulevard Apartments (2)                    8     559.00              1    559.00           0     NAP          1
396      Swartswood Road                                     8     820.00              0     NAP             0     NAP          0
398      Lyndon Lawn MHP                                     0       NAP               0     NAP             0     NAP          0
399      Fairmeadow Apartments                              14     431.14              0     NAP             0     NAP          0
401      Glenwood Apartments (2)                             5     520.00              4    520.00           0     NAP          1
404      Hazel Hurst Mobile Home Park                        0       NAP               0     NAP             0     NAP          0
406      Robinwood Apartments                               48     631.00              0     NAP             0     NAP          0
407      The Sherwood Apartments (2)                        12     529.00              2    529.00           0     NAP          0
408      Wayne Street Apartments (2)                        18     545.00              0     NAP             0     NAP          0

(1) Refers to the twenty-seven (27) Multifamily Properties classified as Manufactured Housing

(2) The unit mix and average rents for type of unit varies within each property contained in the portfolio. A review of the Appraisal indicates an overall average rent, per unit type, which is representative of the individual property's current performance and consistent with the overall underwriting for each respective loan.

(3) The above loan consists of a three-property roll-up. The property designated as 1280-C is comprised of 20 single-family detached homes. These homes are currently held vacant by the Borrower as "For Sale Housing". The Appraisal, prepared for the underwriting of the loan, has valued these homes in an "As Is" manner and has assigned an average value of $60,000 for each home. Due to the lack of single-family home rental information in the subject's market area, no average rental amount was assigned.

                                                                         Annex B

ABN AMRO                                                         Statement Date:
LaSalle National Bank                                            Payment Date:
                                                                 Prior Payment:
Administrator:                                                   Record Date:
  Ann Geraghty (800) 246-5761
  135 S. LaSalle Street Suite 1625                               WAC:
  Chicago, IL 60674-4107                                         WAMM:

                    GMAC Commercial Mortgage Securities, Inc.
             GMAC Commercial Mortgage Corporation as Master Servicer
            GMAC Commercial Mortgage Corporation as Special Servicer
                       Mortgage Pass-Through Certificates
                                 Series 1998-C2
                                 ABN AMRO Acct:

================================================================================

                                                                 Number Of Pages
                                                                 ---------------

            Table Of Contents
            REMIC Certificate Report
            Other Related Information
            Mortgage Loan Characteristics
            Loan Level Detail
            Delinquent Loan Status Report
            Historical Loan Modification Report
            Historical Loss Estimate Report
            REO Status Report
            Total Pages Included In This Package

================================================================================
       Information is available for this issue from the following sources
--------------------------------------------------------------------------------
            LaSalle Web Site                          www.lnbabs.com
            LaSalle Bulletin Board                    (714) 282-3990
            LaSalle ASAP Fax System                   (312) 904-2200

            ASAP #:                                              354
            Monthly Data File Name:                         0354MMYY.EXE
================================================================================

================================================================================

ABN AMRO                                                         Statement Date:
LaSalle National Bank                                            Payment Date:
                                                                 Prior Payment:
Administrator:                                                   Record Date:
  Ann Geraghty (800) 246-5761
  135 S. LaSalle Street Suite 1625                               WAC:
  Chicago, IL 60674-4107                                         WAMM:

                    GMAC Commercial Mortgage Securities, Inc.
             GMAC Commercial Mortgage Corporation as Master Servicer
            GMAC Commercial Mortgage Corporation as Special Servicer
                       Mortgage Pass-Through Certificates
                                 Series 1998-C2
                                 ABN AMRO Acct:


====================================================================================================================================
          Original       Opening     Principal     Principal       Negative       Closing     Interest     Interest    Pass-Through
Class   Face Value(1)    Balance      Payment     Adj. or Loss   Amortization     Balance     Payment     Adjustment      Rate(2)
CUSIP    Per $1,000     Per $1,000   Per $1,000    Per $1,000     Per $1,000    Per $1,000   Per $1,000   Per $1,000   Next Rate(3)
------------------------------------------------------------------------------------------------------------------------------------



------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

====================================================================================================================================
                                                                             Total P&I Payment
                                                                             =============================

Notes:  (1) N denotes notional balance not included in total (2) Interest Paid minus Interest Adjustment minus Deferred Interest equals Accrual (3) Estimated

ABN AMRO                                                         Statement Date:
LaSalle National Bank                                            Payment Date:
                                                                 Prior Payment:
Administrator:                                                   Record Date:
  Ann Geraghty (800) 246-5761
  135 S. LaSalle Street Suite 1625
  Chicago, IL 60674-4107

                    GMAC Commercial Mortgage Securities, Inc.
             GMAC Commercial Mortgage Corporation as Master Servicer
            GMAC Commercial Mortgage Corporation as Special Servicer
                       Mortgage Pass-Through Certificates
                                 Series 1998-C2
                                 ABN AMRO Acct:
                            Other Related Information

================================================================================

             ------------------------------------------------------------------------------------------------------
                       Accrued         Excess        Beginning    Payment of     Ending       Yield
                     Certificate   Prepay Interest     Unpaid    Prior Unpaid    Unpaid    Maintenance   Prepayment
             Class     Interest       Shortfall       Interest     Interest     Interest     Premium      Premiums
             ======================================================================================================

               X
              A-1
              A-2
              A-3
               B
               C
               D
               E
               F
               G
               H
               J
               K

             ------------------------------------------------------------------------------------------------------

             ======================================================================================================

             -----------------------------------------------------------------------------------------------------------------------
                                                                       Advances
                    Prior Outstanding              Current Period                    Recovered                 Outstanding
               Principal          Interest   Principal         Interest        Principal   Interest   Principal           Interest
             =======================================================================================================================

    Servicer
     Trustee:
Fiscal Agent:

             -----------------------------------------------------------------------------------------------------------------------

             =======================================================================================================================

================================================================================

ABN AMRO                                                         Statement Date:
LaSalle National Bank                                            Payment Date:
                                                                 Prior Payment:
Administrator:                                                   Record Date:
  Ann Geraghty  (800) 246-5761
  135 S. LaSalle Street   Suite 1625
  Chicago, IL   60674-4107

                    GMAC Commercial Mortgage Securities, Inc.
             GMAC Commercial Mortgage Corporation as Master Servicer
            GMAC Commercial Mortgage Corporation as Special Servicer
                       Mortgage Pass-Through Certificates
                                 Series 1998-C2
                                 ABN AMRO Acct:
                            Other Related Information

================================================================================

         -----------------------------------------------------------------------
                             Servicing Compensation
         =======================================================================

         Current Period Master Servicing Fees Paid:
         Current Period Surveillance Fees Paid:
         Current Period Primary Fees Paid:
         Current Period Sub Servicer Fees Paid:
         Additional Master Servicing Compensation:
         Current Period Special Servicing Fees Paid:
         Current Period Workout Fees Paid:
         Current Period Liquidation Fees Paid:

                                                                ----------------

                                                                ================

         -----------------------------------------------------------------------
                       Outstanding Mortgage Loans in Pool
         =======================================================================

         Number of Outstanding Mortgage Loans in Pool:
         Aggregate Stated Principal Balance before Distribution Date:
         Aggregate Stated Principal Balance after Distribution Date:
         Percentage of Remaining Cut-off Date Principal Balance:


    -----------------------------------------------------------------------------------------------------------------------------
                                                     Summary of REO Properties
                                               Principal                  Date of Final       Amount         Aggregate Other
    #        Property Name       Date of REO    Balance      Book Value      Recovery      of Proceeds       Revenue Collected
    =============================================================================================================================

    1.
    2.
    3.
    4.
    5.

================================================================================

ABN AMRO                                                         Statement Date:
LaSalle National Bank                                            Payment Date:
                                                                 Prior Payment:
Administrator:                                                   Record Date:
  Ann Geraghty  (800) 246-5761
  135 S. LaSalle Street   Suite 1625
  Chicago, IL   60674-4107

                    GMAC Commercial Mortgage Securities, Inc.
             GMAC Commercial Mortgage Corporation as Master Servicer
            GMAC Commercial Mortgage Corporation as Special Servicer
                       Mortgage Pass-Through Certificates
                                 Series 1998-C2
                                 ABN AMRO Acct:
                            Other Related Information

================================================================================

    --------------------------------------------------------------------------------------------------------------------------------
                                                    Summary of Appraisal Reductions
                                                 Principal                         Appraisal        Appraisal          Date of
    #       Property Name      Loan Number        Balance                        Reduction Amt.       Date            Reduction
    ================================================================================================================================

    1.
    2.
    3.
    4.
    5.

    --------------------------------------------------------------------------------------------------------------------------------
                                          Summary of Repurchased, Liquidated or Disposed Loans
                                                 Principal                          Date of Final     Amount        Aggregate Other
    #       Property Name      Loan Number        Balance             Book Value     Liquidation    of Proceeds      Rev. Collected
    ================================================================================================================================

    1.
    2.
    3.
    4.
    5.

================================================================================

ABN AMRO                                                         Statement Date:
LaSalle National Bank                                            Payment Date:
                                                                 Prior Payment:
Administrator:                                                   Record Date:
  Ann Geraghty  (800) 246-5761
  135 S. LaSalle Street   Suite 1625
  Chicago, IL   60674-4107

                    GMAC Commercial Mortgage Securities, Inc.
             GMAC Commercial Mortgage Corporation as Master Servicer
            GMAC Commercial Mortgage Corporation as Special Servicer
                       Mortgage Pass-Through Certificates
                                 Series 1998-C2
                                 ABN AMRO Acct:
                            Other Related Information

================================================================================

    Number of loans which have had their maturity dates extended:              0
    Stated principal balance outstanding of loans which have had
      their maturity dates extended:                                        0.00
    Weighted average extension period (in months) of loans which
      have had their maturity dates extended:                                  0

    Number of loans in the process of having their maturity dates
      extended:                                                                0
    Stated principal balance of loans in the process of having their
      maturity dates extended:                                              0.00
    Weighted average anticipated extension period of loans in the
      process of being extended:                                               0

    Cut-off principal balance of paid off loans that never experienced
      maturity date extensions:                                             0.00

    Cut-off principal balance of paid off loans that experienced maturity
      date extensions:                                                      0.00
    Weighted average extension period of paid off loans that experienced
      maturity date extensions:                                                0

    Number of loans in the process of having their maturity dates
      further extended:                                                        0
    Cut-off principal balance of loans in the process of having their
      maturity dates further extended:                                      0.00
    Weighted average extension period of loans in the process of having
      their maturity date further extended:                                    0

================================================================================

ABN AMRO                                                         Statement Date:
LaSalle National Bank                                            Payment Date:
                                                                 Prior Payment:
Administrator:                                                   Record Date:
  Ann Geraghty  (800) 246-5761
  135 S. LaSalle Street   Suite 1625
  Chicago, IL   60674-4107

                    GMAC Commercial Mortgage Securities, Inc.
             GMAC Commercial Mortgage Corporation as Master Servicer
            GMAC Commercial Mortgage Corporation as Special Servicer
                       Mortgage Pass-Through Certificates
                                 Series 1998-C2
                                 ABN AMRO Acct:
                                   Pool Total

                       Distribution of Principal Balances
--------------------------------------------------------------------------------
       Current Scheduled                  Number    Scheduled   Based on
            Balances                     of Loans    Balance    Balance
================================================================================
         $0  to    $100,000
   $100,000  to    $250,000
   $250,000  to    $500,000
   $500,000  to    $750,000
   $750,000  to  $1,000,000
 $1,000,000  to  $2,000,000
 $2,000,000  to  $3,000,000
 $3,000,000  to  $4,000,000
 $4,000,000  to  $5,000,000
 $5,000,000  to  $6,000,000
 $6,000,000  to  $7,000,000
 $7,000,000  to  $8,000,000
 $8,000,000  to  $9,000,000
 $9,000,000  to $10,000,000
$10,000,000  to $11,000,000
$11,000,000  to $12,000,000
$12,000,000  to $13,000,000
$13,000,000  to $14,000,000
$14,000,000  to $15,000,000
$15,000,000   &    Above
================================================================================
             Total
--------------------------------------------------------------------------------
                          Average Scheduled Balance is
                          Maximum Scheduled Balance is
                          Minimum Scheduled Balance is

                         Distribution of Property Types
--------------------------------------------------------------------------------
                                          Number      Scheduled      Based on
        Property Types                   of Loans      Balance        Balance
================================================================================
Retail
Multifamily
Office
Industrial
Lodging
Health Care
Mixed Use
Self Storage
Mobile Home
Other

================================================================================
        Total
--------------------------------------------------------------------------------

                     Distribution of Mortgage Interest Rates
--------------------------------------------------------------------------------
       Current Mortgage                 Number      Scheduled      Based on
        Interest Rate                  of Loans      Balance        Balance
================================================================================
    7.500%   or   less
    7.500%   to   7.750%
    7.750%   to   8.000%
    8.000%   to   8.250%
    8.250%   to   8.500%
    8.500%   to   8.750%
    8.750%   to   9.000%
    9.000%   to   9.250%
    9.250%   to   9.500%
    9.500%   to   9.750%
    9.750%   to   10.000%
   10.000%   to   10.250%
   10.250%   to   10.500%
   10.500%   to   10.750%
   10.750%   &     Above
================================================================================
            Total
--------------------------------------------------------------------------------
                         W/Avg Mortgage Interest Rate is
                        Minimum Mortgage Interest Rate is
                        Maximum Mortgage Interest Rate is

                             Geographic Distribution
--------------------------------------------------------------------------------
                                       Number      Scheduled      Based on
   Geographic Location                of Loans      Balance        Balance
================================================================================




================================================================================
                                        Total
--------------------------------------------------------------------------------

ABN AMRO                                                         Statement Date:
LaSalle National Bank                                            Payment Date:
                                                                 Prior Payment:
Administrator:                                                   Record Date:
  Ann Geraghty  (800) 246-5761
  135 S. LaSalle Street   Suite 1625
  Chicago, IL   60674-4107

                    GMAC Commercial Mortgage Securities, Inc.
             GMAC Commercial Mortgage Corporation as Master Servicer
            GMAC Commercial Mortgage Corporation as Special Servicer
                       Mortgage Pass-Through Certificates
                                 Series 1998-C2
                                 ABN AMRO Acct:
                                   Pool Total

                                 Loan Seasoning
--------------------------------------------------------------------------------
                                    Number         Scheduled       Based on
      Number of Years              of Loans        Balance          Balance
================================================================================
     1 year or less
     1+ to 2 years
     2+ to 3 years
     3+ to 4 years
     4+ to 5 years
     5+ to 6 years
     6+ to 7 years
     7+ to 8 years
     8+ to 9 years
     9+ to 10 years
    10 years or more
================================================================================
           Total
--------------------------------------------------------------------------------
                          Weighted Average Seasoning is


                        Distribution of Amortization Type
--------------------------------------------------------------------------------
                                         Number       Scheduled    Based on
     Amortization Type                  of Loans      Balance       Balance
================================================================================
     Fully Amortizing
    Amortizing Balloon
  Interest Only / Balloon

================================================================================
         Total
--------------------------------------------------------------------------------

                         Distribution of Remaining Term
                                Fully Amortizing
--------------------------------------------------------------------------------
  Fully Amortizing                      Number      Scheduled      Based on
   Mortgage Loans                      of Loans      Balance        Balance
================================================================================
  60 months or less
  61 to 120 months
  121 to 180 months
  181 to 240 months
  241 to 360 months
--------------------------------------------------------------------------------
      Total
--------------------------------------------------------------------------------
                     Weighted Average Months to Maturity is


                         Distribution of Remaining Term
                                  Balloon Loans
--------------------------------------------------------------------------------
        Balloon                     Number      Scheduled      Based on
     Mortgage Loans                of Loans      Balance        Balance
================================================================================
   12 months or less
   13 to 24 months
   25 to 36 months
   37 to 48 months
   49 to 60 months
   61 to 120 months
  121 to 180 months
  181 to 240 months
================================================================================
                        Total
--------------------------------------------------------------------------------
                     Weighted Average Months to Maturity is


                              Distribution of DSCR
--------------------------------------------------------------------------------
         Debt Service              Number          Scheduled         Based on
      Coverage Ratio (1)          of Loans          Balance           Balance
================================================================================
   0.500  or  less
   0.500  to  0.625
   0.625  to  0.750
   0.750  to  0.875
   0.875  to  1.000
   1.000  to  1.125
   1.125  to  1.250
   1.250  to  1.375
   1.375  to  1.500
   1.500  to  1.625
   1.625  to  1.750
   1.750  to  1.875
   1.875  to  2.000
   2.000  to  2.125
   2.125   &  above
       Unknown
================================================================================
        Total
--------------------------------------------------------------------------------
Weighted Average Debt Service Coverage Ratio is


                                    NOI Aging
--------------------------------------------------------------------------------
                                      Number     Scheduled         Based on
      NOI Date                       of Loans     Balance           Balance
================================================================================
   1 year or less
   1 to 2 years
   2 Years or More
       Unknown
================================================================================
        Total
--------------------------------------------------------------------------------

(1) Debt Service Coverage Ratios are calculated as described in the prospectus, values are updated periodically as new NOI figures became available from borrowers on an asset level.

      Neither the Trustee, Servicer, Special Servicer or Underwriter makes any representation as to the accuracy of the data provided by the borrower for this calculation.

ABN AMRO                                                         Statement Date:
LaSalle National Bank                                            Payment Date:
                                                                 Prior Payment:
Administrator:                                                   Record Date:
  Ann Geraghty  (800) 246-5761
  135 S. LaSalle Street   Suite 1625
  Chicago, IL   60674-4107

                    GMAC Commercial Mortgage Securities, Inc.
             GMAC Commercial Mortgage Corporation as Master Servicer
            GMAC Commercial Mortgage Corporation as Special Servicer
                       Mortgage Pass-Through Certificates
                                 Series 1998-C2
                                 ABN AMRO Acct:
                                   Pool Total

                          Distribution of Maximum Rates
--------------------------------------------------------------------------------
                                          Number       Scheduled     Based on
    Maximum Rates                        of Loans      Balance        Balance
================================================================================
      No Maximum
      0.01%  to  6.50%
      6.51%  to  7.00%
      7.01%  to  7.50%
      7.51%  to  8.00%
      8.01%  to  8.50%
      8.51%  to  9.00%
      9.01%  to  9.50%
      9.51%  to 10.00%
     10.01%  to 10.50%
     10.51%  to 11.00%
     11.01%  to 11.50%
     11.51%  to 12.00%
     12.01%   & above
     Fixed Rate Mortgage
================================================================================
        Total
--------------------------------------------------------------------------------
                Weighted Average for Mtge with a Maximum Rate is

                       Distribution of Payment Adjustment
--------------------------------------------------------------------------------
   Payment Adjustment                    Number         Scheduled       Based on
       Frequency                          Loans         Balance          Balance
================================================================================
      Three Month
       Six Month


  Fixed Rate Mortgage
================================================================================
         Total
--------------------------------------------------------------------------------


                    Distribution of Indices of Mortgage Loans
--------------------------------------------------------------------------------
                                        Number       Scheduled      Based on
        Indices                        of Loans      Balance         Balance
================================================================================
     3 Month LIBOR
     6 Month LIBOR


  Fixed Rate Mortgage
================================================================================
         Total
--------------------------------------------------------------------------------


                      Distribution of Mortgage Loan Margins
--------------------------------------------------------------------------------
                                         Number       Scheduled      Based on
 Mortgage Loan Margins                    Loans       Balance         Balance
================================================================================
      No Margin
 0.010%  to   2.500%
 2.510%  to   2.625%
 2.635%  to   2.750%
 2.760%  to   2.875%
 2.885%  to   3.000%
 3.010%  to   3.125%
 3.135%  to   3.250%
 3.260%  to   3.375%
 3.385%  to  99.000%

 Fixed Rate Mortgage
================================================================================
        Total
--------------------------------------------------------------------------------
                   Weighted Average for Mtge with a Margin is


                          Distribution of Minimum Rates
--------------------------------------------------------------------------------
                                     Number        Scheduled      Based on
  Minimum Rates (1)                 of Loans        Balance        Balance
================================================================================
      No Minimum
  0.010% to  2.000%
  2.010% to  2.125%
  2.135% to  2.250%
  2.260% to  2.375%
  2.385% to  2.500%
  2.510% to  2.625%
  2.635% to  2.750%
  2.760% to  2.875%
  2.885% to  3.000%
  3.010% to  3.125%
  3.135% to  3.250%
  3.260% to  3.375%
  3.385%  &  Above
 Fixed Rate Mortgage
================================================================================
        Total
--------------------------------------------------------------------------------
                Weighted Average for Mtge with a Minimum Rate is

                     Distribution of Interest Adjustment
--------------------------------------------------------------------------------
 Interest Adjustment                 Number        Scheduled         Based on
      Frequency                       Loans         Balance           Balance
================================================================================
     Three Month
      Six Month

 Fixed Rate Mortgage
================================================================================
        Total
--------------------------------------------------------------------------------

(1) For adjustable mortgage loans where a minimum rate does not exist the gross margin was used.

ABN AMRO                                                         Statement Date:
LaSalle National Bank                                            Payment Date:
                                                                 Prior Payment:
Administrator:                                                   Record Date:
  Ann Geraghty  (800) 246-5761
  135 S. LaSalle Street   Suite 1625
  Chicago, IL   60674-4107

                    GMAC Commercial Mortgage Securities, Inc.
             GMAC Commercial Mortgage Corporation as Master Servicer
            GMAC Commercial Mortgage Corporation as Special Servicer
                       Mortgage Pass-Through Certificates
                                 Series 1998-C2
                                 ABN AMRO Acct:

                                                       Loan Level Detail
====================================================================================================================================
                   Property                  Operating             Ending                                                    Loan
Disclosure           Type    Maturity        Statement            Principal   Note   Scheduled                Prepayment    Status
Control #   Group    Code      Date    DSCR    Date      State     Balance    Rate      P&I       Prepayment     Date      Code (1)
====================================================================================================================================


====================================================================================================================================

* NOI and DSCR, if available and reportable under the terms of the trust agreement, are based on information obtained from the related borrower, and no other party to the agreement shall be held liable for the accuracy or methodology used to determine such figures.

--------------------------------------------------------------------------------
(1) Legend:   A.  P&I Adv - in Grace Period
              B.  P&I Adv - < one month delinq
              1.  P&I Adv - delinquent 1 month
              2.  P&I Adv - delinquent 2 months
              3.  P&I Adv - delinquent 3+ months
              4.  Mat. Balloon/Assumed P&I
              5.  Prepaid in Full
              6.  Specially  Serviced
              7.  Foreclosure
              8.  Bankruptcy
              9.  REO
              10. DPO
              11. Modification
================================================================================

                   GMAC Commercial Mortgage Securities, Inc.
                                 Series 1998-C2
                         DELINQUENT LOAN STATUS REPORT
                           as of ___________________

===============================================================================================================================
                                                                                                             Other
Prospectus    Short Name   Property   City   State   Sq Ft or   Paid   Scheduled   Total P&I      Total     Advances    Total
    ID          (When        Type                     Units     Thru     Loan      Advances    Expenses To  (Taxes &   Exposure
             Appropriate)                                       Date    Balance     To Date       Date       Escrow)
-------------------------------------------------------------------------------------------------------------------------------
90 + DAYS DELINQUENT
-------------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------------


-------------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------------
60 DAYS DELINQUENT
-------------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------------


-------------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------------
30 DAYS DELINQUENT
-------------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------------


-------------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------------
Current & at Special Servicer
-------------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------------


-------------------------------------------------------------------------------------------------------------------------------
FCL - Foreclosure
-------------------------------------------------------------------------------------------------------------------------------
LTM - Latest 12 Months either Last Annual or Trailing 12 months
===============================================================================================================================


=====================================================================================================

Prospectus    Short Name   Current   Current    Maturity   LTM    LTM   LTM     ***Cap    Value using
    ID          (When      Monthly   Interest     Date     NOI    NOI   DSCR     Rate      NOI & Cap
             Appropriate)    P&I       Rate                Date                Assigned      Rate
-----------------------------------------------------------------------------------------------------
90 + DAYS DELINQUENT
-----------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------


-----------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------
60 DAYS DELINQUENT
-----------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------


-----------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------
30 DAYS DELINQUENT
-----------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------


-----------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------
Current & at Special Servicer
-----------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------


-----------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------

=====================================================================================================

* Workout Strategy should match the CSSA Loan file using abreviated words in place of a code number such as (FCL - In Foreclosure, MOD - Modification, DPO - Discount Payoff, NS - Note Sale, BK - Bankrupcy, PP - Payment Plan)

    It is possible to combine the status codes if the loan is going in more than one direction. (i.e. FCL/Mod, BK/Mod, BK/FCL/DPO)

**  App - Appraisal, BPO - Broker opinion, Int. - Internal Value

*** How to determine the cap rate is agreed upon by Underwriter and servicers
    - to be provided by a third party.

                   GMAC Commercial Mortgage Securities, Inc.
                                 Series 1998-C2
                         DELINQUENT LOAN STATUS REPORT
                           as of ___________________

-------------------------------------------------------------------------------------------------------------------------------
            Appraisal                                Total
Valuation     BPO or     Loss using    Estimated    Appraisal   Prospectus    Short Name    Property                  Transfer
  Date       Internal   90% Appr. or   Recovery %   Reduction       ID          (when         Type     City   State     Date
              Value**     BPO(f)                    Realized                 appropriate)
-------------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------------


-------------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------------


-------------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------------


-------------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------------


-------------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------------

===============================================================================================================================

-------------------------------------------------------------------------------
            Appraisal
Valuation     BPO or    Resolution    FCL    Expected   Workout
  Date       Internal      Date      Start   FCL Sale   Strategy   Comments
              Value**                 Date      Date
-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------


-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------


-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------


-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------


-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

===============================================================================

                   GMAC Commercial Mortgage Securities, Inc.
                                 Series 1998-C2
                      HISTORICAL LOAN MODIFICATION REPORT
                            as of _________________

====================================================================================================================================


                                                 Balance
                                                   When     Balance at the
                              Mod /              Sent to    Effective Date           # Mths
Prospectus                  Extension   Effect   Special          of          Old   for Rate    New   Old     Old        New
   ID        City   State     Flag       Date    Servicer   Rehabilitation   Rate    Change    Rate   P&I   Maturity   Maturity
====================================================================================================================================
THIS REPORT IS HISTORICAL
------------------------------------------------------------------------------------------------------------------------------------
Information is as of modification. Each line it should not change in the future. Only new modifications should be added.

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

====================================================================================================================================
Total For All Loans:
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
Total For Loans in Current Month:
------------------------------------------------------------------------------------------------------------------------------------
                                       # of Loans           $ Balance
------------------------------------------------------------------------------------------------------------------------------------
Modifications:
------------------------------------------------------------------------------------------------------------------------------------
Maturity Date Extentions:
==========================================================================----------------------------------------------------------
Total:
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
* The information in these columns is from a particular point in time and should not change on this report once assigned.
------------------------------------------------------------------------------------------------------------------------------------
(1) Actual principal loss taken by bonds
------------------------------------------------------------------------------------------------------------------------------------
(2) Expected future loss due to a rate reduction. This is just an estimate calculated at the time of the modification.
====================================================================================================================================

==========================================================
                                    (2) Est.
                                     Future
             Total #                Interest
              Mths         (1)      Loss to
               for      Realized    Trust $
Prospectus   Change     Loss to      (Rate
   ID        of Mod     Trust $    Reduction)   COMMENT
==========================================================

----------------------------------------------------------


----------------------------------------------------------

----------------------------------------------------------

----------------------------------------------------------

==========================================================

----------------------------------------------------------

----------------------------------------------------------

----------------------------------------------------------

----------------------------------------------------------

----------------------------------------------------------

----------------------------------------------------------

----------------------------------------------------------

----------------------------------------------------------

----------------------------------------------------------

----------------------------------------------------------

----------------------------------------------------------

==========================================================

                    GMAC Commercial Mortgage Securities, Inc.
                                 Series 1998-C2
         HISTORICAL LOSS ESTIMATE REPORT (REO-SOLD or DISCOUNTED PAYOFF)
                             as of _________________

====================================================================================================================================
                                                                     Latest
             Short Name                                   %       Appraisal or                               Net Amt
Prospectus     (When        Property                  Received      Brokers      Effect Date                Received    Scheduled
   ID        Appropriate)     Type     City   State   From Sale     Opinion        of Sale     Sale Price   from Sale    Balance
====================================================================================================================================
THIS REPORT IS HISTORICAL
------------------------------------------------------------------------------------------------------------------------------------
All information in from the liquidation date and does not need to be updated.
------------------------------------------------------------------------------------------------------------------------------------

====================================================================================================================================
Total all Loans:
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
Current Month Only:
====================================================================================================================================

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

====================================================================================================================================


============================================================================================================
Prospectus   Total P&I     Total      Servicing                   Actual Losses    Date Loss    Minor Adj to
   ID        Advanced    Expenses   Fees Expense   Net Proceeds    Passed thru    Passed thru       Trust
============================================================================================================


------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------

============================================================================================================

------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------

============================================================================================================

------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------

============================================================================================================

================================================================================
             Date Minor   Total Loss   Loss % of
Prospectus   Adj Passed      with       Schedule
   ID           thru      Adjustment    Balance
================================================================================


--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

================================================================================

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

================================================================================

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

================================================================================

                    GMAC Commercial Mortgage Securities, Inc.
                                 Series 1998-C2
                                REO STATUS REPORT
                             as of _________________

====================================================================================================================================
            Short
            Name                                                       Total                 Other
Pro-       (When     Prop-                 Sq Ft   Paid   Scheduled     P&I       Total     Advances              Current
spectus   Appropri   erty   City   State     or    Thru      Loan     Advances   Expenses   (Taxes &     Total    Monthly   Maturity
ID          ate)     Type                  Units   Date    Balance    To Date    To Date    Escrow)    Exposure     P&I       Date
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

====================================================================================================================================

====================================================================================================================================
                                               Value                  Loss
                            Cap                using   Appraisal     using                    Total
Pro-      LTM     LTM      Rate                NOI &    BPO or        92%                   Appraisal                 REO
spectus   NOI    NOI /    Assign   Valuation    Cap    Internal      Appr.     Estimated    Reduction   Transfer  Acquisition
ID        Date    DSC       ***       Date     Rate    Value**     or BPO(f)   Recovery %   Realized      Date        Date
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

====================================================================================================================================

===============================================================================




Pro-        Pending
spectus   Resolution
ID           Date      Comments
-------------------------------------------------------------------------------

-------------------------------------------------------------------------------


-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
(1) Use the following codes; App. = Appraisal, BPO - Brokers Opinion,
    Int - Internal Value
-------------------------------------------------------------------------------
*** How to dtermine the cap rate is agreed upon by Underwriter and servicers -
    to be provided by a third party.
===============================================================================

                    GMAC Commercial Mortgage Securities, Inc.
                                 Series 1998-C2
                               SERVICER WATCH LIST
                             as of _________________

====================================================================================================================================
    S4           S55          S61      S57     S58        P7       P8       P11     P54
------------------------------------------------------------------------------------------------------------------------------------
              Short Name                              Scheduled   Paid
Prospectus      (When       Property                     Loan     Thru   Maturity   LTM*
   ID        Appropriate)     Type     City   State    Balance    Date     Date     DSCR        Comment / Reason on Watch List
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
List all loans on watch list and reason sorted in decending balance order.
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
Total:                                                $
------------------------------------------------------------------------------------------------------------------------------------
*LTM - Last 12 months either trailing or last annual
====================================================================================================================================

                    GMAC Commercial Mortgage Securities, Inc.
                                 Series 1998-C2
                      COMPARATIVE FINANCIAL STATUS REPORT
                              as of ______________

==================================================================================================
                                                               Original Underwriting Information
                                                              ------------------------------------
                                                                 Basis Year
                                                              -----------------
                            Last
                          Property  Scheduled  Paid  Annual   Financial
Prospectus                Inspect     Loan     Thru   Debt    Info as of   %    Total     $
    ID       City  State   Date      Balance   Date  Service     Date     Occ  Revenue   NOI  DSCR
--------------------------------------------------------------------------------------------------
                           yy/mm                                yy/mm
--------------------------------------------------------------------------------------------------
List all loans currently in deal with or with out information largest to smallest loan
--------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------
Total:                              $                $                     WA  $         $     WA
--------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------
                                                              Received
--------------------------------------------------------------------------------------------------
Financial Information:                                        Loans      Balance
--------------------------------------------------------------------------------------------------
                                                              #   %      $    %
--------------------------------------------------------------------------------------------------
Current Full Year:
--------------------------------------------------------------------------------------------------
Current Full Yr. received with DSC < 1:
--------------------------------------------------------------------------------------------------
Prior Full Year:
--------------------------------------------------------------------------------------------------
Prior Full Yr. received with DSC < 1:
--------------------------------------------------------------------------------------------------
Quarterly Financials:
--------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------
(1) DSC calculated using NOI / Debt Service
--------------------------------------------------------------------------------------------------
(2) Net change should compare the latest year to the underwriting year
==================================================================================================

===============================================================================================================
                 2nd Preceding Annual Operating Info    Preceeding Annual Operating Info
             --------------------------------------------------------------------------------------------------
                  as of _____________  Normalized       as of __________     Normalized
             --------------------------------------------------------------------------------------------------
             Financial                                  Financial
               Info                                       Info
Prospectus     as of      %     Total    $                as of      %     Total    $
    ID         Date      Occ   Revenue  NOI     DSCR      Date      Occ   Revenue  NOI     DSCR
---------------------------------------------------------------------------------------------------------------
             yy/mm                                        yy/mm
---------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------
Total:     WA  $           $     WA                     WA   $         $     WA
---------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------
                            Required
---------------------------------------------------------------------------------------------------------------
Financial Information:      Loans  Balance
---------------------------------------------------------------------------------------------------------------
                            #   %   $    %
---------------------------------------------------------------------------------------------------------------
Current Full Year:
---------------------------------------------------------------------------------------------------------------
Current Full Yr. received with DSC < 1:
---------------------------------------------------------------------------------------------------------------
Prior Full Year:
---------------------------------------------------------------------------------------------------------------
Prior Full Yr. received with DSC < 1:
---------------------------------------------------------------------------------------------------------------
Quarterly Financials:
---------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------
(1) DSC calculated using NOI / Debt Service
---------------------------------------------------------------------------------------------------------------
(2) Net change should compare the latest year to the underwriting year
===============================================================================================================

===============================================================================================================
                  YTD or Trailing Financial Information      Net Change
             --------------------------------------------------------------------------------------------------
                       Month Reported "Actual"               Preceding & Basis
                      -----------------------------------------------------------------------------------------

               FS         FS                                        %
Prospectus     Start      End    Total    $        %         %    Total    $
    ID         Date       Date  Revenue  NOI     DSC        Occ    Rev.   DSC
---------------------------------------------------------------------------------------------------------------
               yy/mm      yy/mm
---------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------
Total:       WA     $         $       WA        WA      $       WA
---------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------
Financial Information:
---------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------
Current Full Year:
---------------------------------------------------------------------------------------------------------------
Current Full Yr. received with DSC < 1:
---------------------------------------------------------------------------------------------------------------
Prior Full Year:
---------------------------------------------------------------------------------------------------------------
Prior Full Yr. received with DSC < 1:
---------------------------------------------------------------------------------------------------------------
Quarterly Financials:
---------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------
(1) DSC calculated using NOI / Debt Service
---------------------------------------------------------------------------------------------------------------
(2) Net change should compare the latest year to the underwriting year
===============================================================================================================

                    GMAC Commercial Mortgage Securities, Inc.
                                 Series 1998-C2
                       OPERATING STATEMENT ANALYSIS REPORT
                             as of _________________

PROPERTY OVERVIEW
                                  ---------------
     Control Number
                                  ---------------------------
     Current Balance/Paid to Date
                                  -------------------------------------------------------------------------------------------
     Property Name
                                  -------------------------------------------------------------------------------------------
     Property Type
                                  -------------------------------------------------------------------------------------------
     Property Address, City, State
                                  -------------------------------------------------------------------------------------------
     Net Rentable Square Feet
                                  ---------------------------
     Year Built/Year Renovated
                                  ---------------------------------------------------------------
     Year of Operations           Underwriting         1993         1994         1995         YTD
                                  ---------------------------------------------------------------
     Occupancy Rate *
                                  ---------------------------------------------------------------
     Average Rental Rate
                                  ---------------------------------------------------------------
                                  *  Occupancy rates are year end or the ending date of the financial statement for the period.

 INCOME:                                                                                 No. of Mos.
                                                                                         -----------
     Number of Mos. Annualized                                 Prior Year   Current Yr.
                                  -------------------------------------------------------------------------------------------
     Period Ended                  Underwriting      1993         1994         1995      1996 YTD**    1995-Base   1995-1994
     Statement Classification        Base Line    Normalized   Normalized   Normalized   as of  / /96  Variance    Variance
                                  -------------------------------------------------------------------------------------------
     Rental Income (Category 1)
                                  -------------------------------------------------------------------------------------------
     Rental Income (Category 2)
                                  -------------------------------------------------------------------------------------------
     Rental Income (Category 3)
                                  -------------------------------------------------------------------------------------------
     Pass Through/Escalations
                                  -------------------------------------------------------------------------------------------
     Other Income
                                  -------------------------------------------------------------------------------------------

                                  -------------------------------------------------------------------------------------------
  Effective Gross Income                  $0.00        $0.00        $0.00        $0.00         $0.00       %           %
                                  -------------------------------------------------------------------------------------------
                                  Normalized - Full year Financial statements that have been reviewed by the underwriter or
                                     Servicer ** Servicer will not be expected to "Normalize" these YTD numbers.

 OPERATING EXPENSES:
                                  -------------------------------------------------------------------------------------------
     Real Estate Taxes
                                  -------------------------------------------------------------------------------------------
     Property Insurance
                                  -------------------------------------------------------------------------------------------
     Utilities
                                  -------------------------------------------------------------------------------------------
     Repairs and Maintenance
                                  -------------------------------------------------------------------------------------------
     Management Fees
                                  -------------------------------------------------------------------------------------------
     Payroll & Benefits Expense
                                  -------------------------------------------------------------------------------------------
     Advertising & Marketing
                                  -------------------------------------------------------------------------------------------
     Professional Fees
                                  -------------------------------------------------------------------------------------------
     Other Expenses
                                  -------------------------------------------------------------------------------------------
     Ground Rent
                                  -------------------------------------------------------------------------------------------
  Total Operating Expenses                $0.00        $0.00        $0.00        $0.00         $0.00       %           %
                                  -------------------------------------------------------------------------------------------

                                  -------------------------------------------------------------------------------------------
  Operating Expense Ratio
                                  -------------------------------------------------------------------------------------------

                                  -------------------------------------------------------------------------------------------
  Net Operating Income                    $0.00        $0.00        $0.00        $0.00         $0.00
                                  -------------------------------------------------------------------------------------------

                                  -------------------------------------------------------------------------------------------
     Leasing Commissions
                                  -------------------------------------------------------------------------------------------
     Tenant Improvements
                                  -------------------------------------------------------------------------------------------
     Replacement Reserve
                                  -------------------------------------------------------------------------------------------
  Total Capital Items                     $0.00        $0.00        $0.00        $0.00         $0.00                   $0.00
                                  -------------------------------------------------------------------------------------------

                                  -------------------------------------------------------------------------------------------
  N.O.I. After Capital Items              $0.00        $0.00        $0.00        $0.00         $0.00
                                  -------------------------------------------------------------------------------------------

                                  -------------------------------------------------------------------------------------------
Debt Service (per Servicer)               $0.00        $0.00        $0.00        $0.00         $0.00
                                  -------------------------------------------------------------------------------------------
Cash Flow after debt service              $0.00        $0.00        $0.00        $0.00         $0.00
                                  -------------------------------------------------------------------------------------------

                                  -------------------------------------------------------------------------------------------
(1) DSCR: (NOI/Debt Service)
                                  -------------------------------------------------------------------------------------------

                                  -------------------------------------------------------------------------------------------
DSCR: (after reserves\Cap exp.)
                                  -------------------------------------------------------------------------------------------

                                  -------------------------------------------------------------------------------------------
  Source of Financial Data:
                                  -------------------------------------------------------------------------------------------
                                  (ie. operating statements, financial statements, tax return, other)

Notes and  Assumptions:
================================================================================

The years shown above will roll always showing a three year history. 1995 is the current year financials; 1994 is the prior year financials.

This report may vary depending on the property type and because of the way information may vary in each borrowers statement.

Rental Income need to be broken down whenever possible differently for each property type as follows: Retail: 1) Base Rent 2) Percentage rents on cashflow
Hotel: 1) Room Revenue 2) Food/Beverage Nursing Home: 1) Private 2) Medicaid
3) Medicare

Income: Comment

Expense: Comment

Capital Items: Comment

(1) Used in the Comparative Financial Status Report

                    GMAC Commercial Mortgage Securities, Inc.
                                 Series 1998-C2
                      NOI ADJUSTMENT WORKSHEET for "year"
                             as of _________________

PROPERTY OVERVIEW
                                       ---------
  Control Number
                                       ----------------------
  Current Balance/Paid to Date
                                       --------------------------------------------------------------------------------------------
  Property Name
                                       --------------------------------------------------------------------------------------------
  Property Type
                                       --------------------------------------------------------------------------------------------
  Property Address, City, State
                                       --------------------------------------------------------------------------------------------
  Net Rentable Square Feet
                                       ----------------------
  Year Built/Year Renovated
                                       ----------------------------------
  Year of Operations                   Borrower   Adjustment   Normalized
                                       ----------------------------------
  Occupancy Rate *
                                       ----------------------------------
  Average Rental Rate
                                       ----------------------------------
                                       * Occupancy rates are year end or the ending date of the financial statement for the period.
INCOME:
  Number of Mos.Annualized "Year"
                                       --------------------------------------------------------
  Period Ended                         Borrower                Adjustment            Normalized
  Statement Classification              Actual
                                       --------------------------------------------------------
  Rental Income (Category 1)
                                       --------------------------------------------------------
  Rental Income (Category 2)
                                       --------------------------------------------------------
  Rental Income (Category 3)
                                       --------------------------------------------------------
  Pass Throughs/Escalations
                                       --------------------------------------------------------
  Other Income
                                       --------------------------------------------------------

                                       --------------------------------------------------------
Effective Gross Income                    $0.00                     $0.00                 $0.00
                                       --------------------------------------------------------
                                       Normalized - Full year Financial statements that have been reviewed by the underwriter or
                                       Servicer

OPERATING EXPENSES:
                                       --------------------------------------------------------
  Real Estate Taxes
                                       --------------------------------------------------------
  Property Insurance
                                       --------------------------------------------------------
  Utilities
                                       --------------------------------------------------------
  Repairs and Maintenance
                                       --------------------------------------------------------
  Management Fees
                                       --------------------------------------------------------
  Payroll & Benefits Expense
                                       --------------------------------------------------------
  Advertising & Marketing
                                       --------------------------------------------------------
  Professional Fees
                                       --------------------------------------------------------
  Other Expenses
                                       --------------------------------------------------------
  Ground Rent
                                       --------------------------------------------------------
 Total Operating Expenses                 $0.00                     $0.00                 $0.00
                                       --------------------------------------------------------

                                       --------------------------------------------------------
 Operating Expense Ratio
                                       --------------------------------------------------------

                                       --------------------------------------------------------
 Net Operating Income                     $0.00                     $0.00                 $0.00
                                       --------------------------------------------------------

                                       --------------------------------------------------------
  Leasing Commissions
                                       --------------------------------------------------------
  Tenant Improvements
                                       --------------------------------------------------------
  Replacement Reserve
                                       --------------------------------------------------------
 Total Capital Items                      $0.00                     $0.00                 $0.00
                                       --------------------------------------------------------

                                       --------------------------------------------------------
 N.O.I. After Capital Items               $0.00                     $0.00                 $0.00
                                       --------------------------------------------------------

                                       --------------------------------------------------------
Debt Service (per Servicer)               $0.00                     $0.00                 $0.00
                                       --------------------------------------------------------
Cash Flow after debt service              $0.00                     $0.00                 $0.00
                                       --------------------------------------------------------

                                       --------------------------------------------------------
(1)DSCR: (NOI/Debt Service)
                                       --------------------------------------------------------

                                       --------------------------------------------------------
DSCR: (after reserves\Cap exp.)
                                       --------------------------------------------------------

                                       --------------------------------------------------------
 Source of Financial Data:
                                       --------------------------------------------------------
                                       (ie. operating statements, financial statements, tax return, other)

Notes and  Assumptions:
================================================================================

This report should be completed by the Servicer for any "Normalization" of the Borrowers numbers.

The "Normalized" column is used in the Operating Statement Analysis Report.

This report may vary depending on the property type and because of the way information may vary in each borrowers statement.

Income: Comments

Expense: Comments

Capital Items: Comments

(1) Used in the Comparative Financial Status Report

ABN AMRO
LaSalle National Bank

Administrator:
  Ann Geraghty (800) 246-5761
  135 S. LaSalle Street Suite 1625
  Chicago, IL 60674-4107

                    GMAC Commercial Mortgage Securities, Inc.
             GMAC Commercial Mortgage Corporation as Master Servicer
            GMAC Commercial Mortgage Corporation as Special Servicer
                       Mortgage Pass-Through Certificates
                                 Series 1998-C2
                                 ABN AMRO Acct:

                        Loan Pre-Payment Request Report

====================================================================================================================================
Prospectus    Short Name   Property   State   Current    Paid   Current    Maturity   LTM    $ Amount of     Prepayment      Penalty
    ID          (When        Type             Schedule   Thru   Interest     Date     DSCR     Penalty          Quote          Type
             Appropriate)                     Balance    Date     Rate                                     Expiration Date
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------
Total:                                        $
------------------------------------------------------------------------------------------------------------------------------------

                      Structural and Collateral Term Sheet               Annex C

                    GMAC Commercial Mortgage Securities Inc.
                       Mortgage Pass-Through Certificates
                                 Series 1998-C2

                                 $2,277,325,000

                              Offered Certificates

                               [GRAPHIC OMITTED]

               % of Mortgage Initial Pool by Cut-off Date Balance

LEHMAN BROTHERS                                         DEUTSCHE BANK SECURITIES

                                                                       Page 1/15
================================================================================
THIS INFORMATION DOES NOT CONSTITUTE EITHER AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY OF THE SECURITIES REFERRED TO HEREIN. OFFERS TO SELL AND SOLICITATIONS OF OFFERS TO BUY SECURITIES ARE MADE ONLY BY, AND THIS INFORMATION MUST BE READ IN CONJUNCTION WITH, THE FINAL PROSPECTUS SUPPLEMENT AND THE RELATED PROSPECTUS OR, IF NOT REGISTERED UNDER THE SECURITIES LAW, THE FINAL OFFERING MEMORANDUM (THE "OFFERING DOCUMENT"). INFORMATION CONTAINED HEREIN DOES NOT PURPORT TO BE COPMPLETE AND IS SUBJECT TO THE SAME QUALIFICATIONS AND ASSUMPTIONS, AND SHOULD BE CONSIDERED BY INVESTORS ONLY IN THE LIGHT OF THE SAME WARNINGS, LACK OF ASSURANCES AND REPRESENTATIONS AND OTHER PRECAUTIONARY MATTERS, AS DISCLOSED IN THE OFFERING DOCUMENT. INFORMATION REGARDING THE UNDERLYING ASSETS HAS BEEN PROVIDED BY THE ISSUER OF THE SECURITIES OR AN AFFILIATE THEREOF AND HAS NOT BEEN INDEPENDENTLY VERIFIED BY THE UNDERWRITERS OR THEIR RESPECTIVE AFFILIATES. THE ANALYSES CONTAINED HEREIN HAVE BEEN PREPAIRED AND DISSEMINATED BY THE UNDERWRITERS AND THE CONTENTS AND ACCURACY THEREOF HAVE NOT BEEN REVIEWED BY THE ISSUER. THIS INFORMATION WAS PREPARED ON THE BASIS OF CERTAIN ASSUMPTIONS (INCLUDING, IN CERTAIN CASE ASSUMPTIONS SPECIFIED BY THE RECIPIENT HEREOF) REGARDING PAYMENTS, INTEREST RATES, WEIGHTED AVERAGE LIVES AND WEIGHTED AVERAGE LOAN AGE, LOSS AND OTHER MATTERS, INCLUDING, BUT NOT LIMITED TO, THE ASSUMPTIONS DESCRIBED IN THE OFFERING DOCUMENT. THE UNDERWRITERS, AND ANY OF THEIR AFFILIATES, MAKE NO REPRESENTATION OR WARRANTY AS TO THE ACTUAL RATE OR TIMING OF PAYMENTS ON ANY OF THE UNDERLYING ASSETS OR THE PAYMENTS OR YIELD ON THE SECURITIES. THIS INFORMATION SUPERSEDES ANY PRIOR VERSIONS HEREOF AND WILL BE DEEMED TO BE SUPERSEDED BY ANY SUBSEQUENT VERSIONS (INCLUDING, WITH RESPECT TO ANY DESCRIPTION OF THE SECURITIES OR THE UNDERLYING ASSETS, THE INFORMATION CONTAINED IN THE OFFERING DOCUMENT).

                    GMAC Commercial Mortgage Securities Inc.
                       Mortgage Pass-Through Certificates
                                 Series 1998-C2

================================================================================
                                                      % C/E            % of Deal
       ------------------------------------------
               Class A-1                              27.50%             18.38%
       ---------------------------
               Class A-2               Class X        27.50%             54.12%
       ---------------------------
                Class B                               22.50%              5.00%
       ---------------------------
                Class C                               18.00%              4.50%
       ---------------------------
                Class D                               11.50%              6.50%
       ---------------------------
                Class E                               10.00%              1.50%
       ---------------------------
                Class F                                6.50%              3.50%
       ---------------------------
                Class G                                4.75%              1.75%
       ---------------------------
                Class H                                4.00%              0.75%
       ---------------------------
                Class J                                3.25%              0.75%
       ---------------------------
                Class K                                2.50%              0.75%
       ---------------------------
                Class L                                1.50%              1.00%
       ---------------------------
                Class M                                0.75%              0.75%
       ---------------------------
                Class N                                0.00%              0.75%
       ------------------------------------------
================================================================================

==================================================================================================================================
                 Original                                                             Avg          Principal           Legal
 Class             Face               Rating(1)         Description    Coupon        Life (2)      Window (2)          Status
----------------------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------------------
  A-1          465,000,000           AAA/Aaa/AAA           Fixed        6.150%          5.63       9/98 - 11/07        Public
----------------------------------------------------------------------------------------------------------------------------------
  A-2         1,369,512,000          AAA/Aaa/AAA           Fixed        6.420%          9.79       11/07 - 8/08        Public
----------------------------------------------------------------------------------------------------------------------------------
   X          2,530,361,727 (3)      AAAr/Aaa/AAA         WAC IO        0.823%          9.86           N/A             Public
----------------------------------------------------------------------------------------------------------------------------------
   B           126,518,000            AA/Aa2/AA            Fixed        6.420%          9.97       8/08 - 8/08         Public
----------------------------------------------------------------------------------------------------------------------------------
   C           113,866,000              A/A2/A             Fixed        6.500%          9.97       8/08 - 8/08         Public
----------------------------------------------------------------------------------------------------------------------------------
   D           164,474,000           BBB/Baa2/BBB          Fixed        6.500%         10.61       8/08 - 7/10         Public
----------------------------------------------------------------------------------------------------------------------------------
   E           37,955,000           BBB-/Baa3/BBB-         Fixed        6.500%         12.59       7/10 - 3/12         Public
----------------------------------------------------------------------------------------------------------------------------------
   F           88,563,000                 (5)              Fixed        6.500%         14.59       3/12 - 7/13     Private, 144A
----------------------------------------------------------------------------------------------------------------------------------
   G           44,281,000                 (5)              Fixed        6.050%         15.06       7/13 - 6/14     Private, 144A
----------------------------------------------------------------------------------------------------------------------------------
   H           18,978,000                 (5)              Fixed        6.050%         16.49       6/14 - 10/15    Private, 144A
----------------------------------------------------------------------------------------------------------------------------------
   J           18,977,000                 (5)              Fixed        6.050%         17.66      10/15 - 11/16    Private, 144A
----------------------------------------------------------------------------------------------------------------------------------
   K           18,978,000                 (5)              Fixed        6.050%         18.76      11/16 - 12/17    Private, 144A
----------------------------------------------------------------------------------------------------------------------------------
   L           25,304,000                 (5)              Fixed        6.050%         19.62       12/17 - 7/18    Private, 144A
----------------------------------------------------------------------------------------------------------------------------------
   M           18,978,000                 (5)              Fixed        6.050%         20.98       7/18 - 1/21     Private, 144A
----------------------------------------------------------------------------------------------------------------------------------
   N           18,977,727                 (5)              Fixed        6.050%         23.69       1/21 - 8/23     Private, 144A
==================================================================================================================================
  Total     2,530,361,727
==================================================================================================================================

(1) Anticipated rating Fitch, Moody's and Standard & Poor's.

(2) Assuming among other things, 0% CPR, no losses and that ARD loans pay off on their Anticipated Repayment Date. Expressed in years.

(3) Represents notional amount on Class X.

(4) Represents average life of notional amount on Class X.

(5) Not offered hereby.


                                                                       Page 2/15
================================================================================
THIS INFORMATION DOES NOT CONSTITUTE EITHER AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY OF THE SECURITIES REFERRED TO HEREIN. OFFERS TO SELL AND SOLICITATIONS OF OFFERS TO BUY SECURITIES ARE MADE ONLY BY, AND THIS INFORMATION MUST BE READ IN CONJUNCTION WITH, THE FINAL PROSPECTUS SUPPLEMENT AND THE RELATED PROSPECTUS OR, IF NOT REGISTERED UNDER THE SECURITIES LAW, THE FINAL OFFERING MEMORANDUM (THE "OFFERING DOCUMENT"). INFORMATION CONTAINED HEREIN DOES NOT PURPORT TO BE COPMPLETE AND IS SUBJECT TO THE SAME QUALIFICATIONS AND ASSUMPTIONS, AND SHOULD BE CONSIDERED BY INVESTORS ONLY IN THE LIGHT OF THE SAME WARNINGS, LACK OF ASSURANCES AND REPRESENTATIONS AND OTHER PRECAUTIONARY MATTERS, AS DISCLOSED IN THE OFFERING DOCUMENT. INFORMATION REGARDING THE UNDERLYING ASSETS HAS BEEN PROVIDED BY THE ISSUER OF THE SECURITIES OR AN AFFILIATE THEREOF AND HAS NOT BEEN INDEPENDENTLY VERIFIED BY THE UNDERWRITERS OR THEIR RESPECTIVE AFFILIATES. THE ANALYSES CONTAINED HEREIN HAVE BEEN PREPAIRED AND DISSEMINATED BY THE UNDERWRITERS AND THE CONTENTS AND ACCURACY THEREOF HAVE NOT BEEN REVIEWED BY THE ISSUER. THIS INFORMATION WAS PREPARED ON THE BASIS OF CERTAIN ASSUMPTIONS (INCLUDING, IN CERTAIN CASE ASSUMPTIONS SPECIFIED BY THE RECIPIENT HEREOF) REGARDING PAYMENTS, INTEREST RATES, WEIGHTED AVERAGE LIVES AND WEIGHTED AVERAGE LOAN AGE, LOSS AND OTHER MATTERS, INCLUDING, BUT NOT LIMITED TO, THE ASSUMPTIONS DESCRIBED IN THE OFFERING DOCUMENT. THE UNDERWRITERS, AND ANY OF THEIR AFFILIATES, MAKE NO REPRESENTATION OR WARRANTY AS TO THE ACTUAL RATE OR TIMING OF PAYMENTS ON ANY OF THE UNDERLYING ASSETS OR THE PAYMENTS OR YIELD ON THE SECURITIES. THIS INFORMATION SUPERSEDES ANY PRIOR VERSIONS HEREOF AND WILL BE DEEMED TO BE SUPERSEDED BY ANY SUBSEQUENT VERSIONS (INCLUDING, WITH RESPECT TO ANY DESCRIPTION OF THE SECURITIES OR THE UNDERLYING ASSETS, THE INFORMATION CONTAINED IN THE OFFERING DOCUMENT).

Certain Offering Points

o Newly Originated Collateral. The collateral consists of Mortgage Loans with a principal balance (as of the Due Date for each Mortgage Loan occurring in August 1998) of approximately $2.53 billion. The Mortgage Loans were originated by an affiliate of Lehman Brothers, or its approved conduit originators (51.7%, by balance) and GMAC Commercial Mortgage (45.5%, by balance). 15 loans (2.8% by balance) were purchased by either Lehman Brothers or GMAC Commercial Mortgage.

o Call Protection. 100% of the Mortgage Loans contain call protection provisions. As of the Cut-off Date, 92.3% of the Mortgage Loans provide for initial lockout period followed by i) defeasance; or ii) yield maintenance; iii) percentage penalty and/or iv) an open period generally 3 to 6 months. The weighted average lockout and defeasance period for all loans is 9.8 years. The Mortgage Loans are generally prepayable without penalty between zero to six months from Mortgage Loan maturity or Anticipated Repayment Date ("ARD"), with a weighted average open period of 4 months.

o     Weighted average lock-out and treasury defeasance of 9.8 years.

o     No loan delinquent 30 days or more as of the Cut-off Date.

o     $6,263,272 average loan balance as of the Cut-off Date.

o 1.65x Weighted Average Debt Service Coverage Ratio ("DSCR") as of the Cut-off Date.

o     65.8% Weighted Average Loan to Value ("LTV") as of the Cut-off Date.

o Public Company Sponsorship. 16.4% of the Mortgage Loans have borrowers the principal of which is a public company.

o Property Type Diversification. 30.3% Multifamily*, 24.8% Retail (78.8% Anchored and 21.2% Unanchored), 11.0% Office, 9.4% Hotel, 6.3% Health Care, 5.4% Office/Industrial, 4.7% Credit Tenant Lease ("CTL"), 4.1% Industrial, 2.0% Self Storage, 1.8% Mixed Use, and 0.3% Other.

                  *Includes Manufactured Housing.

o Geographic Distribution. California (17.0%), New Jersey (6.6%), Texas (5.0%), Florida (4.8%), Connecticut (4.4%),Pennsylvania (4.3%), New York (4.3%); all other states less than 4% each.

o Monthly Investor Reporting. Updated collateral summary information will be part of the monthly remittance report in addition to detailed P&I payment and delinquency information. Quarterly NOI and Occupancy information to the extent delivered by borrowers, will be available to Certificate holders.

o Cash Flows will be Modeled on BLOOMBERG. (Except as otherwise indicated, percentages (%) represent the principal amount of loan or loans compared to aggregate pool balance, as of the Cut-off Date (the "Initial Pool Balance"); weighted averages are weighted using Cut-off Date principal balance; loans with properties in multiple states have been allocated to certain states based upon allocated loan amounts" or appraisal amount if the loan did not have allocated loan amounts.)


                                                                       Page 3/15
================================================================================
THIS INFORMATION DOES NOT CONSTITUTE EITHER AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY OF THE SECURITIES REFERRED TO HEREIN. OFFERS TO SELL AND SOLICITATIONS OF OFFERS TO BUY SECURITIES ARE MADE ONLY BY, AND THIS INFORMATION MUST BE READ IN CONJUNCTION WITH, THE FINAL PROSPECTUS SUPPLEMENT AND THE RELATED PROSPECTUS OR, IF NOT REGISTERED UNDER THE SECURITIES LAW, THE FINAL OFFERING MEMORANDUM (THE "OFFERING DOCUMENT"). INFORMATION CONTAINED HEREIN DOES NOT PURPORT TO BE COPMPLETE AND IS SUBJECT TO THE SAME QUALIFICATIONS AND ASSUMPTIONS, AND SHOULD BE CONSIDERED BY INVESTORS ONLY IN THE LIGHT OF THE SAME WARNINGS, LACK OF ASSURANCES AND REPRESENTATIONS AND OTHER PRECAUTIONARY MATTERS, AS DISCLOSED IN THE OFFERING DOCUMENT. INFORMATION REGARDING THE UNDERLYING ASSETS HAS BEEN PROVIDED BY THE ISSUER OF THE SECURITIES OR AN AFFILIATE THEREOF AND HAS NOT BEEN INDEPENDENTLY VERIFIED BY THE UNDERWRITERS OR THEIR RESPECTIVE AFFILIATES. THE ANALYSES CONTAINED HEREIN HAVE BEEN PREPAIRED AND DISSEMINATED BY THE UNDERWRITERS AND THE CONTENTS AND ACCURACY THEREOF HAVE NOT BEEN REVIEWED BY THE ISSUER. THIS INFORMATION WAS PREPARED ON THE BASIS OF CERTAIN ASSUMPTIONS (INCLUDING, IN CERTAIN CASE ASSUMPTIONS SPECIFIED BY THE RECIPIENT HEREOF) REGARDING PAYMENTS, INTEREST RATES, WEIGHTED AVERAGE LIVES AND WEIGHTED AVERAGE LOAN AGE, LOSS AND OTHER MATTERS, INCLUDING, BUT NOT LIMITED TO, THE ASSUMPTIONS DESCRIBED IN THE OFFERING DOCUMENT. THE UNDERWRITERS, AND ANY OF THEIR AFFILIATES, MAKE NO REPRESENTATION OR WARRANTY AS TO THE ACTUAL RATE OR TIMING OF PAYMENTS ON ANY OF THE UNDERLYING ASSETS OR THE PAYMENTS OR YIELD ON THE SECURITIES. THIS INFORMATION SUPERSEDES ANY PRIOR VERSIONS HEREOF AND WILL BE DEEMED TO BE SUPERSEDED BY ANY SUBSEQUENT VERSIONS (INCLUDING, WITH RESPECT TO ANY DESCRIPTION OF THE SECURITIES OR THE UNDERLYING ASSETS, THE INFORMATION CONTAINED IN THE OFFERING DOCUMENT).

                       Priority and Timing of Cash Flows *

                                [GRAPHIC OMITTED]

                            o Assuming 0% CPR, no losses. Otherwise based on Table Assumptions.

Rating Agencies:        To be determined.

Trustee:                LaSalle National Bank.

Master Servicer:        GMAC Commercial Mortgage Corporation.

Special Servicer:       GMAC Commercial Mortgage Corporation.

Closing Date:           On or about August 27, 1998.

Cut-off Date:           August 1, 1998 (or in the case of certain loans August
                        10, 1998).

ERISA: Classes A-1, A-2 and X are expected to be eligible for Lehman's individual prohibited transaction exemption with respect to ERISA subject to certain conditions for eligibility.

SMMEA: Classes A-1, A-2, B and X are "mortgage related securities" for purposes of SMMEA.

Payment: Pays on 15th of each month or, if such date is not a business day, then the following business day, commencing September 15, 1998.

The Class X:            The Class X is comprised of multiple components, one
                        relating to each class of Sequential Pay Certificates.

Optional Call:          1% Clean-up Call.


                                                                       Page 4/15
================================================================================
THIS INFORMATION DOES NOT CONSTITUTE EITHER AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY OF THE SECURITIES REFERRED TO HEREIN. OFFERS TO SELL AND SOLICITATIONS OF OFFERS TO BUY SECURITIES ARE MADE ONLY BY, AND THIS INFORMATION MUST BE READ IN CONJUNCTION WITH, THE FINAL PROSPECTUS SUPPLEMENT AND THE RELATED PROSPECTUS OR, IF NOT REGISTERED UNDER THE SECURITIES LAW, THE FINAL OFFERING MEMORANDUM (THE "OFFERING DOCUMENT"). INFORMATION CONTAINED HEREIN DOES NOT PURPORT TO BE COPMPLETE AND IS SUBJECT TO THE SAME QUALIFICATIONS AND ASSUMPTIONS, AND SHOULD BE CONSIDERED BY INVESTORS ONLY IN THE LIGHT OF THE SAME WARNINGS, LACK OF ASSURANCES AND REPRESENTATIONS AND OTHER PRECAUTIONARY MATTERS, AS DISCLOSED IN THE OFFERING DOCUMENT. INFORMATION REGARDING THE UNDERLYING ASSETS HAS BEEN PROVIDED BY THE ISSUER OF THE SECURITIES OR AN AFFILIATE THEREOF AND HAS NOT BEEN INDEPENDENTLY VERIFIED BY THE UNDERWRITERS OR THEIR RESPECTIVE AFFILIATES. THE ANALYSES CONTAINED HEREIN HAVE BEEN PREPAIRED AND DISSEMINATED BY THE UNDERWRITERS AND THE CONTENTS AND ACCURACY THEREOF HAVE NOT BEEN REVIEWED BY THE ISSUER. THIS INFORMATION WAS PREPARED ON THE BASIS OF CERTAIN ASSUMPTIONS (INCLUDING, IN CERTAIN CASE ASSUMPTIONS SPECIFIED BY THE RECIPIENT HEREOF) REGARDING PAYMENTS, INTEREST RATES, WEIGHTED AVERAGE LIVES AND WEIGHTED AVERAGE LOAN AGE, LOSS AND OTHER MATTERS, INCLUDING, BUT NOT LIMITED TO, THE ASSUMPTIONS DESCRIBED IN THE OFFERING DOCUMENT. THE UNDERWRITERS, AND ANY OF THEIR AFFILIATES, MAKE NO REPRESENTATION OR WARRANTY AS TO THE ACTUAL RATE OR TIMING OF PAYMENTS ON ANY OF THE UNDERLYING ASSETS OR THE PAYMENTS OR YIELD ON THE SECURITIES. THIS INFORMATION SUPERSEDES ANY PRIOR VERSIONS HEREOF AND WILL BE DEEMED TO BE SUPERSEDED BY ANY SUBSEQUENT VERSIONS (INCLUDING, WITH RESPECT TO ANY DESCRIPTION OF THE SECURITIES OR THE UNDERLYING ASSETS, THE INFORMATION CONTAINED IN THE OFFERING DOCUMENT).

MORTGAGE LOANS:         The collateral consists of an approximately $2.53
                        billion pool of 404 fixed rate mortgage loans secured by first liens on commercial and multifamily properties in 44 different states and the District of Columbia. The mortgage loans were originated by an affiliate of Lehman
                        Brothers, or its approved conduit originators, and GMAC
                        Commercial Mortgage Corporation. 15 loans or 2.8% were purchased by either GMAC Commercial Mortgage Corporation or by Lehman Brothers. As of the Cut-off Date, the Mortgage Loans have a weighted average coupon ("WAC") of 7.087% and a weighted average maturity ("WAM") of 135 months (assuming that the ARD loans mature on their ARD date).

                        See the Collateral Overview Tables at the end of this memo for more Mortgage Loan details.

CREDIT ENHANCEMENT:     Credit enhancement for each class of Certificates will
                        be provided by the classes of Certificates which are subordinate in priority with respect to payments of interest and principal.

DISTRIBUTIONS:          Principal and interest payments will generally be made
                        to Certificate holders in the following order:

                        1) Interest to the Senior Classes: Class A-1, Class A-2 and Class X, pro rata,

                        2) Principal to Class A-1 until such Class is retired,*

                        3) Principal to Class A-2 until such Class is retired,*

                        4) Interest to Class B, then Principal to Class B until such Class is retired,

                        5) Interest to Class C, then Principal to Class C until such Class is retired,

                        6) Interest to Class D, then Principal to Class D until such Class is retired,

                        7) Interest to Class E, then Principal to Class E until such Class is retired,

                        8) Interest and Principal to the Private Classes, sequentially.

                        *     Pro rata if Classes B through N are retired.

REALIZED LOSSES:        Realized Losses from any Mortgage Loan will be allocated
                        in reverse sequential order (i.e. Classes N, M, L, K, J,
                        H, G, F, E, D, C and B, in that order, and then pro-rata to Classes A-1 and A-2).

APPRAISAL REDUCTIONS:   With respect to certain specially serviced Mortgage
                        Loans as to which an appraisal is required (including any Mortgage Loan that becomes 90 days delinquent), an Appraisal Reduction Amount may be created, in the amount, if any, by which the Stated Principal Balance of such Mortgage Loan, together with unadvanced interest, unreimbursed P&I advances and certain other items, exceeds 90% of the appraised value of the related
                        Mortgaged Property. The Appraisal Reduction Amount will reduce proportionately the amount of any P&I Advance for such loan, which reduction may result in a shortfall of interest to the most subordinate class of Principal
                        Balance Certificates outstanding. The Appraisal
                        Reduction Amount will be reduced to zero as of the date the related Mortgage Loan has been brought current for twelve months, paid in full, repurchased or otherwise liquidated, and any shortfalls borne by the subordinate classes may be paid from amounts recovered from the related borrower.

MINIMUM DENOMINATIONS:
                                        Minimum       Increments
            Classes                  Denomination     Thereafter        Delivery
--------------------------------------------------------------------------------
    A-1, A-2, B, C, D, and E            $25,000           $1              DTC
--------------------------------------------------------------------------------
               X                      $1,000,000          $1              DTC


                                                                       Page 5/15
================================================================================
THIS INFORMATION DOES NOT CONSTITUTE EITHER AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY OF THE SECURITIES REFERRED TO HEREIN. OFFERS TO SELL AND SOLICITATIONS OF OFFERS TO BUY SECURITIES ARE MADE ONLY BY, AND THIS INFORMATION MUST BE READ IN CONJUNCTION WITH, THE FINAL PROSPECTUS SUPPLEMENT AND THE RELATED PROSPECTUS OR, IF NOT REGISTERED UNDER THE SECURITIES LAW, THE FINAL OFFERING MEMORANDUM (THE "OFFERING DOCUMENT"). INFORMATION CONTAINED HEREIN DOES NOT PURPORT TO BE COPMPLETE AND IS SUBJECT TO THE SAME QUALIFICATIONS AND ASSUMPTIONS, AND SHOULD BE CONSIDERED BY INVESTORS ONLY IN THE LIGHT OF THE SAME WARNINGS, LACK OF ASSURANCES AND REPRESENTATIONS AND OTHER PRECAUTIONARY MATTERS, AS DISCLOSED IN THE OFFERING DOCUMENT. INFORMATION REGARDING THE UNDERLYING ASSETS HAS BEEN PROVIDED BY THE ISSUER OF THE SECURITIES OR AN AFFILIATE THEREOF AND HAS NOT BEEN INDEPENDENTLY VERIFIED BY THE UNDERWRITERS OR THEIR RESPECTIVE AFFILIATES. THE ANALYSES CONTAINED HEREIN HAVE BEEN PREPAIRED AND DISSEMINATED BY THE UNDERWRITERS AND THE CONTENTS AND ACCURACY THEREOF HAVE NOT BEEN REVIEWED BY THE ISSUER. THIS INFORMATION WAS PREPARED ON THE BASIS OF CERTAIN ASSUMPTIONS (INCLUDING, IN CERTAIN CASE ASSUMPTIONS SPECIFIED BY THE RECIPIENT HEREOF) REGARDING PAYMENTS, INTEREST RATES, WEIGHTED AVERAGE LIVES AND WEIGHTED AVERAGE LOAN AGE, LOSS AND OTHER MATTERS, INCLUDING, BUT NOT LIMITED TO, THE ASSUMPTIONS DESCRIBED IN THE OFFERING DOCUMENT. THE UNDERWRITERS, AND ANY OF THEIR AFFILIATES, MAKE NO REPRESENTATION OR WARRANTY AS TO THE ACTUAL RATE OR TIMING OF PAYMENTS ON ANY OF THE UNDERLYING ASSETS OR THE PAYMENTS OR YIELD ON THE SECURITIES. THIS INFORMATION SUPERSEDES ANY PRIOR VERSIONS HEREOF AND WILL BE DEEMED TO BE SUPERSEDED BY ANY SUBSEQUENT VERSIONS (INCLUDING, WITH RESPECT TO ANY DESCRIPTION OF THE SECURITIES OR THE UNDERLYING ASSETS, THE INFORMATION CONTAINED IN THE OFFERING DOCUMENT).

PREPAYMENT PREMIUMS*

================================================================================================================
  Prepayment       8/98    8/99    8/00    8/01    8/02    8/03   8/04    8/05    8/06     8/07     8/08    8/09
   Premium
----------------------------------------------------------------------------------------------------------------
  Lock-out/Def.   92.3%   92.0%   92.1%   91.7%   89.9%   88.6%  88.2%    88.3%   88.4%    87.5%    62.7%   82.8%
----------------------------------------------------------------------------------------------------------------
      YM           6.2%    6.5%    6.4%    6.7%    8.3%    9.3%   9.5%     9.6%    9.3%     8.5%    13.4%   17.1%
================================================================================================================
  Sub Total       98.6%   98.5%   98.5%   98.4%   98.2%   97.9%  97.7%    97.9%   97.8%    96.1%    76.1%   99.8%
----------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------
      5%                                   0.1%    0.1%    0.2%
----------------------------------------------------------------------------------------------------------------
      4%                                           0.1%    0.1%   0.2%
----------------------------------------------------------------------------------------------------------------
      3%                                                   0.1%   0.3%     0.2%
----------------------------------------------------------------------------------------------------------------
      2%                                                                   0.1%    0.2%
----------------------------------------------------------------------------------------------------------------
      1%           1.4%    1.5%    1.5%    1.5%    1.5%    1.6%   1.6%     1.7%    1.9%    2.1%
----------------------------------------------------------------------------------------------------------------
     Open                                                         0.2%             0.1%    1.9%     23.9%    0.2%
================================================================================================================
    Total        100.0%  100.0%  100.0%  100.0%  100.0%  100.0% 100.0%   100.0%  100.0%  100.0%    100.0%  100.0%
================================================================================================================

* % represents % of then outstanding balance as of the date shown utilizing cut-off date balances.

OPEN PREPAYMENT PERIOD AT END OF LOAN (i.e. Prior to Maturity Date or ARD, as applicable):

          ===========================================================
          Open Period at End        Number of Loans      % of Initial
               Of Loan*                                  Pool Balance
          -----------------------------------------------------------
                None                    33                  28.91
          -----------------------------------------------------------
              3 Months                 187                  27.92
          -----------------------------------------------------------
              4 Months                   6                   0.97
          -----------------------------------------------------------
              6 Months                 155                  33.89
          -----------------------------------------------------------
              7 Months                   3                   0.85
          -----------------------------------------------------------
              9 Months                  16                   6.20
          -----------------------------------------------------------
          >= 12 Months                   4                   1.26
          ===========================================================
            * Weighted average open period at end of loan is 4 months.

ALLOCATION OF PREPAYMENT PREMIUMS:

            All Prepayment Premiums are distributed to Certificateholders on the Distribution Date following the one-month collection period in which the prepayment occurred. All Prepayment Premiums will be allocated to the Classes A through G, in each case, up to the product of (i) the Prepayment Premium, (ii) the "Discount Rate Fraction" and (iii) the percentage of the total principal distribution to Certificateholders to which such Class is entitled. Any excess amounts will be distributed to Class X.

            The Discount Rate Fraction for Classes A through G is defined as:

                  (Coupon on Class - Reinvestment Yield) / (Coupon on Mortgage Loan - Reinvestment Yield)


                                                                       Page 6/15
================================================================================
THIS INFORMATION DOES NOT CONSTITUTE EITHER AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY OF THE SECURITIES REFERRED TO HEREIN. OFFERS TO SELL AND SOLICITATIONS OF OFFERS TO BUY SECURITIES ARE MADE ONLY BY, AND THIS INFORMATION MUST BE READ IN CONJUNCTION WITH, THE FINAL PROSPECTUS SUPPLEMENT AND THE RELATED PROSPECTUS OR, IF NOT REGISTERED UNDER THE SECURITIES LAW, THE FINAL OFFERING MEMORANDUM (THE "OFFERING DOCUMENT"). INFORMATION CONTAINED HEREIN DOES NOT PURPORT TO BE COPMPLETE AND IS SUBJECT TO THE SAME QUALIFICATIONS AND ASSUMPTIONS, AND SHOULD BE CONSIDERED BY INVESTORS ONLY IN THE LIGHT OF THE SAME WARNINGS, LACK OF ASSURANCES AND REPRESENTATIONS AND OTHER PRECAUTIONARY MATTERS, AS DISCLOSED IN THE OFFERING DOCUMENT. INFORMATION REGARDING THE UNDERLYING ASSETS HAS BEEN PROVIDED BY THE ISSUER OF THE SECURITIES OR AN AFFILIATE THEREOF AND HAS NOT BEEN INDEPENDENTLY VERIFIED BY THE UNDERWRITERS OR THEIR RESPECTIVE AFFILIATES. THE ANALYSES CONTAINED HEREIN HAVE BEEN PREPAIRED AND DISSEMINATED BY THE UNDERWRITERS AND THE CONTENTS AND ACCURACY THEREOF HAVE NOT BEEN REVIEWED BY THE ISSUER. THIS INFORMATION WAS PREPARED ON THE BASIS OF CERTAIN ASSUMPTIONS (INCLUDING, IN CERTAIN CASE ASSUMPTIONS SPECIFIED BY THE RECIPIENT HEREOF) REGARDING PAYMENTS, INTEREST RATES, WEIGHTED AVERAGE LIVES AND WEIGHTED AVERAGE LOAN AGE, LOSS AND OTHER MATTERS, INCLUDING, BUT NOT LIMITED TO, THE ASSUMPTIONS DESCRIBED IN THE OFFERING DOCUMENT. THE UNDERWRITERS, AND ANY OF THEIR AFFILIATES, MAKE NO REPRESENTATION OR WARRANTY AS TO THE ACTUAL RATE OR TIMING OF PAYMENTS ON ANY OF THE UNDERLYING ASSETS OR THE PAYMENTS OR YIELD ON THE SECURITIES. THIS INFORMATION SUPERSEDES ANY PRIOR VERSIONS HEREOF AND WILL BE DEEMED TO BE SUPERSEDED BY ANY SUBSEQUENT VERSIONS (INCLUDING, WITH RESPECT TO ANY DESCRIPTION OF THE SECURITIES OR THE UNDERLYING ASSETS, THE INFORMATION CONTAINED IN THE OFFERING DOCUMENT).

PREPAYMENT PREMIUM ALLOCATION EXAMPLE:

            The Yield Maintenance prepayment premium will generally be equal to the present value of the reduction in interest payments as a result of the prepayment through the maturity of the prepaid Mortgage Loan, discounted at the yield of a Treasury security of similar maturity in most cases (converted from semi-annual to monthly pay). The following example reflects that method.

            General Yield Maintenance Example:

            Assuming the structure presented on pages 3 and 4 of this memo, that Class A-1 is the only class entitled to principal and the following assumptions:

            Mortgage Loan Characteristics of loan being prepaid*:

                          Balance                      $10,000,000
                          Coupon                       7.25%
                          Maturity                     10 yrs (August 1, 2008)
              Treasury Rate (monthly)                  5.50%
              Certificate Characteristics
                          Class A-1 Coupon             6.50%

              Discount Rate Fraction Example:

=========================================================================================================
                                                           Class A-1 Certificates   Class IO Certificates
---------------------------------------------------------------------------------------------------------
Discount Rate Fraction Calculation                             (6.50% - 5.50%) /
(Class A-1 Coupon - Reinvestment Yield) /                      (7.25% - 5.50%) =       (100% - 57.14%) =
(Gross Mortgage Rate - Reinvestment Yield) =                    1.00% / 1.75%  =
% of Premium  allocated to Classes (Discount Rate Fraction)        57.14%                  42.86%
=========================================================================================================

CREDIT TENANT LEASE LOANS:

            Credit Tenant Lease Loans are secured by mortgages on properties which are leased (each a "Credit Tenant Lease"), to a tenant which possesses (or whose parent or other affiliate which guarantees the lease obligation possesses) the rating indicated in the following table. Scheduled monthly rent payments under the Credit Tenant Leases are generally sufficient to pay in full and on a timely basis all interest and principal scheduled to be paid with respect to the related Credit Tenant Lease Loans.

            The Credit Tenant Lease Loans generally provide that the Tenant is responsible for all costs and expenses incurred in connection with the maintenance and operation of the related Credit Tenant Lease property and that, in the event of a casualty or condemnation of a material portion of the related Mortgaged Property:

                  (i)   the Tenant is obligated to continue making payments;

                  (ii) the Tenant must make an offer to purchase the applicable property subject to the Credit Tenant Lease for an amount not less than the unpaid principal balance plus accrued interest on the related Credit Tenant Lease Loan; or

                  (iii) the Trustee on behalf of the Certificateholders will have the benefit of certain non-cancelable credit lease enhancement policies obtained to cover certain casualty and/or condemnation risks.

            Approximately 4.7% of the Mortgage Loans are Credit Tenant Lease Loans.


                                                                       Page 7/15
================================================================================
THIS INFORMATION DOES NOT CONSTITUTE EITHER AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY OF THE SECURITIES REFERRED TO HEREIN. OFFERS TO SELL AND SOLICITATIONS OF OFFERS TO BUY SECURITIES ARE MADE ONLY BY, AND THIS INFORMATION MUST BE READ IN CONJUNCTION WITH, THE FINAL PROSPECTUS SUPPLEMENT AND THE RELATED PROSPECTUS OR, IF NOT REGISTERED UNDER THE SECURITIES LAW, THE FINAL OFFERING MEMORANDUM (THE "OFFERING DOCUMENT"). INFORMATION CONTAINED HEREIN DOES NOT PURPORT TO BE COPMPLETE AND IS SUBJECT TO THE SAME QUALIFICATIONS AND ASSUMPTIONS, AND SHOULD BE CONSIDERED BY INVESTORS ONLY IN THE LIGHT OF THE SAME WARNINGS, LACK OF ASSURANCES AND REPRESENTATIONS AND OTHER PRECAUTIONARY MATTERS, AS DISCLOSED IN THE OFFERING DOCUMENT. INFORMATION REGARDING THE UNDERLYING ASSETS HAS BEEN PROVIDED BY THE ISSUER OF THE SECURITIES OR AN AFFILIATE THEREOF AND HAS NOT BEEN INDEPENDENTLY VERIFIED BY THE UNDERWRITERS OR THEIR RESPECTIVE AFFILIATES. THE ANALYSES CONTAINED HEREIN HAVE BEEN PREPAIRED AND DISSEMINATED BY THE UNDERWRITERS AND THE CONTENTS AND ACCURACY THEREOF HAVE NOT BEEN REVIEWED BY THE ISSUER. THIS INFORMATION WAS PREPARED ON THE BASIS OF CERTAIN ASSUMPTIONS (INCLUDING, IN CERTAIN CASE ASSUMPTIONS SPECIFIED BY THE RECIPIENT HEREOF) REGARDING PAYMENTS, INTEREST RATES, WEIGHTED AVERAGE LIVES AND WEIGHTED AVERAGE LOAN AGE, LOSS AND OTHER MATTERS, INCLUDING, BUT NOT LIMITED TO, THE ASSUMPTIONS DESCRIBED IN THE OFFERING DOCUMENT. THE UNDERWRITERS, AND ANY OF THEIR AFFILIATES, MAKE NO REPRESENTATION OR WARRANTY AS TO THE ACTUAL RATE OR TIMING OF PAYMENTS ON ANY OF THE UNDERLYING ASSETS OR THE PAYMENTS OR YIELD ON THE SECURITIES. THIS INFORMATION SUPERSEDES ANY PRIOR VERSIONS HEREOF AND WILL BE DEEMED TO BE SUPERSEDED BY ANY SUBSEQUENT VERSIONS (INCLUDING, WITH RESPECT TO ANY DESCRIPTION OF THE SECURITIES OR THE UNDERLYING ASSETS, THE INFORMATION CONTAINED IN THE OFFERING DOCUMENT).

CREDIT TENANT LEASE LOANS

=========================================================================================================
                                          #       Cut-off Date           Property            Credit
         Tenant / Guarantor             Loans      Balance ($)             Type              Rating
---------------------------------------------------------------------------------------------------------
                                                                         Retail/Off.
     Circuit City                         10        53,142,965            Warehouse      Private Rating
---------------------------------------------------------------------------------------------------------
     Walgreen Company                      7        22,925,827             Retail            Aa3/A+
---------------------------------------------------------------------------------------------------------
     Eckerd Corporation(1)                 5        12,353,217             Retail             A2/A
---------------------------------------------------------------------------------------------------------
     Wal-Mart                              1        10,502,794             Retail            Aa2/AA
---------------------------------------------------------------------------------------------------------
     K-Mart                                1         9,220,000             Retail            Ba2/BB
---------------------------------------------------------------------------------------------------------
     Hannaford                             1         5,700,000             Retail        Private Rating
 ---------------------------------------------------------------------------------------------------------
     Rite Aid Corporation                  1         1,477,894             Retail           Baa1/BBB+
---------------------------------------------------------------------------------------------------------
     Bridgestone Corporation               1         1,382,541             Retail        Private Rating
---------------------------------------------------------------------------------------------------------
     IHOP Corporation                      1         1,297,187             Retail        Private Rating
---------------------------------------------------------------------------------------------------------
     Southland Corporation(2)              1         1,232,901             Retail            Ba3/BB+
=========================================================================================================

Unless otherwise indicated, such ratings were the highest rating assigned to the applicable tenant or guarantor, as applicable, by Moody's and Standard & Poor's, respectively. See "Description of the Mortgage Pool--Credit Lease Loans" in the Prospectus Supplement.

(1) Based upon the rating of Eckerd's parent, J.C. Penney Corporation, although it has made no explicit guaranty of Eckerd's obligations.
(2) The Moody's credit rating shown is a bank loan rating.

================================================================================

AFFILIATED BORROWER CONCENTRATIONS:

========================================================================================
                       Sponsor Name          Number of Loans   % of Initial Pool Balance
----------------------------------------------------------------------------------------
Public Employees Retirement System of Ohio          1                       7.90%.
----------------------------------------------------------------------------------------
Arden Realty, Inc.                                  1                       5.38%
----------------------------------------------------------------------------------------
Boykin Lodging Company                              1                       5.14%
----------------------------------------------------------------------------------------
UNIPROP Inc.                                       14                       4.19%
----------------------------------------------------------------------------------------
The Macerich Company                                1                       2.53%
----------------------------------------------------------------------------------------
Grove Property Trust                                1                       2.49%
========================================================================================

*No other borrower concentration equals or exceeds 2.25%.

RESERVES:

The below table relates only to "conduit" loans and excludes all CTL loans as well as the Large Loans.

=====================================================================================
                             % of Conduit Loans w/Annual Escrows   Annual Deposit ($)
-------------------------------------------------------------------------------------
Replacement Reserves                        71.9                         7.2 MM
-------------------------------------------------------------------------------------
TI & LC (Retail)                            64.5                         2.3 MM
-------------------------------------------------------------------------------------
TI & LC (Office)                            76.3                         2.5 MM
-------------------------------------------------------------------------------------
TI & LC (Industrial/W'hse)                  64.9                         0.5 MM
=====================================================================================

*In addition, ten loans reserve periodically for lease specific events

Lockboxes:

The below table relates to all Mortgage Loans.

================================================================================
Hard        19.8% of all loans, by balance , have hard lockboxes
--------------------------------------------------------------------------------
Springing   38.5% of all loans, by balance, have springing lockboxes
================================================================================


                                                                       Page 8/15
================================================================================
THIS INFORMATION DOES NOT CONSTITUTE EITHER AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY OF THE SECURITIES REFERRED TO HEREIN. OFFERS TO SELL AND SOLICITATIONS OF OFFERS TO BUY SECURITIES ARE MADE ONLY BY, AND THIS INFORMATION MUST BE READ IN CONJUNCTION WITH, THE FINAL PROSPECTUS SUPPLEMENT AND THE RELATED PROSPECTUS OR, IF NOT REGISTERED UNDER THE SECURITIES LAW, THE FINAL OFFERING MEMORANDUM (THE "OFFERING DOCUMENT"). INFORMATION CONTAINED HEREIN DOES NOT PURPORT TO BE COPMPLETE AND IS SUBJECT TO THE SAME QUALIFICATIONS AND ASSUMPTIONS, AND SHOULD BE CONSIDERED BY INVESTORS ONLY IN THE LIGHT OF THE SAME WARNINGS, LACK OF ASSURANCES AND REPRESENTATIONS AND OTHER PRECAUTIONARY MATTERS, AS DISCLOSED IN THE OFFERING DOCUMENT. INFORMATION REGARDING THE UNDERLYING ASSETS HAS BEEN PROVIDED BY THE ISSUER OF THE SECURITIES OR AN AFFILIATE THEREOF AND HAS NOT BEEN INDEPENDENTLY VERIFIED BY THE UNDERWRITERS OR THEIR RESPECTIVE AFFILIATES. THE ANALYSES CONTAINED HEREIN HAVE BEEN PREPAIRED AND DISSEMINATED BY THE UNDERWRITERS AND THE CONTENTS AND ACCURACY THEREOF HAVE NOT BEEN REVIEWED BY THE ISSUER. THIS INFORMATION WAS PREPARED ON THE BASIS OF CERTAIN ASSUMPTIONS (INCLUDING, IN CERTAIN CASE ASSUMPTIONS SPECIFIED BY THE RECIPIENT HEREOF) REGARDING PAYMENTS, INTEREST RATES, WEIGHTED AVERAGE LIVES AND WEIGHTED AVERAGE LOAN AGE, LOSS AND OTHER MATTERS, INCLUDING, BUT NOT LIMITED TO, THE ASSUMPTIONS DESCRIBED IN THE OFFERING DOCUMENT. THE UNDERWRITERS, AND ANY OF THEIR AFFILIATES, MAKE NO REPRESENTATION OR WARRANTY AS TO THE ACTUAL RATE OR TIMING OF PAYMENTS ON ANY OF THE UNDERLYING ASSETS OR THE PAYMENTS OR YIELD ON THE SECURITIES. THIS INFORMATION SUPERSEDES ANY PRIOR VERSIONS HEREOF AND WILL BE DEEMED TO BE SUPERSEDED BY ANY SUBSEQUENT VERSIONS (INCLUDING, WITH RESPECT TO ANY DESCRIPTION OF THE SECURITIES OR THE UNDERLYING ASSETS, THE INFORMATION CONTAINED IN THE OFFERING DOCUMENT).

Large Loans:      There are 5 loans with a cut-off date principal balance in excess of $60mm. The following table provides a summary of such 5 largest loans (the "Large Loans").

Large Loan Mortgage Loan Summary:


====================================================================================================================================
    Mortgage         Property           # of     Cut-off Date              Original              Amort
      Loan             Type          Properties   Balance ($)    Coupon      Term                 Term              DSCR      LTV
====================================================================================================================================
      OPERS           Retail             12       199,846,047    6.590%   120 Months         30 yr. Sched.          2.31x    48.6%
------------------------------------------------------------------------------------------------------------------------------------
     Arden(1)       Office/R&D           22       136,100,000    6.740%   118 Months   4.750 yrs. IO then 25 yr.    2.19x    51.4%
                    Industrial                                                           Sched.
------------------------------------------------------------------------------------------------------------------------------------
     Boykin(2)         Hotel             10       130,000,000    6.900%   120 Months   1.917 yrs. IO then 25 yr.    2.30x    47.0%
                                                                                         Sched.
------------------------------------------------------------------------------------------------------------------------------------
   South Towne     Regional Mall         1        64,000,000     6.610%   120 Months         Interest Only          2.05x    61.1%
------------------------------------------------------------------------------------------------------------------------------------
      Grove         Multifamily          17       63,000,000     6.590%   120 Months         Interest Only          2.11x    62.4%
====================================================================================================================================
     Total /            N/A              62       592,946,047    6.695%       N/A                 N/A               2.23x    51.7%
Weighted Average
====================================================================================================================================

(1) DSCR shown is based upon the required debt service payments during the loan's IO period.

(2) DSCR shown is based upon the required debt service payments during the loan's amortization period.

OPERS:

           =====================================================================
            Cut-Off Date Balance:    $199,846,047
           ---------------------------------------------------------------------
            Coupon/Term:             6.59%/10 years
           ---------------------------------------------------------------------
            Sponsor:                 Public Employees Retirement System of Ohio
           ---------------------------------------------------------------------
            Properties:              12 factory outlet centers totaling 2.9
                                     million square feet ($276 psf average
                                     sales)
           ---------------------------------------------------------------------
            Locations:               AL, CT, DE, IL, NH, OR, SC and UT
           ---------------------------------------------------------------------
            Appraised Value:         $411,390,000
           ---------------------------------------------------------------------
            LTV:                     48.6%
           ---------------------------------------------------------------------
            DSCR:                    2.31x
           ---------------------------------------------------------------------
            Lockbox:                 Hard
           ---------------------------------------------------------------------
            Reserves:                Springing DSCR reserve in the event DSCR
                                     drops below 2.00x. Monthly tax and
                                     insurance escrow.
           =====================================================================

Arden Realty, Inc.:

           =====================================================================
            Cut-Off Date Balance:    $136,100,000
           ---------------------------------------------------------------------
            Coupon/Term:             6.74%/9.83 years
           ---------------------------------------------------------------------
            Sponsor:                 Arden Realty Company
           ---------------------------------------------------------------------
            Properties:             Collateralized by 22 suburban office (71.1%
                                    by SF) and R&D/Industrial (28.9% by SF)
                                    bldgs.
           ---------------------------------------------------------------------
            Size:                   2,252,678 total square feet
           ---------------------------------------------------------------------
            Location:               Los Angeles and San Diego metropolitan areas
           ---------------------------------------------------------------------
            Value:                  $264.6 million based upon a 8.94% cap rate
                                    on Lehman underwritten NOI
           ---------------------------------------------------------------------
            LTV:                    51.4%
           ---------------------------------------------------------------------
            DSCR:                   2.19x
           ---------------------------------------------------------------------
            Lockbox:                Springing if DSCR falls below 1.50x.
           ---------------------------------------------------------------------
            Reserves:               Ongoing Tax and Insurance/Tenant Improvement
                                    and Leasing Commission
           =====================================================================


                                                                       Page 9/15
================================================================================
THIS INFORMATION DOES NOT CONSTITUTE EITHER AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY OF THE SECURITIES REFERRED TO HEREIN. OFFERS TO SELL AND SOLICITATIONS OF OFFERS TO BUY SECURITIES ARE MADE ONLY BY, AND THIS INFORMATION MUST BE READ IN CONJUNCTION WITH, THE FINAL PROSPECTUS SUPPLEMENT AND THE RELATED PROSPECTUS OR, IF NOT REGISTERED UNDER THE SECURITIES LAW, THE FINAL OFFERING MEMORANDUM (THE "OFFERING DOCUMENT"). INFORMATION CONTAINED HEREIN DOES NOT PURPORT TO BE COPMPLETE AND IS SUBJECT TO THE SAME QUALIFICATIONS AND ASSUMPTIONS, AND SHOULD BE CONSIDERED BY INVESTORS ONLY IN THE LIGHT OF THE SAME WARNINGS, LACK OF ASSURANCES AND REPRESENTATIONS AND OTHER PRECAUTIONARY MATTERS, AS DISCLOSED IN THE OFFERING DOCUMENT. INFORMATION REGARDING THE UNDERLYING ASSETS HAS BEEN PROVIDED BY THE ISSUER OF THE SECURITIES OR AN AFFILIATE THEREOF AND HAS NOT BEEN INDEPENDENTLY VERIFIED BY THE UNDERWRITERS OR THEIR RESPECTIVE AFFILIATES. THE ANALYSES CONTAINED HEREIN HAVE BEEN PREPAIRED AND DISSEMINATED BY THE UNDERWRITERS AND THE CONTENTS AND ACCURACY THEREOF HAVE NOT BEEN REVIEWED BY THE ISSUER. THIS INFORMATION WAS PREPARED ON THE BASIS OF CERTAIN ASSUMPTIONS (INCLUDING, IN CERTAIN CASE ASSUMPTIONS SPECIFIED BY THE RECIPIENT HEREOF) REGARDING PAYMENTS, INTEREST RATES, WEIGHTED AVERAGE LIVES AND WEIGHTED AVERAGE LOAN AGE, LOSS AND OTHER MATTERS, INCLUDING, BUT NOT LIMITED TO, THE ASSUMPTIONS DESCRIBED IN THE OFFERING DOCUMENT. THE UNDERWRITERS, AND ANY OF THEIR AFFILIATES, MAKE NO REPRESENTATION OR WARRANTY AS TO THE ACTUAL RATE OR TIMING OF PAYMENTS ON ANY OF THE UNDERLYING ASSETS OR THE PAYMENTS OR YIELD ON THE SECURITIES. THIS INFORMATION SUPERSEDES ANY PRIOR VERSIONS HEREOF AND WILL BE DEEMED TO BE SUPERSEDED BY ANY SUBSEQUENT VERSIONS (INCLUDING, WITH RESPECT TO ANY DESCRIPTION OF THE SECURITIES OR THE UNDERLYING ASSETS, THE INFORMATION CONTAINED IN THE OFFERING DOCUMENT).

Boykin Lodging Company:

           =====================================================================
            Cut-Off Date Balance: $130,000,000
           ---------------------------------------------------------------------
            Coupon/Term:          6.90%/10 years
           ---------------------------------------------------------------------
            Sponsor:              Boykin Lodging Company
           ---------------------------------------------------------------------
            Properties:           Ten Doubletree hotels
           ---------------------------------------------------------------------
            Size:                 3,062 rooms
           ---------------------------------------------------------------------
            Location:             OR, WA, CA, NE, CO and ID
           ---------------------------------------------------------------------
            Appraised Value:      $276,600,000
           ---------------------------------------------------------------------
            LTV:                  47.0%
           ---------------------------------------------------------------------
            DSCR:                 2.30x
           ---------------------------------------------------------------------
            Lockbox:              Hard
           ---------------------------------------------------------------------
            FF&E Reserve          FF&E equal to 4% of each property's total
                                  gross revenues, funded monthly
           ---------------------------------------------------------------------
            Reserves:             Tax and Insurance reserve funded monthly.
                                  $2,800,000 funded at closing to cover 125% of
                                  the estimated costs of certain capital
                                  expenditures. Borrower has covenanted that
                                  it will expend a minimum of $10,000,000 on
                                  capital improvements prior to June 30, 2000.
           =====================================================================

South Towne Center and Marketplace:

           =====================================================================
            Cut-Off Date Balance:  $64,000,000
           ---------------------------------------------------------------------
            Coupon/Term:           6.61%/10 years
           ---------------------------------------------------------------------
            Sponsor:               The Macerich Company
           ---------------------------------------------------------------------
            Anchors:               Dillard's, ZCMI, J.C. Penney and Mervyn's
           ---------------------------------------------------------------------
            Property:              Two-level, 940,943 sf regional mall and
                                   adjacent power center
           ---------------------------------------------------------------------
            Location:              Sandy, Utah (Salt Lake City suburb)
           ---------------------------------------------------------------------
            Value:                 104.7 million based on a 8.75% cap rate on
                                   Lehman underwritten NOI
           ---------------------------------------------------------------------
            LTV:                   61.1%
           ---------------------------------------------------------------------
            DSCR:                  2.05x
           ---------------------------------------------------------------------
            Lockbox:               Springing if DSCR falls below 1.50x.
           =====================================================================

Grove Property Trust:

           =====================================================================
            Cut-Off Date Balance:  $63,000,000
           ---------------------------------------------------------------------
            Coupon/Term:           6.59%/10 years
           ---------------------------------------------------------------------
            Sponsor:               Grove Property Trust
           ---------------------------------------------------------------------
            Properties:            17 multifamily properties, containing 1,950
                                   units
           ---------------------------------------------------------------------
            Location:              Various, throughout southern New England
           ---------------------------------------------------------------------
            Appraised Value:       $100.9 million
           ---------------------------------------------------------------------
            LTV:                   62.4%
           ---------------------------------------------------------------------
            DSCR:                  2.11x
           ---------------------------------------------------------------------
            Lockbox                Springing if DSCR falls below 1.20x.
           ---------------------------------------------------------------------
            Reserves:              Tax reserve funded monthly
           =====================================================================


                                                                      Page 10/15
================================================================================
THIS INFORMATION DOES NOT CONSTITUTE EITHER AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY OF THE SECURITIES REFERRED TO HEREIN. OFFERS TO SELL AND SOLICITATIONS OF OFFERS TO BUY SECURITIES ARE MADE ONLY BY, AND THIS INFORMATION MUST BE READ IN CONJUNCTION WITH, THE FINAL PROSPECTUS SUPPLEMENT AND THE RELATED PROSPECTUS OR, IF NOT REGISTERED UNDER THE SECURITIES LAW, THE FINAL OFFERING MEMORANDUM (THE "OFFERING DOCUMENT"). INFORMATION CONTAINED HEREIN DOES NOT PURPORT TO BE COPMPLETE AND IS SUBJECT TO THE SAME QUALIFICATIONS AND ASSUMPTIONS, AND SHOULD BE CONSIDERED BY INVESTORS ONLY IN THE LIGHT OF THE SAME WARNINGS, LACK OF ASSURANCES AND REPRESENTATIONS AND OTHER PRECAUTIONARY MATTERS, AS DISCLOSED IN THE OFFERING DOCUMENT. INFORMATION REGARDING THE UNDERLYING ASSETS HAS BEEN PROVIDED BY THE ISSUER OF THE SECURITIES OR AN AFFILIATE THEREOF AND HAS NOT BEEN INDEPENDENTLY VERIFIED BY THE UNDERWRITERS OR THEIR RESPECTIVE AFFILIATES. THE ANALYSES CONTAINED HEREIN HAVE BEEN PREPAIRED AND DISSEMINATED BY THE UNDERWRITERS AND THE CONTENTS AND ACCURACY THEREOF HAVE NOT BEEN REVIEWED BY THE ISSUER. THIS INFORMATION WAS PREPARED ON THE BASIS OF CERTAIN ASSUMPTIONS (INCLUDING, IN CERTAIN CASE ASSUMPTIONS SPECIFIED BY THE RECIPIENT HEREOF) REGARDING PAYMENTS, INTEREST RATES, WEIGHTED AVERAGE LIVES AND WEIGHTED AVERAGE LOAN AGE, LOSS AND OTHER MATTERS, INCLUDING, BUT NOT LIMITED TO, THE ASSUMPTIONS DESCRIBED IN THE OFFERING DOCUMENT. THE UNDERWRITERS, AND ANY OF THEIR AFFILIATES, MAKE NO REPRESENTATION OR WARRANTY AS TO THE ACTUAL RATE OR TIMING OF PAYMENTS ON ANY OF THE UNDERLYING ASSETS OR THE PAYMENTS OR YIELD ON THE SECURITIES. THIS INFORMATION SUPERSEDES ANY PRIOR VERSIONS HEREOF AND WILL BE DEEMED TO BE SUPERSEDED BY ANY SUBSEQUENT VERSIONS (INCLUDING, WITH RESPECT TO ANY DESCRIPTION OF THE SECURITIES OR THE UNDERLYING ASSETS, THE INFORMATION CONTAINED IN THE OFFERING DOCUMENT).

ANTICIPATED REPAYMENT DATE LOANS:

            Mortgage Loans representing 33.3% of the Initial Pool Balance provided that if the unamortized principal amount thereof is not repaid on a date (the "Anticipated Repayment Date") set forth in the related Mortgage Note, the Mortgage Loan will accrue additional interest at the rate set forth therein and the borrower will be required to apply excess monthly cash flow generated by the Mortgaged Property (as determined in the related Mortgage) to the repayment of principal outstanding on the Mortgage Loan. With respect to such Mortgage Loans, no Prepayment Premiums or Yield Maintenance Charges will be due in connection with any principal prepayment on or after the Anticipated Repayment Date. For purposes of analysis and presentation, such loans are assumed to pay off at the ARD and treated like balloon loans that mature on the ARD.

DETAILED MONTHLY INVESTOR REPORTING:

            Updated collateral summary information will be a part of the monthly remittance report in addition to detailed P&I payment and delinquency information. Quarterly NOI and Occupancy data, to the extent delivered by the borrowers, will be available to Certificateholders through the Trustee. The following is a list of all the reports that will be available to Certificateholders:

                  Name of Report              Description (information provided)
             -------------------------------------------------------------------
              1  Remittance Report            Principal and interest
                                              distributions, principal balances
             -------------------------------------------------------------------
              2  Mortgage Loan Status Report  Portfolio stratifications
             -------------------------------------------------------------------
              3  Comparative Financial        Revenue, NOI, DSCR to the extent
                 Status Report                available
             -------------------------------------------------------------------
              4  Delinquent Loan Status       Listing of delinquent mortgage
                 Report                       loans
             -------------------------------------------------------------------
              5  Historical Loan              Information on modified mortgage
                 Modification Report          loans
             -------------------------------------------------------------------
              6  Historical Loss Estimate     Liquidation proceeds, expenses,
                 Report                       and realized losses
             -------------------------------------------------------------------
              7  REO Status Report            NOI and value of REO
             -------------------------------------------------------------------
              8  Watch List                   Listing of loans in jeopardy of
                                              becoming Specially Serviced
             -------------------------------------------------------------------
              9  Loan Payoff Statement        Listing of loans where borrower
                 Request Report               has requested a pay-off statement

ADVANCING:              The Master Servicer will be obligated to make advances
                        of scheduled principal and interest payments (excluding balloon payments and subject to reduction for Appraisal
                        Reduction Amounts) and certain servicing expenses
                        ("Advances"), to the extent that such Advances are deemed to be recoverable out of collections on the related loan. If the Master Servicer fails to make a required Advance, the Trustee will be obligated to make such advances.

CONTROLLING CLASS:
                        A majority of Certificateholders of the Controlling Class, which will generally be the most subordinate class with a Certificate Balance outstanding that is at least 25% of the initial Certificate Balance of such Class will, subject to certain limitations, be entitled to replace the Special Servicer.


                                                                      Page 11/15
================================================================================
THIS INFORMATION DOES NOT CONSTITUTE EITHER AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY OF THE SECURITIES REFERRED TO HEREIN. OFFERS TO SELL AND SOLICITATIONS OF OFFERS TO BUY SECURITIES ARE MADE ONLY BY, AND THIS INFORMATION MUST BE READ IN CONJUNCTION WITH, THE FINAL PROSPECTUS SUPPLEMENT AND THE RELATED PROSPECTUS OR, IF NOT REGISTERED UNDER THE SECURITIES LAW, THE FINAL OFFERING MEMORANDUM (THE "OFFERING DOCUMENT"). INFORMATION CONTAINED HEREIN DOES NOT PURPORT TO BE COPMPLETE AND IS SUBJECT TO THE SAME QUALIFICATIONS AND ASSUMPTIONS, AND SHOULD BE CONSIDERED BY INVESTORS ONLY IN THE LIGHT OF THE SAME WARNINGS, LACK OF ASSURANCES AND REPRESENTATIONS AND OTHER PRECAUTIONARY MATTERS, AS DISCLOSED IN THE OFFERING DOCUMENT. INFORMATION REGARDING THE UNDERLYING ASSETS HAS BEEN PROVIDED BY THE ISSUER OF THE SECURITIES OR AN AFFILIATE THEREOF AND HAS NOT BEEN INDEPENDENTLY VERIFIED BY THE UNDERWRITERS OR THEIR RESPECTIVE AFFILIATES. THE ANALYSES CONTAINED HEREIN HAVE BEEN PREPAIRED AND DISSEMINATED BY THE UNDERWRITERS AND THE CONTENTS AND ACCURACY THEREOF HAVE NOT BEEN REVIEWED BY THE ISSUER. THIS INFORMATION WAS PREPARED ON THE BASIS OF CERTAIN ASSUMPTIONS (INCLUDING, IN CERTAIN CASE ASSUMPTIONS SPECIFIED BY THE RECIPIENT HEREOF) REGARDING PAYMENTS, INTEREST RATES, WEIGHTED AVERAGE LIVES AND WEIGHTED AVERAGE LOAN AGE, LOSS AND OTHER MATTERS, INCLUDING, BUT NOT LIMITED TO, THE ASSUMPTIONS DESCRIBED IN THE OFFERING DOCUMENT. THE UNDERWRITERS, AND ANY OF THEIR AFFILIATES, MAKE NO REPRESENTATION OR WARRANTY AS TO THE ACTUAL RATE OR TIMING OF PAYMENTS ON ANY OF THE UNDERLYING ASSETS OR THE PAYMENTS OR YIELD ON THE SECURITIES. THIS INFORMATION SUPERSEDES ANY PRIOR VERSIONS HEREOF AND WILL BE DEEMED TO BE SUPERSEDED BY ANY SUBSEQUENT VERSIONS (INCLUDING, WITH RESPECT TO ANY DESCRIPTION OF THE SECURITIES OR THE UNDERLYING ASSETS, THE INFORMATION CONTAINED IN THE OFFERING DOCUMENT).

SPECIAL SERVICER  The Pooling and Servicing Agreement will generally permit the
FLEXIBILITY:      Special Servicer to modify, waive or amend any term of any
                  Mortgage Loan if (a) it determines, in accordance with the servicing standard, that it is appropriate to do so and (b) among other things, such modification, waiver or amendment will not, subject to certain exceptions:

                  (i) affect the amount or timing of any scheduled payments of principal, interest or other amount (including Prepayment Premiums and Yield Maintenance Charges) payable under the Mortgage Loan;
                  (ii) affect the obligation of the related borrower to pay a Prepayment Premium or Yield Maintenance Charge or permit a principal prepayment during the applicable Lockout Period;
                  (iii) except as expressly provided by the related Mortgage or in connection with a material adverse environmental condition at the related Mortgaged Property, result in a release of the lien of the related Mortgage on any material portion of such Mortgaged Property without a corresponding principal prepayment, or;
                  (iv) in the judgment of the Special Servicer, materially impair the security for the Mortgage Loan or reduce the likelihood of timely payment of amounts due thereon.

SPECIAL SERVICER/ GMAC Commercial Mortgage Corporation. As of June 30, 1998, MASTER SERVICER: GMAC Commercial Mortgage Corporation had a total commercial and multifamily mortgage loan servicing portfolio (including loans serviced for its own account and for others) of approximately $46.0 billion.


                                                                      Page 12/15
================================================================================
THIS INFORMATION DOES NOT CONSTITUTE EITHER AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY OF THE SECURITIES REFERRED TO HEREIN. OFFERS TO SELL AND SOLICITATIONS OF OFFERS TO BUY SECURITIES ARE MADE ONLY BY, AND THIS INFORMATION MUST BE READ IN CONJUNCTION WITH, THE FINAL PROSPECTUS SUPPLEMENT AND THE RELATED PROSPECTUS OR, IF NOT REGISTERED UNDER THE SECURITIES LAW, THE FINAL OFFERING MEMORANDUM (THE "OFFERING DOCUMENT"). INFORMATION CONTAINED HEREIN DOES NOT PURPORT TO BE COPMPLETE AND IS SUBJECT TO THE SAME QUALIFICATIONS AND ASSUMPTIONS, AND SHOULD BE CONSIDERED BY INVESTORS ONLY IN THE LIGHT OF THE SAME WARNINGS, LACK OF ASSURANCES AND REPRESENTATIONS AND OTHER PRECAUTIONARY MATTERS, AS DISCLOSED IN THE OFFERING DOCUMENT. INFORMATION REGARDING THE UNDERLYING ASSETS HAS BEEN PROVIDED BY THE ISSUER OF THE SECURITIES OR AN AFFILIATE THEREOF AND HAS NOT BEEN INDEPENDENTLY VERIFIED BY THE UNDERWRITERS OR THEIR RESPECTIVE AFFILIATES. THE ANALYSES CONTAINED HEREIN HAVE BEEN PREPAIRED AND DISSEMINATED BY THE UNDERWRITERS AND THE CONTENTS AND ACCURACY THEREOF HAVE NOT BEEN REVIEWED BY THE ISSUER. THIS INFORMATION WAS PREPARED ON THE BASIS OF CERTAIN ASSUMPTIONS (INCLUDING, IN CERTAIN CASE ASSUMPTIONS SPECIFIED BY THE RECIPIENT HEREOF) REGARDING PAYMENTS, INTEREST RATES, WEIGHTED AVERAGE LIVES AND WEIGHTED AVERAGE LOAN AGE, LOSS AND OTHER MATTERS, INCLUDING, BUT NOT LIMITED TO, THE ASSUMPTIONS DESCRIBED IN THE OFFERING DOCUMENT. THE UNDERWRITERS, AND ANY OF THEIR AFFILIATES, MAKE NO REPRESENTATION OR WARRANTY AS TO THE ACTUAL RATE OR TIMING OF PAYMENTS ON ANY OF THE UNDERLYING ASSETS OR THE PAYMENTS OR YIELD ON THE SECURITIES. THIS INFORMATION SUPERSEDES ANY PRIOR VERSIONS HEREOF AND WILL BE DEEMED TO BE SUPERSEDED BY ANY SUBSEQUENT VERSIONS (INCLUDING, WITH RESPECT TO ANY DESCRIPTION OF THE SECURITIES OR THE UNDERLYING ASSETS, THE INFORMATION CONTAINED IN THE OFFERING DOCUMENT).

        GENERAL CHARACTERISTICS                              PROPERTY TYPES

=========================================        ======================================
                                                      Property         % of Initial Pool
    Characteristics                                     Types               Balance
-----------------------------------------        --------------------------------------
  Initial Pool Balance    $2,530,361,727            Multifamily*             30.28
-----------------------------------------        --------------------------------------
       # of Loans              404                     Retail                24.77
-----------------------------------------        --------------------------------------
       Gross WAC              7.087%                   Office                11.02
-----------------------------------------        --------------------------------------
      Original WAM          137 Months                  Hotel                 9.42
-----------------------------------------        --------------------------------------
     Remaining WAM          135 Months               Health Care              6.25
-----------------------------------------        --------------------------------------
   Avg. Loan Balance        $6,263,272            Office/Industrial           5.38
-----------------------------------------        --------------------------------------
        WA DSCR*              1.65x                      CTL                  4.71
-----------------------------------------        --------------------------------------
WA Cut-off Date LTV Ratio*   65.84%              Industrial/Warehouse         4.09
-----------------------------------------        --------------------------------------
  Balloon or ARD Loans         353                  Self Storage              1.97
=========================================        --------------------------------------
*Excluding CTL loans                                  Mixed Use               1.84
                                                 --------------------------------------
                                                        Other                 0.25
                                                 ======================================
                                                 * Includes Manufactured Housing

                          DEAL SUMMARY BY PROPERTY TYPE

====================================================================================================================================
                                                % of
                                 Aggregate     Initial      Average     Gross     Rem.    WA                      WA
                        # of    Cut-off Date    Pool      Cut-off Date   WAC      WAM    LTV          WA         Occup.    Balloon
   Property Type       Loans    Balance ($)    Balance     Balance ($)   (%)     (mos)   Ratio(1)  DSCR(x)(1)  Rate(%)(2)     %
------------------------------------------------------------------------------------------------------------------------------------
Multifamily             132      766,245,890    30.28       5,804,893    6.90     136    69.9         1.55        95.66       92.42
------------------------------------------------------------------------------------------------------------------------------------
  Conventional          105      629,912,704    24.89       5,999,169    6.98     139    70.7         1.51        95.28       90.78
------------------------------------------------------------------------------------------------------------------------------------
  Manufactured Housing   27      136,333,186     5.39       5,049,377    6.56     124    66.3         1.72        97.33      100.00
------------------------------------------------------------------------------------------------------------------------------------
Retail                   95      626,809,518    24.77       6,597,995    7.00     125    63.5         1.75        96.67       96.01
------------------------------------------------------------------------------------------------------------------------------------
  Anchored               45      494,008,389    19.52      10,977,964    6.91     126    61.4         1.84        96.94       95.66
------------------------------------------------------------------------------------------------------------------------------------
  Unanchored             50      132,801,129     5.25       2,656,023    7.33     122    71.3         1.43        95.67       97.33
------------------------------------------------------------------------------------------------------------------------------------
Office                   66      278,903,966    11.02       4,225,818    7.28     122    68.9         1.44        95.82       98.14
------------------------------------------------------------------------------------------------------------------------------------
Hotel                    17      238,427,893     9.42      14,025,170    7.15     126    54.5         1.99          N/A      100.00
------------------------------------------------------------------------------------------------------------------------------------
  Full Service            5      185,967,458     7.35      37,193,492    6.99     123    49.9         2.12          N/A      100.00
------------------------------------------------------------------------------------------------------------------------------------
  Limited Service        12       52,460,435     2.07       4,371,703    7.71     138    70.7         1.52          N/A      100.00
------------------------------------------------------------------------------------------------------------------------------------
Health Care              17      158,193,508     6.25       9,305,500    7.51     127    75.1         1.58        92.16       96.44
------------------------------------------------------------------------------------------------------------------------------------
  Nurs. Home, Skilled    11      116,028,176     4.59      10,548,016    7.63     131    77.0         1.57        90.95       95.15
------------------------------------------------------------------------------------------------------------------------------------
  Assisted Living         5       37,870,233     1.50       7,574,047    7.13     119    70.8         1.61        94.98      100.00
------------------------------------------------------------------------------------------------------------------------------------
  Congregate Care         1        4,295,098     0.17       4,295,098    7.50     119    62.3         1.43       100.00      100.00
------------------------------------------------------------------------------------------------------------------------------------
Office/Industrial         1      136,100,000     5.38     136,100,000    6.74     117    51.4         2.19        97.30      100.00
------------------------------------------------------------------------------------------------------------------------------------
CTL                      29      119,235,326     4.71       4,111,563    7.43     228     N/A          N/A       100.00       35.30
------------------------------------------------------------------------------------------------------------------------------------
Industrial/W'hse         21      103,599,883     4.09       4,933,328    7.44     174    69.3         1.31        97.74       64.27
------------------------------------------------------------------------------------------------------------------------------------
Self Storage             23       49,941,305     1.97       2,171,361    7.40     144    69.4         1.46        88.60       77.88
------------------------------------------------------------------------------------------------------------------------------------
Mixed Use                 1       46,463,602     1.84      46,463,602    7.33     119    71.4         1.35        86.00      100.00
------------------------------------------------------------------------------------------------------------------------------------
Other                     2        6,440,836     0.25       3,220,418    7.70     147    48.1         1.40       100.00        0.00
------------------------------------------------------------------------------------------------------------------------------------
Total/Avg/Min/Max
Wtd.Avg:                404   $2,560,361,727   100.00%   $  6,263,272    7.09%    135    65.8%       1.65x        95.80%      91.09%
====================================================================================================================================

(1) Excludes credit tenant lease properties but includes Section 42 multifamily properties.

(2) Occupancy Rates are calculated without reference to hospitality properties and Loan Number GMAC2860.


                                                                      Page 13/15
================================================================================
THIS INFORMATION DOES NOT CONSTITUTE EITHER AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY OF THE SECURITIES REFERRED TO HEREIN. OFFERS TO SELL AND SOLICITATIONS OF OFFERS TO BUY SECURITIES ARE MADE ONLY BY, AND THIS INFORMATION MUST BE READ IN CONJUNCTION WITH, THE FINAL PROSPECTUS SUPPLEMENT AND THE RELATED PROSPECTUS OR, IF NOT REGISTERED UNDER THE SECURITIES LAW, THE FINAL OFFERING MEMORANDUM (THE "OFFERING DOCUMENT"). INFORMATION CONTAINED HEREIN DOES NOT PURPORT TO BE COPMPLETE AND IS SUBJECT TO THE SAME QUALIFICATIONS AND ASSUMPTIONS, AND SHOULD BE CONSIDERED BY INVESTORS ONLY IN THE LIGHT OF THE SAME WARNINGS, LACK OF ASSURANCES AND REPRESENTATIONS AND OTHER PRECAUTIONARY MATTERS, AS DISCLOSED IN THE OFFERING DOCUMENT. INFORMATION REGARDING THE UNDERLYING ASSETS HAS BEEN PROVIDED BY THE ISSUER OF THE SECURITIES OR AN AFFILIATE THEREOF AND HAS NOT BEEN INDEPENDENTLY VERIFIED BY THE UNDERWRITERS OR THEIR RESPECTIVE AFFILIATES. THE ANALYSES CONTAINED HEREIN HAVE BEEN PREPAIRED AND DISSEMINATED BY THE UNDERWRITERS AND THE CONTENTS AND ACCURACY THEREOF HAVE NOT BEEN REVIEWED BY THE ISSUER. THIS INFORMATION WAS PREPARED ON THE BASIS OF CERTAIN ASSUMPTIONS (INCLUDING, IN CERTAIN CASE ASSUMPTIONS SPECIFIED BY THE RECIPIENT HEREOF) REGARDING PAYMENTS, INTEREST RATES, WEIGHTED AVERAGE LIVES AND WEIGHTED AVERAGE LOAN AGE, LOSS AND OTHER MATTERS, INCLUDING, BUT NOT LIMITED TO, THE ASSUMPTIONS DESCRIBED IN THE OFFERING DOCUMENT. THE UNDERWRITERS, AND ANY OF THEIR AFFILIATES, MAKE NO REPRESENTATION OR WARRANTY AS TO THE ACTUAL RATE OR TIMING OF PAYMENTS ON ANY OF THE UNDERLYING ASSETS OR THE PAYMENTS OR YIELD ON THE SECURITIES. THIS INFORMATION SUPERSEDES ANY PRIOR VERSIONS HEREOF AND WILL BE DEEMED TO BE SUPERSEDED BY ANY SUBSEQUENT VERSIONS (INCLUDING, WITH RESPECT TO ANY DESCRIPTION OF THE SECURITIES OR THE UNDERLYING ASSETS, THE INFORMATION CONTAINED IN THE OFFERING DOCUMENT).

                    LOAN SIZE DISTRIBUTION                              GROSS RATE DISTRIBUTION
===========================================================     ========================================
                                   # of      % of Initial            Gross Rate         % of Initial
     Balance Ranges ($)           Loans      Pool Balance               (%)             Pool Balance
-----------------------------------------------------------     ----------------------------------------
     440,000 - 2,000,000           107           6.01              6.251 - 6.500            5.63
-----------------------------------------------------------     ----------------------------------------
  2,000,000.01 - 4,000,000         154          17.38             6.501 - 6.750            22.34
-----------------------------------------------------------     ----------------------------------------
  4,000,000.01 - 6,000,000          69          13.37             6.751 - 7.000            16.93
-----------------------------------------------------------     ----------------------------------------
  6,000,000.01 - 8,000,000          24           6.64              7.001 - 7.250           17.96
-----------------------------------------------------------     ----------------------------------------
  8,000,000.01 - 10,000,000          6           2.08              7.251 - 7.500           25.58
-----------------------------------------------------------     ----------------------------------------
 10,000,000.01 - 12,000,000          7           2.97              7.501 - 8.000            9.94
-----------------------------------------------------------     ----------------------------------------
 12,000,000.01 - 14,000,000          6           3.09              8.001 - 8.500            0.84
-----------------------------------------------------------     ----------------------------------------
 14,000,000.01 - 16,000,000          6           3.51              8.501 - 8.750            0.30
-----------------------------------------------------------     ----------------------------------------
 16,000,000.01 - 20,000,000          5           3.60              8.751 - 9.000            0.23
-----------------------------------------------------------     ----------------------------------------
 20,000,000.01 - 24,000,000          5           4.22              9.001 - 9.250            0.13
-----------------------------------------------------------     ----------------------------------------
 24,000,000.01 - 28,000,000          3           3.03              9.501 - 9.750            0.12
-----------------------------------------------------------     ========================================
 28,000,000.01 - 38,000,000          3           3.75
-----------------------------------------------------------
 38,000,000.01 - 46,000,000          3           5.09              Minimum Rate:           6.280%
-----------------------------------------------------------        Maximum Rate:           9.750%
 46,000,000.01 - 64,000,000          3           6.86                   WAC:               7.087%
-----------------------------------------------------------
128,000,000.01 - 130,000,000         1           5.14
-----------------------------------------------------------
136,000,000.01 - 138,000,000         1           5.38
-----------------------------------------------------------
198,000,000.01 - 200,000,000         1           7.90
===========================================================

Minimum Cut-off Date Balance:      $440,000
Maximum Cut-off Date Balance:  $199,846,047
Average Cut-off Date Balance:    $6,263,272

        REMAINING TERMS TO MATURITY(1)         REMAINING AMORTIZATION TERM(1)(2)
============================================   =================================
                               % of Initial                       % of Initial
           Months              Pool Balance           Months      Pool Balance
--------------------------------------------   ---------------------------------
           32 - 48                 0.23             109 - 168        0.41
--------------------------------------------   ---------------------------------
           49 - 60                 0.35             169 - 192        1.28
--------------------------------------------   ---------------------------------
           73 - 84                 2.81             193 - 228        0.16
--------------------------------------------   ---------------------------------
          97 - 108                 1.06             229 - 240        3.88
--------------------------------------------   ---------------------------------
          109 - 120               73.05             241 - 252        2.40
--------------------------------------------   ---------------------------------
          121 - 144                6.05             253 - 288        1.36
--------------------------------------------   ---------------------------------
          145 - 168                0.24             289 - 324       35.71
--------------------------------------------   ---------------------------------
          169 - 192                6.44             337 - 361       54.80
--------------------------------------------   ---------------------------------
          205 - 228                0.40
--------------------------------------------
          229 - 240                3.73
--------------------------------------------
          241 - 276                2.08
--------------------------------------------
          289 - 300                3.58
============================================

      Minimum Remaining         32 mos.        Minimum Remaining     119 mos.
       Term to Maturity:                         Amortization Term:(2)
      Maximum Remaining        300 mos.        Maximum Remaining     361 mos.
       Term to Maturity:                         Amortization Term:(2)
      Weighted Average         135 mos.        Weighted Average      325 mos.
  Remaining Term to Maturity:                    Amortization Term:(2)

(1) Assumes ARD Loans payoff on their         (2) Excludes interest only loans.
    Anticipated Repayment Date.


                                                                      Page 14/15
================================================================================
THIS INFORMATION DOES NOT CONSTITUTE EITHER AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY OF THE SECURITIES REFERRED TO HEREIN. OFFERS TO SELL AND SOLICITATIONS OF OFFERS TO BUY SECURITIES ARE MADE ONLY BY, AND THIS INFORMATION MUST BE READ IN CONJUNCTION WITH, THE FINAL PROSPECTUS SUPPLEMENT AND THE RELATED PROSPECTUS OR, IF NOT REGISTERED UNDER THE SECURITIES LAW, THE FINAL OFFERING MEMORANDUM (THE "OFFERING DOCUMENT"). INFORMATION CONTAINED HEREIN DOES NOT PURPORT TO BE COPMPLETE AND IS SUBJECT TO THE SAME QUALIFICATIONS AND ASSUMPTIONS, AND SHOULD BE CONSIDERED BY INVESTORS ONLY IN THE LIGHT OF THE SAME WARNINGS, LACK OF ASSURANCES AND REPRESENTATIONS AND OTHER PRECAUTIONARY MATTERS, AS DISCLOSED IN THE OFFERING DOCUMENT. INFORMATION REGARDING THE UNDERLYING ASSETS HAS BEEN PROVIDED BY THE ISSUER OF THE SECURITIES OR AN AFFILIATE THEREOF AND HAS NOT BEEN INDEPENDENTLY VERIFIED BY THE UNDERWRITERS OR THEIR RESPECTIVE AFFILIATES. THE ANALYSES CONTAINED HEREIN HAVE BEEN PREPAIRED AND DISSEMINATED BY THE UNDERWRITERS AND THE CONTENTS AND ACCURACY THEREOF HAVE NOT BEEN REVIEWED BY THE ISSUER. THIS INFORMATION WAS PREPARED ON THE BASIS OF CERTAIN ASSUMPTIONS (INCLUDING, IN CERTAIN CASE ASSUMPTIONS SPECIFIED BY THE RECIPIENT HEREOF) REGARDING PAYMENTS, INTEREST RATES, WEIGHTED AVERAGE LIVES AND WEIGHTED AVERAGE LOAN AGE, LOSS AND OTHER MATTERS, INCLUDING, BUT NOT LIMITED TO, THE ASSUMPTIONS DESCRIBED IN THE OFFERING DOCUMENT. THE UNDERWRITERS, AND ANY OF THEIR AFFILIATES, MAKE NO REPRESENTATION OR WARRANTY AS TO THE ACTUAL RATE OR TIMING OF PAYMENTS ON ANY OF THE UNDERLYING ASSETS OR THE PAYMENTS OR YIELD ON THE SECURITIES. THIS INFORMATION SUPERSEDES ANY PRIOR VERSIONS HEREOF AND WILL BE DEEMED TO BE SUPERSEDED BY ANY SUBSEQUENT VERSIONS (INCLUDING, WITH RESPECT TO ANY DESCRIPTION OF THE SECURITIES OR THE UNDERLYING ASSETS, THE INFORMATION CONTAINED IN THE OFFERING DOCUMENT).

 DEBT SERVICE COVERAGE RATIOS (DSCR)*            LOAN TO VALUE % (LTV)*
=======================================    ===================================
     Cut-off Date      % of Initial            Cut-Off Date     % of Initial
    DSCR Ranges (x)    Pool Balance            LTV Ranges %     Pool Balance
---------------------------------------    -----------------------------------
         < = 1.19         2.15                 15.01 - 20.00        0.02
---------------------------------------    -----------------------------------
      1.20 - 1.24         4.29                 25.01 - 30.00        0.15
---------------------------------------    -----------------------------------
      1.25 - 1.29        13.11                 30.01 - 35.00        0.10
---------------------------------------    -----------------------------------
      1.30 - 1.34        10.69                 35.01 - 40.00        0.50
---------------------------------------    -----------------------------------
      1.35 - 1.39         9.37                 40.01 - 45.00        0.44
---------------------------------------    -----------------------------------
      1.40 - 1.44         6.85                 45.01 - 50.00       15.84
---------------------------------------    -----------------------------------
      1.45 - 1.49         4.41                 50.01 - 55.00        9.15
---------------------------------------    -----------------------------------
      1.50 - 1.54         5.13                 55.01 - 60.00        4.83
---------------------------------------    -----------------------------------
      1.55 - 1.59         4.03                 60.01 - 65.00       11.26
---------------------------------------    -----------------------------------
      1.60 - 1.64         2.00                 65.01 - 70.00       10.43
---------------------------------------    -----------------------------------
      1.65 - 1.74         3.52                 70.01 - 75.00       23.90
---------------------------------------    -----------------------------------
      1.75 - 1.84         3.65                 75.01 - 80.00       20.02
---------------------------------------    -----------------------------------
      1.85 - 1.94         3.54                 80.01 - 85.00        1.92
---------------------------------------    -----------------------------------
      1.95 - 2.04         0.21                 85.01 - 90.00        1.44
---------------------------------------    ===================================
             2.05 >=     27.03                    Minimum LTV*:        15.29%
=======================================           Maximum LTV*:        86.75%
     Minimum DSCR*:       1.06x               Weighted Average LTV*:   65.84%
     Maximum DSCR*:       3.30x
 Weighted Average DSCR*:  1.65x

                              *EXCLUDES CTL LOANS.

                               STATE DISTRIBUTION
======================================    ======================================
                      % of Initial                                % of Initial
      State           Pool Balance               State            Pool Balance
--------------------------------------    --------------------------------------
   California            17.01                  Illinois             2.16
--------------------------------------    --------------------------------------
   New Jersey             6.65                 Washington            2.40
--------------------------------------    --------------------------------------
     Florida              4.82                  Georgia              2.38
--------------------------------------    --------------------------------------
      Texas               5.02                  Delaware             2.31
--------------------------------------    --------------------------------------
   Connecticut            4.39               Massachusetts           2.12
--------------------------------------    --------------------------------------
  Pennsylvania            4.33                  Colorado             2.07
--------------------------------------    --------------------------------------
    New York              4.30                  Alabama              2.05
--------------------------------------    --------------------------------------
      Utah                3.72                    Ohio               1.96
--------------------------------------    --------------------------------------
     Oregon               3.71                  Arizona              1.86
--------------------------------------    --------------------------------------
    Michigan              3.24                  Maryland             1.58
--------------------------------------    --------------------------------------
     Nevada               3.46                    Iowa               1.43
--------------------------------------    --------------------------------------
    Virginia              2.82                 Tennessee             1.36
--------------------------------------    --------------------------------------
 South Carolina           2.57                   Other(1)           10.29
======================================    ======================================
                                          (1) No other state greater than 1.25%.

                    ====================================
                       Loan Type         % of Initial
                                         Pool Balance
                    ------------------------------------
                        Balloon            57.74
                    ------------------------------------
                    Fully  Amortizing       8.91
                    ------------------------------------
                       ARD Loan            33.34
                    ====================================


                                                                      Page 15/15
================================================================================
THIS INFORMATION DOES NOT CONSTITUTE EITHER AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY OF THE SECURITIES REFERRED TO HEREIN. OFFERS TO SELL AND SOLICITATIONS OF OFFERS TO BUY SECURITIES ARE MADE ONLY BY, AND THIS INFORMATION MUST BE READ IN CONJUNCTION WITH, THE FINAL PROSPECTUS SUPPLEMENT AND THE RELATED PROSPECTUS OR, IF NOT REGISTERED UNDER THE SECURITIES LAW, THE FINAL OFFERING MEMORANDUM (THE "OFFERING DOCUMENT"). INFORMATION CONTAINED HEREIN DOES NOT PURPORT TO BE COPMPLETE AND IS SUBJECT TO THE SAME QUALIFICATIONS AND ASSUMPTIONS, AND SHOULD BE CONSIDERED BY INVESTORS ONLY IN THE LIGHT OF THE SAME WARNINGS, LACK OF ASSURANCES AND REPRESENTATIONS AND OTHER PRECAUTIONARY MATTERS, AS DISCLOSED IN THE OFFERING DOCUMENT. INFORMATION REGARDING THE UNDERLYING ASSETS HAS BEEN PROVIDED BY THE ISSUER OF THE SECURITIES OR AN AFFILIATE THEREOF AND HAS NOT BEEN INDEPENDENTLY VERIFIED BY THE UNDERWRITERS OR THEIR RESPECTIVE AFFILIATES. THE ANALYSES CONTAINED HEREIN HAVE BEEN PREPAIRED AND DISSEMINATED BY THE UNDERWRITERS AND THE CONTENTS AND ACCURACY THEREOF HAVE NOT BEEN REVIEWED BY THE ISSUER. THIS INFORMATION WAS PREPARED ON THE BASIS OF CERTAIN ASSUMPTIONS (INCLUDING, IN CERTAIN CASE ASSUMPTIONS SPECIFIED BY THE RECIPIENT HEREOF) REGARDING PAYMENTS, INTEREST RATES, WEIGHTED AVERAGE LIVES AND WEIGHTED AVERAGE LOAN AGE, LOSS AND OTHER MATTERS, INCLUDING, BUT NOT LIMITED TO, THE ASSUMPTIONS DESCRIBED IN THE OFFERING DOCUMENT. THE UNDERWRITERS, AND ANY OF THEIR AFFILIATES, MAKE NO REPRESENTATION OR WARRANTY AS TO THE ACTUAL RATE OR TIMING OF PAYMENTS ON ANY OF THE UNDERLYING ASSETS OR THE PAYMENTS OR YIELD ON THE SECURITIES. THIS INFORMATION SUPERSEDES ANY PRIOR VERSIONS HEREOF AND WILL BE DEEMED TO BE SUPERSEDED BY ANY SUBSEQUENT VERSIONS (INCLUDING, WITH RESPECT TO ANY DESCRIPTION OF THE SECURITIES OR THE UNDERLYING ASSETS, THE INFORMATION CONTAINED IN THE OFFERING DOCUMENT).

                                    ANNEX D
                      GLOBAL CLEARANCE, SETTLEMENT AND TAX
                            DOCUMENTATION PROCEDURES

    Except in certain limited circumstances, the globally offered GMAC Commercial Mortgage Securities, Inc. Mortgage Pass-Through Certificates, Series 1998-C2 (the "Global Securities") will be available only in book-entry form. Investors in the Global Securities may hold such Global Securities through any of DTC, CEDEL or Euroclear. The Global Securities will be tradeable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same day funds. Capitalized terms used but not defined in this Annex B have the meanings assigned to them in the Prospectus Supplement and the Prospectus.

    Secondary market trading between investors holding Global Securities through CEDEL and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional eurobond practice (i.e., seven calendar day settlement).

    Secondary market trading between investors holding Global Securities through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations.

    Secondary cross-market trading between CEDEL or Euroclear and DTC Participants holding Certificates will be effected on a delivery-against-payment basis through the respective Depositaries of CEDEL and Euroclear (in such capacity) and as DTC Participants.

    Non-U.S. holders (as described below) of Global Securities will be subject to U.S. withholding taxes unless such holders meet certain requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

INITIAL SETTLEMENT

    All Global Securities will be held in book-entry form by DTC in the name of Cede & Co. as nominee of DTC. Investors' interests in the Global Securities will be represented through financial institutions acting on their behalf as direct and indirect Participants in DTC. As a result, CEDEL and Euroclear will hold positions on behalf of their participants through their respective Depositaries, which in turn will hold such positions in accounts as DTC Participants.

    Investors electing to hold their Global Securities through DTC will follow the settlement practices applicable to similar issues of pass-through certificates. Investors' securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

    Investors electing to hold their Global Securities through CEDEL or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no "lock-up" or restricted period. Global Securities will be credited to the securities custody accounts on the settlement date against payments in same-day funds.

SECONDARY MARKET TRADING

    Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

    Trading between DTC Participants. Secondary market trading between DTC Participants will be settled using the procedures applicable to similar issues of pass-through certificates in same-day funds.

    Trading between CEDEL and/or Euroclear Participants. Secondary market trading between CEDEL Participants or Euroclear Participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.

    Trading between DTC seller and CEDEL or Euroclear purchaser. When Global Securities are to be transferred from the account of a DTC Participant to the account of a CEDEL Participant or a Euroclear Participant, the purchaser will send instructions to CEDEL or Euroclear through a CEDEL Participant or Euroclear Participant at least one business day prior to settlement. CEDEL or Euroclear will instruct the respective Depositary, as the case may be, to receive the Global Securities against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment date to and excluding the settlement date. Payment will then be made by the respective Depositary to the DTC Participant's account against delivery of the Global Securities. After settlement has been completed, the Global Securities will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the CEDEL Participant's or Euroclear Participant's account. The Global Securities credit will appear the next day (European time) and the cash debit will be back-valued to, and the interest on the Global Securities will accrue from, the value date (which would be the preceding day when settlement occurred in New York). If settlement is not completed on the intended value date (i.e., the trade fails), the CEDEL or Euroclear cash debit will be valued instead as of the actual settlement date.

    CEDEL Participants and Euroclear Participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to pre-position funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within CEDEL or Euroclear. Under this approach, they may take on credit exposure to CEDEL or Euroclear until the Global Securities are credited to their accounts one day later.

    As an alternative, if CEDEL or Euroclear has extended a line of credit to them, CEDEL Participants or Euroclear Participants can elect not to pre-position funds and allow that credit line to be drawn upon the finance settlement. Under this procedure, CEDEL Participants or Euroclear Participants purchasing Global Securities would incur overdraft charges for one day, assuming they cleared the overdraft when the Global Securities were credited to their accounts. However, interest on the Global Securities would accrue from the value date. Therefore, in many cases the investment income on the Global Securities earned during that one day period may substantially reduce or offset the amount of such overdraft charges, although this result will depend on each CEDEL Participant's or Euroclear Participant's particular cost of funds.

    Since the settlement is taking place during New York business hours, DTC Participants can employ their usual procedures for sending Global Securities to the respective Depositary for the benefit of CEDEL Participants or Euroclear Participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC Participant a cross-market transaction will settle no differently than a trade between two DTC Participants.

    Trading between CEDEL or Euroclear seller and DTC purchaser. Due to time zone differences in their favor, CEDEL Participants and Euroclear Participants may employ their customary procedures for transactions in which Global Securities are to be transferred by the respective clearing system, through the respective Depositary, to a DTC Participant. The seller will send instructions to CEDEL or Euroclear through a CEDEL Participant or Euroclear Participant at least one business day prior to settlement. In these cases, CEDEL or Euroclear will instruct the respective Depositary, as appropriate, to deliver the bonds to the DTC Participant's account against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment date to and excluding the settlement date. The payment will then be reflected in the account of the CEDEL Participant or Euroclear Participant the following day, and receipt of the cash proceeds in the CEDEL Participant's or Euroclear Participant's account would be back-valued to the value date (which would be the preceding day, when settlement occurred in New York). Should the CEDEL Participant or Euroclear Participant have a line of credit with its respective clearing system and elect to be in debit in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft charges incurred over that one-day period. If settlement is not completed on the intended value date (i.e., the trade fails), receipt of the cash proceeds in the CEDEL Participant's or Euroclear Participant's account would instead be valued as of the actual settlement date. Finally, day traders that use CEDEL or Euroclear and that purchase Global Securities from DTC Participants for delivery to CEDEL Participants or Euroclear Participants should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:

        (a) borrowing through CEDEL or Euroclear for one day (until the purchase side of the day trade is reflected in their CEDEL or Euroclear accounts) in accordance with the clearing system's customary procedures;

        (b) borrowing the Global Securities in the U.S. from a DTC Participant no later than one day prior to settlement, which would give the Global Securities sufficient time to be reflected in their CEDEL or Euroclear account in order to settle the sale side of the trade; or

        (c) staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC Participant is at least one day prior to the value date for the sale to the CEDEL Participant or Euroclear Participant.

CERTAIN U.S. FEDERAL INCOME TAX DOCUMENTATION REQUIREMENTS

    A Beneficial Owner of Global Securities holding securities through CEDEL or Euroclear (or through DTC if the holder has an address outside the U.S.) will be subject to the 30% U.S. withholding tax that generally applies to payments of interest (including original issue discount) on registered debt issued by U.S. Persons, unless (i) each clearing system, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business in the chain of intermediaries between such Beneficial Owner and the U.S. entity required to withhold tax complies with applicable certification requirements and
(ii) such beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate:

    Exemption for non-U.S. Persons (Form W-8). Beneficial Owners of Certificates that are non-U.S. Persons can obtain a complete exemption from the withholding tax by filing a signed Form W-8 (Certificate of Foreign Status). If the information shown on Form W-8 changes, a new Form W-8 must be filed within 30 days of such change.

    Exemption for non-U.S. Persons with effectively connected income (Form
4224). A non-U.S. Person, including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States can obtain an exemption from the withholding tax by filing Form 4224 (Exemption from Withholding of Tax on Income Effectively Connected with the Conduct of a Trade or Business in the United States).

    Exemption or reduced rate for non-U.S. Persons resident in treaty countries (Form 1001). Non-U.S. Persons that are Beneficial Owners residing in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate (depending on the treaty terms) by filing Form 1001 (Ownership, Exemption or Reduced Rate Certificate). If the treaty provides only for a reduced rate, withholding tax will be imposed at that rate unless the filer alternatively files Form W-8. Form 1001 may be filed by the Beneficial Owner or his agent.

    Exemption for U.S. Persons (Form W-9). U.S. Persons can obtain a complete exemption from the withholding tax by filing Form W-9 (Payer's Request for Taxpayer Identification Number and Certification).

    U.S. Federal Income Tax Reporting Procedure. The Beneficial Owner of a Global Security or, in the case of a Form 1001 or a Form 4224 filer, his agent, files by submitting the appropriate form to the person through whom it holds (the clearing agency, in the case of persons holding directly on the books of the clearing agency). Form W-8 and Form 1001 are effective for three calendar years and Form 4224 is effective for one calendar year.

    The term "U.S. Person" means (i) a citizen or resident of the United States,
(ii) a corporation or partnership organized in or under the laws of the United States or any political subdivision thereof or (iii) an estate the income of which is includable in gross income for United States tax purposes, regardless of its source or a trust if a court within the United States is able to exercise primary supervision of the administration of the trust and one or more United States fiduciaries have the authority to control all substantial decisions of the trust. This summary does not deal with all aspects of U.S. Federal income tax withholding that may be relevant to foreign holders of the Global Securities. Investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the Global Securities.

                   GMAC COMMERCIAL MORTGAGE SECURITIES, INC.
                       MORTGAGE PASS-THROUGH CERTIFICATES

    The mortgage pass-through certificates (the "Offered Certificates") offered hereby and by the supplements hereto (each, a "Prospectus Supplement") will be offered from time to time in series. The Offered Certificates of any series, together with any other mortgage pass-through certificates of such series, are collectively referred to herein as the "Certificates".

    Each series of Certificates will represent in the aggregate the entire beneficial ownership interest in a trust fund (with respect to any series, the "Trust Fund") to be formed by GMAC Commercial Mortgage Securities, Inc. (the "Depositor") and consisting primarily of a segregated pool (a "Mortgage Asset Pool") of the Mortgage Loans (as defined in the related Prospectus Supplement), mortgage-backed securities ("MBS") that evidence interests in, or that are secured by pledges of, one or more of various types of multifamily or commercial mortgage loans, or a combination of Mortgage Loans and MBS (collectively, "Mortgage Assets"). If so specified in the related Prospectus Supplement, the Trust Fund for a series of Certificates may include letters of credit, insurance policies, guarantees, reserve funds or other types of credit support, or any combination thereof, and also interest rate exchange agreements and other financial assets, or any combination thereof. See "Description of the Trust Funds", "Description of the Certificates" and "Description of Credit Support".

    The yield on each class of Certificates of a series will be affected by, among other things, the rate of payment of principal (including prepayments) on the Mortgage Assets in the related Trust Fund and the timing of receipt of such payments as described herein and in the related Prospectus Supplement. See "Yield and Maturity Considerations". A Trust Fund may be subject to early termination under the circumstances described herein and in the related Prospectus Supplement. See "Description of the Certificates--Termination; Retirement of the Certificates".

                                                  (COVER CONTINUED ON NEXT PAGE)
                            ------------------------

    PROCEEDS OF THE ASSETS IN THE TRUST FUND ARE THE SOLE SOURCE OF PAYMENTS ON THE OFFERED CERTIFICATES. THE OFFERED CERTIFICATES DO NOT REPRESENT AN INTEREST IN OR OBLIGATION OF THE DEPOSITOR, THE MASTER SERVICER, GMAC COMMERCIAL MORTGAGE CORPORATION OR ANY OF THEIR AFFILIATES. NEITHER THE OFFERED CERTIFICATES NOR THE MORTGAGE ASSETS WILL BE GUARANTEED OR INSURED BY THE DEPOSITOR, THE MASTER SERVICER, GMAC COMMERCIAL MORTGAGE CORPORATION OR ANY OF THEIR AFFILIATES OR, UNLESS OTHERWISE SPECIFIED IN THE RELATED PROSPECTUS SUPPLEMENT, BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY.

    THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION, NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

    PROSPECTIVE INVESTORS SHOULD REVIEW THE INFORMATION APPEARING ON PAGE 13 HEREIN UNDER THE CAPTION "RISK FACTORS" AND SUCH INFORMATION AS MAY BE SET FORTH UNDER THE CAPTION "RISK FACTORS" IN THE RELATED PROSPECTUS SUPPLEMENT BEFORE PURCHASING ANY OFFERED CERTIFICATE.
                            ------------------------

    The Offered Certificates of any series may be offered through one or more different methods, including offerings through underwriters, as described under "Method of Distribution" and in the related Prospectus Supplement.

The date of this Prospectus is December 17, 1997

(COVER CONTINUED)

    Retain this Prospectus for future reference. This Prospectus may not be used to consummate sales of the Offered Certificates of any series unless accompanied by the Prospectus Supplement for such series.

    There will be no secondary market for the Offered Certificates of any series prior to the offering thereof. There can be no assurance that a secondary market for any Offered Certificates will develop or, if it does develop, that it will continue. The Certificates will not be listed on any securities exchange.

    As described in the related Prospectus Supplement, the Certificates of each series, including the Offered Certificates of such series, may consist of one or more classes of Certificates that: (i) provide for the accrual of interest thereon based on a fixed, variable or adjustable interest rate; (ii) are senior or subordinate to one or more other classes of Certificates in entitlement to certain distributions on the Certificates; (iii) are entitled to distributions of principal, with disproportionate, nominal or no distributions of interest;
(iv) are entitled to distributions of interest, with disproportionate, nominal or no distributions of principal; (v) provide for distributions of interest thereon or principal thereof that commence only following the occurrence of certain events, such as the retirement of one or more other classes of Certificates of such series; (vi) provide for distributions of principal thereof to be made, from time to time or for designated periods, at a rate that is faster (and, in some cases, substantially faster) or slower (and, in some cases, substantially slower) than the rate at which payments or other collections of principal are received on the Mortgage Assets in the related Trust Fund; or
(vii) provide for distributions of principal thereof to be made, subject to available funds, based on a specified principal payment schedule or other methodology. Distributions in respect of the Certificates of each series will be made on a monthly, quarterly, semi-annual, annual or other periodic basis as specified in the related Prospectus Supplement. See "Description of the Certificates".

    If so provided in the related Prospectus Supplement, one or more elections may be made to treat the related Trust Fund or a designated portion thereof as a "real estate mortgage investment conduit" (each, a "REMIC") for federal income tax purposes. If applicable, the Prospectus Supplement for a series of Certificates will specify which class or classes of such series of Certificates will be considered to be regular interests in the related REMIC and which class of Certificates or other interests will be designated as the residual interest in the related REMIC. See "Certain Federal Income Tax Consequences".

                             PROSPECTUS SUPPLEMENT

    As more particularly described herein, the Prospectus Supplement relating to each series of Offered Certificates will, among other things, set forth, as and to the extent appropriate: (i) a description of the class or classes of such Offered Certificates, including the payment provisions with respect to each such class, the aggregate principal amount, if any, of each such class, the rate at which interest accrues from time to time, if at all, with respect to each such class or the method of determining such rate, and whether interest with respect to each such class will accrue from time to time on its aggregate principal amount, if any, or on a specified notional amount, if at all; (ii) information with respect to any other classes of Certificates of the same series; (iii) the respective dates on which distributions are to be made; (iv) information as to the assets, including the Mortgage Assets, constituting the related Trust Fund (all such assets, with respect to the Certificates of any series, the "Trust Assets"); (v) the circumstances, if any, under which the related Trust Fund may be subject to early termination; (vi) additional information with respect to the method of distribution of such Offered Certificates; (vii) whether one or more REMIC elections will be made and the designation of the "regular interests" and "residual interests" in each REMIC to be created; (viii) the initial percentage ownership interest in the related Trust Fund to be evidenced by each class of Certificates of such series; (ix) information concerning the Trustee (as defined herein) of the related Trust Fund; (x) if the related Trust Fund includes Mortgage Loans, information concerning the Master Servicer and any Special Servicer (each as defined herein) of such Mortgage Loans; (xi) information as to the nature and extent of subordination of any class of Certificates of such series, including a class of Offered Certificates; and (xii) whether such Offered Certificates will be initially issued in definitive or book-entry form.

                             AVAILABLE INFORMATION

    The Depositor has filed with the Securities and Exchange Commission (the "Commission") a Registration Statement (of which this Prospectus forms a part) under the Securities Act of 1933, as amended, with respect to the Offered Certificates. This Prospectus and the Prospectus Supplement relating to each series of Offered Certificates contain summaries of the material terms of the documents referred to herein and therein, but do not contain all of the information set forth in the Registration Statement pursuant to the rules and regulations of the Commission. For further information, reference is made to such Registration Statement and the exhibits thereto. Such Registration Statement and exhibits can be inspected and copied at prescribed rates at the public reference facilities maintained by the Commission at its Public Reference Section, 450 Fifth Street, N.W., Washington, D.C. 20549, and at its Midwest Regional Offices located as follows: Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511; and Northeast Regional Office, Seven World Trade Center, Suite 1300, New York, New York 10048. The Commission maintains a Web site at http://www.sec.gov containing reports, proxy and information statements and other information regarding registrants, including the Depositor, that file electronically with the Commission.

    No dealer, salesman, or any other person has been authorized to give any information, or to make any representations, other than those contained in this Prospectus or any related Prospectus Supplement, and, if given or made, such information or representations must not be relied upon as having been authorized by the Depositor or any dealer, salesman, or any other person. Neither the delivery of this Prospectus or any related Prospectus Supplement nor any sale made hereunder or thereunder shall under any circumstances create an implication that there has been no change in the information herein or therein since the date hereof. This Prospectus and any related Prospectus Supplement are not an offer to sell or a solicitation of an offer to buy any security in any jurisdiction in which it is unlawful to make such offer or solicitation.

    The Master Servicer or another specified person will cause to be provided to registered holders of the Offered Certificates of each series periodic unaudited reports concerning the related Trust Fund.

               INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

    There are incorporated herein by reference all documents and reports filed or caused to be filed by the Depositor with respect to a Trust Fund pursuant to
Section 13(a), 13(c), 14 or 15(d) of the Exchange Act of 1934, as amended, prior to the termination of an offering of Offered Certificates evidencing interests therein. The Depositor will provide or cause to be provided without charge to each person to whom this Prospectus is delivered in connection with the offering of one or more classes of Offered Certificates, upon written or oral request of such person, a copy of any or all documents or reports incorporated herein by reference, in each case to the extent such documents or reports relate to one or more of such classes of such Offered Certificates, other than the exhibits to such documents (unless such exhibits are specifically incorporated by reference in such documents). Requests to the Depositor should be directed in writing to its principal executive offices at 650 Dresher Road, Horsham, Pennsylvania 19044, or by telephone at (215) 328-3480.

                             SUMMARY OF PROSPECTUS

    The following summary of certain pertinent information is qualified in its entirety by reference to the more detailed information appearing elsewhere in this Prospectus and by reference to the information with respect to each series of Certificates contained in the Prospectus Supplement to be prepared and delivered in connection with the offering of Offered Certificates of such series. An Index of Principal Definitions is included at the end of this Prospectus.

SECURITIES OFFERED...........................  Mortgage pass-through certificates.

DEPOSITOR....................................  GMAC Commercial Mortgage Securities, Inc., a
                                               wholly-owned subsidiary of GMAC Commercial
                                               Mortgage Corporation ("GMACCM"). See "The
                                               Depositor".

TRUSTEE......................................  The trustee (the "Trustee") for each series of Certificates will be named in the related
                                               Prospectus Supplement. See "The Pooling and
                                               Servicing Agreements--The Trustee".

MASTER SERVICER..............................  If a Trust Fund includes Mortgage Loans, then the servicer or the master servicer (each, a
                                               "Master Servicer") for the corresponding
                                               series of Certificates will be named in the
                                               related Prospectus Supplement. The Master
                                               Servicer for any series of Certificates may
                                               be GMACCM or another affiliate of the
                                               Depositor. The Master Servicer may also be
                                               the Special Servicer for such series and, in
                                               such dual capacity, would be referred to as
                                               the "Servicer". See "GMAC Commercial Mortgage
                                               Corporation" and "The Pooling and Servicing
                                               Agreements--Certain Matters Regarding the
                                               Master Servicer and the Depositor".

SPECIAL SERVICER.............................  If a Trust Fund includes Mortgage Loans, then any special servicers (each, a "Special
                                               Servicer") for the corresponding series of
                                               Certificates will be named, or the
                                               circumstances under which a Special Servicer
                                               may be appointed will be described, in the
                                               related Prospectus Supplement. A Special
                                               Servicer for any series of Certificates may
                                               be the Master Servicer or an affiliate of the
                                               Depositor or the Master Servicer. See "The
                                               Pooling and Servicing Agreements--Special
                                               Servicers".

MBS ADMINISTRATOR............................  If a Trust Fund includes MBS, then the entity responsible for administering such MBS (the
                                               "MBS Administrator") will be named in the
                                               related Prospectus Supplement. If an entity
                                               other than the Trustee and the Master
                                               Servicer is the MBS Administrator, such
                                               entity will be herein referred to

                                               as the "Manager". The Manager for any series
                                               of Certificates may be GMACCM or another
                                               affiliate of the Depositor.

THE MORTGAGE ASSETS..........................  The Mortgage Assets will be the primary asset of any Trust Fund. The Mortgage Assets with
                                               respect to each series of Certificates will,
                                               in general, consist of a pool of Mortgage
                                               Loans secured by first or junior liens on, as
                                               described herein, multifamily residential
                                               properties or commercial properties. If so
                                               specified in the related Prospectus
                                               Supplement, a Trust Fund may include Mortgage
                                               Loans secured by liens on real estate
                                               projects under construction. The Mortgage
                                               Loans will not be guaranteed or insured by
                                               the Depositor, GMACCM or any of their
                                               affiliates or, unless otherwise provided in
                                               the related Prospectus Supplement, by any
                                               governmental agency or instrumentality or by
                                               any other person. If so specified in the
                                               related Prospectus Supplement, some Mortgage
                                               Loans may be delinquent or non-performing as
                                               of the date the related Trust Fund is formed.

                                               As and to the extent described in the related
                                               Prospectus Supplement, a Mortgage Loan (i)
                                               may provide for no accrual of interest or for
                                               accrual of interest thereon at an interest
                                               rate (a "Mortgage Rate") that is fixed over
                                               its term or that adjusts from time to time,
                                               or that may be converted at the borrower's
                                               election from an adjustable to a fixed
                                               Mortgage Rate, or from a fixed to an
                                               adjustable Mortgage Rate, (ii) may provide
                                               for level payments to maturity or for
                                               payments that adjust from time to time to
                                               accommodate changes in the Mortgage Rate or
                                               to reflect the occurrence of certain events,
                                               and may permit negative amortization, (iii)
                                               may be fully amortizing or may be partially
                                               amortizing or non-amortizing, with a balloon
                                               payment due on its stated maturity date, (iv)
                                               may prohibit over its term or for a certain
                                               period prepayments and/or require payment of
                                               a premium or a yield maintenance penalty in
                                               connection with certain prepayments and (v)
                                               may provide for payments of principal,
                                               interest or both, on due dates that occur
                                               monthly, quarterly, semi-annually or at such
                                               other interval as is specified in the related
                                               Prospectus Supplement. Unless otherwise
                                               provided in the related Prospectus
                                               Supplement, each Mortgage Loan will have had
                                               an original term to maturity of not more than
                                               40 years. Unless otherwise provided in the
                                               related Prospectus Supplement, no Mortgage

                                               Loan will have been originated by the
                                               Depositor; however, some or all of the
                                               Mortgage Loans in any Trust Fund may have
                                               been originated by GMACCM or another
                                               affiliate of the Depositor. See "Description
                                               of the Trust Funds--Mortgage Loans".

                                               If and to the extent specified in the related
                                               Prospectus Supplement, the Mortgage Assets
                                               with respect to a series of Certificates may
                                               also include, or consist of, MBS, provided
                                               that each MBS will evidence an interest in,
                                               or will be secured by a pledge of, one or
                                               more mortgage loans that conform to the
                                               descriptions of the Mortgage Loans contained
                                               herein. See "Description of the Trust
                                               Funds--MBS".

THE CERTIFICATES.............................  Each series of Certificates will be issued in one or more classes pursuant to a pooling and
                                               servicing agreement or other agreement
                                               specified in the related Prospectus
                                               Supplement (in either case, a "Pooling And
                                               Servicing Agreement") and will represent in
                                               the aggregate the entire beneficial ownership
                                               interest in the related Trust Fund.

                                               As described in the related Prospectus
                                               Supplement, the Certificates of each series,
                                               including the Offered Certificates of such
                                               series, may consist of one or more classes of
                                               Certificates that, among other things: (i)
                                               are senior (collectively, "Senior
                                               Certificates") or subordinate (collectively,
                                               "Subordinate Certificates") to one or more
                                               other classes of Certificates in entitlement
                                               to certain distributions on the Certificates;
                                               (ii) are entitled to distributions of
                                               principal, with disproportionate, nominal or
                                               no distributions of interest (collectively,
                                               "Stripped Principal Certificates"); (iii) are
                                               entitled to distributions of interest, with
                                               disproportionate, nominal or no distributions
                                               of principal (collectively, "Stripped
                                               Interest Certificates"); (iv) provide for
                                               distributions of interest thereon or
                                               principal thereof that commence only after
                                               the occurrence of certain events, such as the
                                               retirement of one or more other classes of
                                               Certificates of such series; (v) provide for
                                               distributions of principal thereof to be
                                               made, from time to time or for designated
                                               periods, at a rate that is faster (and, in
                                               some cases, substantially faster) or slower
                                               (and, in some cases, substantially slower)
                                               than the rate at which payments or other
                                               collections of principal are received on the
                                               Mortgage Assets in the related Trust Fund;
                                               (vi)

                                               provide for distributions of principal
                                               thereof to be made, subject to available
                                               funds, based on a specified principal payment
                                               schedule or other methodology; or (vii)
                                               provide for distribution based on collections
                                               on the Mortgage Assets in the related Trust
                                               Fund attributable to prepayment premiums,
                                               yield maintenance penalties or equity
                                               participations.

                                               Each class of Certificates, other than
                                               certain classes of Stripped Interest
                                               Certificates and certain classes of REMIC
                                               Residual Certificates (as defined herein),
                                               will have an initial stated principal amount
                                               (a "Certificate Balance"); and each class of
                                               Certificates, other than certain classes of
                                               Stripped Principal Certificates and certain
                                               classes of REMIC Residual Certificates, will
                                               accrue interest on its Certificate Balance
                                               or, in the case of certain classes of
                                               Stripped Interest Certificates, on a notional
                                               amount (a "Notional Amount") based on a
                                               fixed, variable or adjustable interest rate
                                               (a "Pass-Through Rate"). The related
                                               Prospectus Supplement will specify the
                                               Certificate Balance, Notional Amount and/or
                                               Pass-Through Rate (or, in the case of a
                                               variable or adjustable Pass-Through Rate, the
                                               method for determining such rate), as
                                               applicable, for each class of Offered
                                               Certificates.

                                               If so specified in the related Prospectus
                                               Supplement, a class of Certificates may have
                                               two or more component parts, each having
                                               characteristics that are otherwise described
                                               herein as being attributable to separate and
                                               distinct classes.

                                               The Certificates will not be guaranteed or
                                               insured by the Depositor, by the Master
                                               Servicer, by GMACCM or any of their
                                               affiliates, by any governmental agency or
                                               instrumentality or by any other person or
                                               entity, unless otherwise provided in the
                                               related Prospectus Supplement. See "Risk
                                               Factors--Limited Obligations".

DISTRIBUTIONS OF INTEREST ON THE               Interest on each class of Offered
  CERTIFICATES...............................  Certificates (other than certain classes of
                                               Stripped Principal Certificates and certain
                                               classes of REMIC Residual Certificates) of
                                               each series will accrue at the applicable
                                               Pass-Through Rate on the Certificate Balance
                                               or, in the case of certain classes of
                                               Stripped Interest Certificates, the Notional
                                               Amount thereof outstanding from time to time
                                               and will be distributed to Certificateholders
                                               as provided in the related Prospectus
                                               Supplement (each of the

                                               specified dates on which distributions are to
                                               be made, a "Distribution Date").
                                               Distributions of interest with respect to one
                                               or more classes of Certificates
                                               (collectively, "Accrual Certificates") may
                                               not commence until the occurrence of certain
                                               events, such as the retirement of one or more
                                               other classes of Certificates, and interest
                                               accrued with respect to a class of Accrual
                                               Certificates prior to the occurrence of such
                                               an event will either be added to the
                                               Certificate Balance thereof or otherwise
                                               deferred as described in the related
                                               Prospectus Supplement. Distributions of
                                               interest with respect to one or more classes
                                               of Certificates may be reduced to the extent
                                               of certain delinquencies, losses and other
                                               contingencies described herein and in the
                                               related Prospectus Supplement. See "Risk
                                               Factors--Yield and Prepayment
                                               Considerations", "Yield and Maturity
                                               Considerations--Certain Shortfalls in
                                               Collections of Interest" and "Description of
                                               the Certificates-- Distributions of Interest
                                               on the Certificates".

DISTRIBUTIONS OF PRINCIPAL OF THE              As and to the extent described in each
  CERTIFICATES...............................  Prospectus Supplement, distributions of principal with respect to the related series
                                               of Certificates will be made on each
                                               Distribution Date to the holders of the class
                                               or classes of Certificates of such series
                                               entitled thereto until the Certificate
                                               Balances of such Certificates have been
                                               reduced to zero. Distributions of principal
                                               with respect to one or more classes of
                                               Certificates: (i) may be made at a rate that
                                               is faster (and, in some cases, substantially
                                               faster) or slower (and, in some cases,
                                               substantially slower) than the rate at which
                                               payments or other collections of principal
                                               are received on the Mortgage Assets in the
                                               related Trust Fund; (ii) may not commence
                                               until the occurrence of certain events, such
                                               as the retirement of one or more other
                                               classes of Certificates of the same series;
                                               (iii) may be made, subject to certain
                                               limitations, based on a specified principal
                                               payment schedule; or (iv) may be contingent
                                               on the specified principal payment schedule
                                               for another class of the same series and the
                                               rate at which payments and other collections
                                               of principal on the Mortgage Assets in the
                                               related Trust Fund are received. Unless
                                               otherwise specified in the related Prospectus
                                               Supplement, distributions of principal of any
                                               class of Offered Certificates will be made on
                                               a pro rata basis among all of the
                                               Certificates of such class. See

                                               "Description of the
                                               Certificates--Distributions of Principal of
                                               the Certificates".

CREDIT SUPPORT AND CASH FLOW AGREEMENTS......  If so provided in the related Prospectus
                                               Supplement, partial or full protection
                                               against certain defaults and losses on the
                                               Mortgage Assets in the related Trust Fund may
                                               be provided to one or more classes of
                                               Certificates of the related series in the
                                               form of subordination of one or more other
                                               classes of Certificates of such series, which
                                               other classes may include one or more classes
                                               of Offered Certificates, or by one or more
                                               other types of credit support, such as a
                                               letter of credit, insurance policy,
                                               guarantee, reserve fund or another type of
                                               credit support, or a combination thereof (any
                                               such coverage with respect to the
                                               Certificates of any series, "Credit
                                               Support"). If so provided in the related
                                               Prospectus Supplement, a Trust Fund may
                                               include: (i) guaranteed investment contracts
                                               pursuant to which moneys held in the funds
                                               and accounts established for the related
                                               series will be invested at a specified rate;
                                               or (ii) certain other agreements, such as
                                               interest rate exchange agreements, interest
                                               rate cap or floor agreements, or other
                                               agreements designed to reduce the effects of
                                               interest rate fluctuations on the Mortgage
                                               Assets or on one or more classes of
                                               Certificates (any such agreement, in the case
                                               of clause (i) or (ii), a "Cash Flow
                                               Agreement"). Certain relevant information
                                               regarding any applicable Credit Support or
                                               Cash Flow Agreement will be set forth in the
                                               Prospectus Supplement for a series of Offered
                                               Certificates. See "Risk Factors--Credit
                                               Support Limitations", "Description of the
                                               Trust Funds--Credit Support" and "--Cash Flow
                                               Agreements" and "Description of Credit
                                               Support".

ADVANCES.....................................  If and to the extent provided in the related
                                               Prospectus Supplement, if a Trust Fund
                                               includes Mortgage Loans, the Master Servicer,
                                               a Special Servicer, the Trustee, any provider
                                               of Credit Support and/or any other specified
                                               person may be obligated to make, or have the
                                               option of making, certain advances with
                                               respect to delinquent scheduled payments of
                                               principal and/or interest on such Mortgage
                                               Loans. Any such advances made with respect to
                                               a particular Mortgage Loan will be
                                               reimbursable from subsequent recoveries in
                                               respect of such Mortgage Loan and otherwise
                                               to the extent described herein and in the
                                               related Prospectus Supplement. See
                                               "Description of the

                                               Certificates--Advances in respect of
                                               Delinquencies". If and to the extent provided
                                               in the Prospectus Supplement for a series of
                                               Certificates, any entity making such advances
                                               may be entitled to receive interest thereon
                                               for a specified period during which certain
                                               or all of such advances are outstanding,
                                               payable from amounts in the related Trust
                                               Fund. See "Description of the
                                               Certificates--Advances in Respect of
                                               Delinquencies". If a Trust Fund includes MBS,
                                               any comparable advancing obligation of a
                                               party to the related Pooling and Servicing
                                               Agreement, or of a party to the related MBS
                                               Agreement, will be described in the related
                                               Prospectus Supplement.

OPTIONAL TERMINATION.........................  The Master Servicer, the Depositor or, if
                                               specified in the related Prospectus
                                               Supplement, the holder of the residual
                                               interest in a REMIC may at its option either
                                               (i) effect early retirement of a series of
                                               Certificates through the purchase of the
                                               assets in the related Trust Fund or (ii)
                                               purchase, in whole but not in part, the
                                               Certificates specified in the related
                                               Prospectus Supplement; in each case under the
                                               circumstances and in the manner set forth
                                               herein under "Description of the
                                               Certificates-- Termination; Retirement of
                                               Certificates" and in the related Prospectus
                                               Supplement.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES......  The Certificates of each series will constitute "regular interests" ("REMIC
                                               Regular Certificates") and "residual
                                               interests" ("REMIC Residual Certificates") in
                                               a Trust Fund, or a designated portion
                                               thereof, treated as a REMIC under Sections
                                               860A through 860G of the Internal Revenue
                                               Code of 1986 (the "Code").

                                               Investors are advised to consult their tax
                                               advisors and to review "Certain Federal
                                               Income Tax Consequences" herein and in the
                                               related Prospectus Supplement.

ERISA CONSIDERATIONS.........................  Fiduciaries of employee benefit plans and certain other retirement plans and
                                               arrangements, including individual retirement
                                               accounts, annuities, Keogh plans, and
                                               collective investment funds and separate
                                               accounts (and, as applicable, insurance
                                               company general accounts) in which such
                                               plans, accounts, annuities or arrangements
                                               are invested, that are subject to the
                                               Employee Retirement Income Security Act of
                                               1974, as amended ("ERISA"), or Section 4975
                                               of the Code, should review with their legal
                                               advisors whether the purchase or holding of
                                               Offered Certificates could

                                               give rise to a transaction that is prohibited
                                               or is not otherwise permissible either under
                                               ERISA or Section 4975 of the Code. See "ERISA
                                               Considerations" herein and in the related
                                               Prospectus Supplement.

LEGAL INVESTMENT.............................  The Offered Certificates will constitute
                                               "Mortgage Related Securities" for purposes of
                                               the Secondary Mortgage Market Enhancement Act
                                               of 1984, as amended ("SMMEA"), only if so
                                               specified in the related Prospectus
                                               Supplement. Investors whose investment
                                               authority is subject to legal restrictions
                                               should consult their legal advisors to
                                               determine whether and to what extent the
                                               Offered Certificates constitute legal
                                               investments for them. See "Legal Investment"
                                               herein and in the related Prospectus
                                               Supplement.

RATING.......................................  At their respective dates of issuance, each class of Offered Certificates will be rated
                                               not lower than investment grade by one or
                                               more nationally recognized statistical rating
                                               agencies (each, a "Rating Agency"). See
                                               "Rating" herein and in the related Prospectus
                                               Supplement.

                                  RISK FACTORS

    In considering an investment in the Offered Certificates of any series, investors should consider, among other things, the following risk factors and any other factors set forth under the heading "Risk Factors" in the related Prospectus Supplement. In general, to the extent that the factors discussed below pertain to or are influenced by the characteristics or behavior of Mortgage Loans included in a particular Trust Fund, they would similarly pertain to and be influenced by the characteristics or behavior of the mortgage loans underlying any MBS included in such Trust Fund.

LIMITED LIQUIDITY

    There can be no assurance that a secondary market for the Offered Certificates of any series will develop or, if it does develop, that it will provide holders with liquidity of investment or that it will continue for as long as such Certificates remain outstanding. The Prospectus Supplement for any series of Offered Certificates may indicate that an underwriter specified therein intends to establish a secondary market in such Offered Certificates; however, no underwriter will be obligated to do so. The Certificates will not be listed on any securities exchange.

LIMITED OBLIGATIONS

    The Certificates will not represent an interest in or obligation of the Depositor, the Master Servicer, GMACCM or any of their affiliates. The only obligations of the foregoing entities with respect to the Certificates or the Mortgage Assets will be the obligations (if any) of the Depositor and the Master Servicer pursuant to certain limited representations and warranties made with respect to the Mortgage Assets, the Master Servicer's servicing obligations under the related Pooling and Servicing Agreement (including its limited obligation to make certain advances in the event of delinquencies on the Mortgage Loans, but only to the extent deemed recoverable) and pursuant to the terms of any MBS, and such other limited obligations of the Master Servicer and the Depositor as may be described in the related Prospectus Supplement. Neither the Certificates nor the underlying Mortgage Assets will be guaranteed or insured by the Depositor, the Master Servicer, GMACCM or any of their affiliates or, unless otherwise specified in the related Prospectus Supplement, by any governmental agency or instrumentality. Proceeds of the Trust Assets included in the related Trust Fund for each series of Certificates (including the Mortgage Assets, any fund or instrument constituting Credit Support and any Cash Flow Agreements) will be the sole source of payments on the Certificates, and there will be no recourse to the Depositor, the Master Servicer, GMACCM or any other entity in the event that such proceeds are insufficient or otherwise unavailable to make all payments provided for under the Certificates.

CREDIT SUPPORT LIMITATIONS

    The Prospectus Supplement for a series of Certificates will describe any Credit Support provided with respect thereto. Use of Credit Support will be subject to the conditions and limitations described herein and in the related Prospectus Supplement. Moreover, such Credit Support may not cover all potential losses; for example, Credit Support may or may not cover loss by reason of fraud or negligence by a mortgage loan originator or other parties.

    A series of Certificates may include one or more classes of Subordinate Certificates (which may include Offered Certificates), if so provided in the related Prospectus Supplement. Although subordination is intended to reduce the likelihood of temporary shortfalls and ultimate losses to holders of Senior Certificates, the amount of subordination will be limited and may decline under certain circumstances. In addition, if principal payments on one or more classes of Offered Certificates of a series are made in a specified order of priority, any related Credit Support may be exhausted before the principal of the later paid classes of Offered Certificates of such series has been repaid in full. As a result, the impact of losses and shortfalls experienced with respect to the Mortgage Assets may fall primarily upon those classes of Offered Certificates having a later right of payment. Moreover, if a form of Credit Support covers the Offered Certificates of more than one series and losses on the related Mortgage Assets exceed the amount of such Credit Support, it is possible that the holders of Offered Certificates of one (or more) such series will be disproportionately benefited by such Credit Support to the detriment of the holders of Offered Certificates of one (or more) other such series.

    The amount of any applicable Credit Support supporting one or more classes of Offered Certificates, including the subordination of one or more classes of Certificates, will be determined on the basis of criteria established by each Rating Agency rating such classes of Certificates based on an assumed level of defaults, delinquencies and losses on the underlying Mortgage Assets and certain other factors. There can, however, be no assurance that the loss experience on the related Mortgage Assets will not exceed such assumed levels. See "Description of the Certificates--Allocation of Losses and Shortfalls" and "Description of Credit Support".

YIELD AND PREPAYMENT CONSIDERATIONS

    The yield to maturity of the Offered Certificates of each series will depend on the rate and timing of principal payments (including prepayments, liquidations due to defaults, and repurchases for breaches of representations and warranties or document defects) on the Mortgage Loans and the price paid by Certificateholders. Such yield may be adversely affected by a higher or lower than anticipated rate of prepayments on the related Mortgage Loans. The yield to maturity on Stripped Interest Certificates and Stripped Principal Certificates will be extremely sensitive to the rate of prepayments on the related Mortgage Loans. In addition, the yield to maturity on certain other types of classes of Certificates, including Accrual Certificates, Certificates with a Pass-Through Rate which fluctuates inversely with an index or certain other classes in a series including more than one class of Certificates, may be relatively more sensitive to the rate of prepayment on the related Mortgage Loans than other classes of Certificates. The rate of principal payments on pools of mortgage loans varies among pools and from time to time is influenced by a variety of economic, demographic, geographic, social, tax, legal and other factors, including prevailing mortgage market interest rates and the particular terms of the Mortgage Loans (e.g., provisions that prohibit voluntary prepayments during specified periods or impose penalties in connection therewith). There can be no assurance as to the actual rate of prepayment on the Mortgage Loans in any Trust Fund or that such rate of prepayment will conform to any model described herein or in any Prospectus Supplement. See "Yield and Maturity Considerations" herein.

INVESTMENT IN COMMERCIAL AND MULTIFAMILY MORTGAGE LOANS

    A description of certain material considerations associated with investments in mortgage loans is included herein under "Certain Legal Aspects of Mortgage Loans". Mortgage loans made on the security of multifamily or commercial property may have a greater likelihood of delinquency and foreclosure, and a greater likelihood of loss in the event thereof, than loans made on the security of an owner-occupied single-family property. See "Description of the Trust Funds--Mortgage Loans--Default and Loss Considerations with Respect to the Mortgage Loans". The ability of a borrower to repay a loan secured by an income-producing property typically is dependent primarily upon the successful operation of such property rather than upon the existence of independent income or assets of the borrower; thus, the value of an income-producing property is directly related to the net operating income derived from such property. If the net operating income of the property is reduced (for example, if rental or occupancy rates decline or real estate tax rates or other operating expenses increase), the borrower's ability to repay the loan may be impaired. A number of the Mortgage Loans may be secured by liens on owner-occupied Mortgaged Properties or on Mortgaged Properties leased to a single tenant or a small number of significant tenants. Accordingly, a decline in the financial condition of the borrower or a significant tenant, as applicable, may have a disproportionately greater effect on the net operating income from such Mortgaged Properties than would be the case with respect to Mortgaged Properties with multiple tenants. Furthermore, the value of any Mortgaged Property may be adversely affected by factors generally incident to interests in real property, including changes in general or local economic conditions and/or specific industry segments; declines in real estate values; declines in rental or occupancy rates; increases in interest rates, real estate tax rates and other operating expenses; changes in governmental rules, regulations and fiscal policies, including environmental legislation; natural disasters and civil disturbances such as earthquakes, hurricanes, floods, eruptions or riots; and other circumstances, conditions or events beyond the control of a Master Servicer.

    Additional considerations may be presented by the type and use of a particular Mortgaged Property. For instance, Mortgaged Properties that operate as hospitals and nursing homes are subject to significant governmental regulation of the ownership, operation, maintenance and financing of health care institutions. Hotel and motel properties are often operated pursuant to franchise, management or operating agreements that may be terminable by the franchisor or operator, and the transferability of a hotel's operating, liquor and other licenses upon a transfer of the hotel, whether through purchase or foreclosure, is subject to local law requirements.

    It is anticipated that some or all of the Mortgage Loans included in any Trust Fund will be nonrecourse loans or loans for which recourse may be restricted or unenforceable. As to any such Mortgage Loan, recourse in the event of borrower default will be limited to the specific real property and other assets, if any, that were pledged to secure the Mortgage Loan. However, even with respect to those Mortgage Loans that provide for recourse against the borrower and its assets generally, there can be no assurance that enforcement of such recourse provisions will be practicable, or that the assets of the borrower will be sufficient to permit a recovery in respect of a defaulted Mortgage Loan in excess of the liquidation value of the related Mortgaged Property. See "Certain Legal Aspects of Mortgage Loans-- Foreclosure--Anti-Deficiency Legislation".

    Further, the concentration of default, foreclosure and loss risks in individual Mortgage Loans in a particular Trust Fund will generally be greater than for pools of single-family loans because Mortgage Loans in a Trust Fund will generally consist of a smaller number of higher balance loans than would a pool of single-family loans of comparable aggregate unpaid principal balance.

BALLOON PAYMENTS; BORROWER DEFAULT

    Certain of the Mortgage Loans included in a Trust Fund may be non-amortizing or only partially amortizing over their terms to maturity and, thus, will require substantial payments of principal and interest (that is, balloon payments) at their stated maturity. Mortgage Loans of this type involve a greater likelihood of default than self-amortizing loans because the ability of a borrower to make a balloon payment typically will depend upon its ability either to refinance the loan or to sell the related Mortgaged Property. The ability of a borrower to accomplish either of these goals will be affected by a number of factors, including the value of the related Mortgaged Property, the level of available mortgage rates at the time of sale or refinancing, the borrower's equity in the related Mortgaged Property, the financial condition and operating history of the borrower and the related Mortgaged Property, tax laws, rent control laws (with respect to certain residential properties), Medicaid and Medicare reimbursement rates (with respect to hospitals and nursing homes), prevailing general economic conditions and the availability of credit for loans secured by multifamily or commercial, as the case may be, real properties generally. Neither the Depositor nor any of its affiliates will be required to refinance any Mortgage Loan.

    If and to the extent described herein and in the related Prospectus Supplement, in order to maximize recoveries on defaulted Mortgage Loans, the Master Servicer or a Special Servicer will be permitted (within prescribed limits) to extend and modify Mortgage Loans that are in default or as to which a payment default is imminent. See "The Pooling and Servicing Agreements--Realization upon Defaulted Mortgage Loans". While a Master Servicer or a Special Servicer generally will be required to determine that any such extension or modification is reasonably likely to produce a greater recovery than liquidation, taking into account the time value of money, there can be no assurance that any such extension or modification will in fact increase the present value of receipts from or proceeds of the affected Mortgage Loans.

LEASES AND RENTS

    Each Mortgage Loan included in any Trust Fund secured by Mortgaged Property that is subject to leases typically will be secured by an assignment of leases and rents pursuant to which the borrower assigns to the lender its right, title and interest as landlord under the leases of the related Mortgaged Property, and the income derived therefrom, as further security for the related Mortgage Loan, while retaining a license to collect rents for so long as there is no default. If the borrower defaults, the license terminates and the lender is entitled to collect rents. Some state laws may require that the lender take possession of the Mortgaged Property and obtain a judicial appointment of a receiver before becoming entitled to collect the rents. In addition, if bankruptcy or similar proceedings are commenced by or in respect of the borrower, the lender's ability to collect the rents may be adversely affected. See "Certain Legal Aspects of Mortgage Loans--Leases and Rents".

ENVIRONMENTAL CONSIDERATIONS

    Under the laws of certain states, contamination of real property may give rise to a lien on the property to assure the costs of cleanup. In several states, such a lien has priority over an existing mortgage lien on such property. In addition, under the laws of some states and under the federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, a lender may be liable, as an "owner" or "operator", for costs of addressing releases or threatened releases of hazardous substances at a property, if agents or employees of the lender have become sufficiently involved in the operations of the borrower, regardless of whether the environmental damage or threat was caused by the borrower or a prior owner. A lender also risks such liability on foreclosure of the mortgage.

                         DESCRIPTION OF THE TRUST FUNDS

GENERAL

    The primary assets of each Trust Fund will consist of Mortgage Loans (see "--Mortgage Loans" below), MBS (see "--MBS" below) or a combination of Mortgage Loans and MBS. Each Trust Fund will be established by the Depositor. Each Mortgage Asset will be selected by the Depositor for inclusion in a Trust Fund from among those purchased, either directly or indirectly, from a prior holder thereof (a "Mortgage Asset Seller"), which prior holder may or may not be the originator of such Mortgage Loan or the issuer of such MBS and may be GMACCM or another affiliate of the Depositor. The Mortgage Assets will not be guaranteed or insured by the Depositor, GMACCM or any of their affiliates or, unless otherwise provided in the related Prospectus Supplement, by any governmental agency or instrumentality or by any other person. The discussion below under the heading "--Mortgage Loans", unless otherwise noted, applies equally to mortgage loans underlying any MBS included in a particular Trust Fund.

MORTGAGE LOANS

    GENERAL. The Mortgage Loans will be evidenced by promissory notes (the "Mortgage Notes") secured by mortgages, deeds of trust or similar security instruments (the "Mortgages") that create first or junior liens on fee or leasehold estates in properties (the "Mortgaged Properties") consisting of (i) residential properties consisting of five or more rental or cooperatively-owned dwelling units in high-rise, mid-rise or garden apartment buildings or other residential structures ("Multifamily Properties") or (ii) office buildings, retail stores and establishments, hotels or motels, nursing homes, hospitals or other health care-related facilities, mobile home parks, warehouse facilities, mini-warehouse facilities, self-storage facilities, industrial plants, parking lots, mixed use or various other types of income-producing properties or unimproved land ("Commercial Properties"). The Multifamily Properties may include mixed commercial and residential structures and apartment buildings owned by private cooperative housing corporations ("Cooperatives"). Unless otherwise specified in the related Prospectus Supplement, each Mortgage will create a first priority mortgage lien on a borrower's fee estate in a Mortgaged Property. If a Mortgage creates a lien on a borrower's leasehold estate in a property, then, unless otherwise specified in the related Prospectus Supplement, the term of any such leasehold will exceed the term of the Mortgage Note by at least ten years. Unless otherwise specified in the related Prospectus Supplement, each Mortgage Loan will have been originated by a person (the "Originator") other than the Depositor; however, the Originator may be GMACCM or, alternatively, may be or may have been another affiliate of the Depositor.

    If so provided in the related Prospectus Supplement, Mortgage Assets for a series of Certificates may include Mortgage Loans secured by junior liens, and the loans secured by the related senior liens ("Senior Liens") may not be included in the Mortgage Pool. The primary risk to holders of Mortgage Loans secured by junior liens is the possibility that adequate funds will not be received in connection with a foreclosure of the related Senior Liens to satisfy fully both the Senior Liens and the Mortgage Loan. In the event that a holder of a Senior Lien forecloses on a Mortgaged Property, the proceeds of the foreclosure or similar sale will be applied first to the payment of court costs and fees in connection with the foreclosure, second to real estate taxes, third in satisfaction of all principal, interest, prepayment or acceleration penalties, if any, and any other sums due and owing to the holder of the Senior Liens. The claims of the holders of the Senior Liens will be satisfied in full out of proceeds of the liquidation of the related Mortgage Property, if such proceeds are sufficient, before the Trust Fund as holder of the junior lien receives any payments in respect of the Mortgage Loan. If the Master Servicer were to foreclose on any Mortgage Loan, it would do so subject to any related Senior Liens. In order for the debt related to such Mortgage Loan to be paid in full at such sale, a bidder at the foreclosure sale of such Mortgage Loan would have to bid an amount sufficient to pay off all sums due under the Mortgage Loan and any Senior Liens or purchase the Mortgaged Property subject to such Senior Liens. In the event that such proceeds from a foreclosure or similar sale of the related Mortgaged Property are insufficient to satisfy all Senior Liens and the Mortgage Loan in the aggregate, the Trust Fund, as the holder of the junior lien, and, accordingly, holders of one or more classes of the Certificates of the related series bear (i) the risk of delay in distributions while a deficiency judgment against the borrower is obtained and (ii) the risk of loss if the deficiency judgment is not realized upon. Moreover, deficiency judgments may not be available in certain jurisdictions or the Mortgage Loan may be nonrecourse.

    If so specified in the related Prospectus Supplement, Mortgage Assets for a series of Certificates may include Mortgage Loans made on the security of real estate projects under construction. In that case, the related Prospectus Supplement will describe the procedures and timing for making disbursements from construction reserve funds as portions of the related real estate project are completed. In addition, the Mortgage Assets for a particular series of Certificates may include Mortgage Loans that are delinquent or non-performing as of the date such Certificates are issued. In that case, the related Prospectus Supplement will set forth, as to each such Mortgage Loan, available information as to the period of such delinquency or non-performance, any forbearance arrangement then in effect, the condition of the related Mortgaged Property and the ability of the Mortgaged Property to generate income to service the mortgage debt.

    DEFAULT AND LOSS CONSIDERATIONS WITH RESPECT TO THE MORTGAGE LOANS. Mortgage loans secured by liens on income-producing properties are substantially different from loans made on the security of owner-occupied single-family homes. The repayment of a loan secured by a lien on an income-producing property is typically dependent upon the successful operation of such property (that is, its ability to generate income). Moreover, some or all of the Mortgage Loans included in a particular Trust Fund may be non-recourse loans, which means that, absent special facts, recourse in the case of default will be limited to the Mortgaged Property and such other assets, if any, that were pledged to secure repayment of the Mortgage Loan.

    Lenders typically look to the Debt Service Coverage Ratio of a loan secured by income-producing property as an important factor in evaluating the likelihood of default on such a loan. Unless otherwise defined in the related Prospectus Supplement, the "Debt Service Coverage Ratio," "Underwritten Debt Service Coverage Ratio" or "Underwritten DSCR" means, with respect to any Mortgage Loan, or with respect to a Mortgage Loan evidenced by one Mortgage Note, but secured by multiple Mortgaged Properties, (a) the Underwritten Cash flow for the Mortgaged Property, divided by (b) the Annual Debt Service for such Mortgage Loan. "Underwritten Cash Flow" with respect to any Mortgaged Property, means an estimate of cash flow available for debt service in a typical year of stable, normal operations. In general, it is the estimated revenue derived from the use and operation of such Mortgaged Property less the sum of (a) estimated operating expenses (such as utilities, administrative expenses, repairs and maintenance, management and franchise fees and advertising), (b) fixed expenses (such as insurance, real estate taxes and, if applicable, ground lease payments) and (c) capital expenditures and reserves for capital expenditures, including tenant improvement costs and leasing commissions. Underwritten Cash Flow generally does not reflect interest expense and non-cash items such as depreciation and amortization. "Annual Debt Service" means for any Mortgage Loan 12 times the monthly payment in effect as of the Cut-off Date or, for any Mortgage Loans that pay interest only for a period of time, 12 times the monthly payment in effect at the end of such period. The Underwritten Cash Flow of a Mortgaged Property will generally fluctuate over time and may or may not be sufficient to cover debt service on the related Mortgage Loan at any given time. As the primary source of the operating revenues of a non-owner occupied, income-producing property, rental income (and, with respect to a Mortgage Loan secured by a Cooperative apartment building, maintenance payments from tenant-stockholders of a Cooperative) may be affected by the condition of the applicable real estate market and/or area economy. In addition, properties typically leased, occupied or used on a short-term basis, such as certain health care-related facilities, hotels and motels, and mini-warehouse and self-storage facilities, tend to be affected more rapidly by changes in market or business conditions than do properties typically leased for longer periods, such as warehouses, retail stores, office buildings and industrial plants. Commercial Properties may be owner-occupied or leased to a small number of tenants. Thus, the Underwritten Cash Flow of such a Mortgaged Property may depend substantially on the financial condition of the borrower or a tenant, and Mortgage Loans secured by liens on such properties may pose a greater likelihood of default and loss than loans secured by liens on Multifamily Properties or on multi-tenant Commercial Properties.

    Increases in operating expenses due to the general economic climate or economic conditions in a locality or industry segment, such as increases in interest rates, real estate tax rates, energy costs, labor costs and other operating expenses, and/or to changes in governmental rules, regulations and fiscal policies, may also affect the likelihood of default on a Mortgage Loan. As may be further described in the related Prospectus Supplement, in some cases leases of Mortgaged Properties may provide that the lessee, rather than the borrower/landlord, is responsible for payment of operating expenses ("Net Leases"). However, the existence of such "net of expense" provisions will result in stable Underwritten

Cash Flow to the borrower/landlord only to the extent that the lessee is able to absorb operating expense increases while continuing to make rent payments.

    Lenders also look to the Loan-to-Value Ratio of a mortgage loan as a factor in evaluating the likelihood of loss if a property must be liquidated following a default. Unless otherwise defined in the related Prospectus Supplement, the "Loan-to-Value Ratio" of a Mortgage Loan at any given time is the ratio (expressed as a percentage) of (i) the then outstanding principal balance of the Mortgage Loan and any other loans senior thereto that are secured by the related Mortgaged Property to (ii) the Value of the related Mortgaged Property. Unless otherwise specified in the related Prospectus Supplement, the "Value" of a Mortgaged Property will be its fair market value determined in an appraisal obtained by the Originator at the origination of such loan. The lower the Loan-to-Value Ratio, the greater the percentage of the borrower's equity in a Mortgaged Property, and thus (a) the greater the incentive of the borrower to perform under the terms of the related Mortgage Loan (in order to protect such equity) and (b) the greater the cushion provided to the lender against loss on liquidation following a default.

    Loan-to-Value Ratios will not necessarily constitute an accurate measure of the likelihood of liquidation loss in a pool of Mortgage Loans. For example, the value of a Mortgaged Property as of the date of initial issuance of the related series of Certificates may be less than the Value determined at loan origination, and will likely continue to fluctuate from time to time based upon certain factors including changes in economic conditions and the real estate market. Moreover, even when current, an appraisal is not necessarily a reliable estimate of value. Appraised values of income-producing properties are generally based on the market comparison method (recent resale value of comparable properties at the date of the appraisal), the cost replacement method (the cost of replacing the property at such date), the income capitalization method (a projection of value based upon the property's projected net cash flow), or upon a selection from or interpolation of the values derived from such methods. Each of these appraisal methods can present analytical difficulties. It is often difficult to find truly comparable properties that have recently been sold; the replacement cost of a property may have little to do with its current market value; and income capitalization is inherently based on inexact projections of income and expense and the selection of an appropriate capitalization rate and discount rate. Where more than one of these appraisal methods are used and provide significantly different results, an accurate determination of value and, correspondingly, a reliable analysis of the likelihood of default and loss, is even more difficult.

    Although there may be multiple methods for determining the value of a Mortgaged Property, value will in all cases be affected by property performance. As a result, if a Mortgage Loan defaults because the income generated by the related Mortgaged Property is insufficient to cover operating costs and expenses and pay debt service, then the value of the Mortgaged Property will reflect such and a liquidation loss may occur.

    While the Depositor believes that the foregoing considerations are important factors that generally distinguish loans secured by liens on income-producing real estate from single-family mortgage loans, there can be no assurance that all of such factors will in fact have been prudently considered by the Originators of the Mortgage Loans, or that, for a particular Mortgage Loan, they are complete or relevant. See "Risk Factors--Investment in Commercial and Multifamily Mortgage Loans" and "--Balloon Payments; Borrower Default".

    PAYMENT PROVISIONS OF THE MORTGAGE LOANS. Unless otherwise specified in the related Prospectus Supplement, all of the Mortgage Loans will (i) have had original terms to maturity of not more than 40 years and (ii) provide for scheduled payments of principal, interest or both, to be made on specified dates ("Due Dates") that occur monthly, quarterly, semi-annually or annually. A Mortgage Loan (i) may provide for no accrual of interest or for accrual of interest thereon at a Mortgage Rate that is fixed over its term or that adjusts from time to time, or that may be converted at the borrower's election from an adjustable to a fixed Mortgage Rate, or from a fixed to an adjustable Mortgage Rate, (ii) may provide for level payments to maturity or for payments that adjust from time to time to accommodate changes in the Mortgage Rate or to reflect the occurrence of certain events, and may permit negative amortization, (iii) may be fully amortizing or may be partially amortizing or non-amortizing, with a balloon payment due on its stated maturity date, and (iv) may prohibit over its term or for a certain period prepayments (the period of such prohibition, a "Lock-Out Period" and its date of expiration, a "Lock-Out Date") and/or require payment of a premium or a yield maintenance penalty (a "Prepayment Premium") in connection with certain prepayments, in each case as described in the related Prospectus Supplement. A Mortgage Loan may also contain a provision that entitles the lender to a share of appreciation of the related Mortgaged Property, or profits realized from the operation or disposition of such Mortgaged Property or the benefit, if any, resulting from the refinancing of the Mortgage Loan (any such provision, an "Equity Participation"), as described in the related Prospectus Supplement.

    MORTGAGE LOAN INFORMATION IN PROSPECTUS SUPPLEMENTS. Each Prospectus Supplement will contain certain information pertaining to the Mortgage Loans in the related Trust Fund, which, to the extent then applicable and specifically known to the Depositor, will generally include the following: (i) the aggregate outstanding principal balance and the largest, smallest and average outstanding principal balance of the Mortgage Loans, (ii) the type or types of property that provide security for repayment of the Mortgage Loans, (iii) the earliest and latest origination date and maturity date of the Mortgage Loans, (iv) the original and remaining terms to maturity of the Mortgage Loans, or the respective ranges thereof, and the weighted average original and remaining terms to maturity of the Mortgage Loans, (v) the Loan-to-Value Ratios of the Mortgage Loans (either at origination or as of a more recent date), or the range thereof, and the weighted average of such Loan-to-Value Ratios, (vi) the Mortgage Rates borne by the Mortgage Loans, or range thereof, and the weighted average Mortgage Rate borne by the Mortgage Loans, (vii) with respect to Mortgage Loans with adjustable Mortgage Rates ("ARM Loans"), the index or indices upon which such adjustments are based, the adjustment dates, the range of gross margins and the weighted average gross margin, and any limits on Mortgage Rate adjustments at the time of any adjustment and over the life of the ARM Loan, (viii) information regarding the payment characteristics of the Mortgage Loans, including, without limitation, balloon payment and other amortization provisions, Lock-out Periods and Prepayment Premiums, (ix) the Debt Service Coverage Ratios of the Mortgage Loans (either at origination or as of a more recent date), or the range thereof, and the weighted average of such Debt Service Coverage Ratios, and (x) the geographic distribution of the Mortgaged Properties on a state-by-state basis. In appropriate cases, the related Prospectus Supplement will also contain certain information available to the Depositor that pertains to the provisions of leases and the nature of tenants of the Mortgaged Properties. If the Depositor is unable to provide the specific information described above at the time Offered Certificates of a series are initially offered, more general information of the nature described above will be provided in the related Prospectus Supplement, and specific information will be set forth in a report which will be available to purchasers of those Certificates at or before the initial issuance thereof and will be filed as part of a Current Report on Form 8-K with the Commission within fifteen days following such issuance.

MBS

    MBS may include (i) private-label (that is, not guaranteed or insured by the United States or any agency or instrumentality thereof) mortgage participations, mortgage pass-through certificates or other mortgage-backed securities or (ii) certificates insured or guaranteed by the Federal Home Loan Mortgage Corporation ("FHLMC"), the Federal National Mortgage Association ("FNMA"), the Governmental National Mortgage Association or the Federal Agricultural Mortgage Corporation ("FAMC"), provided that, unless otherwise specified in the related Prospectus Supplement, each MBS will evidence an interest in, or will be secured by a pledge of, mortgage loans that conform to the descriptions of the Mortgage Loans contained herein.

    Any MBS will have been issued pursuant to a participation and servicing agreement, a pooling and servicing agreement, an indenture or similar agreement (an "MBS Agreement"). The issuer of the MBS (the "MBS Issuer") and/or the servicer of the underlying mortgage loans (the "MBS Servicer") will have entered into the MBS Agreement, generally with a trustee (the "MBS Trustee") or, in the alternative, with the original purchaser or purchasers of the MBS.

    The MBS may have been issued in one or more classes with characteristics similar to the classes of Certificates described herein. Distributions in respect of the MBS will be made by the MBS Issuer, the MBS Servicer or the MBS Trustee on the dates specified in the related Prospectus Supplement. The MBS Issuer or the MBS Servicer or another person specified in the related Prospectus Supplement may have the right or obligation to repurchase or substitute assets underlying the MBS after a certain date or under other circumstances specified in the related Prospectus Supplement.

    Reserve funds, subordination or other credit support similar to that described for the Certificates under "Description of Credit Support" may have been provided with respect to the MBS. The type, characteristics and amount of such credit support, if any, will be a function of the characteristics of the underlying mortgage loans and other factors and generally will have been established on the basis of the requirements of any Rating Agency that may have assigned a rating to the MBS, or by the initial purchasers of the MBS.

    The Prospectus Supplement for a series of Certificates that evidence interests in MBS will specify, to the extent available, (i) the aggregate approximate initial and outstanding principal amount and type of the MBS to be included in the Trust Fund, (ii) the original and remaining term to stated maturity of the MBS, if applicable, (iii) the pass-through or bond rate of the MBS or the formula for determining such rates, (iv) the payment characteristics of the MBS, (v) the MBS Issuer, MBS Servicer and MBS Trustee, as applicable,
(vi) a description of the credit support, if any, (vii) the circumstances under which the related underlying mortgage loans, or the MBS themselves, may be purchased prior to their maturity, (viii) the terms on which mortgage loans may be substituted for those originally underlying the MBS, (ix) the type of mortgage loans underlying the MBS and, to the extent available to the Depositor and appropriate under the circumstances, such other information in respect of the underlying mortgage loans described under "--Mortgage Loans--Mortgage Loan Information in Prospectus Supplements", and (x) the characteristics of any cash flow agreements that relate to the MBS.

CERTIFICATE ACCOUNTS

    Each Trust Fund will include one or more accounts (collectively, the "Certificate Account") established and maintained on behalf of the Certificateholders into which all payments and collections received or advanced with respect to the Mortgage Assets and other assets in the Trust Fund will be deposited to the extent described herein and in the related Prospectus Supplement. See "The Pooling and Servicing Agreements--Certificate Account".

CREDIT SUPPORT

    If so provided in the Prospectus Supplement for a series of Certificates, partial or full protection against certain defaults and losses on the Mortgage Assets in the related Trust Fund may be provided to one or more classes of Certificates of such series in the form of subordination of one or more other classes of Certificates of such series or by one or more other types of credit support, such as a letter of credit, insurance policy, guarantee or reserve fund, among others, or a combination thereof. The amount and types of Credit Support, the identification of the entity providing it (if applicable) and related information with respect to each type of Credit Support, if any, will be set forth in the Prospectus Supplement for a series of Certificates. See "Risk Factors--Credit Support Limitations" and "Description of Credit Support".

CASH FLOW AGREEMENTS

    If so provided in the Prospectus Supplement for a series of Certificates, the related Trust Fund may include guaranteed investment contracts pursuant to which moneys held in the funds and accounts established for such series will be invested at a specified rate. The Trust Fund may also include certain other agreements, such as interest rate exchange agreements, interest rate cap or floor agreements, or other agreements designed to reduce the effects of interest rate fluctuations on the Mortgage Assets on one or more classes of Certificates. The principal terms of any such Cash Flow Agreement, including, without limitation, provisions relating to the timing, manner and amount of payments thereunder and provisions relating to the termination thereof, will be described in the related Prospectus Supplement. The related Prospectus Supplement will also identify the obligor under the Cash Flow Agreement.

                       YIELD AND MATURITY CONSIDERATIONS

GENERAL

    The yield on any Offered Certificate will depend on the price paid by the Certificateholder, the Pass-Through Rate of the Certificate and the amount and timing of distributions on the Certificate. See "Risk Factors--Yield and Prepayment Considerations". The following discussion contemplates a Trust Fund that consists solely of Mortgage Loans. While the characteristics and behavior of mortgage loans underlying an MBS can generally be expected to have the same effect on the yield to maturity and/or weighted average life of a class of Certificates as will the characteristics and behavior of comparable Mortgage Loans, the effect may differ due to the payment characteristics of the MBS. If a Trust Fund includes MBS, the related Prospectus Supplement will discuss the effect, if any, that the payment characteristics of the MBS may have on the yield to maturity and weighted average lives of the Offered Certificates of the related series.

PASS-THROUGH RATE

    The Certificates of any class within a series may have a fixed, variable or adjustable Pass-Through Rate, which may or may not be based upon the interest rates borne by the Mortgage Loans in the related Trust Fund. The Prospectus Supplement with respect to any series of Certificates will specify the Pass-Through Rate for each class of Offered Certificates of such series or, in the case of a class of Offered Certificates with a variable or adjustable Pass-Through Rate, the method of determining the Pass-Through Rate; the effect, if any, of the prepayment of any Mortgage Loan on the Pass-Through Rate of one or more classes of Offered Certificates; and whether the distributions of interest on the Offered Certificates of any class will be dependent, in whole or in part, on the performance of any obligor under a Cash Flow Agreement.

PAYMENT DELAYS

    With respect to any series of Certificates, a period of time will elapse between the date upon which payments on the Mortgage Loans in the related Trust Fund are due and the Distribution Date on which such payments are passed through to Certificateholders. That delay will effectively reduce the yield that would otherwise be produced if payments on such Mortgage Loans were distributed to Certificateholders on the date they were due.

CERTAIN SHORTFALLS IN COLLECTIONS OF INTEREST

    When a principal prepayment in full or in part is made on a Mortgage Loan, the borrower is generally charged interest on the amount of such prepayment only through the date of such prepayment, instead of through the Due Date for the next succeeding scheduled payment. However, interest accrued on any series of Certificates and distributable thereon on any Distribution Date will generally correspond to interest accrued on the Mortgage Loans to their respective Due Dates during the related Due Period.

Unless otherwise specified in the Prospectus Supplement for a series of Certificates, a "Due Period" will be a specified time period (generally running from the second day of one month to the first day of the next month, inclusive) and all scheduled payments on the Mortgage Loans in the related Trust Fund that are due during a given Due Period will, to the extent received by a specified date (the "Determination Date") or otherwise advanced by the related Master Servicer or other specified person, be distributed to the holders of the Certificates of such series on the next succeeding Distribution Date. Consequently, if a prepayment on any Mortgage Loan is distributable to Certificateholders on a particular Distribution Date, but such prepayment is not accompanied by interest thereon to the Due Date for such Mortgage Loan in the related Due Period, then the interest charged to the borrower (net of servicing and administrative fees) may be less (such shortfall, a "Prepayment Interest Shortfall") than the corresponding amount of interest accrued and otherwise payable on the Certificates of the related series. If and to the extent that any such shortfall is allocated to a class of Offered Certificates, the yield thereon will be adversely affected. The Prospectus Supplement for each series of Certificates will describe the manner in which any such shortfalls will be allocated among the classes of such Certificates. The related Prospectus Supplement will also describe any amounts available to offset such shortfalls.

YIELD AND PREPAYMENT CONSIDERATIONS

    A Certificate's yield to maturity will be affected by the rate of principal payments on the Mortgage Loans in the related Trust Fund and the allocation thereof to reduce the principal balance (or notional amount, if applicable) of such Certificate. The rate of principal payments on the Mortgage Loans in any Trust Fund will in turn be affected by the amortization schedules thereof (which, in the case of ARM Loans, may change periodically to accommodate adjustments to the Mortgage Rates thereon), the dates on which any balloon payments are due, and the rate of principal prepayments thereon (including for this purpose, voluntary prepayments by borrowers and also prepayments resulting from liquidations of Mortgage Loans due to defaults, casualties or condemnations affecting the Mortgaged Properties, or purchases of Mortgage Loans out of the related Trust Fund). Because the rate of principal prepayments on the Mortgage Loans in any Trust Fund will depend on future events and a variety of factors (as described below), no assurance can be given as to such rate.

    The extent to which the yield to maturity of a class of Offered Certificates of any series may vary from the anticipated yield will depend upon the degree to which they are purchased at a discount or premium and when, and to what degree, payments of principal on the Mortgage Loans in the related Trust Fund are in turn distributed on such Certificates (or, in the case of a class of Stripped Interest Certificates, result in the reduction of the Notional Amount thereof). An investor should consider, in the case of any Offered Certificate purchased at a discount, the risk that a slower than anticipated rate of principal payments on the Mortgage Loans in the related Trust Fund could result in an actual yield to such investor that is lower than the anticipated yield and, in the case of any Offered Certificate purchased at a premium, the risk that a faster than anticipated rate of principal payments on such Mortgage Loans could result in an actual yield to such investor that is lower than the anticipated yield. In addition, if an investor purchases an Offered Certificate at a discount (or premium), and principal payments are made in reduction of the principal balance or notional amount of such investor's Offered Certificates at a rate slower (or faster) than the rate anticipated by the investor during any particular period, the consequent adverse effects on such investor's yield would not be fully offset by a subsequent like increase (or decrease) in the rate of principal payments.

    In general, the Notional Amount of a class of Stripped Interest Certificates will either (i) be based on the principal balances of some or all of the Mortgage Assets in the related Trust Fund or (ii) equal the Certificate Balances of one or more of the other classes of Certificates of the same series. Accordingly, the yield on such Stripped Interest Certificates will be inversely related to the rate at which payments and other collections of principal are received on such Mortgage Assets or distributions are made in reduction of the Certificate Balances of such classes of Certificates, as the case may be.

    Consistent with the foregoing, if a class of Certificates of any series consists of Stripped Interest Certificates or Stripped Principal Certificates, a lower than anticipated rate of principal prepayments on the Mortgage Loans in the related Trust Fund will negatively affect the yield to investors in Stripped Principal Certificates, and a higher than anticipated rate of principal prepayments on such Mortgage Loans will negatively affect the yield to investors in Stripped Interest Certificates. If the Offered Certificates of a series include any such Certificates, the related Prospectus Supplement will include a table showing the effect of various constant assumed levels of prepayment on yields on such Certificates. Such tables will be intended to illustrate the sensitivity of yields to various constant assumed prepayment rates and will not be intended to predict, or to provide information that will enable investors to predict, yields or prepayment rates.

    The Depositor is not aware of any relevant publicly available or authoritative statistics with respect to the historical prepayment experience of a group of multifamily or commercial mortgage loans. However, the extent of prepayments of principal of the Mortgage Loans in any Trust Fund may be affected by a number of factors, including, without limitation, the availability of mortgage credit, the relative economic vitality of the area in which the Mortgaged Properties are located, the quality of management of the Mortgaged Properties, the servicing of the Mortgage Loans, possible changes in tax laws and other opportunities for investment. In addition, the rate of principal payments on the Mortgage Loans in any Trust Fund may be affected by the existence of Lock-out Periods and requirements that principal prepayments be accompanied by Prepayment Premiums, and by the extent to which such provisions may be practicably enforced. To the extent enforceable, such provisions could constitute either an absolute prohibition (in the case of a Lock-out Period) or a disincentive (in the case of a Prepayment Premium) to a borrower's voluntarily prepaying its Mortgage Loan.

    The rate of prepayment on a pool of mortgage loans is likely to be affected by prevailing market interest rates for mortgage loans of a comparable type, term and risk level. When the prevailing market interest rate is below a mortgage coupon, a borrower may have an increased incentive to refinance its mortgage loan. Even in the case of ARM Loans, as prevailing market interest rates decline, and without regard to whether the Mortgage Rates on such ARM Loans decline in a manner consistent therewith, the related borrowers may have an increased incentive to refinance for purposes of either (i) converting to a fixed rate loan and thereby "locking in" such rate or (ii) taking advantage of a different index, margin or rate cap or floor on another adjustable rate mortgage loan.

    Depending on prevailing market interest rates, the outlook for market interest rates and economic conditions generally, some borrowers may sell Mortgaged Properties in order to realize their equity therein, to meet cash flow needs or to make other investments. In addition, some borrowers may be motivated by federal and state tax laws (which are subject to change) to sell Mortgaged Properties prior to the exhaustion of tax depreciation benefits. The Depositor makes no representation as to the particular factors that will affect the prepayment of the Mortgage Loans in any Trust Fund, as to the relative importance of such factors, as to the percentage of the principal balance of such Mortgage Loans that will be paid as of any date or as to the overall rate of prepayment on such Mortgage Loans.

WEIGHTED AVERAGE LIFE AND MATURITY

    The rate at which principal payments are received on the Mortgage Loans in any Trust Fund will affect the ultimate maturity and the weighted average life of one or more classes of the Certificates of such series. Unless otherwise specified in the related Prospectus Supplement, weighted average life refers to the average amount of time that will elapse from the date of issuance of an instrument until each dollar allocable as principal of such instrument is repaid to the investor.

    The weighted average life and maturity of a class of Certificates of any series will be influenced by the rate at which principal on the related Mortgage Loans, whether in the form of scheduled amortization or prepayments (for this purpose, the term "prepayment" includes voluntary prepayments, liquidations due to default and purchases of Mortgage Loans out of the related Trust Fund), is paid to such class.

Prepayment rates on loans are commonly measured relative to a prepayment standard or model, such as the Constant Prepayment Rate ("CPR") prepayment model or the Standard Prepayment Assumption ("SPA") prepayment model. CPR represents an assumed constant rate of prepayment each month (expressed as an annual percentage) relative to the then outstanding principal balance of a pool of loans for the life of such loans. SPA represents an assumed variable rate of prepayment each month (expressed as an annual percentage) relative to the then outstanding principal balance of a pool of loans, with different prepayment assumptions often expressed as percentages of SPA. For example, a prepayment assumption of 100% of SPA assumes prepayment rates of 0.2% per annum of the then outstanding principal balance of such loans in the first month of the life of the loans and an additional 0.2% per annum in each month thereafter until the thirtieth month. Beginning in the thirtieth month, and in each month thereafter during the life of the loans, 100% of SPA assumes a constant prepayment rate of 6% per annum each month.

    Neither CPR nor SPA nor any other prepayment model or assumption purports to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any particular pool of loans. Moreover, the CPR and SPA models were developed based upon historical prepayment experience for single-family loans. Thus, it is unlikely that the prepayment experience of the Mortgage Loans included in any Trust Fund will conform to any particular level of CPR or SPA.

    The Prospectus Supplement with respect to each series of Certificates will contain tables, if applicable, setting forth the projected weighted average life of each class of Offered Certificates of such series and the percentage of the initial Certificate Balance of each such class that would be outstanding on specified Distribution Dates based on the assumptions stated in such Prospectus Supplement, including assumptions that prepayments on the related Mortgage Loans are made at rates corresponding to various percentages of CPR or SPA, or at such other rates specified in such Prospectus Supplement. Such tables and assumptions will illustrate the sensitivity of the weighted average lives of the Certificates to various assumed prepayment rates and will not be intended to predict, or to provide information that will enable investors to predict, the actual weighted average lives of the Certificates.

OTHER FACTORS AFFECTING YIELD, WEIGHTED AVERAGE LIFE AND MATURITY

    BALLOON PAYMENTS; EXTENSIONS OF MATURITY. Some or all of the Mortgage Loans included in a particular Trust Fund may require that balloon payments be made at maturity. Because the ability of a borrower to make a balloon payment typically will depend upon its ability either to refinance the loan or to sell the related Mortgaged Property, there is a possibility that Mortgage Loans that require balloon payments may default at maturity, or that the maturity of such a Mortgage Loan may be extended in connection with a workout. In the case of defaults, recovery of proceeds may be delayed by, among other things, bankruptcy of the borrower or adverse conditions in the market where the property is located. In order to minimize losses on defaulted Mortgage Loans, the Master Servicer or a Special Servicer, to the extent and under the circumstances set forth herein and in the related Prospectus Supplement, may be authorized to modify Mortgage Loans that are in default or as to which a payment default is imminent. Any defaulted balloon payment or modification that extends the maturity of a Mortgage Loan may delay distributions of principal on a class of Offered Certificates and thereby extend the weighted average life of such Certificates and, if such Certificates were purchased at a discount, reduce the yield thereon.

    NEGATIVE AMORTIZATION. The weighted average life of a class of Certificates can be affected by Mortgage Loans that permit negative amortization to occur. A Mortgage Loan that provides for the payment of interest calculated at a rate lower than the rate at which interest accrues thereon would, in the case of an ARM Loan, be expected during a period of increasing interest rates to amortize at a slower rate (and perhaps not at all) than if interest rates were declining or were remaining constant. Such slower rate of Mortgage Loan amortization would correspondingly be reflected in a slower rate of amortization for one or more classes of Certificates of the related series. In addition, negative amortization on one or more Mortgage Loans in any Trust Fund may result in negative amortization on the Certificates of the related series. The related Prospectus Supplement will describe, if applicable, the manner in which negative amortization in respect of the Mortgage Loans in any Trust Fund is allocated among the respective classes of Certificates of the related series. The portion of any Mortgage Loan negative amortization allocated to a class of Certificates may result in a deferral of some or all of the interest payable thereon, which deferred interest may be added to the Certificate Balance thereof. Accordingly, the weighted average lives of Mortgage Loans that permit negative amortization (and that of the classes of Certificates to which any such negative amortization would be allocated or that would bear the effects of a slower rate of amortization on such Mortgage Loans) may increase as a result of such feature.

    Negative amortization also may occur in respect of an ARM Loan that (i) limits the amount by which its scheduled payment may adjust in response to a change in its Mortgage Rate, (ii) provides that its scheduled payment will adjust less frequently than its Mortgage Rate or (iii) provides for constant scheduled payments notwithstanding adjustments to its Mortgage Rate. Accordingly, during a period of declining interest rates, the scheduled payment on such a Mortgage Loan may exceed the amount necessary to amortize the loan fully over its remaining amortization schedule and pay interest at the then applicable Mortgage Rate, thereby resulting in the accelerated amortization of such Mortgage Loan. Any such acceleration in amortization of its principal balance will shorten the weighted average life of such Mortgage Loan and, correspondingly, the weighted average lives of those classes of Certificates entitled to a portion of the principal payments on such Mortgage Loan.

    The extent to which the yield on any Offered Certificate will be affected by the inclusion in the related Trust Fund of Mortgage Loans that permit negative amortization, will depend upon (i) whether such Offered Certificate was purchased at a premium or a discount and (ii) the extent to which the payment characteristics of such Mortgage Loans delay or accelerate the distributions of principal on such Certificate (or, in the case of a Stripped Interest Certificate, delay or accelerate the reduction of the notional amount thereof). See "--Yield and Prepayment Considerations" above.

    FORECLOSURES AND PAYMENT PLANS. The number of foreclosures and the principal amount of the Mortgage Loans that are foreclosed in relation to the number and principal amount of Mortgage Loans that are repaid in accordance with their terms will affect the weighted average lives of those Mortgage Loans and, accordingly, the weighted average lives of and yields on the Certificates of the related series. Servicing decisions made with respect to the Mortgage Loans, including the use of payment plans prior to a demand for acceleration and the restructuring of Mortgage Loans in bankruptcy proceedings or otherwise, may also have an effect upon the payment patterns of particular Mortgage Loans and thus the weighted average lives of and yields on the Certificates of the related series.

    LOSSES AND SHORTFALLS ON THE MORTGAGE ASSETS. The yield to holders of the Offered Certificates of any series will directly depend on the extent to which such holders are required to bear the effects of any losses or shortfalls in collections arising out of defaults on the Mortgage Loans in the related Trust Fund and the timing of such losses and shortfalls. In general, the earlier that any such loss or shortfall occurs, the greater will be the negative effect on yield for any class of Certificates that is required to bear the effects thereof.

    The amount of any losses or shortfalls in collections on the Mortgage Assets in any Trust Fund (to the extent not covered or offset by draws on any reserve fund or under any instrument of Credit Support) will be allocated among the respective classes of Certificates of the related series in the priority and manner, and subject to the limitations, specified in the related Prospectus Supplement. As described in the related Prospectus Supplement, such allocations may be effected by a reduction in the entitlements to interest and/or Certificate Balances of one or more such classes of Certificates, and/or by establishing a priority of payments among such classes of Certificates.

    The yield to maturity on a class of Subordinate Certificates may be extremely sensitive to losses and shortfalls in collections on the Mortgage Loans in the related Trust Fund.

    ADDITIONAL CERTIFICATE AMORTIZATION. In addition to entitling the holders thereof to a specified portion (which may during specified periods range from none to all) of the principal payments received on the Mortgage Assets in the related Trust Fund, one or more classes of Certificates of any series, including one or more classes of Offered Certificates of such series, may provide for distributions of principal thereof from (i) amounts attributable to interest accrued but not currently distributable on one or more classes of Accrual Certificates, (ii) Excess Funds or (iii) any other amounts described in the related Prospectus Supplement. Unless otherwise specified in the related Prospectus Supplement, "Excess Funds" will, in general, represent that portion of the amounts distributable in respect of the Certificates of any series on any Distribution Date that represent (i) interest received or advanced on the Mortgage Assets in the related Trust Fund that is in excess of the interest currently accrued on the Certificates of such series, or (ii) Prepayment Premiums, payments from Equity Participations or any other amounts received on the Mortgage Assets in the related Trust Fund that do not constitute interest thereon or principal thereof.

    The amortization of any class of Certificates out of the sources described in the preceding paragraph would shorten the weighted average life of such Certificates and, if such Certificates were purchased at a premium, reduce the yield thereon. The related Prospectus Supplement will discuss the relevant factors to be considered in determining whether distributions of principal of any class of Certificates out of such sources is likely to have any material effect on the rate at which such Certificates are amortized and the consequent yield with respect thereto.

    OPTIONAL EARLY TERMINATION. Unless otherwise provided in the related Prospectus Supplement, the Master Servicer, the Depositor or, if specified in the related Prospectus Supplement, the holder of the residual interest in a REMIC may at its option either (i) effect early retirement of a series of Certificates through the purchase of the assets in the related Trust Fund or
(ii) purchase, in whole but not in part, the Certificates specified in the related Prospectus Supplement; in each case under the circumstances and in the manner set forth herein under "Description of the Certificates-Termination; Retirement of Certificates" and in the related Prospectus Supplement. In the absence of other factors, any such early retirement of a class of Offered Certificates would shorten the weighted average life thereof and, if such Certificates were purchased at premium, reduce the yield thereon.

                                 THE DEPOSITOR

    GMAC Commercial Mortgage Securities, Inc. is a wholly-owned subsidiary of GMACCM which is a wholly-owned subsidiary of GMAC Mortgage Group, Inc., a Michigan Corporation. The Depositor was incorporated in the State of Delaware on June 22, 1995. The Depositor was organized for the purpose of serving as a private secondary mortgage market conduit. The Depositor maintains its principal office at 650 Dresher Road, Horsham, Pennsylvania 19044. Its telephone number is
(215) 328-3480. The Depositor does not have, nor is it expected in the future to have, any significant assets.

                      GMAC COMMERCIAL MORTGAGE CORPORATION

    Unless otherwise specified in the related Prospectus Supplement, GMAC Commercial Mortgage Corporation, an affiliate of the Company and a corporation duly organized and existing under the laws of the State of California, will act as the Master Servicer or Manager for a series of Certificates.

    GMACCM buys mortgage loans primarily through its branch network and also from mortgage loan originators or sellers nationwide and services mortgage loans for its own account and for others. GMACCM's principal executive offices are located at 650 Dresher Road, Horsham, Pennsylvania 19044. Its telephone number is (215) 328-4622. GMACCM conducts operations from its headquarters in Pennsylvania and from offices located in California, Colorado, the District of Columbia, Illinois, Michigan, Minnesota, Missouri, Nebraska, New York, Ohio, Texas, Virginia, Washington and Wisconsin.

                        DESCRIPTION OF THE CERTIFICATES

GENERAL

    Each series of Certificates will represent the entire beneficial ownership interest in the Trust Fund created pursuant to the related Pooling and Servicing Agreement. As described in the related Prospectus Supplement, the Certificates of each series, including the Offered Certificates of such series, may consist of one or more classes of Certificates that, among other things: (i) provide for the accrual of interest on the Certificate Balance or Notional Amount thereof at a fixed, variable or adjustable rate; (ii) constitute Senior Certificates or Subordinate Certificates; (iii) constitute Stripped Interest Certificates or Stripped Principal Certificates; (iv) provide for distributions of interest thereon or principal thereof that commence only after the occurrence of certain events, such as the retirement of one or more other classes of Certificates of such series; (v) provide for distributions of principal thereof to be made, from time to time or for designated periods, at a rate that is faster (and, in some cases, substantially faster) or slower (and, in some cases, substantially slower) than the rate at which payments or other collections of principal are received on the Mortgage Assets in the related Trust Fund; (vi) provide for distributions of principal thereof to be made, subject to available funds, based on a specified principal payment schedule or other methodology; or (vii) provide for distributions based on collections on the Mortgage Assets in the related Trust Fund attributable to Prepayment Premiums and Equity Participations.

    If so specified in the related Prospectus Supplement, a class of Certificates may have two or more component parts, each having characteristics that are otherwise described herein as being attributable to separate and distinct classes. For example, a class of Certificates may have a Certificate Balance on which it accrues interest at a fixed, variable or adjustable rate. Such class of Certificates may also have certain characteristics attributable to Stripped Interest Certificates insofar as it may also entitle the holders thereof to distributions of interest accrued on a Notional Amount at a different fixed, variable or adjustable rate. In addition, a class of Certificates may accrue interest on one portion of its Certificate Balance at one fixed, variable or adjustable rate and on another portion of its Certificate Balance at a different fixed, variable or adjustable rate.

    Each class of Offered Certificates of a series will be issued in minimum denominations corresponding to the principal balances or, in case of certain classes of Stripped Interest Certificates or REMIC Residual Certificates, notional amounts or percentage interests, specified in the related Prospectus Supplement. As provided in the related Prospectus Supplement, one or more classes of Offered Certificates of any series may be issued in fully registered, definitive form (such Certificates, "Definitive Certificates") or may be offered in book-entry format (such Certificates, "Book-Entry Certificates") through the facilities of The Depository Trust Company ("DTC"). The Offered Certificates of each series (if issued as Definitive Certificates) may be transferred or exchanged, subject to any restrictions on transfer described in the related Prospectus Supplement, at the location specified in the related Prospectus Supplement, without the payment of any service charges, other than any tax or other governmental charge payable in connection therewith. Interests in a class of Book-Entry Certificates will be transferred on the book-entry records of DTC and its participating organizations.

DISTRIBUTIONS

    Distributions on the Certificates of each series will be made on each Distribution Date from the Available Distribution Amount for such series and such Distribution Date. Unless otherwise provided in the related Prospectus Supplement, the "Available Distribution Amount" for any series of Certificates and any Distribution Date will refer to the total of all payments or other collections (or advances in lieu thereof) on, under or in respect of the Mortgage Assets and any other assets included in the related Trust Fund that are available for distribution to the holders of Certificates of such series on such date. The particular components of the Available Distribution Amount for any series and Distribution Date will be more specifically described in the related Prospectus Supplement Unless otherwise provided in the related Prospectus Supplement, the Distribution Date for a series of Certificates will be the 25th day of each month (or, if any such 25th day is not a business day, the next succeeding business day), commencing in the month immediately following the month in which such series of Certificates is issued.

    Except as otherwise specified in the related Prospectus Supplement, distributions on the Certificates of each series (other than the final distribution in retirement of any such Certificate) will be made to the persons in whose names such Certificates are registered at the close of business on the last business day of the month preceding the month in which the applicable Distribution Date occurs (the "Record Date"). All distributions with respect to each class of Certificates on each Distribution Date will be allocated pro rata among the outstanding Certificates in such class in proportion to the respective Percentage Interests evidenced thereby unless otherwise specified in the related Prospectus Supplement. Payments will be made either by wire transfer in immediately available funds to the account of a Certificateholder at a bank or other entity having appropriate facilities therefor, if such Certificateholder has provided the person required to make such payments with wiring instructions no later than the related Record Date or such other date specified in the related Prospectus Supplement (and, if so provided in the related Prospectus Supplement, such Certificateholder holds Certificates in the requisite amount or denomination specified therein), or by check mailed to the address of such Certificateholder as it appears on the Certificate Register; provided, however, that the final distribution in retirement of any class of Certificates (whether Definitive Certificates or Book-Entry Certificates) will be made only upon presentation and surrender of such Certificates at the location specified in the notice to Certificateholders of such final distribution. The undivided percentage interest (the "Percentage Interest") represented by an Offered Certificate of a particular class will be equal to the percentage obtained by dividing the initial principal balance or notional amount of such Certificate by the initial Certificate Balance or Notional Amount of such class.

DISTRIBUTIONS OF INTEREST ON THE CERTIFICATES

    Each class of Certificates of each series (other than certain classes of Stripped Principal Certificates and certain classes of REMIC Residual Certificates that have no Pass-Through Rate) may have a different Pass-Through Rate, which in each case may be fixed, variable or adjustable. The related Prospectus Supplement will specify the Pass-Through Rate or, in the case of a variable or adjustable Pass-Through Rate, the method for determining the Pass-Through Rate, for each class. Unless otherwise specified in the related Prospectus Supplement, interest on the Certificates of each series will be calculated on the basis of a 360-day year consisting of twelve 30-day months.

    Distributions of interest in respect of any class of Certificates (other than a class of Accrual Certificates, which will be entitled to distributions of accrued interest commencing only on the Distribution Date, or under the circumstances, specified in the related Prospectus Supplement, and other than any class of Stripped Principal Certificates or REMIC Residual Certificates that is not entitled to any distributions of interest) will be made on each Distribution Date based on the Accrued Certificate Interest for such class and such Distribution Date, subject to the sufficiency of the portion of the Available Distribution Amount allocable to such class on such Distribution Date. Prior to the time interest is distributable on any class of Accrual Certificates, the amount of Accrued Certificate Interest otherwise distributable on such class will be added to the Certificate Balance thereof on each Distribution Date or otherwise deferred as described in the related Prospectus Supplement. With respect to each class of Certificates (other than certain classes of Stripped Interest Certificates and certain classes of REMIC Residual Certificates), the "Accrued Certificate Interest" for each Distribution Date will be equal to interest at the applicable Pass-Through Rate accrued for a specified period (generally the most recently ended calendar month) on the outstanding Certificate Balance of such class of Certificates immediately prior to such Distribution Date. Unless otherwise provided in the related Prospectus Supplement, the Accrued Certificate Interest for each Distribution Date on a class of Stripped Interest Certificates will be similarly calculated except that it will accrue on a Notional Amount that is either (i) based on the principal balances of some or all of the Mortgage Assets in the related Trust Fund or (ii) equal to the Certificate Balances of one or more other classes of Certificates of the same series. Reference to a Notional Amount with respect to a class of Stripped Interest Certificates is solely for convenience in making certain calculations and does not represent the right to receive any distributions of principal. If so specified in the related Prospectus Supplement, the amount of Accrued Certificate Interest that is otherwise distributable on (or, in the case of Accrual Certificates, that may otherwise be added to the Certificate Balance of) one or more classes of the Certificates of a series may be reduced to the extent that any Prepayment Interest Shortfalls, as described under "Yield and Maturity Considerations--Certain Shortfalls in Collections of Interest", exceed the amount of any sums that are applied to offset the amount of such shortfalls. The particular manner in which such shortfalls will be allocated among some or all of the classes of Certificates of that series will be specified in the related Prospectus Supplement. The related Prospectus Supplement will also describe the extent to which the amount of Accrued Certificate Interest that is otherwise distributable on (or, in the case of Accrual Certificates, that may otherwise be added to the Certificate Balance of) a class of Offered Certificates may be reduced as a result of any other contingencies, including delinquencies, losses and deferred interest on or in respect of the Mortgage Assets in the related Trust Fund. Unless otherwise provided in the related Prospectus Supplement, any reduction in the amount of Accrued Certificate Interest otherwise distributable on a class of Certificates by reason of the allocation to such class of a portion of any deferred interest on or in respect of the Mortgage Assets in the related Trust Fund will result in a corresponding increase in the Certificate Balance of such class. See "Risk Factors--Yield and Prepayment Considerations" and "Yield and Maturity Considerations--Certain Shortfalls in Collections of Interest".

DISTRIBUTIONS OF PRINCIPAL OF THE CERTIFICATES

    Each class of Certificates of each series (other than certain classes of Stripped Interest Certificates and certain classes of REMIC Residual Certificates) will have a Certificate Balance, which, at any time, will equal the then maximum amount that the holders of Certificates of such class will be entitled to receive as principal out of the future cash flow on the Mortgage Assets and other assets included in the related Trust Fund. The outstanding Certificate Balance of a class of Certificates will be reduced by distributions of principal made thereon from time to time and, if so provided in the related Prospectus Supplement, further by any losses incurred in respect of the related Mortgage Assets allocated thereto from time to time. In turn, the outstanding Certificate Balance of a class of Certificates may be increased as a result of any deferred interest on or in respect of the related Mortgage Assets being allocated thereto from time to time, and will be increased, in the case of a class of Accrual Certificates prior to the Distribution Date on which distributions of interest thereon are required to commence, by the amount of any Accrued Certificate Interest in respect thereof (reduced as described above). Unless otherwise provided in the related Prospectus Supplement, the initial aggregate Certificate Balance of all classes of a series of Certificates will not be greater than the aggregate outstanding principal balance of the related Mortgage Assets as of a specified date (the "Cut-Off Date"), after application of scheduled payments due on or before such date, whether or not received. The initial Certificate Balance of each class of a series of Certificates will be specified in the related Prospectus Supplement. As and to the extent described in the related Prospectus Supplement, distributions of principal with respect to a series of Certificates will be made on each Distribution Date to the holders of the class or classes of Certificates of such series entitled thereto until the Certificate Balances of such Certificates have been reduced to zero. Distributions of principal with respect to one or more classes of Certificates may be made at a rate that is faster (and, in some cases, substantially faster) than the rate at which payments or other collections of principal are received on the Mortgage Assets in the related Trust Fund. Distributions of principal with respect to one or more classes of Certificates may not commence until the occurrence of certain events, such as the retirement of one or more other classes of Certificates of the same series, or may be made at a rate that is slower (and, in some cases, substantially slower) than the rate at which payments or other collections of principal are received on the Mortgage Assets in the related Trust Fund. Distributions of principal with respect to one or more classes of Certificates (each such class, a "Controlled Amortization Class") may be made, subject to available funds, based on a specified principal payment schedule.

Distributions of principal with respect to one or more classes of Certificates (each such class, a "Companion Class") may be contingent on the specified principal payment schedule for a Controlled Amortization Class of the same series and the rate at which payments and other collections of principal on the Mortgage Assets in the related Trust Fund are received. Unless otherwise specified in the related Prospectus Supplement, distributions of principal of any class of Offered Certificates will be made on a pro rata basis among all of the Certificates of such class.

ALLOCATION OF LOSSES AND SHORTFALLS

    The amount of any losses or shortfalls in collections on the Mortgage Assets in any Trust Fund (to the extent not covered or offset by draws on any reserve fund or under any instrument of Credit Support) will be allocated among the respective classes of Certificates of the related series in the priority and manner, and subject to the limitations, specified in the related Prospectus Supplement. As described in the related Prospectus Supplement, such allocations may be effected by a reduction in the entitlements to interest and/or the Certificate Balances of one or more such classes of Certificates, or by establishing a priority of payments among such classes of Certificates. See "Description of Credit Support".

ADVANCES IN RESPECT OF DELINQUENCIES

    If and to the extent provided in the related Prospectus Supplement, if a Trust Fund includes Mortgage Loans, the Master Servicer, a Special Servicer, the Trustee, the Fiscal Agent (if any), any provider of Credit Support and/or any other specified person may be obligated to advance, or have the option of advancing, on or before each Distribution Date, from its or their own funds or from excess funds held in the related Certificate Account that are not part of the Available Distribution Amount for the related series of Certificates for such Distribution Date, an amount up to the aggregate of any payments of principal (other than the principal portion of any balloon payments) and interest that were due on or in respect of such Mortgage Loans during the related Due Period and were delinquent on the related Determination Date.

    Advances are intended to maintain a regular flow of scheduled interest and principal payments to holders of the class or classes of Certificates entitled thereto, rather than to guarantee or insure against losses. Accordingly, all advances made out of a specific entity's own funds will be reimbursable out of related recoveries on the Mortgage Loans (including amounts drawn under any fund or instrument constituting Credit Support) respecting which such advances were made (as to any Mortgage Loan, "Related Proceeds") and such other specific sources as may be identified in the related Prospectus Supplement, including in the case of a series that includes one or more classes of Subordinate Certificates, collections on other Mortgage Assets in the related Trust Fund that would otherwise be distributable to the holders of one or more classes of such Subordinate Certificates. No advance will be required to be made by a Master Servicer, Special Servicer, Fiscal Agent or Trustee if, in the judgment of the Master Servicer, Special Servicer, Fiscal Agent or Trustee, as the case may be, such advance would not be recoverable from Related Proceeds or another specifically identified source (any such advance, a "Nonrecoverable Advance"); and, if previously made by a Master Servicer, Special Servicer, Fiscal Agent or Trustee, a Nonrecoverable Advance will be reimbursable thereto from any amounts in the related Certificate Account prior to any distributions being made to the related series of Certificateholders.

    If advances have been made by a Master Servicer, Special Servicer, Fiscal Agent, Trustee or other entity from excess funds in a Certificate Account, such Master Servicer, Special Servicer, Fiscal Agent, Trustee or other entity, as the case may be, will be required to replace such funds in such Certificate Account on any future Distribution Date to the extent that funds in such Certificate Account on such Distribution Date are less than payments required to be made to the related series of Certificateholders on such date. If so specified in the related Prospectus Supplement, the obligation of a Master Servicer, Special Servicer, Fiscal Agent, Trustee or other entity to make advances may be secured by a cash advance reserve fund or a surety bond. If applicable, information regarding the characteristics of, and the identity of any obligor on, any such surety bond, will be set forth in the related Prospectus Supplement.

    If and to the extent so provided in the related Prospectus Supplement, any entity making advances will be entitled to receive interest on certain or all of such advances for a specified period during which such advances are outstanding at the rate specified in such Prospectus Supplement, and such entity will be entitled to payment of such interest periodically from general collections on the Mortgage Loans in the related Trust Fund prior to any payment to the related series of Certificateholders or as otherwise provided in the related Pooling and Servicing Agreement and described in such Prospectus Supplement.

    The Prospectus Supplement for any series of Certificates evidencing an interest in a Trust Fund that includes MBS will describe any comparable advancing obligation of a party to the related Pooling and Servicing Agreement or of a party to the related MBS Agreement.

REPORTS TO CERTIFICATEHOLDERS

    On each Distribution Date, together with the distribution to the holders of each class of the Offered Certificates of a series, a Master Servicer, Manager or Trustee, as provided in the related Prospectus Supplement, will forward to each such holder, a statement (a "Distribution Date Statement") that, unless otherwise provided in the related Prospectus Supplement, will set forth, among other things, in each case to the extent applicable:

         (i) the amount of such distribution to holders of such class of Offered Certificates that was applied to reduce the Certificate Balance thereof;

        (ii) the amount of such distribution to holders of such class of Offered Certificates that was applied to pay Accrued Certificate Interest;

        (iii) the amount, if any, of such distribution to holders of such class of Offered Certificates that was allocable to (A) Prepayment Premiums and
    (B) payments on account of Equity Participations;

        (iv) the amount, if any, by which such distribution is less than the amounts to which holders of such class of Offered Certificates are entitled;

        (v) if the related Trust Fund includes Mortgage Loans, the aggregate amount of advances included in such distribution;

        (vi) if the related Trust Fund includes Mortgage Loans, the amount of servicing compensation received by the related Master Servicer (and, if payable directly out of the related Trust Fund, by any Special Servicer and any Sub-Servicer) and, if the related Trust Fund includes MBS, the amount of administrative compensation received by the REMIC Administrator;

       (vii) information regarding the aggregate principal balance of the related Mortgage Assets on or about such Distribution Date;

       (viii) if the related Trust Fund includes Mortgage Loans, information regarding the number and aggregate principal balance of such Mortgage Loans that are delinquent;

        (ix) if the related Trust Fund includes Mortgage Loans, information regarding the aggregate amount of losses incurred and principal prepayments made with respect to such Mortgage Loans during the related Prepayment Period (that is, the specified period, generally corresponding to the related Due Period, during which prepayments and other unscheduled collections on the Mortgage Loans in the related Trust Fund must be received in order to be distributed on a particular Distribution Date);

        (x) the Certificate Balance or Notional Amount, as the case may be, of such class of Certificates at the close of business on such Distribution Date, separately identifying any reduction in such

    Certificate Balance or Notional Amount due to the allocation of any losses in respect of the related Mortgage Assets, any increase in such Certificate Balance or Notional Amount due to the allocation of any negative amortization in respect of the related Mortgage Assets and any increase in the Certificate Balance of a class of Accrual Certificates, if any, in the event that Accrued Certificate Interest has been added to such balance;

        (xi) if such class of Offered Certificates has a variable Pass-Through Rate or an adjustable Pass-Through Rate, the Pass-Through Rate applicable thereto for such Distribution Date and, if determinable, for the next succeeding Distribution Date;

       (xii) the amount deposited in or withdrawn from any reserve fund on such Distribution Date, and the amount remaining on deposit in such reserve fund as of the close of business on such Distribution Date;

       (xiii) if the related Trust Fund includes one or more instruments of Credit Support, such as a letter of credit, an insurance policy and/or a surety bond, the amount of coverage under each such instrument as of the close of business on such Distribution Date; and

       (xiv) the amount of Credit Support being afforded by any classes of Subordinate Certificates.

    In the case of information furnished pursuant to subclauses (i)-(iii) above, the amounts will be expressed as a dollar amount per minimum denomination of the relevant class of Offered Certificates or as a percentage. The Prospectus Supplement for each series of Certificates may describe additional information to be included in reports to the holders of the Offered Certificates of such series.

    Within a reasonable period of time after the end of each calendar year, the Master Servicer, Manager or Trustee for a series of Certificates, as the case may be, will be required to furnish to each person who at any time during the calendar year was a holder of an Offered Certificate of such series a statement containing the information set forth in subclauses (i)-(iii) above, aggregated for such calendar year or the applicable portion thereof during which such person was a Certificateholder. Such obligation will be deemed to have been satisfied to the extent that substantially comparable information is provided pursuant to any requirements of the Code as are from time to time in force. See, however, "--Book-Entry Registration and Definitive Certificates" below.

    If the Trust Fund for a series of Certificates includes MBS, the ability of the related Master Servicer, Manager or Trustee, as the case may be, to include in any Distribution Date Statement information regarding the mortgage loans underlying such MBS will depend on the reports received with respect to such MBS. In such cases, the related Prospectus Supplement will describe the loan-specific information to be included in the Distribution Date Statements that will be forwarded to the holders of the Offered Certificates of that series in connection with distributions made to them.

TERMINATION; RETIREMENT OF CERTIFICATES

    The obligations created by the Pooling and Servicing Agreement for each series of Certificates (other than limited payment and notice obligations of the applicable parties) will terminate upon the payment to Certificateholders of that series of all amounts held in the Certificate Account or by the Master Servicer and required to be paid to them pursuant to such Pooling and Servicing Agreement following the earlier of (i) the final payment or other liquidation or disposition (or any advance with respect thereto) of the last Mortgage Asset subject thereto or of any property acquired upon foreclosure or deed in lieu of foreclosure of any Mortgage Loan subject thereto and (ii) the purchase by the Master Servicer, the Depositor or, if specified in the related Prospectus Supplement, by the holder of the REMIC Residual Certificates (see "Certain Federal Income Tax Consequences" below) from the Trust Fund for such series of all remaining Mortgage Assets therein and property, if any, acquired in respect of the Mortgage Loans therein. In addition to the foregoing, the Master Servicer or the Depositor will have the option to purchase, in whole but not in part, the Certificates specified in the related Prospectus Supplement in the manner set forth in the related Prospectus Supplement. Upon the purchase of such

Certificates or at any time thereafter, at the option of the Master Servicer or the Depositor, the Mortgage Assets may be sold, thereby effecting a retirement of the Certificates and the termination of the Trust Fund, or the Certificates so purchased may be held or resold by the Master Servicer or the Depositor. In no event, however, will the trust created continue beyond the expiration of 21 years from the death of the survivor of certain persons named in such Pooling and Servicing Agreement. Written notice of termination of the Pooling and Servicing Agreement will be given to each Certificateholder, and the final distribution will be made only upon surrender and cancellation of the Certificates at an office or agency appointed by the Trustee which will be specified in the notice of termination. If the Certificateholders are permitted to terminate the trust under the applicable Pooling and Servicing Agreement, a penalty may be imposed upon the Certificateholders based upon the fee that would be foregone by the Master Servicer and/or any Special Servicer because of such termination.

    Any such purchase of Mortgage Assets and property acquired in respect of Mortgage Loans evidenced by a series of Certificates shall be made at the option of the Master Servicer, the Depositor or, if applicable, the holder of the REMIC Residual Certificates at the price specified in the related Prospectus Supplement. The exercise of such right will effect early retirement of the Certificates of that series, but the right of the Master Servicer, the Depositor or, if applicable, such holder to so purchase is subject to the aggregate principal balance of the Mortgage Assets for that series as of the Distribution Date on which the purchase proceeds are to be distributed to Certificateholders being less than the percentage specified in the related Prospectus Supplement of the aggregate principal balance of the Mortgage Assets at the Cut-off Date for that series. The Prospectus Supplement for each series of Certificates will set forth the amounts that the holders of such Certificates will be entitled to receive upon such early retirement. Such early termination may adversely affect the yield to holders of certain classes of such Certificates. If a REMIC election has been made, the termination of the related Trust Fund will be effected in a manner consistent with applicable federal income tax regulations and its status as a REMIC.

BOOK-ENTRY REGISTRATION AND DEFINITIVE CERTIFICATES

    If so provided in the Prospectus Supplement for a series of Certificates, one or more classes of the Offered Certificates of such series will be offered in book-entry format through the facilities of DTC, and each such class will be represented by one or more global Certificates registered in the name of DTC or its nominee.

    DTC is a limited-purpose trust company organized under the New York Banking Law, a "banking corporation" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities for its participating organizations ("Participants") and facilitate the clearance and settlement of securities transactions between Participants through electronic computerized book-entry changes in their accounts, thereby eliminating the need for physical movement of securities certificates. "Direct Participants", which maintain accounts with DTC, include securities brokers and dealers, banks, trust companies and clearing corporations and may include certain other organizations. DTC is owned by a number of its Direct Participants and by the New York Stock Exchange, Inc., the American Stock Exchange, Inc. and the National Association of Securities Dealers, Inc. Access to the DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly ("Indirect Participants"). The rules applicable to DTC and its Participants are on file with the Commission.

    Purchases of Book-Entry Certificates under the DTC system must be made by or through Direct Participants, which will receive a credit for the Book-Entry Certificates on DTC's records. The ownership interest of each actual purchaser of a Book-Entry Certificate (a "Certificate Owner") is in turn to be recorded on the Direct and Indirect Participants' records. Certificate Owners will not receive written confirmation from DTC of their purchases, but Certificate Owners are expected to receive written confirmations providing details of such transactions, as well as periodic statements of their holdings, from the Direct or Indirect Participant through which each Certificate Owner entered into the transaction. Transfers of ownership interest in the Book-Entry Certificates are to be accomplished by entries made on the books of Participants acting on behalf of Certificate Owners. Certificate Owners will not receive certificates representing their ownership interests in the Book-Entry Certificates, except in the event that use of the book-entry system for the Book-Entry Certificates of any series is discontinued as described below.

    DTC has no knowledge of the actual Certificate Owners of the Book-Entry Certificates; DTC's records reflect only the identity of the Direct Participants to whose accounts such Certificates are credited, which may or may not be the Certificate Owners. The Participants will remain responsible for keeping account of their holdings on behalf of their customers.

    Conveyance of notices and other communications by DTC to Direct Participants, by Direct Participants to Indirect Participants, and by Direct Participants and Indirect Participants to Certificate Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

    Distributions on the Book-Entry Certificates will be made to DTC. DTC's practice is to credit Direct Participants' accounts on the related Distribution Date in accordance with their respective holdings shown on DTC's records unless DTC has reason to believe that it will not receive payment on such date. Disbursement of such distributions by Participants to Certificate Owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in "street name", and will be the responsibility of each such Participant (and not of DTC, the Depositor or any Trustee or Master Servicer), subject to any statutory or regulatory requirements as may be in effect from time to time. Under a book-entry system, Certificate Owners may receive payments after the related Distribution Date.

    Unless otherwise provided in the related Prospectus Supplement, the only "Certificateholder" (as such term is used in the related Pooling and Servicing Agreement) of Book-Entry Certificates will be the nominee of DTC, and the Certificate Owners will not be recognized as Certificateholders under the Pooling and Servicing Agreement. Certificate Owners will be permitted to exercise the rights of Certificateholders under the related Pooling and Servicing Agreement only indirectly through the Participants who in turn will exercise their rights through DTC. The Depositor is informed that DTC will take action permitted to be taken by a Certificateholder under a Pooling and Servicing Agreement only at the direction of one or more Participants to whose account with DTC interests in the Book-Entry Certificates are credited.

    Because DTC can act only on behalf of Participants, who in turn act on behalf of Indirect Participants and certain Certificate Owners, the ability of a Certificate Owner to pledge its interest in Book-Entry Certificates to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of its interest in Book-Entry Certificates, may be limited due to the lack of a physical certificate evidencing such interest.

    Unless otherwise specified in the related Prospectus Supplement, Certificates initially issued in book-entry form will be issued as Definitive Certificates to Certificate Owners or their nominees, rather than to DTC or its nominee, only if (i) the Depositor advises the Trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to such Certificates and the Depositor is unable to locate a qualified successor or (ii) the Depositor, at its option, elects to terminate the book-entry system through DTC with respect to such Certificates. Upon the occurrence of either of the events described in the preceding sentence, DTC will be required to notify all Participants of the availability through DTC of Definitive Certificates. Upon surrender by DTC of the certificate or certificates representing a class of Book-Entry Certificates, together with instructions for registration, the Trustee for the related series or other designated party will be required to issue to the Certificate Owners identified in such instructions the Definitive Certificates to which they are entitled, and thereafter the holders of such Definitive Certificates will be recognized as Certificateholders under the related Pooling and Servicing Agreement.

                      THE POOLING AND SERVICING AGREEMENTS

GENERAL

    The Certificates of each series will be issued pursuant to a Pooling and Servicing Agreement. In general, the parties to a Pooling and Servicing Agreement will include the Depositor, the Trustee, the Master Servicer and, in some cases, a Special Servicer appointed as of the date of the Pooling and Servicing Agreement. However, a Pooling and Servicing Agreement that relates to a Trust Fund that includes MBS may include a Manager as a party, but may not include a Master Servicer or other servicer as a party. All parties to each Pooling and Servicing Agreement under which Certificates of a series are issued will be identified in the related Prospectus Supplement. If so specified in the related Prospectus Supplement, an affiliate of the Depositor, or the Mortgage Asset Seller or an affiliate thereof, may perform the functions of Master Servicer, Special Servicer or Manager. Any party to a Pooling and Servicing Agreement or any affiliate thereof may own Certificates issued thereunder.

    A form of a pooling and servicing agreement has been filed as an exhibit to the Registration Statement of which this Prospectus is a part. However, the provisions of each Pooling and Servicing Agreement will vary depending upon the nature of the Certificates to be issued thereunder and the nature of the related Trust Fund. The following summaries describe certain provisions that may appear in a Pooling and Servicing Agreement under which Certificates that evidence interests in Mortgage Loans will be issued. The Prospectus Supplement for a series of Certificates will describe any provision of the related Pooling and Servicing Agreement that materially differs from the description thereof contained in this Prospectus and, if the related Trust Fund includes MBS, will summarize all of the material provisions of the related Pooling and Servicing Agreement. The summaries herein do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the Pooling and Servicing Agreement for each series of Certificates and the description of such provisions in the related Prospectus Supplement. The Depositor will provide a copy of the Pooling and Servicing Agreement (without exhibits) that relates to any series of Certificates without charge upon written request of a holder of a Certificate of such series addressed to it at its principal executive offices specified herein under "The Depositor".

ASSIGNMENT OF MORTGAGE LOANS; REPURCHASES

    At the time of issuance of any series of Certificates, the Depositor will assign (or cause to be assigned) to the designated Trustee the Mortgage Loans to be included in the related Trust Fund, together with, unless otherwise specified in the related Prospectus Supplement, all principal and interest to be received on or with respect to such Mortgage Loans after the Cut-off Date, other than principal and interest due on or before the Cut-off Date. The Trustee will, concurrently with such assignment, deliver the Certificates to or at the direction of the Depositor in exchange for the Mortgage Loans and the other assets to be included in the Trust Fund for such series. Each Mortgage Loan will be identified in a schedule appearing as an exhibit to the related Pooling and Servicing Agreement. Such schedule generally will include detailed information that pertains to each Mortgage Loan included in the related Trust Fund, which information will typically include the address of the related Mortgaged Property and type of such property; the Mortgage Rate and, if applicable, the applicable index, gross margin, adjustment date and any rate cap information; the original and remaining term to maturity; the original amortization term; and the original and outstanding principal balance.

    In addition, unless otherwise specified in the related Prospectus Supplement, the Depositor will, as to each Mortgage Loan to be included in a Trust Fund, deliver, or cause to be delivered, to the related Trustee (or to a custodian appointed by the Trustee as described below) the Mortgage Note endorsed, without recourse, either in blank or to the order of such Trustee (or its nominee), the Mortgage with evidence of recording indicated thereon (except for any Mortgage not returned from the public recording office), an assignment of the Mortgage in blank or to the Trustee (or its nominee) in recordable form, together with any intervening assignments of the Mortgage with evidence of recording thereon (except for any such assignment not returned from the public recording office), and, if applicable, any riders or modifications to such Mortgage Note and Mortgage, together with certain other documents at such times as set forth in the related Pooling and Servicing Agreement. Such assignments may be blanket assignments covering Mortgages on Mortgaged Properties located in the same county, if permitted by law. Notwithstanding the foregoing, a Trust Fund may include Mortgage Loans where the original Mortgage Note is not delivered to the Trustee if the Depositor delivers, or causes to be delivered, to the related Trustee (or such custodian) a copy or a duplicate original of the Mortgage Note, together with an affidavit certifying that the original thereof has been lost or destroyed. In addition, if the Depositor cannot deliver, with respect to any Mortgage Loan, the Mortgage or any intervening assignment with evidence of recording thereon concurrently with the execution and delivery of the related Pooling and Servicing Agreement because of a delay caused by the public recording office, the Depositor will deliver, or cause to be delivered, to the related Trustee (or such custodian) a true and correct photocopy of such Mortgage or assignment as submitted for recording. The Depositor will deliver, or cause to be delivered, to the related Trustee (or such custodian) such Mortgage or assignment with evidence of recording indicated thereon after receipt thereof from the public recording office. If the Depositor cannot deliver, with respect to any Mortgage Loan, the Mortgage or any intervening assignment with evidence of recording thereon concurrently with the execution and delivery of the related Pooling and Servicing Agreement because such Mortgage or assignment has been lost, the Depositor will deliver, or cause to be delivered, to the related Trustee (or such custodian) a true and correct photocopy of such Mortgage or assignment with evidence of recording thereon. Unless otherwise specified in the related Prospectus Supplement, assignments of Mortgage to the Trustee (or its nominee) will be recorded in the appropriate public recording office, except in states where, in the opinion of counsel acceptable to the Trustee, such recording is not required to protect the Trustee's interests in the Mortgage Loan against the claim of any subsequent transferee or any successor to or creditor of the Depositor or the originator of such Mortgage Loan.

    The Trustee (or a custodian appointed by the Trustee) for a series of Certificates will be required to review the Mortgage Loan documents delivered to it within a specified period of days after receipt thereof, and the Trustee (or such custodian) will hold such documents in trust for the benefit of the Certificateholders of such series. Unless otherwise specified in the related Prospectus Supplement, if any such document is found to be missing or defective, and such omission or defect, as the case may be, materially and adversely affects the interests of the Certificateholders of the related series, the Trustee (or such custodian) will be required to notify the Master Servicer and the Depositor, and one of such persons will be required to notify the relevant Mortgage Asset Seller. In that case, and if the Mortgage Asset Seller cannot deliver the document or cure the defect within a specified number of days after receipt of such notice, then, except as otherwise specified below or in the related Prospectus Supplement, the Mortgage Asset Seller will be obligated to repurchase the related Mortgage Loan from the Trustee at a price generally equal to the unpaid principal balance thereof, together with accrued but unpaid interest through a date on or about the date of purchase, or at such other price as will be specified in the related Prospectus Supplement (in any event, the "Purchase Price"). If so provided in the Prospectus Supplement for a series of Certificates, a Mortgage Asset Seller, in lieu of repurchasing a Mortgage Loan as to which there is missing or defective loan documentation, will have the option, exercisable upon certain conditions and/or within a specified period after initial issuance of such series of Certificates, to replace such Mortgage Loan with one or more other mortgage loans, in accordance with standards that will be described in the Prospectus Supplement. Unless otherwise specified in the related Prospectus Supplement, this repurchase or substitution obligation will constitute the sole remedy to holders of the Certificates of any series or to the related Trustee on their behalf for missing or defective Mortgage Asset documentation and neither the Depositor nor, unless it is the Mortgage Asset Seller, the Master Servicer will be obligated to purchase or replace a Mortgage Loan if a Mortgage Asset Seller defaults on its obligation to do so.

    The Trustee will be authorized at any time to appoint one or more custodians pursuant to a custodial agreement to hold title to the Mortgage Loans in any Trust Fund, and to maintain possession of and, if applicable, to review, the documents relating to such Mortgage Loans, in any case as the agent of the Trustee. The identity of any such custodian to be appointed on the date of initial issuance of the Certificates will be set forth in the related Prospectus Supplement. Any such custodian may be an affiliate of the Depositor or the Master Servicer.

REPRESENTATIONS AND WARRANTIES; REPURCHASES

    Unless otherwise provided in the Prospectus Supplement for a series of Certificates, the Depositor will, with respect to each Mortgage Loan in the related Trust Fund, make or assign, or cause to be made or assigned, certain representations and warranties (the person making such representations and warranties, the "Warranting Party") covering, by way of example: (i) the accuracy of the information set forth for such Mortgage Loan on the schedule of Mortgage Loans appearing as an exhibit to the related Pooling and Servicing Agreement; (ii) the enforceability of the related Mortgage Note and Mortgage and the existence of title insurance insuring the lien priority of the related Mortgage; (iii) the Warranting Party's title to the Mortgage Loan and the authority of the Warranting Party to sell the Mortgage Loan; and (iv) the payment status of the Mortgage Loan. It is expected that in most cases the Warranting Party will be the Mortgage Asset Seller; however, the Warranting Party may also be an affiliate of the Mortgage Asset Seller, the Depositor or an affiliate of the Depositor, the Master Servicer, a Special Servicer or another person acceptable to the Depositor. The Warranting Party, if other than the Mortgage Asset Seller, will be identified in the related Prospectus Supplement.

    Unless otherwise provided in the related Prospectus Supplement, the Master Servicer and/or Trustee will be required to notify promptly any Warranting Party of any breach of any representation or warranty made by it in respect of a Mortgage Loan that materially and adversely affects the interests of the Certificateholders of the related series. If such Warranting Party cannot cure such breach within a specified period following the date on which it was notified of such breach, then, unless otherwise provided in the related Prospectus Supplement, it will be obligated to repurchase such Mortgage Loan from the Trustee at the applicable Purchase Price. If so provided in the Prospectus Supplement for a series of Certificates, a Warranting Party, in lieu of repurchasing a Mortgage Loan as to which a breach has occurred, will have the option, exercisable upon certain conditions and/or within a specified period after initial issuance of such series of Certificates, to replace such Mortgage Loan with one or more other mortgage loans, in accordance with standards that will be described in the Prospectus Supplement. Unless otherwise specified in the related Prospectus Supplement, this repurchase or substitution obligation will constitute the sole remedy available to holders of the Certificates of any series or to the related Trustee on their behalf for a breach of representation and warranty by a Warranting Party and neither the Depositor nor the Master Servicer, in either case unless it is the Warranting Party, will be obligated to purchase or replace a Mortgage Loan if a Warranting Party defaults on its obligation to do so.

    Representations and warranties may be made in respect of a Mortgage Loan as of a date prior to the date upon which the related series of Certificates is issued, and thus may not address events that may occur following the date as of which they were made. The date as of which the representations and warranties regarding the Mortgage Loans in any Trust Fund were made will be specified in the related Prospectus Supplement.

COLLECTION AND OTHER SERVICING PROCEDURES

    Unless otherwise specified in the related Prospectus Supplement, the Master Servicer for any Mortgage Pool, directly or through Sub-Servicers, will be obligated under the related Pooling and Servicing Agreement to service and administer the Mortgage Loans in such Mortgage Pool for the benefit of the related Certificateholders, in accordance with applicable law and with the terms of such Pooling and Servicing Agreement, such Mortgage Loans and any instrument of Credit Support included in the related Trust Fund. Subject to the foregoing, the Master Servicer will have full power and authority to do any and all things in connection with such servicing and administration that it may deem necessary and desirable.

    As part of its servicing duties, a Master Servicer will be required to make reasonable efforts to collect all payments called for under the terms and provisions of the Mortgage Loans that it services and will be obligated to follow such collection procedures as it would follow with respect to mortgage loans that are comparable to such Mortgage Loans and held for its own account, provided (i) such procedures are consistent with the terms of the related Pooling and Servicing Agreement, and (ii) do not impair recovery under any instrument of Credit Support included in the related Trust Fund. Consistent with the foregoing, the Master Servicer will be permitted, in its discretion, unless otherwise specified in the related Prospectus Supplement, to waive any Prepayment Premium, late payment charge or other charge in connection with any Mortgage Loan.

    Under a Pooling and Servicing Agreement, a Master Servicer or Special Servicer will be granted certain discretion to extend relief to Mortgagors whose payments become delinquent. Unless otherwise specified in the related Prospectus Supplement, if a material default occurs or a payment default is reasonably foreseeable with respect to a Mortgage Loan, the Master Servicer or Special Servicer will be permitted, subject to any specific limitations set forth in the related Pooling and Servicing Agreement and described in the related Prospectus Supplement, to modify, waive or amend any term of such Mortgage Loan, including deferring payments, extending the stated maturity date or otherwise adjusting the payment schedule, provided that such modification, waiver or amendment (i) is reasonably likely to produce a greater recovery with respect to such Mortgage Loan on a present value basis than would liquidation and (ii) will not adversely affect the coverage under any applicable instrument of Credit Support.

    A mortgagor's failure to make required Mortgage Loan payments may mean that operating income is insufficient to service the mortgage debt, or may reflect the diversion of that income from the servicing of the mortgage debt. In addition, a mortgagor that is unable to make Mortgage Loan payments may also be unable to make timely payment of taxes and otherwise to maintain and insure the related Mortgaged Property. In general, the related Master Servicer will be required to monitor any Mortgage Loan that is in default, evaluate whether the causes of the default can be corrected over a reasonable period without significant impairment of the value of the related Mortgaged Property, initiate corrective action in cooperation with the Mortgagor if cure is likely, inspect the related Mortgaged Property and take such other actions as it deems necessary and appropriate. A significant period of time may elapse before the Master Servicer is able to assess the success of any such corrective action or the need for additional initiatives. The time within which the Master Servicer can make the initial determination of appropriate action, evaluate the success of corrective action, develop additional initiatives, institute foreclosure proceedings and actually foreclose (or accept a deed to a Mortgaged Property in lieu of foreclosure) on behalf of the Certificateholders of the related series may vary considerably depending on the particular Mortgage Loan, the Mortgaged Property, the mortgagor, the presence of an acceptable party to assume the Mortgage Loan and the laws of the jurisdiction in which the Mortgaged Property is located. If a mortgagor files a bankruptcy petition, the Master Servicer may not be permitted to accelerate the maturity of the Mortgage Loan or to foreclose on the related Mortgaged Property for a considerable period of time. See "Certain Legal Aspects of Mortgage Loans--Bankruptcy Laws."

    Mortgagors may, from time to time, request partial releases of the Mortgaged Properties, easements, consents to alteration or demolition and other similar matters. The Master Servicer may approve such a request if it has determined, exercising its business judgment in the same manner as it would if it were the owner of the related Mortgage Loan, that such approval will not adversely affect the security for, or the timely and full collectability of, the related Mortgage Loan; provided, however, that the Master Servicer will not approve such a request if a REMIC election has been made and such request would not (in the opinion of independent counsel) result in the imposition of a tax on the Trust Fund or cause the

Trust Fund (or any designated portion thereof) to fail to qualify as a REMIC under the Code at any time that any Certificate is outstanding. Any fee collected by the Master Servicer for processing such request will be retained by the Master Servicer as additional servicing compensation.

    In the case of Mortgage Loans secured by junior liens on the related Mortgaged Properties, unless otherwise provided in the related Prospectus Supplement, the Master Servicer will be required to file (or cause to be filed) of record a request for notice of any action by a superior lienholder under the Senior Lien for the protection of the related Trustee's interest, where permitted by local law and whenever applicable state law does not require that a junior lienholder be named as a party defendant in foreclosure proceedings in order to foreclose such junior lienholder's equity of redemption. Unless otherwise specified in the related Prospectus Supplement, the Master Servicer also will be required to notify any superior lienholder in writing of the existence of the Mortgage Loan and request notification of any action (as described below) to be taken against the mortgagor or the Mortgaged Property by the superior lienholder. If the Master Servicer is notified that any superior lienholder has accelerated or intends to accelerate the obligations secured by the related Senior Lien, or has declared or intends to declare a default under the mortgage or the promissory note secured thereby, or has filed or intends to file an election to have the related Mortgaged Property sold or foreclosed, then, unless otherwise specified in the related Prospectus Supplement, the Master Servicer will be required to take, on behalf of the related Trust Fund, whatever actions are necessary to protect the interests of the related Certificateholders, and/ or to preserve the security of the related Mortgage Loan, subject to the application of the REMIC Provisions. Unless otherwise specified in the related Prospectus Supplement, the Master Servicer will be required to advance the necessary funds to cure the default or reinstate the Senior Lien, if such advance is in the best interests of the related Certificateholders and the Master Servicer determines such advances are recoverable out of payments on or proceeds of the related Mortgage Loan.

    The Master Servicer for any Trust Fund, directly or through Sub-Servicers, will also be required to perform as to the Mortgage Loans in such Trust Fund various other customary functions of a servicer of comparable loans, including maintaining escrow or impound accounts, if required under the related Pooling and Servicing Agreement, for payment of taxes, insurance premiums, ground rents and similar items, or otherwise monitoring the timely payment of those items; attempting to collect delinquent payments; supervising foreclosures; negotiating modifications; conducting property inspections on a periodic or other basis; managing (or overseeing the management of) Mortgaged Properties acquired on behalf of such Trust Fund through foreclosure, deed-in-lieu of foreclosure or otherwise (each, an "REO Property"); and maintaining servicing records relating to such Mortgage Loans. Unless otherwise specified in the related Prospectus Supplement, the Master Servicer will be responsible for filing and settling claims in respect of particular Mortgage Loans under any applicable instrument of Credit Support. See "Description of Credit Support".

SUB-SERVICERS

    A Master Servicer may delegate its servicing obligations in respect of the Mortgage Loans serviced thereby to one or more third-party servicers (each, a "Sub-Servicer"); provided that, unless otherwise specified in the related Prospectus Supplement, such Master Servicer will remain obligated under the related Pooling and Servicing Agreement. A Sub-Servicer for any series of Certificates may be an affiliate of the Depositor or Master Servicer. Unless otherwise provided in the related Prospectus Supplement, each sub-servicing agreement between a Master Servicer and a Sub-Servicer (a "Sub-Servicing Agreement") will provide for servicing of the applicable Mortgage Loans consistent with the related Pooling and Servicing Agreement. A Master Servicer will be required to monitor the performance of Sub-Servicers retained by it and will have the right to remove a Sub-Servicer retained by it at any time it considers such removal to be in the best interests of Certificateholders.

    Unless otherwise provided in the related Prospectus Supplement, a Master Servicer will be solely liable for all fees owed by it to any Sub-Servicer, irrespective of whether the Master Servicer's compensation pursuant to the related Pooling and Servicing Agreement is sufficient to pay such fees. Each Sub-Servicer will be reimbursed by the Master Servicer that retained it for certain expenditures which it makes, generally to the same extent the Master Servicer would be reimbursed under a Pooling and Servicing Agreement. See "--Certificate Account" and "--Servicing Compensation and Payment of Expenses".

SPECIAL SERVICERS

    To the extent so specified in the related Prospectus Supplement, one or more Special Servicers may be a party to the related Pooling and Servicing Agreement or may be appointed by the Master Servicer or another specified party. A Special Servicer for any series of Certificates may be an affiliate of the Depositor or the Master Servicer and may hold, or be affiliated with the holder of, Subordinate Certificates of such series. A Special Servicer may be entitled to any of the rights, and subject to any of the obligations, described herein in respect of a Master Servicer. In general, a Special Servicer's duties will relate to defaulted Mortgage Loans, including instituting foreclosures and negotiating work-outs. The related Prospectus Supplement will describe the rights, obligations and compensation of any Special Servicer for a particular series of Certificates. The Master Servicer will be liable for the performance of a Special Servicer only if, and to the extent, set forth in the related Prospectus Supplement. In certain cases the Master Servicer may be appointed the Special Servicer.

CERTIFICATE ACCOUNT

    GENERAL. The Master Servicer, the Trustee and/or a Special Servicer will, as to each Trust Fund that includes Mortgage Loans, establish and maintain or cause to be established and maintained the corresponding Certificate Account, which will be established so as to comply with the standards of each Rating Agency that has rated any one or more classes of Certificates of the related series. A Certificate Account may be maintained as an interest-bearing or a non-interest-bearing account and the funds held therein may be invested pending each succeeding Distribution Date in United States government securities and other obligations that are acceptable to each Rating Agency that has rated any one or more classes of Certificates of the related series ("Permitted Investments"). Unless otherwise provided in the related Prospectus Supplement, any interest or other income earned on funds in a Certificate Account will be paid to the related Master Servicer, Trustee or Special Servicer (if any) as additional compensation. A Certificate Account may be maintained with the related Master Servicer, Special Servicer or Mortgage Asset Seller or with a depository institution that is an affiliate of any of the foregoing or of the Depositor, provided that it complies with applicable Rating Agency standards. If permitted by the applicable Rating Agency or Agencies, a Certificate Account may contain funds relating to more than one series of mortgage pass-through certificates and may contain other funds representing payments on mortgage loans owned by the related Master Servicer or Special Servicer (if any) or serviced by either on behalf of others.

    DEPOSITS. Unless otherwise provided in the related Pooling and Servicing Agreement and described in the related Prospectus Supplement, the following payments and collections received or made by the Master Servicer, the Trustee or any Special Servicer subsequent to the Cut-off Date (other than payments due on or before the Cut-off Date) are to be deposited in the Certificate Account for each Trust Fund that includes Mortgage Loans, within a certain period following receipt (in the case of collections on or in respect of the Mortgage Loans) or otherwise as provided in the related Pooling and Servicing Agreement:

         (i) all payments on account of principal, including principal prepayments, on the Mortgage Loans;

        (ii) all payments on account of interest on the Mortgage Loans, including any default interest collected, in each case net of any portion thereof retained by the Master Servicer or any Special Servicer as its servicing compensation or as compensation to the Trustee;

        (iii) all proceeds received under any hazard, title or other insurance policy that provides coverage with respect to a Mortgaged Property or the related Mortgage Loan (other than proceeds applied to the restoration of the property or released to the related borrower) (collectively, "Insurance Proceeds"), all proceeds received in connection with the condemnation or other governmental taking of all or any portion of a Mortgaged Property (other than proceeds applied to the restoration of the property or released to the related borrower) (collectively, "Condemnation Proceeds"), and all other amounts received and retained in connection with the liquidation of defaulted Mortgage Loans or property acquired in respect thereof, by foreclosure or otherwise (such amounts, together with those amounts listed in clause (vii) below, "Liquidation Proceeds"), together with the net operating income (less reasonable reserves for future expenses) derived from the operation of any Mortgaged Properties acquired by the Trust Fund through foreclosure or otherwise;

        (iv) any amounts paid under any instrument or drawn from any fund that constitutes Credit Support for the related series of Certificates;

        (v) any advances made with respect to delinquent scheduled payments of principal and interest on the Mortgage Loans;

        (vi) any amounts paid under any Cash Flow Agreement;

       (vii) all proceeds of the purchase of any Mortgage Loan, or property acquired in respect thereof, by the Depositor, any Mortgage Asset Seller or any other specified person as described under "--Assignment of Mortgage Loans; Repurchases" and "--Representations and Warranties; Repurchases", all proceeds of the purchase of any defaulted Mortgage Loan as described under "--Realization Upon Defaulted Mortgage Loans", and all proceeds of any Mortgage Asset purchased as described under "Description of the Certificates--Termination; Retirement of Certificates";

       (viii) to the extent that any such item does not constitute additional servicing compensation to the Master Servicer or a Special Servicer and is not otherwise retained by the Depositor or another specified person, any payments on account of modification or assumption fees, late payment charges, Prepayment Premiums or Equity Participations with respect to the Mortgage Loans;

        (ix) all payments required to be deposited in the Certificate Account with respect to any deductible clause in any blanket insurance policy described under "--Hazard Insurance Policies";

        (x) any amount required to be deposited by the Master Servicer or the Trustee in connection with losses realized on investments for the benefit of the Master Servicer or the Trustee, as the case may be, of funds held in the Certificate Account; and

        (xi) any other amounts required to be deposited in the Certificate Account as provided in the related Pooling and Servicing Agreement and described in the related Prospectus Supplement.

    WITHDRAWALS. Unless otherwise provided in the related Pooling and Servicing Agreement and described in the related Prospectus Supplement, a Master Servicer, Trustee or Special Servicer may make withdrawals from the Certificate Account for each Trust Fund that includes Mortgage Loans for any of the following purposes:

         (i) to make distributions to the Certificateholders on each Distribution Date;

        (ii) to pay the Master Servicer or a Special Servicer any servicing fees not previously retained thereby, such payment to be made out of payments and other collections of interest on the particular Mortgage Loans as to which such fees were earned;

        (iii) to reimburse the Master Servicer, a Special Servicer or any other specified person for unreimbursed advances of delinquent scheduled payments of principal and interest made by it, and certain unreimbursed servicing expenses incurred by it, with respect to Mortgage Loans in the Trust Fund and properties acquired in respect thereof, such reimbursement to be made out of amounts that represent late payments collected on the particular Mortgage Loans, Liquidation Proceeds, Condemnation Proceeds and Insurance Proceeds collected on the particular Mortgage Loans and properties, and net income collected on the particular properties, with respect to which such advances were made or such expenses were incurred or out of amounts drawn under any form of Credit Support with respect to such Mortgage Loans and properties, or if in the judgment of the Master Servicer, the Special Servicer or such other person, as applicable, such advances and/or expenses will not be recoverable from such amounts, such reimbursement to be made from amounts collected on other Mortgage Loans in the same Trust Fund or, if and to the extent so provided by the related Pooling and Servicing Agreement and described in the related Prospectus Supplement, only from that portion of amounts collected on such other Mortgage Loans that is otherwise distributable on one or more classes of Subordinate Certificates of the related series;

        (iv) if and to the extent described in the related Prospectus Supplement, to pay the Master Servicer, a Special Servicer or any other specified person interest accrued on the advances and servicing expenses described in clause (iii) above incurred by it while such remain outstanding and unreimbursed;

        (v) to pay for costs and expenses incurred by the Trust Fund for environmental site assessments performed with respect to Mortgaged Properties that constitute security for defaulted Mortgage Loans, and for any containment, clean-up or remediation of hazardous wastes and materials present on such Mortgaged Properties, as described under "--Realization Upon Defaulted Mortgage Loans";

        (vi) to reimburse the Master Servicer, the Depositor, the Trustee, or any of their respective directors, officers, employees and agents, as the case may be, for certain expenses, costs and liabilities incurred thereby, as and to the extent described under "--Certain Matters Regarding the Master Servicer and the Depositor" and "--Certain Matters Regarding the Trustee";

       (vii) if and to the extent described in the related Prospectus Supplement, to pay the fees of the Trustee and any provider of Credit Support;

       (viii) if and to the extent described in the related Prospectus Supplement, to reimburse prior draws on any form of Credit Support;

        (ix) to pay the Master Servicer, a Special Servicer or the Trustee, as appropriate, interest and investment income earned in respect of amounts held in the Certificate Account as additional compensation;

        (x) to pay any servicing expenses not otherwise required to be advanced by the Master Servicer, a Special Servicer or any other specified person;

        (xi) if one or more elections have been made to treat the Trust Fund or designated portions thereof as a REMIC, to pay any federal, state or local taxes imposed on the Trust Fund or its assets or transactions, as and to the extent described under "Certain Federal Income Tax
    Consequences--REMICs--Prohibited Transactions Tax and Other Taxes";

       (xii) to pay for the cost of various opinions of counsel obtained pursuant to the related Pooling and Servicing Agreement for the benefit of Certificateholders;

       (xiii) to make any other withdrawals permitted by the related Pooling and Servicing Agreement and described in the related Prospectus Supplement; and

       (xiv) to clear and terminate the Certificate Account upon the termination of the Trust Fund.

REALIZATION UPON DEFAULTED MORTGAGE LOANS

    If a default on a Mortgage Loan has occurred or, in the Master Servicer's judgment, a payment default is imminent, the Master Servicer, on behalf of the Trustee, may at any time institute foreclosure proceedings, exercise any power of sale contained in the related Mortgage, obtain a deed in lieu of foreclosure, or otherwise acquire title to the related Mortgaged Property, by operation of law or otherwise. Unless otherwise specified in the related Prospectus Supplement, the Master Servicer may not, however, acquire title to any Mortgaged Property, have a receiver of rents appointed with respect to any Mortgaged Property or take any other action with respect to any Mortgaged Property that would cause the Trustee, for the benefit of the related series of Certificateholders, or any other specified person to be considered to hold title to, to be a "mortgagee-in-possession" of, or to be an "owner" or an "operator" of such Mortgaged Property within the meaning of certain federal environmental laws, unless the Master Servicer has previously received a report prepared by a person who regularly conducts environmental audits (which report will be an expense of the Trust Fund) and either:

         (i) such report indicates that (a) the Mortgaged Property is in compliance with applicable environmental laws and regulations and (b) there are no circumstances or conditions present at the Mortgaged Property that have resulted in any contamination for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any applicable environmental laws and regulations; or

        (ii) the Master Servicer, based solely (as to environmental matters and related costs) on the information set forth in such report, determines that taking such actions as are necessary to bring the Mortgaged Property into compliance with applicable environmental laws and regulations and/or taking the actions contemplated by clause (i)(b) above, is reasonably likely to produce a greater recovery, taking into account the time value of money, than not taking such actions. See "Certain Legal Aspects of Mortgage Loans--Environmental Considerations".

    A Pooling and Servicing Agreement may grant to the Master Servicer, a Special Servicer, a provider of Credit Support and/or the holder or holders of certain classes of the related series of Certificates a right of first refusal to purchase from the Trust Fund, at a predetermined purchase price (which, if insufficient to fully fund the entitlements of Certificateholders to principal and interest thereon, will be specified in the related Prospectus Supplement), any Mortgage Loan as to which a specified number of scheduled payments are delinquent. In addition, unless otherwise specified in the related Prospectus Supplement, the Master Servicer may offer to sell any defaulted Mortgage Loan if and when the Master Servicer determines, consistent with its normal servicing procedures, that such a sale would produce a greater recovery, taking into account the time value of money, than would liquidation of the related Mortgaged Property. In the absence of any such sale, the Master Servicer will generally be required to proceed against the related Mortgaged Property, subject to the discussion below.

    Unless otherwise provided in the related Prospectus Supplement, if title to any Mortgaged Property is acquired by a Trust Fund as to which a REMIC election has been made, the Master Servicer, on behalf of the Trust Fund, will be required to sell the Mortgaged Property within three full years after the taxable year of acquisition, unless (i) the Internal Revenue Service (the "IRS") grants an extension of time to sell such property or (ii) the Trustee receives an opinion of independent counsel to the effect that the holding of the property by the Trust Fund for longer than such period will not result in the imposition of a tax on the Trust Fund or cause the Trust Fund (or any designated portion thereof) to fail to qualify as a REMIC under the Code at any time that any Certificate is outstanding. Subject to the foregoing and any other tax-related limitations, the Master Servicer will generally be required to attempt to sell any Mortgaged Property so acquired on the same terms and conditions it would if it were the owner. Unless otherwise provided in the related Prospectus Supplement, if title to any Mortgaged Property is acquired by a Trust Fund as to which a REMIC election has been made, the Master Servicer will also be required to ensure that the Mortgaged Property is administered so that it constitutes "foreclosure property" within the meaning of Code Section 860G(a)(8) at all times, that the sale of such property does not result in the receipt by the Trust Fund of any income from non-permitted assets as described in Code Section 860F(a)(2)(B), and that the Trust Fund does not derive any "net income from foreclosure property" within the meaning of Code Section 860G(c)(2), with respect to such property. If the Trust Fund acquires title to any Mortgaged Property, the Master Servicer, on behalf of the Trust Fund, may retain an independent contractor to manage and operate such property. The retention of an independent contractor, however, will not relieve the Master Servicer of its obligation to manage such Mortgaged Property as required under the related Pooling and Servicing Agreement.

    If Liquidation Proceeds collected with respect to a defaulted Mortgage Loan are less than the outstanding principal balance of the defaulted Mortgage Loan plus interest accrued thereon plus the aggregate amount of reimbursable expenses incurred by the Master Servicer in connection with such Mortgage Loan, then, to the extent that such shortfall is not covered by any instrument or fund constituting Credit Support, the Trust Fund will realize a loss in the amount of such shortfall. The Master Servicer will be entitled to reimbursement out of the Liquidation Proceeds recovered on any defaulted Mortgage Loan, prior to the distribution of such Liquidation Proceeds to Certificateholders, amounts that represent unpaid servicing compensation in respect of the Mortgage Loan, unreimbursed servicing expenses incurred with respect to the Mortgage Loan and any unreimbursed advances of delinquent payments made with respect to the Mortgage Loan. In addition, if and to the extent set forth in the related Prospectus Supplement, amounts otherwise distributable on the Certificates may be further reduced by interest payable to the Master Servicer on such servicing expenses and advances.

    If any Mortgaged Property suffers damage such that the proceeds, if any, of the related hazard insurance policy are insufficient to restore fully the damaged property, the Master Servicer will not be required to expend its own funds to effect such restoration unless (and to the extent not otherwise provided in the related Prospectus Supplement) it determines (i) that such restoration will increase the proceeds to Certificateholders on liquidation of the Mortgage Loan after reimbursement of the Master Servicer for its expenses and (ii) that such expenses will be recoverable by it from related Insurance Proceeds, Condemnation Proceeds, Liquidation Proceeds and/or amounts drawn on any instrument or fund constituting Credit Support.

HAZARD INSURANCE POLICIES

    Unless otherwise specified in the related Prospectus Supplement, each Pooling and Servicing Agreement will require the Master Servicer to use reasonable efforts to cause each Mortgage Loan borrower to maintain a hazard insurance policy that provides for such coverage as is required under the related Mortgage or, if the Mortgage permits the holder thereof to dictate to the borrower the insurance coverage to be maintained on the related Mortgaged Property, such coverage as is consistent with the Master Servicer's normal servicing procedures. Unless otherwise specified in the related Prospectus Supplement, such coverage generally will be in an amount equal to the lesser of the principal balance owing on such Mortgage Loan and the replacement cost of the related Mortgaged Property. The ability of a Master Servicer to assure that hazard insurance proceeds are appropriately applied may be dependent upon its being named as an additional insured under any hazard insurance policy and under any other insurance policy referred to below, or upon the extent to which information concerning covered losses is furnished by borrowers. All amounts collected by a Master Servicer under any such policy (except for amounts to be applied to the restoration or repair of the Mortgaged Property or released to the borrower in accordance with the Master Servicer's normal servicing procedures and/or to the terms and conditions of the related Mortgage and Mortgage Note) will be deposited in the related Certificate Account. The Pooling and Servicing Agreement may provide that the Master Servicer may satisfy its obligation to cause each borrower to maintain such a hazard insurance policy by maintaining a blanket policy insuring against hazard losses on all of the Mortgage Loans in a Trust Fund. If such blanket policy contains a deductible clause, the Master Servicer will be required, in the event of a casualty covered by such blanket policy, to deposit in the related Certificate Account all additional sums that would have been deposited therein under an individual policy but were not because of such deductible clause.

    In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements of the property by fire, lightning, explosion, smoke, windstorm and hail, and riot, strike and civil commotion, subject to the conditions and exclusions specified in each policy. Although the policies covering the Mortgaged Properties will be underwritten by different insurers under different state laws in accordance with different applicable state forms, and therefore will not contain identical terms and conditions, most such policies typically do not cover any physical damage resulting from war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mudflows), wet or dry rot, vermin and domestic animals. Accordingly, a Mortgaged Property may not be insured for losses arising from any such cause unless the related Mortgage specifically requires, or permits the holder thereof to require, such coverage.

    The hazard insurance policies covering the Mortgaged Properties will typically contain co-insurance clauses that in effect require an insured at all times to carry insurance of a specified percentage (generally 80% to 90%) of the full replacement value of the improvements on the property in order to recover the full amount of any partial loss. If the insured's coverage falls below this specified percentage, such clauses generally provide that the insurer's liability in the event of partial loss does not exceed the lesser of (i) the replacement cost of the improvements less physical depreciation and (ii) such proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of such improvements.

DUE-ON-SALE AND DUE-ON-ENCUMBRANCE PROVISIONS

    Certain of the Mortgage Loans may contain a due-on-sale clause that entitles the lender to accelerate payment of the Mortgage Loan upon any sale or other transfer of the related Mortgaged Property made without the lender's consent. Certain of the Mortgage Loans may also contain a due-on-encumbrance clause that entitles the lender to accelerate the maturity of the Mortgage Loan upon the creation of any other lien or encumbrance upon the Mortgaged Property. Unless otherwise provided in the related Prospectus Supplement, the Master Servicer will determine whether to exercise any right the Trustee may have under any such provision in a manner consistent with the Master Servicer's normal servicing procedures. Unless otherwise specified in the related Prospectus Supplement, the Master Servicer will be entitled to retain as additional servicing compensation any fee collected in connection with the permitted transfer of a Mortgaged Property. See "Certain Legal Aspects of Mortgage Loans--Due-on-Sale and Due-on-Encumbrance".

SERVICING COMPENSATION AND PAYMENT OF EXPENSES

    Unless otherwise specified in the related Prospectus Supplement, a Master Servicer's primary servicing compensation with respect to a series of Certificates will come from the periodic payment to it of a specified portion of the interest payments on each Mortgage Loan in the related Trust Fund. Because such compensation is generally based on a percentage of the principal balance of each such Mortgage Loan outstanding from time to time, it will decrease in accordance with the amortization of the Mortgage Loans. If and to the extent described in the related Prospectus Supplement, a Master Servicer's compensation may also include: (i) an additional specified portion of the interest payments on each defaulted Mortgage Loan serviced by the Master Servicer; (ii) subject to any specified limitations, a fixed percentage of some or all of the collections and proceeds received with respect to any defaulted Mortgage Loan as to which it negotiated a work-out or that it liquidated; and (iii) any other amounts specified in the related Prospectus Supplement. Unless otherwise specified in the related Prospectus Supplement, the Master Servicer may retain, as additional compensation, all or a portion of late payment charges, Prepayment Premiums, modification fees and other fees collected from borrowers and any interest or other income that may be earned on funds held in the Certificate Account. Any Sub-Servicer will receive a portion of the Master Servicer's compensation as its sub-servicing compensation.

    In addition to amounts payable to any Sub-Servicer, a Master Servicer may be required, to the extent provided in the related Prospectus Supplement, to pay from amounts that represent its servicing compensation certain expenses incurred in connection with the administration of the related Trust Fund, including, without limitation, payment of the fees and disbursements of independent accountants, payment of fees and disbursements of the Trustee and any custodians appointed thereby and payment of expenses incurred in connection with distributions and reports to Certificateholders. Certain other expenses, including certain expenses related to Mortgage Loan defaults and liquidations and, to the extent so provided in the related Prospectus Supplement, interest on such expenses at the rate specified therein, and the fees of any Special Servicer, may be required to be borne by the Trust Fund.

EVIDENCE AS TO COMPLIANCE

    Each Pooling and Servicing Agreement will provide that on or before a specified date in each year, beginning the first such date that is at least a specified number of months after the Cut-off Date, a firm of independent public accountants will furnish a statement to the related Trustee to the effect that, on the basis of an examination by such firm conducted substantially in compliance with the Uniform Single Attestation Program for Mortgage Bankers established by the Mortgage Bankers Association of America with respect to the servicing of commercial and multifamily mortgage loans or the Audit Program for Mortgages serviced for FHLMC, the servicing of mortgage loans under agreements (including the related Pooling and Servicing Agreement) substantially similar to each other was conducted in compliance with such agreements except for such significant exceptions or errors in records that, in the opinion of the firm, the Uniform Single Audit Program for Mortgage Bankers or the Audit Program for Mortgages serviced for FHLMC requires it to report. In rendering its statement such firm may rely, as to the matters relating to the direct servicing of mortgage loans by Sub-Servicers, upon comparable statements for examinations conducted substantially in compliance with the Uniform Single Audit Program for Mortgage Bankers or the Audit Program for Mortgages serviced for FHLMC (rendered within one year of such statement) of firms of independent public accountants with respect to those Subservicers which also have been the subject of such an examination.

    Each Pooling and Servicing Agreement will also provide that, on or before a specified date in each year, beginning the first such date that is at least a specified number of months after the Cut-off Date, there is to be delivered to the related Trustee an annual statement signed by one or more officers of the Master Servicer to the effect that, to the best knowledge of each such officer, the Master Servicer has fulfilled in all material respects its obligations under the Pooling and Servicing Agreement throughout the preceding year or, if there has been a material default in the fulfillment of any such obligation, such statement shall specify each such known default and the nature and status thereof. Such statement may be provided as a single form making the required statements as to more than one Pooling and Servicing Agreement.

    Unless otherwise specified in the related Prospectus Supplement, copies of the annual accountants' statement and the annual statement of officers of a Master Servicer may be obtained by Certificateholders upon written request to the Trustee.

CERTAIN MATTERS REGARDING THE MASTER SERVICER AND THE DEPOSITOR

    The entity servicing as Master Servicer under a Pooling and Servicing Agreement may be an affiliate of the Depositor and may have other normal business relationships with the Depositor or the Depositor's affiliates. Unless otherwise specified in the related Prospectus Supplement, the Pooling and Servicing

Agreement for a series of Certificates will provide that the Master Servicer may not resign from its obligations and duties thereunder except upon a determination that performance of such duties is no longer permissible under applicable law or except in connection with a permitted transfer of servicing. No such resignation will become effective until the Trustee or a successor servicer has assumed the Master Servicer's obligations and duties under the Pooling and Servicing Agreement.

    Unless otherwise specified in the related Prospectus Supplement, each Pooling and Servicing Agreement will also provide that, except as set forth below, neither the Master Servicer, the Depositor, nor any director, officer, employee or agent of the Master Servicer or the Depositor will be under any liability to the Trust Fund or the Certificateholders for any action taken or for refraining from the taking of any action in good faith pursuant to the Pooling and Servicing Agreement, or for errors in judgment; provided, however, that neither the Master Servicer, the Depositor, nor any such person will be protected against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of duties or by reason of reckless disregard of obligations and duties thereunder. Unless otherwise specified in the related Prospectus Supplement, each Pooling and Servicing Agreement will further provide that the Master Servicer, the Depositor, and any director, officer, employee or agent of the Master Servicer or the Depositor is entitled to indemnification by the Trust Fund and will be held harmless against any loss, liability or expense incurred in connection with any legal action relating to the Pooling and Servicing Agreement or the related series of Certificates, other than any loss, liability or expense related to any specific Mortgage Loan or Mortgage Loans (except any such loss, liability or expense otherwise reimbursable pursuant to the Pooling and Servicing Agreement) and any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of duties thereunder or by reason of reckless disregard of obligations and duties thereunder. In addition, each Pooling and Servicing Agreement will provide that neither the Master Servicer nor the Depositor will be under any obligation to appear in, prosecute or defend any legal or administrative action that is not incidental to its respective duties under the Pooling and Servicing Agreement and which in its opinion may involve it in any expense or liability. The Master Servicer or the Depositor may, however, in its discretion undertake any such action which it may deem necessary or desirable with respect to the Pooling and Servicing Agreement and the rights and duties of the parties thereto and the interests of the Certificateholders thereunder. In such event, the legal expenses and costs of such action and any liability resulting therefrom will be expenses, costs and liabilities of the Trust Fund, and the Master Servicer or the Depositor, as the case may be, will be entitled to be reimbursed therefor out of funds otherwise distributable to Certificateholders.

    Any person into which the Master Servicer may be merged or consolidated, any person resulting from any merger or consolidation to which the Master Servicer is a party or any person succeeding to the business of the Master Servicer will be the successor of the Master Servicer under the Pooling and Servicing Agreement, provided that, unless otherwise specified in the related Prospectus Supplement, (i) such person is qualified to service mortgage loans on behalf of FNMA or FHLMC and (ii) such merger, consolidation or succession does not adversely affect the then-current ratings of the classes of Certificates of the related series that have been rated. In addition, notwithstanding the prohibition on its resignation, the Master Servicer may assign its rights under a Pooling and Servicing Agreement to any person to whom the Master Servicer is transferring a substantial portion of its mortgage servicing portfolio, provided clauses (i) and (ii) above are satisfied. In the case of any such assignment, the Master Servicer will be released from its obligations under such Pooling and Servicing Agreement, other than liabilities and obligations incurred by it prior to the time of such assignment.

EVENTS OF DEFAULT

    Events of Default under the Pooling and Servicing Agreement in respect of a series of Certificates, unless otherwise specified in the Prospectus Supplement, will include, without limitation, (i) any failure by the Master Servicer to make a required deposit to the Certificate Account or, if the Master Servicer is so required, to distribute to the holders of any class of Certificates of such series any required payment which continues unremedied for 5 days after the giving of written notice of such failure to the Master Servicer by the Trustee or the Depositor, or to the Master Servicer, the Depositor and the Trustee by the holders of Certificates of such class evidencing not less than 25% of the aggregate Percentage Interests constituting such class; (ii) any failure by the Master Servicer duly to observe or perform in any material respect any other of its covenants or agreements in the Pooling and Servicing Agreement with respect to such series of Certificates which continues unremedied for 30 days after the giving of written notice of such failure to the Master Servicer by the Trustee or the Depositor, or to the Master Servicer, the Depositor and the Trustee by the holders of any class of Certificates of such series evidencing not less than 25% of the aggregate Percentage Interests constituting such class; and (iii) certain events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings regarding the Master Servicer and certain actions by the Master Servicer indicating its insolvency or inability to pay its obligations. Material variations to the foregoing Events of Default (other than to add thereto or to make them more restrictive) will be specified in the related Prospectus Supplement. A default pursuant to the terms of any MBS included in any Trust Fund will not constitute an Event of Default under the related Pooling and Servicing Agreement.

RIGHTS UPON EVENT OF DEFAULT

    So long as an Event of Default remains unremedied, either the Depositor or the Trustee may, and at the direction of the holders of Certificates evidencing not less than 51% of the aggregate undivided interests (or, if so specified in the related Prospectus Supplement, voting rights) in the related Trust Fund the Trustee shall, by written notification to the Master Servicer and to the Depositor or the Trustee, as applicable, terminate all of the rights and obligations of the Master Servicer under the Pooling and Servicing Agreement covering such Trust Fund and in and to the related Mortgage Loans and the proceeds thereof (other than any rights of the Master Servicer as Certificateholder and other than any rights of the Master Servicer to payment and/or reimbursement for previously earned servicing fees and outstanding advances), whereupon the Trustee or, upon notice to the Depositor and with the Depositor's consent, its designee will succeed to all responsibilities, duties and liabilities of the Master Servicer under such Pooling and Servicing Agreement (other than the obligation to purchase Mortgage Loans under certain circumstances) and will be entitled to similar compensation arrangements. In the event that the Trustee would be obligated to succeed the Master Servicer but is unwilling so to act, it may appoint (or if it is unable so to act, it shall appoint) or petition a court of competent jurisdiction for the appointment of, a FNMA-or FHLMC-approved mortgage servicing institution with a net worth of at least $10,000,000 to act as successor to the Master Servicer under the Pooling and Servicing Agreement (unless otherwise set forth in the Pooling and Servicing Agreement). Pending such appointment, the Trustee is obligated to act in such capacity. The Trustee and such successor may agree upon the servicing compensation to be paid, which in no event may be greater than the compensation to the initial Master Servicer under the Pooling and Servicing Agreement.

    No Certificateholder will have any right under a Pooling and Servicing Agreement to institute any proceeding with respect to such Pooling and Servicing Agreement unless such holder previously has given to the Trustee written notice of default and the continuance thereof and unless the holders of Certificates of any class evidencing not less than 25% of the aggregate Percentage Interests constituting such class have made written request upon the Trustee to institute such proceeding in its own name as Trustee thereunder and have offered to the Trustee reasonable indemnity and the Trustee for 60 days after receipt of such request and indemnity has neglected or refused to institute any such proceeding. However, the Trustee will be under no obligation to exercise any of the trusts or powers vested in it by the Pooling and Servicing Agreement or to institute, conduct or defend any litigation thereunder or in relation thereto at the request, order or direction of any of the holders of Certificates covered by such Pooling and

Servicing Agreement, unless such Certificateholders have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby.

AMENDMENT

    Each Pooling and Servicing Agreement may be amended by the parties thereto, without the consent of any of the holders of Certificates covered by such Pooling and Servicing Agreement, (i) to cure any ambiguity, (ii) to correct or supplement any provision therein which may be inconsistent with any other provision therein or to correct any error, (iii) to change the timing and/or nature of deposits in the Certificate Account, provided that (A) such change would not adversely affect in any material respect the interests of any Certificateholder, as evidenced by an opinion of counsel, and (B) such change would not adversely affect the then-current rating of any rated classes of Certificates, as evidenced by a letter from each applicable Rating Agency, (iv) if a REMIC election has been made with respect to the related Trust Fund, to modify, eliminate or add to any of its provisions (A) to such extent as shall be necessary or desirable to maintain the qualification of the Trust Fund as a REMIC or to avoid or minimize the risk of imposition of any tax on the related Trust Fund, provided that the Trustee has received an opinion of counsel to the effect that (1) such action is necessary or desirable to maintain such qualification or to avoid or minimize such risk, and (2) such action will not adversely affect in any material respect the interests of any holder of Certificates covered by the Pooling and Servicing Agreement, or (C) to restrict the transfer of the REMIC Residual Certificates, provided that the Depositor has determined that the then-current ratings of the classes of the Certificates that have been rated will not be adversely affected, as evidenced by a letter from each applicable Rating Agency, and that any such amendment will not give rise to any tax with respect to the transfer of the REMIC Residual Certificates to a non-Permitted Transferee, (v) to make any other provisions with respect to matters or questions arising under such Pooling and Servicing Agreement or any other change, provided that such action will not adversely affect in any material respect the interests of any Certificateholder, or (vi) to amend specified provisions that are not material to holders of any class of Certificates offered hereunder.

    Unless otherwise specified in the Prospectus Supplement, the Pooling and Servicing Agreement may also be amended by the parties thereto with the consent of the holders of Certificates of each class affected thereby evidencing, in each case, not less than 66% of the aggregate Percentage Interests constituting such class for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of such Pooling and Servicing Agreement or of modifying in any manner the rights of the holders of Certificates covered by such Pooling and Servicing Agreement, except that no such amendment may (i) reduce in any manner the amount of, or delay the timing of, payments received on Mortgage Loans which are required to be distributed on a Certificate of any class without the consent of the holder of such Certificate or (ii) reduce the aforesaid percentage of Certificates of any class the holders of which are required to consent to any such amendment without the consent of the holders of all Certificates of such class covered by such Pooling and Servicing Agreement then outstanding.

    Notwithstanding the foregoing, if a REMIC election has been made with respect to the related Trust Fund, the Trustee will not be required to consent to any amendment to a Pooling and Servicing Agreement without having first received an opinion of counsel to the effect that such amendment or the exercise of any power granted to the Master Servicer, the Depositor, the Trustee or any other specified person in accordance with such amendment will not result in the imposition of a tax on the related Trust Fund or cause such Trust Fund to fail to qualify as a REMIC.

THE TRUSTEE

    The Trustee under each Pooling and Servicing Agreement will be named in the related Prospectus Supplement. The commercial bank, national banking association, banking corporation or trust company that serves as Trustee may have typical banking relationships with the Depositor and its affiliates.

DUTIES OF THE TRUSTEE

    The Trustee for each series of Certificates will make no representation as to the validity or sufficiency of the related Pooling and Servicing Agreement, the Certificates or any underlying Mortgage Asset or related document and will not be accountable for the use or application by or on behalf of any Master Servicer or Special Servicer of any funds paid to the Master Servicer or Special Servicer in respect of the Certificates or the underlying Mortgage Assets. If no Event of Default has occurred and is continuing, the Trustee for each series of Certificates will be required to perform only those duties specifically required under the related Pooling and Servicing Agreement. However, upon receipt of any of the various certificates, reports or other instruments required to be furnished to it pursuant to the related Pooling and Servicing Agreement, a Trustee will be required to examine such documents and to determine whether they conform to the requirements of such agreement.

CERTAIN MATTERS REGARDING THE TRUSTEE

    As and to the extent described in the related Prospectus Supplement, the fees and normal disbursements of any Trustee may be the expense of the related Master Servicer or other specified person or may be required to be borne by the related Trust Fund.

    Unless otherwise specified in the related Prospectus Supplement, the Trustee for each series of Certificates will be entitled to indemnification, from amounts held in the Certificate Account for such series, for any loss, liability or expense incurred by the Trustee in connection with the Trustee's acceptance or administration of its trusts under the related Pooling and Servicing Agreement; provided, however, that such indemnification will not extend to any loss liability or expense incurred by reason of willful misfeasance, bad faith or negligence on the part of the Trustee in the performance of its obligations and duties thereunder, or by reason of its reckless disregard of such obligations or duties.

    Unless otherwise specified in the related Prospectus Supplement, the Trustee for each series of Certificates will be entitled to execute any of its trusts or powers under the related Pooling and Servicing Agreement or perform any of this duties thereunder either directly or by or through agents or attorneys.

RESIGNATION AND REMOVAL OF THE TRUSTEE

    The Trustee may resign at any time, in which event the Depositor will be obligated to appoint a successor Trustee. The Depositor may also remove the Trustee if the Trustee ceases to be eligible to continue as such under the Pooling and Servicing Agreement or if the Trustee becomes insolvent. Upon becoming aware of such circumstances, the Depositor will be obligated to appoint a successor Trustee. The Trustee may also be removed at any time by the holders of Certificates evidencing not less than 51% of the aggregate undivided interests (or, if so specified in the related Prospectus Supplement, voting rights) in the related Trust Fund. Any resignation or removal of the Trustee and appointment of a successor Trustee will not become effective until acceptance of the appointment by the successor Trustee.

                         DESCRIPTION OF CREDIT SUPPORT

GENERAL

    Credit Support may be provided with respect to one or more classes of the Certificates of any series, or with respect to the related Mortgage Assets. Credit Support may be in the form of a letter of credit, the subordination of one or more classes of Certificates, the use of a pool insurance policy or guarantee insurance, the establishment of one or more reserve funds or another method of Credit Support described in the related Prospectus Supplement, or any combination of the foregoing. If and to the extent so provided in the related Prospectus Supplement, any of the foregoing forms of Credit Support may provide credit enhancement for more than one series of Certificates.

    Unless otherwise provided in the related Prospectus Supplement for a series of Certificates, the Credit Support will not provide protection against all risks of loss and will not guarantee payment to Certificateholders of all amounts to which they are entitled under the related Pooling and Servicing Agreement. If losses or shortfalls occur that exceed the amount covered by the related Credit Support or that are of a type not covered by such Credit Support, Certificateholders will bear their allocable share of deficiencies. Moreover, if a form of Credit Support covers the Offered Certificates of more than one series and losses on the related Mortgage Assets exceed the amount of such Credit Support, it is possible that the holders of Offered Certificates of one (or more) such series will be disproportionately benefited by such Credit Support to the detriment of the holders of Offered Certificates of one (or more) other such series.

    If Credit Support is provided with respect to one or more classes of Certificates of a series, or with respect to the related Mortgage Assets, the related Prospectus Supplement will include a description of (i) the nature and amount of coverage under such Credit Support, (ii) any conditions to payment thereunder not otherwise described herein, (iii) the conditions (if any) under which the amount of coverage under such Credit Support may be reduced and under which such Credit Support may be terminated or replaced and (iv) the material provisions relating to such Credit Support. Additionally, the related Prospectus Supplement will set forth certain information with respect to the obligor, if any, under any instrument of Credit Support. See "Risk Factors--Credit Support Limitations".

SUBORDINATE CERTIFICATES

    If so specified in the related Prospectus Supplement, one or more classes of Certificates of a series may be Subordinate Certificates. To the extent specified in the related Prospectus Supplement, the rights of the holders of Subordinate Certificates to receive distributions from the Certificate Account on any Distribution Date will be subordinated to the corresponding rights of the holders of Senior Certificates. If so provided in the related Prospectus Supplement, the subordination of a class may apply only in the event of certain types of losses or shortfalls. The related Prospectus Supplement will set forth information concerning the method and amount of subordination provided by a class or classes of Subordinate Certificates in a series and the circumstances under which such subordination will be available.

    If the Mortgage Assets in any Trust Fund are divided into separate groups, each supporting a separate class or classes of Certificates of the related series, Credit Support may be provided by cross-support provisions requiring that distributions be made on Senior Certificates evidencing interests in one group of Mortgage Assets prior to distributions on Subordinate Certificates evidencing interests in a different group of Mortgage Assets within the Trust Fund. The Prospectus Supplement for a series that includes a cross-support provision will describe the manner and conditions for applying such provisions.

INSURANCE OR GUARANTEES WITH RESPECT TO MORTGAGE LOANS

    If so provided in the Prospectus Supplement for a series of Certificates, Mortgage Loans included in the related Trust Fund will be covered for certain default risks by insurance policies or guarantees. The related Prospectus Supplement will describe the nature of such default risks and the extent of such coverage.

LETTER OF CREDIT

    If so provided in the Prospectus Supplement for a series of Certificates, deficiencies in amounts otherwise payable on such Certificates or certain classes thereof will be covered by one or more letters of credit, issued by a bank or other financial institution specified in such Prospectus Supplement (the "Letter of Credit Bank"). Under a letter of credit, the Letter of Credit Bank will be obligated to honor draws thereunder in an aggregate fixed dollar amount, net of unreimbursed payments thereunder, generally equal to a percentage specified in the related Prospectus Supplement of the aggregate principal balance of the Mortgage Assets on the related Cut-off Date or of the initial aggregate Certificate Balance of one or more classes of Certificates. If so specified in the related Prospectus Supplement, the letter of credit may permit draws only in the event of certain types of losses and shortfalls. The amount available under the letter of credit will, in all cases, be reduced to the extent of the unreimbursed payments thereunder and may otherwise be reduced as described in the related Prospectus Supplement. The obligations of the Letter of Credit Bank under the letter of credit for each series of Certificates will expire at the earlier of the date specified in the related Prospectus Supplement or the termination of the Trust Fund.

CERTIFICATE INSURANCE AND SURETY BONDS

    If so provided in the Prospectus Supplement for a series of Certificates, deficiencies in amounts otherwise payable on such Certificates or certain classes thereof will be covered by insurance policies or surety bonds provided by one or more insurance companies or sureties. Such instruments may cover, with respect to one or more classes of Certificates of the related series, timely distributions of interest or distributions of principal on the basis of a schedule of principal distributions set forth in or determined in the manner specified in the related Prospectus Supplement. The related Prospectus Supplement will describe any limitations on the draws that may be made under any such instrument.

RESERVE FUNDS

    If so provided in the Prospectus Supplement for a series of Certificates, deficiencies in amounts otherwise payable on such Certificates or certain classes thereof will be covered (to the extent of available funds) by one or more reserve funds in which cash, a letter of credit, Permitted Investments, a demand note or a combination thereof will be deposited, in the amounts specified in such Prospectus Supplement. If so specified in the related Prospectus Supplement, the reserve fund for a series may also be funded over time by a specified amount of certain collections received on the related Mortgage Assets.

    Amounts on deposit in any reserve fund for a series will be applied for the purposes, in the manner, and to the extent specified in the related Prospectus Supplement. If so specified in the related Prospectus Supplement, reserve funds may be established to provide protection only against certain types of losses and shortfalls. Following each Distribution Date, amounts in a reserve fund in excess of any amount required to be maintained therein may be released from the reserve fund under the conditions and to the extent specified in the related Prospectus Supplement.

    If so specified in the related Prospectus Supplement, amounts deposited in any reserve fund will be invested in Permitted Investments. Unless otherwise specified in the related Prospectus Supplement, any reinvestment income or other gain from such investments will be credited to the related reserve fund for such series, and any loss resulting from such investments will be charged to such reserve fund. However, such income may be payable to any related Master Servicer or another service provider as additional compensation for its services. The reserve fund, if any, for a series will not be a part of the Trust Fund unless otherwise specified in the related Prospectus Supplement.

CREDIT SUPPORT WITH RESPECT TO MBS

    If so provided in the Prospectus Supplement for a series of Certificates, any MBS included in the related Trust Fund and/or the related underlying mortgage loans may be covered by one or more of the types of Credit Support described herein. The related Prospectus Supplement will specify, as to each such form of Credit Support, the information indicated above with respect thereto, to the extent such information is material and available.

                    CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS

    The following discussion contains general summaries of certain legal aspects of loans secured by commercial and multifamily residential properties. Because such legal aspects are governed by applicable state law (which laws may differ substantially), the summaries do not purport to be complete, to reflect the laws of any particular state, or to encompass the laws of all states in which the security for the Mortgage Loans (or mortgage loans underlying any MBS) is situated. Accordingly, the summaries are qualified in their entirety by reference to the applicable laws of those states. See "Description of the Trust Funds--Mortgage Loans". For purposes of the following discussion, "Mortgage Loan" includes a mortgage loan underlying an MBS.

GENERAL

    Each Mortgage Loan will be evidenced by a note or bond and secured by an instrument granting a security interest in real property, which may be a mortgage, deed of trust or a deed to secure debt, depending upon the prevailing practice and law in the state in which the related Mortgaged Property is located. Mortgages, deeds of trust and deeds to secure debt are herein collectively referred to as "mortgages". A mortgage creates a lien upon, or grants a title interest in, the real property covered thereby, and represents the security for the repayment of the indebtedness customarily evidenced by a promissory note. The priority of the lien created or interest granted will depend on the terms of the mortgage and, in some cases, on the terms of separate subordination agreements or intercreditor agreements with others that hold interests in the real property, the knowledge of the parties to the mortgage and, generally, the order of recordation of the mortgage in the appropriate public recording office. However, the lien of a recorded mortgage will generally be subordinate to later-arising liens for real estate taxes and assessments and other charges imposed under governmental police powers.

TYPES OF MORTGAGE INSTRUMENTS

    There are two parties to a mortgage: a mortgagor (the borrower and usually the owner of the subject property) and a mortgagee (the lender). In contrast, a deed of trust is a three-party instrument, among a trustor (the equivalent of a borrower), a trustee to whom the real property is conveyed, and a beneficiary (the lender) for whose benefit the conveyance is made. Under a deed of trust, the trustor grants the property, irrevocably until the debt is paid, in trust and generally with a power of sale, to the trustee to secure repayment of the indebtedness evidenced by the related note. A deed to secure debt typically has two parties, pursuant to which the borrower, or grantor, conveys title to the real property to the grantee, or lender, generally with a power of sale, until such time as the debt is repaid. In a case where the borrower is a land trust, there would be an additional party because legal title to the property is held by a land trustee under a land trust agreement for the benefit of the borrower. At origination of a mortgage loan involving a land trust, the borrower may execute a separate undertaking to make payments on the mortgage note. In no event is the land trustee personally liable for the mortgage note obligation. The mortgagee's authority under a mortgage, the trustee's authority under a deed of trust and the grantee's authority under a deed to secure debt are governed by the express provisions of the related instrument, the law of the state in which the real property is located, certain federal laws and, in some deed of trust transactions, the directions of the beneficiary.

LEASES AND RENTS

    Mortgages that encumber income-producing property often contain an assignment of rents and leases and/or may be accompanied by a separate assignment of rents and leases, pursuant to which the borrower assigns to the lender the borrower's right, title and interest as landlord under each lease and the income derived therefrom, while (unless rents are to be paid directly to the lender) retaining a revocable license to collect the rents for so long as there is no default. If the borrower defaults, the license terminates and the lender is entitled to collect the rents. Local law may require that the lender take possession of the property and/or obtain a court-appointed receiver before becoming entitled to collect the rents.

    In most states, hotel and motel room rates are considered accounts receivable under the Uniform Commercial Code ("UCC"); in cases where hotels or motels constitute loan security, the rates are generally pledged by the borrower as additional security for the loan. In general, the lender must file financing statements in order to perfect its security interest in the room rates and must file continuation statements, generally every five years, to maintain perfection of such security interest. In certain cases, Mortgage Loans secured by hotels or motels may be included in a Trust Fund even if the security interest in the room rates was not perfected or the requisite UCC filings were allowed to lapse. Even if the lender's security interest in room rates is perfected under applicable non-bankruptcy law, it will generally be required to commence a foreclosure action or otherwise take possession of the property in order to enforce its rights to collect the room rates following a default. In the bankruptcy setting, however, the lender will be stayed from enforcing its rights to collect room rates, but those room rates (in light of certain revisions to the Bankruptcy Code which are effective for all bankruptcy cases commenced on or after October 22, 1994) constitute "cash collateral" and therefore cannot be used by the bankruptcy debtor without a hearing or lender's consent and unless the lender's interest in the room rates is given adequate protection (e.g., cash payment for otherwise encumbered funds or a replacement lien on unencumbered property, in either case equal in value to the amount of room rates that the debtor proposes to use, or other similar relief). See "--Bankruptcy Laws".

PERSONALTY

    In the case of certain types of mortgaged properties, such as hotels, motels and nursing homes, personal property (to the extent owned by the borrower and not previously pledged) may constitute a significant portion of the property's value as security. The creation and enforcement of liens on personal property are governed by the UCC. Accordingly, if a borrower pledges personal property as security for a mortgage loan, the lender generally must file UCC financing statements in order to perfect its security interest therein, and must file continuation statements, generally every five years, to maintain that perfection. In certain cases, Mortgage Loans secured in part by personal property may be included in a Trust Fund even if the security interest in such personal property was not perfected or the requisite UCC filings were allowed to lapse.

FORECLOSURE

    GENERAL. Foreclosure is a legal procedure that allows the lender to recover its mortgage debt by enforcing its rights and available legal remedies under the mortgage. If the borrower defaults in payment or performance of its obligations under the note or mortgage, the lender has the right to institute foreclosure proceedings to sell the real property at public auction to satisfy the indebtedness.

    Foreclosure procedures vary from state to state. Two primary methods of foreclosing a mortgage are judicial foreclosure, involving court proceedings, and non-judicial foreclosure pursuant to a power of sale granted in the mortgage instrument. Other foreclosure procedures are available in some states, but they are either infrequently used or available only in limited circumstances.

    A foreclosure action is subject to most of the delays and expenses of other lawsuits if defenses are raised or counterclaims are interposed, and sometimes requires several years to complete.

    JUDICIAL FORECLOSURE. A judicial foreclosure proceeding is conducted in a court having jurisdiction over the mortgaged property. Generally, the action is initiated by the service of legal pleadings upon all parties having a subordinate interest of record in the real property and all parties in possession of the property, under leases or otherwise, whose interests are subordinate to the mortgage. Delays in completion of the foreclosure may occasionally result from difficulties in locating defendants. When the lender's right to foreclose is contested, the legal proceedings can be time-consuming. Upon successful completion of a judicial foreclosure proceeding, the court generally issues a judgment of foreclosure and appoints a referee or other officer to conduct a public sale of the mortgaged property, the proceeds of which are used to satisfy the judgment. Such sales are made in accordance with procedures that vary from state to state.

    EQUITABLE AND OTHER LIMITATIONS ON ENFORCEABILITY OF CERTAIN
PROVISIONS. United States courts have traditionally imposed general equitable principles to limit the remedies available to lenders in foreclosure actions. These principles are generally designed to relieve borrowers from the effects of mortgage defaults perceived as harsh or unfair. Relying on such principles, a court may alter the specific terms of a loan to the extent it considers necessary to prevent or remedy an injustice, undue oppression or overreaching, or may require the lender to undertake affirmative actions to determine the cause of the borrower's default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lender's and have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from a temporary financial disability. In other cases, courts have limited the right of the lender to foreclose in the case of a nonmonetary default, such as a failure to adequately maintain the mortgaged property or an impermissible further encumbrance of the mortgaged property. Finally, some courts have addressed the issue of whether federal or state constitutional provisions reflecting due process concerns for adequate notice require that a borrower receive notice in addition to statutorily-prescribed minimum notice. For the most part, these cases have upheld the reasonableness of the notice provisions or have found that a public sale under a mortgage providing for a power of sale does not involve sufficient state action to trigger constitutional protections.

    In addition, some states may have statutory protection such as the right of the borrower to reinstate mortgage loans after commencement of foreclosure proceedings but prior to a foreclosure sale.

    NON-JUDICIAL FORECLOSURE/POWER OF SALE. In states permitting non-judicial foreclosure proceedings, foreclosure of a deed of trust is generally accomplished by a non-judicial trustee's sale pursuant to a power of sale typically granted in the deed of trust. A power of sale may also be contained in any other type of mortgage instrument if applicable law so permits. A power of sale under a deed of trust allows a non-judicial public sale to be conducted generally following a request from the beneficiary/lender to the trustee to sell the property upon default by the borrower and after notice of sale is given in accordance with the terms of the mortgage and applicable state law. In some states, prior to such sale, the trustee under the deed of trust must record a notice of default and notice of sale and send a copy to the borrower and to any other party who has recorded a request for a copy of a notice of default and notice of sale. In addition, in some states the trustee must provide notice to any other party having an interest of record in the real property, including junior lienholders. A notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more newspapers. The borrower or junior lienholder may then have the right, during a reinstatement period required in some states, to cure the default by paying the entire actual amount in arrears (without regard to the acceleration of the indebtedness), plus the lender's expenses incurred in enforcing the obligation. In other states, the borrower or the junior lienholder is not provided a period to reinstate the loan, but has only the right to pay off the entire debt to prevent the foreclosure sale. Generally, state law governs the procedure for public sale, the parties entitled to notice, the method of giving notice and the applicable time periods.

    PUBLIC SALE. A third party may be unwilling to purchase a mortgaged property at a public sale because of the difficulty in determining the exact status of title to the property (due to, among other things, redemption rights that may exist) and because of the possibility that physical deterioration of the property may have occurred during the foreclosure proceedings. Therefore, it is common for the lender to purchase the mortgaged property for an amount equal to the secured indebtedness and accrued and unpaid interest plus the expenses of foreclosure, in which event the borrower's debt will be extinguished, or for a lesser amount in order to preserve its right to seek a deficiency judgment if such is available under state law and under the terms of the Mortgage Loan documents. (The Mortgage Loans, however, are generally expected to be non-recourse. See "Risk Factors--Investment in Commercial and Multifamily Mortgage Loans".) Thereafter, subject to the borrower's right in some states to remain in possession during a redemption period, the lender will become the owner of the property and have both the benefits and burdens of ownership, including the obligation to pay debt service on any senior mortgages, to pay taxes, to obtain casualty insurance and to make such repairs as are necessary to render the property suitable for sale. The costs of operating and maintaining a commercial or multifamily residential property may be significant and may be greater than the income derived from that property. The lender also will commonly obtain the services of a real estate broker and pay the broker's commission in connection with the sale or lease of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender's investment in the property. Moreover, because of the expenses associated with acquiring, owning and selling a mortgaged property, a lender could realize an overall loss on a mortgage loan even if the mortgaged property is sold at foreclosure, or resold after it is acquired through foreclosure, for an amount equal to the full outstanding principal amount of the loan plus accrued interest.

    The holder of a junior mortgage that forecloses on a mortgaged property does so subject to senior mortgages and any other prior liens, and may be obliged to keep senior mortgage loans current in order to avoid foreclosure of its interest in the property. In addition, if the foreclosure of a junior mortgage triggers the enforcement of a "due-on-sale" clause contained in a senior mortgage, the junior mortgagee could be required to pay the full amount of the senior mortgage indebtedness or face foreclosure.

    RIGHTS OF REDEMPTION. The purposes of a foreclosure action are to enable the lender to realize upon its security and to bar the borrower, and all persons who have interests in the property that are subordinate to that of the foreclosing lender, from exercise of their "equity of redemption". The doctrine of equity of redemption provides that, until the property encumbered by a mortgage has been sold in accordance with a properly conducted foreclosure and foreclosure sale, those having interests that are subordinate to that of the foreclosing lender have an equity of redemption and may redeem the property by paying the entire debt with interest. Those having an equity of redemption must generally be made parties and joined in the foreclosure proceeding in order for their equity of redemption to be terminated.

    The equity of redemption is a common-law (non-statutory) right which should be distinguished from post-sale statutory rights of redemption. In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the borrower and foreclosed junior lienors are given a statutory period in which to redeem the property. In some states, statutory redemption may occur only upon payment of the foreclosure sale price. In other states, redemption may be permitted if the former borrower pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property because the exercise of a right of redemption would defeat the title of any purchaser through a foreclosure. Consequently, the practical effect of the redemption right is to force the lender to maintain the property and pay the expenses of ownership until the redemption period has expired. In some states, a post-sale statutory right of redemption may exist following a judicial foreclosure, but not following a trustee's sale under a deed of trust.

    ANTI-DEFICIENCY LEGISLATION. Some or all of the Mortgage Loans may be nonrecourse loans, as to which recourse in the case of default will be limited to the Mortgaged Property and such other assets, if any, that were pledged to secure the Mortgage Loan. However, even if a mortgage loan by its terms provides for recourse to the borrower's other assets, a lender's ability to realize upon those assets may be limited by state law. For example, in some states a lender cannot obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust. A deficiency judgment is a personal judgment against the former borrower equal to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. Other statutes may require the lender to exhaust the security afforded under a mortgage before bringing a personal action against the borrower. In certain other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting such security; however, in some of those states, the lender, following judgment on such personal action, may be deemed to have elected a remedy and thus may be precluded from foreclosing upon the security. Consequently, lenders in those states where such an election of remedy provision exists will usually proceed first against the security. Finally, other statutory provisions, designed to protect borrowers from exposure to large deficiency judgments that might result from bidding at below-market values at the foreclosure sale, limit any deficiency judgment to the excess of the outstanding debt over the fair market value of the property at the time of the sale.

    LEASEHOLD CONSIDERATIONS. Mortgage Loans may be secured by a mortgage on the borrower's leasehold interest in a ground lease. Leasehold mortgage loans are subject to certain risks not associated with mortgage loans secured by a lien on the fee estate of the borrower. The most significant of these risks is that if the borrower's leasehold were to be terminated upon a lease default, the leasehold mortgagee would lose its security. This risk may be lessened if the ground lease requires the lessor to give the leasehold mortgagee notices of lessee defaults and an opportunity to cure them, permits the leasehold estate to be assigned to and by the leasehold mortgagee or the purchaser at a foreclosure sale, and contains certain other protective provisions typically included in a "mortgageable" ground lease. Certain Mortgage Loans, however, may be secured by ground leases which do not contain these provisions.

    CROSS-COLLATERALIZATION. Certain of the Mortgage Loans may be secured by more than one mortgage covering properties located in more than one state. Because of various state laws governing foreclosure or the exercise of a power of sale and because, in general, foreclosure actions are brought in state court and the courts of one state cannot exercise jurisdiction over property in another state, it may be necessary upon a default under a cross-collateralized Mortgage Loan to foreclose on the related mortgages in a particular order rather than simultaneously in order to ensure that the lien of the mortgages is not impaired or released.

BANKRUPTCY LAWS

    Operation of the Bankruptcy Code and related state laws may interfere with or affect the ability of a lender to realize upon collateral and/or to enforce a deficiency judgment. For example, under the Bankruptcy Code, virtually all actions (including foreclosure actions and deficiency judgment proceedings) to collect a debt are automatically stayed upon the filing of the bankruptcy petition and, often, no interest or principal payments are made during the course of the bankruptcy case. The delay and the consequences thereof caused by such automatic stay can be significant. Also, under the Bankruptcy Code, the filing of a petition in bankruptcy by or on behalf of a junior lienor may stay the senior lender from taking action to foreclose out such junior lien.

    Under the Bankruptcy Code, provided certain substantive and procedural safeguards protective of the lender are met, the amount and terms of a mortgage loan secured by a lien on property of the debtor may be modified under certain circumstances. For example, the outstanding amount of the loan may be reduced to the then-current value of the property (with a corresponding partial reduction of the amount of lender's security interest) pursuant to a confirmed plan or lien avoidance proceeding, thus leaving the lender a general unsecured creditor for the difference between such value and the outstanding balance of the loan. Other modifications may include the reduction in the amount of each scheduled payment, by means of a reduction in the rate of interest and/or an alteration of the repayment schedule (with or without affecting the unpaid principal balance of the loan), and/or by an extension (or shortening) of the term to maturity. Some bankruptcy courts have approved plans, based on the particular facts of the reorganization case, that effected the cure of a mortgage loan default by paying arrearages over a number of years. Also, a bankruptcy court may permit a debtor, through its rehabilitative plan, to reinstate a loan mortgage payment schedule even if the lender has obtained a final judgment of foreclosure prior to the filing of the debtor's petition.

    Federal bankruptcy law may also have the effect of interfering with or affecting the ability of a secured lender to enforce the borrower's assignment of rents and leases related to the mortgaged property. Under the Bankruptcy Code, a lender may be stayed from enforcing the assignment, and the legal proceedings necessary to resolve the issue could be time-consuming, with resulting delays in the lender's receipt of the rents. Recent amendments to the Bankruptcy code, however, may minimize the impairment of the lender's ability to enforce the borrower's assignment of rents and leases. In addition to the inclusion of hotel revenues within the definition of "cash collateral" as noted previously in the section entitled "--Leases and Rents", the amendments provide that a pre-petition security interest in rents or hotel revenues is designed to overcome those cases holding that a security interest in rents is unperfected under the laws of certain states until the lender has taken some further action, such as commencing foreclosure or obtaining a receiver prior to activation of the assignment of rents.

    If a borrower's ability to make payment on a mortgage loan is dependent on its receipt of rent payments under a lease of the related property, that ability may be impaired by the commencement of a bankruptcy case relating to a lessee under such lease. Under the Bankruptcy Code, the filing of a petition in bankruptcy by or on behalf of a lessee results in a stay in bankruptcy against the commencement or continuation of any state court proceeding for past due rent, for accelerated rent, for damages or for a summary eviction order with respect to a default under the lease that occurred prior to the filing of the lessee's petition. In addition, the Bankruptcy Code generally provides that a trustee or debtor-in-possession may, subject to approval of the court, (i) assume the lease and retain it or assign it to a third party or (ii) reject the lease. If the lease is assumed, the trustee or debtor-in-possession (or assignee, if applicable) must cure any defaults under the lease, compensate the lessor for its losses and provide the lessor with "adequate assurance" of future performance. Such remedies may be insufficient, and any assurances provided to the lessor may, in fact, be inadequate. If the lease is rejected, the lessor will be treated as an unsecured creditor with respect to its claim for damages for termination of the lease. The Bankruptcy Code also limits a lessor's damages for lease rejection to the rent reserved by the lease (without regard to acceleration) for the greater of one year, or 15%, not to exceed three years, of the remaining term of the lease.

ENVIRONMENTAL CONSIDERATIONS

    GENERAL. A lender may be subject to environmental risks when taking a security interest in real property. Of particular concern may be properties that are or have been used for industrial, manufacturing, military or disposal activity. Such environmental risks include the possible diminution of the value of a contaminated property or, as discussed below, potential liability for clean-up costs or other remedial actions that could exceed the value of the property or the amount of the lender's loan. In certain circumstances, a lender may decide to abandon a contaminated mortgaged property as collateral for its loan rather than foreclose and risk liability for clean-up costs.

    SUPERLIEN LAWS. Under the laws of many states, contamination on a property may give rise to a lien on the property for clean-up costs. In several states, such a lien has priority over all existing liens, including those of existing mortgages. In these states, the lien of a mortgage may lose its priority to such a "superlien".

    CERCLA. The federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended ("CERCLA"), imposes strict liability on present and past "owners" and "operators" of contaminated real property for the costs of clean-up. A secured lender may be liable as an "owner" or "operator" of a contaminated mortgaged property if agents or employees of the lender have participated in the management of such mortgaged property or the operations of the borrower. Such liability may exist even if the lender did not cause or contribute to the contamination and regardless of whether the lender has actually taken possession of a mortgaged property through foreclosure, deed in lieu of foreclosure or otherwise. Moreover, such liability is not limited to the original or unamortized principal balance of a loan or to the value of the property securing a loan. Excluded from CERCLA's definition of "owner" or "operator", however, is a person "who without participating in the management of the facility, holds indicia of ownership primarily to protect his security interest". This is the so called "secured creditor exemption".

    The Asset Conservation, Lender Liability and Deposit Insurance Act of 1996 (the "Act") amended, among other things, the provisions of CERCLA with respect to lender liability and the secured creditor exemption. The Act offers substantial protection to lenders by defining the activities in which a lender can engage and still have the benefit of the secured creditor exemption. In order for a lender to be deemed to have participated in the management of a mortgaged property, the lender must actually participate in the operational affairs of the property of the borrower. The Act provides that "merely having the capacity to influence, or unexercised right to control" operations does not constitute participation in management. A lender will lose the protection of the secured creditor exemption only if it exercises decision-making control over the borrower's environmental compliance and hazardous substance handling and disposal practices, or assumes day-to-day management of all operational functions of the mortgaged property. The Act also provides that a lender will continue to have the benefit of the secured creditor exemption even if it forecloses on a mortgaged property, purchases it at a foreclosure sale or accepts a deed-in-lieu of foreclosure provided that the lender seeks to sell the mortgaged property at the earliest practicable commercially reasonable time on commercially reasonable terms.

    CERTAIN OTHER FEDERAL AND STATE LAWS. Many states have statutes similar to CERCLA, and not all of those statutes provide for a secured creditor exemption. In addition, under federal law, there is potential liability relating to hazardous wastes and underground storage tanks under the federal Resource Conservation and Recovery Act ("RCRA").

    In addition, the definition of "hazardous substances" under CERCLA specifically excludes petroleum products. Subtitle I of RCRA governs underground petroleum storage tanks. Under the Act the protections accorded to lenders under CERCLA are also accorded to the holders of security interests in underground storage tanks. It should be noted, however, that liability for cleanup of petroleum contamination may be governed by state law, which may not provide for any specific protection for secured creditors.

    In a few states, transfers of some types of properties are conditioned upon cleanup of contamination prior to transfer. In these cases, a lender that becomes the owner of a property through foreclosure, deed in lieu of foreclosure or otherwise, may be required to clean up the contamination before selling or otherwise transferring the property.

    Beyond statute-based environmental liability, there exist common law causes of action (for example, actions based on nuisance or on toxic tort resulting in death, personal injury or damage to property) related to hazardous environmental conditions on a property. While it may be more difficult to hold a lender liable in such cases, unanticipated or uninsured liabilities of the borrower may jeopardize the borrower's ability to meet its loan obligations.

    ADDITIONAL CONSIDERATIONS. The cost of remediating hazardous substance contamination at a property can be substantial. If a lender becomes liable, it can bring an action for contribution against the owner or operator who created the environmental hazard, but that individual or entity may be without substantial assets. Accordingly, it is possible that such costs could become a liability of the Trust Fund and occasion a loss to the Certificateholders.

    To reduce the likelihood of such a loss, unless otherwise specified in the related Prospectus Supplement, the Pooling and Servicing Agreement will provide that the Master Servicer, acting on behalf of the Trustee, may not acquire title to a Mortgaged Property or take over its operation unless the Master

Servicer, based solely (as to environmental matters) on a report prepared by a person who regularly conducts environmental audits, has made the determination that it is appropriate to do so, as described under "The Pooling and Servicing Agreements--Realization Upon Defaulted Mortgage Loans".

    If a lender forecloses on a mortgage secured by a property, the operations on which are subject to environmental laws and regulations, the lender will be required to operate the property in accordance with those laws and regulations. Such compliance may entail substantial expense, especially in the case of industrial or manufacturing properties.

    In addition, a lender may be obligated to disclose environmental conditions on a property to government entities and/or to prospective buyers (including prospective buyers at a foreclosure sale or following foreclosure). Such disclosure may decrease the amount that prospective buyers are willing to pay for the affected property, sometimes substantially, and thereby decrease the ability of the lender to recoup its investment in a loan upon foreclosure.

    ENVIRONMENTAL SITE ASSESSMENTS. In most cases, an environmental site assessment of each Mortgaged Property will have been performed in connection with the origination of the related Mortgage Loan or at some time prior to the issuance of the related Certificates. Environmental site assessments, however, vary considerably in their content, quality and cost. Even when adhering to good professional practices, environmental consultants will sometimes not detect significant environmental problems because to do an exhaustive environmental assessment would be far too costly and time-consuming to be practical.

DUE-ON-SALE AND DUE-ON-ENCUMBRANCE

    Certain of the Mortgage Loans may contain "due-on-sale" and "due-on-encumbrance" clauses that purport to permit the lender to accelerate the maturity of the loan if the borrower transfers or encumbers the related Mortgaged Property. In recent years, court decisions and legislative actions placed substantial restrictions on the right of lenders to enforce such clauses in many states. However, the Garn-St Germain Depository Institutions Act of 1982 (the "Garn Act") generally preempts state laws that prohibit the enforcement of due-on-sale clauses and permits lenders to enforce these clauses in accordance with their terms, subject to certain limitations as set forth in the Garn Act and the regulations promulgated thereunder. Accordingly, a Master Servicer may nevertheless have the right to accelerate the maturity of a Mortgage Loan that contains a "due-on-sale" provision upon transfer of an interest in the property, without regard to the Master Servicer's ability to demonstrate that a sale threatens its legitimate security interest.

SUBORDINATE FINANCING

    The terms of certain of the Mortgage Loans may not restrict the ability of the borrower to use the Mortgaged Property as security for one or more additional loans, or such restrictions may be unenforceable. Where a borrower encumbers a mortgaged property with one or more junior liens, the senior lender is subjected to additional risk. First, the borrower may have difficulty servicing and repaying multiple loans. Moreover, if the subordinate financing permits recourse to the borrower (as is frequently the case) and the senior loan does not, a borrower may have more incentive to repay sums due on the subordinate loan. Second, acts of the senior lender that prejudice the junior lender or impair the junior lender's security may create a superior equity in favor of the junior lender. For example, if the borrower and the senior lender agree to an increase in the principal amount of or the interest rate payable on the senior loan, the senior lender may lose its priority to the extent any existing junior lender is harmed or the borrower is additionally burdened. Third, if the borrower defaults on the senior loan and/or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with or delay the taking of action by the senior lender. Moreover, the bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.

DEFAULT INTEREST AND LIMITATIONS ON PREPAYMENTS

    Notes and mortgages may contain provisions that obligate the borrower to pay a late charge or additional interest if payments are not timely made, and in some circumstances, may prohibit prepayments for a specified period and/or condition prepayments upon the borrower's payment of prepayment fees or yield maintenance penalties. In certain states, there are or may be specific limitations upon the late charges which a lender may collect from a borrower for delinquent payments. Certain states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid. In addition, the enforceability of provisions that provide for prepayment fees or penalties upon an involuntary prepayment is unclear under the laws of many states.

APPLICABILITY OF USURY LAWS

    Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980 ("Title V") provides that state usury limitations shall not apply to certain types of residential (including multifamily) first mortgage loans originated by certain lenders after March 31, 1980. Title V authorized any state to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision that expressly rejects application of the federal law. In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Certain states have taken action to reimpose interest rate limits and/or to limit discount points or other charges.

    No Mortgage Loan originated in any state in which application of Title V has been expressly rejected or a provision limiting discount points or other charges has been adopted, will (if originated after that rejection or adoption) be eligible for inclusion in a Trust Fund unless (i) such Mortgage Loan provides for such interest rate, discount points and charges as are permitted in such state or (ii) such Mortgage Loan provides that the terms thereof are to be construed in accordance with the laws of another state under which such interest rate, discount points and charges would not be usurious and the borrower's counsel has rendered an opinion that such choice of law provision would be given effect.

SOLDIERS' AND SAILORS' CIVIL RELIEF ACT OF 1940

    Under the terms of the Soldiers' and Sailors' Civil Relief Act of 1940, as amended (the "Relief Act"), a borrower who enters military service after the origination of such borrower's mortgage loan (including a borrower who was in reserve status and is called to active duty after origination of the Mortgage
Loan), may not be charged interest (including fees and charges) above an annual rate of 6% during the period of such borrower's active duty status, unless a court orders otherwise upon application of the lender. The Relief Act applies to individuals who are members of the Army, Navy, Air Force, Marines, National Guard, Reserves, Coast Guard and officers of the U.S. Public Health Service assigned to duty with the military. Because the Relief Act applies to individuals who enter military service (including reservists who are called to active duty) after origination of the related mortgage loan, no information can be provided as to the number of loans with individuals as borrowers that may be affected by the Relief Act. Application of the Relief Act would adversely affect, for an indeterminate period of time, the ability of a Master Servicer or Special Servicer to collect full amounts of interest on certain of the Mortgage Loans. Any shortfalls in interest collections resulting from the application of the Relief Act would result in a reduction of the amounts distributable to the holders of the related series of Certificates, and would not be covered by advances or, unless otherwise specified in the related Prospectus Supplement, any form of Credit Support provided in connection with such Certificates. In addition, the Relief Act imposes limitations that would impair the ability of a Master Servicer or Special Servicer to foreclose on an affected Mortgage Loan during the borrower's period of active duty status, and, under certain circumstances, during an additional three month period thereafter.

                    CERTAIN FEDERAL INCOME TAX CONSEQUENCES

GENERAL

    The following is a general discussion of the anticipated material federal income tax consequences of the purchase, ownership and disposition of Offered Certificates. The following summary is based on the Code as well as Treasury regulations and administrative and judicial rulings and practice. Legislative, judicial and administrative changes may occur, possibly with retroactive effect, that could alter or modify the continued validity of the statements and conclusions set forth herein. This summary does not purport to address all federal income tax matters that may be relevant to particular holders. For example, it generally is addressed only to original purchasers of the Certificates that are United States investors, deals only with Certificates held as capital assets within the meaning of Section 1221 of the Code, and does not address tax consequences to holders that may be relevant to investors subject to special rules, such as non-U.S. investors, banks, insurance companies, tax-exempt organizations, electing large partnerships, dealers in securities or currencies, mutual funds, REITs, S corporations, estates and trusts, investors that hold the Certificates as part of a hedge, straddle, integrated or conversion transaction, or holders whose "functional currency" is not the United States dollar. Further, it does not address alternative minimum tax consequences or the indirect effects on the holders of equity interests in an entity that is a beneficial owner of the Certificates. Further, this discussion does not address the state or local tax consequences of the purchase, ownership and disposition of such Certificates. Investors should consult their tax advisers in determining the federal, state, local, or other tax consequences to them of the purchase, ownership and disposition of the Certificates offered hereunder. See "State and Other Tax Consequences".

    The following discussion addresses certificates ("REMIC Certificates") representing interests in a Trust Fund, or a portion thereof, that the Master Servicer or the Trustee will elect to have treated as a REMIC under Sections 860A through 860G (the "REMIC Provisions") of the Code. The Prospectus Supplement for each series of Certificates will indicate whether a REMIC election (or elections) will be made for the related Trust Fund and, if such an election is to be made, will identify all "regular interests" and "residual interests" in the REMIC. If a REMIC election will not be made for a Trust Fund, the federal income tax consequences of the purchase, ownership and disposition of the related Certificates will be set forth in the related Prospectus Supplement. For purposes of this tax discussion, references to a "Certificateholder" or a "holder" are to the beneficial owner of a Certificate.

    The following discussion is limited in applicability to Offered Certificates. Moreover, this discussion applies only to the extent that Mortgage Assets held by a Trust Fund consist solely of Mortgage Loans. To the extent that other Mortgage Assets, including REMIC certificates and mortgage pass-through certificates, are to be held by a Trust Fund, the tax consequences associated with the inclusion of such assets will be disclosed in the related Prospectus Supplement. In addition, if Cash Flow Agreements, other than guaranteed investment contracts, are included in a Trust Fund, the tax consequences associated with such Cash Flow Agreements also will be disclosed in the related Prospectus Supplement. See "Description of the Trust Funds--Cash Flow Agreements".

    Furthermore, the following discussion is based in part upon the rules governing original issue discount that are set forth in Sections 1271-1273 and 1275 of the Code and in the Treasury regulations issued thereunder (the "OID Regulations"), and in part upon the REMIC Provisions and the Treasury regulations issued thereunder (the "REMIC Regulations"). The OID Regulations do not adequately address certain issues relevant to, and in some instances provide that they are not applicable to, securities such as the Certificates.

REMICS

    CLASSIFICATION OF REMICS. Upon the issuance of each series of REMIC Certificates, counsel to the Depositor will deliver its opinion generally to the effect that, assuming compliance with all provisions of the related Pooling and Servicing Agreement, the related Trust Fund (or each applicable portion thereof) will qualify as a REMIC and the REMIC Certificates offered with respect thereto will be considered to evidence ownership of REMIC Regular Certificates or REMIC Residual Certificates in that REMIC within the meaning of the REMIC Provisions.

    If an entity electing to be treated as a REMIC fails to comply with one or more of the ongoing requirements of the Code for such status during any taxable year, the Code provides that the entity will not be treated as a REMIC for such year and thereafter. In that event, such entity may be taxable as a corporation under Treasury regulations, and the related REMIC Certificates may not be accorded the status or given the tax treatment described below. Although the Code authorizes the Treasury Department to issue regulations providing relief in the event of an inadvertent termination of REMIC status, no such regulations have been issued. Any such relief, moreover, may be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of the Trust Fund's income for the period in which the requirements for such status are not satisfied. The Pooling and Servicing Agreement with respect to each REMIC will include provisions designed to maintain the Trust Fund's status as a REMIC under the REMIC Provisions. It is not anticipated that the status of any Trust Fund as a REMIC will be inadvertently terminated.

    TIERED REMIC STRUCTURES. For certain series of REMIC Certificates, two or more separate elections may be made to treat designated portions of the related Trust Fund as REMICs ("Tiered REMICs") for federal income tax purposes. Upon the issuance of any such series of REMIC Certificates, counsel to the Depositor will deliver its opinion generally to the effect that, assuming compliance with all provisions of the related Pooling and Servicing Agreement, the Tiered REMICs will each qualify as a REMIC and the REMIC Certificates issued by the Tiered REMICs, will be considered to evidence ownership of REMIC Regular Certificates or REMIC Residual Certificates in the related REMIC within the meaning of the REMIC Provisions.

TAXATION OF OWNERS OF REMIC REGULAR CERTIFICATES

    GENERAL. Except as otherwise stated in this discussion, REMIC Regular Certificates will be treated for federal income tax purposes as debt instruments issued by the REMIC and not as ownership interests in the REMIC or its assets. Moreover, holders of REMIC Regular Certificates that otherwise report income under a cash method of accounting will be required to report income with respect to REMIC Regular Certificates under an accrual method.

    ORIGINAL ISSUE DISCOUNT. Certain REMIC Regular Certificates may be issued with "original issue discount" within the meaning of Section 1273(a) of the Code. Any holders of REMIC Regular Certificates issued with original issue discount generally will be required to include original issue discount in income as it accrues, in accordance with the method described below, in advance of the receipt of the cash attributable to such income. In addition, Section 1272(a)(6) of the Code provides special rules applicable to REMIC Regular Certificates and certain other debt instruments issued with original issue discount. Regulations have not been issued under that section.

    The Code requires that a prepayment assumption be used with respect to Mortgage Loans held by a REMIC in computing the accrual of original issue discount on REMIC Regular Certificates issued by that REMIC, and that adjustments be made in the amount and rate of accrual of such discount to reflect differences between the actual prepayment rate and the prepayment assumption. The prepayment assumption is to be determined in a manner prescribed in Treasury regulations; as noted above, those regulations have not been issued. The Conference Committee Report accompanying the Tax Reform Act of 1986 (the "Committee Report") indicates that the regulations will provide that the prepayment assumption used with respect to a REMIC Regular Certificate must be the same as that used in pricing the initial offering of such REMIC Regular Certificate. The prepayment assumption (the "Prepayment Assumption") used in reporting original issue discount for each series of REMIC Regular Certificates will be consistent with this standard and will be disclosed in the related Prospectus Supplement. However, neither the Depositor nor any other person will make any representation that the Mortgage Loans will in fact prepay at a rate conforming to the Prepayment Assumption or at any other rate.

    The original issue discount, if any, on a REMIC Regular Certificate will be the excess of its stated redemption price at maturity over its issue price. The issue price of a particular class of REMIC Regular Certificates will be the first cash price at which a substantial amount of REMIC Regular Certificates of that class is sold (excluding sales to bond houses, brokers and underwriters). If less than a substantial amount of a particular class of REMIC Regular Certificates is sold for cash on or prior to the date of their initial issuance (the "Closing Date"), the issue price for such class will be the fair market value of such class on the Closing Date. Under the OID Regulations, the stated redemption price of a REMIC Regular Certificate is equal to the total of all payments to be made on such Certificate other than "qualified stated interest". "Qualified stated interest" is interest that is unconditionally payable at least annually at a single fixed rate, or at a "qualified floating rate", an "objective rate", a combination of a single fixed rate and one or more "qualified floating rates" or one "qualified inverse floating rate", or a combination of "qualified floating rates" that does not operate in a manner that accelerates or defers interest payments on such REMIC Regular Certificate.

    In the case of REMIC Regular Certificates bearing adjustable interest rates, the determination of the total amount of original issue discount and the timing of the inclusion thereof will vary according to the characteristics of such REMIC Regular Certificates. If the original issue discount rules apply to such Certificates, the related Prospectus Supplement will describe the manner in which such rules will be applied with respect to those Certificates in preparing information returns to the Certificateholders and the IRS.

    Certain classes of the REMIC Regular Certificates may provide for the first interest payment with respect to such Certificates to be made more than one month after the date of issuance, a period which is longer than the subsequent monthly intervals between interest payments. Assuming the "accrual period" (as defined below) for original issue discount is each monthly period that ends on a Distribution Date, in some cases, as a consequence of this "long first accrual period", some or all interest payments may be required to be included in the stated redemption price of the REMIC Regular Certificate and accounted for as original issue discount. Because interest on REMIC Regular Certificates must in any event be accounted for under an accrual method, applying this analysis would result in only a slight difference in the timing of the inclusion in income of the yield on the REMIC Regular Certificates.

    In addition, if the accrued interest to be paid on the first Distribution Date is computed with respect to a period that begins prior to the Closing Date, a portion of the purchase price paid for a REMIC Regular Certificate will reflect such accrued interest. In such cases, information returns provided to the Certificateholders and the IRS will be based on the position that the portion of the purchase price paid for the interest accrued with respect to periods prior to the Closing Date is treated as part of the overall cost of such REMIC Regular Certificate (and not as a separate asset the cost of which is recovered entirely out of interest received on the next Distribution Date) and that portion of the interest paid on the first Distribution Date in excess of interest accrued for a number of days corresponding to the number of days from the Closing Date to the first Distribution Date should be included in the stated redemption price of such REMIC Regular Certificate. However, the OID Regulations state that all or some portion of such accrued interest may be treated as a separate asset the cost of which is recovered entirely out of interest paid on the first Distribution Date. It is unclear how an election to do so would be made under the OID Regulations and whether such an election could be made unilaterally by a Certificateholder.

    Notwithstanding the general definition of original issue discount, original issue discount on a REMIC Regular Certificate will be considered to be DE MINIMIS if it is less than 0.25% of the stated redemption price of the REMIC Regular Certificate multiplied by its weighted average life. For this purpose, the weighted average life of the REMIC Regular Certificate is computed as the sum of the amounts determined, as to each payment included in the stated redemption price of such REMIC Regular Certificate, by multiplying (i) the number of complete years (rounding down for partial years) from the issue date until such payment is expected to be made (presumably taking into account the Prepayment Assumption) by (ii) a fraction, the numerator of which is the amount of the payment, and the denominator of which is the stated redemption price at maturity of such REMIC Regular Certificate. Under the OID Regulations, original issue discount of only a DE MINIMIS amount (other than DE MINIMIS original issue discount attributable to a so-called "teaser" interest rate or an initial interest holiday) will be included in income as each payment of stated principal is made, based on the product of the total amount of such DE MINIMIS original issue discount and a fraction, the numerator of which is the amount of such principal payment and the denominator of which is the outstanding stated principal amount of the REMIC Regular Certificate. The OID Regulations also would permit a Certificateholder to elect to accrue de minimis original issue discount into income currently based on a constant yield method. See "--Taxation of Owners of REMIC Regular Certificates--Market Discount" for a description of such election under the OID Regulations.

    If original issue discount on a REMIC Regular Certificate is in excess of a DE MINIMIS amount, the holder of such Certificate must include in ordinary gross income the sum of the "daily portions" of original issue discount for each day during its taxable year on which it held such REMIC Regular Certificate, including the purchase date but excluding the disposition date. In the case of an original holder of a REMIC Regular Certificate, the daily portions of original issue discount will be determined as follows.

    As to each "accrual period", that is, unless otherwise stated in the related Prospectus Supplement, each period that ends on a date that corresponds to a Distribution Date and begins on the first day following the immediately preceding accrual period (or in the case of the first such period, begins on the Closing Date), a calculation will be made of the portion of the original issue discount that accrued during such accrual period. The portion of original issue discount that accrues in any accrual period will equal the excess, if any, of
(i) the sum of (a) the present value, as of the end of the accrual period, of all of the distributions remaining to be made on the REMIC Regular Certificate, if any, in future periods and (b) the distributions made on such REMIC Regular Certificate during the accrual period of amounts included in the stated redemption price, over (ii) the adjusted issue price of such REMIC Regular Certificate at the beginning of the accrual period. The present value of the remaining distributions referred to in the preceding sentence will be calculated
(i) assuming that distributions on the REMIC Regular Certificate will be received in future periods based on the Mortgage Loans being prepaid at a rate equal to the Prepayment Assumption and (ii) using a discount rate equal to the original yield to maturity of the Certificate. For these purposes, the original yield to maturity of the Certificate will be calculated based on its issue price and assuming that distributions on the Certificate will be made in all accrual periods based on the Mortgage Loans being prepaid at a rate equal to the Prepayment Assumption. The adjusted issue price of a REMIC Regular Certificate at the beginning of any accrual period will equal the issue price of such Certificate, increased by the aggregate amount of original issue discount that accrued with respect to such Certificate in prior accrual periods, and reduced by the amount of any distributions made on such REMIC Regular Certificate in prior accrual periods of amounts included in the stated redemption price. The original issue discount accruing during any accrual period, computed as described above, will be allocated ratably to each day during the accrual period to determine the daily portion of original issue discount for such day.

    A subsequent purchaser of a REMIC Regular Certificate that purchases such Certificate at a cost (excluding any portion of such cost attributable to accrued qualified stated interest) less than its remaining stated redemption price will also be required to include in gross income the daily portions of any original issue discount with respect to such Certificate. However, each such daily portion will be reduced, if such cost is in excess of its "adjusted issue price", in proportion to the ratio such excess bears to the aggregate original issue discount remaining to be accrued on such REMIC Regular Certificate. The adjusted issue price of a REMIC Regular Certificate on any given day equals the sum of (i) the adjusted issue price (or, in the case of the first accrual period, the issue price) of such Certificate at the beginning of the accrual period which includes such day and (ii) the daily portions of original issue discount for all days during such accrual period prior to such day.

    MARKET DISCOUNT. A Certificateholder that purchases a REMIC Regular Certificate at a market discount, that is, in the case of a REMIC Regular Certificate issued without original issue discount, at a purchase price less than its remaining stated principal amount, or in the case of a REMIC Regular Certificate issued with original issue discount, at a purchase price less than its adjusted issue price will recognize gain upon receipt of each distribution representing stated redemption price. In particular, under Section 1276 of the Code such a Certificateholder generally will be required to allocate the portion of each such distribution representing stated redemption price first to accrued market discount not previously included in income, and to recognize ordinary income to that extent. A Certificateholder may elect to include market discount in income currently as it accrues rather than including it on a deferred basis in accordance with the foregoing. If made, such election will apply to all market discount bonds acquired by such Certificateholder on or after the first day of the first taxable year to which such election applies. In addition, the OID Regulations permit a Certificateholder to elect to accrue all interest, discount (including DE MINIMIS market or original issue discount) and premium in income as interest, based on a constant yield method. If such an election were made with respect to a REMIC Regular Certificate with market discount, the Certificateholder would be deemed to have made an election to include currently market discount in income with respect to all other debt instruments having market discount that such Certificateholder acquires during the taxable year of the election or thereafter, and possibly previously acquired instruments. Similarly, a Certificateholder that made this election for a Certificate that is acquired at a premium would be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such Certificateholder owns or acquires. See "--Taxation of Owners of REMIC Regular Certificates--Premium" below. Each of these elections to accrue interest, discount and premium with respect to a Certificate on a constant yield method or as interest would be irrevocable.

    However, market discount with respect to a REMIC Regular Certificate will be considered to be DE MINIMIS for purposes of Section 1276 of the Code if such market discount is less than 0.25% of the remaining stated redemption price of such REMIC Regular Certificate multiplied by the number of complete years to maturity remaining after the date of its purchase. In interpreting a similar rule with respect to original issue discount on obligations payable in installments, the OID Regulations refer to the weighted average maturity of obligations, and it is likely that the same rule will be applied with respect to market discount, presumably taking into account the Prepayment Assumption. If market discount is treated as DE MINIMIS under this rule, it appears that the actual discount would be treated in a manner similar to original issue discount of a DE MINIMIS amount. See "--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount" above. Such treatment would result in discount being included in income at a slower rate than discount would be required to be included in income using the method described above.

    Section 1276(b)(3) of the Code specifically authorizes the Treasury Department to issue regulations providing for the method for accruing market discount on debt instruments, the principal of which is payable in more than one installment. Until regulations are issued by the Treasury Department, certain rules described in the Committee Report apply. The Committee Report indicates that in each accrual period market discount on REMIC Regular Certificates should accrue, at the Certificateholder's option: (i) on the basis of a constant yield method, (ii) in the case of a REMIC Regular Certificate issued without original issue discount, in an amount that bears the same ratio to the total remaining market discount as the stated interest paid in the accrual period bears to the total amount of stated interest remaining to be paid on the REMIC Regular Certificate as of the beginning of the accrual period, or (iii) in the case of a

REMIC Regular Certificate issued with original issue discount, in an amount that bears the same ratio to the total remaining market discount as the original issue discount accrued in the accrual period bears to the total original issue discount remaining on the REMIC Regular Certificate at the beginning of the accrual period. Moreover, the Prepayment Assumption used in calculating the accrual of original issue discount is also used in calculating the accrual of market discount. Because the regulations referred to in this paragraph have not been issued, it is not possible to predict what effect such regulations might have on the tax treatment of a REMIC Regular Certificate purchased at a discount in the secondary market.

    To the extent that REMIC Regular Certificates provide for monthly or other periodic distributions throughout their term, the effect of these rules may be to require market discount to be includible in income at a rate that is not significantly slower than the rate at which such discount would accrue if it were original issue discount. Moreover, in any event a holder of a REMIC Regular Certificate generally will be required to treat a portion of any gain on the sale or exchange of such Certificate as ordinary income to the extent of the market discount accrued to the date of disposition under one of the foregoing methods, less any accrued market discount previously reported as ordinary income.

    Further, under Section 1277 of the Code a holder of a REMIC Regular Certificate may be required to defer a portion of its interest deductions for the taxable year attributable to any indebtedness incurred or continued to purchase or carry a REMIC Regular Certificate purchased with market discount. For these purposes, the DE MINIMIS rule referred to above applies. Any such deferred interest expense would not exceed the market discount that accrues during such taxable year and is, in general, allowed as a deduction not later than the year in which such market discount is includible in income. If such holder elects to include market discount in income currently as it accrues on all market discount instruments acquired by such holder in that taxable year or thereafter, the interest deferral rule described above will not apply.

    PREMIUM. A REMIC Regular Certificate purchased at a cost (excluding any portion of such cost attributable to accrued qualified stated interest) greater than its remaining stated redemption price will be considered to be purchased at a premium. The holder of such a REMIC Regular Certificate may elect under
Section 171 of the Code to amortize such premium under the constant yield method over the life of the Certificate. If made, such an election will apply to all debt instruments having amortizable bond premium that the holder owns or subsequently acquires. Amortizable premium will be treated as an offset to interest income on the related debt instrument, rather than as a separate interest deduction. The OID Regulations also permit Certificateholders to elect to include all interest, discount and premium in income based on a constant yield method, further treating the Certificateholder as having made the election to amortize premium generally. See "--Taxation of Owners of REMIC Regular Certificates-- Market Discount" above. The Committee Report states that the same rules that apply to accrual of market discount (which rules will require use of a Prepayment Assumption in accruing market discount with respect to REMIC Regular Certificates without regard to whether such Certificates have original issue discount) will also apply in amortizing bond premium under Section 171 of the Code.

    REALIZED LOSSES. Under Section 166 of the Code, both corporate holders of the REMIC Regular Certificates and noncorporate holders of the REMIC Regular Certificates that acquire such Certificates in connection with a trade or business should be allowed to deduct, as ordinary losses, any losses sustained during a taxable year in which their Certificates become wholly or partially worthless as the result of one or more realized losses on the Mortgage Loans. However, it appears that a noncorporate holder that does not acquire a REMIC Regular Certificate in connection with a trade or business will not be entitled to deduct a loss under Section 166 of the Code until such holder's Certificate becomes wholly worthless (i.e., until its outstanding principal balance has been reduced to zero) and that the loss will be characterized as a short-term capital loss.

    Each holder of a REMIC Regular Certificate will be required to accrue interest and original issue discount with respect to such Certificate, without giving effect to any reductions in distributions attributable to defaults or delinquencies on the Mortgage Loans or the Underlying Certificates until it can be established that any such reduction ultimately will not be recoverable. As a result, the amount of taxable income reported in any period by the holder of a REMIC Regular Certificate could exceed the amount of economic income actually realized by the holder in such period. Although the holder of a REMIC Regular Certificate eventually will recognize a loss or reduction in income attributable to previously accrued and included income that as the result of a realized loss ultimately will not be realized, the law is unclear with respect to the timing and character of such loss or reduction in income.

TAXATION OF OWNERS OF REMIC RESIDUAL CERTIFICATES

    GENERAL. As residual interests, the REMIC Residual Certificates will be subject to tax rules that differ significantly from those that would apply if the REMIC Residual Certificates were treated for federal income tax purposes as direct ownership interests in the Mortgage Loans or as debt instruments issued by the REMIC.

    A holder of a REMIC Residual Certificate generally will be required to report its daily portion of the taxable income or, subject to the limitations noted in this discussion, the net loss of the REMIC for each day during a calendar quarter that such holder owned such REMIC Residual Certificate. For this purpose, the taxable income or net loss of the REMIC will be allocated to each day in the calendar quarter ratably using a "30 days per month/90 days per quarter/360 days per year" convention unless otherwise disclosed in the related Prospectus Supplement. The daily amounts so allocated will then be allocated among the REMIC Residual Certificateholders in proportion to their respective ownership interests on such day. Any amount included in the gross income or allowed as a loss of any REMIC Residual Certificateholder by virtue of this paragraph will be treated as ordinary income or loss. The taxable income of the REMIC will be determined under the rules described below in "--Taxable Income of the REMIC" and will be taxable to the REMIC Residual Certificateholders without regard to the timing or amount of cash distributions by the REMIC. Ordinary income derived from REMIC Residual Certificates will be "portfolio income" for purposes of the taxation of taxpayers subject to limitations under Section 469 of the Code on the deductibility of "passive losses".

    A holder of a REMIC Residual Certificate that purchased such Certificate from a prior holder of such Certificate also will be required to report on its federal income tax return amounts representing its daily share of the taxable income (or net loss) of the REMIC for each day that it holds such REMIC Residual Certificate. Those daily amounts generally will equal the amounts of taxable income or net loss determined as described above. The Committee Report indicates that certain modifications of the general rules may be made, by regulations, legislation or otherwise to reduce (or increase) the income of a REMIC Residual Certificateholder that purchased such REMIC Residual Certificate from a prior holder of such Certificate at a price greater than (or less than) the adjusted basis (as defined below) such REMIC Residual Certificate would have had in the hands of an original holder of such Certificate. The REMIC Regulations, however, do not provide for any such modifications.

    Any payments received by a holder of a REMIC Residual Certificate in connection with the acquisition of such REMIC Residual Certificate will be taken into account in determining the income of such holder for federal income tax purposes. Although it appears likely that any such payment would be includible in income immediately upon its receipt, the IRS might assert that such payment should be included in income over time according to an amortization schedule or according to some other method. Because of the uncertainty concerning the treatment of such payments, holders of REMIC Residual Certificates should consult their tax advisors concerning the treatment of such payments for income tax purposes.

    The amount of income REMIC Residual Certificateholders will be required to report (or the tax liability associated with such income) may exceed the amount of cash distributions received from the REMIC for the corresponding period. Consequently, REMIC Residual Certificateholders should have other sources of funds sufficient to pay any federal income taxes due as a result of their ownership of REMIC Residual Certificates or unrelated deductions against which income may be offset, subject to the rules relating to "excess inclusions", residual interests without "significant value" and "noneconomic" residual interests discussed below. The fact that the tax liability associated with the income allocated to REMIC Residual Certificateholders may exceed the cash distributions received by such REMIC Residual Certificateholders for the corresponding period may significantly adversely affect such REMIC Residual Certificateholders' after-tax rate of return.

    TAXABLE INCOME OF THE REMIC. The taxable income of the REMIC will equal the income from the Mortgage Loans and other assets of the REMIC plus any cancellation of indebtedness income due to the allocation of realized losses to REMIC Regular Certificates, less the deductions allowed to the REMIC for interest (including original issue discount and reduced by any premium on issuance) on the REMIC Regular Certificates (and any other class of REMIC Certificates constituting "regular interests" in the REMIC not offered hereby), amortization of any premium on the Mortgage Loans, bad debt losses with respect to the Mortgage Loans and, except as described below, for servicing, administrative and other expenses.

    For purposes of determining its taxable income, the REMIC will have an initial aggregate basis in its assets equal to the sum of the issue prices of all REMIC Certificates (or, if a class of REMIC Certificates is not sold initially, their fair market values). Such aggregate basis will be allocated among the Mortgage Loans and the other assets of the REMIC in proportion to their respective fair market values. The issue price of any REMIC Certificates offered hereby will be determined in the manner described above under "--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount". The issue price of a REMIC Certificate received in exchange for an interest in the Mortgage Loans or other property will equal the fair market value of such interests in the Mortgage Loans or other property. Accordingly, if one or more classes of REMIC Certificates are retained initially rather than sold, the Master Servicer or the Trustee may be required to estimate the fair market value of such interests in order to determine the basis of the REMIC in the Mortgage Loans and other property held by the REMIC.

    Subject to possible application of the DE MINIMIS rules, the method of accrual by the REMIC of original issue discount income and market discount income with respect to Mortgage Loans that it holds will be equivalent to the method for accruing original issue discount income for holders of REMIC Regular Certificates (that is, under the constant yield method taking into account the Prepayment Assumption). However, a REMIC that acquires loans at a market discount must include such market discount in income currently, as it accrues, on a constant yield basis. See "--Taxation of Owners of REMIC Regular Certificates" above, which describes a method for accruing such discount income that is analogous to that required to be used by a REMIC as to Mortgage Loans with market discount that it holds.

    A Mortgage Loan will be deemed to have been acquired with discount (or premium) to the extent that the REMIC's basis therein, determined as described in the preceding paragraph, is less than (or greater than) its stated redemption price. Any such discount will be includible in the income of the REMIC as it accrues, in advance of receipt of the cash attributable to such income, under a method similar to the method described above for accruing original issue discount on the REMIC Regular Certificates. It is anticipated that each REMIC will elect under Section 171 of the Code to amortize any premium on the Mortgage Loans. Premium on any Mortgage Loan to which such election applies may be amortized under a constant yield method, presumably taking into account a Prepayment Assumption. Further, such an election would not apply to any Mortgage Loan originated on or before September 27, 1985. Instead, premium on such a Mortgage Loan should be allocated among the principal payments thereon and be deductible by the REMIC as those payments become due or upon the prepayment of such Mortgage Loan.

    A REMIC will be allowed deductions for interest (including original issue discount) on the REMIC Regular Certificates (including any other class of REMIC Certificates constituting "regular interests" in the REMIC not offered hereby) equal to the deductions that would be allowed if the REMIC Regular Certificates (including any other class of REMIC Certificates constituting "regular interests" in the REMIC not offered hereby) were indebtedness of the REMIC. Original issue discount will be considered to accrue for this purpose as described above under "--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount", except that the DE MINIMIS rule and the adjustments for subsequent holders of REMIC Regular Certificates (including any other class of REMIC Certificates constituting "regular interests" in the REMIC not offered hereby) described therein will not apply.

    If a class of REMIC Regular Certificates is issued at a price in excess of the stated redemption price of such class (such excess "Issue Premium"), the net amount of interest deductions that are allowed the REMIC in each taxable year with respect to the REMIC Regular Certificates of such class will be reduced by an amount equal to the portion of the Issue Premium that is considered to be amortized or repaid in that year. Although the matter is not entirely certain, it is likely that Issue Premium would be amortized under a constant yield method in a manner analogous to the method of accruing original issue discount described above under "--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount".

    As a general rule, the taxable income of a REMIC will be determined in the same manner as if the REMIC were an individual having the calendar year as its taxable year and using the accrual method of accounting. However, no item of income, gain, loss or deduction allocable to a prohibited transaction will be taken into account. See "--Prohibited Transactions Tax and Other Taxes" below. Further, the limitation on miscellaneous itemized deductions imposed on individuals by Section 67 of the Code (which allows such deductions only to the extent they exceed in the aggregate two percent of the taxpayer's adjusted gross income) will not be applied at the REMIC level so that the REMIC will be allowed deductions for servicing, administrative and other non-interest expenses in determining its taxable income. All such expenses will be allocated as a separate item to the holders of REMIC Certificates, subject to the limitation of
Section 67 of the Code. See "--Possible Pass-Through of Miscellaneous Itemized Deductions" below. If the deductions allowed to the REMIC exceed its gross income for a calendar quarter, such excess will be the net loss for the REMIC for that calendar quarter.

    BASIS RULES, NET LOSSES AND DISTRIBUTIONS. The adjusted basis of a REMIC Residual Certificate will be equal to the amount paid for such REMIC Residual Certificate, increased by amounts included in the income of the REMIC Residual Certificateholder and decreased (but not below zero) by distributions made, and by net losses allocated, to such REMIC Residual Certificateholder.

    A REMIC Residual Certificateholder is not allowed to take into account any net loss for any calendar quarter to the extent such net loss exceeds such REMIC Residual Certificateholder's adjusted basis in its REMIC Residual Certificate as of the close of such calendar quarter (determined without regard to such net loss). Any loss that is not currently deductible by reason of this limitation may be carried forward indefinitely to future calendar quarters and, subject to the same limitation, may be used only to offset income from the REMIC Residual Certificate. The ability of REMIC Residual Certificateholders to deduct net losses may be subject to additional limitations under the Code, as to which REMIC Residual Certificateholders should consult their tax advisors.

    Any distribution on a REMIC Residual Certificate will be treated as a non-taxable return of capital to the extent it does not exceed the holder's adjusted basis in such REMIC Residual Certificate. To the extent a distribution on a REMIC Residual Certificate exceeds such adjusted basis, it will be treated as gain from the sale of such REMIC Residual Certificate. Holders of certain REMIC Residual Certificates may be entitled to distributions early in the term of the related REMIC under circumstances in which their bases in such REMIC Residual Certificates will not be sufficiently large that such distributions will be treated as non-taxable returns of capital. Their bases in such REMIC Residual Certificates will initially equal the amount paid for such REMIC Residual Certificates and will be increased by their allocable shares of taxable income of the REMIC. However, such bases increases may not occur until the end of the calendar quarter, or perhaps the end of the calendar year, with respect to which such REMIC taxable income is allocated to the REMIC Residual Certificateholders. To the extent such REMIC Residual Certificateholders' initial bases are less than the distributions to such REMIC Residual Certificateholders, and increases in such initial bases either occur after such distributions or (together with their initial bases) are less than the amount of such distributions, gain will be recognized to such REMIC Residual Certificateholders on such distributions and will be treated as gain from the sale of their REMIC Residual Certificates.

    The effect of these rules is that a REMIC Residual Certificateholder may not amortize its basis in a REMIC Residual Certificate, but may only recover its basis through distributions, through the deduction of any net losses of the REMIC or upon the sale of its REMIC Residual Certificate. See "--Sales of REMIC Certificates" below. For a discussion of possible modifications of these rules that may require adjustments to income of a holder of a REMIC Residual Certificate other than an original holder in order to reflect any difference between the cost of such REMIC Residual Certificate to such REMIC Residual Certificateholder and the adjusted basis such REMIC Residual Certificate would have in the hands of an original holder see "--Taxation of Owners of REMIC Residual Certificates--General" above.

    EXCESS INCLUSIONS. Any "excess inclusions" with respect to a REMIC Residual Certificate will be subject to federal income tax in all events.

    In general, the "excess inclusions" with respect to a REMIC Residual Certificate for any calendar quarter will be the excess, if any, of (i) the daily portions of REMIC taxable income allocable to such REMIC Residual Certificate over (ii) the sum of the "daily accruals" (as defined below) for each day during such quarter that such REMIC Residual Certificate was held by such REMIC Residual Certificateholder. The daily accruals of a REMIC Residual Certificateholder will be determined by allocating to each day during a calendar quarter its ratable portion of the product of the "adjusted issue price" of the REMIC Residual Certificate at the beginning of the calendar quarter and 120% of the "long-term Federal rate" in effect on the Closing Date. For this purpose, the adjusted issue price of a REMIC Residual Certificate as of the beginning of any calendar quarter will be equal to the issue price of the REMIC Residual Certificate, increased by the sum of the daily accruals for all prior quarters and decreased (but not below zero) by any distributions made with respect to such REMIC Residual Certificate before the beginning of such quarter. The issue price of a REMIC Residual Certificate is the initial offering price to the public (excluding bond houses and brokers) at which a substantial amount of the REMIC Residual Certificates were sold. The "long-term Federal rate" is an average of current yields on Treasury securities with a remaining term of greater than nine years, computed and published monthly by the IRS. Although it has not done so, the Treasury has authority to issue regulations that would treat the entire amount of income accruing on a REMIC Residual Certificate as an excess inclusion if the REMIC Residual Certificates are considered not to have "significant value."

    For REMIC Residual Certificateholders, excess inclusions (i) will not be permitted to be offset by deductions, losses or loss carryovers from other activities, (ii) will be treated as "unrelated business taxable income" to an otherwise tax-exempt organization and (iii) will not be eligible for any rate reduction or exemption under any applicable tax treaty with respect to the 30% United States withholding tax imposed on distributions to REMIC Residual Certificateholders that are foreign investors. See, however, "--Foreign Investors in REMIC Certificates" below. Furthermore, for purposes of the alternative minimum tax, (i) excess inclusions will not be permitted to be offset by the alternative tax net operating loss deduction and (ii) alternative minimum taxable income may not be less than the taxpayer's excess inclusions. The latter rule has the effect of preventing non-refundable tax credits from reducing the taxpayer's income tax to an amount lower than the tentative minimum tax on excess inclusions.

    In the case of any REMIC Residual Certificates held by a real estate investment trust, the aggregate excess inclusions with respect to such REMIC Residual Certificates, reduced (but not below zero) by the real estate investment trust taxable income (within the meaning of Section 857(b)(2) of the Code, excluding any net capital gain), will be allocated among the shareholders of such trust in proportion to the dividends received by such shareholders from such trust, and any amount so allocated will be treated as an excess inclusion with respect to a REMIC Residual Certificate as if held directly by such shareholder. Treasury regulations yet to be issued could apply a similar rule to regulated investment companies, common trust funds and certain cooperatives; the REMIC Regulations currently do not address this subject.

    NONECONOMIC REMIC RESIDUAL CERTIFICATES. Under the REMIC Regulations, transfers of "noneconomic" REMIC Residual Certificates will be disregarded for all federal income tax purposes if "a significant purpose of the transfer was to enable the transferor to impede the assessment or collection of tax". If such transfer is disregarded, the purported transferor will continue to remain liable for any taxes due with respect to the income on such "noneconomic" REMIC Residual Certificate. The REMIC Regulations provide that a REMIC Residual Certificate is noneconomic unless, based on the Prepayment Assumption and on any required or permitted clean up calls, or required liquidation provided for in the REMIC's organizational documents, (1) the present value of the expected future distributions (discounted using the "applicable Federal rate" for obligations whose term ends on the close of the last quarter in which excess inclusions are expected to accrue with respect to the REMIC Residual Certificate, which rate is computed and published monthly by the IRS) on the REMIC Residual Certificate equals at least the present value of the expected tax on the anticipated excess inclusions, and (2) the transferor reasonably expects that the transferee will receive distributions with respect to the REMIC Residual Certificate at or after the time the taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes. Accordingly, all transfers of REMIC Residual Certificates that may constitute noneconomic residual interests will be subject to certain restrictions under the terms of the related Pooling and Servicing Agreement that are intended to reduce the possibility of any such transfer being disregarded. Such restrictions will require each party to a transfer to provide an affidavit that no purpose of such transfer is to impede the assessment or collection of tax, including certain representations as to the financial condition of the prospective transferee, as to which the transferor is also required to make a reasonable investigation to determine such transferee's historic payment of its debts and ability to continue to pay its debts as they come due in the future. Prior to purchasing a REMIC Residual Certificate, prospective purchasers should consider the possibility that a purported transfer of such REMIC Residual Certificate by such a purchaser to another purchaser at some future date may be disregarded in accordance with the above-described rules which would result in the retention of tax liability by such purchaser.

    The related Prospectus Supplement will disclose whether offered REMIC Residual Certificates may be considered "noneconomic" residual interests under the REMIC Regulations; provided, however, that any disclosure that a REMIC Residual Certificate will not be considered "noneconomic" will be based upon certain assumptions, and the Depositor will make no representation that a REMIC Residual Certificate will not be considered "noneconomic" for purposes of the above-described rules. See "--Foreign Investors in REMIC Certificates--REMIC Residual Certificates" below for additional restrictions applicable to transfers of certain REMIC Residual Certificates to foreign persons.

    MARK-TO-MARKET RULES. On December 23, 1996, the IRS released final regulations (the "Mark-to-Market Regulations") relating to the requirement that a securities dealer mark to market securities held for sale to customers. This mark-to-market requirement applies to all securities owned by a dealer, except to the extent that the dealer has specifically identified a security as held for investment. The Mark-to-Market Regulations provide that, for purposes of this mark-to-market requirement, a REMIC Residual Certificate is not treated as a security and thus may not be marked to market.

    POSSIBLE PASS-THROUGH OF MISCELLANEOUS ITEMIZED DEDUCTIONS. Fees and expenses of a REMIC generally will be allocated to the holders of the related REMIC Residual Certificates. The applicable Treasury regulations indicate, however, that in the case of a REMIC that is similar to a single class grantor trust, all or a portion of such fees and expenses should be allocated to the holders of the related REMIC Regular Certificates. Unless otherwise stated in the related Prospectus Supplement, such fees and expenses will be allocated to holders of the related REMIC Residual Certificates in their entirety and not to the holders of the related REMIC Regular Certificates.

    With respect to REMIC Residual Certificates or REMIC Regular Certificates the holders of which receive an allocation of fees and expenses in accordance with the preceding discussion, if any holder thereof is an individual, estate or trust, or a "pass-through entity" beneficially owned by one or more individuals, estates or trusts, (i) an amount equal to such individual's, estate's or trust's share of such fees and expenses will be added to the gross income of such holder and (ii) such individual's, estate's or trust's share of such fees and expenses will be treated as a miscellaneous itemized deduction allowable subject to the limitation of Section 67 of the Code, which permits such deductions only to the extent they exceed in the aggregate two percent of a taxpayer's adjusted gross income. In addition, Section 68 of the Code provides that the amount of itemized deductions otherwise allowable for an individual whose adjusted gross income exceeds a specified amount will be reduced by the lesser of (i) 3% of the excess of the individual's adjusted gross income over such amount or (ii) 80% of the amount of itemized deductions otherwise allowable for the taxable year. The amount of additional taxable income reportable by REMIC Certificateholders that are subject to the limitations of either Section 67 or Section 68 of the Code may be substantial. Furthermore, in determining the alternative minimum taxable income of such a holder of a REMIC Certificate that is an individual, estate or trust, or a "pass-through entity" beneficially owned by one or more individuals, estates or trusts, no deduction will be allowed for such holder's allocable portion of servicing fees and other miscellaneous itemized deductions of the REMIC, even though an amount equal to the amount of such fees and other deductions will be included in such holder's gross income. Accordingly, such REMIC Certificates may not be appropriate investments for individuals, estates, or trusts, or pass-through entities beneficially owned by one or more individuals, estates or trusts. Such prospective investors should consult with their tax advisors prior to making an investment in such Certificates.

    SALES OF REMIC CERTIFICATES. If a REMIC Certificate is sold, the selling Certificateholder will recognize gain or loss equal to the difference between the amount realized on the sale and its adjusted basis in the REMIC Certificate. The adjusted basis of a REMIC Regular Certificate generally will equal the cost of such REMIC Regular Certificate to such Certificateholder, increased by income reported by such Certificateholder with respect to such REMIC Regular Certificate (including original issue discount and market discount income) and reduced (but not below zero) by distributions on such REMIC Regular Certificate received by such Certificateholder and by any amortized premium. The adjusted basis of a REMIC Residual Certificate will be determined as described under "--Taxation of Owners of REMIC Residual Certificates--Basis Rules, Net Losses and Distributions". Except as provided in the following four paragraphs, any such gain or loss will be capital gain or loss, provided such REMIC Certificate is held as a capital asset (generally, property held for investment) within the meaning of Section 1221 of the Code. The Code as of the date of this Prospectus provides for a top marginal tax rate of 39.6% for individuals and a maximum marginal rate for long term capital gains of individuals of 28%. No such rate differential exists for corporations. In addition, the distinction between a capital gain or loss and ordinary income or loss remains relevant for other purposes.

    Gain from the sale of a REMIC Regular Certificate that might otherwise be capital gain will be treated as ordinary income to the extent such gain does not exceed the excess, if any, of (i) the amount that would have been includible in the seller's income with respect to such REMIC Regular Certificate assuming that income had accrued thereon at a rate equal to 110% of the "applicable Federal rate" (generally, a rate based on an average of current yields on Treasury securities having a maturity comparable to that of the Certificate based on the application of the Prepayment Assumption to such

Certificate which rate is computed and published monthly by the IRS), determined as of the date of purchase of such REMIC Regular Certificate, over (ii) the amount of ordinary income actually includible in the seller's income prior to such sale. In addition, gain recognized on the sale of a REMIC Regular Certificate by a seller who purchased such REMIC Regular Certificate at a market discount will be taxable as ordinary income in an amount not exceeding the portion of such discount that accrued during the period such REMIC Certificate was held by such holder, reduced by any market discount included in income under the rules described above under "--Taxation of Owners of REMIC Regular Certificates-- Market Discount" and "--Premium".

    REMIC Certificates will be "evidences of indebtedness" within the meaning of
Section 582(c)(1) of the Code, so that gain or loss recognized from the sale of a REMIC Certificate by a bank or thrift institution to which such section applies will be ordinary income or loss.

    Except as may be provided in Treasury regulations yet to be issued, if the seller of a REMIC Residual Certificate reacquires such REMIC Residual Certificate, or acquires any other residual interest in a REMIC or any similar interest in a "taxable mortgage pool" (as defined in Section 7701(i) of the Code) during the period beginning six months before, and ending six months after, the date of such sale, such sale will be subject to the "wash sale" rules of Section 1091 of the Code. In that event, any loss realized by the REMIC Residual Certificateholder on the sale will not be deductible, but instead will be added to such REMIC Residual Certificateholder's adjusted basis in the newly-acquired asset.

    PROHIBITED TRANSACTIONS TAX AND OTHER TAXES. The Code imposes a tax on REMICs equal to 100% of the net income derived from "prohibited transactions" (a "Prohibited Transactions Tax"). In general, subject to certain specified exceptions a prohibited transaction means the disposition of a Mortgage Loan, the receipt of income from a source other than a Mortgage Loan or certain other permitted investments, the receipt of compensation for services, or gain from the disposition of an asset purchased with the payments on the Mortgage Loans for temporary investment pending distribution on the REMIC Certificates. It is not anticipated that any REMIC will engage in any prohibited transactions in which it would recognize a material amount of net income.

    In addition, certain contributions to a REMIC made after the day on which the REMIC issues all of its interests could result in the imposition of a tax on the REMIC equal to 100% of the value of the contributed property (a "Contributions Tax"). Each Pooling and Servicing Agreement will include provisions designed to prevent the acceptance of any contributions that would be subject to such tax.

    REMICs also are subject to federal income tax at the highest corporate rate on "net income from foreclosure property", determined by reference to the rules applicable to real estate investment trusts. "Net income from foreclosure property" generally means gain from the sale of a foreclosure property that is inventory property and gross income from foreclosure property other than qualifying rents and other qualifying income for a real estate investment trust. Unless otherwise disclosed in the related Prospectus Supplement, it is not anticipated that any REMIC will recognize "net income from foreclosure property" subject to federal income tax.

    Unless otherwise disclosed in the related Prospectus Supplement, it is not anticipated that any material state or local income or franchise tax will be imposed on any REMIC.

    Unless otherwise stated in the related Prospectus Supplement, and to the extent permitted by then applicable laws, any Prohibited Transactions Tax, Contributions Tax, tax on "net income from foreclosure property" or state or local income or franchise tax that may be imposed on the REMIC will be borne by the related Master Servicer, Special Servicer, Manager or Trustee in any case out of its own funds, provided that such person has sufficient assets to do so, and provided further that such tax arises out of a breach of such person's obligations under the related Pooling and Servicing Agreement and in respect of compliance with applicable laws and regulations. Any such tax not borne by a Master Servicer, Special Servicer, Manager or Trustee will be charged against the related Trust Fund resulting in a reduction in amounts payable to holders of the related REMIC Certificates.

    TAX AND RESTRICTIONS ON TRANSFERS OF REMIC RESIDUAL CERTIFICATES TO CERTAIN ORGANIZATIONS. If a REMIC Residual Certificate is transferred to a "disqualified organization" (as defined below), a tax would be imposed in an amount (determined under the REMIC Regulations) equal to the product of (i) the present value (discounted using the "applicable Federal rate" for obligations whose term ends on the close of the last quarter in which excess inclusions are expected to accrue with respect to the REMIC Residual Certificate, which rate is computed and published monthly by the IRS) of the total anticipated excess inclusions with respect to such REMIC Residual Certificate for periods after the transfer and (ii) the highest marginal federal income tax rate applicable to corporations. The anticipated excess inclusions must be determined as of the date that the REMIC Residual Certificate is transferred and must be based on events that have occurred up to the time of such transfer, the Prepayment Assumption and any required or permitted clean up calls or required liquidation provided for in the REMIC's organizational documents. Such a tax generally would be imposed on the transferor of the REMIC Residual Certificate, except that where such transfer is through an agent for a disqualified organization, the tax would instead be imposed on such agent. However, a transferor of a REMIC Residual Certificate would in no event be liable for such tax with respect to a transfer if the transferee furnishes to the transferor an affidavit that the transferee is not a disqualified organization and, as of the time of the transfer, the transferor does not have actual knowledge that such affidavit is false. Moreover, an entity will not qualify as a REMIC unless there are reasonable arrangements designed to ensure that (i) residual interests in such entity are not held by disqualified organizations and (ii) information necessary for the application of the tax described herein will be made available. Restrictions on the transfer of REMIC Residual Certificates and certain other provisions that are intended to meet this requirement will be included in each Pooling and Servicing Agreement, and will be discussed in any Prospectus Supplement relating to the offering of any REMIC Residual Certificate.

    In addition, if a "pass-through entity" (as defined below) includes in income excess inclusions with respect to a REMIC Residual Certificate, and a disqualified organization is the record holder of an interest in such entity, then a tax will be imposed on such entity equal to the product of (i) the amount of excess inclusions on the REMIC Residual Certificate that are allocable to the interest in the pass-through entity held by such disqualified organization and
(ii) the highest marginal federal income tax rate imposed on corporations. A pass-through entity will not be subject to this tax for any period, however, if each record holder of an interest in such pass-through entity furnishes to such pass-through entity (i) such holder's social security number and a statement under penalties of perjury that such social security number is that of the record holder or (ii) a statement under penalties of perjury that such record holder is not a disqualified organization.

    For these purposes, a "disqualified organization" means (i) the United States, any State or political subdivision thereof, any foreign government, any international organization, or any agency or instrumentality of the foregoing (but would not include instrumentalities described in Section 168(h)(2)(D) of the Code or the Federal Home Loan Mortgage Corporation), (ii) any organization (other than a cooperative described in Section 521 of the Code) that is exempt from federal income tax, unless it is subject to the tax imposed by Section 511 of the Code or (iii) any organization described in Section 1381(a)(2)(C) of the Code. For these purposes, a "pass-through entity" means any regulated investment company, real estate investment trust, trust, partnership or certain other entities described in Section 860E(e)(6) of the Code. In addition, a person holding an interest in a pass-through entity as a nominee for another person will, with respect to such interest, be treated as a pass-through entity.

    TERMINATION. A REMIC will terminate immediately after the Distribution Date following receipt by the REMIC of the final payment in respect of the Mortgage Loans or upon a sale of the REMIC's assets following the adoption by the REMIC of a plan of complete liquidation. The last distribution on a REMIC Regular Certificate will be treated as a payment in retirement of a debt instrument. In the case of a REMIC Residual Certificate, if the last distribution on such REMIC Residual Certificate is less than the REMIC Residual Certificateholder's adjusted basis in such Certificate, such REMIC Residual Certificateholder should (but may not) be treated as realizing a loss equal to the amount of such difference, and such loss may be treated as a capital loss.

    REPORTING AND OTHER ADMINISTRATIVE MATTERS. Solely for purposes of the administrative provisions of the Code, the REMIC will be treated as a partnership and REMIC Residual Certificateholders will be treated as partners. Unless otherwise stated in the related Prospectus Supplement, the Trustee or the Master Servicer, which generally will hold at least a nominal amount of REMIC Residual Certificates, will file REMIC federal income tax returns on behalf of the related REMIC, and will be designated as and will act as the "tax matters person" with respect to the REMIC in all respects.

    As the tax matters person, the Trustee or the Master Servicer, as the case may be, subject to certain notice requirements and various restrictions and limitations, generally will have the authority to act on behalf of the REMIC and the REMIC Residual Certificateholders in connection with the administrative and judicial review of items of income, deduction, gain or loss of the REMIC, as well as the REMIC's classification. REMIC Residual Certificateholders generally will be required to report such REMIC items consistently with their treatment on the related REMIC's tax return and may in some circumstances be bound by a settlement agreement between the Trustee or the Master Servicer, as the case may be, as tax matters person, and the IRS concerning any such REMIC item. Adjustments made to the REMIC tax return may require a REMIC Residual Certificateholder to make corresponding adjustments on its return, and an audit of the REMIC's tax return, or the adjustments resulting from such an audit, could result in an audit of a REMIC Residual Certificateholder's return. No REMIC will be registered as a tax shelter pursuant to Section 6111 of the Code because it is not anticipated that any REMIC will have a net loss for any of the first five taxable years of its existence. Any person that holds a REMIC Residual Certificate as a nominee for another person may be required to furnish to the related REMIC, in a manner to be provided in Treasury regulations, the name and address of such person and other information.

    Reporting of interest income, including any original issue discount, with respect to REMIC Regular Certificates is required annually, and may be required more frequently under Treasury regulations. These information reports generally are required to be sent to individual holders of REMIC Regular Interests and the IRS; holders of REMIC Regular Certificates that are corporations, trusts, securities dealers and certain other non-individuals will be provided interest and original issue discount income information and the information set forth in the following paragraph upon request in accordance with the requirements of the applicable regulations. The information must be provided by the later of 30 days after the end of the quarter for which the information was requested, or two weeks after the receipt of the request. The REMIC must also comply with rules requiring a REMIC Regular Certificate issued with original issue discount to disclose on its face the amount of original issue discount and the issue date, and requiring such information to be reported to the IRS. Reporting with respect to REMIC Residual Certificates, including income, excess inclusions, investment expenses and relevant information regarding qualification of the REMIC's assets will be made as required under the Treasury regulations, generally on a quarterly basis.

    As applicable, the REMIC Regular Certificate information reports will include a statement of the adjusted issue price of the REMIC Regular Certificate at the beginning of each accrual period. In addition, the reports will include information required by regulations with respect to computing the accrual of any market discount. Because exact computation of the accrual of market discount on a constant yield method would require information relating to the holder's purchase price that the REMIC may not have, such regulations only require that information pertaining to the appropriate proportionate method of accruing market discount be provided. See "--Taxation of Owners of REMIC Regular Certificates--Market Discount".

    Unless otherwise specified in the related Prospectus Supplement, the responsibility for complying with the foregoing reporting rules will be borne by either the Trustee or the Master Servicer.

    BACKUP WITHHOLDING WITH RESPECT TO REMIC CERTIFICATES. Payments of interest and principal, as well as payments of proceeds from the sale of REMIC Certificates, may be subject to the "backup withholding tax" under Section 3406 of the Code at a rate of 31% if recipients of such payments fail to furnish to the payor certain information, including their taxpayer identification numbers, or otherwise fail to establish an exemption from such tax. Any amounts deducted and withheld from a distribution to a recipient would be allowed as a credit against such recipient's federal income tax. Furthermore, certain penalties may be imposed by the IRS on a recipient of payments that is required to supply information but that does not do so in the proper manner.

    FOREIGN INVESTORS IN REMIC CERTIFICATES. A REMIC Regular Certificateholder that is not a "United States Person" (as defined below) and is not subject to federal income tax as a result of any direct or indirect connection to the United States in addition to its ownership of a REMIC Regular Certificate will not, unless otherwise disclosed in the related Prospectus Supplement, be subject to United States federal income or withholding tax in respect of a distribution on a REMIC Regular Certificate, provided that the holder complies to the extent necessary with certain identification requirements (including delivery of a statement, signed by the Certificateholder under penalties of perjury, certifying that such Certificateholder is not a United States Person and providing the name and address of such Certificateholder). For these purposes, "UNITED STATES PERSON" means a citizen or resident of the United States, a corporation, partnership or other entity created or organized in, or under the laws of, the United States or any political subdivision thereof, or an estate whose income is subject to United States income tax regardless of its source, or a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States fiduciaries have the authority to control all substantial decisions of the trust. It is possible that the IRS may assert that the foregoing tax exemption should not apply with respect to a REMIC Regular Certificate held by a REMIC Residual Certificateholder that owns directly or indirectly a 10% or greater interest in the REMIC Residual Certificates. If the holder does not qualify for exemption, distributions of interest, including distributions in respect of accrued original issue discount, to such holder may be subject to a tax rate of 30%, subject to reduction under any applicable tax treaty.

    In addition, the foregoing rules will not apply to exempt a United States shareholder of a controlled foreign corporation from taxation on such United States shareholder's allocable portion of the interest income received by such controlled foreign corporation.

    Further, it appears that a REMIC Regular Certificate would not be included in the estate of a non-resident alien individual and would not be subject to United States estate taxes. However, Certificateholders who are non-resident alien individuals should consult their tax advisors concerning this question.

    Unless otherwise stated in the related Prospectus Supplement, transfers of REMIC Residual Certificates to investors that are not United States Persons will be prohibited under the related Pooling and Servicing Agreement.

GRANTOR TRUST FUNDS

    CLASSIFICATION OF GRANTOR TRUST FUNDS. With respect to each series of Grantor Trust Certificates, counsel to the Depositor will deliver its opinion to the effect that, assuming compliance with all provisions of the related Pooling and Servicing Agreement, the related Grantor Trust Fund will be classified as a grantor trust under subpart E, part I of subchapter J of the Code and not as a partnership or an association taxable as a corporation. Accordingly, each holder of a Grantor Trust Certificate generally will be treated as the owner of an interest in the Mortgage Loans included in the Grantor Trust Fund.

    For purposes of the following discussion, a Grantor Trust Certificate representing an undivided equitable ownership interest in the principal of the Mortgage Loans constituting the related Grantor Trust Fund, together with interest thereon at a pass-through rate, will be referred to as a "Grantor Trust

Fractional Interest Certificate". A Grantor Trust Certificate representing ownership of all or a portion of the difference between interest paid on the Mortgage Loans constituting the related Grantor Trust Fund (net of normal administration fees) and interest paid to the holders of Grantor Trust Fractional Interest Certificates issued with respect to such Grantor Trust Fund will be referred to as a "Grantor Trust Strip Certificate". A Grantor Trust Strip Certificate may also evidence a nominal ownership interest in the principal of the Mortgage Loans constituting the related Grantor Trust Fund.

    TAXATION OF OWNERS OF GRANTOR TRUST FRACTIONAL INTEREST CERTIFICATES.

    GENERAL. Holders of a particular series of Grantor Trust Fractional Interest Certificates generally will be required to report on their federal income tax returns their shares of the entire income from the Mortgage Loans (including amounts used to pay reasonable servicing fees and other expenses) and will be entitled to deduct their shares of any such reasonable servicing fees and other expenses. Because of stripped interests, market or original issue discount, or premium, the amount includible in income on account of a Grantor Trust Fractional Interest Certificate may differ significantly from the amount distributable thereon representing interest on the Mortgage Loans. Under Section 67 of the Code, an individual, estate or trust holding a Grantor Trust Fractional Interest Certificate directly or through certain pass-through entities will be allowed a deduction for such reasonable servicing fees and expenses only to the extent that the aggregate of such holder's miscellaneous itemized deductions exceeds two percent of such holder's adjusted gross income. In addition, Section 68 of the Code provides that the amount of itemized deductions otherwise allowable for an individual whose adjusted gross income exceeds a specified amount will be reduced by the lesser of (i) 3% of the excess of the individual's adjusted gross income over such amount or (ii) 80% of the amount of itemized deductions otherwise allowable for the taxable year. The amount of additional taxable income reportable by holders of Grantor Trust Fractional Interest Certificates who are subject to the limitations of either
Section 67 or Section 68 of the Code may be substantial. Further, Certificateholders (other than corporations) subject to the alternative minimum tax may not deduct miscellaneous itemized deductions in determining such holder's alternative minimum taxable income. Although it is not entirely clear, it appears that in transactions in which multiple classes of Grantor Trust Certificates (including Grantor Trust Strip Certificates) are issued, such fees and expenses should be allocated among the classes of Grantor Trust Certificates using a method that recognizes that each such class benefits from the related services. In the absence of statutory or administrative clarification as to the method to be used, it currently is intended to base information returns or reports to the IRS and Certificateholders on a method that allocates such expenses among classes of Grantor Trust Certificates with respect to each period based on the distributions made to each such class during that period.

    The federal income tax treatment of Grantor Trust Fractional Interest Certificates of any series will depend on whether they are subject to the "stripped bond" rules of Section 1286 of the Code. Grantor Trust Fractional Interest Certificates may be subject to those rules if (i) a class of Grantor Trust Strip Certificates is issued as part of the same series of Certificates or
(ii) the Depositor or any of its affiliates retains (for its own account or for purposes of resale) a right to receive a specified portion of the interest payable on a Mortgage Asset. Further, the IRS has ruled that an unreasonably high servicing fee retained by a seller or servicer will be treated as a retained ownership interest in mortgages that constitutes a stripped coupon. For purposes of determining what constitutes reasonable servicing fees for various types of mortgages the IRS has established certain "safe harbors." The servicing fees paid with respect to the Mortgage Loans for certain series of Grantor Trust Certificates may be higher than the "safe harbors" and, accordingly, may not constitute reasonable servicing compensation. The related Prospectus Supplement will include information regarding servicing fees paid to a Master Servicer, a Special Servicer, any Sub-Servicer or their respective affiliates necessary to determine whether the preceding "safe harbor" rules apply.

    IF STRIPPED BOND RULES APPLY. If the stripped bond rules apply, each Grantor Trust Fractional Interest Certificate will be treated as having been issued with "original issue discount" within the meaning of Section 1273(a) of the Code, subject, however, to the discussion below regarding the treatment of certain stripped bonds as market discount bonds and the discussion regarding DE MINIMIS market discount. See "--Taxation of Owners of Grantor Trust Fractional Interest Certificates--Market Discount" below. Under the stripped bond rules, the holder of a Grantor Trust Fractional Interest Certificate (whether a cash or accrual method taxpayer) will be required to report interest income from its Grantor Trust Fractional Interest Certificate for each month in an amount equal to the income that accrues on such Certificate in that month calculated under a constant yield method, in accordance with the rules of the Code relating to original issue discount.

    The original issue discount on a Grantor Trust Fractional Interest Certificate will be the excess of such Certificate's stated redemption price over its issue price. The issue price of a Grantor Trust Fractional Interest Certificate as to any purchaser will be equal to the price paid by such purchaser of the Grantor Trust Fractional Interest Certificate. The stated redemption price of a Grantor Trust Fractional Interest Certificate will be the sum of all payments to be made on such Certificate, other than "qualified stated interest", if any, as well as such Certificate's share of reasonable servicing fees and other expenses. See "--Taxation of Owners of Grantor Trust Fractional Interest Certificates--If Stripped Bond Rules Do Not Apply" for a definition of "qualified stated interest". In general, the amount of such income that accrues in any month would equal the product of such holder's adjusted basis in such Grantor Trust Fractional Interest Certificate at the beginning of such month (see "--Sales of Grantor Trust Certificates" below) and the yield of such Grantor Trust Fractional Interest Certificate to such holder. Such yield would be computed as the rate (compounded based on the regular interval between payment dates) that, if used to discount the holder's share of future payments on the Mortgage Loans, would cause the present value of those future payments to equal the price at which the holder purchased such Certificate. In computing yield under the stripped bond rules, a Certificateholder's share of future payments on the Mortgage Loans will not include any payments made in respect of any ownership interest in the Mortgage Loans retained by the Depositor, a Master Servicer, a Special Servicer, any Sub-Servicer or their respective affiliates, but will include such Certificateholder's share of any reasonable servicing fees and other expenses.

    Section 1272(a)(6) of the Code requires (i) the use of a reasonable prepayment assumption in accruing original issue discount and (ii) adjustments in the accrual of original issue discount when prepayments do not conform to the prepayment assumption, with respect to certain categories of debt instruments, and regulations could be adopted applying those provisions to the Grantor Trust Fractional Interest Certificates. It is unclear whether those provisions would be applicable to the Grantor Trust Fractional Interest Certificates or whether use of a reasonable prepayment assumption may be required or permitted without reliance on these rules. It is also uncertain, if a prepayment assumption is used, whether the assumed prepayment rate would be determined based on conditions at the time of the first sale of the Grantor Trust Fractional Interest Certificate or, with respect to any holder, at the time of purchase of the Grantor Trust Fractional Interest Certificate by that holder. Certificateholders are advised to consult their tax advisors concerning reporting original issue discount in general and, in particular, whether a prepayment assumption should be used in reporting original issue discount with respect to Grantor Trust Fractional Interest Certificates.

    In the case of a Grantor Trust Fractional Interest Certificate acquired at a price equal to the principal amount of the Mortgage Loans allocable to such Certificate, the use of a prepayment assumption generally would not have any significant effect on the yield used in calculating accruals of interest income. In the case, however, of a Grantor Trust Fractional Interest Certificate acquired at a discount or premium (that is, at a price less than or greater than such principal amount, respectively), the use of a reasonable prepayment assumption would increase or decrease such yield, and thus accelerate or decelerate, respectively, the reporting of income.

    If a prepayment assumption is not used, then when a Mortgage Loan prepays in full, the holder of a Grantor Trust Fractional Interest Certificate acquired at a discount or a premium generally will recognize ordinary income or loss equal to the difference between the portion of the prepaid principal amount of the Mortgage Loan that is allocable to such Certificate and the portion of the adjusted basis of such Certificate that is allocable to such Certificateholder's interest in the Mortgage Loan. If a prepayment assumption is used, it appears that no separate item of income or loss should be recognized upon a prepayment. Instead, a prepayment should be treated as a partial payment of the stated redemption price of the Grantor Trust Fractional Interest Certificate and accounted for under a method similar to that described for taking account of original issue discount on REMIC Regular Certificates. See "-- REMICs--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount". It is unclear whether any other adjustments would be required to reflect differences between an assumed prepay-ment rate and the actual rate of prepayments.

    In the absence of statutory or administrative clarification, it is currently intended to base information reports or returns to the IRS and Certificateholders in transactions subject to the stripped bond rules on a prepayment assumption that will be disclosed in the related Prospectus Supplement and on a constant yield computed using a representative initial offering price for each class of Certificates. However, neither the Depositor nor any other person will make any representation that the Mortgage Loans will in fact prepay at a rate conforming to such prepayment assumption or any other rate and Certificateholders should bear in mind that the use of a representative initial offering price will mean that such information returns or reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial Certificateholders of each series who bought at that price.

    Under Treasury regulation Section 1.1286-1(b), certain stripped bonds are to be treated as market discount bonds and, accordingly, any purchaser of such a bond is to account for any discount on the bond as market discount rather than original issue discount. This treatment only applies, however, if immediately after the most recent disposition of the bond by a person stripping one or more coupons from the bond and disposing of the bond or coupon (i) there is no original issue discount (or only a DE MINIMIS amount of original issue discount) or (ii) the annual stated rate of interest payable on the original bond is no more than one percentage point lower than the gross interest rate payable on the original mortgage loan (before subtracting any servicing fee or any stripped coupon). If interest payable on a Grantor Trust Fractional Interest Certificate is more than one percentage point lower than the gross interest rate payable on the Mortgage Loans, the related Prospectus Supplement will disclose that fact. If the original issue discount or market discount on a Grantor Trust Fractional Interest Certificate determined under the stripped bond rules is less than 0.25% of the stated redemption price multiplied by the weighted average maturity of the Mortgage Loans, then such original issue discount or market discount will be considered to be DE MINIMIS. Original issue discount or market discount of only a DE MINIMIS amount will be included in income in the same manner as DE MINIMIS original issue and market discount described in "--Taxation of Owners of Grantor Trust Fractional Interest Certificates--If Stripped Bond Rules Do Not Apply" and "--Market Discount" below.

    IF STRIPPED BOND RULES DO NOT APPLY. Subject to the discussion below on original issue discount, if the stripped bond rules do not apply to a Grantor Trust Fractional Interest Certificate, the Certificateholder will be required to report its share of the interest income on the Mortgage Loans in accordance with such Certificateholder's normal method of accounting. The original issue discount rules will apply, even if the stripped bond rules do not apply, to a Grantor Trust Fractional Interest Certificate to the extent it evidences an interest in Mortgage Loans issued with original issue discount.

    The original issue discount, if any, on the Mortgage Loans will equal the difference between the stated redemption price of such Mortgage Loans and their issue price. For a definition of "stated redemption price," see "--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount" above. In general, the issue price of a Mortgage Loan will be the amount received by the borrower from the lender under the terms of the Mortgage Loan, less any "points" paid by the borrower, and the stated redemption price of a Mortgage Loan will equal its principal amount, unless the Mortgage Loan provides for an initial "teaser," or below-market interest rate. The determination as to whether original issue discount will be considered to be DE MINIMIS will be calculated using the same test as in the REMIC discussion. See "--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount" above.

    In the case of Mortgage Loans bearing adjustable or variable interest rates, the related Prospectus Supplement will describe the manner in which such rules will be applied with respect to those Mortgage Loans by the Trustee or Master Servicer, as applicable, in preparing information returns to the Certificateholders and the IRS.

    If original issue discount is in excess of a DE MINIMIS amount, all original issue discount with respect to a Mortgage Loan will be required to be accrued and reported in income each month, based on a constant yield. The OID Regulations suggest that no prepayment assumption is appropriate in computing the yield on prepayable obligations issued with original issue discount. In the absence of statutory or administrative clarification, it currently is not intended to base information reports or returns to the IRS and Certificateholders on the use of a prepayment assumption in transactions not subject to the stripped bond rules. However, Section 1272(a)(6) of the Code may require that a prepayment assumption be made in computing yield with respect to all mortgage-backed securities. Certificateholders are advised to consult their own tax advisors concerning whether a prepayment assumption should be used in reporting original issue discount with respect to Grantor Trust Fractional Interest Certificates. Certificateholders should refer to the related Prospectus Supplement with respect to each series to determine whether and in what manner the original issue discount rules will apply to Mortgage Loans in such series.

    A purchaser of a Grantor Trust Fractional Interest Certificate that purchases such Grantor Trust Fractional Interest Certificate at a cost less than such Certificate's allocable portion of the aggregate remaining stated redemption price of the Mortgage Loans held in the related Trust Fund will also be required to include in gross income such Certificate's daily portions of any original issue discount with respect to such Mortgage Loans. However, each such daily portion will be reduced, if the cost of such Grantor Trust Fractional Interest Certificate to such purchaser is in excess of such Certificate's allocable portion of the aggregate "adjusted issue prices" of the Mortgage Loans held in the related Trust Fund, approximately in proportion to the ratio such excess bears to such Certificate's allocable portion of the aggregate original issue discount remaining to be accrued on such Mortgage Loans. The adjusted issue price of a Mortgage Loan on any given day equals the sum of (i) the adjusted issue price (or, in the case of the first accrual period, the issue price) of such Mortgage Loan at the beginning of the accrual period that includes such day and (ii) the daily portions of original issue discount for all days during such accrual period prior to such day. The adjusted issue price of a Mortgage Loan at the beginning of any accrual period will equal the issue price of such Mortgage Loan, increased by the aggregate amount of original issue discount with respect to such Mortgage Loan that accrued in prior accrual periods, and reduced by the amount of any payments made on such Mortgage Loan in prior accrual periods of amounts included in its stated redemption price.

    Unless otherwise provided in the related Prospectus Supplement, the Trustee or Master Servicer, as applicable, will provide to any holder of a Grantor Trust Fractional Interest Certificate such information as such holder may reasonably request from time to time with respect to original issue discount accruing on Grantor Trust Fractional Interest Certificates. See "--Grantor Trust Reporting" below.

    MARKET DISCOUNT. If the stripped bond rules do not apply to a Grantor Trust Fractional Interest Certificate, a Certificateholder may be subject to the market discount rules of Sections 1276 through 1278 of the Code to the extent an interest in a Mortgage Loan is considered to have been purchased at a "market discount", that is, in the case of a Mortgage Loan issued without original issue discount, at a purchase price less than its remaining stated redemption price (as defined above), or in the case of a Mortgage Loan issued with original issue discount, at a purchase price less than its adjusted issue price (as defined above). If market discount is in excess of a DE MINIMIS amount (as described below), the holder generally will be required to include in income in each month the amount of such discount that has accrued (under the rules described in the next paragraph) through such month that has not previously been included in income, but limited, in the case of the portion of such discount that is allocable to any Mortgage Loan, to the payment of stated redemption price on such Mortgage Loan that is received by (or, in the case of accrual basis Certificateholders, due to) the Trust Fund in that month. A Certificateholder may elect to include market discount in income currently as it accrues (under a constant yield method based on the yield of the Certificate to such holder) rather than including it on a deferred basis in accordance with the foregoing under rules similar to those described in "--Taxation of Owners of REMIC Regular Interests--Market Discount" above.

    Section 1276(b)(3) of the Code authorized the Treasury Department to issue regulations providing for the method for accruing market discount on debt instruments, the principal of which is payable in more than one installment. Until such time as regulations are issued by the Treasury Department, certain rules described in the Committee Report apply. Under those rules, in each accrual period market discount on the Mortgage Loans should accrue, at the holder's option: (i) on the basis of a constant yield method, (ii) in the case of a Mortgage Loan issued without original issue discount, in an amount that bears the same ratio to the total remaining market discount as the stated interest paid in the accrual period bears to the total stated interest remaining to be paid on the Mortgage Loan as of the beginning of the accrual period, or
(iii) in the case of a Mortgage Loan issued with original issue discount, in an amount that bears the same ratio to the total remaining market discount as the original issue discount accrued in the accrual period bears to the total original issue discount remaining at the beginning of the accrual period. The prepayment assumption, if any, used in calculating the accrual of original issue discount is to be used in calculating the accrual of market discount. The effect of using a prepayment assumption could be to accelerate the reporting of such discount income. Because the regulations referred to in this paragraph have not been issued, it is not possible to predict what effect such regulations might have on the tax treatment of a Mortgage Loan purchased at a discount in the secondary market.

    Because the Mortgage Loans will provide for periodic payments of stated redemption price, such discount may be required to be included in income at a rate that is not significantly slower than the rate at which such discount would be included in income if it were original issue discount.

    Market discount with respect to Mortgage Loans may be considered to be DE MINIMIS and, if so, will be includible in income under de minimis rules similar to those described in "--REMICs--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount" above within the exception that it is less likely that a prepayment assumption will be used for purposes of such rules with respect to the Mortgage Loans.

    Further, under the rules described in "--REMICs--Taxation of Owners of REMIC Regular Certificates--Market Discount", any discount that is not original issue discount and exceeds a DE MINIMIS amount may require the deferral of interest expense deductions attributable to accrued market discount not yet includible in income, unless an election has been made to report market discount currently as it accrues.

    PREMIUM. If a Certificateholder is treated as acquiring the underlying Mortgage Loans at a premium, that is, at a price in excess of their remaining stated redemption price, such Certificateholder may elect under Section 171 of the Code to amortize using a constant yield method the portion of such premium allocable to Mortgage Loans originated after September 27, 1985. Amortizable premium is treated as an offset to interest income on the related debt instrument, rather than as a separate interest deduction. However, premium allocable to Mortgage Loans originated before September 28, 1985 or to Mortgage Loans for which an amortization election is not made, should be allocated among the payments of stated redemption price on the Mortgage Loan and be allowed as a deduction as such payments are made (or, for a Certificateholder using the accrual method of accounting, when such payments of stated redemption price are due).

    It is unclear whether a prepayment assumption should be used in computing amortization of premium allowable under Section 171 of the Code. If premium is not subject to amortization using a prepayment assumption and a Mortgage Loan prepays in full, the holder of a Grantor Trust Fractional Interest Certificate acquired at a premium should recognize a loss equal to the difference between the portion of the prepaid principal amount of the Mortgage Loan that is allocable to the Certificate and the portion of the adjusted basis of the Certificate that is allocable to the Mortgage Loan. If a prepayment assumption is used to amortize such premium, it appears that such a loss would be unavailable. Instead, if a prepayment assumption is used, a prepayment should be treated as a partial payment of the stated redemption price of the Grantor Trust Fractional Interest Certificate and accounted for under a method similar to that described for taking account of original issue discount on REMIC Regular Certificates. See "--REMICs--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount". It is unclear whether any other adjustments would be required to reflect differences between the prepayment assumption and the actual rate of prepayments.

    TAXATION OF OWNERS OF GRANTOR TRUST STRIP CERTIFICATES. The "stripped coupon" rules of Section 1286 of the Code will apply to the Grantor Trust Strip Certificates. Except as described above in "--Taxation of Owners of Grantor Trust Fractional Interest Certificates--If Stripped Bond Rules Apply", no regulations or published rulings under Section 1286 of the Code have been issued and some uncertainty exists as to how it will be applied to securities such as the Grantor Trust Strip Certificates. Accordingly, holders of Grantor Trust Strip Certificates should consult their tax advisors concerning the method to be used in reporting income or loss with respect to such Certificates.

    The OID Regulations do not apply to "stripped coupons", although they provide general guidance as to how the original issue discount sections of the Code will be applied. In addition, the discussion below is subject to the discussion under "--Possible Application of Proposed Contingent Payment Rules" below and assumes that the holder of a Grantor Trust Strip Certificate will not own any Grantor Trust Fractional Interest Certificates.

    Under the stripped coupon rules, it appears that original issue discount will be required to be accrued in each month on the Grantor Trust Strip Certificates based on a constant yield method. In effect, each holder of Grantor Trust Strip Certificates would include as interest income in each month an amount equal to the product of such holder's adjusted basis in such Grantor Trust Strip Certificate at the beginning of such month and the yield of such Grantor Trust Strip Certificate to such holder. Such yield would be calculated based on the price paid for that Grantor Trust Strip Certificate by its holder and the payments remaining to be made thereon at the time of the purchase, plus an allocable portion of the servicing fees and expenses to be paid with respect to the Mortgage Loans. See "--Taxation of Owners of Grantor Trust Fractional Interest Certificates--If Stripped Bond Rules Apply" above.

    As noted above, Section 1272(a)(6) of the Code requires that a prepayment assumption be used in computing the accrual of original issue discount with respect to certain categories of debt instruments, and that adjustments be made in the amount and rate of accrual of such discount when prepayments do not conform to such prepayment assumption. Regulations could be adopted applying those provisions to the Grantor Trust Strip Certificates. It is unclear whether those provisions would be applicable to the Grantor Trust Strip Certificates or whether use of a prepayment assumption may be required or permitted in the absence of such regulations. It is also uncertain, if a prepayment assumption is used, whether the assumed prepayment rate would be determined based on conditions at the time of the first sale of the Grantor Trust Strip Certificate or, with respect to any subsequent holder, at the time of purchase of the Grantor Trust Strip Certificate by that holder.

    The accrual of income on the Grantor Trust Strip Certificates will be significantly slower if a prepayment assumption is permitted to be made than if yield is computed assuming no prepayments. In the absence of statutory or administrative clarification, it currently is intended to base information returns or reports to the IRS and Certificateholders on the Prepayment Assumption disclosed in the related Prospectus Supplement and on a constant yield computed using a representative initial offering price for each class of Certificates. However, neither the Depositor nor any other person will make any representation that the Mortgage Loans will in fact prepay at a rate conforming to the Prepayment Assumption or at any other rate and Certificateholders should bear in mind that the use of a representative initial offering price will mean that such information returns or reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial Certificateholders of each series who bought at that price. Prospective purchasers of the Grantor Trust Strip Certificates should consult their tax advisors regarding the use of the Prepayment Assumption.

    It is unclear under what circumstances, if any, the prepayment of a Mortgage Loan will give rise to a loss to the holder of a Grantor Trust Strip Certificate. If a Grantor Trust Strip Certificate is treated as a single instrument (rather than an interest in discrete mortgage loans) and the effect of prepayments is taken into account in computing yield with respect to such Grantor Trust Strip Certificate, it appears that no loss may be available as a result of any particular prepayment unless prepayments occur at a rate faster than the Prepayment Assumption. However, if a Grantor Trust Strip Certificate is treated as an interest in discrete Mortgage Loans, or if the Prepayment Assumption is not used, then when a Mortgage Loan is prepaid, the holder of a Grantor Trust Strip Certificate should be able to recognize a loss equal to the portion of the adjusted issue price of the Grantor Trust Strip Certificate that is allocable to such Mortgage Loan.

    POSSIBLE APPLICATION OF PROPOSED CONTINGENT PAYMENT RULES. The coupon stripping rules' general treatment of stripped coupons is to regard them as newly issued debt instruments in the hands of each purchaser. To the extent that payments on the Grantor Trust Strip Certificates would cease if the Mortgage Loans were prepaid in full, the Grantor Trust Strip Certificates could be considered to be debt instruments providing for contingent payments. Under the OID Regulations, debt instruments providing for contingent payments are not subject to the same rules as debt instruments providing for noncontingent payments. Treasury regulations were promulgated on June 11, 1996 regarding contingent payment debt instruments, but it appears that the Grantor Trust Strip Certificates, due to their similarity to other mortgage-backed securities (such as REMIC regular interests) that are expressly exempted from the application of such proposed regulations, may be excepted from such proposed regulations. Like the OID Regulations, such proposed regulations do not specifically address securities, such as the Grantor Trust Strip Certificates, that are subject to the stripped bond rules of Section 1286 of the Code.

    If the contingent payment rules under the proposed regulations were to apply, the holder of a Grantor Trust Strip Certificate would be required to apply the "noncontingent bond method." Under the "noncontingent bond method," the issuer of a Grantor Trust Strip Certificate determines a projected payment schedule on which interest will accrue. Holders of Grantor Trust Strip Certificates are bound by the issuer's projected payment schedule. The projected payment schedule consists of all noncontingent payments and a projected amount for each contingent payment based on the "comparable yield" (as described below) of the Grantor Trust Strip Certificate. The projected amount of each payment is determined so that the payment schedule reflects the "comparable yield." The projected amount of each payment must reasonably reflect the relative expected values of the payments to be received by the holders of a Grantor Trust Strip Certificate in the manner prescribed by the regulations. The "comparable yield" referred to above is generally the yield at which the issuer would issue a fixed rate debt instrument with terms and conditions similar to those of the Grantor Trust Strip Certificates, including the level of subordination, term, timing of payments and general market conditions. The holder of a Grantor Trust Strip Certificate would be required to include as interest income in each month the adjusted issue price of the Grantor Trust Strip Certificate at the beginning of the period multiplied by the projected yield.

    Assuming that a prepayment assumption were used, if the proposed regulations or their principles were applied to Grantor Trust Strip Certificates, the amount of income reported with respect thereto would be substantially similar to that described under "Taxation of Owners of Grantor Trust Strip Certificates."

    Certificateholders should consult their tax advisors concerning the possible application of the contingent payment rules to the Grantor Trust Strip Certificates.

    SALES OF GRANTOR TRUST CERTIFICATES. Any gain or loss, equal to the difference between the amount realized on the sale or exchange of a Grantor Trust Certificate and its adjusted basis, recognized on such sale or exchange of a Grantor Trust Certificate by an investor who holds such Grantor Trust Certificate as a capital asset, will be capital gain or loss, except to the extent of accrued and unrecognized market discount, which will be treated as ordinary income, and (in the case of banks and other financial institutions) except as provided under Section 582(c) of the Code. The adjusted basis of a Grantor Trust Certificate generally will equal its cost, increased by any income reported by the seller (including original issue discount and market discount income) and reduced (but not below zero) by any previously reported losses, any amortized premium and by any distributions with respect to such Grantor Trust Certificate. The Code as of the date of this Prospectus provides a top marginal tax rate of 39.6% for individuals and a maximum marginal rate for long-term capital gains of individuals of 28%. No such rate differential exists for corporations. In addition, the distinction between a capital gain or loss and ordinary income or loss remains relevant for other purposes.

    Gain or loss from the sale of a Grantor Trust Certificate may be partially or wholly ordinary and not capital in certain circumstances. Gain attributable to accrued and unrecognized market discount will be treated as ordinary income, as will gain or loss recognized by banks and other financial institutions subject to Section 582(c) of the Code. Furthermore, a portion of any gain that might otherwise be capital gain may be treated as ordinary income to the extent that the Grantor Trust Certificate is held as part of a "conversion transaction" within the meaning of Section 1258 of the Code. A conversion transaction generally is one in which the taxpayer has taken two or more positions in the same or similar property that reduce or eliminate market risk, if substantially all of the taxpayer's return is attributable to the time value of the taxpayer's net investment in such transaction. The amount of gain realized in a conversion transaction that is recharacterized as ordinary income generally will not exceed the amount of interest that would have accrued on the taxpayer's net investment at 120% of the appropriate "applicable Federal rate" (which rate is computed and published monthly by the IRS) at the time the taxpayer enters into the conversion transaction, subject to appropriate reduction for prior inclusion of interest and other ordinary income items from the transaction.

    Finally, a taxpayer may elect to have net capital gain taxed at ordinary income rates rather than capital gains rates in order to include such net capital gain in total net investment income for that taxable year, for purposes of the rule that limits the deduction of interest on indebtedness incurred to purchase or carry property held for investment to a taxpayer's net investment income.

    GRANTOR TRUST REPORTING. Unless otherwise provided in the related Prospectus Supplement, the Trustee or Master Servicer, as applicable, will furnish to each holder of a Grantor Trust Certificate with each distribution a statement setting forth the amount of such distribution allocable to principal on the underlying Mortgage Loans and to interest thereon at the related Pass-Through Rate. In addition, the Trustee or Master Servicer, as applicable, will furnish, within a reasonable time after the end of each calendar year, to each holder of a Grantor Trust Certificate who was such a holder at any time during such year, information regarding the amount of servicing compensation received by the Master Servicer, the Special Servicer or any Sub-Servicer, and such other customary factual information as the Depositor or the reporting party deems necessary or desirable to enable holders of Grantor Trust Certificates to prepare their tax returns and will furnish comparable information to the IRS as and when required by law to do so. Because the rules for accruing discount and amortizing premium with respect to the Grantor Trust Certificates are uncertain in various respects, there is no assurance the IRS will agree with the Trustee's or Master Servicer's, as the case may be, information reports of such items of income and expense. Moreover, such information reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial Certificateholders that bought their Certificates at the representative initial offering price used in preparing such reports.

    BACKUP WITHHOLDING. In general, the rules described in "--REMICs--Backup Withholding with Respect to REMIC Certificates" will also apply to Grantor Trust Certificates.

    FOREIGN INVESTORS. In general, the discussion with respect to REMIC Regular Certificates in "-- REMICs--Foreign Investors in REMIC Certificates" applies to Grantor Trust Certificates except that Grantor Trust Certificates will, unless otherwise disclosed in the related Prospectus Supplement, be eligible for exemption from U.S. withholding tax, subject to the conditions described in such discussion, only to the extent the related Mortgage Loans were originated after July 18, 1984.

    To the extent that interest on a Grantor Trust Certificate would be exempt under Sections 871(h)(1) and 881(c) of the Code from United States withholding tax, and the Grantor Trust Certificate is not held in connection with a Certificateholder's trade or business in the United States, such Grantor Trust Certificate will not be subject to United States estate taxes in the estate of a non-resident alien individual.

                        STATE AND OTHER TAX CONSEQUENCES

    In addition to the federal income tax consequences described in "Certain Federal Income Tax Consequences," potential investors should consider the state and local tax consequences of the acquisition, ownership, and disposition of the Offered Certificates. State tax law may differ substantially from the corresponding federal law, and the discussion above does not purport to describe any aspect of the income tax laws of any state or other jurisdiction. Therefore, potential investors should consult their tax advisors with respect to the various tax consequences of investments in the Offered Certificates.

                              ERISA CONSIDERATIONS

GENERAL

    ERISA and the Code impose certain requirements on employee benefit plans and on certain other retirement plans and arrangements, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts (and, as applicable, insurance company general accounts) in which such plans, accounts or arrangements are invested that are subject to the fiduciary responsibility provisions of ERISA and/or Section 4975 of the Code ("Plans") and on persons who are fiduciaries with respect to such Plans in connection with the investment of Plan assets. Certain employee benefit plans, such as governmental plans (as defined in ERISA Section 3(32)), and, if no election has been made under Section 410(d) of the Code, church plans (as defined in Section 3(33) of ERISA) are not subject to ERISA requirements. Accordingly, assets of such plans may be invested in Offered Certificates without regard to the ERISA considerations described below, subject to the provisions of other applicable federal and state law. Any such plan which is qualified and exempt from taxation under Sections 401(a) and 501(a) of the Code, however, is subject to the prohibited transaction rules set forth in Section 503 of the Code.

    ERISA generally imposes on Plan fiduciaries certain general fiduciary requirements, including those of investment prudence and diversification and the requirement that a Plan's investments be made in accordance with the documents governing the Plan. In addition, Section 406 of ERISA and Section 4975 of the Code prohibit a broad range of transactions involving assets of a Plan and persons ("Parties in Interest") who have certain specified relationships to the Plan, unless a statutory or administrative exemption is available. Unless an exemption is available, a Plan's purchase or holding of a Certificate may constitute or result in a prohibited transaction if any of the Depositor, the Trustee, the Master Servicer, the Manager, the Special Servicer or a Sub-Servicer is a Party in Interest with respect to that Plan. Certain Parties in Interest that participate in a prohibited transaction may be subject to an excise tax imposed pursuant to Section 4975 of the Code or a penalty imposed pursuant to Section 502(i) of ERISA, unless a statutory or administrative exemption is available. These prohibited transactions generally are set forth in
Section 406 of ERISA and Section 4975 of the Code.

PLAN ASSET REGULATIONS

    A Plan's investment in Offered Certificates may cause the underlying Mortgage Loans, MBS and other assets included in a related Trust Fund to be deemed assets of such Plan. A regulation of the United States Department of Labor ("DOL") at 29 C.F.R. Section 2510.3-101 provides that when a Plan acquires an equity interest in an entity, the Plan's assets include both such equity interest and an undivided interest in each of the underlying assets of the entity, unless certain exceptions not applicable here apply, or unless the equity participation in the entity by "benefit plan investors" (i.e., Plans and certain employee benefit plans not subject to ERISA) is not "significant," both as defined therein. Equity participation in a Trust Fund will be significant on any date if immediately after the most recent acquisition of any Certificate, 25% or more of any class of Certificates is held by benefit plan investors.

    Any person who has discretionary authority or control respecting the management or disposition of Plan assets, and any person who provides investment advice with respect to such assets for a fee, is a fiduciary of the investing Plan. If the Mortgage Loans, MBS and other assets included in a Trust Fund constitute Plan assets, then any party exercising management or discretionary control regarding those assets, such as the Master Servicer, the Special Servicer, any Sub-Servicer, the Manager, the Trustee, the obligor under any credit enhancement mechanism, or certain affiliates thereof may be deemed to be a Plan "fiduciary" and thus subject to the fiduciary responsibility provisions of ERISA and the prohibited transaction provisions of ERISA and Section 4975 of the Code with respect to the investing Plan. In addition, if the Mortgage Loans, MBS and other assets included in a Trust Fund constitute Plan assets, the purchase of Certificates by, on behalf of or with assets of a Plan, as well as the operation of the Trust Fund, may constitute or involve a prohibited transaction under ERISA or the Code.

PROHIBITED TRANSACTION EXEMPTION

    On March 29, 1994, the DOL issued an individual exemption (the "Exemption"), to certain of the Depositor's affiliates, which generally exempts from the application of the prohibited transaction provisions of Section 406 of ERISA, and the excise taxes imposed on such prohibited transactions pursuant to Sections 4975(a) and (b) of the Code, certain transactions, among others, relating to the servicing and operation of mortgage pools and the purchase, sale and holding of mortgage pass-through certificates issued by a trust as to which
(i) the Depositor is the sponsor if any entity which has received from the DOL an individual prohibited transaction exemption which is similar to the Exemption is the sole underwriter, or manager or co-manager of the underwriting syndicate or a seller or placement agent, or (ii) the Depositor or an affiliate is the Underwriter (as hereinafter defined), provided that certain conditions set forth in the Exemption are satisfied. For purposes of this Section "ERISA Considerations," the term "Underwriter" shall include (a) the Depositor and certain of its affiliates, (b) any person directly or indirectly, through one or more intermediaries, controlling, controlled by or under common control with the Depositor and certain of its affiliates, (c) any member of the underwriting syndicate or selling group of which a person described in (a) or (b) is a manager or co-manager with respect to a class of Certificates, or (d) any entity which has received an exemption from the DOL relating to Certificates which is similar to the Exemption.

    The Exemption sets forth six general conditions which must be satisfied for a transaction involving the purchase, sale and holding of Offered Certificates to be eligible for exemptive relief thereunder. First, the acquisition of Offered Certificates by or with assets of a Plan must be on terms that are at least as favorable to the Plan as they would be in an arm's-length transaction with an unrelated party. Second, the Exemption only applies to Offered Certificates evidencing rights and interests that are not subordinated to the rights and interests evidenced by the other Certificates of the same trust. Third, the Offered Certificates at the time of acquisition by or with assets of a Plan must be rated in one of the three highest generic rating categories by Standard & Poor's Ratings Services, Moody's Investors Service, Inc., Duff & Phelps or Fitch Investors Service, L.P. Fourth, the Trustee cannot be an affiliate of any member of the "Restricted Group" which consists of any Underwriter, the Depositor, the Master Servicer, any Special

Servicer, any Sub-Servicer, any obligor under any credit enhancement mechanism, any Manager and any mortgagor with respect to Trust Assets constituting more than 5% of the aggregate unamortized principal balance of the Trust Assets in the related Trust Fund as of the date of initial issuance of the Certificates. Fifth, the sum of all payments made to and retained by the Underwriters must represent not more than reasonable compensation for underwriting the Certificates; the sum of all payments made to and retained by the Depositor pursuant to the assignment of the Trust Assets to the related Trust Fund must represent not more than the fair market value of such obligations; and the sum of all payments made to and retained by the Master Servicer, any Special Servicer, any Sub-Servicer and any Manager must represent not more than reasonable compensation for such person's services under the related Pooling and Servicing Agreement and reimbursement of such person's reasonable expenses in connection therewith. Sixth, the Exemption states that the investing Plan or Plan asset investor must be an accredited investor as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission under the Securities Act of 1933, as amended.

    The Exemption also requires that each Trust Fund meet the following requirements: (i) the Trust Fund must consist solely of assets of the type that have been included in other investment pools; (ii) certificates in such other investment pools must have been rated in one of the three highest categories of one of the rating agencies specified above for at least one year prior to the acquisition of Certificates by or with assets of a Plan; and (iii) certificates in such other investment pools must have been purchased by investors other than Plans for at least one year prior to any acquisition of Certificates by or with assets of a Plan.

    It is not clear whether certain Certificates that may be offered hereunder would constitute "certificates" for purposes of the Exemption, including but not limited to, (i) Certificates evidencing an interest in certificates insured or guaranteed by FAMC, (ii) Certificates evidencing an interest in Mortgage Loans secured by liens on real estate projects under construction, (iii) Certificates evidencing an interest in a Trust Fund including equity participations, (iv) Certificates evidencing an interest in a Trust Fund including Cash Flow Agreements, or (v) subordinated Classes of Certificates (collectively, "Non-Exempt Certificates"). In promulgating the Exemption, the DOL did not have under consideration interests in pools of the exact nature described in this paragraph and accordingly, unless otherwise provided in the related Prospectus Supplement, Plans and persons investing assets of Plans should not purchase Non-Exempt Certificates based solely upon the Exemption.

    A fiduciary or other investor of Plan assets contemplating purchasing an Offered Certificate must make its own determination that the general conditions set forth above will be satisfied with respect to such Certificate.

    If the general conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a) and 407 of ERISA, and the excise taxes imposed by Sections 4975(a) and (b) of the Code by reason of Sections 4975(c)(1)(A) through (D) of the Code, in connection with the direct or indirect sale, exchange, transfer, holding or the direct or indirect acquisition or disposition in the secondary market of Offered Certificates by or with assets of a Plan. However, no exemption is provided from the restrictions of Sections 406(a)(1)(E) and 406(a)(2) of ERISA for the acquisition or holding of an Offered Certificate on behalf of an "Excluded Plan" by any person who has discretionary authority or renders investment advice with respect to assets of such Excluded Plan. For purposes of the Certificates, an Excluded Plan is a Plan sponsored by any member of the Restricted Group.

    If certain specific conditions of the Exemption are also satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(b)(1) and (b)(2) of ERISA, and the taxes imposed by Sections 4975(a) and (b) of the Code by reason of Section 4975(c)(1)(E) of the Code, in connection with
(1) the direct or indirect sale, exchange or transfer of Certificates in the initial issuance of Certificates between the Depositor or an Underwriter and a Plan when the person who has discretionary authority or renders investment advice with respect to the investment of the relevant Plan assets in the Certificates is (a) a mortgagor with respect to 5% or less of the fair market value of the Trust Assets or (b) an affiliate of such a person, (2) the direct or indirect acquisition or disposition in the secondary market of Certificates by or with assets of a Plan and (3) the holding of Certificates by or with assets of a Plan.

    Further, if certain specific conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a), 406(b) and 407 of ERISA, and the taxes imposed by Sections 4975(a) and
(b) of the Code by reason of Section 4975(c) of the Code, for transactions in connection with the servicing, management and operation of the pools of Mortgage Assets. The Depositor expects that the specific conditions of the Exemption required for this purpose will be satisfied with respect to the Certificates so that the Exemption would provide an exemption from the restrictions imposed by Sections 406(a) and (b) of ERISA, the excise taxes imposed by Sections 4975(a) and (b) of the Code by reason of Section 4975(c) of the Code), for transactions in connection with the servicing, management and operation of the pools of Mortgage Assets, provided that the general conditions of the Exemption are satisfied.

    The Exemption also may provide an exemption from the restrictions imposed by Sections 406(a) and 407(a) of ERISA, and the taxes imposed by Sections 4975(a) and (b) of the Code by reason of Sections 4975(c)(1)(A) through (D) of the Code, if such restrictions are deemed to otherwise apply merely because a person is deemed to be a "party in interest" (within the meaning of Section 3(14) of ERISA) or a "disqualified person" (within the meaning of Section 4975(e)(2) of the Code) with respect to an investing Plan by virtue of providing services to the Plan (or by virtue of having certain specified relationships to such a person) solely as a result of the Plan's ownership of Certificates.

    Before purchasing an Offered Certificate, a fiduciary or other investor of Plan assets should itself confirm (a) that the Certificates constitute "certificates" for purposes of the Exemption and (b) that the specific and general conditions set forth in the Exemption and the other requirements set forth in the Exemption would be satisfied. In addition to making its own determination as to the availability of the exemptive relief provided in the Exemption, the fiduciary or other Plan investor should consider its general fiduciary obligations under ERISA in determining whether to purchase any Offered Certificates with assets of a Plan. Such fiduciary or other Plan investor should consider the availability of other class exemptions granted by the DOL, which provide relief from certain of the prohibited transaction provisions of ERISA and the related excise tax provisions of Section 4975 of the Code, including Sections I and III of Prohibited Transaction Class Exemption ("PTCE") 95-60, regarding transactions by insurance company general accounts. The Prospectus Supplement with respect to a series of Certificates may contain additional information regarding the application of the Exemption, PTCE 95-60 or any other DOL exemption, with respect to the Certificates offered thereby.

    Any fiduciary or other Plan investor that proposes to purchase Offered Certificates on behalf of or with assets of a Plan should consult with its counsel with respect to the potential applicability of ERISA and the Code to such investment and the availability of the Exemption or any other prohibited transaction exemption in connection therewith. There can be no assurance that any of these exemptions will apply with respect to any particular Plan's or other Plan asset investor's investment in the Certificates or, even if an exemption were deemed to apply, that any exemption would apply to all prohibited transactions that may occur in connection with such an investment.

INSURANCE COMPANY GENERAL ACCOUNTS

    In addition to any exemption that may be available under PTCE 95-60 for the purchase and holding of the Certificates by an insurance company general account, the Small Business Job Protection Act of 1996 added a new Section 401(c) to ERISA, which provides certain exemptive relief from the provisions of
Part 4 of Title I of ERISA and Section 4975 of the Code, including the prohibited transaction restrictions imposed by ERISA and the related excise taxes imposed by Section 4975 of the Code, for transactions involving an insurance company general account. Pursuant to Section 401(c) of ERISA, the DOL is required to issue final regulations (the "401(c) Regulations") no later than December 31, 1997 which are to provide guidance for the purpose of determining, in cases where insurance policies and annuity contracts supported by an insurer's general account are issued to or for the benefit of a Plan on or before December 31, 1998, which general account assets constitute Plan assets. Section 401(c) of ERISA generally provides that, until the date which is 18 months after the 401(c) Regulations become final, no person shall be subject to liability under Part 4 of Title I of ERISA and
Section 4975 of the Code on the basis of a claim that the assets of an insurance company general account constitute Plan assets, unless (i) as otherwise provided by the Secretary of labor in the 401(c) Regulations to prevent avoidance of the regulations or (ii) an action is brought by the Secretary of Labor for certain breaches of fiduciary duty which would also constitute a violation of federal or state criminal law. Any assets of an insurance company general account which support insurance policies or annuity contracts issued to a Plan after December 31, 1998 or issued to Plans on or before December 31, 1998 for which the insurance company does not comply with the 401(c) Regulations may be treated as Plan assets. In addition, because Section 401(c) does not relate to insurance company accounts, separate account assets are still treated as Plan assets of any Plan invested in such separate account. Insurance companies contemplating the investment of general account assets in the Certificates should consult with their legal counsel with respect to the applicability of Sections I and III of PTCE 95-60 and Section 401(c) of ERISA, including the general account's ability to continue to hold the Certificates after the date which is 18 months after the date the 401(c) Regulations become final.

REPRESENTATION FROM INVESTING PLANS

    It is not clear whether the exemptive relief afforded by the Exemption will be applicable to the purchase, sale or holding of any class of Non-Exempt Certificates. To the extent that Offered Certificates are Non-Exempt Certificates, transfers of such Certificates to a Plan, to a trustee or other person acting on behalf of any Plan, or to any other person using Plan assets to effect such acquisition will not be registered by the Trustee unless the transferee provides the Depositor, the Trustee and the Master Servicer with an opinion of counsel satisfactory to the Depositor, the Trustee and the Master Servicer, which opinion will not be at the expense of the Depositor, the Trustee or the Master Servicer, that the purchase of such Certificates by or on behalf of, or with asset of, any Plan is permissible under applicable law, will not constitute or result in any non-exempt prohibited transaction under ERISA or
Section 4975 of the Code and will not subject the Depositor, the Trustee or the Master Servicer to any obligation in addition to those undertaken in the Pooling and Servicing Agreement. In lieu of such opinion of counsel, the prospective transferee of any class of Non-Exempt Certificates may provide a certification of facts substantially to the effect that the purchase of such Certificates by or on behalf of, or with asset of, any Plan is permissible under applicable law, will not constitute or result in a non-exempt prohibited transaction under ERISA or Section 4975 of the Code, will not subject the Depositor, the Trustee or the Master Servicer to any obligation in addition to those undertaken in the Pooling and Servicing Agreement, and the following conditions are met: (a) the source of funds used to purchase such Certificates is an "insurance company general account" (as such term is defined in PTCE 95-60 and (b) the conditions set forth in Sections I and III of PTCE 95-60 have been satisfied as of the date of the acquisition of such Certificates.

TAX EXEMPT INVESTORS

    A Plan that is exempt from federal income taxation pursuant to Section 501 of the Code (a "Tax Exempt Investor") nonetheless will be subject to federal income taxation to the extent that its income is "unrelated business taxable income" ("UBTI") within the meaning of Section 512 of the Code. All "excess inclusions" of a REMIC allocated to a REMIC Residual Certificate held by a Tax-Exempt Investor will be considered UBTI and thus will be subject to federal income tax. See "Certain Federal Income Tax Consequences--Taxation of Owners of REMIC Residual Certificates--Excess Inclusions."

    Such fiduciary or other Plan investor should consider the availability of other class exemptions granted by the DOL, which provide relief from certain of the prohibited transaction provisions of ERISA and the related excise tax provisions of Section 4975 of the Code, including Sections I and III of Prohibited Transaction Class Exemption ("PTCE") 95-60, regarding transactions by insurance company general accounts. The Prospectus Supplement with respect to a series of Certificates may contain additional information regarding the application of the Exemption, PTCE 95-60 or any other DOL exemption, with respect to the Certificates offered thereby.

                                LEGAL INVESTMENT

    If so specified in the related Prospectus Supplement, the Offered Certificates will constitute "mortgage related securities" for purposes of SMMEA. Accordingly, investors whose investment authority is subject to legal restrictions should consult their legal advisors to determine whether and to what extent the Offered Certificates constitute legal investments for them.

    Generally, only classes of Offered Certificates that (i) are rated in one of the two highest rating categories by one or more Rating Agencies and (ii) are part of a series evidencing interests in a Trust Fund consisting of loans secured by a single parcel of real estate upon which is located a dwelling or mixed residential and commercial structure, such as certain Multifamily Loans, and originated by types of Originators specified in SMMEA, will be "mortgage related securities" for purposes of SMMEA. "Mortgage related securities" are legal investments to the same extent that, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any agency or instrumentality thereof constitute legal investments for persons, trusts, corporations, partnerships, associations, business trusts and business entities (including depository institutions, insurance companies and pension funds created pursuant to or existing under the laws of the United States or of any state, the authorized investments of which are subject to state regulation). Under SMMEA, if a state enacted legislation prior to October 3, 1991 that specifically limits the legal investment authority of any such entities with respect to "mortgage related securities", Offered Certificates would constitute legal investments for entities subject to such legislation only to the extent provided in such legislation.

    SMMEA also amended the legal investment authority of federally chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal with "mortgage related securities" without limitation as to the percentage of their assets represented thereby, federal credit unions may invest in such securities, and national banks may purchase such securities for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C. 24 (Seventh), subject in each case to such regulations as the applicable federal regulatory authority may prescribe.

    Upon the issuance of final implementing regulations under the Riegle Community Development and Regulatory Improvement Act of 1994 and subject to any limitations such regulations may impose, a modification of the definition of "mortgage related securities" will become effective to expand the types of loans to which such securities may relate to include loans secured by "one or more parcels of real estate upon which is located one or more commercial structures". In addition, the related legislative history states that this expanded definition includes multifamily residential loans secured by more than one parcel of real estate upon which is located more than one structure. Until September 23, 2001 any state may enact legislation limiting the extent to which "mortgage related securities" under this expanded definition would constitute legal investments under that state's laws.

    The Federal Financial Institutions Examination Council has issued a supervisory policy statement (the "Policy Statement") applicable to all depository institutions, setting forth guidelines for and significant restrictions on investments in "high-risk mortgage securities". The Policy Statement has been adopted by the Federal Reserve Board, the Office of the Comptroller of the Currency, the FDIC and the OTS. The Policy Statement generally indicates that a mortgage derivative product will be deemed to be high risk if it exhibits greater price volatility than a standard fixed rate thirty-year mortgage security. According to the Policy Statement, prior to purchase, a depository institution will be required to determine whether a mortgage derivative product that it is considering acquiring is high-risk, and if so that the proposed acquisition would reduce the institution's overall interest rate risk. Reliance on analysis and documentation obtained from a securities dealer or other outside party without internal analysis by the institution would be unacceptable. There can be no assurance as to which classes of Certificates, including Offered Certificates, will be treated as high-risk under the Policy Statement.

    The predecessor to the Office of Thrift Supervision (the "OTS") issued a bulletin, entitled, "Mortgage Derivative Products and Mortgage Swaps", which is applicable to thrift institutions regulated by the OTS. The bulletin established guidelines for the investment by savings institutions in certain "high-risk" mortgage derivative securities and limitations on the use of such securities by insolvent, undercapitalized or otherwise "troubled" institutions. According to the bulletin, such "high-risk" mortgage derivative securities include securities having certain specified characteristics, which may include certain classes of Offered Certificates. In addition, the National Credit Union Administration has issued regulations governing federal credit union investments which prohibit investment in certain specified types of securities, which may include certain classes of Offered Certificates. Similar policy statements have been issued by regulators having jurisdiction over other types of depository institutions.

    There may be other restrictions on the ability of certain investors either to purchase certain classes of Offered Certificates or to purchase any class of Offered Certificates representing more than a specified percentage of the investor's assets. The Depositor will make no representations as to the proper characterization of any class of Offered Certificates for legal investment or other purposes, or as to the ability of particular investors to purchase any class of Offered Certificates under applicable legal investment restrictions. These uncertainties may adversely affect the liquidity of any class of Offered Certificates. Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their legal advisors in determining whether and to what extent the Offered Certificates of any class constitute legal investments or are subject to investment, capital or other restrictions.

                                USE OF PROCEEDS

    The net proceeds to be received from the sale of the Certificates of any series will be applied by the Depositor to the purchase of Trust Assets or will be used by the Depositor for general corporate purposes. The Depositor expects to sell the Certificates from time to time, but the timing and amount of offerings of Certificates will depend on a number of factors, including the volume of Mortgage Assets acquired by the Depositor, prevailing interest rates, availability of funds and general market conditions.

                             METHOD OF DISTRIBUTION

    The Certificates offered hereby and by the related Prospectus Supplements will be offered in series through one or more of the methods described below. The Prospectus Supplement prepared for each series will describe the method of offering being utilized for that series and will state the net proceeds to the Depositor from such sale.

    The Depositor intends that Offered Certificates will be offered through the following methods from time to time and that offerings may be made concurrently through more than one of these methods or that an offering of the Offered Certificates of a particular series may be made through a combination of two or more of these methods. Such methods are as follows:

        1. By negotiated firm commitment or best efforts underwriting and public re-offering by underwriters;

        2. By placements by the Depositor with institutional investors through dealers; and

        3.  By direct placements by the Depositor with institutional investors.

    In addition, if specified in the related Prospectus Supplement, the Offered Certificates of a series may be offered in whole or in part to the seller of the related Mortgage Assets that would comprise the Trust Fund for such Certificates.

    If underwriters are used in a sale of any Offered Certificates (other than in connection with an underwriting on a best efforts basis), such Certificates will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices to be determined at the time of sale or at the time of commitment therefor. Such underwriters may be broker-dealers affiliated with the Depositor whose identities and relationships to the Depositor will be as set forth in the related Prospectus Supplement. The managing underwriter or underwriters with respect to the offer and sale of Offered Certificates of a particular series will be set forth on the cover of the Prospectus Supplement relating to such series and the members of the underwriting syndicate, if any, will be named in such Prospectus Supplement.

    In connection with the sale of Offered Certificates, underwriters may receive compensation from the Depositor or from purchasers of the Offered Certificates in the form of discounts, concessions or commissions. Underwriters and dealers participating in the distribution of the Offered Certificates may be deemed to be underwriters in connection with such Certificates, and any discounts or commissions received by them from the Depositor and any profit on the resale of Offered Certificates by them may be deemed to be underwriting discounts and commissions under the Securities Act of 1933, as amended.

    It is anticipated that the underwriting agreement pertaining to the sale of the Offered Certificates of any series will provide that the obligations of the underwriters will be subject to certain conditions precedent, that the underwriters will be obligated to purchase all such Certificates if any are purchased (other than in connection with an underwriting on a best efforts basis) and that, in limited circumstances, the Depositor will indemnify the several underwriters and the underwriters will indemnify the Depositor against certain civil liabilities, including liabilities under the Securities Act of 1933, as amended, or will contribute to payments required to be made in respect thereof.

    The Prospectus Supplement with respect to any series offered by placements through dealers will contain information regarding the nature of such offering and any agreements to be entered into between the Depositor and purchasers of Offered Certificates of such series.

    The Depositor anticipates that the Certificates offered hereby will be sold primarily to institutional investors. Purchasers of Offered Certificates, including dealers, may, depending on the facts and circumstances of such purchases, be deemed to be "underwriters" within the meaning of the Securities Act of 1933, as amended, in connection with reoffers and sales by them of Offered Certificates. Holders of Offered Certificates should consult with their legal advisors in this regard prior to any such reoffer or sale.

                                 LEGAL MATTERS

    Unless otherwise specified in the related Prospectus Supplement, certain legal matters in connection with the Certificates of each series, including certain federal income tax consequences, will be passed upon for the Depositor by Mayer, Brown & Platt, Chicago, Illinois, Thacher Proffitt & Wood, New York, New York or Orrick, Herrington & Sutcliffe LLP, New York, New York.

                             FINANCIAL INFORMATION

    A new Trust Fund will be formed with respect to each series of Certificates, and no Trust Fund will engage in any business activities or have any assets or obligations prior to the issuance of the related series of Certificates. Accordingly, no financial statements with respect to any Trust Fund will be included in this Prospectus or in the related Prospectus Supplement. The Depositor has determined that its financial statements will not be material to the offering of any Offered Certificates.

                                     RATING

    It is a condition to the issuance of any class of Offered Certificates that they shall have been rated not lower than investment grade, that is, in one of the four highest rating categories, by at least one Rating Agency.

    Ratings on mortgage pass-through certificates address the likelihood of receipt by the holders thereof of all collections on the underlying mortgage assets to which such holders are entitled. These ratings address the structural, legal and issuer-related aspects associated with such certificates, the nature of the underlying mortgage assets and the credit quality of the guarantor, if any. Ratings on mortgage pass-through certificates do not represent any assessment of the likelihood of principal prepayments by borrowers or of the degree by which such prepayments might differ from those originally anticipated. As a result, certificateholders might suffer a lower than anticipated yield, and, in addition, holders of stripped interest certificates in extreme cases might fail to recoup their initial investments. Furthermore, ratings on mortgage pass-through certificates do not address the price of such certificates or the suitability of such certificates to the investor.

    A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating.

                            INDEX OF PRINCIPAL TERMS

401(c) Regulations..............................................................
91

Accrual Certificates............................................................
9

Accrued Certificate Interest....................................................
29

Act.............................................................................
60

Annual Debt Service.............................................................
18

ARM Loans.......................................................................
20

Available Distribution Amount...................................................
28

Book-Entry Certificates.........................................................
28

Cash Flow Agreement.............................................................
10

CERCLA..........................................................................
59

Certain Federal Income Tax Consequences.........................................
11

Certain Legal Aspects of Mortgage Loans.........................................
14

Certificate Account.............................................................
21

Certificate Balance.............................................................
8

Certificate Owner...............................................................
34

Certificateholder...............................................................
35

Certificates....................................................................
Cover

Closing Date....................................................................
65

Code............................................................................
11

Commercial Properties...........................................................
17

Commission......................................................................
3

Committee Report................................................................
64

Companion Class.................................................................
31

Condemnation Proceeds...........................................................
42

Contributions Tax...............................................................
75

Controlled Amortization Class...................................................
30

Cooperatives....................................................................
17

CPR.............................................................................
25

Credit Support..................................................................
10

Cut-Off Date....................................................................
30

Debt Service Coverage Ratio.....................................................
18

Definitive Certificates.........................................................
28

Depositor.......................................................................
Cover

Determination Date..............................................................
23

Direct Participants.............................................................
34

Distribution Date...............................................................
9

Distribution Date Statement.....................................................
32

DOL.............................................................................
88

DTC.............................................................................
28

Due Dates.......................................................................
19

Due Period......................................................................
23

Equity Participation............................................................
20

ERISA...........................................................................
11

ERISA Considerations............................................................
88

Excess Funds....................................................................
27

Exemption.......................................................................
88

FAMC............................................................................
20

FHLMC...........................................................................
20

FNMA............................................................................
20

Garn Act........................................................................
61

GMACCM..........................................................................
5

Grantor Trust Fractional Interest Certificate...................................
79

Grantor Trust Strip Certificate.................................................
79

Indirect Participants...........................................................
34

Insurance Proceeds..............................................................
42

IRS.............................................................................
44

Issue Premium...................................................................
71

Letter of Credit Bank...........................................................
53

Liquidation Proceeds............................................................
42

Loan-to-Value Ratio.............................................................
19

Lock-Out Date...................................................................
20

Lock-Out Period.................................................................
20

Manager.........................................................................
6

Mark-to-Market Regulations......................................................
73

Master Servicer.................................................................
5

MBS.............................................................................
Cover

MBS Administrator...............................................................
5

MBS Agreement...................................................................
21

MBS Issuer......................................................................
21

MBS Servicer....................................................................
21

MBS Trustee.....................................................................
21

Mortgage Asset Pool.............................................................
Cover

Mortgage Asset Seller...........................................................
16

Mortgage Assets.................................................................
Cover

Mortgage Derivative Products and Mortgage Swaps.................................
93

Mortgage Loan...................................................................
54

Mortgage Notes..................................................................
17

Mortgage Rate...................................................................
6

Mortgage Related Securities.....................................................
12

Mortgaged Properties............................................................
17

Mortgages.......................................................................
17

Multifamily Properties..........................................................
17

Net income from foreclosure property............................................
75

Net Leases......................................................................
18

Non-Exempt Certificates.........................................................
89

Nonrecoverable Advance..........................................................
31

Notional Amount.................................................................
8

Offered Certificates............................................................
Cover

OID Regulations.................................................................
63

Originator......................................................................
17

OTS.............................................................................
94

Participants....................................................................
34

Parties in Interest.............................................................
87

Pass-Through Rate...............................................................
8

Percentage Interest.............................................................
29

Permitted Investments...........................................................
41

Plans...........................................................................
87

Policy Statement................................................................
93

Pooling And Servicing Agreement.................................................
7

Prepayment Assumption...........................................................
64

Prepayment Interest Shortfall...................................................
23

Prepayment Premium..............................................................
20

Prohibited Transactions Tax.....................................................
75

Prospectus Supplement...........................................................
Cover

PTCE............................................................................
90

Purchase Price..................................................................
37

Qualified stated interest.......................................................
65

Rating Agency...................................................................
12

RCRA............................................................................
60

Record Date.....................................................................
29

Related Proceeds................................................................
31

Relief Act......................................................................
62

REMIC...........................................................................
2

REMIC Certificates..............................................................
63

REMIC Provisions................................................................
63

REMIC Regular Certificates......................................................
11

REMIC Regulations...............................................................
63

REMIC Residual Certificates.....................................................
11

REO Property....................................................................
40

Restricted Group................................................................
88

Risk Factors....................................................................
Cover

Senior Certificates.............................................................
7

Senior Liens....................................................................
17

Servicer........................................................................
5

SMMEA...........................................................................
12

SPA.............................................................................
25

Special Servicer................................................................
5

Stripped Interest Certificates..................................................
7

Stripped Principal Certificates.................................................
7

Sub-Servicer....................................................................
40

Sub-Servicing Agreement.........................................................
40

Subordinate Certificates........................................................
7

Tax Exempt Investor.............................................................
91

The Depositor...................................................................
36

Tiered REMICs...................................................................
64

Title V.........................................................................
62

Trust Assets....................................................................
3

Trust Fund......................................................................
Cover

Trustee.........................................................................
5

UBTI............................................................................
91

UCC.............................................................................
55

Underwriter.....................................................................
88

Underwritten Cash Flow..........................................................
18

United States Person............................................................
78,

Value...........................................................................
19

Warranting Party................................................................
38

    "GMAC98C2.xls" is a Microsoft Excel*, Version 5.0 spreadsheet that provides in electronic format certain information shown in Annexes A-1, A-2 and A-3, as well as certain Mortgage Loan and Mortgaged Property information shown in the Prospectus Supplement. In addition, the spreadsheet provides certain Mortgage Loan and Mortgage Property information contained in Annex A-1 in the CSSA format and information detailing the changes in the amount of Monthly Payments with regard to certain Mortgage Loans. As described under "Reports to Certificateholders; Certain Available Information" in the Prospectus Supplement, each month the Trustee will make available through its bulletin board system an electronic file in the CSSA format updating and supplementing the information contained in the "GMAC98C2.xls" file.

    To open the file, insert the diskette into your floppy drive. Copy the file "GMAC98C2.xls" to your hard drive or network drive. Open the file "GMAC98C2.xls" as you would normally open any spreadsheet in Microsoft Excel. After the file is opened, a securities law legend will be displayed. READ THE LEGEND CAREFULLY. To view the data, see the worksheets labeled "Step", "Annex A-1", "Annex A-2", "Annex A-3", "CSSALOAN" or "CSSAPROP", respectively.

*Microsoft Excel is a registered trademark of Microsoft Corporation.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

    NO DEALER, SALESMAN OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS NOT CONTAINED IN THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE DEPOSITOR OR BY THE UNDERWRITERS. THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS DO NOT CONSTITUTE AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO BUY, THE SECURITIES OFFERED HEREBY TO ANYONE IN ANY JURISDICTION IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO OR TO ANYONE TO WHOM IT IS UNLAWFUL TO MAKE ANY SUCH OFFER OR SOLICITATION. NEITHER THE DELIVERY OF THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE AN IMPLICATION THAT INFORMATION HEREIN OR THEREIN IS CORRECT AS OF ANY TIME SINCE THE DATE OF THIS PROSPECTUS

                               TABLE OF CONTENTS
                             PROSPECTUS SUPPLEMENT

                                                                            PAGE
                                                                            ----
Transaction Overview......................................................   S-6
Summary of Prospectus Supplement..........................................   S-8
Risk Factors..............................................................  S-22
Description of the Mortgage Asset Pool....................................  S-33
Servicing of the Mortgage Loans...........................................  S-57
Description of the Certificates...........................................  S-65
Yield and Maturity Considerations.........................................  S-83
Certain Federal Income Tax Consequences...................................  S-94
Method of Distribution....................................................  S-96
Legal Matters.............................................................  S-97
Ratings...................................................................  S-97
Legal Investment..........................................................  S-98
ERISA Considerations......................................................  S-99
Index of Principal Terms..................................................  S-100
Annex A-1.................................................................  A-1-1
Annex A-2.................................................................  A-2-1
Annex A-3.................................................................  A-3-1
Annex B...................................................................   B-1
Annex C...................................................................   C-1
Annex D...................................................................   D-1

                                   PROSPECTUS
Prospectus Supplement.....................................................     3
Available Information.....................................................     3
Incorporation of Certain Information by Reference.........................     4
Summary of Prospectus.....................................................     5
Risk Factors..............................................................    13
Description of the Trust Funds............................................    16
Yield and Maturity Considerations.........................................    22
The Depositor.............................................................    27
GMAC Commercial Mortgage Corporation......................................    27
Description of the Certificates...........................................    28
The Pooling and Servicing Agreements......................................    36
Description of Credit Support.............................................    52
Certain Legal Aspects of Mortgage Loans...................................    54
Certain Federal Income Tax Consequences...................................    63
State and Other Tax Consequences..........................................    87
ERISA Considerations......................................................    87
Legal Investment..........................................................    92
Use of Proceeds...........................................................    93
Method of Distribution....................................................    93
Legal Matters.............................................................    94
Financial Information.....................................................    95
Rating....................................................................    95

                                 $2,277,325,000
                                 (APPROXIMATE)

                                GMAC COMMERCIAL
                           MORTGAGE SECURITIES, INC.

                             MORTGAGE PASS-THROUGH
                          CERTIFICATES, SERIES 1998-C2

                         ------------------------------

                             PROSPECTUS SUPPLEMENT

                         ------------------------------

                                LEHMAN BROTHERS

                            DEUTSCHE BANK SECURITIES

                                August 21, 1998

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------